================================================================================
         As filed with the Securities and Exchange Commission on August 10, 2001

                                                   Registration No. 333-37504-01


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                        POST-EFFECTIVE AMENDMENT NO. 9
                                      TO
                                   FORM S-1


                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                            ICON INCOME FUND EIGHT
         ICON Income Fund Eight B L.P., a Delaware limited partnership
       (Exact name of registrant as specified in governing instruments)

                                    DELAWARE
                     --------------------------------------
        (State or other jurisdiction of incorporation or organization)


                                      7394
                     --------------------------------------
           (Primary Standard Industrial Classification Code Number)


                                   13-4101114
                     --------------------------------------
                    (I.R.S. Employer Identification Number)



                       111 CHURCH STREET, WHITE PLAINS,
                         NEW YORK 10601 (914) 993-1700
                     --------------------------------------
(Address,  including  zip  code,  and  telephone number, including area code, of registrant's principal executive offices)

              Louis J.C. Cusano, Senior Vice President and Counsel
                              ICON Capital Corp.
                             599 Lexington Avenue
                                  Suite 2705
                           New York, New York 10022
                                (212) 418-4705
(Name,  address,  including zip code, and telephone number, including area code, of agent for service)


                                with a copy to:
                           Joseph S. Radovsky, Esq.
                             Adam P. Siegman, Esq.
                      Greene Radovsky Maloney & Share LLP
                      Four Embarcadero Center, Suite 4000
                        San Francisco, California 94111
                            (counsel to registrant)

                            ---------------------

     This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to said Section 8(c), may determine.

================================================================================

                         ICON INCOME FUND EIGHT B L.P.

                             CUMULATIVE SUPPLEMENT
                              DATED AUGUST 10, 2001
                              TO PROSPECTUS DATED
                                 MAY 19, 2000


Summary

     We are providing you with this cumulative supplement, dated August 10, 2001, to update and revise the prospectus dated May 19, 2000, as previously supplemented on January 19, 2001 and on June 22, 2001. This supplement includes the information contained in Supplement No. 1 dated January 19, 2001 and Supplement No.2 dated June 22, 2001, and this Supplement forms a part of, and must be accompanied or preceded by, the prospectus.

     The primary purposes of this cumulative supplement are to:

     * Describe the current status of the offering of the Partnership and our equipment acquisition efforts,

     *   Update the experts section of the prospectus,

     * Update the financial information of the Partnership and ICON Capital Corp., the general partner of the Partnership, and

     *   Update the prior performance tables in Exhibit B of the prospectus.


     You should thoroughly review the prospectus and this cumulative supplement prior to subscribing for units in the Partnership.

Investor Suitability

     The following replaces the section Certain State Requirements on pages ii and 78 of the prospectus:

       Certain State Requirements. Residents of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Maine, Minnesota, Missouri, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington must have either of the following in order to invest:

         (1) a net worth of at least $45,000 plus $45,000 of annual gross income; or

         (2)      a net worth of at least $150,000.

       Residents of Alaska, Iowa, Massachusetts, Michigan and North Carolina must have either of the following in order to invest:

         (1) a net worth of at least $60,000 plus $60,000 of annual gross income; or

         (2)      a net worth of at least $225,000.

       If you are a Missouri, Nebraska, Ohio or Pennsylvania resident, your investment may not exceed 10% of your net worth.


Status of the offering and equipment acquisition efforts

     As of August 3, 2001, 563,569.8813 limited partnership units of the Partnership had been sold, and limited partners had contributed capital of $56,356,988.13 to the Partnership.

     As of August 3, 2001, the total price paid for all equipment and direct and indirect interests in equipment purchased by the Partnership since its inception was $132,841,947; the sources for the funds used to make these acquisitions consisted of $101,888,088 in debt and $30,953,859 from the proceeds of the Offering. Included within such aggregate amounts are investments in unguaranteed residuals in the amount of $1,030,427, subject to debt of $15,716,656, for a total of $16,747,083.

     We describe below in greater detail the Partnership's transactions from inception to date.

   CSK Auto Corp.

     CSK Auto Corp. is the largest retailer of automotive parts and accessories in the western United States and is among the top five after-market automotive retailers in the nation. The Partnership acquired equipment, subject to a lease, which is used in 44 CSK Auto Corp. retail stores. The lease matures in July of 2004. The equipment, which cost $2,071,798, consists of store furniture, fixtures, point of sale computers, monitors, printers and various equipment needed for the installation and running of the stores. The equipment cost per location averages $47,000. The return conditions require CSK Auto Corp. to return either all or none of the equipment.

   Regus Business Centers Corp.

     Regus Business Centers Corp. ("Regus") is widely considered the global leader in supplying fully furnished, equipped and staffed executive office space. The Partnership acquired all furniture, fixtures, office equipment and telecommunications equipment at four Regus Business Centers, subject to a 4-year lease to Regus, for a cost of $5,303,090.

   PetsMart Inc.

     PetsMart Inc. is the industry leader in pet products. The Partnership acquired all equipment in PetsMart Inc.'s regional distribution center in Columbus, Ohio, subject to a 4-year lease to PetsMart Inc. for a price of $3,397,802 in cash. The equipment is comprised of conveyor systems used for fulfillment needs at the distribution center.

   Scandinavian Airlines System

     Scandinavian Airlines System ("SAS") is one of the world's leading airlines, serving Sweden, Denmark and Norway. SAS operates a fleet of 177 aircraft. The Partnership, through a joint venture with two other programs we manage, entered into a sale-leaseback transaction in December 2000 involving a Boeing 767-300ER model aircraft, one of 14 such aircraft that SAS operates in transcontinental passenger service. The lease with SAS is for a 28-month term and SAS has the option to renew the lease, upon 12 months' notice, at the fair market value of the aircraft but in no event less than the required monthly amortization of principal and interest on the debt incurred to acquire the aircraft. The Partnership's contribution to the cost of the aircraft was $42,734,799, which constituted 96% of the total cost.

   General Electric Company

     General Electric Company ("GE") holds the number one or number two market share in a range of industries, from broadcasting to power plant parts manufacturing. GE is a diversified company and produces aircraft engines, locomotives and other transportation equipment, appliance (kitchen and laundry equipment), lighting, electric distribution and control equipment, generators and turbines, nuclear reactors, medical imaging equipment and plastics. GE has leased various machine tools and forklifts on terms ranging from two to six years from a joint venture between the Partnership and three other programs we manage. The machine tools and forklifts were acquired subject to this lease. The Partnership's contribution to the cost of these machine tools and forklift was $5,468,098, which constituted 87.69% of the total cost.

   Lucent Technologies Inc.

     Lucent Technologies Inc. ("Lucent") is one of North America's leading makers of telecom equipment and software. The Bell Laboratories division develops many of Lucent's products, but the company has become a force in the broadband networking market through acquisitions. Many of Lucent's customers are telecom providers such as AT&T. Lucent has leased various items of manufacturing equipment on terms ranging from one to three years from a joint venture between the Partnership and three other programs we manage. The equipment was acquired subject to this lease and the Partnership's contribution to the cost of this manufacturing equipment was $3,353,382, which constituted 87.69% of the total cost.

   Perrier Group of America, Inc.

     Perrier Group of America, Inc. ("Perrier") is a division of the Perrier Vittel Group, a subsidiary of Nestle SA. Perrier began in 1976 with a single brand of bottled water and has since grown, through expansion and acquisition, to be one of the largest bottled water producers in the world. Today, Perrier owns a bottled water portfolio of ten regional brands and imports four international brands. Perrier leases customized beverage trucks from a joint venture between the Partnership and three other programs we manage with remaining lease terms ranging from one to three years. The trucks were acquired subject to this lease and the Partnership's contribution to the cost of the trucks was $5,837,119, which constituted 87.69% of the total cost.

   BAE Systems, PLC

     BAE Systems, PLC is one of the world's premier developers and manufacturers of aerospace and defense industry systems. The Partnership acquired one Hawker 125-800/1000 flight simulator, subject to a 5-year lease with BAE Systems, PLC. The Partnership purchased the equipment for $12,892,581.

   CSK Auto Corp.

     CSK Auto Corp. is the largest retailer of automotive parts and accessories in the western United States and is among the top five after-market automotive retailers in the nation. The Partnership acquired signage equipment, subject to a lease, which is used at over 350 CSK Auto Corp. retail stores. The lease matures in May 2005. The cost of the signage equipment was $4,250,000.

   Kmart Corporation

     Kmart is the second-largest general merchandise retailer in the United States. At the end of its January 2001 fiscal year, Kmart operated more than 2,100 stores in the United States. The Partnership acquired 210 Noritsu QSS digital minilabs, subject to a 5-year lease to Kmart, at a cost of $10,172,445.

   TWA, LLC

     TWA, LLC was recently acquired by, and is a wholly owned subsidiary of, American Airlines. The Partnership acquired five engine modules manufactured by Pratt & Whitney (Model PW2037) for use on the Boeing 757 family, subject to a 7-year lease with TWA, LLC. Total purchase price paid by the Partnership for the engine modules was $5,950,000.

   Seacor Smit, Inc.

     Seacor Smit, Inc. is the world's second largest operator of offshore supply vessels, with a modern fleet of over 300 vessels in the Gulf of Mexico and most international markets, primarily in West Africa and the North Sea. Seacor Smit, Inc. leases three offshore supply vessels on a month-to-month basis from a joint venture between the Partnership and one other program we manage. The Partnership's contribution to the joint venture was $3,273,407, for a 30.12% interest, and the other program contributed the three vessels which had a value, net of debt, of $7,595,271.


     For comparative purposes, the information above is also set forth in chart form:

CSK Auto Corp.
Lease Financing of:                                  Computers and furniture
Lease Term:                                          4 Years
Equipment Cost:                                      $ 2,071,798
Debt Incurred to Acquire Equipment:                  None

Regus Business Centers Corp.
Lease Financing of:                                  Telecommunications equipment and
                                                     furniture
Lease Term:                                          4 Years
Equipment Cost:                                      $ 5,303,090
Debt Incurred to Acquire Equipment:                  None

PetsMart Inc.
Lease Financing of:                                  Conveyor systems
Lease Term:                                          4 Years
Equipment Cost:                                      $ 3,397,802
Debt Incurred to Acquire Equipment:                  None

Scandinavian Airlines System
Lease Financing of:                                  Aircraft
Lease Term:                                          28 Months
Cost to Partnership:                                 $42,734,799
Total Equipment Cost:                                $44,515,416
Debt Incurred by Partnership to Acquire Equipment:   $40,583,083
Total Debt Incurred to Acquire Equipment:            $42,274,045

General Electric Company
Lease Financing of:                                  Machine Tools & Fork Lifts
Lease Term:                                          2 to 6 Years
Cost to Partnership:                                 $ 5,468,098
Total Equipment Cost:                                $ 6,235,714
Debt Incurred by Partnership to Acquire Equipment:   $ 4,049,957

Total Debt Incurred to Acquire Equipment:            $ 4,618,493

Lucent Technologies Inc.
Lease Financing of:                                  Manufacturing Equipment
Lease Term:                                          1 to 3 Years
Cost to Partnership:                                 $ 3,353,382
Total Equipment Cost:                                $ 3,824,133
Debt Incurred by Partnership to Acquire Equipment:   $ 1,339,008
Total Debt Incurred to Acquire Equipment:            $ 1,526,979

Perrier Group of America, Inc.
Lease Financing of:                                  Beverage Trucks
Lease Term:                                          1 to 3 Years
Cost to Partnership:                                 $ 5,837,119
Total Equipment Cost:                                $ 6,656,539
Debt Incurred by Partnership to Acquire Equipment:   $ 4,027,858
Total Debt Incurred to Acquire Equipment:            $ 4,593,293

BAE Systems, PLC
Lease Financing of:                                  Hawker 125-800/1000 Flight Simulator
Lease Term:                                          5 Years
Equipment Cost:                                      $12,892,581
Debt Incurred to Acquire Equipment:                  $10,830,109

CSK Auto Corp.
Lease Financing of:                                  Signage
Lease Term:                                          4 Years
Equipment Cost:                                      $ 4,250,000
Debt Incurred to Acquire Equipment:                  None

Kmart Corporation
Lease Financing of:                                  210 Noritsu QSS digital minilabs
Lease Term:                                          5 Years
Equipment Cost:                                      $10,172,445
Debt Incurred to Acquire Equipment:                  $ 9,795,756

TWA, LLC
Lease Financing of:                                  Five modules, Pratt & Whitney PW 2037
Lease Term:                                          7 Years
Equipment Cost:                                      $ 5,950,000
Debt Incurred to Acquire Equipment:                  $ 1,911,210

Seacor Smit, Inc.
Lease Financing of:                                   Offshore supply vessels
Lease Term:                                           Month-to-month
Cost to Partnership:                                  $3,273,407
Net Equipment Value at Time of Investment:            $7,595,271
Debt Incurred by Partnership:                         None

     In addition to the transactions described above, the Partnership acquired a 75% residual interest in a $22,329,444 portfolio of equipment leased to various lessees in the United Kingdom. The Partnership paid $1,030,427 for the interest, and the indebtedness associated with the interest was $15,716,656. This residual interest is an indirect interest in equipment which includes the right of the Partnership to 75% of the proceeds from a sale, release or lease renewal of the equipment after the repayment of the indebtedness. Under GAAP, such an interest is classified for financial reporting purposes as an investment in unguaranteed residual value.

     Finally, the Partnership, through a joint venture with three other programs we manage, acquired miscellaneous equipment which is leased to thirty-one lessees. The Partnership contributed $11,390,343 to the cost of this equipment (which constituted 87.69% of the total cost) and incurred $6,634,450 of debt. The following section describes the terms of this joint venture, along with the terms of the joint ventures which purchased the equipment on lease to SAS, GE, Lucent, Perrier and Seacor Smit, Inc.

Joint Ownership of Equipment

     The aircraft leased to SAS is owned by a joint venture in which the Partnership has a 96% interest, ICON Cash Flow Partners, L.P., Seven has a 2% interest, and ICON Income Fund Eight A L.P. has a 2% interest. The offshore supply vessels leased to Seacor Smit, Inc. is owned by a joint venture in which the Partnership has a 30.12% interest and ICON Cash Flow Partners, L.P. Seven has a 69.88% interest. The equipment leased to GE, Lucent and Perrier, as well as the miscellaneous equipment described immediately above, is owned by a joint venture in which the Partnership has a 87.69% interest, ICON Cash Flow Partners, L.P., Six has a 1% interest, ICON Cash Flow Partners, L.P., Seven has a 10.31% interest, and ICON Income Fund Eight A L.P. has a 1% interest. In each of these equipment-owning joint ventures in which the Partnership has an interest: (i) the Partnership and the joint-owner(s) have identical investment objectives and participate on the same terms and conditions; (ii) the compensation payable to us or our affiliates by the Partnership and the joint-owner(s) is identical, after taking into account each joint owner's level of ownership; and (iii) the Partnership has a right of first refusal to purchase the equipment, on a pro-rata basis, if a joint-owner desires to sell its interest in the equipment.

Financing

     During November 2000, the Partnership entered into a one year Credit Agreement with Imperial Bank that provides the Partnership the ability to borrow up to $7 million. Each borrowing under the Credit Agreement must be collateralized by Partnership lease investments. Principal amounts outstanding are required to be repaid as the underlying lease collateral is reduced. Borrowings under the Credit Agreement bear interest at the rate of one percent (1.00%) per annum in excess of the prime rate.

     The Partnership drew down $7 million from its line of credit with Imperial Bank to acquire some of the equipment described above. The total amount of non-recourse financing incurred by the Partnership in the acquisition of the above-described equipment is $94,888,088, which includes $15,716,656 of debt associated with investments in unguaranteed residuals. Therefore, the aggregate indebtedness incurred by the Partnership to acquire the equipment totals $101,888,088.

Management's Discussion and Analysis

     The following should be considered when reviewing the financial statements of the Partnership which follow.

     Liquidity and Capital Resources

     The Partnership's primary source of funds for the six months ended June 30, 2001 were capital contributions, net of offering expenses of $24,117,852 and net cash provided by operations of $8,230,088. Funds generated were utilized for the cash portion of lease and residual value investments purchased and related costs of $13,601,810, debt repayments of $14,113,305 and cash distributions to partners of $1,630,198.

     The Partnership intends to continue to purchase equipment and fund cash distributions utilizing funds from capital contributions, cash from operations and additional borrowings.

Results of Operations for the Three Months Ended June 30, 2001

     For the three months ended June 30, 2001 the Partnership purchased equipment subject to lease with an initial cost of $11,635,114 to three lessees and purchased an investment in unguaranteed residual value at a total cost of $1,539,702.

     Revenues for the three months ended June 30, 2001 were $5,096,340, representing rental income of $4,472,622, finance income of $608,123 and interest income and other of $15,595. Expenses for the three months ended June 30, 2001 were $4,932,823, representing depreciation of $2,978,153, _____________
interest expense of $1,300,269, _____________ management fees -- General Partner of $369,339, administrative expense reimbursements -- General Partner of $154,206, amortization of initial direct costs of $50,704, minority interest expense of $46,577 and general and administrative expense of $33,575.

     The net income for the three months ended June 30, 2001 was $163,517. The net income per weighted average limited partnership unit was $.45.

Results of Operations for the Six Months Ended June 30, 2001

     Revenues  for  the  six  months  ended  June  30,  2001  were   $9,653,669,
representing rental income of $8,654,840, finance income of $945,326 and interest income and other of $53,503. Expenses for the six months ended June 30, 2001 were $9,477,142, representing depreciation of $5,720,408, interest expense of $2,620,111, management fees -- General Partner of $565,657, administrative expense reimbursements --- General Partner of $232,733, amortization of initial direct costs of $74,638, minority interest expense of $86,635 and general and administrative expense of $176,960.

     The net income for the six months ended June 30, 2001 was $176,527. The net income per weighted average limited partnership unit was $.58.

Compensation of the General Partner

     In connection with the equipment acquisitions described above, Acquisition Fees in an amount equal to 3.0% of the purchase price of the equipment have been paid or will be paid to us. In addition, the Underwriting Fee, Sales Commission and O & O Expense Allowance will be paid according to the provisions of the prospectus set forth on pages 18 through 20.

Update of the Experts Section

     The section of the prospectus on page 84 under the heading "Experts" is updated and replaced by the following:

   Experts

     The audited financial statements of the Partnership as of December 31, 2000 and for the period February 7, 2000 (date of inception) to December 31, 2000 and the audited financial statements of ICON Capital Corp. as of March 31, 2001 and 2000 and for the years then ended included herein have been so included in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS




                                                                                              Page
                                                                                             -----
ICON Income Fund Eight B L.P.
Unaudited Financial Statements--June 30, 2001 ............................................
   Balance Sheets at June 30, 2001 and December 31, 2000 .................................
   Statement of Operations for the Three Months Ended June 30, 2001 and 2000, and for
    the Six Months Ended June, 30, 2001 and 2000 .........................................
   Statement of Changes in Partners' Equity for the Period from February 7, 2000 (date of inception) through December 31, 2000 and the Six Months Ended June 30, 2001 .......
   Statement of Cash Flows for the Six Months Ended June 30, 2001 and 2000 ...............
   Notes to Financial Statements .........................................................

Audited Financial Statements--December 31, 2000 ..........................................
   Independent Auditors' Report ..........................................................
   Balance Sheet at December 31, 2000 ....................................................
   Statement of Operations for the Period February 7, 2000 (date of inception) to
    December 31, 2000 ....................................................................
   Statement of Changes in Partners' Equity for the Period February 7, 2000 (date of inception) through December 31, 2000 .................................................
   Statement of Cash Flows for the Period February 7, 2000 (date of inception) to
    December 31, 2000 ....................................................................
   Notes to Financial Statements .........................................................


ICON Capital Corp.
Audited Financial Statements--March 31, 2001 and 2000 ....................................
   Independent Auditors' Report ..........................................................
   Balance Sheets at March 31, 2001 and 2000 .............................................
   Statements of Income for the Years Ended March 31, 2001 and 2000 ......................
   Statements of Changes in Stockholder's Equity for the Years Ended March 31, 2001
    and 2000 .............................................................................
   Statements of Cash Flows for the Years Ended March 31, 2001 and 2000 ..................
   Notes to Financial Statements .........................................................

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)


                       Consolidated Financial Statements

                                 June 30, 2000


                                  (Unaudited)

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

                          Consolidated Balance Sheet
                                  (Unaudited)


                                                                      June 30,         December 31,
                                                                        2001               2000
                                                                 -----------------   ---------------
                                                 ASSETS
Cash .........................................................     $   4,318,333      $  1,315,706
                                                                   -------------      ------------
Investment in finance leases .................................
   Minimum rents receivable ..................................        27,010,632        11,631,296
   Estimated unguaranteed residual values ....................         2,175,546         1,233,991
   Initial direct costs ......................................           642,363           289,670
   Unearned income ...........................................        (5,811,588)       (2,998,971)
                                                                   -------------      ------------
                                                                      24,016,953        10,155,986
Investment in operating leases
   Equipment, at cost ........................................        95,692,503        76,284,645
   Accumulated depreciation ..................................        (5,832,348)         (111,940)
                                                                   -------------      ------------
                                                                      89,860,155        76,172,705
Investment in unguaranteed residual value ....................         1,539,702               --
Other assets .................................................         1,618,032           463,781
                                                                   -------------      ------------
Total assets .................................................     $ 121,353,175      $ 88,108,178
                                                                   =============      ============


                                    LIABILITIES AND PARTNERS' EQUITY
Notes payable -- non-recourse ................................     $  75,421,604      $ 60,497,834
Note payable -- line of credit ...............................           500,000         7,000,000
Deferred rental income .......................................         1,433,251               --
Security deposits and other liabilities ......................           989,543           352,383
Minority interests in joint ventures .........................         1,580,415         1,493,780
                                                                   -------------      ------------
                                                                      79,924,813        69,343,997
                                                                   -------------      ------------
Partners' equity
   General Partner ...........................................           (15,848)           (1,316)
   Limited Partners (495,791.23 and 219,813.65 units
    outstanding, $100 per unit original issue price) .........        41,444,210        18,765,497
                                                                   -------------      ------------
   Total partners' equity ....................................        41,428,362        18,764,181
                                                                   -------------      ------------
Total liabilities and partners' equity .......................     $ 121,353,175      $ 88,108,178
                                                                   =============      ============

                See accompanying notes to financial statements.

                                          ICON Income Fund Eight B L.P.
                                         (a Delaware Limited Partnership)

                                       Consolidated Statement of Operations
                                                   (Unaudited)

                                                       For the Three Months              For the Six Months
                                                          Ended June 30,                   Ended June 30,
                                                  ------------------------------   ------------------------------
                                                       2001             2000            2001             2000
                                                  --------------   -------------   --------------   -------------
Revenues
   Finance income .............................    $   608,123       $  17,620      $   945,326       $  17,620
   Rental income ..............................      4,472,622             --         8,654,840             --
   Interest income and other ..................         15,595             253           53,503             253
                                                   -----------       ---------      -----------       ---------
   Total revenues .............................      5,096,340          17,873        9,653,669          17,873
                                                   -----------       ---------      -----------       ---------
Expenses
   Depreciation ...............................      2,978,153             --         5,720,408             --
   Interest ...................................      1,300,269             --         2,620,111             --
   Management fees -- General Partner .........        369,339           2,415          565,657           2,415
   Administrative expense
    reimbursements -- General Partner                  154,206             966          232,733             966
   Amortization of initial direct costs .......         50,704           1,295           74,638           1,295
   Minority interest expense ..................         46,577             --            86,635             --
   General and administrative .................         33,575           1,451          176,960           1,451
                                                   -----------       ---------      -----------       ---------
   Total expenses .............................      4,932,823           6,127        9,477,142           6,127
                                                   -----------       ---------      -----------       ---------
Net income ....................................    $   163,517       $  11,746      $   176,527       $  11,746
                                                   ===========       =========      ===========       =========
Net income allocable to:
   Limited partners ...........................    $   161,882       $  11,629      $   174,762       $  11,629
   General Partner ............................          1,635             117            1,765             117
                                                   -----------       ---------      -----------       ---------
                                                   $   163,517       $  11,746      $   176,527       $  11,746
                                                   ===========       =========      ===========       =========
Weighted average number of limited
 partnership units outstanding ................        360,458          18,806          299,982          18,806
                                                   ===========       =========      ===========       =========
Net income per weighted average limited
 partnership unit .............................    $       .45       $     .62      $       .58       $     .62
                                                   ===========       =========      ===========       =========

         See accompanying notes to consolidated financial statements.

                                                  ICON Income Fund Eight B L.P.
                                                (a Delaware Limited Partnership)
                                            Statement of Changes in Partners' Equity

                                    For the Period from February 7, 2000 (date of inception)
                                Through December 31, 2000 and the Six Months Ended June 30, 2001
                                                           (Unaudited)


                                                  Limited Partner
                                                   Distributions
                                             --------------------------
                                              Return of     Investment         Limited           General
                                               Capital        Income          Partners           Partner            Total
                                             -----------   ------------   ----------------   --------------   ----------------
                                               (Per weighted average
                                                       unit)
Initial partners' capital contribution .....                                $      1,000       $    1,000       $      2,000
Refund of initial limited partners'
 capital contribution ......................                                      (1,000)             --              (1,000)
Proceeds from issuance of limited
 partnership units (219,813.65 units)                                         21,981,365              --          21,981,365
Sales and offering expenses ................                                  (2,967,484)             --          (2,967,484)
Cash distributions to partners ............. $  1.88         $  2.18            (536,708)          (5,228)          (541,936)
Net income .................................                                     288,324            2,912            291,236
                                                                            ------------       ----------       ------------
Balance at December 31, 2000 ...............                                  18,765,497           (1,316)        18,764,181
Proceeds from issuance of limited
 partnership units (275,977.58 units)                                         27,597,758              --          27,597,758
Sales and offering expenses ................                                  (3,479,906)             --          (3,479,906)
Cash distributions to partners ............. $  4.80         $   .58          (1,613,901)         (16,297)        (1,630,198)
Net income .................................                                     174,762            1,765            176,527
                                                                            ------------       ----------       ------------
Balance at June 30, 2001 ...................                                $ 41,444,210       $  (15,848)      $ 41,428,362
                                                                            ============       ==========       ============

                See accompanying notes to financial statements.

                                     ICON Income Fund Eight B L.P.
                                    (a Delaware Limited Partnership)
                                        Statement of Cash Flows

                                   For the Six Months Ended June 30,
                                              (Unaudited)

                                                                           2001               2000
                                                                     ----------------   ---------------
Cash flows from operating activities:
   Net income ....................................................    $     176,527      $     11,746
                                                                      -------------      ------------
   Adjustments to reconcile net income to net cash provided
    by operating activities:
      Finance income paid directly to lenders by lessees .........         (152,148)              --
      Depreciation ...............................................        5,720,408
      Amortization of initial direct costs .......................           74,638             1,295
      Minority interest expense ..................................           86,635               --
      Changes in operating assets and liabilities: ...............
         Deferred rental income ..................................        1,433,251               --
         Collection of principal -- non-financed receivables              1,071,662            30,686
         Other assets ............................................         (818,045)              --
         Accounts payable to General Partner .....................              --            120,231
         Security deposits and other liabilities .................          637,160             3,497
                                                                      -------------      ------------
            Total adjustments ....................................        8,053,561           155,709
                                                                      -------------      ------------
   Net cash provided by operating activities .....................        8,230,088           167,455
                                                                      -------------      ------------
Cash flows used in investing activities:
   Equipment purchased ...........................................      (10,727,951)       (2,071,798)
   Investment in unguaranteed residual ...........................       (1,539,702)              --
   Initial direct costs ..........................................         (997,951)          (62,154)
   Other assets ..................................................         (336,206)              --
                                                                      -------------      ------------
   Net cash used in investing activities .........................      (13,601,810)       (2,133,952)
                                                                      -------------      ------------
Cash flows from financing activities:
   Initial partners capital contributions ........................              --              2,000
   Issuance of limited partnership units, net of offering
    expenses .....................................................       24,117,852         3,253,385
   Payment of non-recourse borrowings ............................       (7,613,305)              --
   Payment of note payable -- line of credit .....................       (6,500,000)              --
   Cash distributions to partners ................................       (1,630,198)              --
   Net cash provided by financing activities .....................        8,374,349         3,255,385
                                                                      -------------      ------------
Net increase in cash .............................................        3,002,627         1,288,888
Cash at beginning of the period ..................................        1,315,706
                                                                      -------------
Cash at end of year ..............................................    $   4,318,333      $  1,288,888
                                                                      =============      ============

                See accompanying notes to financial statements.

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

               Consolidated Statement of Cash Flows (continued)


Supplemental Disclosure of Cash Flow Information
     For the six months ended June 30, 2001, non-cash activities included the following:


Fair value of equipment and receivables purchased for
 debt ........................................................    $  22,537,075
Non-recourse notes payable assumed in purchase price .........      (22,537,075)
                                                                  -------------
                                                                  $         --
                                                                  =============

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

                         Notes to Financial Statements
                                 June 30, 2001
                                  (Unaudited)

1. Organization

     ICON Income Fund Eight B L.P. (the "Partnership") was formed on February 7, 2000 (date of inception) as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment subject to lease to third parties. The Partnership's maximum offering is $75,000,000. The Partnership commenced business operations on its initial closing date, June 14, 2000, with the admission of 15,815.51 limited partnership units at $100 per unit representing $1,581,551 of capital contributions. As of December 31, 2000, 203,998.14 additional units had been admitted in to the partnership with aggregate gross proceeds of $20,399,814 bringing the total admission to 219,813.65 units totaling $21,981,365 in capital contributions. During the six months ended June 30, 2001, 275,977.58 additional units had been admitted into the Partnership with aggregate gross proceeds of $27,597,758 bringing the total admission to 495,791.23 units totaling $49,579,123 in capital contributions.

     The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner manages and controls the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

2. Basis of Presentation

     The financial statements of ICON Income Fund Eight B L.P. (the "Partnership") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of income for each period shown.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information presented not misleading. The results for the interim period are not necessarily indicative of the results for the full year. These financial statements should be read in conjunction with the financial statements and notes included in the Partnership's 2000 Annual Report on Form 10-K.

3. Related Party Transactions

     Fees and expenses paid or accrued by the Partnership to the General Partner or its affiliates for the period ended June 30, 2001 and 2000 were as follows:

                                                     2001            2000
                                                --------------   ------------
Organization and offering expenses ..........    $   720,129      $ 131,640     Charged to equity
Underwriting commissions ....................        551,955         75,223     Charged to equity
Acquisition fees ............................      1,934,157         62,154     Capitalized
Management fees .............................        565,657          2,415     Charged to operations
Administrative expense
 reimbursements .............................        232,733            966     Charged to operations
                                                 -----------      ---------
                                                 $ 4,004,631      $ 272,398
                                                 ===========      =========

     During the period ended June 30, 2001 the Partnership entered into a binding purchase agreement to purchase a lease investment. An acquisition fee of $336,206 was paid to the General Partner in the period with respect to this acquisition. This amount was included in the caption Other assets on the June 30, 2001 balance sheet.


4. Joint Ventures

     The Partnership and affiliates formed two joint ventures discussed below for the purpose of acquiring and managing various assets.

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

                  Notes to Financial Statements --(Continued)
                                  (Unaudited)

     In 2000, the Partnership and three affiliates, ICON Cash Flow Partners L.P. Six ("L.P. Six"), ICON Cash Flow Partners L.P. Seven ("L.P. Seven") and
ICON Income Fund Eight A L.P. ("Fund Eight A") formed ICON Cheyenne for the purpose of acquiring a portfolio of leases with a purchase price of
$29,705,716, which was funded with cash and non-recourse debt assumed. The leases expire from May 2001 to September 2006. The Partnership, L.P. Seven, L.P. Six and Fund Eight A have ownership interests of 87.69%, 10.31%, 1.0% and 1.0%, respectively, in ICON Cheyenne. The Partnership's consolidated financial statements include 100% of the assets and liabilities of ICON Cheyenne. L.P. Seven, L.P. Six and Fund Eight A's interest in ICON Cheyenne have been reflected as minority interest in joint ventures.

     In 2000, the Partnership and two affiliates, L.P. Seven and Fund Eight A formed ICON Aircraft for the purpose of acquiring an investment in an aircraft leased to Scandinavian Airlines System with a purchase price of $44,515,416, which was funded with cash and non-recourse debt assumed in the purchase price. The lease expires in March 2003. The Partnership, L.P. Seven and Fund Eight A have ownership interests of 96%, 2% and 2%, respectively in ICON Aircraft. The Partnership's consolidated financial statements include 100% of the assets and liabilities of ICON Aircraft. L.P. Seven and Fund Eight A's interest in ICON Aircraft have been reflected as minority interest in joint ventures.


5. Investments in Unguaranteed Residual Values

     In the quarter ended June 30, 2001, the Partnership invested $1,539,702 for residual interests related to a portfolio of technology and other equipment leases with various lessees in the United Kingdom.

     The investment is carried at cost until sale of the equipment, at which time a gain or loss will be recognized on each transaction, however, until the equipment is sold, the investment will be subject to the Partnership's policy relating to impairment of residuals, as disclosed in the notes to financial statements in the Partnership's 2000 Form 10-K. No income will be recognized until the underlying equipment is sold. Expiration of the underlying leases commences in 2003.


6. Deferred Rental Income

     Deferred   rental   income  represents  initial  rentals  received  from  a
customer, which amount is being recognized in income following the straight line method over the term of the lease.

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)


                       Consolidated Financial Statements

                               December 31, 2000


                  (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT



The Partners
ICON Income Fund Eight B L.P.:


We have audited the accompanying consolidated balance sheet of ICON Income Fund Eight B L.P. (a Delaware limited partnership) as of December 31, 2000, and the related statements of operations, changes in partners' equity, and cash flows for the period from February 7, 2000 (date of inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICON Income Fund Eight B L.P. as of December 31, 2000, and the results of its operations and its cash flows for the period from February 7, 2000 (date of inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.



                                            /s/ KPMG LLP
                                            -----------------------------------
                                             KPMG LLP


March 28, 2001
New York, New York

                                     ICON Income Fund Eight B L.P.
                                    (a Delaware Limited Partnership)
                                       Consolidated Balance Sheet

                                           December 31, 2000


                                                ASSETS
Cash .................................................................................     $  1,315,706
                                                                                           ------------
Investment in finance leases .........................................................
   Minimum rents receivable ..........................................................       11,631,296
   Estimated unguaranteed residual values ............................................        1,233,991
   Initial direct costs ..............................................................          289,670
   Unearned income ...................................................................       (2,998,971)
                                                                                           ------------
                                                                                             10,155,986
Investment in operating leases
   Equipment, at cost ................................................................       76,284,645
   Accumulated depreciation ..........................................................         (111,940)
                                                                                           ------------
                                                                                             76,172,705
Other assets .........................................................................          463,781
                                                                                           ------------
Total assets .........................................................................     $ 88,108,178
                                                                                           ============
                                   LIABILITIES AND PARTNERS' EQUITY
Notes payable -- non-recourse ........................................................     $ 60,497,834
Note payable -- line of credit .......................................................        7,000,000
Security deposits and other ..........................................................          352,383
Minority interests in joint ventures .................................................        1,493,780
                                                                                           ------------
                                                                                             69,343,997
                                                                                           ------------
Commitments and Contingencies
Partners' equity (deficiency)
   General Partner ...................................................................           (1,316)
   Limited partners (219,813.65 units outstanding, $100 per unit original issue price)       18,765,497
                                                                                           ------------
   Total partners' equity ............................................................       18,764,181
                                                                                           ------------
Total liabilities and partners' equity ...............................................     $ 88,108,178
                                                                                           ============

         See accompanying notes to consolidated financial statements.


                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)
                     Consolidated Statement of Operations

   For the Period February 7, 2000 (date of inception) to December 31, 2000



Revenues
   Finance income ........................................................     $  521,406
   Rental income .........................................................        164,361
   Interest income and other .............................................         56,535
                                                                               ----------
   Total revenues ........................................................        742,302
                                                                               ----------
Expenses
   Interest ..............................................................        123,815
   Depreciation ..........................................................        111,940
   General and administrative ............................................         51,576
   Amortization of initial direct costs ..................................         33,510
   Management fees -- General Partner ....................................         92,140
   Administrative expense reimbursements -- General Partner ..............         37,441
   Minority interest expense .............................................            644
                                                                               ----------
   Total expenses ........................................................        451,066
                                                                               ----------
Net income ...............................................................     $  291,236
                                                                               ==========
Net income allocable to:
   Limited partners ......................................................        288,324
   General Partner .......................................................          2,912
                                                                               ----------
                                                                               $  291,236
Weighted average number of limited partnership units outstanding .........        132,049
                                                                               ==========
Net income per weighted average limited partnership unit .................     $     2.18
                                                                               ==========

         See accompanying notes to consolidated financial statements.

                                                 ICON Income Fund Eight B L.P.
                                               (a Delaware Limited Partnership)
                                     Consolidated Statement of Changes in Partners' Equity

                         For the Period from February 7, 2000 (date of inception) to December 31, 2000


                                                  Limited Partner
                                                   Distributions
                                             --------------------------
                                              Return of     Investment         Limited          General
                                               Capital        Income          Partners          Partner            Total
                                             -----------   ------------   ----------------   -------------   ----------------
                                            (Per weighted average unit)
Initial partners' capital contribution .....                               $      1,000      $  1,000         $      2,000
Refund of initial limited partners'
 capital contribution ......................                                     (1,000)          --                (1,000)
Proceeds from issuance of limited
 partnership units (219,813.65 units)                                        21,981,365           --            21,981,365
Sales and offering expenses ................                                 (2,967,484)          --            (2,967,484)
Cash distributions to partners ............. $  1.88       $  2.18             (536,708)       (5,228)            (541,936)
Net income .................................                                    288,324         2,912              291,236
                                                                           ------------      --------         ------------
Balance at December 31, 2000 ...............                               $ 18,765,497      $ (1,316)        $ 18,764,181
                                                                           ============      ========         ============

         See accompanying notes to consolidated financial statements.

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)
                     Consolidated Statement of Cash Flows

   For the Period February 7, 2000 (date of inception) to December 31, 2000



Cash flows from operating activities: ......................................
   Net income ..............................................................    $     291,236
                                                                                -------------
   Adjustments to reconcile net income to net cash provided by operating activities: ............................................................
      Depreciation .........................................................          111,940
      Amortization of initial direct costs .................................           33,510
      Minority interest expense ............................................              644
      Changes in operating assets and liabilities: .........................
         Collection of principal -- non-financed receivables ...............          906,374
         Other assets ......................................................         (463,781)
         Security deposits and other .......................................          352,383
                                                                                -------------
         Total adjustments .................................................          941,070
                                                                                -------------
      Net cash provided by operating activities ............................        1,232,306
                                                                                -------------
Cash flows from investing activities: ......................................
   Equipment purchased .....................................................      (24,415,212)
   Initial direct costs ....................................................       (2,386,693)
                                                                                -------------
   Net cash used in investing activities ...................................      (26,801,905)
                                                                                -------------
Cash flows from financing activities: ......................................
   Initial partners' capital contribution ..................................            2,000
   Refund initial limited partner contribution .............................           (1,000)
   Issuance of limited partnership units, net of offering expenses .........       19,013,881
   Proceeds from note payable - line of credit .............................        7,000,000
   Cash distributions to partners ..........................................         (541,936)
   Minority interest in joint venture ......................................        1,493,136
   Payment of non-recourse borrowings ......................................          (80,776)
                                                                                -------------
   Net cash provided by financing activities ...............................       26,885,305
                                                                                -------------
Net increase in cash .......................................................        1,315,706
Cash at beginning of the period ............................................              --
                                                                                -------------
Cash at end of year ........................................................    $   1,315,706
                                                                                =============

         See accompanying notes to consolidated financial statements.

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

               Consolidated Statement of Cash Flows (continued)


Supplemental Disclosure of Cash Flow Information

     For the periods ended December 31, 2000, non-cash activities included the following:


Fair value of equipment and receivables purchased for
 debt ........................................................    $  60,578,610
Non-recourse notes payable assumed in purchase price .........      (60,578,610)
                                                                  -------------
                                                                  $         --
                                                                  =============

          See accompanying notes to consolidated financial statements.

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

                  Notes to Consolidated Financial Statements
                               December 31, 2000


1. Organization

     ICON Income Fund Eight B L.P. (the "Partnership") was formed on February 7, 2000 as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment, to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The Partnership's maximum offering is $75,000,000. The Partnership commenced business operations on its initial closing date, June 14, 2000, with the admission of 15,815.51 limited partnership units at $100 per unit representing $1,581,551 of capital contributions. As of December 31, 2000, 203,998.14 additional units had been admitted into the Partnership with aggregate gross proceeds of $20,399,814 bringing the total admission to 219,813.65 units totaling $21,981,365 in capital contributions.

     The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will manage and control the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

     ICON Securities Corp., an affiliate of the General Partner, has and will receive an underwriting commission on the gross proceeds from sales of all units. The total underwriting compensation to be paid by the Partnership, including underwriting commissions, sales commissions, incentive fees, public offering expense reimbursements and due diligence activities is limited to 13.5% of gross proceeds up to $25,000,000, 13.0% of gross proceeds from $25,000,000 to $50,000,000 and 12.5% of gross offering proceeds from $50,000,000 to $75,000,000. Such offering expenses aggregated $2,967,484 at December 31, 2000 and were charged directly to limited partners equity.

     Profits, losses, cash distributions and disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until each limited partner has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide an 8% per annum cumulative return on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the limited partners and 10% to the General Partner.


2. Significant Accounting Policies

     Basis  of  Accounting  and  Presentation  --  The Partnership's records are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner's management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. In addition, management is required to disclose contingent assets and liabilities.

     Consolidation -- The consolidated financial statements include the accounts of the Partnership and its majority owned subsidiaries, ICON Cheyenne LLC ("ICON Cheyenne") and ICON Aircraft 24846, LLC ("ICON Aircraft"). All inter-company accounts and transactions have been eliminated.

     Leases  --  The  Partnership  accounts  for owned equipment leased to third parties as finance leases or operating leases, as appropriate. For finance leases, the Partnership records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method. For operating leases, equipment is recorded at cost and is depreciated on the straight-line method over the lease terms to their estimated fair market values at lease terminations. Related lease rentals are recognized on the straight-line method over the

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

            Notes to Consolidated Financial Statements --(Continued)
                               December 31, 2000

lease terms. Billed and uncollected operating lease receivables, net of allowance for doubtful accounts, are included in other assets. Initial direct costs of finance leases are capitalized and are amortized over the terms of the related leases using the interest method. Initial direct costs of operating leases are capitalized and depreciated on the straight-line method over the lease terms. Each lease is expected to provide aggregate contractual rents that, along with residual proceeds, return the Partnership's cost of its investments along with investment income.

     Disclosures About Fair Value of Financial Instruments -- Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments, except for lease related instruments. Separate disclosure of fair value information as of December 31, 2000 with respect to the Company's assets and certain liabilities is not provided because (i) SFAS No. 107 does not require disclosures about the fair value of lease arrangements and (ii) the carrying value of financial instruments, other than lease related investments, approximates market value and (iii) fair value information concerning certain non-recourse debt obligations is not practicable to estimate without incurring excessive costs to obtain all the information that would be necessary to derive a market rate.

     Impairment of Estimated Residual Values -- The Partnership's policy with respect to impairment of estimated residual values is to review, on a periodic basis, the carrying value of its residuals on an individual asset basis to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and, therefore, an impairment loss should be recognized. The events or changes in circumstances which generally indicate that the residual value of an asset has been impaired are (i) the estimated fair value of the underlying equipment is less than the Partnership's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and the Partnership's residual position. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee remits their rental payments directly to the lender and the Partnership does not recover its residual until the non-recourse note obligation is repaid in full.

     The Partnership measures its impairment loss as the amount by which the carrying amount of the residual value exceeds the estimated proceeds to be received by the Partnership from release or resale of the equipment. Generally, quoted market prices are used as the basis for measuring whether an impairment loss should be recognized.

     Income Taxes -- No provision for income taxes has been made as the liability for such taxes is that of each of the partners rather than the Partnership.

     New Accounting Pronouncement -- Effective January 1, 2001, the Partnership adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The adoption of SFAS No. 133 did not have any effect on the Partnership's financial position or results of operations.


3. Joint Ventures

     The Partnership and affiliates formed two joint ventures discussed below for the purpose of acquiring and managing various assets.

     In 2000 the Partnership and three affiliates, ICON Cash Flow Partners L.P. Six ("L.P. Six"), ICON Cash Flow Partners L.P. Seven ("L.P. Seven") and ICON Income Fund Eight A L.P. ("Fund Eight A") formed ICON Cheyenne for the purpose of acquiring a portfolio of leases with a purchase price of $29,705,716, which was funded with cash and non-recourse debt assumed. The leases expire from May 2001 to September 2006. The Partnership, L.P. Seven, L.P. Six and Fund Eight A have ownership interests of 87.69%, 10.31%, 1.0% and 1.0%, respectively, in ICON Cheyenne. The Partnership's consolidated

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

            Notes to Consolidated Financial Statements --(Continued)
                               December 31, 2000

financial statements include 100% of the assets and liabilities of ICON Cheyenne. L.P. Seven, L.P. Six and Fund Eight A's interest in ICON Cheyenne have been reflected as minority interest in joint ventures.

     In 2000 the Partnership and two affiliates, L.P. Seven and Fund Eight A formed ICON Aircraft for the purpose of acquiring an investment in an aircraft leased to Scandinavian Airlines System with a purchase price of $44,515,416, which was funded with cash and non-recourse debt assumed in the purchase price. The lease expires in March 2003. The Partnership, L.P. Seven and Fund Eight A have ownership interests of 96%, 2% and 2%, respectively in ICON Aircraft. The Partnership's consolidated financial statements include 100% of the assets and liabilities of ICON Aircraft. L.P. Seven and Fund Eight A's interest in ICON Aircraft have been reflected as minority interest in joint ventures.


4. Receivables Due in Installments

     Non-cancelable minimum annual amounts due on finance leases are as follows:

 Year
 -----
  2001 .........    $  3,151,636
  2002 .........       3,151,636
  2003 .........       3,119,420
  2004 .........       1,953,135
  2005 .........         255,469
                    ------------
                    $ 11,631,296
                    ============

5. Investment in Operating Leases

     In 2000, the Partnership acquired an aircraft leased to Scandinavian Airlines System ("SAS"). The purchase price totaled $44,515,416 and was acquired with two other affiliates within the ICON Aircraft joint venture. The rental payment amount under the SAS lease varies to match the non-recourse floating rate debt obligations secured by this lease (see Note 6). The Partnership also acquired in 2000 a portfolio of various types of equipment leased to 33 lessees. The purchase price totaled $29,705,716 and was acquired with three other affiliates within the ICON Cheyenne joint venture (see Note
3).

     The investment in operating leases at December 31, 2000 consisted of the following:

         Equipment, beginning of year ........................    $        --
         Equipment acquisitions ..............................      74,221,132
         Initial direct costs ................................       2,063,513
                                                                  ------------
         Equipment cost, end of year .........................    $ 76,284,645
         Accumulated depreciation, beginning of year .........    $        --
         Depreciation ........................................        (111,940)
                                                                  ------------
         Accumulated depreciation, end of year ...............        (111,940)
                                                                  ------------
         Investment in operating lease, end of year ..........    $ 76,172,705
                                                                  ============

6. Notes Payable

     Notes   payable   consists  of  notes  payable  non-recourse,  representing
$42,193,296 borrowed by the ICON Aircraft joint venture and $18,304,565 borrowed by the ICON Cheyenne joint venture (see Note 3) and note payable-line of credit. The ICON Aircraft joint venture note carries a floating interest rate of Libor plus 2.25% and the ICON Cheyenne joint venture notes carry fixed interest rates ranging from 5.52% to 10.05%.

     The Partnership entered into a recourse line of credit agreement with a lender in November, 2000, which expires in November 2001. The maximum amount available under the line is $7,000,000. This line

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

            Notes to Consolidated Financial Statements --(Continued)
                               December 31, 2000

of credit is collateralized by certain receivables and residuals and bears interest at the rate of prime plus one percent. At December 31, 2000, the prime rate was 9.5% and the Partnership had $7,000,000 outstanding under this line of credit. The above notes mature as follows:

                          Notes Payable     Note Payable --
Year                       Non-Recourse      Line of Credit         Total
----------------------   ---------------   -----------------   ---------------
  2001 ...............    $ 10,995,171        $ 7,000,000       $ 17,995,171
  2002 ...............       8,595,191                --           8,595,191
  2003 ...............      39,154,694                --          39,154,694
  2004 ...............       1,163,852                --           1,163,852
  2005 ...............         541,752                --             541,752
  Subsequent .........          47,175                --              47,175
                          ------------        -----------       ------------
                          $ 60,497,835        $ 7,000,000       $ 67,497,835
                          ------------        -----------       ------------

7. Related Party Transactions

     Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the period ended December 31, 2000, were as follows:

                                                         2000
                                                    --------------
         Organization and offering expenses .......  $   769,348     Charged to equity
         Underwriting commissions .................      439,627     Charged to equity
         Acquisition fees .........................    2,386,693     Capitalized
         Management fees ..........................       92,140     Charged to operations
         Administrative expense
          reimbursements ..........................       37,441     Charged to operations
                                                     -----------
                                                     $ 3,725,249

     In 2000, the Partnership and three affiliates formed a joint venture ICON Cheyenne for the purpose of acquiring a portfolio of equipment leases and formed a joint venture ICON Aircraft with two affiliates to acquire an aircraft which is on lease to SAS. (See Note 3 for additional information relating to these joint ventures.)


8. Tax Information (Unaudited)

     The following table reconciles net income for financial reporting purposes to income for federal income tax purposes for the period ended December 31, 2000:

                                                                               2000
                                                                         ---------------
         Net income per financial statements .........................    $    291,236
         Differences due to: .........................................
            Direct finance leases ....................................       1,160,940
            Depreciation .............................................      (1,212,261)
            Interest expense .........................................          83,585
            Other ....................................................        (337,779)
                                                                          ------------
         Partnership (loss) for federal income tax purposes ..........    $    (14,279)
                                                                          ============

     As of December 31, 2000, the partners' capital accounts included in the financial statements totaled $18,764,181 compared to the partners' capital accounts for federal income tax purposes of $21,426,150 (unaudited). The difference arises primarily from commissions reported as a reduction in the partners' capital accounts for financial reporting purposes but not for federal income tax purposes, and temporary differences related to direct finance leases, depreciation, and interest expense.

                         ICON Income Fund Eight B L.P.
                       (a Delaware Limited Partnership)

            Notes to Consolidated Financial Statements --(Continued)
                               December 31, 2000

9. Quarterly Financial Data (Unaudited)
     The following table is a summary of financial data by quarter for the period from the Partnership's inception on February 7, 2000 through December 31, 2000:

For the Quarters Ended(1)
                                                             June 30,        Sept. 30,      Dec. 31, 2000
                                                          -------------   --------------   --------------
Revenues ................................................   $  11,746       $  220,432       $  510,124
                                                            =========       ==========       ==========
Net income allocable to limited partners ................   $  11,629       $   95,964       $  180,731
                                                            =========       ==========       ==========
Net income per weighted average limited partnership unit    $    0.62       $     1.33       $     0.23
                                                            =========       ==========       ==========

------------
(1) Partnership's date of inception was February 7, 2000, but operations did not begin until June 14, 2000, its initial closing date.


                              ICON CAPITAL CORP.



                             Financial Statements

                            March 31, 2001 and 2000


                  (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
ICON Capital Corp.:


We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 2001 and 2000, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                            /s/ KPMG LLP
                                            ----------------
                                            KPMG LLP


New York, New York
June 25, 2001

                                         ICON CAPITAL CORP.

                                           BALANCE SHEETS
                                             March 31,


                                                                          2001             2000
                                                                     --------------   --------------
                                               ASSETS

Cash .............................................................    $    56,569      $    123,572
Receivables from Parent (Note 4) .................................      1,661,631         3,327,769
Receivables from managed partnerships (Note 4) ...................        190,078           567,715
Loan receivable -- related parties (Note 4) ......................        342,920               --
Prepaid and other assets (Note 5) ................................        292,068           322,908
Deferred charges (Note 2 (c)) ....................................      1,047,233           112,103
Fixed assets and leasehold improvements, less accumulated
 depreciation and amortization of $1,556,956 and $793,773
 (Note 7) ........................................................      1,554,215         1,522,602
                                                                      -----------      ------------
Total assets .....................................................    $ 5,144,714      $  5,976,669
                                                                      ===========      ============


                                LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses ............................    $   571,953      $    498,328
Capital lease obligations (Note 7) ...............................      1,374,585         1,269,503
Loans payable (Note 8) ...........................................        456,453           476,541
Deferred state income taxes (Note 6) .............................         52,972            47,073
Deferred gain on sale of furniture and fixtures (Note 7) .........        467,152           660,456
                                                                      -----------      ------------
Total liabilities ................................................      2,923,115         2,951,901
                                                                      -----------      ------------
Commitments and contingencies (Note 9) ...........................
Stockholder's equity: ............................................
   Common stock: no par value; $10 stated value; authorized
    3,000 shares; issued and outstanding 1,500 shares ............         15,000            15,000
   Additional paid-in capital ....................................        716,200           716,200
   Retained earnings .............................................      1,490,399         3,393,568
                                                                      -----------      ------------
                                                                        2,221,599         4,124,768
Note receivable from stockholder (Notes 3 and 4) .................            --         (1,100,000)
                                                                      -----------      ------------
Total stockholder's equity .......................................      2,221,599         3,024,768
                                                                      -----------      ------------
Total liabilities and stockholder's equity .......................    $ 5,144,714      $  5,976,669
                                                                      ===========      ============

                See accompanying notes to financial statements.

                              ICON CAPITAL CORP.

                             STATEMENTS OF INCOME
                         For the Years Ended March 31,




                                                                              2001              2000
                                                                        ---------------   ---------------
Revenues: ...........................................................
   Fees -- managed partnerships (Note 4) ............................    $ 15,215,940      $ 13,434,863
   Servicing fee ....................................................         158,855           256,246
   Interest income and other ........................................          89,132            38,931
                                                                         ------------      ------------
   Total revenues ...................................................      15,463,927        13,730,040
                                                                         ------------      ------------
Expenses: ...........................................................
   General and administrative expenses (Note 4) .....................      11,535,483        11,288,989
   Amortization of deferred charges .................................       1,055,796         1,306,754
   Depreciation and amortization, net of deferred gain (Note 7) .....         569,879           282,391
   Interest expense .................................................         250,910           150,578
                                                                         ------------      ------------
   Total expenses ...................................................      13,412,068        13,028,712
                                                                         ------------      ------------
Income before provision for income taxes ............................       2,051,859           701,328
Provision for income taxes ..........................................         795,095           280,531
                                                                         ------------      ------------
Net income ..........................................................    $  1,256,764      $    420,797
                                                                         ============      ============

                See accompanying notes to financial statements.

                                                      ICON CAPITAL CORP.

                                         STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                                          For the Years Ended March 31, 2001 and 2000


                                Common Stock                                                  Note
                         ---------------------------    Additional                         Receivable           Total
                             Shares         Stated        Paid-in        Retained             from          Stockholder's
                          Outstanding       Value         Capital        Earnings         Stockholder          Equity
                         -------------   -----------   ------------   --------------   -----------------   --------------
March 31, 1999 .........     1,500        $ 15,000      $ 716,200      $  2,972,771      $  (1,100,000)     $  2,603,971
Net income .............       --              --             --            420,797                --            420,797
                             -----        --------      ---------      ------------      -------------      ------------
March 31, 2000 .........     1,500          15,000        716,200         3,393,568         (1,100,000)        3,024,768
Dividends ..............                                                 (3,159,933)         1,100,000        (2,059,933)
Net income .............       --              --             --          1,256,764                --          1,256,764
                             -----        --------      ---------      ------------      -------------      ------------
March 31, 2001 .........     1,500        $ 15,000      $ 716,200      $  1,490,399      $         --       $  2,221,599
                             =====        ========      =========      ============      =============      ============

                See accompanying notes to financial statements.

                              ICON CAPITAL CORP.

                           STATEMENTS OF CASH FLOWS
                         For the Years Ended March 31,

                                                                         2001              2000
                                                                    --------------   ---------------
Cash flows from operating activities: ...........................
   Net income ...................................................    $  1,256,764     $    420,797
   Adjustments to reconcile net income to net cash provided
    by operating activities: ....................................
      Amortization of deferred charges ..........................       1,055,796        1,306,754
      Depreciation and amortization .............................         569,879          282,391
      Deferred state income taxes ...............................           5,899              488
      Changes in operating assets and liabilities: ..............
      Receivables from Parent ...................................         423,218       (1,821,783)
      Receivables from managed partnerships .....................         377,637          (92,715)
      Prepaid and other assets ..................................          30,840          (53,010)
      Accounts payable and accrued expenses .....................          73,625         (195,579)
                                                                     ------------     ------------
   Net cash provided by (used in) operating activities ..........       3,793,658         (152,657)
                                                                     ------------     ------------
Cash flows from investing activities: ...........................
   Increase in deferred charges .................................      (1,605,926)        (626,420)
   Purchases of fixed assets and leasehold improvements .........        (254,597)         (60,652)
                                                                     ------------     ------------
   Net cash used in investing activities ........................      (1,860,523)        (687,072)
                                                                     ------------     ------------
Cash flows from financing activities: ...........................
   Proceeds from loan payable ...................................             --           500,000
   Dividends paid ...............................................      (1,159,933)             --
   Payments on borrowings .......................................        (405,088)         (23,459)
   Principal payments on capital lease obligations ..............        (435,117)        (287,578)
                                                                     ------------     ------------
   Net cash (used in) provided by financing activities ..........      (2,000,138)         188,963
                                                                     ------------     ------------
Net decrease in cash ............................................         (67,003)        (650,766)
Cash, beginning of period .......................................         123,572          774,338
                                                                     ------------     ------------
Cash, end of period .............................................    $     56,569     $    123,572
                                                                     ============     ============

                See accompanying notes to financial statements.

                              ICON CAPITAL CORP.

Supplemental Disclosure of Cash Flow Information
     During the twelve months ended March 31, 2001 and 2000 non-cash activities included the following:

                                                                         2001          2000
                                                                    --------------   --------
Dividend paid by liquidation of demand promissory note receivable
 from stockholder ...............................................    $  1,100,000     $ --
Note receivable from stockholder ................................      (1,100,000)      --
Dividend paid by reducing receivables from Parent ...............         900,000       --
Receivables from Parent .........................................        (900,000)      --
Loans receivable - related parties ..............................         441,739       --
Receivables from Parent .........................................        (441,739)      --
Addition to fixed assets ........................................         540,199       --
Addition to capital lease obligations ...........................        (540,199)      --
Deferred charges ................................................         385,000       --
Addition to loans payable .......................................        (385,000)      --
Receivables from Parent .........................................          98,819       --
Loan receivable - related party .................................         (98,819)      --
                                                                     ------------     -------
                                                                     $        --      $ --
                                                                     ============     =======

     Cash paid for interest consisted of $250,910 and $150,578 for the years ended March 31, 2001 and 2000, respectively. Cash paid for income taxes consisted of $52,330 and $8,946 for the years ended March 31, 2001 and 2000, respectively.

                              ICON CAPITAL CORP.

                         Notes to Financial Statements


March 31, 2001


(1) Organization

     ICON Capital Corp. (the "Company") is a wholly owned subsidiary of ICON Holdings Corp. ("Holdings" or "Parent"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P. Series C ("ICON Cash Flow C"), ICON Cash Flow Partners L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), ICON Income Fund Eight A L.P. ("ICON Eight A") and ICON Income Fund Eight B L.P. ("ICON Eight B") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships are included in prepaid and other assets. The Company was also the General Partner of ICON Cash Flow Partners, L.P., Series A, which was liquidated in the year 2000.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions.

     The  following  table  identifies  pertinent  offering  information  by the
Partnerships:


                                   Date of First              Date            Gross Proceeds
                                      Closing           Offering Closed           Raised
                               --------------------   -------------------   -----------------
ICON Cash Flow B ............. September 22, 1989     November 15, 1990     $  20,000,000
ICON Cash Flow C ............. January 3, 1991        June 20, 1991            20,000,000
ICON Cash Flow D ............. September 13, 1991     June 5, 1992             40,000,000
ICON Cash Flow E ............. June 5, 1992           July 31, 1993            61,041,151
ICON Cash Flow Six ........... March 31, 1994         November 8, 1995         38,385,712
ICON Cash Flow Seven ......... January 19, 1996       September 16,1998        99,999,683
ICON Eight A ................. October 14, 1998       May 17, 2000             75,000,000
ICON Eight B ................. May 25, 2000                   --               43,720,257(a)
                                                                            -------------
                                                                            $ 398,146,803

     (a) Gross proceeds raised through May 31, 2001.

     ICON Eight B was formed on February 7, 2000 with an initial capital contribution of $2,000 and began offering its units on May 25, 2000. The offering period for ICON Eight B will end on the earlier of when ICON Eight B raises $75,000,000 or May 19, 2002.


(2) Significant Accounting Policies

     (a) Basis of Accounting and Presentation

     The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              ICON CAPITAL CORP.

     (b) Revenue Recognition

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned upon the receipt by the Partnerships of rental or loan obligations from lease and financing transactions.

     (c) Deferred Charges

     Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. Such costs are capitalized and amortized over the Partnership offering period. The unamortized balance of these costs are reflected on the balance sheets as deferred charges.

     (d) Fixed Assets and Leasehold Improvements

     Fixed assets, which consists primarily of capital leases, are recorded at cost and are being amortized and depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (e) Income Taxes

     The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

     The Company's activity is included in the consolidated Federal income tax return of Holdings and combined income tax returns of Holdings in states where combined returns are required or permitted. In other states, the Company files its own separate return. The Company provides for income taxes as if it were a stand alone entity.

     (f) Certain 2000 amounts have been reclassified to conform with the current year presentation.


(3) Stockholder's Equity

     As of March 31, 2000, the Company held a demand promissory note for $1,100,000 from Holdings. The note was without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. At March 31, 2000, the note was reflected for financial statement reporting purposes as a reduction of stockholders' equity. In September 2000, the note was retired by Holdings (See Note 4).


(4) Related Party Transactions

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed partnerships" relates to such fees, which have been earned by the Company but not paid by the Partnerships. Such amounts were collected subsequent to March 31, 2001.

     During the year ended March 31, 2001 and 2000, certain general and administrative expenses were allocated between the Company, its Parent and its affiliates based on management's best estimate of the benefits derived by each member of the group. Such amounts allocated from Holdings amounted to $7,218,457 and $8,827,990 for the years ended March 31, 2001 and 2000, respectively. The balance of the expenses was paid directly by the Company.

     The Company has periodically made cash advances to its Parent to cover its allocated general and administrative expenses, its allocated portion of income taxes and for other corporate purposes. As of

                              ICON CAPITAL CORP.

March 31, 2001, receivables from Parent of $1,661,631 represented such cash advanced to Holdings, net of general and administrative fees and federal and state tax obligations payable to Holdings. It is anticipated that the Company will, in the future, continue to periodically advance monies to Holdings for general and administrative expenses, income taxes and for other corporate purposes. It is expected that substantially all future receivables due from Holdings, which result from these periodic cash advances, will be realized by applying such amounts against future general and administrative fees and income taxes payable by the Company to Holdings.

     During the year ended March 31, 2001, the Company declared and paid dividends to Holdings of $3,159,933, of which $1,100,000 was used by Holdings to retire the $1,100,000 demand promissory note payable to the Company (See
Note 3). An additional $900,000 of the dividends was offset against amounts due from Holdings. The balance was paid in cash during the year.

     ICON Receivables 1998-A ("1998-A"), a non-consolidated affiliate of Holdings, was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a servicing fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool. (See Note 7 for a discussion of a related party sale leaseback transaction involving 1998-A.)

     During the twelve month period ended March 31, 2001, the Company received from the Parent two notes totaling $441,739, issued by affiliates of the Parent. These two notes were received as a partial settlement of amounts owing the Company by the Parent. These two notes are reflected as Loans receivable - related parties on the March 31, 2001 balance sheet. At March 31, 2001, the notes had an outstanding balance of $342,920. The notes are collateralized by a pool of third party leases and a building.


(5) Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and security deposits.


(6) Income Taxes

     The provision for income taxes for the years ended March 31, 2001 and 2000 consisted of the following:

                                           2001           2000
                                       ------------   ------------
  Current: .........................
  Federal ..........................    $ 345,866      $ 211,034
  State ............................       57,247         67,497
                                        ---------      ---------
  Total current ....................      403,113        278,531
                                        ---------      ---------
  Deferred: ........................
  Federal ..........................      336,325          1,512
  State ............................       55,657            488
                                        ---------      ---------
  Total deferred ...................      391,982          2,000
                                        ---------      ---------
  Total ............................    $ 795,095      $ 280,531
                                        =========      =========

     Deferred income taxes at both dates are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

     ICON Holdings Corp. files a consolidated federal income tax return and combined state income tax returns in certain states which include the operating results of the Company. The Company's allocable share of the consolidated federal tax expense and combined state tax expense is reflected on the books of the Company on a separate entity basis. The Company files separate state income tax returns in all

                              ICON CAPITAL CORP.

other states in which it is required to file. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company's share of current and deferred federal tax obligations and its share of current and deferred combined state tax obligations are recorded as reductions of receivables from Holdings. Deferred federal and state income taxes netted against such receivables were $1,217,255 and $831,172 at March 31, 2001 and 2000, respectively. Of the $55,657 deferred state income tax for 2001, $5,899 related to states where the Company filed separate tax returns.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 2001 and 2000:

                                                         2001                         2000
                                              --------------------------   --------------------------
                                                   Tax           Rate           Tax           Rate
                                              ------------   -----------   ------------   -----------
Federal statutory .........................    $ 697,632         34.00%     $ 238,452         34.00%
State income taxes, net of ................
Federal tax effect ........................       74,517          3.63         44,870          6.40
Meals and entertainment exclusion .........       12,580           .61            698           .10
Other .....................................       10,366           .51         (3,489)        ( .50)
                                               ---------         -----      ---------         -----
Total .....................................    $ 795,095         38.75%     $ 280,531         40.00%
                                               =========         =====      =========         =====

(7) Sale Leaseback and Capital Lease Obligations

     In July 1998 the Company entered into an agreement to sell a portion of its fixed assets to 1998-A, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option for the Company to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 2001 and 2000 balance sheets in "Capital lease obligations." During the year ended March 31, 2001, the Company entered into new capital leases for equipment aggregating $540,199.

     The repayment schedule of the various obligations under capital leases, payable in monthly installments through June 1, 2006, are as follows:

Fiscal Year Ending
March 31,                Amount
-------------------- --------------
  2002 ............. $   482,199
  2003 .............     494,533
  2004 .............     238,976
  2005 .............     116,513
  2006 .............      42,364
                     -----------
  Total ............ $ 1,374,585
                     ===========

(8) Loans Payable

     The Company entered into a Loan and Security Agreement in December 1999 with TKO Finance Corporation under which it borrowed a total of $500,000 in two traunches of $250,000 effective January 1, 2000. The total $500,000 loan bears interest at 11.5% per annum and is payable in monthly installments of $16,465 through December 2002, with a final payment of $17,448 due on January 1, 2003. The loan is secured by a lien on all the assets of the Company. The balance of this note was $325,992 at March 31, 2001.

                              ICON CAPITAL CORP.

     In addition, on October 15, 2000, the Company signed a $385,000 promissory note with a vendor. The note bears interest at 8% per annum and required an immediate payment of $165,000. The balance of the note is payable in monthly installments of $19,137 (including interest) through October 15, 2001. The balance of the note was $130,461 at March 31, 2001. The repayment schedule of the loans are as follows:

Year Ended
March 31,
-----------------
  2002 ..........  $ 299,265
  2003 ..........    157,188
                   ---------
  Total .........  $ 456,453
                   ---------

(9) Commitments and Contingencies

     The Company entered into a Guarantee Agreement with M & T Bank in December 1999. Under the Agreement the Company guaranteed payment of an $875,000 mortgage loan obligation owed by a non-consolidated affiliate of the Company. The mortgage loan obligation matures as follows:

Fiscal Year Ending
March 31,               Amount
-------------------- ------------
  2002 .............  $   6,805
  2003 .............      7,435
  2004 .............      8,122
  2005 .............    845,423
                      ---------
  Total ............  $ 867,785
                      =========

     The Company was obligated under operating leases for office space through the year 2006 as follows:

Fiscal Year Ending
March 31,                Amount
-------------------- --------------
  2002 ............. $ 1,238,987
  2003 .............   1,012,070
  2004 .............     934,945
  2005 .............     739,100
  2006 .............     347,416
                     -----------
  Total ............ $ 4,272,518
                     ===========

(10) Future Fees - Unaudited

     As  of  March  31,  2001  the Company is entitled to receive $10,414,744 of management fees and an estimated $5,060,910 of administrative expense reimbursements through 2008, based on current contractual rent receivable of the Partnerships assuming credit losses of 0%. To the extent that existing leases and financing transactions owned by the Partnerships are terminated early, extended, or otherwise modified, or credit losses are different from expectations, the amounts that the Company is entitled to receive will vary. The receipt of these amounts by the Company is subordinated to the receipt by limited partners of periodic minimum distributions more fully described in underlying partnership agreements.

                           PRIOR PERFORMANCE TABLES
                         FOR THE PRIOR PUBLIC PROGRAMS

                           Prior Performance Tables

     The following unaudited tables disclose certain information relating to the performance, operations and investment for nine of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six"), ICON Cash Flow
Partners L.P. Seven ("LP Seven"), ICON Income Fund Eight A L. P. ("Fund 8A") and ICON Income Fund Eight B L.P. ("Fund 8B"), collectively the "Prior Public Programs" through December 31, 2000. Purchasers of the units of limited partnership interest in Fund 8B being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

     Additional information concerning the Prior Public Programs is contained in Form 10-K Annual Reports for each such Program which may be obtained without charge by contacting ICON Capital Corp., 111 Church Street, White Plains, NY 10601-1505. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

     See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

  Table                            Description                            Page
--------   -----------------------------------------------------------   -----
   I       Experience in Raising and Investing Funds
   II      Compensation to the General Partner and Affiliates
  III      Operating Results of Prior Public Programs
           Series B
           Series C
           Series D
           Series E
           LP Six
           LP Seven
           Fund 8A
           Fund 8B
   IV      Results of Completed Prior Public Programs
   V       Sales or Disposition of Equipment by Prior Public Programs
           Series A
           Series B
           Series C
           Series D
           Series E
           LP Six
           LP Seven
   VI      Acquisition of Equipment by Prior Public Programs
           Available upon request from ICON Capital Corp.

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2000, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                       Series A                      Series B
                                  -----------------             -----------------
Dollar amount offered               $  40,000,000                 $  20,000,000
                                    =============                 =============
Dollar amount raised                $   2,504,500       100.0%    $  20,000,000       100.0%
Less: Offering expenses:
 Selling commissions                      262,973        10.5%        1,800,000         9.0%
 Organization and offering
  expenses paid to General
  Partner or its Affiliates               100,180         4.0%          900,000         4.5%
 Reserves                                  25,045         1.0%          200,000         1.0%
                                    -------------        ----     -------------        ----
Offering proceeds
 available for investment           $   2,116,302        84.5%    $  17,100,000        85.5%
                                    =============        ====     =============        ====
Debt proceeds                       $   4,190,724                 $  46,092,749
                                    =============                 =============
Total equipment acquired            $   7,576,758                 $  65,580,973
                                    =============                 =============
Acquisition fees paid to General
 Partner and its affiliates         $     206,710                 $   2,219,998
                                    =============                 ==============
Equipment acquisition costs as a
 percentage of amount raised:
Purchase price                              81.84%                        82.23%
Acquisition fees paid to General
 Partner or its Affiliates                   2.66                          3.27
                                    -------------                 --------------
Percent invested                            84.50%                        85.50%
                                    =============                 =============
Percent leveraged (debt
 proceeds divided by
 total equipment acquired)                  55.31%                        70.28%
Date offering commenced                    1/9/87                       7/18/89
Original offering period (in
 months)                                       24                            18
Actual offering period
 (in months)                                   24                            17
Months to invest 90% of amount
 available for investment
 (measured from the beginning of
 offering)                                     24                            18


                                       Series C                      Series D
                                  -----------------             ------------------
Dollar amount offered               $  20,000,000                 $   40,000,000
                                    =============                 ==============
Dollar amount raised                $  20,000,000       100.0%    $   40,000,000       100.0%
Less: Offering expenses:
 Selling commissions                    2,000,000        10.0%         4,000,000        10.0%
 Organization and offering
  expenses paid to General
  Partner or its Affiliates               600,000         3.0%         1,400,000         3.5%
 Reserves                                 200,000         1.0%           400,000         1.0%
                                    -------------        ----     --------------        ----
Offering proceeds
 available for investment           $  17,200,000        86.0%    $   34,200,000        85.5%
                                    =============        ====     ==============        ====
Debt proceeds                       $  50,355,399                 $   71,712,589
                                    =============                 ==============
Total equipment acquired            $  70,257,280                 $  132,771,421
                                    =============                 ==============
Acquisition fees paid to General
 Partner and its affiliates         $   2,396,810                 $    4,539,336
                                    =============                 ==============
Equipment acquisition costs as a
 percentage of amount raised:
Purchase price                              82.70%                         82.19%
Acquisition fees paid to General
 Partner or its Affiliates                   3.30                           3.31
                                    -------------                 --------------
Percent invested                            86.00%                         85.50%
                                    =============                 ==============
Percent leveraged (debt
 proceeds divided by
 total equipment acquired)                  71.67%                         54.01%
Date offering commenced                   12/7/90                        8/23/91
Original offering period (in
 months)                                       18                             18
Actual offering period
 (in months)                                    7                             10
Months to invest 90% of amount
 available for investment
 (measured from the beginning of
 offering)                                     10                              4

----------------
Prior performance is not an indication of future results.

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2000, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                       Series E                       L.P. Six
                                  ------------------             ------------------
Dollar amount offered               $   80,000,000                 $  120,000,000
                                    ==============                 ==============
Dollar amount raised                $   61,041,151       100.0%    $   38,385,712        100.0%
Less: Offering expenses:
 Selling commissions                     6,104,115        10.0%         3,838,571         10.0%
 Organization and
  offering expenses paid to
  General Partner or its
  Affiliates                             2,136,440         3.5%         1,343,500          3.5%
 Reserves                                  610,412         1.0%           383,857          1.0%
                                    --------------       -----     --------------        -----
Offering proceeds available for
 investment                         $   52,190,184        85.5%    $   32,819,784         85.5%
                                    ==============       =====     ==============        =====
Debt proceeds                       $  181,626,869                 $  139,890,251
                                    ==============                 ==============
Total equipment acquired            $  272,630,824                 $  169,037,967
                                    ==============                 ==============
Acquisition fees paid to
 General Partner and its
 affiliates                         $    7,021,906                 $    4,609,527
                                    ==============                 ==============
Equipment acquisition costs as a
 percentage of amount raised:

Purchase price                               82.99%                         82.85%
Acquisition fees paid to General
 Partner or its Affiliates                    2.51                           2.65
                                    --------------                 --------------
Percent invested                             85.50%                         85.50%
                                    ==============                 ==============
Percent leveraged
 (non-recourse debt
 financing divided by
 total purchase price)                       66.62%                         82.76%
Date offering commenced                     6/5/92                       11/12/93
Maximum offering period (in
 months)                                        24                             24
Actual offering period
 (in months)                                    13                             24
Months to invest 90% of amount
 available for investment
 (measured from the beginning of
 offering)                                       9                             16


                                      L.P. Seven                       Fund 8A
                                  ------------------             ------------------
Dollar amount offered               $  100,000,000                 $   75,000,000
                                    ==============                 ==============
Dollar amount raised                    99,999,682       100.0%        74,996,504       100.0%
Less: Offering expenses:
 Selling commissions                     9,999,968        10.0%         7,499,650        10.0%
 Organization and
  offering expenses paid to
  General Partner or its
  Affiliates                             3,499,989         3.5%         2,351,840         3.1%
 Reserves                                  999,997         1.0%           749,965         1.0%
                                    --------------       -----     --------------       -----
Offering proceeds available for
 investment                         $   85,499,728        85.5%    $   64,395,049        85.9%
                                    ==============       =====     ==============       =====
Debt proceeds                       $  265,804,645                 $   90,671,114
                                    ==============                 ==============
Total equipment acquired            $  316,939,843                 $  141,410,629
                                    ==============                 ==============
Acquisition fees paid to
 General Partner and its
 affiliates                         $   10,043,219                 $    5,894,302
                                    ==============                 ==============
Equipment acquisition costs as a
 percentage of amount raised:

Purchase price                               82.43%                         81.90%
Acquisition fees paid to General
 Partner or its Affiliates                    3.07                           4.00
                                    --------------                 --------------
Percent invested                             85.50%                         85.90%
                                    ==============                 ==============
Percent leveraged
 (non-recourse debt
 financing divided by
 total purchase price)                       83.87%                         64.12%
Date offering commenced                    11/9/95                        10/5/98
Maximum offering period (in
 months)                                        36                             24
Actual offering period
 (in months)                                    34                             20
Months to invest 90% of amount
 available for investment
 (measured from the beginning of
 offering)                                      14                             --

----------------
Prior performance is not an indication of future results.

                                     TABLE I

                   Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2000, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                                        Fund 8B
                                                   -----------------
Dollar amount offered                                $  75,000,000
                                                     =============
Dollar amount raised                                 $  21,981,365        100.0%
Less: Offering expenses:
 Selling commissions                                     2,198,136         10.0%
 Organization and offering expenses paid to
  General Partner or its Affiliates                        769,348          3.5%
 Reserves                                                  219,814          1.0%
                                                     -------------        -----
Offering proceeds available for investment           $  18,794,067         85.5%
                                                     =============        =====
Debt proceeds                                        $  67,578,610
                                                     =============
Total equipment acquired                             $  84,993,822
                                                     =============
Acquisition fees paid to General Partner and
 its affiliates                                      $   2,386,693
                                                     =============
Equipment acquisition costs as a percentage of
 amount raised:
Purchase price                                               82.77%
Acquisition fees paid to General Partner or its
 Affiliates                                                   2.73%
                                                     -------------
Percent invested                                             85.50%
                                                     =============
Percent leveraged (non-recourse debt financing
 divided by total purchase price)
Date offering commenced                                    6/14/00
Maximum offering period (in months)                             24
Actual offering period (in months)                               6
Months to invest 90% of amount available for
 investment (measured from the beginning of
 offering)                                                     --

----------------
Prior performance is not an indication of future results.

                                    TABLE II

              Compensation to the General Partner and Affiliates
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2000, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:


                                           Series A        Series B        Series C        Series D
                                         -----------    ------------    ------------    ------------
Date offering commenced                       1/9/87         7/18/89         12/7/90         8/23/91
Date offering closed                          1/8/89        11/16/90         6/20/91          6/5/92
Dollar amount raised                     $ 2,504,500    $ 20,000,000    $ 20,000,000    $ 40,000,000
                                         ===========    ============    ============    ============
Amounts paid to the General Partner
 and its Affiliates from proceeds
 of the offering:

Underwriting commissions                 $    37,568    $    200,000    $    400,000    $    800,000
                                         ===========    ============    ============    ============
Organization and offering
 reimbursements                          $   100,180    $    900,000    $    600,000    $  1,400,000
                                         ===========    ============    ============    ============
Acquisition fees                         $   206,710    $  2,219,998    $  2,396,810    $  4,539,336
                                         ===========    ============    ============    ============
Dollar amount of cash generated from
 operations before deducting such
 payments/accruals to the General
Partner and Affiliates                   $ 4,880,566    $ 22,468,709    $ 23,277,012    $ 41,517,459
                                         ===========    ============    ============    ============
Amount paid or accrued to General
 Partner and Affiliates:

Management fee                           $   308,910    $  2,782,287    $  2,685,205    $  4,903,958
                                         ===========    ============    ============    ============
Administrative expense reimbursements    $   109,962    $    714,538    $    596,158    $  1,857,470
                                         ===========    ============    ============    ============


                                            Series E         LP Six         LP Seven        Fund 8A         Fund 8B
                                         ------------    ------------    ------------    ------------    ------------
Date offering commenced                        6/5/92        11/12/93         11/9/95         10/5/98          2/7/00
Date offering closed                          7/31/93         11/8/95         9/16/98         5/17/00             --
Dollar amount raised                     $ 61,041,151    $ 38,385,712      99,999,682    $ 74,996,504    $ 21,981,365
                                         ============    ============    ============    ============    ============
Amounts paid to the General Partner
 and its Affiliates from proceeds
 of the offering:

Underwriting commissions                 $  1,220,823    $    767,714    $  1,999,994    $  1,770,943    $    439,627
                                         ============    ============    ============    ============    ============
Organization and offering
 reimbursements                          $  2,136,440    $  1,343,500    $  3,499,989    $  2,351,840    $    769,348
                                         ============    ============    ============    ============    ============
Acquisition fees                         $  7,021,906    $  4,390,033    $10,043,219$    $  5,894,302    $  2,386,693
                                         ============    ============    ============   ==============   ============
Dollar amount of cash generated from
operations before deducting such
 payments/accruals to the General
Partner and Affiliates                   $119,996,151    $ 41,402,411       4,478,181    $ 12,508,518    $  1,232,306
                                         ============    ============    ============   =============    ============
Amount paid or accrued to General
 Partner and Affiliates:

Management fee                           $  8,339,088    $  4,730,539       8,105,528    $  2,768,499    $     92,140
                                         ============    ============    ============   =============    ============
Administrative expense reimbursements    $  4,476,873    $  2,381,764    $  3,301,739    $  1,097,387    $     37,441
                                         ============    ============    ============   =============    ============

------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--Series B
                                   (unaudited)

The following table summarizes the operating  results of Series B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                             For the Years Ended December 31,
                                                            -----------------------------------------------------------------------
                                                               2000          1999           1998            1997              1996
                                                            ---------      --------     -----------      ----------     -----------
Revenue                                                     $  31,982       102,994     $   211,742      $  333,775     $   342,739
 Net gain (loss) on sales or remarketing of
  equipment of equipment                                      (30,501)       51,284         188,876         228,875         176,924
                                                            ---------      --------     -----------      ----------     -----------
 Gross revenue                                                  1,481       154,278         400,618         562,650         519,663

Less:
 Interest expense                                               5,270        35,206          77,673         106,868          45,619
 General and administrative                                    92,263        60,332          75,656          59,847         102,721
 Administrative expense reimbursement
  --General Partner                                             5,745        12,653          20,288          39,609          50,841
 Management fees--General Partner(3)                             --            --              --              --          (228,906)
 Depreciation expense                                            --            --              --              --              --
 Amortization of initial direct costs                            --            --              --              --              --
 Provision for (reversal of) bad debts(2)                      20,000          --           (36,892)           --              --
                                                            ---------      --------     -----------      ----------     -----------
Net income--(loss)--GAAP                                    $(121,797)     $ 46,087     $   263,893      $  356,326     $   549,384
                                                            =========      ========     ===========      ==========     ===========
Net income (loss)--GAAP--allocable to
limited partners                                            $(120,579)     $ 45,626     $   261,254      $  352,763     $   543,890
                                                            =========      ========     ===========      ==========     ===========
Taxable income (loss) from operations(1)                    $(102,276)     $ 43,809     $   103,673      $   44,995     $   740,381
                                                            =========      ========     ===========      ==========     ===========
Cash generated from operations                              $ 280,032      $253,244     $   761,619      $  879,014     $ 1,002,547
Cash generated from sales of equipment                        159,110       153,880         321,104         544,232         600,737
Cash generated from refinancing                                  --            --              --         1,500,000            --
                                                            ---------      --------     -----------      ----------     -----------
Cash generated from operations,
 sales and refinancing                                        439,142       407,124       1,082,723       2,923,246       1,603,284

Less:
 Cash distributions to investors from
  operations, sales and refinancing                           149,849       199,794         682,648       1,798,200       1,798,200
 Cash distributions to General Partner
  from operations, sales and refinancing                        1,514         2,017           6,895          18,164          18,164
                                                            ---------      --------     -----------      ----------     -----------
Cash generated from (used by) operations,
 sales and refinancing after cash
 distributions                                              $ 287,779      $205,313     $   393,180      $1,106,882     $  (213,080)
                                                            =========      ========     ===========      ==========     ===========

----------------
Prior performance is not an indication of future results.

                                                       TABLE III

                           Operating Results of Prior Public Programs--Series B (Continued)
                                                      (unaudited)


                                                                    For the Years Ended December 31,
                                                  ---------------------------------------------------------------------
                                                      2000           1999          1998          1997          1996
                                                  ------------   -----------   -----------   -----------   ------------
Tax data and distributions per $1,000 limited
 partner investment
Federal income tax results:
Taxable income (loss) from operations(1)           $   (5.08)     $   2.18      $   5.14      $   2.23      $   36.69
                                                   =========      ========      ========      ========      =========
Cash distributions to investors Source
 (on GAAP basis)
Investment income                                  $     --       $   2.28      $  13.09      $  17.73      $   27.23
Return of capital                                  $    7.50      $   7.72      $  21.11      $  72.27      $   62.79
Source (on Cash basis)
  -- Operations                                    $    7.50      $  10.00      $  34.20      $  44.00      $   50.18
  -- Sales                                         $     --       $    --       $    --       $  27.24      $   30.07
  -- Refinancing                                   $     --       $    --       $    --       $  18.76      $     --
  -- Other                                         $     --       $    --       $    --       $    --       $    9.75
Weighted average number of limited partnership
 ($100) units outstanding                            199,800       199,800       199,800       199,800        199,800
                                                   =========      ========      ========      ========      =========

----------------
(1) The difference between Net income (loss)--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998, the Partnership reversed $36,892 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on November 15, 1995, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted. These amendments are effective from and after November 15, 1995 and include: (1) extending the reinvestment period for a maximum of four additional years and likewise delaying the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $241,652 of the $368,652 accrued and unpaid management fees as of December 31, 1996 and all additional management fees which would otherwise accrue. The remaining $127,000 of unpaid management fees was paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner in 1999.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--Series C
                                   (unaudited)

The following table summarizes the operating  results of Series C. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                          For the Years Ended December 31,
                                                   ------------------------------------------------------------------------------
                                                        2000            1999             1998            1997           1996
                                                   -------------- ---------------- --------------- --------------- --------------
Revenues                                            $    57,469     $    162,803     $   291,197     $   455,472    $   659,218
Net gain (loss) on sales or remarketing of
 equipment                                               (6,900)          51,752         465,144         175,860        511,331
                                                    -----------     ------------     -----------     -----------    -----------
Gross revenue                                            50,569          214,555         756,341         631,332      1,170,549

Less:
 General and administrative                              92,412           69,463         103,231          60,248         37,247
 Administrative expense reimbursement--General
  Partner                                                 7,192           16,589          29,415          59,126         93,494
 Interest expense                                           --               --              --            4,888         16,809
 Management fees -General Partner(3)                        --               --              --         (471,463)        92,360
 Amortization of initial direct costs                       --               --              --              --           6,912
 Depreciation expense                                       --               --              --              --             --
 Provision for/(reversal of) bad debt                     1,630              --          150,000             --             --
                                                    -----------     ------------     -----------     -----------    -----------
Net income (loss)--GAAP                             $   (50,665)    $    128,503     $   773,695     $   978,533    $   923,727
                                                    ===========     ============     ===========     ===========    ===========
Net income--(loss) GAAP--allocable to limited
 partners                                           $   (50,158)    $    127,218     $   765,958     $   968,748    $   914,490
                                                    ===========     ============     ===========     ===========    ===========
Taxable income (loss) from operations(1)            $   (76,554)    $    179,434     $   361,361     $   274,376    $ 1,768,103
                                                    ===========     ============     ===========     ===========    ===========
Cash generated from operations                      $   227,545     $    373,704     $   952,528     $ 2,038,710    $ 1,987,290
Cash generated from sales of equipment                   64,421          178,551         646,783         621,621      1,289,421
Cash generated from refinancing                             --               --              --              --             --
                                                    -----------     ------------     -----------     -----------    -----------
Cash generated from operations, sales
 and refinancing                                        291,966          552,255       1,599,311       2,660,331      3,276,711

Less:
 Cash distributions to investors from operations,
  sales and refinancing                                 890,950        1,707,724       1,782,770       1,784,993      1,786,992
 Cash distributions to General Partner from
  operations, sales and refinancing                       8,872           17,247          18,017          18,030         18,050
                                                    -----------     ------------     -----------     -----------    -----------
Cash generated from operations, sales and
 refinancing after cash distributions               $  (607,856)    $ (1,172,716)    $  (201,476)    $   857,308    $ 1,471,669
                                                    ===========     ============     ===========     ===========    ===========

----------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                                 For the Years Ended December 31,
                                              -----------------------------------------------------------------------
                                                  2000           1999          1998           1997           1996
                                              ------------   -----------   ------------   ------------   ------------
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
 Taxable income (loss) from operations(1)      $   (3.83)     $   8.97      $   18.06      $   13.70      $   88.16
                                               =========      ========      =========      =========      =========
Cash distributions to investors
 Source (on GAAP basis)
 Investment income                             $     --       $   6.42      $   38.67      $   48.85      $   46.06
 Return of capital                             $   45.00      $  79.81      $   51.33      $   41.15      $   43.94

Source (on Cash basis)
   -- Operations                               $   11.49      $  18.87      $   48.09      $   90.00      $   90.00
   -- Sales                                         3.25          9.02          32.65            --             --
   -- Refinancing                                  30.26           --             --             --             --
   -- Other                                                      58.34           9.26            --             --
Weighted average number of limited
 partnership($100) units outstanding             198,037       198,037        198,087        198,332        198,551
                                               =========      ========      =========      =========      =========

----------------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $150,000 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on June 19, 1996, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted accordingly. These amendments are effective from and after June 19, 1996 and include: (1) extending the reinvestment period for a maximum of four and one half additional years and likewise delayed the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and all additional management fees which would otherwise accrue. The remaining $105,000 of unpaid management fees was paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner in 1999.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--Series D
                                   (unaudited)

The following table summarizes the operating  results of Series D. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                  For the Years Ended December 31,
                                             --------------------------------------------------------------------------
                                                  2000           1999           1998           1997           1996
                                             -------------- -------------- -------------- -------------- --------------
Revenues                                      $ 1,593,583    $ 2,303,583    $ 2,612,993    $ 3,084,705    $ 3,619,457
 Net gain on sales or remarketing of
  equipment                                       606,784        354,424        183,820        452,706      2,391,683
                                              -----------    -----------    -----------    -----------    -----------
 Gross revenue                                  2,200,367      2,658,007      2,796,813      3,537,411      6,011,140

Less:
 Interest expense                                 527,065        602,920        782,539      1,121,197      1,651,940
 Depreciation expense                             542,309        682,185        664,121        356,417            --
 Management fees -General Partner                  47,532        193,017        397,171        548,400        685,103
 Administrative expense reimbursement--
  General Partner                                  12,292        113,548        218,158        271,829        301,945
 General and administrative                       239,388        214,256        268,346        199,751        217,378
 Amortization of initial direct costs              11,166         28,406        178,117        363,087        614,441
 Provision for bad debts (2)                                         --        (400,000)           --             --
                                                             -----------    -----------    -----------    -----------
Net income--GAAP                                  820,615    $   823,675    $   688,361    $   676,730    $ 2,540,333
                                              ===========    ===========    ===========    ===========    ===========
Net income--GAAP--allocable to limited
 partners                                         812,409    $   815,438    $   681,477    $   669,963    $ 2,514,930
                                              ===========    ===========    ===========    ===========    ===========
Taxable income from operations(1)                  78,679    $  (716,556)   $    86,365    $ 3,483,507    $ 3,097,307
                                              ===========    ===========    ===========    ===========    ===========
Cash generated from operations                     66,348        584,985    $ 3,315,260    $ 8,409,703    $ 1,621,624
Cash generated from sales of equipment          4,699,107      3,946,052      1,394,199      9,741,651     15,681,303
Cash generated from refinancing                       --             --         750,000      2,700,000      5,250,000
                                              -----------    -----------    -----------    -----------    -----------
Cash generated from operations, sales
 and refinancing                                4,765,455      4,531,037      5,459,459     20,851,354     22,552,927

Less:
 Cash distributions to investors from
  operations, sales and refinancing             4,091,082      2,461,219      4,074,331      7,882,867      5,588,508
 Cash distributions to General Partner
  from operations, sales and refinancing           41,323         24,840         41,155         79,648         56,450
                                              -----------    -----------    -----------    -----------    -----------
Cash generated from (used by) operations,
 sales and refinancing after cash
 distributions                                $   633,050    $ 2,044,978    $ 1,343,973    $12,888,839    $16,907,969
                                              ===========    ===========    ===========    ===========    ===========

----------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                                     For the Years Ended December 31,
                                                  -----------------------------------------------------------------------
                                                      2000           1999           1998          1997           1996
                                                  -----------   -------------   -----------   ------------   ------------
Tax data and distributions per $1,000
 limited partner investment

Federal income tax results:
 Taxable income from operations(1)                 $   1.95      $   (17.77)     $   2.14      $   86.40      $   76.82
                                                   ========      ==========      ========      =========      =========
Cash distributions to investors
 Source (on GAAP basis)
 Investment income                                 $  20.36      $    20.43      $  17.08      $   16.79      $   63.00
 Return of capital                                 $  83.18      $    41.24      $  85.02      $  180.71      $   77.00

 Source (on Cash basis)
 -- Operations                                     $   1.66      $    14.66      $  83.08      $  197.50      $   40.62
 -- Sales                                            101.88           47.01         19.02            --           99.38
 -- Refinancing                                         --              --            --             --             --
 -- Other                                               --              --            --             --             --
Weighted average number of limited partnership
 ($100) units outstanding                           399,118         399,118       399,118        399,138        399,179
                                                   ========      ==========      ========      =========      =========

----------------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $400,000 of amounts previously included in the allowance for doubtful accounts.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--Series E
                                   (unaudited)

The following table summarizes the operating  results of Series E. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                     For the Years Ended December 31,
                                           ------------------------------------------------------------------------------------
                                                2000             1999             1998             1997              1996
                                           --------------   --------------   --------------   --------------   ----------------
Revenues                                    $ 6,278,942      $  9,302,860     $ 9,435,503      $ 6,401,873       $  7,907,175
 Net gain on sales or remarketing of
  equipment                                     253,737           901,005         652,164        1,209,420          1,942,041
 Gross revenue                                6,532,679        10,203,865      10,087,667        7,611,293          9,849,216

Less:
 Interest expense                             3,007,236         4,106,569       4,495,629        2,471,045          2,957,534
 Management fees--General Partner               748,178           928,946       1,207,760          919,728          1,120,336
 Administrative expense reimbursement--
  General Partner                               458,930           539,853         657,327          486,253            563,107
 Provision for bad debts (2)                    500,000         1,000,000       1,275,089              --             400,000
 Amortization of initial direct costs               102            33,195         235,302          461,620            887,960
 Depreciation                                   587,211           587,211         545,503          475,619          1,061,711
 General and administrative                     722,414           685,647         558,525          370,705            608,293
 Minority interest in joint venture             112,178            79,754          64,826           57,738              6,392
                                            -----------      ------------     -----------      -----------       ------------
Net income--GAAP                            $   396,430      $  2,242,510     $ 1,047,706      $ 2,368,585       $  2,243,883
                                            ===========      ============     ===========      ===========       ============
Net income--GAAP--allocable to limited
 partners                                   $   392,466         2,220,085     $ 1,037,229      $ 2,344,899       $  2,221,444
                                            ===========      ============     ===========      ===========       ============
Taxable income (loss) from operations(1)    $  (124,261)     $    797,077     $ 1,688,176      $   981,575       $ (3,280,008)
                                            ===========      ============     ===========      ===========       ============
Cash generated from operations                9,359,980        11,671,010     $12,745,950      $21,638,350       $ 13,210,339
Cash generated from sales of equipment        2,159,942         3,776,513       2,476,110       15,313,194         10,358,637
Cash generated from refinancing                     --                --       61,878,918       20,765,451         13,780,000
                                            -----------      ------------     -----------      -----------       ------------
Cash generated from operations, sales and
 refinancing                                 11,519,922        15,447,523      77,100,978       57,716,995         37,348,976

Less:
 Cash distributions to investors from
  operations, sales and refinancing           3,672,173         4,381,933       7,755,553        7,768,316          7,771,164
 Cash distributions to General Partner
  from operations, sales and refinancing         37,091            44,258          78,338           78,468             78,496
                                            -----------      ------------     -----------      -----------       ------------
Cash generated from operations, sales and
 refinancings after cash distributions      $ 7,810,658      $ 11,021,332     $69,267,087      $49,870,211       $ 29,499,316
                                            ===========      ============     ===========      ===========       ============

----------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                                   For the Year Ended December 31,
                                              -------------------------------------------------------------------------
                                                  2000           1999           1998           1997            1996
                                              ------------   ------------   ------------   ------------   -------------
Tax and distribution data per $1,000
 limited partner investment

Federal Income tax results:
 Taxable income (loss) from operations(1)      $   (2.02)     $   12.98      $   27.48      $   15.95      $   (53.28)
                                               =========      =========      =========      =========      ==========
Cash distributions to investors
 Source (on GAAP basis)
 Investment income                             $    6.50      $   36.52      $   17.05      $   38.49      $    36.45
 Return of capital                             $   53.91      $   35.57      $  110.45      $   89.01      $    91.05

Source (on cash basis)
 --Operations                                  $   60.41      $   72.09      $  127.50      $  127.50      $   127.50
 --Sales                                             --             --             --             --              --
 --Refinancings                                      --             --             --             --              --
 --Other                                             --             --             --             --              --
Weighted average number of limited
 partnership ($100) units outstanding            607,856        607,856        608,273        609,211         609,503
                                               =========      =========      =========      =========      ==========

----------------
(1) The difference between Net income--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--L.P. Six
                                   (unaudited)

The following table summarizes the operating  results of L.P. Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                   For the Years Ended December 31,
                                           ---------------------------------------------------------------------------------
                                                2000            1999             1998              1997            1996
                                           -------------- ---------------- ---------------- ----------------- --------------
Revenues                                    $ 5,303,544     $  4,597,536     $  5,327,322     $   6,452,409    $ 9,238,182
 Net gain on sales or remarketing of
  equipment                                     589,547          438,622          835,048            58,523        338,574
                                            -----------     ------------     ------------     -------------    -----------
 Gross revenue                                5,893,091        5,036,158        6,162,370         6,510,932      9,576,756

Less:
 Interest expense                             1,928,625        1,686,377        2,164,887         2,648,557      4,330,544
 Management fees -General Partner               466,522          675,025          969,546         1,092,714      1,333,394
 Amortization of initial direct costs            42,778          175,600          893,953         1,071,656      1,349,977
 Depreciation                                   625,199          625,199          736,793           745,275        848,649
 Administrative expense reimbursement
  --General Partner                             232,159          345,569          485,391           547,382        642,276
 Provision for bad debts (3)                      9,763              --            52,997           183,274        750,000
 General and administrative                     291,257          298,031          384,414           178,464        657,470
 Minority interest in joint venture               7,337            9,337            6,750             7,990         31,413
                                            -----------     ------------     ------------     -------------    -----------
Net income (loss)--GAAP                     $ 2,289,451     $  1,221,020     $    467,639     $      35,620    $  (366,967)
                                            ===========     ============     ============     =============    ===========
Net income (loss)--GAAP--allocable to
 limited partners                           $ 2,266,566     $  1,208,810     $    462,963     $      35,264    $  (363,297)
                                            ===========     ============     ============     =============    ===========
Taxable income (loss) from operations(1)    $  (545,408)    $ (3,406,939)    $ (3,616,045)    $  (1,154,365)   $  (574,054)
                                            ===========     ============     ============     =============    ===========
Cash generated from operations                1,771,279        2,684,592     $  3,543,778     $  12,075,547    $ 9,923,936
Cash generated from sales of equipment        1,708,805        6,120,773        4,473,161         4,336,675      8,684,744
Cash generated from refinancing                     --               --               --                --       9,113,081
                                            -----------     ------------     ------------     -------------    -----------
Cash generated from operations, sales and
 refinancing                                  3,480,084        8,805,365        8,016,939        16,412,222     27,721,761

Less:
 Cash distributions to investors from
  operations, sales and refinancing           3,858,906        4,075,766        4,085,189         4,102,940      4,119,354
 Cash distributions to General Partner
  from operations, sales and refinancing         38,995           41,178           41,261            41,444         41,613
                                            -----------     ------------     ------------     -------------    -----------
Cash generated from operations, sales and
 refinancing after cash distributions       $  (417,817)    $  4,116,944     $  3,890,489     $  12,267,838    $23,560,794
                                            ===========     ============     ============     =============    ===========

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--L.P. Six
                                   (unaudited)


                                                                    For the Years Ended December 31,
                                              -----------------------------------------------------------------------------
                                                   2000            1999            1998            1997            1996
                                              -------------   -------------   -------------   -------------   -------------
Tax data and distributions per $1,000
 limited partner investment

Federal income tax results:
 Taxable income (loss) from operations(1)      $   (14.27)     $   (88.95)     $   (94.21)     $   (29.94)     $   (14.83)
                                               ==========      ==========      ==========      ==========      ==========
Cash distributions to investors(2)
 Source (on GAAP basis)
 Investment income                             $    59.90      $    31.88      $    12.18      $      .86      $      --
 Return of capital                             $    42.10      $    75.61      $    95.32      $   106.64      $   107.50

Source (on cash basis)
   -- Operations                               $    46.82      $    70.80      $    93.25      $   107.50      $   107.50
   -- Sales                                         35.16           36.69           14.25             --              --
   -- Refinancing                                     --              --              --              --              --
   -- Other                                         20.02             --              --              --              --
Weighted average number of limited
 partnership($100) units outstanding              378,283         379,187         379,984         381,687         383,196
                                               ==========      ==========      ==========      ==========      ==========

----------------
(1) The difference between Net income (loss)--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)

The  following  table  summarizes  the  operating  results  of L.P.  Seven.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.


                                                                               For the Years Ended December 31,
                                                          -------------------------------------------------------------------------
                                                               2000           1999            1998            1997           1996
                                                          ------------    ------------    ------------    -----------   -----------
Net gain on sales or remarketing of equipment             $ 18,119,856    $ 19,456,830    $ 16,513,507    $ 8,000,454   $ 1,564,069
   Gross revenue                                               622,723         115,427         694,111      1,748,790          --
                                                          ------------    ------------    ------------    -----------   -----------
                                                            18,742,579      16,572,257      17,207,618      9,749,244     1,564,069

Less:
   Interest expense                                          6,246,907       8,833,011       8,050,315      3,652,517       398,200
   Management fees - General Partner                         3,378,163       3,066,929       2,337,112      1,522,045       264,784
   Amortization of initial direct costs                      1,814,617       2,151,154       1,929,906        932,123       230,785
   Administrative expense reimbursement -
     General Partner                                         1,268,398       1,158,866       1,005,354        652,319       117,809
   Provision for bad debts (3)                                 400,000         200,000         700,000        150,000        75,000
   General and administrative                                  970,890         642,961         491,239        186,280        72,040
   Minority interest in joint venture                            5,035           4,900           4,516          4,380          --
                                                          ------------    ------------    ------------    -----------   -----------

Net income - GAAP                                            4,658,569    $  3,514,436    $  2,689,176    $ 2,649,580   $   405,451
                                                          ============    ============    ============    ===========   ===========

Net income - GAAP - allocable to limited partners            4,611,983    $  3,479,291    $  2,662,284    $ 2,623,084   $   401,396
                                                          ============    ============    ============    ===========   ===========

Taxable income (loss) from operations (1)                 $ (7,228,799)   $ (7,753,978)   $ (5,506,497)   $ 2,335,939   $   146,726
                                                          ============    ============    ============    ===========   ===========

Cash generated from operations                                (118,906)        844,971         535,582    $ 2,855,330   $   973,899
Cash generated from sales of equipment                       2,250,000       4,750,000       4,903,647      7,315,408          --
Cash generated from refinancing                             18,115,711      19,010,000            --             --            --
                                                          ------------    ------------    ------------    -----------   -----------

Cash generated from operations, sales and refinancing       20,246,805      24,604,971       5,439,229     10,170,738       973,899

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                  10,641,411      10,677,316       8,692,479      4,147,829     1,361,099
   Cash distributions to General Partner from
     operations, sales and refinancing                         107,493         107,872          87,803         41,125        13,749
                                                          ------------    ------------    ------------    -----------   -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions               $  9,497,901    $ 13,819,783    $ (3,341,053)   $ 5,981,784   $  (400,949)
                                                          ============    ============    ============    ===========   ===========

                                                                 56

-------------------
Prior performance is not an indication of future results.

                                                       TABLE III

                                 Operating Results of Prior Public Programs-L.P. Seven
                                                      (unaudited)

                                                                    For the Years Ended December 31,
                                                 ----------------------------------------------------------------------
                                                     2000           1999           1998           1997          1996
                                                 -----------    -----------    -----------    -----------   -----------
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations (2)     $    (72.29)   $    (77.33)   $    (67.41)   $     55.90   $      9.30
                                                 ===========    ===========    ===========    ===========   ===========

Cash distributions to investors
   Source (on GAAP basis)
      Investment income                          $     46.60    $     35.05    $     32.92    $     67.94   $     31.71
      Return of capital                          $     60.90    $     72.51    $     74.58    $     39.56   $     75.79

   Source (on cash basis)
      - Operations                               $   --         $      8.51    $      6.62    $     73.96   $     76.97
      - Sales                                    $     22.72    $     47.85    $     60.64    $     33.54   $   --
      - Refinancing                              $     84.78    $     51.20    $   --         $   --        $   --
      - Other                                    $              $   --         $     40.24    $   --        $     30.53

Weighted average number of limited
   partnership ($100) units outstanding              989,929        992,719        808,650        413,677       156,222
                                                 ===========    ===========    ===========    ===========   ===========


(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                       57

-------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Fund 8A
                                   (unaudited)

The following table  summarizes the operating  results of Fund 8A. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                                       For the Years Ended December 31, 2000
                                                                              -----------------------------------------------------
                                                                                   2000                1999                1998
                                                                              ------------         ------------         -----------
Revenue                                                                       $ 14,229,916         $  9,131,846         $    46,998
   Net gain (loss) on sales or remarketing of equipment
   Gross revenue                                                                      --                   --                  --
                                                                              ------------         ------------         -----------
                                                                                14,229,916            9,131,846              46,998

Less:
   Interest expense                                                              7,361,127            4,397,728               4,590
   General and administrative                                                      497,164              313,181              10,673
   Administrative expense reimbursement - General Partner                          751,073              345,358                 956
   Management fees - General Partner                                             1,836,953              931,151                 395
   Depreciation expense                                                          2,646,303              594,308                --
   Amortization of initial direct costs                                            819,348              885,106               3,179
   Provision for (reversal of) bad debts (3)                                       200,000              385,000                --
   Minority interest expense                                                        15,947               17,874                --
                                                                              ------------         ------------         -----------

Net income - GAAP                                                             $    102,001         $  1,262,140         $    27,205
                                                                              ============         ============         ===========

Net income - GAAP - allocable to limited partners                             $    100,981         $  1,249,519         $    26,933
                                                                              ============         ============         ===========

Taxable income from operations (1)                                            $(10,461,790)        $ (5,564,701)        $(1,970,909)
                                                                              ============         ============         ===========

Cash generated from operations                                                $  9,072,722         $  1,825,719         $ 1,610,077
Cash generated from sales of equipment                                                --             10,753,855                --
Cash generated from refinancing                                                       --                   --                  --
                                                                              ------------         ------------         -----------

Cash generated from operations, sales and
   refinancing                                                                   9,072,722           12,579,574           1,610,077

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                                       7,640,879            3,632,817              64,728
   Cash distributions to General Partner from
     operations, sales and refinancing                                              77,127               37,282                 654
                                                                              ------------         ------------         -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                                   $  1,354,716         $  8,909,475         $ 1,544,695
                                                                              ============         ============         ===========

                                                                 58

-------------------
Prior performance is not an indication of future results.

                                                   TABLE III

                       Operating Results of Prior Public Programs - Fund 8A (Continued)
                                                  (unaudited)

                                                                  For the Years Ended December 31,
                                                        -----------------------------------------------------
                                                           2000                  1999                  1998
                                                        -----------           -----------           ---------
Tax data and distributions per $1,000 limited
  partner investment

Federal income tax results:
  Taxable income from operations (1)                    $   (145.72)          $   (163.02)          $ (204.88)
                                                        ===========           ===========           ===========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                   $     37.00           $     36.98           $    2.83
    Return of capital                                   $     70.50           $     70.52           $    3.97

  Source (on Cash basis)
    -  Operations                                       $    107.50           $     54.03           $    6.80
    -  Sales                                                    -                      -                   -
    -  Refinancing                                              -                   53.47                  -
    -  Other                                                    -                      -                   -

Weighted average number of limited partnership
  ($100) units outstanding                                  710,779               337,936              95,236
                                                        ===========           ===========           ===========

(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

                                       59

-------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Fund 8B
                                   (unaudited)

The following table  summarizes the operating  results of Fund 8B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                   For the Year
                                                                       Ended
                                                                    December 31,
                                                                        2000
                                                                    -----------
Revenue                                                             $      --
   Net gain (loss) on sales or remarketing of equipment
   Gross revenue                                                        742,302
                                                                    -----------

Less:
   Interest expense                                                     123,815
   General and administrative                                            51,576
   Administrative expense reimbursement - General Partner                37,441
   Management fees - General Partner                                     92,140
   Depreciation expense                                                 111,940
   Amortization of initial direct costs                                  33,510
   Provision for (reversal of) bad debts (3)                               --
   Minority interest expense                                                644
                                                                    -----------

Net income - GAAP                                                   $   291,236
                                                                    ===========

Net income - GAAP - allocable to
   limited partners                                                 $   288,324
                                                                    ===========

Taxable income from operations (1)                                  $   (14,279)
                                                                    ===========

Cash generated from operations                                      $ 1,232,306
Cash generated from sales of equipment
Cash generated from refinancing
                                                                    -----------

Cash generated from operations, sales and
   refinancing                                                        1,232,306

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                             (536,708)
   Cash distributions to General Partner from

     operations, sales and refinancing                                   (5,228)
                                                                    -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                         $   690,370
                                                                    ===========

                                       60

-------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)

                                                                   For the Year
                                                                       Ended
                                                                    December 31,
                                                                        2000
                                                                    -----------
Tax data and distributions per $1,000 limited
  partner investment                                                      (1.07)

Federal income tax results:
  Taxable income from operations (1)                                $   (14,279)
                                                                    ===========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                               $      2.18
    Return of capital                                               $      1.88

  Source (on Cash basis)
    -  Operations                                                   $      4.06
    -  Sales
    -  Refinancing
    -  Other

Weighted average number of limited partnership
  ($100) units outstanding                                              132,049
                                                                    ===========


(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

                                       61

-------------------
Prior performance is not an indication of future results.

                                    TABLE IV

              Results of Completed Prior Public Programs - Series A

                                   (unaudited)

The following table summarizes the operating results of Series A. Series A's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

          Dollar Amount Raised                          $ 2,504,500
          Number of Properties Purchased                60
          Date of Closing of Offering                   February 1, 1989
          Date of First Sale of Property                June 1990
          Date of Final Sale of Property                May 1999


                                                                                         Six Months         For the Years Ended
                                                                                            Ended               December 31,
                                                                                           June 30,       --------------------------
                                                                                             1999            1998            1997
                                                                                           --------       ---------       ---------
Revenues                                                                                   $    297       $   4,439       $  40,359
   Net gain (loss) on sales or remarketing of equipment                                      (1,245)         76,227          82,576
                                                                                           --------       ---------       ---------
   Gross revenue                                                                               (954)         80,666         122,935

Less:
   Administrative expense reimbursement - General Partner                                        84           1,878           4,521
   General and administrative                                                                 3,457          18,043          34,565
   Management fees - General Partner                                                             45           1,004           2,553
   Interest expense                                                                            --              --             7,875
   Provision for (reversal of) bad debts (2)                                                 (1,864)        (22,242)        (17,000)
   Depreciation expense                                                                        --              --              --
   Amortization of initial direct costs                                                        --              --              --
                                                                                           --------       ---------       ---------
Net income (loss) - GAAP                                                                   $ (2,676)      $  81,983       $  90,421
                                                                                           ========       =========       =========
Net income (loss) - GAAP - allocable to limited partners                                   $ (2,542)      $  77,884       $  85,900
                                                                                           ========       =========       =========
Taxable income from operations (1)                                                         $ (2,500)      $  57,520       $  62,818
                                                                                           ========       =========       =========
Cash generated from operations                                                             $ (6,979)      $  24,760       $ 109,929
Cash generated from sales of equipment                                                        5,000          94,160         112,356
Cash generated from refinancing                                                                --              --              --
                                                                                           --------       ---------       ---------
Cash generated from operations, sales and refinancing                                        (1,979)        118,920         222,285

Less:
   Cash distributions to investors from operations, sales and refinancing                    12,523         181,576         225,405
   Cash distributions to General Partner from operations, sales
     and refinancing                                                                            659           9,557          11,863
                                                                                           --------       ---------       ---------
Cash generated from (used by) operations, sales and refinancing after
     cash distributions                                                                    $(15,161)      $ (72,213)      $ (14,983)
                                                                                           ========       =========       =========

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                                                      $  (5.00)      $   21.82       $   23.82
                                                                                           ========       =========       =========

Cash distributions to investors
         Source (on GAAP basis)
     Investment income                                                                     $    .14       $   31.10       $   34.30
     Return of capital                                                                     $   5.00       $   41.40       $   55.70

   Source (on Cash basis)
        Operations                                                                         $   --         $    9.89       $   43.89
        Sales                                                                                  2.00           37.60           44.87
        Refinancing                                                                            --              --              --
        Other                                                                              $   3.00       $   25.01       $    1.24

Weighted average number of limited partnership ($500) units outstanding                       5,009           5,009           5,009
                                                                                           ========       =========       =========

                                                                                                1996           1995           1994
                                                                                              --------       --------       --------
Revenues                                                                                      $ 53,041       $128,935       $188,148
   Net gain (loss) on sales or remarketing of equipment                                        142,237         74,970         87,985
                                                                                              --------       --------       --------
   Gross revenue                                                                               195,278        203,905        276,133

Less:
   Administrative expense reimbursement - General Partner                                        7,133          9,690         11,404
   General and administrative                                                                   32,252         36,641         34,468
   Management fees - General Partner                                                             4,055          5,951         13,607
   Interest expense                                                                             15,092         39,350         63,423
   Provision for (reversal of) bad debts (2)                                                      --           10,000         33,500
   Depreciation expense                                                                           --           18,236         46,330
   Amortization of initial direct costs                                                           --             --               27
                                                                                              --------       --------       --------
Net income (loss) - GAAP                                                                      $136,746       $ 84,037       $ 73,374
                                                                                              ========       ========       ========
Net income (loss) - GAAP - allocable to limited partners                                      $129,909       $ 79,835       $ 69,705
                                                                                              ========       ========       ========
Taxable income from operations (1)                                                            $198,523       $ 94,532       $111,397
                                                                                              ========       ========       ========
Cash generated from operations                                                                $210,327       $268,467       $301,679
Cash generated from sales of equipment                                                         202,787        136,363        216,200
Cash generated from refinancing                                                                   --             --             --
                                                                                              --------       --------       --------
Cash generated from operations, sales and refinancing                                          413,114        404,830        517,879

Less:
   Cash distributions to investors from operations, sales and refinancing                      225,405        225,533        233,651
   Cash distributions to General Partner from operations, sales
     and refinancing                                                                            11,863         11,867         12,297
                                                                                              --------       --------       --------
Cash generated from (used by) operations, sales and refinancing after
     cash distributions                                                                       $175,846       $167,430       $271,931
                                                                                              ========       ========       ========

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                                                         $  37.65       $  35.86       $  42.25
                                                                                              ========       ========       ========

Cash distributions to investors
         Source (on GAAP basis)
     Investment income                                                                        $  38.13       $  31.88       $  27.83
     Return of capital                                                                        $  51.87       $  58.18       $  65.46

   Source (on Cash basis)
        Operations                                                                            $  83.98       $  90.06       $  93.29
        Sales                                                                                     6.02           --             --
        Refinancing                                                                               --             --             --
        Other                                                                                     --             --             --

Weighted average number of limited partnership ($500) units outstanding                          5,009          5,009          5,009
                                                                                              ========       ========       ========

(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1997, 1998 and for the first half of 1999, the Partnership reversed $17,000, $22,242 and $1,864, respectively, of amounts previously included in the allowance for doubtful accounts.

                                       62

-------------------
Prior performance is not an indication of future results.

                                     TABLE V

      Sales or Dispositions of equipment - Prior Public Programs - Series A
                                   (unaudited)


The following  table  summarizes the sales or dispositions of equipment for ICON
Cash Flow  Partners,  L.P.,  Series A for the year ended  December 31, 2000. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP").

                                                           Total                                                        Federal
       Type of             Year of         Year of      Acquisition      Net Book          Net            GAAP          Taxable
      Equipment          Acquisition     Disposition        Cost           Value          Proceeds     Gain (Loss)    Gain (Loss)
-----------------------  -------------  --------------  -------------  --------------  -----------------------------  -------------


                                                        -------------  --------------  -------------  --------------  -------------
                                                                  $0              $0             $0              $0             $0
                                                        =============  ==============  =============  ==============  =============

                                     TABLE V

      Sales or Dispositions of equipment - Prior Public Programs - Series B
                                   (unaudited)


The following  table  summarizes the sales or dispositions of equipment for ICON
Cash Flow  Partners,  L.P.,  Series B for the year ended  December 31, 2000. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP").

                                                            Total                                                        Federal
       Type of              Year of        Year of       Acquisition      Net Book          Net            GAAP          Taxable
      Equipment           Acquisition    Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
-----------------------  --------------  -------------  --------------  -------------  --------------  -------------  --------------
Computers                    1995            2000             $14,458             $0              $5             $5              $0
Automotive                   1995            2000             $44,157             $0              $2             $2              $0
Restaurant                   1995            2000            $618,000        $60,000         $97,459        $37,459         $66,560
Mnfctrg.                     1995            2000             $12,582             $0              $0             $0              $0
Mnfctrg.                     1996            2000             $20,929             $0            $588           $588              $0
Mnfctrg.                     1996            2000             $43,686             $0          $1,246         $1,246              $0
Mnfctrg.                     1995            2000             $39,006             $0              $1             $1              $0
Computers                    1995            2000             $35,313         $9,316              $0        ($9,316)             $0
Mnfctrg.                     1995            2000             $20,817             $0             $43            $43              $0
Fixtures                     1995            2000             $27,790             $0             $46            $46              $0
Mnfctrg.                     1995            2000             $35,155             $0              $0             $0              $0
Telecommunications           1995            2000             $11,746             $0            $314           $314              $0
Medical                      1995            2000             $23,762             $0              $0             $0              $0
Restaurant                   1995            2000             $36,672             $0             $11            $11              $0
Telecommunications           1995            2000                            $75,700         $14,532      ($61,168)              $0
Video Production             1995            2000             $42,495             $0              $3             $3              $0
Fixtures                     1995            2000             $26,465             $0              $2             $2              $0
Manufacturing &              1995            2000             $31,312             $0              $0             $0              $0
Production
Computers                    1995            2000             $34,749             $0              $0             $0              $0
Telecommunications           1997            2000             $96,732        $20,176         $20,439           $263        ($89,134)

                                                        --------------  -------------  --------------  -------------  --------------
                                                           $1,215,824       $165,192        $134,691       ($30,501)       ($22,574)
                                                        ==============  =============  ==============  =============  ==============

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

      Sales or Dispositions of equipment - Prior Public Programs - Series C
                                   (unaudited)

The following  table  summarizes the sales or dispositions of equipment for ICON
Cash Flow  Partners,  L.P.,  Series C for the year ended  December 31, 2000. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP").

                                                           Total                                                        Federal
       Type of             Year of         Year of      Acquisition      Net Book          Net            GAAP          Taxable
      Equipment          Acquisition     Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
-----------------------  -------------  --------------  -------------  --------------  -------------  --------------  -------------
Fixture                      1994           2000             $29,856              $0             $0              $0           $650
Automotive                   1995           2000             $15,232              $0             $0             ($0)         ($410)
M & P                        1995           2000             $23,322              $0           $336            $336         $1,214
Copiers                      1995           2000             $32,912              $0            $11             $11             $0
Printing                     1995           2000             $13,688              $0            $24             $24             $0
Computers                    1995           2000             $34,232              $0             $0              $0        ($1,712)
Restaurant                   1995           2000            $618,000         $63,157        $52,212        ($10,945)            $0
Computers                    1996           2000             $27,235              $0             $0              $0             $0
Printing                     1996           2000             $51,086              $0         $1,464          $1,464             $0
Video Production             1996           2000             $65,815              $0             $1              $1             $0
M & P                        1996           2000             $32,684              $0         $2,630          $2,630             $0
Computers                    1995           2000             $29,774              $0             $0              $0             $0
Retail                       1996           2000             $10,164              $0             $0              $0             $0
Computers                    1996           2000             $31,452              $0           $469            $469             $0
Computers                    1995           2000             $36,013              $0         $4,307          $4,307             $0
Restaurant                   1996           2000             $39,423              $0         $2,314          $2,314        ($4,215)
Computers                    1996           2000                  $0          $3,404             $0         ($3,404)            $0
Printing                     1995           2000             $71,477              $0           $541            $541             $0
Telecommunications           1995           2000             $11,432              $0             $2              $2             $0

                                                        -------------  --------------  -------------  --------------  -------------
                                                          $1,173,796         $66,561        $64,311         ($2,250)       ($4,473)
                                                        =============  ==============  =============  ==============  =============

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

      Sales or Dispositions of equipment - Prior Public Programs - Series D
                                   (unaudited)

The following  table  summarizes the sales or dispositions of equipment for ICON
Cash Flow  Partners,  L.P.,  Series D for the year ended  December 31, 2000. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP").

                                                            Total                                                         Federal
        Type of              Year of         Year of     Acquisition      Net Book          Net             GAAP          Taxable
       Equipment           Acquisition     Disposition     Cost (1)       Value (2)      Proceeds (3)    Gain (Loss)    Gain (Loss)
-------------------------- -------------  -------------  -------------  --------------  ------------------------------  ------------
Computers                      1997           2000            $15,999              $0             $1               $1            $0
Manufacturing & Production     1997           2000            $26,426              $0             $1               $1            $0
Manufacturing & Production     1995           2000            $37,968              $0             $3               $3            $0
Video Production               1995           2000            $29,939              $0           $691             $691            $0
Computers                      1995           2000             $1,720            $260           $482             $222          $136
Computers                      1995           2000             $4,031            $595            $98            ($497)           $0
Computers                      1995           2000             $5,075            $648         $1,243             $595          $341
Computers                      1996           2000             $7,741            $476         $1,000             $524      ($65,830)
Computers                      1999           2000            $31,139              $0         $1,432           $1,432            $0
Computers                      1999           2000            $10,979              $0           $318             $318            $0
Telecommunications             1995           2000            $17,351              $0           $413             $413         ($697)
Manufacturing & Production     1997           2000            $11,198              $0           $751             $751            $0
Medical                        1995           2000            $22,842              $0             $0               $0            $0
Restaurant                     1995           2000           $618,000         $60,000       $112,303          $52,303       $33,562
Manufacturing & Production     1997           2000            $25,374              $0         $1,113           $1,113            $0
Manufacturing & Production     1995           2000            $37,643              $0             $0               $0            $0
Printing                       1995           2000            $37,191              $0             $0               $0            $0
Computers                      1995           2000            $24,308              $0             $2               $2            $0
Medical                        1992           2000             $3,124              $0           $371             $371          $371
Medical                        1992           2000             $5,561            $395         $1,278             $883        $1,211
Computers                      1995           2000            $21,987              $0           $326             $326        $3,332
Manufacturing & Production     1995           2000            $24,875          $2,190         $2,624             $434         ($654)
Computers                      1995           2000            $40,716              $0             $0               $0            $0
Medical                        1992           2000            $13,490          $1,353             $0          ($1,353)         $615
Fixture                        1995           2000            $29,741          $2,695         $5,745           $3,050        $5,675
Video Production               1997           2000            $20,583              $0             $0               $0            $0
Aircraft                       1997           2000         $4,804,095      $3,985,578     $4,534,661         $549,083      $715,155
Restaurant                     1997           1999                 $0          $3,136             $0          ($3,136)           $0
Manufacturing & Production     1997           1999                 $0            $751             $0            ($751)           $0

                                                         -------------  --------------  -------------   --------------  ------------
                                                           $5,929,095      $4,058,077     $4,664,856         $606,779      $693,217
                                                         =============  ==============  =============   ==============  ============

                                                                66



Computers

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

      Sales or Dispositions of equipment - Prior Public Programs - Series E
                                   (unaudited)

The following  table  summarizes the sales or dispositions of equipment for ICON
Cash Flow  Partners,  L.P.,  Series E for the year ended  December 31, 2000. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP").

                                                             Total                                                        Federal
         Type of              Year of        Year of      Acquisition      Net Book         Net             GAAP          Taxable
        Equipment           Acquisition    Disposition      Cost (1)      Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
--------------------------  -------------  -------------  -------------  -------------  --------------- -------------  -------------
Telecommunications              1993           2000            $18,223             $0             $0              $0             $0
Restaurant                      1995           2000            $85,470        $12,262        $16,047          $3,785        $11,774
Manufacturing                   1993           2000            $13,134             $0           $246            $246             $0
Manufacturing                   1993           2000           $509,178             $0        $85,000         $85,000       $160,300
Fixtures                        1998           2000            $14,775         $6,725         $1,955         ($4,770)       ($6,910)
Computers                       1997           2000                 $0             $0         $3,039          $3,039             $0
Telecommunications              1993           2000             $2,723             $0            $45             $45             $0
Telecommunications              1996           2000            $20,173             $0             $0              $0             $0
Retail                          1994           2000           $298,606        $20,512             $0        ($20,512)            $0
Retail                          1994           2000           $803,139        $55,190             $0        ($55,190)            $0
Retail                          1994           2000           $247,810        $17,023             $0        ($17,023)            $0
Retail                          1994           2000           $115,333         $7,923             $0         ($7,923)            $0
Retail                          1994           2000           $121,926         $8,375             $0         ($8,375)            $0
Retail                          1994           2000           $213,456        $14,663             $0        ($14,663)            $0
Retail                          1994           2000           $495,224        $33,521             $0        ($33,521)            $0
Retail                          1994           2000           $632,679        $42,825             $0        ($42,825)            $0
Retail                          1994           2000           $921,853        $62,399             $0        ($62,399)      $108,621
Retail                          1994           2000           $719,441        $47,863             $0        ($47,863)            $0
Retail                          1994           2000           $474,230        $31,549             $0        ($31,549)            $0
Retail                          1994           2000           $477,753        $31,979             $0        ($31,979)            $0
Retail                          1994           2000           $933,917        $61,956             $0        ($61,956)            $0
Retail                          1994           2000           $541,886        $37,136             $0        ($37,136)            $0
Retail                          1994           2000           $565,784        $38,583             $0        ($38,583)            $0
Retail                          1994           2000           $274,518        $19,148             $0        ($19,148)            $0
Restaurant                      1995           2000           $200,646        $29,002        $32,903          $3,901        $22,873
Telecommunications              1998           2000           $118,705        $37,248        $42,419          $5,172       ($28,803)
Retail                          1998           2000         $1,022,993             $0             $0              $0      ($267,564)
Telecommunications              1993           2000             $4,656             $0             $1              $1             $0
Telecommunications              1993           2000             $1,383             $0             $0              $0             $0
Telecommunications              1993           2000             $1,891             $0             $0              $0             $0
Telecommunications              1993           2000            $16,718             $0             $1              $1             $0
Telecommunications              1993           2000             $5,265             $0           $127            $127             $0
Manufacturing                   1995           2000            $52,556             $0           $833            $833             $0


Manufacturing                   1996           2000            $15,876             $0            $43             $43             $0
Manufacturing                   1995           2000                 $0        $16,388             $0        ($16,388)            $0
Retail                          1994           2000                 $0             $0       $537,188        $537,188           $786
Telecommunications              1993           2000            $36,164             $0             $0              $0             $0
Telecommunications              1993           2000             $5,183             $0             $0              $0             $0
Telecommunications              1993           2000             $4,759             $0             $0              $0             $0
Telecommunications              1993           2000             $2,884             $0             $0              $0             $0
Telecommunications              1993           2000             $5,132             $0             $0              $0             $0
Telecommunications              1993           2000            $88,647         $5,817        $24,371         $18,554        $42,583
Telecommunications              1993           2000             $3,190             $0         $1,597          $1,597         $3,190
Telecommunications              1993           2000             $2,335             $0         $1,220          $1,220         $2,335
Audio                           1996           2000            $39,778             $0         $1,200          $1,200             $0
Telecommunications              1993           2000             $6,768             $0           $172            $172             $0
Telecommunications              1993           2000             $2,923             $0           $184            $184             $0
Telecommunications              1993           2000            $61,893             $0         $2,558          $2,558        $13,671
Restaurant                      1994           2000           $424,932        $61,572        $84,500         $22,928       $146,072
Printing                        1996           2000            $43,053             $0         $2,613          $2,613             $0
Restaurant                      1996           2000            $56,630             $0         $5,100          $5,100             $0
Manufacturing                   1997           2000             $7,834         $2,666         $2,758             $93             $0
Computers                       1998           2000            $48,895             $0           $500            $500             $0
Automotive                      1998           2000            $68,725        $25,165        $25,165              $0             $0
Computers                       1998           2000             $2,328             $0             $0              $0             $0
Medical                         1998           2000                 $0             $0           $537            $537             $0
Automotive                      1997           2000             $5,835         $4,197         $2,052        ($2,145)             $0
Medical                         1998           2000                 $0             $0           $537            $537             $0
Medical                         1998           2000                 $0           $318             $0          ($318)             $0
Medical                         1998           2000                 $0             $0           $537            $537             $0
Medical                         1998           2000            $67,679        $23,030        $25,722          $2,692             $0
Manufacturing                   1998           2000            $68,131        $48,542        $60,609         $12,068             $0
Manufacturing                   1997           2000            $21,988        $12,212        $12,650            $438             $0
Computers                       1998           2000            $11,949           $314           $540            $227             $0
Telecommunications              1998           2000             $5,617           $155           $263            $108             $0
Telecommunications              1998           2000             $4,826           $165           $233             $69             $0
Medical                         1999           2000                 $0             $0           $537            $537             $0
Fixtures                        1997           2000            $48,889        $16,086        $12,000        ($4,086)             $0
Fixtures                        1998           2000           $416,159             $0             $0              $0             $0
Medical                         1998           2000             $7,860             $0             $0              $0             $0
Medical                         1999           2000                 $0             $0           $537            $537             $0
Computers                       1997           2000            $69,436        $39,034        $39,586            $552             $0
Office Equipment                1997           2000            $20,008             $0           $928            $928             $0
Telecomm                        1998           2000            $15,643        $10,565        $12,222          $1,657             $0
Computers                       1998           2000           $193,040       $133,277       $160,311         $27,034             $0
Construction                    1998           2000             $5,577             $0            $35             $35             $0
Fixtures                        1998           2000           $113,845        $73,187        $77,468          $4,280             $0
Medical                         1999           2000                 $0             $0           $537            $537             $0
Computers                       1997           2000            $34,968           $143           $413            $270             $0
Manufacturing                   1997           2000            $15,581             $0            $13             $13             $0
Medical                         1999           2000                 $0             $0           $537            $537             $0

Medical                         1998           2000                 $0             $0           $266            $266             $0
Computers                       1997           2000                 $0             $0           $707            $707             $0
Furniture                       1997           2000            $19,277         $1,077         $1,607            $529             $0
Furniture                       1997           2000            $38,600         $2,102         $4,821          $2,719             $0
Construction                    1997           2000            $43,478         $2,368         $2,427             $59             $0
Restaurant                      1997           2000            $13,855             $0           $206            $206             $0
Other                           1998           2000           $696,718       $419,678       $458,626         $38,949             $0
Computers                       1998           2000             $4,727             $0           $372            $372             $0
Fixtures                        1998           2000            $32,264             $0           $226            $226             $0
Telecomm                        1998           2000             $7,074             $0           $287            $287             $0
Fixtures                        1998           2000            $37,783        $25,949        $26,115            $166             $0
Fixtures                        1998           2000           $143,295        $84,070        $84,592            $522             $0
Computers                       1998           2000            $16,362             $0             $0              $0             $0
Construction                    1998           2000            $23,561           $401           $458             $57             $0
Medical                         1998           2000            $11,009             $0           $490            $490             $0
Medical                         1998           2000                 $0             $0           $537            $537             $0
Construction                    1997           2000            $44,931           $254         $2,021          $1,767             $0
Medical                         1997           2000            $29,221             $0           $835            $835             $0
Computers                       1997           2000            $12,147             $0           $459            $459             $0
Automotive                      1997           2000            $13,955         $7,245         $7,826            $580             $0
Construction                    1998           2000            $29,753         $3,008         $3,725            $716             $0
Medical                         1998           2000            $39,863         $9,644           $975         ($8,669)            $0
Telecomm                        1998           2000            $17,864         $7,717         $9,037          $1,320             $0
Fixtures                        1998           2000            $45,388        $23,481        $23,098           ($383)            $0
Fixtures                        1998           2000            $49,317        $28,518        $28,141           ($376)            $0
Medical                         1998           2000             $3,018             $0            $54             $54             $0
Restaurant                      1998           2000            $74,492        $43,172        $48,153          $4,981             $0
Retail                          1998           2000             $2,426           $106           $169             $64             $0
Computers                       1998           2000             $6,342             $0           $241            $241             $0
Restaurant                      1998           2000            $12,007             $0             $0              $0             $0
Computers                       1998           2000             $1,679             $0             $0              $0             $0
Retail                          1997           2000            $38,176             $0             $1              $1             $0
Fixture                         1998           2000            $32,264           $226             $0           ($226)            $0
Computers                       1997           2000            $11,086         $1,416         $1,717            $301             $0
Computers                       1998           2000            $15,217             $0             $0              $0             $0
Restaurant                      1998           2000             $7,760             $0             $0              $0             $0
Construction                    1998           2000            $23,220             $0           $935            $935             $0
Construction                    1998           2000            $20,306             $0             $0              $0             $0
Restaurant                      1997           2000            $52,935        $23,794        $27,472          $3,678             $0
Material                        1997           2000            $18,893           $266           $626            $360             $0
Fixture                         1998           2000            $47,758             $0            $21             $21             $0
Material                        1997           2000            $14,781         $2,602         $4,493          $1,891             $0
Computers                       1998           2000            $17,643             $0           $288            $288             $0
Computers                       1998           2000             $8,523             $0             $0              $0             $0
Computers                       1997           2000            $16,071             $0             $0              $0             $0
Computers                       1997           2000            $27,183           $397           $435             $38             $0
Computers                       1997           2000           $345,530        $60,725        $61,163            $438             $0
Furniture                       1997           2000            $66,733           $594           $834            $240             $0


Construction                    1998           2000            $16,604         $8,135         $9,090            $955             $0
Medical                         1998           2000            $29,367             $0         $1,136          $1,136             $0
Miscellaneous                 Various          2000                 $0             $0         $4,121          $4,121             $0
                                                          -------------  -------------  -------------   -------------  -------------
                                                           $14,261,457     $1,845,657     $2,099,393        $253,735        $208,928
                                                          =============  =============  =============   =============  =============

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

      Sales or Dispositions of equipment - Prior Public Programs - L.P. Six
                                   (unaudited)

The following  table  summarizes the sales or dispositions of equipment for ICON
Cash Flow Partners, L.P. Six for the year ended December 31, 2000. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP").

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Computers                    1995         2000            $33,958             $0            $161           $161                $0
Medical                      1995         2000            $37,489             $0              $0             $0                $0
Medical                      1995         2000            $16,153           $286              $0          ($286)               $0
Manufacturing &              1995         2000            $24,680             $0            $610           $610                $0
Production
Medical                      1995         2000            $26,997             $0              $1             $1                $0
Medical                      1995         2000            $10,723             $0              $1             $1                $0
Medical                      1995         2000            $27,236             $0              $4             $4                $0
Medical                      1995         2000            $11,725             $0              $4             $4                $0
Computers                    1995         2000             $5,806             $0            $292           $292                $0
Telecommunications           1996         2000            $24,478             $0              $0             $0           ($4,896)
Telecommunications           1998         2000            $36,556         $7,706          $8,153           $447          ($13,781)
Manufacturing &              1995         2000            $17,882         $3,767          $4,900         $1,133                $0
Production
Manufacturing &              1997         2000            $15,823         $1,079              $0       ($1,079)                $0
Production
Medical                      1997         2000                 $0             $0            $714           $714                $0
Manufacturing &              1995         2000                 $0             $0            $416           $416                $0
Production
Medical                      1995         2000                 $0             $0            $745           $745                $0
Computers                    1995         2000            $18,950             $0              $1             $1                $0
Computers                    1995         2000            $68,503        $15,166         $12,212        ($2,954)           $8,786
Computers                    1995         2000           $163,900        $25,266         $32,141         $6,875           $23,945
Computers                    1995         2000           $131,047        $20,081         $27,233         $7,152           $20,681
Manufacturing &              1995         2000            $13,717             $0              $6             $6                $0
Production
Computers                    1996         2000            $36,247         $9,896              $0        ($9,896)          ($7,250)
Restaurant                   1995         2000                 $0         $1,324              $0        ($1,324)               $0
Computers                    1996         2000                 $0             $0            $751           $751                $0
Printing                     1995         2000            $34,711             $0              $0             $0                $0
Manufacturing &              1995         2000            $11,592             $0              $0             $0                $0
Production
Manufacturing &              1995         2000            $30,587             $0              $0             $0                $0
Production
Restaurant                   1995         2000                 $0         $1,324              $0        ($1,324)               $1
Telecommunications           1997         2000                 $0             $0         $55,296        $55,296                $0
Computers                    1996         2000                 $0             $0            $307           $307                $0

Computers                    1995         2000            $10,900             $0              $0             $0                $0
Medical                      1995         2000            $20,088           $472            $474             $2                $0
Manufacturing &              1995         2000             $6,707             $0              $0             $0                $0
Production
Telecommunications           1995         2000                 $0             $0         $18,432        $18,432                $0
Manufacturing &              1997         2000            $34,631             $0              $0             $0                $0
Production
Manufacturing &              1995         2000            $19,885             $0              $0             $0                $0
Production
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Telecommunications           1996         2000         $1,611,334       $640,200        $697,276        $57,076          $285,691
Medical                      1995         2000            $20,088             $0            $474           $474                $0
Computers                    1995         2000            $10,900             $0            $251           $251                $0
Manufacturing &              1995         2000            $48,926             $0              $0             $0                $0
Production
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Manufacturing &              1995         2000            $20,671             $0              $0             $0                $0
Production
Printing                     1995         2000            $15,985         $1,034          $1,070            $36                $0
Material                     1995         2000           $111,916             $0              $0             $0                $0
Restaurant                   1995         2000            $19,451             $0              $0             $0                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Computers                    1995         2000            $15,505           $106            $106            ($0)               $0
Manufacturing &              1995         2000            $30,901             $0              $0             $0                $0
Production
Telecommunications           1995         1999                 $0             $0            $374           $374                $0
Manufacturing &              1995         2000            $38,482             $0             $18            $18                $0
Production
Restaurant                   1995         2000            $38,466             $0              $4             $4                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Material                     1995         2000            $21,653             $0              $3             $3                $0
Printing                     1995         2000           $114,874            $50              $0           ($50)               $0
Telecommunications           1996         2000                 $0             $0            $714           $714                $0
Telecommunications           1996         2000            $51,148        $12,000         $22,993        $10,993         ($10,230)
Restaurant                   1995         2000            $82,663             $0              $0             $0                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Medical                      1995         2000            $30,300             $0              $0             $0                $0
Computers                    1998         2000            $72,747             $0              $4             $4                $0
Manufacturing &              1995         2000         $3,107,334       $340,721        $757,682       $416,960          $602,315
Production
Telecommunications           1995         2000            $92,099             $0         $50,246        $50,246                $0
Manufacturing &              1995         2000                 $0             $0            $435           $435                $0
Production
Manufacturing &              1995         2000            $13,208             $0            $285           $285            ($660)
Production
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Printing                     1995         2000           $207,509         $8,524              $0        ($8,524)               $0
Printing                     1995         2000           $124,780        $18,351         $23,000         $4,649                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
                                                    --------------  -------------  --------------  -------------    --------------
                                                       $6,791,912     $1,107,354      $1,865,244       $757,890          $904,602
                                                    ==============  =============  ==============  =============    ==============

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

     Sales or Dispositions of equipment - Prior Public Programs - L.P. Seven
                                   (unaudited)


The following  table  summarizes the sales or dispositions of equipment for ICON
Cash Flow  Partners,  L.P.  Seven for the year  ended  December  31,  2000.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP").

                                                     Total                                                        Federal
     Type of          Year of        Year of      Acquisition      Net Book          Net            GAAP          Taxable
    Equipment       Acquisition    Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
------------------ --------------- -------------  -------------  --------------  -------------  --------------  -------------
Computers               1996           2000            $11,309          $1,774             $0        ($1,774)       ($2,262)
Computers               1996           2000            $11,976          $1,659             $0        ($1,659)       ($2,395)
Computers               1996           2000             $3,712            $690           $118          ($572)         ($743)
Computers               1996           2000             $5,614            $906             $0          ($906)       ($1,123)
Computers               1996           2000            $17,539          $2,721         $1,630        ($1,091)       ($1,948)
Computers               1996           2000             $2,664            $576           $148          ($428)         ($239)
Sanitation              1998           2000            $13,322         $10,200         $5,274        ($4,926)            $0
Furniture               1998           2000            476,294        $256,659       $316,299        $59,640             $0
Telecommunications      1996           2000                 $0              $0         $9,079         $9,079             $0
Computers               1996           2000        $20,917,361      $3,135,633     $3,004,758      ($130,875)            $0
Computers               1998           2000            $15,655            $781             $0          ($781)            $0
Retail                  1998           2000            $16,046              $0         $1,734         $1,734             $0
Telecommunications      1996           2000           $556,847        $195,779       $158,424       ($37,355)       $83,332
Aircraft                1998           2000         $6,433,047      $1,237,135     $1,730,479       $493,344     $1,577,370
Aircraft                1998           2000          6,392,313      $1,295,981     $1,601,555       $305,574     $1,316,652
Computers               1997           2000         $1,018,131         $16,450        $18,109         $1,659             $0
Computers               1997           2000         $1,018,131         $16,450        $18,109         $1,659             $0
Computers               1997           2000         $1,041,270         $17,480             $0       ($17,480)            $0
Computers               1997           2000         $1,015,143         $16,951             $0       ($16,951)            $0
Computers               1997           2000           $798,988         $13,385             $0       ($13,386)            $0
Computers               1997           2000           $646,902         $10,450        $11,451         $1,001             $0
Computers               1997           2000           $651,590         $22,782             $0       ($22,782)            $0

                                                  -------------  --------------  -------------  --------------  -------------
                                                   $41,063,853      $6,254,443     $6,877,167       $622,724     $2,968,644
                                                  =============  ==============  =============  ==============  =============

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                             (ICON Graphic Omitted)

                          ICON Income Fund Eight B L.P.
                    Post-Effective Amendment No.6  May , 2000
                         $75,000,000 (Maximum Offering)
                  750,000 Units of Limited Partnership Interest
                    (minimum capitalization of 12,000 Units)
                                $100.00 per Unit
                      Minimum Investment: 25 Units ($2,500)
                (10 Units or $1,000 for IRAs or Qualified Plans)

                                                  Price            Sales              Proceeds
                                                 to Public      Commissions        to Partnership
                                                 ---------      -----------        --------------
Per Unit                                              $100              $10                   $90
Minimum Offering of 12,000 Units                $1,200,000         $120,000            $1,080,000
Maximum Offering of 750,000 Units              $75,000,000       $7,500,000           $67,500,000

These are speculative securities and this investment involves a high degree of risk. Consider carefully the risk factors beginning on page 7, which include the following:

      *   The profitability of this investment cannot be estimated

      * We will receive substantial fees, only some of which are related to the amount of distributions you receive

      * You may be unable to resell the units and therefore you should be prepared to hold them for the life of the Partnership

      * We manage other similar partnerships and so we are subject to conflicts of interest

      This prospectus describes an investment in units of ICON Income Fund Eight B L.P., which is an equipment leasing program. We, ICON Capital Corp., have formed the Partnership as its general partner.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Notice to Pennsylvania investors: Because the minimum amount of this offering is less than $3,750,000 (a maximum to minimum offering ratio of 20:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

      This prospectus is dated May 19, 2000.

      You  must  meet  the  requirements   described  below  to  invest  in  the
Partnership.  Because  we  do  not  have  direct  knowledge  of  your  financial situation, we will rely on what you tell us. In addition, brokers (sometimes called selling dealers) must have reasonable grounds to believe that this investment is suitable for you. Consequently, it is important that the information you provide is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home.

Investor Suitability

      You must meet our basic suitability requirements to invest. In general, you must either have:

      (1) a net worth of at least  $30,000 PLUS $30,000 of annual gross  income;
          or

      (2) a net worth of at least $75,000.

      Certain State Requirements

      Residents of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Maine, Michigan, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington must have either of the following in order to invest:

      (1) a net worth of at least  $45,000 PLUS $45,000 of annual gross  income;
          or

      (2) a net worth of at least $150,000.

      Residents of Massachusetts and North Carolina must have either of the following in order to invest:

      (1) a net worth of at least  $60,000 PLUS $60,000 of annual gross  income;
          or

      (2) a net worth of at least $225,000.

      If you are a Nebraska or Pennsylvania resident, your investment may not exceed 10% of your net worth. If you are an Ohio resident, your investment may not exceed 10% of your liquid net worth.

Who Should Invest

      You should only invest if you:

      o are prepared to hold this investment for 8-10 years, comprised of the period ending 5 years from when we complete the offering which is called the reinvestment period and the following 1-3 years when we will liquidate the assets of the Partnership;

      o have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

      o are prepared to assume the substantial risks associated with this investment.

Minimum Investment

      The minimum number of units you must purchase is 25. Residents of Nebraska must purchase a minimum of 50 units. For IRAs and qualified plans, you must purchase at least 10 units.

      THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

See the section of this prospectus entitled "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of state suitability requirements.

                                TABLE OF CONTENTS

      We include cross-references in this prospectus to section captions where you can find further related discussions. The following table provides the pages on which these captions are located. In this prospectus, "general partner," "we," "us" and "our" refer to ICON Capital Corp., the general partner of the Partnership.

SUMMARY OF THE OFFERING                                                        1
 Investment Objectives and Policies                                            1
 Summary of Certain Risk Factors                                               1
 Uses of Offering Proceeds                                                     2
 Our Compensation                                                              3
 Our Relationship to the Partnership is Not Free of Conflicts                  3
 Our Fiduciary Responsibility                                                  3
 Other Offerings We Sponsor and Manage                                         3
 Management; Financial Statements                                              4
 Federal Income Tax Considerations                                             4
 Capitalization                                                                4
 Summary of the Partnership Agreement                                          4
 Restrictions on Your Ability to Transfer Units                                4
 Plan of Distribution                                                          5
RISK FACTORS                                                                   7
 Partnership Risks                                                             7
 Investment Risks                                                             11
 Federal Income Tax Risks and ERISA Risks                                     13
SOURCES AND USES OF OFFERING PROCEEDS                                         16
OUR COMPENSATION                                                              18
 Organization and Offering Stage                                              18
 Operational Stage                                                            19
 Interest in Profits or Losses                                                22
CONFLICTS OF INTEREST                                                         24
 No Arm's Length Negotiation of Agreements                                    24
 Our Compensation                                                             24
 Effect of Leverage on Our Compensation                                       24
 Competition with the Partnership for Equipment                               25
 Our Liability for Partnership Obligations; Our Determination of Reserves     26
 Joint Ventures                                                               26
 Lease Referrals                                                              26
 Participation of an Affiliate in this Offering                               26
 Tax Matters Partner                                                          26
FIDUCIARY RESPONSIBILITY                                                      27
 Conflicts                                                                    27
 Indemnification                                                              27
 Investor Remedies                                                            28
OUR OTHER PROGRAMS                                                            29
RELATIONSHIPS WITH SOME OF OUR AFFILIATES                                     32
MANAGEMENT                                                                    33
 The General Partner                                                          33
 Our Affiliates                                                               34

INVESTMENT OBJECTIVES AND POLICIES                                            35
 General                                                                      35
 Acquisition Policies and Procedures                                          35
 Leases and Financing Transactions                                            36
 Transaction Approval Procedures                                              38
 Credit Review Procedures                                                     38
 Equipment                                                                    38
 Portfolio Acquisitions                                                       40
 Other Investments                                                            40
 Interim Financing                                                            40
CASH DISTRIBUTIONS                                                            41
 Monthly Cash Distributions                                                   41
 First Cash Distributions to the Limited Partners                             42
 Reinvestment of Undistributed Cash in Additional Equipment, Leases and
   Financing Transactions                                                     42
 Distribution of Cash From Sales of the Partnership's Investments             42
 Reinvestment of Distributions                                                42
FEDERAL INCOME TAX CONSEQUENCES                                               43
 Opinion of Tax Counsel                                                       43
 Classification as a Partnership                                              43
 Taxation of Partnerships in General                                          43
 Publicly Traded Partnerships                                                 44
 Taxation of Distributions                                                    45
 Partnership Income versus Partnership Distributions                          46
 Allocations of Profits and Losses                                            46
 Deductibility of Losses; Passive Losses, Tax Basis and "At Risk"
  Limitation                                                                  47
 Deductions for Organizational and Offering Expenses; Start-Up Costs          49
 Tax Treatment of Leases                                                      49
 Cost Recovery                                                                49
 Limitations on Cost Recovery Deductions                                      50
 Deferred Payment Leases                                                      51
 Sale or Other Disposition of Partnership Property                            51
 Sale or Other Disposition of Partnership Interest                            52
 Treatment of Cash Distributions upon Redemption                              52
 Gifts of Units                                                               53
 Consequence of No Section 754 Election                                       53
 Tax Treatment of Termination of the Partnership Pursuant to the
  Partnership Agreement                                                       53
 Audit by the IRS                                                             53
 Alternative Minimum Tax                                                      54
 Interest Expense                                                             55
 Self-Employment Income and Tax                                               55
 Limited Deductions for Activities not Engaged in for Profit                  55
 Foreign Source Taxable Income                                                56
 Registration, Interest and Penalties                                         56
 State and Local Taxation                                                     57
 Foreign Investors                                                            58
 Tax Treatment of Certain Trusts and Estates                                  58
 Taxation of Employee Benefit Plans and Other Tax-exempt Organizations        58
 Corporate Investors                                                          58
INVESTMENT BY QUALIFIED PLANS                                                 59
 Fiduciaries under ERISA                                                      59

 Prohibited Transactions Under ERISA and the Tax Code                         59
 Plan Assets                                                                  60
 Other ERISA Considerations                                                   61
CAPITALIZATION                                                                62
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION                                63
SUMMARY OF THE PARTNERSHIP AGREEMENT                                          64
 Establishment and Nature of the Partnership                                  64
 Name and Address                                                             64
 Purposes and Powers                                                          64
 Duration of Partnership                                                      64
 Capital Contributions                                                        64
 Powers of the Partners                                                       65
 Limitations on Our Powers                                                    65
 Indemnification                                                              66
 Liability of Partners                                                        67
 Non-assessability of Units                                                   67
 Distribution of Distributable Cash From Operations and From Sales            67
 Allocation of Profits and Losses                                             68
 Withdrawal of the General Partner                                            68
 Transfer of Units                                                            69
 Dissolution and Winding-up                                                   69
 Access to Books and Records                                                  70
 Meetings and Voting Rights of Limited Partners                               70
 Amending the Partnership Agreement                                           70
TRANSFER OF UNITS                                                             72
 Withdrawal                                                                   72
 Restrictions on the Transfer of Units                                        72
 Limited Right to Redeem Units                                                73
 Consequences of Transfer                                                     74
REPORTS TO LIMITED PARTNERS                                                   75
 Annual Reports                                                               75
 Quarterly Reports                                                            75
PLAN OF DISTRIBUTION                                                          76
 General                                                                      76
 Segregation of Subscription Payments                                         76
INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
  SUBSCRIPTION PROCEDURES                                                     78
 General Suitability Considerations                                           78
 Minimum Investment                                                           78
 Suitability Standard for Qualified Plans and IRAs                            79
 Suitability Standard for Other Fiduciaries                                   79
 Additional Considerations for IRAs, Qualified Plans, and Tax-Exempt
  Entities                                                                    79
 Transfer of Units                                                            80
 Additional Transfer Restriction for Residents of California                  80
 Subscriber Representations                                                   80
 Conflicts of Interest                                                        81
 Co-signature by Selling Dealer                                               81
 Binding Effect of the Partnership Agreement                                  82
 Citizenship                                                                  82
 How to Subscribe                                                             83

SALES MATERIAL                                                                83
EXPERTS                                                                       84
LEGAL MATTERS                                                                 84
ADDITIONAL INFORMATION                                                        84
TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS                          85
FINANCIAL STATEMENTS                                                          85
Exhibit A-Amended and Restated Agreement of Limited Partnership of Icon
 Income Fund Eight B L.P.
Exhibit B-Prior Performance Tables for the Prior Public Programs
Exhibit C-Subscription Documents

                             SUMMARY OF THE OFFERING

      This  summary   highlights   information   contained   elsewhere  in  this
prospectus. You should read the entire prospectus, including "RISK FACTORS," carefully before making an investment decision.

      ICON Income Fund Eight B L.P. is an equipment leasing program formed on February 7, 2000. The Partnership will primarily engage in the business of leasing equipment and acquiring residual interests in leased equipment. To a lesser degree, the Partnership will make loans that are secured by equipment to businesses we determine are creditworthy and engage in any other business activities that are consistent with the Partnership's objectives and in which the Partnership may lawfully engage.

      We expect that most of the net proceeds we raise from this offering will be invested in equipment that is or will be leased, and this will produce passive income for federal income tax purposes. We call the users of leased equipment lessees. Some of the proceeds may be loaned to users of equipment. We call these loans financing transactions, and we call the businesses that use the equipment which is subject to a loan borrowers. The financing transactions, and some leases, will produce portfolio income rather than passive income for federal income tax purposes.

      We anticipate that the Partnership will complete its reinvestment period 5 years from the date we complete our offer to sell units for the Partnership, but the reinvestment period may be extended at our discretion. We will then sell the Partnership's investments in the ordinary course of business within a further period ending from 8 to 10 years after we begin offering units. You should expect to hold your units for the full term of the Partnership, which is 8 to 10 years from the time you invest.

Investment Objectives and Policies

      We have four investment objectives:

      (1) INVEST IN EQUIPMENT AND FINANCING TRANSACTIONS: to invest at favorable prices in a diversified portfolio of primarily used equipment having long lives, high resale values, and, to a lesser degree, in financing transactions that are secured by equipment to creditworthy businesses at attractive rates of interest.

      (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Partnership, beginning the month after the month you are admitted as a limited partner;

      (3) DIVERSIFICATION TO REDUCE RISK: to purchase a diversified portfolio of equipment subject to leases or financing transactions with creditworthy lessees or borrowers. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Partnership. Creditworthy lessees and borrowers lessen the Partnership's risk of economic loss due to bankruptcy of a lessee or borrower. We also intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation; and

      (4) PROVIDE A FAVORABLE TOTAL RETURN: provide you a total return on your investment which, by the time we sell the Partnership's equipment and other assets, compares favorably with other illiquid investments that do not guarantee a return of principal.

Summary of Certain Risk Factors

      This investment involves a higher degree of risk. In addition to this summary of certain risks, you should read the entire section of this prospectus entitled "RISK FACTORS" before making an investment decision.

Partnership Risks

      o The ultimate composition of the Partnership's investment portfolio is currently unknown.

      o The Partnership's success will partially depend on the residual values of the equipment we acquire for them.

      o If only the minimum offering size is raised, the Partnership may not be able to diversify its investments.

      o The Partnership could incur losses if an equipment lessee or borrower defaults.

      o Losses as a result of equipment lessee defaults may be greater if the Partnership acquires the leased equipment with borrowed funds.

      o The Partnership will be subject to various conflicts of interest arising out of its relationships to us and our affiliates, including the fact that our compensation from the Partnership is not the result of an arm's length negotiation.

Investment Risks

      o   You will have limited voting rights and no management authority.

      o There is no guarantee you will receive a return comparable to that of investors in similar programs we sponsored and manage.

      o The amount of distributions you will receive, and your return from this investment, is difficult to predict.

      o   The rate of monthly cash distributions is not fixed.

      o There is no secondary market for units so your ability to transfer them is limited.

Federal Income Tax Risks

      o If the IRS classifies the Partnership as a corporation, you will lose tax benefits.

      o You may incur tax liability in excess of the cash distributions you receive.

      o There are limitations on your ability to deduct Partnership losses. This investment may cause you to pay additional taxes.

Uses of Offering Proceeds

      Assuming all of the units are sold, we will:

      o invest at least 80.40% of the funds we receive from investors in equipment and financing transactions, and in a reserve of at least 1%; and

      o use the remaining 19.60% of the funds to pay fees and expenses relating to this offering and organizing the Partnership.

      Assuming only the minimum number of units (12,000) are sold for the Partnership, we will:

      o invest at least 75% of the funds we receive from investors in equipment, leases and financing transactions, and in a reserve of at least 1%; and

      o use the remaining 25% of the funds to pay fees and expenses relating to this offering and organizing the Partnership.

Our Compensation

      The dealer-manager, which is a company affiliated with us, will select the brokers, manage this offering, and be compensated for those and other services. We will acquire the assets for and manage the business of the Partnership. The section of this prospectus entitled "OUR COMPENSATION" details the estimated amount and range of each item of compensation that we and the dealer-manager will be paid. The most significant items are:

      o approximately 19.60% of the proceeds from the offering (assuming we sell all 750,000 units) will pay fees and expenses relating to this offering and organizing the Partnership. We and our affiliates will receive approximately 11.60% of the proceeds and 8.0% will be paid to unrelated brokers;

      o we are entitled to a management fee of between 2% and 5% of gross rental payments under the leases and 2% of payments on financing transactions;

      o initially, we will receive 1% and the investors as a group (sometimes called limited partners) will receive 99% of cash distributions from the Partnership's operations and sales. This will continue until the limited partners have received what we call payout, which is a total cash distribution equal to the amount of their investment plus an 8.0% cumulative annual return on their investment; and

      o after payout, 10% of cash distributions from sales and operations will be paid to us and 90% shall be paid to the limited partners, but if at payout the limited partners as a group have not received cash distributions equal to at least 150% of their investment, we will continue to receive only 1% of cash distributions, and accrue 9%, until the limited partners receive distributions equal to 150% of their total investment.

Our Relationship to the Partnership is Not Free of Conflicts

      The Partnership will be subject to conflicts of interest because of our relationship to it. These conflicts may include:

      o   the lack of arm's length negotiations in determining our compensation;

      o competition with other leasing programs that we sponsor for the acquisition, lease, financing or sale of equipment and investment in financing transactions;

      o competition with our affiliates for the acquisition, lease, financing or sale of equipment and investment in financing transactions; and

      o competition for management services with other leasing programs that we or our affiliates sponsor.

      In addition to the fiduciary duty that we owe you as the general partner of the Partnership, the Partnership Agreement contains provisions to minimize conflicts between us, our affiliates and you. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE PARTNERSHIP AGREEMENT."

Our Fiduciary Responsibility

      We will act as fiduciary to the Partnership. However, the Partnership will indemnify us for many of our acts on its behalf and we will be permitted to take actions that may involve a conflict of interest. See "CONFLICTS OF INTEREST."

Other Offerings We Sponsor and Manage

      We sponsor, and are currently managing, six other public leasing programs with objectives similar to those of the Partnership. See "OUR OTHER PROGRAMS" and Exhibit B for more detailed information about such other programs.

Management; Financial Statements

      We are the sole general partner of the Partnership. We are a Connecticut corporation located at 111 Church Street, White Plains, New York 10601 (telephone 914-993-1700). We will manage and control the affairs of the Partnership. See "MANAGEMENT" for a description of our officers and other key personnel who will be responsible on our behalf to manage the Partnership's business. Our financial statements and those of the Partnership are located in "FINANCIAL STATEMENTS" section of this prospectus.

Federal Income Tax Considerations

      See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to you. That section also describes a legal opinion regarding federal income tax matters that we have received which addresses the material federal income tax issues that may be relevant to you if you are an individual U.S. citizen or resident. If you are not an individual, you need to consult with your tax advisor to determine if you would face any special tax consequences because of an investment in the Partnership.

      We have obtained an opinion from Greene Radovsky Maloney & Share LLP, our tax counsel, concerning the Partnership's classification for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership." The opinion states that tax counsel has reviewed the summaries of federal income tax consequences to investors and of certain tax-exempt entities, including qualified plans, set forth in this prospectus under the captions "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS." Tax counsel believes that the statements and conclusions in these sections of the prospectus are correct under present tax law.

Capitalization

      The section of the prospectus entitled "CAPITALIZATION" includes a table showing the Partnership's current and projected capitalization, after deduction of the costs of this offering and organizing the Partnership.

Summary of the Partnership Agreement

      The relationship between you, the limited partners, and us, the general partner, is governed by the Partnership Agreement. You should be particularly aware that under the Partnership Agreement:

      o   you will have limited voting rights;

      o your units will not be freely transferable and, even if transferable, can probably only be sold at a substantial discount to the price you paid for them; and

      o the fiduciary duty that we owe you has been modified because of our sponsorship of other similar programs. This was done to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one such program.

See  "FIDUCIARY   RESPONSIBILITY,"   "SUMMARY  OF  THE  PARTNERSHIP  AGREEMENT,"
"TRANSFER OF UNITS" and "REPORTS TO LIMITED PARTNERS" for further details.

Restrictions on Your Ability to Transfer Units

      The Partnership Agreement restricts your ability to transfer units. These restrictions are imposed so that the Partnership is not treated as a "publicly traded Partnership," which would make it subject to taxation as a corporation. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." As a result of these restrictions, you will be unable to transfer your units in a given year if the total transfer limits for the Partnership have been reached during that particular year. See "TRANSFER OF UNITS."

Plan of Distribution

      The Offering--The Partnership is offering between 12,000 and 750,000 units, with a maximum offering amount of $75,000,000. We do not guarantee that any specified amount of money will be raised. The dealer-manager and the brokers will offer the units for sale.

      Offering Period--We anticipate the offering of units in the Partnership most likely will close one year from the date hereof. In no event will the offering close later than 24 months from the date of this Prospectus. The applicable state securities authority in most states must approve our continuing the offering for more than one year after it commences. We may terminate the offering of units in the Partnership at any time.

      Minimum Offering--Unless the Partnership receives subscriptions for 12,000 units prior to the completion of its offering period, no units will be issued, and all funds received in connection with its offering will be promptly refunded to investors. Although we (and our affiliates) may buy up to 10% of the total units purchased, not more than 600 of the units we purchase will be included in determining whether the minimum offering size for the Partnership has been achieved.

      Escrow Agent; Distribution of Escrow Interest--We will deposit and hold your investment in an interest-bearing escrow account at a national bank until:

      o the minimum offering size of $1,200,000 has been received, excluding investments from Pennsylvania residents; or

      o   one year after the offering begins, whichever comes first.

      If you are a Pennsylvania resident, your investment is subject to the further conditions that:

      o it must be held in escrow until at least $3,750,000 (5% of the maximum offering of $75,000,000) has been received; and

      o you are offered the opportunity to rescind your investment if $3,750,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the period of the offering in Pennsylvania.

While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:

      o   you are admitted to the Partnership as a limited partner;

      o if you are a Pennsylvania investors, the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $3,750,000 must be satisfied for you to be admitted as a limited partner, or you will have the option to have your investment refunded; or

      o one year from the time the offering period began, whichever comes first.

The interest earned on your investment will be paid to you upon admission to the Partnership. If you are not admitted as a limited partner of the Partnership, the interest will be paid when your investment funds are returned.

      Subscription--You must fill out a Subscription Agreement, attached as Exhibit C to this prospectus, in order to purchase units. By subscribing for units, you will be deemed to have made all of the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of the Partnership Agreement.

      Closings--The initial closing of the offering for the Partnership will be held after subscriptions for at least 12,000 units have been received by the escrow agent. At that time, subscribers for at least that number of units may be admitted to the Partnership as limited partners. After the initial closing, the Partnership intends to hold daily closings until the offering is completed or terminated.

                                  RISK FACTORS

      This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing units. The Partnership's business, operating results and financial condition could be adversely affected by any of the following risks, which could result in the Partnership failing to provide the expected returns on your investment or even a loss of a portion of your investment.

      This prospectus also contains certain forward-looking statements based upon current expectations that involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of words such as "expects," "anticipates," "intends," and "plans" and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include those discussed below and elsewhere in this prospectus.

Partnership Risks

      The ultimate composition of the Partnership's investment portfolios is currently unknown

      The ultimate composition of the Partnership's investment portfolio cannot be predicted, as there is no way of anticipating what types of equipment and financing transactions will be available on reasonable terms at the times the Partnership is ready to invest its funds. We may vary the Partnership's investment portfolio or may invest in financing transactions (which may have lower profit potential than investments in equipment) to a greater degree than currently anticipated. However, once the minimum number of units (12,000) is sold, it is our intention to invest all net offering proceeds and undistributed cash flow in equipment and financing transactions, as described in the section entitled "INVESTMENT OBJECTIVES AND POLICIES."

      The Partnership's success will partially depend on the residual values of the equipment we acquire for them

      A significant part of the value of any equipment leasing transaction is the potential value of the equipment once the primary lease term expires. We call this value, which is realized upon the expiration of the lease, the residual value. Your ultimate investment return will partly depend upon the residual value at the time of the equipment's sale or re-lease, and certain assets may have little or no value at that time. The amount of this residual value will depend to a significant extent on:

      o our ability to acquire or enter into lease agreements that preserve or enhance the value of the equipment during the Partnership's ownership period until the leases expire;

      o our ability to maximize the value of the equipment upon its sale or re-lease when the lease expires;

      o   market conditions prevailing at lease expiration;

      o the cost of new equipment at the time we are remarketing used equipment;

      o the extent to which technological developments during the lease term reduce the market for a certain type of used equipment; and

      o   the strength of the economy.

      If only the minimum offering size is raised the Partnership may not be able to diversify its investments

      The Partnership may begin operations with minimum capitalization of approximately $1,200,000. Our ability to diversify the Partnership's investments, and its potential to provide attractive returns, could be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of units are sold, the Partnership will not be able to achieve as much portfolio diversification as it could with more capital. See "SOURCES AND USES OF OFFERING PROCEEDS."

      If any used equipment that is acquired has not been properly maintained, the Partnership may receive less residual value than expected

      We expect to significantly invest in used equipment. See "INVESTMENT OBJECTIVES AND POLICIES--General" and "--Equipment." To prudently do so, we plan to inspect large items of used equipment prior to purchase, and will seek to obtain representations from the sellers and lessees of seasoned and used equipment that:

      o the equipment has been maintained in compliance with the terms of their leases;

      o that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

      o the equipment is in good operating condition and repair and that the lessee has no defenses to rents payable for the equipment resulting from its condition.

      The Partnership would have rights against the seller of the equipment for any losses arising from a breach of representations made to the Partnership, and against the lessee for default under the lease. There is no assurance, however, that these rights would make the Partnership whole for all of its investment in the transaction or its expected returns on the transaction if lessees stop making rental payments in full due to undetected problems or issues. There is also no assurance that an inspection of used equipment prior to purchasing it will reveal defects.

      The Partnership may invest in options that could become unprofitable if the party granting the option files for bankruptcy

      The Partnership may acquire options to purchase equipment for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, the Partnership might be unable to enforce the option or recover the option price paid.

      The Partnership could incur losses if a lessee or borrower defaults

      If a lessee or borrower defaults on its payment obligations, the Partnership would need to attempt to repossess the equipment or, in the case of financing transactions, attempt to foreclose on the collateral securing the financing transaction. The Partnership might be unable (1) to repossess the equipment or foreclose on the collateral at all or, in the event of bankruptcy, only after significant delay, or (2) to sell or re-lease the repossessed equipment or foreclosed collateral on terms comparable to those under the original lease. In these cases, the Partnership might sustain a significant loss of anticipated revenues, resulting in the inability to fully recover its investment.

      If a lessee defaults on a lease which was purchased by the Partnership using borrowed funds, the entire proceeds from the repossessed equipment must first go to repay the related lender of the borrowed funds. Only after that repayment would any of the remaining proceeds from the equipment be available to the Partnership. In such a circumstance, the Partnership's entire investment in such equipment might be lost.

      Losses as a result of lessee defaults may be greater if the Partnership acquires the leased equipment with borrowed funds

      Although we expect the Partnership to acquire some of its investments for cash, we intend to have the Partnership borrow to acquire additional investments and generate additional revenues. A lien on the equipment that is being financed and the related leases will secure such borrowings. Although borrowing permits the Partnership to acquire a greater number and variety of investments, it may also increase the Partnership's risk of loss. For example, if a lessee defaults in the payment of rentals due under a lease that has been assigned to a lender, then the lender could cause the repossession and liquidation of the equipment and the Partnership might not recover its investment in that item of equipment.

      Excessive defaults in securitizations may result in Partnership losses

      The Partnership may invest in special purpose entities formed to acquire pools of leases and financing transactions. These pools, which are often described as "securitizations," would typically consist of many hundreds or thousands of leases or financing transactions. Each pool will have a loss reserve for the percentage of its transactions that it projects will default. If the actual default experience of a pool in which the Partnership invests is worse than the loss reserve, the Partnership's return on its investment in the pool could be reduced or eliminated, or the investment itself, could be lost.

      Leasing equipment in foreign countries may be riskier than leasing in the United States

      If the Partnership leases equipment outside the United States, regulations of other countries will apply which may adversely effect the Partnership's title to equipment in those countries. Foreign courts may not recognize judgments obtained in United States courts, and different accounting or financial reporting practices may make it difficult to judge lessees' and borrowers' financial viability, heightening the risk of default and the loss of the Partnership's investments.

      It may be difficult for the Partnership to repossess its equipment if a foreign lessee defaults. The Partnership may have difficulty enforcing its rights under the lease or financing transaction. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country's tax laws, which may impose unanticipated taxes. While we will seek to require the lessees and borrowers to reimburse the Partnership for all taxes on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, there is no assurance that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

      The Partnership could incur losses as a result of foreign currency fluctuation

      The Partnership may enter into foreign leasing or financing transactions for which they would receive payments in foreign currencies. In these cases, the Partnership may enter into a contract to protect from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow the Partnership to receive a fixed U.S. dollar equivalent for these payments regardless of fluctuations in the currency exchange rate. If the lease or financing payments were disrupted due to default by the lessee or borrower, the Partnership would probably continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missing payments, but at possibly unfavorable exchange rates.

      Furthermore, when the Partnership acquires a residual interest in foreign equipment, it may be impossible to hedge foreign currency exposure with respect to residual values since the amount and timing of receipt of the residual interest is unpredictable. This could positively or negatively affect the Partnership's income from such a transaction, as measured in U.S. dollars.

      Investment in joint ventures may subject the Partnership to risks relating to its co-investors

      The Partnership Agreement permits the Partnership to invest in joint ventures. Investing in joint ventures involves additional risks not present when directly entering into leases or financing transactions. These risks include the possibility that the Partnership's co-investors might become bankrupt or have economic or business interests or goals that are inconsistent with those of the Partnership and want to manage the joint ventures in ways that do not maximize the return to the Partnership. Among other things, actions by a co-investor might subject leases or financing transactions that are owned by the joint venture to liabilities greater than those contemplated by the Partnership. Also, when more than one person controls a joint venture, there might be a stalemate on decisions, including a proposed sale or other transfer of any leases or financing transactions at unfavorable prices or terms.

      We may be unable to obtain insurance for certain types of losses

      While the leases and financing transactions will generally require lessees and borrowers to have comprehensive insurance and assume the risk of loss, some losses, such as from war or earthquakes, may be either uninsurable or not economically insurable. Furthermore, not all possible contingencies affecting equipment can be anticipated or insured against. If such a disaster would occur to the equipment or collateral securing the leases and financing transactions, the Partnership could suffer a total loss of investments in affected equipment.

      The Partnership could suffer losses if it fails to maintain equipment registration

      Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Failing to register these types of equipment or losing the registration could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment.

      Undetected year 2000 problems

      Most computer programs have been written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations. We use third-party software in managing the Partnership and we are communicating with key software vendors to ensure that these systems are year 2000 compliant. If lessees and borrowers were to have year 2000 problems, then their lease and financing payments to the Partnership could be delayed or missed. Although the impact of the year 2000 issue will depend on how lessees and borrowers address the issue, each of them will have a material self-interest in resolving any year 2000 issue. As of the date of this prospectus, we have not experienced any material year 2000 problems, nor are we aware of any material problems experienced by any lessee or borrower.

      Conflicts of interest

      The Partnership will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. See "CONFLICTS OF INTEREST." These conflicts may include:

      o   the  lack  of  separate   legal   representation   and  arm's   length
          negotiations regarding compensation payable to us;

      o the fact that we will receive more fees for acquiring equipment and financing transactions if the Partnership utilizes debt to fund these transactions;

      o the lack of prohibitions in the Partnership Agreement on our ability to compete with the Partnership for equipment acquisitions and other types of business;

      o our discretion to determine when to distribute cash flow to the limited partners or to the Partnership's reserve account could be affected by the fact that deficient reserves relative to the Partnership's contingent liabilities may expose us to liability to creditors of the Partnership;

      o our opportunities to earn fees for referring a prospective lessee to lessors other than the Partnership;

      o the fact that the dealer-manager, who is affiliated with us and is not an independent securities firm, will review and investigate the Partnership and the information in this prospectus;

      o our ability as tax matters partner to negotiate with the IRS to settle tax disputes that would bind the Partnership and the limited partners might not be in your best interest given your tax situation; and

      o our decisions as to when and whether to sell a jointly owned assets when the co-owner is another program we manage.

      We will not devote our time exclusively to managing the Partnership

      The Partnership will not employ its own full-time officers, directors or employees. Instead, we will supervise and control the business affairs of the Partnership. Our officers and employees will only devote the amount of time they think is necessary to conduct the Partnership's business. See "CONFLICTS OF INTEREST."

      Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws that limit the interest rate that can be charged. Although we anticipate structuring the leases to avoid usury laws, there can be no assurance that we will be successful in doing this.

      If a lease were determined to be a loan, it would be subject to usury laws

      Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws, which limit the interest rate that can be charged. Although we anticipate entering into or acquiring leases which we believed are structured so that they avoid being deemed loans, and would therefore not be subject to the usury laws, there can be no assurance that we will be successful in doing this. Loans at usurious interest rates are subject to a reduction in the amount of interest due under the loans. Financing transactions are also subject to the usury laws.

Investment Risks

      You will have limited voting rights and no management authority

      We will make all management decisions for the Partnership, including determining which equipment it will purchase and which financing transactions it will enter into. The success of the Partnership will depend on the quality of the investment decisions we make, particularly relating to the acquisition of equipment and financing transactions and the re-leasing and disposition of equipment. You are not permitted to take part in managing the Partnership or establishing the Partnership's investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of Partnership management to us.

      Generally, you will only be able to vote on extraordinary matters, such as a proposed amendment to the Partnership Agreement. For any matter submitted for your vote, the consent of limited partners owning not less than a majority of a Partnership's units is required for approval. The Partnership Agreement provides that units we own are not counted in determining the percentage of units necessary for a vote concerning:

      o   our removal as general partner; or

      o any transaction between the Partnership and us. See Section 13.2 of the Partnership Agreement, entitled "Limited Voting Rights of the Limited Partners."

      There is no guarantee you will receive a return comparable to that of investors in similar programs we sponsored and manage

      You should not assume that you will experience investment results or returns comparable to those experienced by investors in any other programs we sponsored and manage. You should also keep in mind that a portion of distributions made to date by other programs we sponsored and manage has included a return of investors' capital contributions. See Table III that appears in Exhibit B. Additionally, three similar programs that we sponsored and manage, although with different management than those programs currently have, experienced losses of a portion of their investments in 1991 and 1992 due primarily to lessee bankruptcies. Regularly scheduled distributions of cash to limited partners were not interrupted by these losses, however.

      Losses could exceed reserves resulting in reduced distributions

      While we will do our best to avoid and minimize losses and to establish adequate reserves for losses, Partnership losses could exceed those reserves. If so, there could be a reduction in your distributions. The Partnership will initially set aside 1% of the offering proceeds as reserves for losses. After the reinvestment period, the reserves will be not less than the smaller of 1% of the offering proceeds or 1% of the Partnership's aggregate adjusted capital accounts.

      The amount of distributions you will receive and your return from this investment is difficult to predict

      We arrived at the initial rate of cash distribution by estimating what we believe is a sustainable rate of distribution during the reinvestment period. The actual distribution rate may be greater or less than the initial rate of distribution during the reinvestment period if we deem it prudent to revise the rate. Furthermore, over the entire life of the Partnership the actual rate of return on your investment may be greater than or less than the rate of distribution. If the rate of return on your investment were ultimately less than the initial distribution rate, then some of your distributions would include a return of some of your investment. Until assets have been liquidated and cash has been distributed, the final calculation of the return on your investment cannot be determined. There is no assurance that you will achieve any specified rate of return on your investment. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

      The rate of monthly cash distributions is not fixed

      While we intend to make monthly cash distributions from the Partnership's cash flows, we may determine it is in the best interest of the Partnership to periodically change the amount of the cash distributions you receive or not make any distributions in some months. During the liquidation period, regularly scheduled distributions will decrease because there will be fewer leases and financing transactions available to generate cash flow, although it is expected that lump sums will be distributed from time to time if and when large assets are sold. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

      There is no secondary market for units so your ability to transfer them is limited

      The units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," Treasury Department regulations prohibit us from creating or participating in a "secondary market" for the units. Your ability to sell or otherwise transfer your units, other than at a substantial discount, is extremely limited. You must view your investment in the Partnership as a long-term, illiquid investment. See "TRANSFER OF UNITS."

      If you choose to redeem your units you may not receive your full capital account balance

      Beginning the second full quarter following the final closing date of this offering, you may request that the Partnership redeem up to 100% of your units. The Partnership is under no obligation to do so, however, and will not maintain any cash reserve for this purpose. If we allow the Partnership to redeem your units, the redemption price has been unilaterally set and is described in the section of this prospectus captioned "TRANSFER OF UNITS--Limited Right to Redeem." The redemption price may be less than the unreturned amount of your investment. If your units are redeemed, the redemption price will probably provide you a significantly lower value than the value you would realize by retaining your units for the duration of the Partnership.

Federal Income Tax Risks and ERISA Risks

      Federal tax considerations in general

      Although this investment may be appealing to certain investors for federal income tax purposes, you should invest based on economic rather than tax factors. While tax counsel has reviewed the section of the prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" for accuracy, their opinion about that section is limited largely to tax matters they believe are material to an individual taxpayer. Furthermore, the opinion is subject to assumptions concerning the future operations of the Partnership and is not binding on the IRS. In addition, the IRS has not ruled on any federal income tax issue in relation to the Partnership. Because your other income and expenses may affect the tax consequences of this investment, there can be no assurance that you will obtain the tax consequences described in this prospectus. You and your advisers should not only carefully review the "FEDERAL INCOME TAX CONSEQUENCES" section, but also carefully review your tax circumstances.

      Some of the tax consequences described are unclear because recent tax laws have not yet been interpreted. The tax benefits described may be challenged by the IRS upon audit of any tax return of the Partnership. If an audit adjusts the Partnership's tax return, you might have to adjust your income tax return as well. This might also result in an examination of your return for items unrelated to the Partnership, or an examination of your prior years' returns. You could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The Partnership will not reimburse you for any legal and accounting expenses you incur because of an examination of your income tax return. Nor will the Partnership represent you in connection with an audit by the IRS of items unrelated to the Partnership. See "FEDERAL INCOME TAX CONSEQUENCES--Audit by the IRS."

      If the IRS classifies the Partnership as a corporation, you will lose tax benefits

      If the IRS successfully contends that the Partnership should be treated as a "publicly traded partnership," the Partnership would then be treated as a corporation for federal income tax purposes rather than as a partnership. If so, all of the possible tax benefits of this investment could be eliminated and:

      o   losses realized by the Partnership would not pass through to you;

      o the Partnership would be taxed at income tax rates applicable to corporations thereby reducing distributions to you; and

      o your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

      To minimize this possibility, Section 10 of the Partnership Agreement places restrictions on your ability to transfer units. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships."

      The Partnership could lose cost recovery or depreciation deductions if the IRS treats its leases as sales or financings

      We expect that, for federal income tax purposes, the Partnership will be treated as the owner and lessor of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that the Partnership is not the owner of its equipment, it would not be entitled to cost recovery, depreciation or amortization deductions, and its leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases" and "--Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitation."

      You may incur tax liability in excess of the cash distributions you receive

      Your tax liability from this investment may exceed the cash distributions you receive from it. While we expect that your taxable income from this investment for most years will be less than your cash distributions in those years, to the extent any Partnership debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Partnership property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions.

      There are limitations on your ability to deduct Partnership losses

      Your ability to deduct losses generated by the Partnership is limited to the amounts that you have at risk in this activity. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Partnership's operations will constitute passive activities, you can only use losses from the Partnership to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitations."

      The IRS may  allocate  more  taxable  income to you than  the  Partnership
         Agreement provides

      The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for you than the Partnership Agreement allocates. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses."

      If you are a tax-exempt organization you will have unrelated business taxable income

      Tax-exempt organizations are nevertheless subject to unrelated business tax on unrelated business taxable income ("UBTI"). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Partnership's leasing income will constitute UBTI, as will a portion of its income from financing transactions. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-exempt Organizations."

      If you are a foreign investor you might be subject to U.S. tax withholding and be required to file U.S. tax returns

      Foreign investors should be aware that their share of the income from the Partnership might be subject to U.S. income tax withholding. Foreign investors may also be required to file U.S. income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors."

      This investment may cause you to pay additional taxes

      You may be required to pay alternative minimum tax in connection with this investment, as you will be allocated a ratable share of tax preference items. Our operation of the Partnership may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax." You also may be subject to state and local taxation, such as income, franchise or personal property taxes in your state, as a result of this investment. The
Partnership's use of equipment outside the U.S. might also subject the Partnership and you to income or other types of taxation in foreign countries.

      The assets of the Partnership may be plan assets for ERISA purposes

      ERISA and the tax code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisor and carefully consider the effect of that treatment if that were it to occur. See "INVESTMENT BY QUALIFIED PLANS."

                      SOURCES AND USES OF OFFERING PROCEEDS

      The first table below is our best estimate of the use of the offering proceeds if only the minimum number of units (12,000) is sold. Because the Partnership has not made any acquisitions, we cannot precisely calculate some of the expenses below at this time, so the amounts may vary substantially from these estimates. The second table below is our estimate of our fees and expenses expressed as a percentage of total assets, assuming the maximum number of units (750,000) is sold. Assuming we sell the maximum number of units offered (750,000) and receive $75,000,000 of funds to invest in the Partnership, we project that we will invest 80.21% of the offering proceeds in leases and financing transactions.



                                                                       Fees and Expenses
                                                                           As a % of
                                                                           ---------
                                                   Minimum Offering of       Offering
                                                      12,000 Units           Proceeds            Assets
                                                      ------------           --------            ------

Offering Proceeds(1)--Assets                          $1,200,000             $1,200,000        $2,883,333
Expenses:
Sales Commissions(2)                                     (96,000)                 8.00%             3.33%
Underwriting Fees(3)                                     (24,000)                 2.00%             0.83%
O&O Expense Allowance(4)                                 (42,000)                 3.50%             1.46%
                                                         -------                  ----              ----
Public Offering Expenses                                (162,000)                13.50%             5.62%
Acquisition Fees(5)                                      (86,500)                 7.21%             3.00%
Fees and Expenses as % of Offering Proceeds(6)                                   20.71%
Fees and Expenses as % of Assets                                                                    8.62%


                                                                       Fees and Expenses
                                                                           As a % of
                                                                           ---------

                                                   Maximum Offering of       Offering
                                                     750,000 Units           Proceeds            Assets
                                                     -------------           --------            ------

Offering Proceeds(1)                                 $75,000,000            $75,000,000       $182,291,677
Expenses:
Sales Commissions(2)                                  (6,000,000)                 8.00%             3.29%
Underwriting Fees(3)                                  (1,500,000)                 2.00%             0.82%
O&O Expense Allowance(4)                              (1,875,000)                 2.50%             1.03%
                                                      ----------                  ----              ----
Public Offering Expenses                              (9,375,000)                12.50%             5.14%
Acquisition Fees(5)                                   (5,468,750)                 7.29%             3.00%
Fees and Expenses as % of Offering Proceeds(6)                                   19.79%
Fees and Expenses as % of Assets                                                                    8.14%


(1) Excluding $1,000 contributed by both the original limited partner and us to the Partnership at the time of its formation. Upon the initial closing date of the Partnership, the original limited partner will withdraw from the Partnership and his capital contribution of $1,000 will be refunded.

(2) The Partnership will pay brokers a sales commission of $8.00 per unit sold (8% of offering proceeds), but no sales commission will be paid on units sold to affiliated limited partners.

(3) The Partnership will pay ICON Securities Corp., an affiliate of ours who is acting as dealer-manager, an underwriting fee equal to $2.00 for each unit sold (2.0% of offering proceeds) for managing the offering and to reimburse it, on a non-accountable basis, for wholesaling fees and expenses.


                                       16


(4) The Partnership will pay us organizational and operating expense allowance, called an O & O Expense Allowance, equal to $3.50 for each unit sold (3.5% of offering proceeds) if the offering results in offering proceeds of $25,000,000 or less. We will reduce the percentage of O & O expense allowance payable to us by the Partnership from 3.5% to 2.5% for offering proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for offering proceeds exceeding $50,000,000.

      The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

      (a) organizing the Partnership and offering units for sale, which may include legal, accounting, printing, advertising and promotional expenses for preparing the Partnership for registration and then offering and distributing the units to the public; and

      (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Partnership.

(5) Acquisition fees are computed by multiplying 3.0% times the total purchase price of the Partnership's investments purchased with both offering proceeds and with the maximum allowable borrowings. The acquisition fees in the table are calculated assuming that, on average, total Partnership indebtedness will equal 67% of the purchase price of all investments.

(6) The Partnership intends to establish an initial reserve equal to 1.0% of offering proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.

                                OUR COMPENSATION

      The following table summarizes the types and estimated amounts of all compensation or distributions that we and our affiliates may be paid, directly or indirectly, by the Partnership. Some of this compensation will be paid regardless of the success or profitability of the Partnership's operations, and was not determined by arm's-length negotiations.

      Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including us, is limited by provisions in the Partnership Agreement and the requirements of (a) the NASAA Guidelines, which have maximum compensation and minimum use of proceeds requirements and (b) the NASD's Conduct Rules (which limit selling compensation).


Type of Compensation               Method of Compensation                Estimated Dollar Amount
--------------------               ----------------------                -----------------------

Underwriting   Fee-payable  to     2.0%  ($2.00  per unit) of the        $24,000 if the minimum offering
ICON  Securities   Corp.,  the     offering proceeds on all units        of  12,000  units  is sold  per
dealer-manager                     sold.                                 Partnership, up to a maximum of
                                                                         $1,500,000 if all 750,000 units
                                                                         are sold.
Sales  Commission-expected  to     8.0%  ($8.00  per unit) of the
be paid  primarily  to selling     offering   proceeds  from  all        Not determinable at this time.
dealers   with  only  a  small     units  sold,  other  than  for
amount  expected to be paid to     units   sold   to   affiliated        If all units  sold were sold by
ICON Securities Corp.              limited  partners  which shall        the dealer-manager, which we do
                                   be  sold  on a  net  of  sales        not expect,  the maximum amount
                                   commission basis.                     of sales  commissions  that the
                                                                         dealer-manager   could  receive
                                                                         would be $96,000 if the minimum
                                                                         offering  of  12,000  units  is
                                                                         sold  and   $6,000,000  if  all
                                                                         750,000 units are sold. In each
                                                                         case,    these    amounts   are
                                                                         calculated    without    giving
O & O Expense Allowance payable                                          effect to possible reduction of
to us or  the  dealer-manager,     3.5%  ($3.50  per unit) of the        the  sales  commissions  due to
or  both,  for  organizational     first  $25,000,000 of offering        commissions    that   are   not
and offering expenses              proceeds;   2.5%   ($2.50  per        payable for units  purchased by
                                   unit) of offering  proceeds in        affiliated limited partners, if
                                   excess of $25,000,000 but less        any.
                                   than  $50,000,000;   and  1.5%
                                   ($1.50  per unit) of  offering        Not determinable at this time.
                                   proceeds             exceeding
                                   $50,000,000,        on       a        A  minimum  of  $42,000  if the
                                   non-accountable          basis        minimum   offering   of  12,000
                                   (exclusive       of      sales        units is sold,  up to a maximum
                                   commissions)  whether  or  not        of  $1,875,000  if all  750,000
                                   incurred.  We will pay  actual        units are sold.
                                   organizational   and  offering
                                   expenses for this  offering to
                                   the   extent   such   expenses
                                   exceed   the  O  &  O



                                       18


Type of Compensation               Method of Compensation                Estimated Dollar Amount
--------------------               ----------------------                -----------------------

                                   expense allowance.

                                   We  will  pay or  advance  bona
                                   fide  due  diligence  fees  and
                                   expenses of the  dealer-manager
                                   and  actual   and   prospective
                                   selling   dealers  on  a  fully
                                   accountable   basis  from  such
                                   allowance  up  to,  but  not in
                                   excess,  of the  lesser  of the
                                   maximum  amount  payable  under
                                   the NASD Conduct Rules,  or 1/2
                                   of 1% of the offering proceeds.

                                         Operational Stage

Acquisition Fee payable to us.     3.0% of                               Total  acquisition  fees  would
                                                                         equal    11.5%    of   offering
                                   (a) the purchase  price paid by       proceeds (or  $138,000) if  the
                                   the  Partnership  to the seller       minimum   offering   of  12,000
                                   of  each   item  of   equipment       units  is  sold)  and  7.10% of
                                   acquired  or   residual   value       offering       proceeds     (or
                                   interest   acquired;   the  fee       $5,328,102    if  all   750,000
                                   includes   debt   incurred   or       units   are   sold).   In  both
                                   assumed or debt which  would be       instances   this  assumes  that
                                   assumed   if  the   option   to       total  Partnership indebtedness
                                   acquire   a   residual    value       will  equal 67% of the purchase
                                   interest    were    immediately       price  of all investments.
                                   exercised; and

                                   (b)  the  principal  amount  of
                                   each   financing    transaction
                                   entered into or acquired by the
                                   Partnership.(1)

                                   In   calculating    acquisition
                                   fees,  fees  payable  by  or on
                                   behalf of


(1) Total  acquisition  fees paid from all sources is limited to 3.0% of offering  proceeds,  an amount equal to the lesser of (a) 15.0% of offering  proceeds or (b)the  difference  between  (1)the maximum front-end  fees allowable  under the NASAA  Guidelines  and (2)all other  front-end fees (i.e.,  sales commissions,  underwriting  fees  and the O& O  expense  allowance,  which  total  13.5%  of  offering proceeds).  Pursuant to the NASAA Guidelines,  the maximum front-end fees which the Partnership may pay is 20% of offering  proceeds  (if no debt is employed by the  Partnership  to acquire its  investments)
which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of the cost of the Partnership's  investments) so utilized.  As a result, if the Partnership utilized  indebtedness equal to 67% of the cost of the Partnership's  investments,  the Partnership would be able to pay total front-end fees equal to 19.60% of offering  proceeds and  acquisition  fees would be limited to 7.5% of offering  proceeds.  As also described in the above table,  we will be entitled to receive  acquisition fees from the  Partnership for  evaluating,  selecting,  negotiating and closing the acquisition of the
Partnership's equipment and entering into financing Transactions.  In addition, sellers of equipment to the Partnership may pay fees to brokers or finders  representing such sellers, but in no event may such brokers or finders include us or any of our affiliates.


                                       19


Type of Compensation               Method of Compensation                Estimated Dollar Amount
--------------------               ----------------------                -----------------------

                                   the Partnership to unaffiliated
                                   finders and brokers will be
                                   deducted from  acquisition fees
                                   otherwise payable to us. No
                                   finder's or broker's fees may
                                   be paid to any of our
                                   affiliates.

                                   We will reduce or refund
                                   acquisition fees if the
                                   Partnership's investment in
                                   equipment is less than the
                                   greater of (a) 80% of the
                                   offering proceeds reduced by
                                   .0625% for each 1% of
                                   borrowings encumbering the
                                   Partnership's equipment, or
                                   (b) 75% of the offering
                                   proceeds.

Management  Fee-payable  to  us    The lesser of:                        Not  determinable at this time.
for   actively   managing   the
leasing, re-leasing,  financing    (i)(a)   5%  of  gross   rental       We have agreed to  subordinate,
and  refinancing of Partnership    payments from operating  lease,       without  interest,  our receipt
leases      and       financing    except   operating  leases  for       of  monthly   payments  of  the
transactions                       which  management  services are       management  fees to the limited
                                   performed   by   non-affiliates       partners' receipt of first cash
                                   under our supervision for which       distributions until the earlier
                                   1%  of  annual   gross   rental       of  (1)the  limited  partners'
                                   payments shall be payable;            receipt  of  all   accrued  but
                                                                         previously unpaid, and current,
                                   (b) 2% of gross rental payments       installments   of  first   cash
                                   and debt service  payments from       distributions or (2)expiration
                                   fullpayout   leases   with  net       of the reinvestment period. Any
                                   lease provisions,  2% of annual       management fee deferred will be
                                   gross  principal  and  interest       deferred    without    interest
                                   payments     from     financing       during the reinvestment  period
                                   transactions;                         until the limited partners have
                                                                         received    all   accrued   and
                                                                         previously  unpaid  first  cash
                                   (c)  and  7%  of  gross  rental       distributions.
                                   payments     from     equipment
                                   operated by the  Partnership as       Management  fees  payable  with
                                   provided  in  NASAA  Guidelines       respect to investments acquired
                                   Section IV.E.4(2); or                 by the Partnership prior to the
                                                                         effective     date    of    our
                                   (ii)  management fees which are       withdrawal  as general  partner
                                   competitive  and/or customarily       will remain
                                   charged  by  others   rendering
                                   similar services as an ongoing


(2) If we provide both  equipment  management and  additional  services,  relating to the continued and active  operation of  Partnership  equipment,  such as on-going  marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for the Partnership's  equipment and similar services, we may charge the Partnership a management fee not to exceed 7.0% of the gross rental payments from equipment operated by the Partnership.



                                       20


Type of Compensation               Method of Compensation                Estimated Dollar Amount
--------------------               ----------------------                -----------------------
                                   public  activity  in  the  same       payable  to  us   despite   our
                                   geographic location for similar       withdrawal   as  and  when  the
                                   equipment     and     financing       Partnership receives the rental
                                   transactions.                         proceeds  from the  investments
                                   creating the  obligation to pay
                                   the   management    fees.

Cash  Flow-share  distributable    Prior to  payout,  which is the       Not determinable at this time.
to us                              time when cash distributions in
                                   an  amount  equal to the sum of
                                   the      limited      partners'
                                   (1)capital  contributions  and
                                   (2)an 8.0%  cumulative  annual
                                   return   thereon,    compounded
                                   daily,    have    been    made,
                                   distributions of available cash
                                   from operations and sales shall
                                   be  made  99%  to  the  limited
                                   partners  and 1% to  us.  After
                                   payout,     distributions    of
                                   available    cash    shall   be
                                   distributed  90% to the limited
                                   partners and 10% to us,  unless
                                   limited   partners   have   not
                                   received distributions equal to
                                   150% of  their  investment,  in
                                   which   case  the  ratio   will
                                   remain 99:1 until that level of
                                   distributions      has     been
                                   achieved.

Subordinated Remarketing           For  sales  of  equipment   and       Not determinable at this time.
Fee--payable to us for             financing   transactions,    an
arranging the sale of the          amount  equal to the  lesser of
Partnership's equipment            (1)3.0% of the contract  sales
financing transactions.            price  for  the   Partnership's
                                   investments,   or  (2)one-half
                                   the     normal      competitive
                                   commission      charged      by
                                   unaffiliated  parties  for such
                                   services  in light of the size,
                                   type and location of the leases
                                   and financing transactions.  No
                                   subordinated   remarketing  fee
                                   will  accrue or be payable  for
                                   any  portion of cash from sales
                                   which    is    reinvested    in
                                   additional          Partnership
                                   investments.   Payment  of  the
                                   subordinated   remarketing  fee
                                   will be  deferred  until  after
                                   payout and will be made without
                                   interest.


                                       21


Type of Compensation               Method of Compensation                Estimated Dollar Amount
--------------------               ----------------------                -----------------------
Reimbursement For Out-Of-Pocket    The Partnership  will reimburse       Not determinable at this time.
Acquisition  Expenses  Directly    our  affiliates and us for some
Attributable To The Acquisition    expenses  and   incurred     in
Of Equipment--payable to us and    connection       with       the
our affiliates(3)                  Partnership's operations.

                                   Interest in Profits or Losses

Partnership's    Profits    and    We will be allocated shares of        Not determinable at this time.
Losses for Tax  Purposes--share    the Partnership's profits and
allocable to us                    losses for tax purposes that
                                   generally approximate our share
                                   of available cash from
                                   operations and from sales.
______________

(3) In the event we or an affiliate  purchases  equipment with our own funds in order to facilitate the later purchase by the Partnership, or borrows on behalf of the Partnership for any Partnership purpose, we or the  affiliate  will be  entitled  to receive  interest  on the funds  expended  on behalf of the
Partnership until the Partnership  purchases the equipment or repays the loan. Interest will be paid at a rate equal to that which would be charged by third-party  financing  institutions on comparable loans for the same purpose in the same geographic area.


      The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

      (a) organizing the Partnership and offering units for sale, which may include legal, accounting, printing advertising and promotional expenses for preparing the Partnership for registration and then offering and distributing the units to the public; and

      (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Partnership.

      In addition to the O & O Expense Allowance, the Partnership will reimburse us and our affiliates for: (1) the actual costs of goods and materials used for or by the Partnership and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Partnership's leases and financing transactions incurred prior to the time that the Partnership has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of the Partnership (such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment), not in excess of the lesser of our, or our affiliate's, costs, or 90% of the costs that the Partnership would be required to pay to independent parties for comparable services. The Partnership's annual reports to the limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our affiliates and us.

      Section 6.4(i) of the Partnership Agreement limits the types and annual amounts of expenses of the Partnership that may actually be paid by the Partnership to us. No reimbursement is permitted for services for which we are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, except as permitted under Section 6.4(i) of the Partnership Agreement, will be:

      (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in us or any of our affiliates; and

      (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items, other than as specified provided in such Section 6.4(i).

      While the Partnership is not permitted to pay any remuneration to any of our or our affiliates' officers or directors for services on the Partnership's behalf, we or the dealer manager may apply any portion or none of the O & O Expense Allowance to defray such costs.

      We expect that the Partnership will also directly pay third parties for services provided to the Partnership from time to time. These services will include compensation to unaffiliated professionals for such matters as auditing, legal services, accountancy services and advice, tax services and advice, equipment and portfolio management and advice, and in any other area which we deem necessary and appropriate for the professional management of the affairs of the Partnership.

                              CONFLICTS OF INTEREST

      The Partnership will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. There are some provisions in the Partnership Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of the Partnership Agreement, which limits the actions we can take on behalf of the Partnership and limits our compensation from the Partnership. In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of our fiduciary obligations to you, which require us to consider your best interests in managing the Partnership's assets and affairs. The conflicts include the following:

No Arm's Length Negotiation of Agreements

      We are represented by the same legal counsel as the Partnership and the dealer-manager. The limited partners, as a group, have not been represented by legal counsel and the Partnership's legal counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. Therefore, none of the agreements and arrangements between the Partnership and either the dealer-manager or us was negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Partnership will also perform services for us, the dealer-manager, some of our affiliates and for other partnerships or ventures that we or our affiliates may sponsor. However, should a dispute arise between the Partnership and us, we will have the Partnership retain separate legal counsel to represent the Partnership in connection with the dispute.

Our Compensation

      We have unilaterally determined the compensation that we and the dealer-manager will be paid by the Partnership. However, we believe that the amount of compensation is representative of practices in the industry and complies with the NASAA Guidelines in effect on the date of this prospectus. Both we and the dealer-manager will receive substantial compensation upon the closing of this offering and upon, or from, the Partnership's acquisition, use and sale of its leases and financing transactions. We will make decisions involving these transactions in our sole discretion. See "OUR COMPENSATION."

      A conflict of interest may also arise from our decisions concerning the timing of the Partnership's purchases and sales of equipment or the termination of the Partnership, each of which events will have an effect on the timing and amounts of our compensation. In such circumstances, our interest in continuing the Partnership and receiving management fees, for example, may conflict with the interests of the limited partners in realizing an earlier return of their investment or distributions.

Effect of Leverage on Our Compensation

      We intend to acquire the Partnership's investments with borrowings of approximately 67% of the aggregate purchase price of the Partnership's total investments, but the actual level of borrowings may vary and we are permitted to finance up to 80% of the aggregate purchase price of all the Partnership's investments if offering proceeds do not exceed $25,000,000. If offering proceeds do not exceed $25,000,000, we believe that higher leverage will best serve the Partnership by allowing it to own a greater diversity of equipment and spreading credit risk among a greater number of lessees than could be the case if lower leverage were utilized. Since our acquisition fees are based upon the purchase price of all equipment and financing transactions we acquire for the Partnership, including related borrowings, we would earn a greater amount of acquisition fees (subject to the limit on those fees) if a greater percent of debt were employed.

      If offering proceeds exceed $25,000,000, we have agreed to a pro rata limitation on borrowings. For example, if offering proceeds were $50,000,000, the permitted borrowing limit would be reduced from 80% of the aggregate purchase price of the Partnership's total investments to 75%. If offering proceeds reach the maximum offering size of $75,000,000, the limit would be reduced further to 67%. Following the offering period and to the extent the limits described above require leverage of less than 75%, the Partnership's permitted leverage may rise to 75% when reinvestment proceeds are reinvested by the Partnership. See "OUR COMPENSATION."

Competition with the Partnership for Equipment

      We and our affiliates are engaged directly and indirectly in the business of acquiring equipment for our own accounts as well as for other programs. In the future, we, or any of our affiliates, may form, sponsor, and act as a general partner of or as an advisor to other investment entities (including other public equipment ownership and leasing partnerships). Those entities could have investment objectives similar to the Partnership's and may be in a position to acquire the same investments at the same time as the Partnership. See "RELATIONSHIPS WITH SOME OF OUR AFFILIATES" and "MANAGEMENT" for a chart of and a description of our relationship to the Partnership.

      Until all capital contributions (the initial amounts invested by limited partners) have been invested or committed, used to pay permitted front-end fees or returned to limited partners as provided in the Partnership Agreement, all investment opportunities meeting the investment objectives of the Partnership (including equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnership first except in the following circumstances:

      o The required cash investment is greater than the cash that the Partnership has available for investment;

      o The amount of debt to be incurred or assumed is above levels that we believe are acceptable for the Partnership;

      o The equipment type is not appropriate to the Partnership's objectives, which include seeking to avoid concentrations of exposure to any one class of equipment;

      o The lessee's credit quality does not satisfy the Partnership's objectives of maintaining a high-quality portfolio with low credit losses while avoiding a concentrated exposure to any individual lessee or user;

      o The remaining lease or financing term extends beyond the date by which we must liquidate the Partnership's investments;

      o The Partnership's available cash flow is not commensurate with its need to make distributions during the Partnership's reinvestment period;

      o The structure of the proposed transaction, particularly the end-of-lease options governing the equipment, does not provide the opportunity to obtain the residual values needed to meet the Partnership's total return requirements; and

      o The transaction does not comply with the terms of the Partnership Agreement.

      The Partnership Agreement does not prohibit us or our affiliates from investing in equipment leases or acquiring financing transactions, and we can engage in acquisitions, financing, refinancing, leasing and re-leasing opportunities on our or their own behalf or on behalf of other partnerships. We and our affiliates shall have the right to take for our or their own account, or to recommend to any program we manage, any particular investment opportunity after considering the factors in the preceding paragraph.

      Any conflicts in determining and allocating investments between the Partnership and us or between the Partnership and another program will be resolved by the investment committee, which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by the Partnership. If the investments available from time to time to the Partnership and to other programs we manage is less than the aggregate amount of investment then sought by them, the available investment will generally be allocated to the investment entity that has been seeking investments for the longest period of time.

      Conflicts may also arise between two or more investment programs (including the Partnership) that we or one of our affiliates advise or manage, or between one or more of investment programs and an affiliate of ours acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In these cases, the first opportunity to re-lease or sell equipment will generally be allocated to the investment program attempting to re-lease or sell equipment that has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, we may make exceptions to this general policy where equipment is subject to remarketing commitments with contrary provisions or where, in our judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular investment program.

Our Liability for Partnership Obligations; Our Determination of Reserves

      As a general rule, we are liable for the Partnership's liabilities to the extent that they exceed its assets (including reserves for working capital and contingent liabilities). We determine the amount of reserves and we allocate the Partnership's cash flow to maintain or increase the amount in the reserve account. Because we may be exposed to liability to creditors of the Partnership if there is a deficiency in the amount of reserves relative to the Partnership's contingent liabilities, we may have a conflict of interest in determining when to allocate cash flow for distribution to you or to the Partnership's reserve account.

Joint Ventures

      For added diversification, the Partnership may invest in joint ventures with other programs that we or others sponsor and manage. If the Partnership enters into a joint venture, we would have a fiduciary duty to the Partnership and to any other investment programs we manage that participate in it. Having these duties to several partnerships may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and investment objectives of the Partnership. See "RISK FACTORS--Partnership Risks."

Lease Referrals

      From time to time, we may have the opportunity to earn fees for referring prospective equipment or financing transactions to a purchaser other than the Partnership. This could involve conflicts of interest because we would receive compensation as a result of the referral even though the Partnership would not receive any benefits. Section 6.5 of the Partnership Agreement provides that, if the Partnership has funds available for investment, we will not refer prospective equipment or financing transactions to third parties for compensation, unless, using the criteria listed above under "Competition with the Partnership for Equipment," we decide that the investment in question is inconsistent with the investment and diversification objectives of the Partnership.

Participation of an Affiliate in this Offering

      Units will be sold on a best-efforts basis through ICON Securities Corp. (the dealer-manager), who will receive underwriting fees for all units sold in addition to sales commissions for any units sold by its securities representatives. Because ICON Securities Corp. is affiliated with us, its review and investigation of the Partnership and the information provided in this prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

Tax Matters Partner

      We are the Partnership's tax matters partner for purposes of dealing with the Internal Revenue Service on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, we are empowered to negotiate with the IRS and to settle tax disputes, thereby binding the limited partners and the Partnership by any settlement. While we will seek to take into consideration your interest in agreeing to any settlement of any disputed items of Partnership's income and expense, there is no assurance that any settlement will be in the best interest of any specific limited partner given his or her specific tax situation.

                            FIDUCIARY RESPONSIBILITY

Conflicts

      General. The Partnership Agreement makes us accountable to the Partnership as a fiduciary. Therefore, we must always act with integrity and good faith, and exercise due diligence in conducting the business of the Partnership and in resolving conflicts of interest, subject to certain limitations set forth in the Partnership Agreement. By law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This normally means that a general partner cannot engage in activities which might create an interest for itself that is adverse to that of the partnership of which it is the general partner. Because we and other investment programs that we manage or in the future may manage will acquire equipment and enter into financing transactions, we may be deemed to have a position adverse to the Partnership.

      Modification. Section 6.5 of the Partnership Agreement includes provisions to resolve conflicts of interest that may arise between the Partnership and other investment programs we manage with respect to particular investment opportunities that become available. We shall make investment opportunities available as described in that section of the Partnership Agreement. However, until all capital contributions have been invested or committed, used to pay permitted front-end fees or returned to limited partners as provided in the Partnership Agreement, all investment opportunities meeting the investment objectives of the Partnership shall be presented to the Partnership first. If two or more investment programs that we manage are in a position to lease the same equipment or provide the same financing, we will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. We are not certain whether these provisions regarding allocating opportunities are enforceable.

      Detriment and Benefit. If the Partnership Agreement did not modify the general common law fiduciary duties, we could not serve as the general partner for the Partnership and any other investment program that might acquire, finance and lease equipment at the same time. The modification may operate as a detriment to you because there may be business opportunities that we will not make available to the Partnership.

      The foregoing modifications permit us to act as a general partner to more than one similar investment program, and we believe the Partnership should benefit from our resulting experience. The modifications also permit the Partnership to enter into joint ventures to acquire a larger and more diverse asset pool. However, the modifications relieve us and our affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time. The modifications attempt to resolve any conflicts arising from our management of multiple investment programs in a manner consistent with the expectations of the investors of all of these programs, our fiduciary duties and the Partnership's and other programs' investment objectives, especially including that of investment diversification.

Indemnification

      The Partnership Agreement limits our liability to the Partnership and to you. The Partnership will indemnify us and our affiliates, from the Partnership's assets, for any liability, loss, cost and expense of litigation arising out of our acts or omissions provided that:

      (1) we or our affiliate made a determination in good faith that the action or inaction was in the best interests of the Partnership;

      (2) we or our affiliate were acting on behalf of or performing services for the Partnership; and

      (3) the course of conduct did not constitute negligence or misconduct on our part or that of our affiliate.

      As a result, your right to sue us for alleged breach of our fiduciary duty in conducting the affairs of the Partnership may be limited. However, we and each of our affiliates will be liable, responsible and accountable, and the Partnership will not be so liable for, liability, loss, cost or expense due to our or our affiliate's fraud, negligence, misconduct or breach of fiduciary duty to the Partnership or any partner, as determined by a court. The Partnership will not have to pay the cost of insurance that insures us or any affiliate for any liability for which we cannot be indemnified.

      In addition, we have agreed to indemnify the dealer-manager and the selling dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of units. Any successful claim for indemnification would deplete the Partnership's assets by the amount paid and could reduce the amount of distributions subsequently made to you.

      The Partnership is not permitted to indemnify us, any of our affiliates, or any selling dealer for any losses, liabilities, litigation, settlement or any other costs or expenses arising out of an alleged violation of federal or state securities laws unless the following have occurred:

      (1) (a) there was a successful adjudication on the merits in favor of us, our affiliate or the selling dealer on each count of alleged securities laws violation;

          (b) the claims were dismissed on the merits by the court;

          (c) the court approved a settlement of the claims and indemnification regarding the costs of claims; plus

      (2) we have advised the court regarding the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Texas and any other relevant regulatory body on the issue of indemnification for securities law violations.

Investor Remedies

      There are a number of remedies available to you if you believe we have breached our fiduciary duty to you. You may sue on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages, or you may bring suit on behalf of the Partnership (a derivative action) to recover damages from us or from third parties where we have failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or state securities laws in connection with the purchase or sale of units, you may be able to recover the losses from a selling dealer, the dealer-manager, or anyone associated with either of them. In addition, for investors that are employee benefit plans, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract might apply with equal force to us.

      We will provide quarterly and annual reports of operations and must, on demand, give you or your legal representative a copy of the Form 10-K and true and full information concerning the Partnership's affairs. Further, you may inspect or copy the Partnership's books and records at any time during normal business hours. See "SUMMARY OF THE PARTNERSHIP AGREEMENT--Access to Books and Records."

      This is a developing and constantly changing area of the law and this summary, which describes in general terms the remedies available to you if we breach our fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our duties or you believe that we have breached a fiduciary duty, you should consult your own counsel.

      In the opinion of the SEC, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If we assert a claim against the Partnership for indemnification of such liabilities (other than for expenses incurred in a successful defense) under the Partnership Agreement or otherwise, the Partnership will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

                               OUR OTHER PROGRAMS

      We were formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, we are the general partner of: ICON Cash Flow Partners, L.P., Series B; ICON Cash Flow Partners, L.P., Series C; ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E; ICON Cash Flow Partners L.P. Six; ICON Cash Flow Partners L.P. Seven; and ICON Income Fund Eight A L.P., and we were the general partner of ICON Cash Flow Partners, L.P., Series A which was liquidated and dissolved in 1999. These limited Partnerships are referred to collectively as our prior public programs. All were publicly offered and are income-oriented equipment leasing limited partnerships with objectives similar to that of the Partnership. We and our affiliates have also engaged in the past, and may in the future engage in the business of brokering or acquiring equipment leasing or financing transactions which do not meet the investment criteria we have established for the Partnership and for our prior public programs (such as criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

              Prior Programs Subscriptions as of December 31, 1999

    Limited Partnership                         No. of                Total
                                             Investors        Subscriptions

    Series A (dissolved in 1999)                   226           $2,504,500
    Series B                                     1,756           20,000,000
    Series C                                     1,741           20,000,000
    Series D                                     3,060           40,000,000
    Series E                                     3,753           61,041,151
    L.P. Six                                     2,283           38,385,712
    L.P. Seven                                   4,650           99,999,682
    Eight A                                      2,430           59,518,458

      Our prior public programs are all actively engaged in purchasing equipment and entering into and acquiring leases and financing transactions. As of December 31, 1999, our prior public programs had originated or acquired investments as follows:

                            Investments Originated or
                        Acquired by Prior Public Programs
                             as of December 31, 1999
              (all amounts in dollars of original acquisition cost)

  Limited                       Leased          Financing             Total
  Partnership                 Equipment       Transactions       Investments
  -----------                 ---------       ------------       -----------
   Series A              $6,226,774             $1,556,694          $7,783,468
   Series B             $63,732,913             $4,068,058         $67,800,971
   Series C             $69,021,386             $3,632,705         $72,654,090
   Series D            $116,714,143            $20,596,614        $137,310,757
   Series E            $243,851,134            $35,474,334        $279,325,468
   L.P. Six            $152,822,820            $13,288,941        $166,111,761
   L.P. Seven          $309,824,776             $1,556,908        $311,381,684
   Eight A             $139,378,509                     $0        $139,378,509

      As of December 31, 1999, our prior public programs had leases and financing transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) consisting of the dollar amounts shown below, and representing the percentages shown below, respectively, of the original cost of investments acquired.

                             Investment Portfolio of
                              Prior Programs as of
                                December 31, 1999

   Limited                       Leased          Financing             Total
   Partnership                 Equipment       Transactions       Investments
   -----------                 ---------       ------------       -----------

   Series A                           --                 --                --
   Series B                   $1,377,689           $582,976         1,960,665
   Series C                    1,081,788          1,100,636         2,182,424
   Series D                   17,016,650          1,915,899        18,932,549
   Series E                   75,184,007         27,916,178       103,100,185
   L.P. Six                   46,116,063          2,204,250        48,320,313
   L.P. Seven                274,823,670          1,903,741       276,727,411
   Eight A                   136,275,272                          136,275,272


      The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through Eight A for each year from their dates of formation through December 31, 1999 are included in TABLE III of Exhibit B to the Prospectus. Additional investment information concerning such Programs as of December 31, 1999, is also included in Tables I, II and V of Exhibit B to the prospectus.

      Three of our prior public programs, Series A, Series B and Series C, experienced unexpected losses in 1992, which are shown on TABLE III of Exhibit B to Cumulative Supplement No. 3. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

      We have taken steps that has assisted Series A, and we believe will assist Series B and Series C in partially recovering its losses, including:

      (1) foregoing administrative expense reimbursements from July 1, 1991 through September 30, 1993, which we were otherwise entitled to receive, in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C);

      (2) reducing the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of those programs;

      (3) effective September 30, 1993, deferring $38,081 in Series A management fees and, effective November 15, 1995 and June 19, 1996, eliminating Series B and C's obligation to pay $220,000 and $529,125, respectively, in accrued and future management fees;

      (4) effective January 1, 1994 reducing the management fees which Series A, Series B and Series C would each pay us to a flat rate of 2% and, effective January 1, 1995, further reducing the management fees which Series A pays us to a flat rate of 1%;

      (5) effective January 31, 1994, converting the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of those programs' portfolios;

      (6) effective January 31, 1995, amending the partnership agreement of Series A, by vote of a majority of its limited partners, to:

          (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years;

          (b) authorize us to make loans to Series A for terms greater than twelve months and for up to $250,000; and

          (c) (as noted in clause (4), above) decrease the rate of management fees payable to us by Series A to a flat 1% of gross revenues from all of its leases and financing transactions (pursuant to the amendments, in February and March 1995, we lent $75,000 and $100,000, respectively, to Series A, which was converted to a capital contribution in September, 1997);

      (7) effective November 15, 1995, amending the partnership agreement of Series B, by vote of a majority of its limited partners, to:

          (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the liquidation period;

          (b) eliminate the obligation of Series B to pay us $220,000 of the $347,000 of accrued management fees and any future management fees; and

          (c) limit past management fees payable by Series B to $127,000 and require us to pay that amount to Series B as an additional capital contribution; and

      (8) effective June 19, 1996, amending the partnership agreement of Series C, by vote of a majority of its limited partners, to:

          (a) extend the reinvestment period of Series C for up to four and one-half additional years and thereby delay the start and the end of the liquidation period;

          (b) eliminate the obligation of series B to pay us $529,125 of the $634,125 of accrued management fees; and

          (c) limit past management fees payable by Series C to $105,000 and require us to pay that amount to Series C as an additional capital contribution.

      We can provide no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series B and Series C. To the extent these efforts are not successful, and Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup the losses, any of those programs so effected would not be able to return all of their respective investors' capital contributions.

      The information presented in this section of the prospectus concerning our prior public programs, as well as the information and data in the Tables included as Exhibit B for our prior public programs, represents our experience in the prior programs and are not audited. If you purchase units in the Partnership you will not have any ownership interest in any other program as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in our prior public programs.

                    RELATIONSHIPS WITH SOME OF OUR AFFILIATES

      The following diagram shows our relationship to some of our affiliates. The solid lines indicate ownership and the broken lines indicate contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

                                 (Graph Omitted)

                                   MANAGEMENT

The General Partner

      We are a Connecticut corporation formed in 1985 under the name ICON Properties, Inc. We changed our name on July 19, 1990 to more accurately reflect the scope and focus of our business activities. Our financial statements are presented in this prospectus show that our financial condition, with an aggregate maximum net worth in excess of one million dollars, is commensurate with the financial obligations we have assumed in the offering and in the operation of the Partnership. Our principal offices are located at 111 Church Street, White Plains, New York 10601 ((914) 993-1700), with additional offices located at 31 Milk Street, Suite 1111, Boston, Massachusetts 02109 ((617) 338-4292); Four Embarcadero Center, Suite 1810, San Francisco, California 94111 ((415) 981-4266) and 599 Lexington Avenue, Suite 2705, New York, NY 10022 ((212)
418-4700). Our officers, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

      All services relating to the day-to-day management of equipment and entering into leases and financing transactions will be performed by us or under our direction. These services include collecting payments due from the lessees and borrowers, remarketing equipment which is off-lease, inspecting equipment, being a liaison with lessees and borrowers, supervising equipment maintenance, and monitoring performance by the lessees and borrowers of their obligations, including payment of rent or principal and interest and all operating expenses.

         Our officers and directors are:

  Beaufort J. B. Clarke     Chairman, Chief Executive Officer and Director
  Paul B. Weiss             President and Director
  Thomas W. Martin          Executive Vice President, Treasurer and Director
  Allen V. Hirsch           Senior Vice President
  Louis J.C. Cusano         Senior Vice President and Counsel


      Beaufort J. B. Clarke, 53, became our Chairman, Chief Executive Officer and Director and those of the dealer-manager as well in August of 1996. He was our President from August of 1996 until December 31, 1998. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Prior to that, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Previously, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

      Thomas W. Martin, 45, became our Executive Vice President, Treasurer and Director and those of the dealer-manager as well in August of 1996. Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

      Paul B. Weiss, 39, became our President and Director on January 1, 1999. Mr. Weiss was our Director and Executive Vice President responsible for lease acquisitions from November of 1996 until December 31, 1998. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. from October of 1993 through November of 1996. Prior to that, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

      Allen V. Hirsch, 46, joined us in December of 1996 as Senior Vice President. At that time Mr. Hirsch also became the President and Chief Executive Officer of the dealer-manager. Prior to joining us, Mr. Hirsch spent 16 years with PLM Financial Services and its affiliates, most recently as President of PLM Securities Corp. for four years. He also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, a M.S. degree in Transportation from the University of Maryland and a M.B.A. from Harvard Business School.

      Louis J.C. Cusano, Esq., 39, became our Senior Vice President and Counsel in June of 1999. Previously, from 1995 to 1999 Mr. Cusano was Executive Vice President and General Counsel to Nikko Hotel's Essex House Real Estate Corporation, a subsidiary of Japan Airlines' hotel and hospitality group. Prior to that, Mr. Cusano was an attorney with Dewey Ballantine and in private practice concentrating on leasing, corporate finance and real estate transactions. Mr. Cusano received a J.D. from the Boston University School of Law and a B.A. from the University of Virginia.

Our Affiliates

      ICON Securities Corp., the dealer-manager, is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp. It was formed in 1982 to manage the equity sales for investor programs sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

                       INVESTMENT OBJECTIVES AND POLICIES

General

      Investment Objectives. The Partnership will purchase various types of equipment that it will lease or is already being leased at the time of purchase. The Partnership may enter into financing transactions where it loans funds to equipment users. The leases and financing transactions will primarily be with businesses located in North America and Europe that we determine are creditworthy. We have four investment objectives:

      (1) INVEST IN EQUIPMENT AND FINANCING TRANSACTIONS: to invest at favorable prices in a diversified portfolio of primarily used equipment having long lives and high resale values, and, to a lesser degree, in financing transactions that are secured by equipment to creditworthy businesses at attractive rates of interest;

      (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Partnership, beginning the month after the month you are admitted as a limited partner;

      (3) DIVERSIFICATION TO REDUCE RISK: to purchase a diversified portfolio of equipment subject to leases or financing transactions with creditworthy lessees or borrowers. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Partnership. Creditworthy lessees and borrowers lessen the Partnership's risk of economic loss due to bankruptcy of a lessee or borrower. We also intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation; and

      (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time we sell the Partnership's equipment and other assets, compares favorably with other illiquid investments that do not guarantee a return of principal.

      We expect the Partnership initially to invest the sum of the following:

      o 75% of the funds received from investors, increasing to 80.40% if all of the units are sold; plus

      o borrowed funds in an amount up to a maximum of 80% of the purchase price of the Partnership's investment portfolio, declining to a maximum of 67% if all of the units are sold; plus

      o   excess cash flow not held in reserve or distributed.

Acquisition Policies and Procedures

      We believe the Partnership can achieve significant benefits through buying long-lived, low obsolescence capital equipment both new and used and then, in the case of leases, leasing the equipment and, in the case of financing transactions, lending money to borrowers to finance their acquisition of equipment. We also believe that such equipment types can be supplemented, to a lesser degree, by higher obsolescence equipment in situations where it can be acquired on attractive terms. The principal investment for the Partnership will be the outright purchase of equipment which is already subject to lease. The Partnership will purchase equipment either in its own name or through a special purpose entity it owns. The Partnership may, in some case jointly purchase equipment with other programs we manage or unaffiliated third parties. From this type of investment, the Partnership should generate cash flow from leasing the equipment and should ultimately receive sales proceeds when it sells the equipment.

      Some of the Partnership's investments may consist of buying an option giving them the right to assume a lease or to purchase equipment in the future, at prices that we consider favorable. When the Partnership later exercises its option, it will directly or indirectly become the owner of the equipment. There would not be cash flow to the Partnership until it exercised its option, if at all. The Partnership may also, on occasion, make other commitments to lease, purchase or purchase options in equipment in the future on conditions that we believe are in the Partnership's best interest. A wide range of investment structures exists and we believe we have experience to tailor equipment investment structures to particular investment opportunities.

      The Partnership will primarily acquire equipment subject to an existing lease with a lessee that is not affiliated with us. In most instances we expect the Partnership to purchase used equipment from the current users or other leasing companies, or new equipment from manufacturers, dealers or proposed lessees. When we buy equipment from current users, we may enter sale-leaseback arrangements with them.

Leases and Financing Transactions

      Leases in General. In a typical lease, the Partnership will lease equipment and the lessee will make periodic payments to the Partnership, usually of a fixed dollar amount, payable for a fixed own the length of time. The most important characteristic that distinguishes a lease from other financing arrangements involving equipment is that when the lessee's right to use the equipment ends upon the expiration of a lease, a significant part of the equipment's economic life remains. The value remaining after the expiration of the initial lease term is the residual value of the equipment. In most cases, the profitability of a lease transaction for the Partnership will depend on its ability to realize the equipment's residual value. In some of the Partnership's lease transactions, all of the return on its investments may come from the residual value of the leased equipment. These transactions are referred to by us as leveraged leases.

      Leveraged Leases. We intend to have the Partnership borrow funds, or "leverage," as a means of acquiring and building a pool of investments and related receivables. When the Partnership enters into a leveraged lease, the Partnership will borrow funds from a lender and assign to the lender some or all of the cash rental payments (and perhaps a portion of the expected residual value of the equipment). The total of the scheduled rental payments and any portion of the residual value pledged to the lender are calculated to fully repay the loan. We anticipate that the net effect of any leveraged lease transaction will be that the Partnership's cash payment to buy the equipment will be lower than otherwise because the loan will defray a significant portion of the equipment's purchase price. The debt will primarily be non-recourse. That is, the lender will generally have no recourse to the assets of the Partnership other than to foreclose on the Partnership's interest in the lease securing the debt and dispose of the related equipment. The Partnership will retain the tax benefits of owning the equipment, as well as some or all of its residual value. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases."

      Options. The Partnership may purchase options to acquire equipment, usually for a fixed price, upon the expiration of an existing lease. The Partnership will acquire options when we believe the rental value of the equipment is significantly greater than the purchase price plus the option price.

      Lease Provisions. The terms and provisions of each lease will vary depending upon a number of factors including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

      We anticipate that each lease will hold the lessee responsible for:

      (1) paying rent without deduction or offset of any kind;

      (2) bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

      (3) paying sales, use or similar taxes relating to the lease or other use of the equipment;

      (4) indemnifying the Partnership against any liability resulting from any act or omission of the lessee or its agents;

      (5) maintaining the equipment in good working order and condition during the term of the lease; and

      (6) not permitting the assignment or sublease of the equipment without our prior written consent.

      The Partnership's leases will usually have terms ranging from 2 to 7 years. We also anticipate that most leases will not be cancelable during their initial terms. But, we may agree to allow cancellation of a lease if it appears to be in the Partnership's best interest, provided a lessee pays enough compensation to the Partnership so that the cancellation will not prevent the Partnership from achieving its objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value.

      Leases Denominated in Foreign Currencies. The Partnership may acquire some leases where the rental payments are denominated in a currency other than United States dollars. If a lease is denominated in a major currency such as the pound sterling, deutsche mark or yen, which historically have stable exchange relationships with the dollar, dollar hedging may be unnecessary or not cost effective to protect the value of the rental payments. We expect to hedge leases denominated in more volatile currencies so as to reduce the risks associated with swings in exchange rates. To hedge a lease, the Partnership would enter into a hedge contract. Under such a contract the Partnership would receive a fixed number of United States dollars with respect to the rent and any other fixed, periodic payments due under a lease even if the exchange rate between the United States dollar and the currency the lease is denominated in changes over the lease term. We expect that the Partnership would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the return on the lease in question, even with these hedge transaction expenses taken into account, meets the Partnership's objectives. Second, the lessee whose lease obligations are being hedged must be superior from a credit standpoint since the Partnership would typically remain obligated under the hedge contract even if the lessee in question defaulted on the lease obligations being hedged. See "RISK FACTORS--Partnership Risks."

      Financing Transactions in General. The Partnership will also invest in transactions that we will call financing transactions, which are loans or full-payout leases. While these transactions are frequently legally structured as leases, because the lessee has the right to use the equipment for its entire useful life, the transactions are treated as secured loans for most purposes. The nominal lessee, whom we will call the borrower, is treated as the owner from the outset of the transaction. The Partnership, the nominal lessor, is treated as a lender whose loan is secured by the equipment. Since the Partnership would not receive most of the residual value in this type of transaction, the profitability of the transaction would be primarily determined by the periodic payments it receives from the borrower during the term.

      Financing transactions can be documented in two ways. First, a lease could be utilized as described above. The lease would include a nominal or bargain purchase option at the end of the lease term. The borrower would be deemed the owner of the equipment from the inception of the transaction and the Partnership would be deemed a lender with a security interest in the equipment. Second, a written promissory note or other instrument indicating that the user has an irrevocable obligation to repay the principal amount of the note, together with interest, could be used. Payments by the user would be sufficient to return the Partnership's full cost associated with the financing transaction, together with an appropriate yield. Furthermore, the repayment obligation would be collateralized by a security interest in tangible or intangible personal property belonging to the user (in addition to the equipment) that our investment committee deems to be appropriate.

      Securitizations. The Partnership may also invest in securitizations, often taking the form of an interest in a special purpose entity. The special purpose entity is created to accumulate a portfolio consisting primarily of middle market and small ticket leases or loans. When a suitably large portfolio of such leases or loans has been accumulated, the portfolio is rated by rating agencies such as Moody's Investors Services, Inc. or Fitch IBCA, and debt and equity interests in the portfolio are then sold to third party investors. The investors receive a return on their investments from the rents received by the special purpose entity from the leases and financing transactions owned by it. By combining a large number or relatively small transactions into one large one, having senior and subordinate investors and having the entity's obligations rated by rating agencies, the cost of financing the pool of transactions is substantially less than financing them individually. We anticipate that the Partnership may acquire subordinate interests in securitizations. Subordinate interest holders usually hope to receive a significantly higher percentage return on their investment than the senior lenders receive on theirs, in exchange for the greater risks associated with their subordinate position. The actual loss experience of the securitization lessees and borrowers determines whether a higher percentage return is actually realized.

Transaction Approval Procedures

      We have established an investment committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential leases and financing transactions. The investment committee is responsible for supervising and approving significant individual transactions or portfolio purchases, as well as transactions that vary from standard credit criteria and policies. The investment committee will consist of at least two persons whom we designate. We expect that all four persons will be our officers and employees of those of one of our affiliates. The investment committee will make decisions by majority vote and will promptly complete a written report of all actions taken. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin and Weiss.

      The investment committee will make investment decisions using the investment policies described in this prospectus and the undertakings set forth under "CONFLICTS OF INTEREST." All potential equipment acquisitions and financing transactions shall be evaluated on the basis of:

      o   the  extent  to  which  the   transaction   appears  to  satisfy   the
          Partnership's investment objectives;

      o the creditworthiness of the prospective lessee or borrower and the character of its business;

      o the type of equipment to be purchased for lease or which will secure the proposed financing transactions; and

      o   to  the  extent  deemed  prudent,   the   availability  of  additional
          collateral and credit enhancements to secure the transaction in the event the potential lessee or borrower defaults.

Credit Review Procedures

      We maintain credit review procedures in reviewing potential lessees and borrowers. The procedures generally require the following:

      o an intensive and comprehensive analysis of a potential lessee's or borrower's current and past years' financial statements and, if appropriate, income tax returns and any and all additional information on the lessee or borrower's business which may help determine the ability of the lessee or borrower to meet its obligations;

      o   for  lessees  and  borrowers  which  do not  have  senior  debt  rated investment grade by an independent rating agency, independent verification of the potential lessee's or user's credit history, bank accounts, trade references, and credit reports from credit agencies such as Dun & Bradstreet, TRW, etc.; and

      o   verification   and  review  of  the  underlying   equipment  or  other
          collateral.

Equipment

      "Used" Equipment. We anticipate that the majority of the Partnership's investments will be in used equipment, that is, equipment initially delivered to the current lessee more than two months prior to the Partnership's purchase of the equipment. Used equipment transactions can be advantageous because we will have the opportunity to analyze payment histories and compliance with other lease provisions, the condition of the equipment, and how it is used and maintained by the lessee and or user, prior to purchasing it. We will not make substantial equipment purchases without obtaining information and reports, and making inspections and surveys to determine the probably economic life, reliability and productivity of the equipment, as well as the competitive position, suitability and desirability of investing in the equipment compared with other investment opportunities.

      Equipment Registration. The ownership of some types of assets, most notably aircraft and marine vessels, over-the-road motor vehicles and rolling stock, is recorded in central registries maintained by states or, in case of rolling stock, aircraft and marine vessels, the federal government. Liens and encumbrances of such equipment are also recorded in the registries. Many foreign countries maintain similar registries for transportation assets as well. The registries permit a purchaser to independently confirm that the seller they are dealing with is the true owner of an asset and that the asset is free of liens. These registries also increase the likelihood that a lender can secure his security interest in an asset, thus reducing the cost of such loans.

      Types of Equipment. We expect the Partnership to invest in the following types of equipment:

      o transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), tractors, trailers, heavy duty trucks and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including towboats and barges);

      o machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment;

      o materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping or areas;

      o furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers, treatment room furniture);

      o office and management information systems equipment such as microcomputer management information systems, communication and related peripheral equipment and photocopying equipment and printing systems (such as electronic laser printers); and

      o other equipment which we expect to have a value in the future which would allow the Partnership to meet its objectives.

      Economic Useful Lives of Equipment. We will generally seek to buy equipment subject to leases having a remaining term greater than two years and, where, on expiration of the lease, at least one-third of the economic useful life of the equipment is likely to remain, based upon its age or utilization history. To maximize remarketing options and returns, we will seek to avoid investing in equipment that may become technologically obsolete or is otherwise of limited utility, for reasons including excessive wear and tear. However, we will make exceptions for equipment which we have reason to believe will contribute to the Partnership's overall objectives.

      Portfolio Review and Remarketing. We intend to evaluate the Partnership's investments at least annually, and more frequently if circumstances require, to determine whether each item of equipment and financing transaction should remain in the portfolios or should be sold. We will make that decision based upon the Partnership's operating results, general economic conditions, tax considerations, the nature and condition of items of equipment, the financial condition of the parties obligated to make payments under leases and financing transactions, alternate investment opportunities then available to the Partnership and other factors that we deem appropriate to the evaluation.

      Following the expiration of any lease, the Partnership will try to remarket the equipment by either (i) extending or renewing the lease with the existing lessee, (ii) leasing the equipment to a new lessee or (iii) selling the equipment to the existing lessee or a third party.

Portfolio Acquisitions

      The Partnership may purchase portfolios of equipment subject to leases and/or financing transactions. In evaluating a portfolio acquisition, we expect to follow one or more of the following procedures:

      o review for completeness and accuracy of documentation (a) the largest of the leases or financing transactions in the portfolio, and/or (b) a substantial random sampling of leases and financing transactions (particularly in the event that there is not a concentration of large transactions);

      o   review and verify lessee and user payment histories where practicable;

      o evaluate underlying equipment or other collateral and verify their values;

      o obtain Dun & Bradstreet and/or TRW credit reports for a representative number of non-investment grade potential lessees and users; and

      o   perform  Uniform   Commercial  Code  lien  searches  against  selected
          potential lessees and users, as well as against the current holder of the portfolio.

      In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event any underlying lessee or user defaults.

Other Investments

      The Partnership may also, from time to time, invest in other types of property, both real and personal, tangible and intangible, including contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated programs, joint ventures, other entities. However, the Partnership may make such investments only in furtherance of its investment objectives, in accordance with its investment policies, and in relation to the acquisition of equipment or other transactions as described in this section of this prospectus. The Partnership may also repurchase its units if the repurchasing does not impair the operations of the Partnership's investment program.

Interim Financing

      We or any of our affiliates (but not our prior programs) may acquire equipment for the Partnership on an interim basis not to exceed six months, so long as the acquisition is in the best interest of the Partnership and the equipment is purchased by the Partnership for a price no greater than our cost for the equipment. Neither we nor our affiliates may benefit from the acquisition, except for allowable compensation to us as described in "OUR COMPENSATION." When we or an affiliate purchases equipment on this type of interim basis with our own funds in order to facilitate the ultimate purchase by the Partnership, we or our affiliates, as the case may be, will be entitled to receive interest on the funds expended on behalf of the Partnership at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. But, the Partnership will not pay a higher rate of interest than that which we or our affiliate is paying if we or our affiliate either assumes an existing loan or borrows money to loan to the Partnership. The Partnership will pay interest on such funds or other loans until the Partnership buys the equipment or repays the other loan. Interest on these loans will begin to accrue on the date we or our affiliate buys the equipment. Any rental payments received or accrued by us or our affiliate prior to the sale of the equipment to the Partnership will either reduce the sales price of the equipment to the Partnership or will be assigned to the Partnership upon its purchase of the equipment. If a loan secured by equipment is assumed in connection with such an acquisition, the loan must have the same interest terms at the time the Partnership acquires the equipment as it had when we or our affiliate first acquired the equipment.

                               CASH DISTRIBUTIONS

      WHILE IT IS THE PARTNERSHIP'S OBJECTIVE TO MAKE THE MONTHLY CASH DISTRIBUTIONS TO THE PARTNERS AS DESCRIBED BELOW, WE CAN MAKE NO PREDICTION AS TO WHAT LEVEL OF DISTRIBUTIONS OR RETURN ON INVESTMENT, IF ANY, WILL BE ACHIEVED. NO SPECIFIC AMOUNT OF DISTRIBUTIONS IS GUARANTEED AND LIMITED PARTNERS BEAR A SIGNIFICANT RISK OF LOSS ON THIS INVESTMENT.

Monthly Cash Distributions

      Section 8.1(a) of the Partnership Agreement provides that each limited partner is entitled to receive monthly cash distributions computed as described below. These distributions will be made for each period beginning with the month after the limited partner's admission to the Partnership, and ending with the expiration or termination of the reinvestment period, to the extent that cash from operations and from sales are available for this purpose. The reinvestment period is the Partnership's period of active investment and reinvestment, which ends 5 years after the Partnership's final closing date. The annual amount of these distributions will be computed by:

      (1) multiplying 10.75% by a limited partner's original investment; and then

      (2) reducing that amount by any portion of the original investment that has either been returned to the limited partner because the Partnership did not invest all of the offering proceeds or redeemed by the Partnership.

      A ratable portion (i.e., one-twelfth) of the annual distribution amount will be payable monthly.

     Available cash to make such distributions will be reduced by the following:
(a) the Partnership's expenses, the timing and amounts of which are expected to be largely non-discretionary; and (b) monies which we determine in our discretion to set aside as reserves or reinvest in additional investments. Thus, our decisions to establish additional reserves might affect the ability of the Partnership to make monthly cash distributions. Furthermore, the Partnership's ability to make cash distributions to the limited partners may be subject to restrictions imposed upon the Partnership by its banks or other lenders. See "--Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions."

     If available cash is insufficient in any calendar month to pay the full amount of the distributions described above, only the actual amount available is required to be distributed. These cash distributions will be noncumulative, meaning that if there is insufficient cash available to make the full distribution in a given month, the shortfall will not be made up in any subsequent monthly distribution. These cash distributions will also be computed on a non-compounded basis. That is to say the principal amount upon which the cash distributions is computed will not be increased as the result of the inability of the Partnership to distribute any monthly portion of the annual amount, or reduced by any distributions actually made in any prior period. We expect that a substantial portion of all of these cash distributions (e.g. the portion that exceeds taxable income for GAAP purposes) will be treated as a return of the limited partners original investment and that the balance of these distributions will be treated as a return on the original investment.

     The Partnership Agreement also provides that each limited partner is entitled to receive monthly cash distributions, if the scheduled distributions described above are inadequate, sufficient to permit the limited partners to pay federal, state and local income taxes resulting from the Partnership's operations. For this purpose, the Partnership Agreement assumes that all limited partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). These distributions will be made to the extent that available cash on hand is sufficient for that purpose.

     We anticipate that the monthly cash distributions, provided funds are available, will be made approximately 5 days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering size is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

First Cash Distributions to the Limited Partners

     Our monthly management fees will be deferred until each limited partner receives all of what are called "first cash distributions." First cash distributions refer to all distributions limited partners receive on their unreturned investment up to an 8% annual cumulative return. Until the earlier of each limited partner receiving all accrued and unpaid first cash distributions or the end of the reinvestment period, our monthly management fees will be deferred, without interest. It is the objective of the Partnership to make the first cash distributions regardless of the number of units sold, subject only to the limitations described in "--Monthly Cash Distributions" above.

     The ratio of cash distributions to limited partners and to us is different before and after payout. See "OUR COMPENSATION--Operational Stage." Payout is the time when cash distributions have been made in an amount equal to the sum of the limited partners' investment in the Partnership plus an 8% cumulative annual return on their investment, compounded daily. Prior to payout, distributions will be made 99% to the limited partners and 1% to us. After payout, distributions will be tentatively targeted at 90% to the limited partners and 10% to us, but if the limited partners as a group have not received cash distributions equal to at least 150% of their investment, we will continue to only receive 1% of cash distributions (and accrue 9%) until the limited partners receive distributions equal to 150% of their total investment.

Reinvestment of Undistributed Cash in Additional Equipment, Leases and Financing Transactions

     During the reinvestment period, the Partnership intends to reinvest substantially all of its undistributed cash not held in reserve, as well as proceeds of financing not needed to pay current obligations, in additional equipment and financing transactions.

Distribution of Cash from Sales of the Partnership's Investments

     After the reinvestment period, the Partnership will dispose of its equipment and liquidate all of its investments in financing transactions as soon as we deem it prudent, which may or may not be before the expiration of the remaining term of the related lease. The Partnership will then distribute to the partners substantially all the proceeds from those dispositions together with reserves and cash not previously distributed, less the estimated costs and expenses and projected disbursements and reserves required for orderly termination of the Partnership and the payment of any deferred management fees and subordinated remarketing fees, if any, which have accrued but not been paid. Distributions made after the reinvestment period will depend upon results of prior operations, the cash from sales of the Partnership's investments, and the amount of cash flow, if any, that the Partnership derives from the operation of its remaining investments during this later period.

Reinvestment of Distributions

     You may elect to have your distributions reinvested in additional units during the offering period of the Partnership. We will invest distributions not later than 30 days from the distribution date, to the extent that units are available for purchase. Any distributions that you choose to invest in units will be purchased at the public offering price. Commissions equal to 8.0% of the units' purchase price will be paid to the unaffiliated selling dealer responsible for your original purchase of units. You may choose to reinvest your distributions at any time by completing the authorization form that appears in Exhibit C, "Subscription Documents". Reinvestment of distributions will commence with the next distribution payable after the Partnership receives your authorization form or subscription agreement. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause the underlying assets of the Partnership to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS."

                         FEDERAL INCOME TAX CONSEQUENCES

     This section discusses the federal income tax consequences for an individual investor who is an U.S. citizen or resident. The tax consequences of investing in this Partnership will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, we urge you to consult your own tax advisor.

     Tax treatment for other investors--such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors--are likely to significantly differ from the principal tax consequences outlined in this section. See "--Foreign Investors," "--Tax Treatment of Certain Trusts and Estates," "--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "--Corporate Investors." State and local tax consequences may differ from the federal income tax consequences described below. See "--State and Local Taxation."

Opinion of Tax Counsel

     We have obtained a legal opinion from Greene Radovsky Maloney & Share LLP, our tax counsel, concerning the Partnership's classification as a partnership for federal tax purposes. The opinion of tax counsel on a number of tax issues is discussed in this prospectus. Tax counsel reviewed the summaries of federal tax consequences to individual investors of an investment in units and the federal tax consequences to some tax-exempt entities, including qualified plans, that are set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS." To the extent those summaries contain statements or conclusions of law, tax counsel is of the opinion that these statements or conclusions are correct under the present Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS, and judicial decisions.

     The opinion is based on the facts described in this prospectus and on additional facts that we provided to tax counsel about how we plan to operate the Partnership. Any alteration of Partnership activities from the description we gave to tax counsel may render the opinion unreliable. Furthermore, the opinion of tax counsel is based upon existing law, which is subject to change either prospectively or retroactively.

     You should note that the tax opinion represents only tax counsel's best legal judgment, and has no binding effect or official status of any kind. We cannot guarantee that the IRS will accept the conclusions set forth in tax counsel's opinion.

Classification as a Partnership

     Tax counsel have given us their opinion that, under current tax laws and regulations, the Partnership will be classified for tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Tax Counsel's opinion on this issue is based partially on our representations that: (1) the business of the Partnership will be conducted as described in this prospectus; and (2) the Partnership will not elect to be classified as an association taxable as a corporation.

Taxation of Partnerships in General

     For income tax purposes, a partnership is treated as a pass through entity. This means that the individual partners, and not the partnership, pay tax on partnership income and deduct the partnership's losses. As a limited partner, you will report your share of the Partnership's income, deductions, capital gains and losses on your federal tax return. You will also pay the taxes on your share of any taxable income earned by the Partnership.

     One tax advantage of a partnership is that its earnings are only taxed once by the federal government. The partnership files an informational return with the IRS, but has no tax liability. Because it pays no income taxes, the partnership has more income to distribute to its investors. By contrast, a corporation's


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


earnings are effectively taxed twice. The corporation itself must pay corporate income taxes, reducing the amount available to distribute in dividends to its shareholders; the shareholders are then required to pay personal income taxes on the dividends they receive. Another tax advantage of partnerships is that investors often can deduct their share of any losses the partnership incurs; a corporation does not pass through deductible losses to investors.

     We believe that your most substantial tax risk from this investment would be for the IRS to treat the Partnership like a corporation for tax purposes, by classifying it as a "publicly traded partnership." Were that to happen, the Partnership would have to pay tax on its income, reducing the amount of income available it could distribute to you, and you would not be able to deduct your share of any losses. Such a classification could adversely affect your after-tax return, especially if the classification were to occur retroactively.
Furthermore, a change in the Partnership's tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See "--Publicly Traded Partnerships."

     Your ability to deduct losses generated by the Partnership is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Partnership's operations will constitute passive activities, you can only use losses from the Partnership to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income.

     Leasing   activities  will  generate  the  overwhelming   majority  of  the
Partnership's  income.  We expect that,  for federal  income tax  purposes,  the
Partnership's equipment leases will be treated as true leases and the Partnership will be considered the owner and lessor of the equipment. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of cost recovery or depreciation deductions by the Partnership. See "--Tax Treatment of Leases."

Publicly Traded Partnerships

     Some limited partnerships are classified for tax purposes as publicly traded partnerships, referred to as "PTPs." PTPs may be taxed as corporations. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property, and gains from the sale of real property, the PTP is taxed as a corporation.

     We do not intend to list the units in the Partnership on any market. Units are also not readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, the Partnership will be a PTP only if the units become readily tradable on the substantial equivalent of a secondary market. Limited partnership interests do not become readily tradable merely because we provide information to limited partners regarding other partners' desires to buy or sell units to each other or occasionally arrange transfers between limited partners.

     Transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

     (1) it consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers;

     (2) deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

     (3) sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

     (4) the closing of the sale does not occur until at least 45 days after information about the offering is made available;

     (5) the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

     (6) the seller's information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

     (7) the percentage of interests in the partnership capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

     In the opinion of tax counsel, the IRS will not treat the Partnership as a PTP. This opinion is based in part on our representation to tax counsel that the units will not be listed on a securities exchange or NASDAQ and that, in accordance with Section 10.2(c) of the Partnership Agreement, we will refuse to permit any assignment of units which violates the "safe harbor" test described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

     If the Partnership were classified as a PTP, it would be treated for federal income tax purposes as a corporation unless 90% or more of its income were to come from certain "qualified sources." The Partnership's business will be the leasing and financing of personal (but not real) property, and income from this source is not "qualified." Thus, if the Partnership were a PTP, it would be taxed as a corporation. The major consequences of corporate tax treatment would be that the Partnership's losses would not be passed through to the partners, and its income could be subject to corporate income tax. If the Partnership were taxed as a corporation, and particularly if the PTP classification were made retroactively, corporate taxation could have a substantial adverse effect on your after-tax return. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for the limited partners if the Partnership's debt exceeded the tax basis of the Partnership's assets at the time of the change in tax status--even though limited partners likely would not receive cash distributions from the Partnership to cover such tax liabilities. See "--Classification as a Partnership" and "--Sale or Other Disposition of Partnership Interest."

Taxation of Distributions

     As long as the Partnership is classified as a partnership under federal tax law, it will not be subject to federal income tax. Rather, you will be required to report your share of the Partnership's annual income, gains, losses, deductions, and credits on you federal income tax return, and to pay your share of any tax liabilities.

     You will be furnished with all information about the Partnership necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. The Partnership will also file an annual partnership information return with the IRS. We will report our finances on an accrual basis and use a December 31 fiscal year. The Partnership's income and loss for the year will be allocated among the limited partners based on the number of units held by each limited partner during the year. If any partners hold their units for less than the entire year, they will be allocated a share proportional to the part of the year during which they held their units. For purposes of allocating income or loss among the partners, the Partnership will treat its operations as occurring ratably over each fiscal year--in other words, we will assume that income and loss are spread evenly over the fiscal year. Depreciation or other cost recovery with respect to equipment may create a deferral of tax liability. Larger cost recovery deductions in the early years may reduce or eliminate the Partnership's taxable income in the initial years of the Partnership's operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less Partnership income, while an increasing portion of the Partnership's revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

     You do not have to pay income tax on cash distributions that exceed your share of the Partnership's taxable income. The excess will reduce your tax basis for your units, however. Your tax basis will also increase or decrease annually based on your allocable share of the Partnership's income or loss for the year. Any cash distributions you receive that exceed both your share of the Partnership's taxable income and your tax basis will be taxable to you, generally as capital gains, provided the units are capital assets in your hands.

     The Partnership intends to make sufficient cash distributions to enable you to pay your federal income taxes on your share of taxable income. To determine how much cash will be necessary to cover your tax liability, we will assume that all limited partners are in the highest marginal federal income tax bracket, and we will determine the amount without regard to any surtaxes.

Partnership Income versus Partnership Distributions

     The taxable income reported to you each year by the Partnership will not equal the cash distributions that you receive. The difference between reported income and cash distributions arises primarily from two facts: first, depreciation and other cost recovery deductions reduce the Partnership's taxable income but not its cash available for distribution. Conversely, the Partnership revenues that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See "--Cost Recovery." Therefore, the cash distributions that we make to you may be greater or less than your share of the Partnership's taxable income in any given year.

Allocations of Profits and Losses

     Your share of any item of income, gain, loss, deductions, or credits is determined by the Partnership Agreement. As a general rule, when we are reinvesting proceeds in equipment (the first five to eight years after the Partnership is closed to new investors), 99% of the Partnership's profits will be allocated among its limited partners in proportion to their units, and we will be allocated 1%. This allocation will continue until the later of: (1) each limited partner's capital contribution, reduced by distributions from the Partnership that are in excess of his or her 8% cumulative return, is reduced to zero; or (2) each limited partner has been allocated profits equal to the sum of his or her aggregate 8% cumulative return plus any Partnership losses previously allocated to the partner. Thereafter during the reinvestment period, the Partnership's profits will be allocated 90% among the limited partners in proportion to their units and 10% to us. Then, while we liquidate the equipment of the Partnership, which we refer to as the disposition period and which we expect to last one to three years, profits first will be allocated to all partners in the amount necessary to eliminate any deficits in their capital accounts. Profits will then be allocated as described immediately above.

     As a general rule, for the duration of the Partnership, 99% of its losses will be allocated among the limited partners in proportion to their units, and 1% will be allocated to us.

     The IRS respects a Partnership's allocation of income, gain, loss, deductions, or credits if:

     (a)  the allocation has substantial economic effect, or

     (b) the partners can show that the allocation accords with the partner's interest in the partnership, or

     (c) the allocation accords with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions generated by purchasing assets with borrowed money be charged back income and gain to the extent the income and gain is generated by the assets that previously generated the losses and deductions.

     The determination of substantial economic effect is made at the end of a partnership's taxable year. IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

     o the allocation must be reflected by an increase or decrease in the relevant partner's capital account;

     o liquidation proceeds must be distributed in accordance with the partners' capital account balances;

     o the partnership agreement must provide for the possibility that a partner will have a deficit balance in his capital account upon liquidation of the partnership and either the partner must be required to restore the deficit amount to the partnership, so that amount may be used to pay creditors or to distribute to other partners with positive capital account balances, or, in the absence of an obligation to restore the deficit, the partnership agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a partner is allocated losses and deductions by the partnership which cause a deficit in the partner's capital account or increase a preexisting deficit, that partner must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by the partners from the partnership, independent of tax consequences. An economic effect is not substantial if, at the time the allocation becomes part of the partnership agreement: (1) at least one partner's after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in the partnership agreement; and (2) there is a strong likelihood that no partner's after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in the partnership agreement. The IRS regulations on this issue state that, in determining after-tax return, a partner's entire tax situation, including aspects unrelated to the partnership, will be taken into account.

     The Partnership Agreement contains several provisions designed to ensure that allocations have a substantial economic effect.

     (1) It requires that all allocations of revenue, income, gains, costs, expenses, losses, deductions and distributions are reflected by an increase or decrease in the relevant partners' capital accounts.

     (2) All partners who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

     (3) Although no limited partner having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to the Partnership to eliminate the deficit, the Partnership Agreement does contain a provision for a qualified income offset.

     Based on the foregoing, the allocations provided in the Partnership Agreement should be respected for tax purposes. If upon audit however, the IRS takes the position that any of those allocations should not be recognized, and if the IRS position were sustained by the courts, you could be taxed upon a portion of the income allocated to us, and part of the deductions allocated to you could be disallowed.

Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitation

     Passive Losses. The passive activity rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely-held corporations (including S corporations).

     A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates; furthermore, the IRS generally considers the status of limited partners to be passive with respect to a partnership's activities. Accordingly, we expect that you must treat your share of the Partnership's income or losses as passive income or loss. You may have some portfolio income or loss; for example, interest earned on the Partnership's funds pending their investment in equipment would be portfolio income.

     You can deduct passive losses against passive income to reduce your overall income tax liability; but you cannot offset ordinary or portfolio income with passive losses. Your tax deduction for passive losses will be limited by the amount of your passive income in any given tax year. If your share of the Partnership's passive losses is greater than your passive income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from the Partnership or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a capital gain or loss from the sale of your entire interest in the Partnership. Finally, passive income from the Partnership can be used to absorb losses from other passive activities, subject to the rules regarding PTPs.

     Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. The Partnership has been structured to avoid being classified as a PTP; however, these rules mean that income or losses from the Partnership may not be used to offset any losses or income you may derive from another partnership which is classified as PTP.

     Tax Basis. Your initial tax basis in your Partnership interest will be the price you paid for your units. Your tax basis will then be adjusted by your share of Partnership income or loss, and by your share of any adjustment of the Partnership's nonrecourse debt (i.e., debt for which you are not personally liable). Your basis will be reduced by the amount of any cash distributions you receive and any reductions in your share of the Partnership's nonrecourse debt; you may only deduct your share of the Partnership's losses, if any, to the extent of the basis in your units.

     "At-Risk" Limitation. Generally, taxpayers may not deduct partnership losses they incur that exceed the total amount the taxpayer has at risk in the partnership at the end of a partnership's tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the partnership.

     You will not be at risk, and will not be entitled to increase the basis of your units, with respect to the Partnership's recourse liabilities, like trade payables. Nor will you be at risk with respect to nonrecourse liabilities incurred by the Partnership, like amounts borrowed to finance equipment purchases, even though nonrecourse liabilities may increase the tax basis of the units. Thus your initial amount at risk will be the amount of your investment. This at-risk amount will be reduced by your cash distributions and loss allocations, and increased by income allocations.

     The at-risk rules limit your ability to use Partnership losses to offset your income from other sources. Losses from the Partnership may only be taken up to the amount that you have at risk in this investment. Although the Partnership may generate tax losses for a taxable year, you will be unable to use such losses should they exceed your at-risk amount. Any unused losses may be carried forward indefinitely until you have sufficient at risk amounts in the Partnership to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

     The costs of organizing the Partnership and selling its units, as well as other start-up costs, may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and startup costs may be written off by the Partnership over a 60-month period.

     Syndication expenses, which are the costs incurred to promote or effect the sale of units, may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in the Partnership Agreement); registration and filing fees with the SEC and each state in which units are sold; legal fees of underwriters, placement agents, and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the offering documents; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

     We will endeavor to treat the organizational, start-up, and syndication costs of the Partnership in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up, and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some Partnership expenses on the grounds that the expenses are not deductible in the year incurred.

Tax Treatment of Leases

     Your depreciation and cost recovery deductions with respect to any item of Partnership equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning the Partnership retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement, where ownership shifts to a purchaser, the nominal lessee.

     Whether the Partnership is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

     Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether the Partnership will be treated for tax purposes as the owner of each item of equipment acquired by the Partnership, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, tax counsel can render no opinion on this issue.

Cost Recovery

     The equipment we plan to acquire and lease for the Partnership generally is classified as 3-year, 5-year or 7-year property, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

     The Partnership will allocate all or part of the acquisition fees, which are fees paid to us in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to the Partnership would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary in for each piece of equipment acquired by the Partnership, tax counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

     In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See "--Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

     Property Used Predominantly Outside the United States. The Partnership may own and lease equipment that is used predominantly outside the United States. The cost of this equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the Equipment does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

     (1) aircraft registered in the United States that are operated to and from the United States;

     (2)  some railroad rolling stock used within and without the United States;

     (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and

     (4) containers owned by a United States taxpayer which are used in the transportation of property to and from the United States.

     Tax-exempt Leasing. The Partnership may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

     o the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

     o 125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

     The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

     The term tax-exempt use property does not include:

     (1) property which is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

     (2) property leased to a tax-exempt entity under a short-term lease, meaning a lease which has a term of either less than one year, or less than 30% of the property's ADR Class Life as long as that is less than three years; and

     (3)  certain high-technology equipment.

     If any property is owned by a partnership which has both a tax-exempt entity and a non-exempt person or entity as partners, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnership. Taxable income from the Partnership, however, will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax-exempt Organizations." Additionally, a substantial portion of the Partnership's taxable income will be treated as United States source business income in the hands of foreign limited partners for which no exemption is available. See "--Foreign Investors." Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by the Partnership and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

     Section 467 of the Internal Revenue Code requires both the lessor and lessee in some rental agreements to annually accrue the rent and interest on any rental payments which will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either provides for increasing rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rents will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present value principals; the excess of the present value amount would accrue as interest. The Partnership may enter into transactions that meet the definition of a Section 467 rental agreement, which could result in the acceleration of income recognition by the Partnership prior to receipt of the corresponding cash flow.

Sale or Other Disposition of Partnership Property

     Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

     Upon a sale or other disposition of equipment, the Partnership will realize capital gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition and the Partnership would realize capital gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though the Partnership would receive no cash.

     Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by the Partnership will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If the Partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.


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


     Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of some assets including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Sale or Other Disposition of Partnership Interest

     The gain or loss you realize on the sale of units includes the cash or other consideration you receive from the purchaser, as well as your share of the Partnership's nonrecourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your units, assuming that your units qualify as capital assets in your hands.

     The portion of your gain attributable to ordinary income assets, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of the Partnership's properties are sold at the time you sell your units. Thus, a substantial portion of any gain upon the sale of your units may be treated as ordinary income.

     You must promptly notify us of any sale or exchange of your units. Once we are notified, we are required to inform the IRS, the buyer, and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the units you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your units, you will be penalized $50 per failure.

Treatment of Cash Distributions upon Redemption

     The redemption by the Partnership of all or a portion of your units will be treated as a sale or exchange of the units for tax purposes, and may generate taxable income to you. The amount you realize in such redemption will equal the sum of the cash you receive, plus your share of the Partnership's non-recourse liabilities.

     Simultaneously with your receipt of a cash distribution from the Partnership, your share of the Partnership's ordinary income assets will be reduced. You will be deemed to have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., you will recognize income only to the extent that cash distributions exceed your adjusted basis in your units). See "--Taxation of Distributions."

     We anticipate that funds used to redeem units will be payable out of cash from operations and cash from sales that otherwise would be available for distribution to all limited partners or for reinvestment in additional equipment. Accordingly, while any redemption of units would decrease the aggregate number of units outstanding, and thereby proportionally increase each remaining limited partner's distributive share of the Partnership's income, gain, loss and deductions, it may also reduce the total amount of cash which is available for investment or reinvestment.


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


Gifts of Units

     Generally, no gain or loss is recognized upon the gift of property. A gift of units, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of the Partnership's nonrecourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of nonrecourse debt and, in the case of a charitable contribution, the portion of the basis in the units allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the nonrecourse debt is offset by your entire basis in the units. Charitable contribution deductions for the fair market value of the units will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of your units.

Consequence of No Section 754 Election

     Because of the complexities of the tax accounting required, the Partnership does not presently intend to file elections under Section 754 of the tax code to adjust the basis of property in the case of transfers of units. As a consequence, a person who obtains units may be subject to tax upon the portion of the proceeds of sales of the Partnership's property that represents a return of capital to that person. This may affect adversely the price that potential purchasers would be willing to pay for units.

Tax Treatment of Termination of the Partnership Pursuant to the Partnership Agreement

     In the event the Partnership terminates pursuant to the Partnership Agreement, we are required to dispose of the Partnership assets, apply the proceeds and other Partnership funds to repayment of Partnership liabilities, and distribute any remaining funds to the partners in accordance with their positive capital accounts balances. Sales and other dispositions of the Partnership's assets would have the tax consequences described in "--Sale or Other Disposition of Partnership Property". Cash distributions made at liquidation that exceed the tax basis of your Partnership interest generally would be taxable as capital gain, provided your units constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss which would be subject to the general limitations on deductibility of losses.

Audit by the IRS

     No tax rulings have been sought by the Partnership from the IRS. While the Partnership (and any joint ventures in which the Partnership participates) intends to claim only those deductions and assert only those tax positions for which there is a substantial basis, the IRS may audit the returns of the Partnership or any joint venture involving the Partnership, and it may not agree with some or all of the tax positions we take.

     An audit of the Partnership's information return may result in an increase in its income, the disallowance of deductions, and the reallocation of income and deductions among the partners. In addition, an audit of the Partnership's information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

     You must report your share of the Partnership's income, losses, gains, deductions, and credits on your individual return in a manner consistent with the Partnership's return unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by the Partnership. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

     In most circumstances, the federal tax treatment of the Partnership's income, gains, losses, deductions and credits will be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with its partners. In any audit of a partnership, the IRS will deal with the partnership's "tax matters partner." We, as general partner, will be
designated  as  the   Partnership's  tax
matters partner in the Partnership Agreement. Only limited partners having at least a 1% interest in the Partnership will be entitled to receive a separate notice from the IRS of any audit of the Partnership's return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of partners who together own a 5% or greater interest in the Partnership may, by notification to the IRS, become a "notice group" and designate a member of their group to receive IRS notices. All limited partners have the right to participate in any audit of the Partnership. We are required to keep you informed of any administrative and judicial proceedings involving the tax matters of the Partnership. Also, we will keep you advised of any significant audit activities with respect to the Partnership.

     As the tax matters partner, we are authorized to enter into settlement agreements with the IRS that are binding upon partners with less than a 1% interest, except for partners who are members of a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another partner with respect to a Partnership item applied to you.

     We are empowered by the Partnership Agreement to conduct, on behalf of the Partnership and its limited partners, all examinations by tax authorities relating to the Partnership at the expense of the Partnership. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." A tax controversy could result in substantial legal and accounting expenses being charged to the Partnership, even if the outcome is favorable.

Alternative Minimum Tax

     Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on alternative minimum taxable income
(AMTI) that is above an exemption amount. The AMTI is based on a recomputation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The AMT tax rate for noncorporate taxpayers is 26% for the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount; additional AMTI is taxed at 28%. The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

     The principal adjustments include:

     o depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method and, for property placed in service before January 1, 1999, an extended recovery period;

     o mining exploration and development costs are capitalized and amortized over ten years;

     o    magazine circulation expenditures are amortized over three years;

     o    research and experimental expenditures are amortized over ten years;

     o    miscellaneous itemized deductions are not allowed;

     o medical expenses are deductible only to the extent they exceed 10% of adjusted gross income;

     o    state and local property and income taxes are not deductible;

     o    interest deductions are restricted;

     o    the standard deduction and personal exemptions are not allowed;

     o    only some types of operating  losses are deductible;  and

     o the amount by which the fair market value of stock received from exercising an incentive stock option exceeds the exercise price must be included as income.

     The principal tax preference items that must be added to taxable income for AMT purposes include:

     (1) the excess of depletion over the adjusted basis of the property at the end of the year;

     (2) the excess of intangible drilling costs over 65% of net oil and gas income: and

     (3)  private activity bond interest.

     We do not anticipate that any significant tax preference items will be generated by the Partnership. The principal Partnership items that may have an impact on your AMTI are interest expense allocable to cash reserves maintained by the Partnership and depreciation on equipment purchased before January 1, 1999. We expect that the Partnership will depreciate its equipment using the straight-line method. Therefore, the Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing your AMTI. You should be aware, however, that for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as units in the Partnership) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of units, you may only be allowed a limited deduction for that interest in computing AMTI.

     The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the units should consult their tax advisors as to the possible AMT consequences of investing in units.

Interest Expense

     In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like the Partnership, may only be deducted in accordance with the rules for losses derived from passive activities. See "--Deductibility of Losses:

Passive Losses, Tax Basis and At-Risk Limitation."

     Interest paid by the Partnership likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by the Partnership, as would any interest expense you incur on money borrowed to purchase units. The Partnership may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points, and similar costs may not be deducted currently; they usually have to be capitalized and written off over the life of the related loan.

Self-employment Income and Tax

     If you are self-employed, your distributive share of Partnership income will not be subject to self-employment tax.

Limited Deductions for Activities not Engaged in for Profit

     The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years, ending with tax year at issue. We intend to operate the Partnership for the purpose of providing an economic profit, and anticipate that the Partnership will have sufficient income to entitle it to the benefit of the presumption that it operates for profit. If the IRS were to treat the Partnership's activities as not being engaged in for profit, any deductions of the Partnership in excess of its income might be permanently disallowed.

Foreign Source Taxable Income

     Rental income and interest received by the Partnership from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, capital gains on the sale of equipment may also be subject to capital gains taxes in foreign countries where the Partnership sells equipment. Tax treaties between some countries and the United States may reduce or eliminate such taxes. The foreign activities of the Partnership, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate Partnership income will be subject to in other countries, since the amount of the Partnership's assets to be invested in various countries is not known.

     We will inform you of your proportionate share of any foreign income and the foreign taxes paid by the Partnership; you will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

     Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign source taxable income. Your share of the Partnership's rental income and interest income attributable to equipment used outside the U.S. will qualify as foreign source income; the source of income from the sale of equipment will usually be attributed to the location of the equipment. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign source income, including foreign source passive income like interest income; special limits also apply to income from the sale of capital assets. The foreign tax credit may offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign source income is reduced by various deductions that are allocated and/or apportioned to the foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any limited partner who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by the Partnership will be treated as owned by the limited partners, and indebtedness incurred by the Partnership will be treated as incurred by limited partners.

     Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to the income of the Partnership. In addition, any foreign losses generated by the Partnership could reduce the tax credits available to you from foreign source income unrelated to the Partnership. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstance, we advise you to consult your own tax adviser.

Registration, Interest and Penalties

     Tax Shelter Registration. Tax shelters must registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. The Partnership is a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income expected to be realized by the Partnership is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in first five years of the investment. Because there can be no assurance that unexpected economic or business developments will not cause you to incur tax losses from the Partnership, with the result that your cumulative tax liability during the first five years might be reduced, we will register the Partnership as a "tax shelter" with the IRS and the Partnership will have a tax shelter registration number. However, if the Partnership is a projected income investment, you are not required to include the Partnership's registration number on your tax returns.

     Even though the Partnership may be a projected income investment, it will nonetheless be required to maintain a list identifying each person who sold a unit and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

     If the Partnership ceases to be a projected income investment, the Partnership and its limited partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that you will be required to include the Partnership's registration number on your tax returns. We are required to notify you if the Partnership no longer qualifies as a projected income investment, and to inform you that you must begin to report the Partnership's registration number on your tax return if you claim a deduction, credit, or other tax benefit from the Partnership.

     WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THE PROSPECTUS: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

     Interest on Underpayments. The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

     Penalty for Substantial Understatements. The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter,"
(a) there was substantial authority for the taxpayer's treatment of the item, or
(b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

     For purposes of the understatement penalty, "tax shelter" includes a partnership if a significant purpose of the partnership is "the avoidance or evasion of Federal income tax." The Partnership should not be treated as a "tax shelter" within the meaning of this provision because (1) the Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of the Partnership, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

State and Local Taxation

     In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. Your share of the taxable income or loss of the Partnership generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where you reside. In addition, other states in which the Partnership owns equipment or does business may require you to file state income tax returns and may impose taxes on your pro rata share of the Partnership's income derived from that state. Any tax losses generated by the Partnership's operations in such states may not be available to offset income from other sources in other states. To the extent that you pay tax to a state by virtue of the operations of the Partnership within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Foreign Investors

     Foreign investors in the Partnership should be aware that, to a substantial degree, the income of the Partnership will consist of trade or business income that is attributable to or effectively connected with a fixed place of business maintained by the Partnership in the United States. As such, the Partnership's income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of the Partnership's income, gains, losses, and deductions. Additionally, the Partnership is required to withhold tax on each foreign investor's distributive share of income from the Partnership, whether or not any cash distributions are made; any amount required to be withheld will be deducted from distributions otherwise payable to the foreign investor and the investor will be liable to repay the Partnership for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign investors should consult with their tax advisors regarding the applicability of these rules and regarding the other tax consequences described in this Section.

Tax Treatment of Certain Trusts and Estates

     The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this Section.

Taxation of Employee Benefit Plans and Other Tax-exempt Organizations

     Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors will be deemed to be engaged in the business carried on by the Partnership and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in the Partnership.

Corporate Investors

     The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this Section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.

                          INVESTMENT BY QUALIFIED PLANS

Fiduciaries under ERISA

     Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan's participants and beneficiaries. A fiduciary must:

     o perform its duties with the skill, prudence and diligence of a prudent person;

     o diversify the qualified plan's investments so as to minimize the risk of large losses; and

     o    act in accordance with the qualified plan's governing documents.

     Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan may be a fiduciary of the qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

     IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement will generally be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely-held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS' prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in units with a portion of the qualified plan's assets.

Prohibited Transactions Under ERISA and the Tax Code

     The tax code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

     Types of prohibited transactions include:

     o direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person,

     o acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

     o a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

     Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The tax code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

     In order to avoid the occurrence of a prohibited transaction under the tax code or ERISA, units may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

     If the Partnership's assets were determined under ERISA or the tax code to be plan assets of qualified plans and/or IRAs owning units, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which the Partnership might engage, including transactions with our affiliates, might constitute prohibited transactions under the tax code and ERISA for qualified plans and IRAs, even if their purchase of units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

     In some circumstances, ERISA and the tax code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA and the tax code, however, exempt investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor's current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities such as the units, undivided interests in the underlying assets of a collective investment entity such as the Partnership will not be treated as plan assets of qualified plan or IRA investors if either:

     o    the units are publicly offered;

     o less than 25% of the units are owned by qualified plans, IRAs, and certain other employee benefit plans; or

     o    the Partnership is an operating company.

     To qualify for the publicly-offered exception, the units must be freely transferable, owned by at least 100 investors independent of the Partnership and of one another, and either (a) be part of a class of securities registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the Partnership's fiscal year during which the offering occurred. Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the units will qualify for the publicly-offered exception will depend on if they are freely transferable within the meaning of the Department of Labor's regulations.

     Whether a unit is freely transferable is a factual determination. However, we believe that the limits on assigning units and on substituting limited partners contained in Sections 10.2, 10.3 and 10.4 of the Partnership Agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of the units, is $10,000 or less. But, because we cannot be certain about the ultimate determination of the units being freely transferable, or the determination of whether the Partnership will be an operating company under the alternative Department of Labor exemption set forth above, we have decided to rely on the 25% ownership exemption for these purposes. Consequently, we will take the steps necessary to ensure that ownership of units by qualified plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total number of outstanding units.

     In calculating this limit, we will, as provided in the Department of Labor's regulations, disregard the value of any units held by a person (other than a qualified plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnership, or any person who provides investment advice for a fee with respect to the assets of the Partnership, or any affiliate of any such a person. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--Minimum Investment." Whether the assets of the Partnership will constitute "plan assets" is a factual issue which may depend in large part on our ability throughout the life of the Partnership to satisfy the 25% ownership exemption. Accordingly, the tax counsel we have retained are unable to express an opinion on this issue.

Other ERISA Considerations

     In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a qualified plan or IRA to acquire units should involve, among other factors, considerations that include whether:

     (1) the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

     (2) the purchase is prudent in light of the diversification of assets requirement for the qualified plan and the potential difficulties that may exist in liquidating units;

     (3) the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

     (4)  the investment is made solely in the interests of plan participants;

     (5) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from the Partnership; and

     (6) the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

                                 CAPITALIZATION

     The capitalization of the Partnership as of the date of this prospectus, and as adjusted to reflect the sale of the minimum and maximum offering of units, is as follows:

                                                                          As of the         Minimum Offering        Maximum Offering
                                                                     date hereof(1)          of 12,000 Units        of 750,000 Units
                                                                     --------------          ---------------        ----------------

Our Capital Contribution(1)                                                 $1,000                   $1,000                  $1,000
Limited Partner's Capital Contribution(2)                                    1,000(1)             1,200,000              75,000,000
                                                                             -------              ---------              ----------
Total Capitalization(3)                                                     $2,000               $1,201,000             $75,001,000
Less Estimated O & O Expenses(4)                                                --                 (162,000)             (9,375,000)
                                                                                                   --------              ----------
Net Capitalization                                                          $2,000               $1,039,000(2)          $65,626,000

-----------

(1) The Partnership was originally capitalized by our contribution of $1,000 and $1,000 by the original limited partner.

(2) The original limited partner will withdraw from the Partnership and receive a return of his original capital contribution on the initial closing date.

(3) The amounts shown reflect the offering proceeds from sale of units at $100.00 per unit before deduction of (a) sales commissions of 8.0% of offering proceeds (or $8 per unit sold, which will be paid except in the case of units sold to affiliated limited partners), (b) underwriting fees equal in amount to 2.0% of offering proceeds (or $2.00 per unit sold) and
     (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% ($3.50 per unit) of the first $25,000,000 of offering proceeds; 2.5% ($2.50 per unit) of offering proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per unit) for offering proceeds exceeding $50,000,000. We will pay actual O & O expenses for this offering to the extent they exceed the O & O expense allowance. No fees or compensation were payable with regard to either our or the original limited partner's investment.

(4) The maximum dollar amount of these items of compensation payable to us, our affiliates and non-affiliated selling dealers will equal $162,000 for the minimum offering of 12,000 units and $9,375,000 for the maximum offering of 750,000 units, in each case computed as if all units are sold to the general public without purchases by affiliated limited partners. Affiliated limited partners may acquire units (for investment purposes only) on a net of sales commissions basis for a price of $92.00 per unit (and a proportionate net unit price for each fractional unit purchased). To the extent that units are purchased by affiliated limited partners, both the total capital contributions of the limited partners and the Partnership's obligation to pay sales commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS."

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

Liquidity and Capital Resources

     The Partnership had limited funds at its formation (February 7, 2000). To date, the Partnership has not had any operations. The Partnership intends to use the proceeds of this offering to acquire equipment and to establish initially working capital reserves of approximately 1.0% of the offering proceeds per unit. However, unanticipated or greater than anticipated operating costs or losses (including a lessee's inability to make timely lease payments) would adversely affect liquidity. To the extent that working capital reserves may be insufficient to satisfy the cash requirements of the Partnership, we anticipate that we would obtain additional funds from the Partnership's operations, the proceeds from the sale of equipment, bank loans, short-term loans from us or our affiliates or the sale of equipment. We may use a portion of cash from operations and from sales or refinancings to re-establish working capital reserves.

Operations

     The Partnership has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 units and the admission of subscribers as limited partners on the initial closing date, the Partnership will not begin to acquire equipment or incur indebtedness. The level of indebtedness cannot be predicted until the offering proceeds are mostly invested. If the Partnership requires additional cash or we determine that it is in the best interests of the Partnership to obtain additional funds to increase cash available for investment or for any other proper business need, the Partnership may borrow, on a secured or unsecured basis, amounts up to 80% of the aggregate purchase price of all investments acquired by the Partnership. The Partnership currently has no arrangements with, or commitments from, any lender with respect to any such borrowings. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."

                      SUMMARY OF THE PARTNERSHIP AGREEMENT

     The following is a brief summary of the material provisions of the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership Agreement sets forth the terms and conditions upon which the Partnership will conduct its business and affairs and it sets forth the rights and obligations of the limited partners. This summary is not complete and is subject to and qualified by the detailed provisions of the Partnership Agreement. A copy of the Partnership Agreement is included as Exhibit A to the registration statement of which this prospectus forms a part. Prospective investors should study the Partnership Agreement carefully before making any investment.

Establishment and Nature of the Partnerships

     We organized the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act with us as its general partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs, and his or her liability for partnership obligations is generally limited to his or her investment. A general partner, however, is personally liable for all partnership obligations.

Name and Address

     The Partnership will be conducted under the name "ICON Income Fund Eight B L.P.," with its principal office and place of business at 111 Church Street, White Plains, New York 10601 (unless we change the offices with written notice to you).

Purposes and Powers

     We have organized the Partnership for the purposes of:

     o acquiring, investing in, owning, leasing, re-leasing, financing, refinancing, transferring or otherwise disposing of, and dealing in or with, equipment of all kinds, residual interests in equipment, and options to purchase both equipment and residual interests in equipment;

     o lending and providing financing to others for their acquisition of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests in and leases of equipment) and other personal property; and

     o establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection with the above, in order to generate monthly cash distributions to you during the term of the Partnership.

Duration of Partnership

     The term of the Partnership commenced when we filed a Certificate of Limited Partnership with the Delaware Secretary of State on February 7, 2000. It will terminate at midnight on December 31, 2017, or earlier if a dissolution event occurs. See "--Dissolution and Winding-Up".

Capital Contributions

     General Partner. We have contributed $1,000, in cash, as our capital contribution to the Partnership in exchange for a one percent (1%) partnership interest.

     Original Limited Partner. The original limited partner made a capital contribution of $1,000 to the Partnership in exchange for ten (10) units, which represented a 99% partnership interest at that time. On the initial closing date, the original limited partner will withdraw from the Partnership, his capital contribution of $1,000 will be returned to him in full and his original partnership interest of ten units will be retired upon the admission of additional limited partners.

     Limited  Partners.  Each limited  partner (other than the original  limited partner and limited partners affiliated with us) will make a capital contribution to the Partnership's capital, in cash, in an amount equal to $100 for each unit or fraction of a unit purchased. Each limited partner affiliated with us will make a capital contribution, in cash, in an amount equal to $92.00 for each unit or fraction of a unit purchased.

Powers of the Partners

     General  Partner.   Except  as  otherwise   specifically  provided  in  the
Partnership Agreement, we will have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs, and exercise the powers of the Partnership. For example, we will have the right to make investments for and on behalf of the Partnership and to manage the investments and all other assets of the Partnership. You will not be permitted to participate in the management of the Partnership. We will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a limited partner to the Partnership. Except to the extent limited by Delaware law or the Partnership Agreement, we may delegate all or any of our duties under the Partnership Agreement to any person, including any of our affiliates.

     The Partnership Agreement designates us as the Partnership's tax matters partner and authorizes and directs us to represent the Partnership and its limited partners in connection with all examinations of the Partnership's affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnership's funds in doing so.

     Limited Partners. No limited partners shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate the Partnership.

Limitations on Our Powers

     The Partnership Agreement and Delaware law subjects us to limitations on how we administer the business and affairs of the Partnership, as outlined below.

     Debt. From the date when all capital contributions have been invested or committed to investments or reserves, used to pay permitted front-end fees or returned to you in accordance with the Partnership Agreement, the Partnership will not incur or assume additional indebtedness when acquiring an investment if the new debt causes total Partnership debt to exceed a certain limit. That limit is reached when the sum of the principal amount of the new debt plus the aggregate principal amount of the Partnership's outstanding debt exceeds 80% of the aggregate purchase price of the investments then held by the Partnership, including the purchase price of any investment being acquired with the new debt.

     Dealings With Affiliates. The Partnership will not purchase or lease investments from, nor sell or lease investments to us or any of our affiliates (including any program in which we or any of our affiliates has an interest) unless certain conditions are satisfied. These conditions include:

     (1) a determination that the investment is in the best interests of the Partnership;

     (2) the investment is upon terms no less favorable to the Partnership than the terms upon which we or our affiliate entered into the investment;

     (3) neither we nor our affiliate are to realize any gain or other benefit, other than permitted compensation, as a result of the investment; and

     (4) we or our affiliate hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by the Partnership, borrowing money or obtaining financing for the Partnership or for other purposes related to the business of the Partnership.

     The Partnership may not make any loans to us or any of our affiliates. We or any of our affiliates, however, may make loans to the Partnership, provided the terms of the loan include:

     (1)  interest at a rate that does not exceed the lowest of the following:

          (a) the rate at which we or the affiliate borrowed funds for the purpose of making the loan;

          (b) if no borrowing was incurred, the interest rate the Partnership could obtain in an arm's-length borrowing, without reference to our or our affiliate's financial abilities or guarantees;

          (c) the rate from time to time announced by The Chase Manhattan Bank N.A. at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

     (2) repayment of the loan not later than twelve months after the date on which it was made; and

     (3) neither we nor our affiliate may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

     The Partnership will not acquire any investments in exchange for units.

     The Partnership may make investments in joint ventures provided that: we determine that the investment is in the best interests of the Partnership and will not result in duplicate fees to us or any of our affiliates; if the investment is made with participants affiliated with us then, it will be made upon terms that are substantially identical to the terms upon which the participants have invested in the joint venture; if the investment is made with non-affiliates, the Partnership will have veto power on disposition decisions; and the joint venture will own and lease specific equipment and/or invest in one or more specific financing transactions.

     Except as permitted by the Partnership Agreement, we are prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with ourselves or any of our affiliates. Furthermore, neither we nor any of our affiliates may receive a commission or fee (except the types and amounts described in "Our Compensation" as permitted by Section 6.4 of the Partnership Agreement) in connection with the reinvestment of cash from sales and from operations or of the proceeds of the resale, exchange or refinancing of equipment. In addition, in connection with any agreement entered into by the Partnership with us or any of our affiliates, we or our affiliate may not receive any rebates or give-ups, nor may we or any of our affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of the Partnership Agreement. Neither we nor any of our affiliates shall pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about the Partnership. However, this does not prohibit us from paying underwriting fees and sales commissions otherwise in accordance with the terms of the Partnership Agreement.

Indemnification

     With some limited exceptions, the Partnership will indemnify us, our affiliates and individual officers from the Partnership's assets. The indemnification will apply to any liability, loss, cost and expense of litigation that we or an affiliate suffer, arising out of certain acts or omissions. See "FIDUCIARY RESPONSIBILITY--Indemnification."


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


Liability of Partners

     Our Liability. We will be liable for all general obligations of the Partnership to the extent not paid by the Partnership. However, neither we nor any of our affiliates will have any personal liability for obligations of the Partnership that are specifically non-recourse to us, or for repayment of the capital contribution of any limited partner. All decisions we make will be binding upon the Partnership. See "FIDUCIARY RESPONSIBILITY--Conflicts."

     Limited Liability of the Limited Partners. You will have no personal liability for any obligations or liabilities of the Partnership. You will only be liable, in your capacity as a limited partner, to the extent of your capital contribution and your pro rata share of any undistributed profits and other assets of the Partnership. However, if you participate in the management or control of the Partnership's affairs, you may be deemed to be acting as a general partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in connection with the transaction of business with the Partnership, that you are a general partner. See also "RISK FACTORS--Investment Risks."

     Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to the Partnership for the distribution if both of the following are true:

     (1) after giving effect to the distribution, all liabilities of the Partnership exceed the fair value of its assets; and

     (2) you knew at the time you received the distribution that it was made in violation of Delaware law.

Non-assessability of Units

     The units are not assessable. Except as may otherwise be required by law or by the Partnership Agreement, after you pay for your units, you will not have any further obligations to the Partnership, be subject to any assessment or be required to contribute any additional capital to, or loan any funds to, the Partnership. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

Distribution of Distributable Cash From Operations and From Sales

     Distributable cash from operations and from sales that is not reinvested in equipment and financing transactions will be distributed 99% to the limited partners as a group and 1% to us until payout, which is the time when cash distributions in an amount equal to the sum of the limited partners' capital contributions and an 8.0% annual cumulative return thereon have been made. Income earned on escrowed funds and distributed to limited partners will be used to satisfy the cumulative return required for payout. Thereafter, distributions will be distributable 90% to the limited partners as a group and 10% to us, unless limited partners as a group have not received distributions equal to at least 150% of their investment, in which case we will continue to receive only 1% of cash distributions, and accrue 9%, until limited partners have received distributions equal to 150% of their total investment.

     During the reinvestment period, we will have the sole discretion to determine the amount of distributable cash from operations and from sales that are to be reinvested and the amounts that are to be distributed. However, during such period you are entitled to receive, to the extent available, monthly cash distributions equal to one-twelfth of 10.75% of your original investment, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you received in redemption of your units. Our decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect the ability of the Partnership to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed. We expect that a substantial portion of all cash distributions, being that portion which exceeds taxable income, will be treated as a return of your originally invested capital and that the balance of the distributions will be treated as a return on your capital. Also, to the extent there are sufficient funds, you are entitled to receive monthly cash distributions in amounts which would permit you to pay federal, state and local income taxes resulting from Partnership operations. After the reinvestment period, the Partnership intends to promptly distribute substantially all cash from operations and from sales.

Allocation of Profits and Losses

     As a general rule, during the reinvestment period the Partnership's profits will be allocated as follows:

     o First, 99% will be allocated to the limited partners and 1% to us, until each limited partner has been allocated profits equal to the excess, if any, of:

          (1) the amount still needed for distribution to provide the limited partner an 8% annual cumulative return on his or her adjusted capital contribution (which we call the unpaid target distribution); over

          (2)  the limited partner's capital account balance;

     o Next, in a manner that will create a ratio of 90% to 10% between (a) the excess of the limited partners' aggregate capital account balances over the amount of their aggregate unpaid target distributions and (b) our capital account balance; and

     o    Thereafter, 90% to the limited partners and 10% to us.

     After the reinvestment period, profits first will be allocated to all partners in the amount necessary to eliminate any deficits in their capital accounts and, thereafter, they will be allocated as described above.

     Generally, 99% of the Partnership's losses will be allocated among the limited partners and 1% will be allocated to us throughout the term of the Partnership.

     In addition to the general provisions regarding allocations of profits and losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain tax safe harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any limited partners developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to the partners who were initially allocated the depreciation deductions or other related items of deduction. Other special allocations provisions are designed to reflect the business deal among the partners (see Section 8.2(f)(vii) of the Partnership Agreement) or to protect the limited partners in the event the Partnership is subjected to an unexpected tax liability because of a particular partner. For example, local taxes that are imposed on the Partnership because of a limited partner's residence in that locality will be charged to that partner.

     The Partnership Agreement provides that limited partners who own units for less than an entire year will be allocated profits or losses, which will be treated as if they occurred ratably over the year, based on the proportionate part of the year that they owned their units.

Withdrawal of the General Partner

     Voluntary Withdrawal. We may not voluntarily withdraw as general partner from the Partnership without (a) 60 days' advance written notice to you, (b) an opinion of tax counsel that the withdrawal will not cause the termination of the Partnership or materially adversely affect the federal tax status of the Partnership and (c) selection of, and acceptance of its appointment as general partner by, a substitute general partner who is acceptable to the limited partners owning a majority of the units and who has an adequate net worth in the opinion of tax counsel.

     Involuntary Withdrawal. We may be removed by the limited partners owning a majority of the units or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither we nor any of our affiliates may participate in any vote by the limited partners to involuntarily remove us as general partner or cancel any management or service contract with us or an affiliate.

     Management fees for investments acquired by the Partnership prior to the effective date of our withdrawal will be payable when the Partnership receives the gross rental from the investments creating the obligation to pay the management fees. In the event that we pledge the management fees receivable to a lender, the assignment to the lender shall be binding in the event of our voluntary or involuntary withdrawal.

     Liability of Withdrawn General Partner. Generally speaking, we will remain liable for all obligations and liabilities incurred by us or by the Partnership while we were acting in the capacity of general partner and for which we were liable as general partner. But we will be free of any obligation or liability incurred on account of or arising from the activities of the Partnership after the time our withdrawal becomes effective.

Transfer of Units

     Withdrawal of a Limited Partner. You may withdraw from the Partnership only by selling, transferring or assigning your units or having all or your units redeemed in accordance with the Partnership Agreement. You may generally transfer all or a portion of your units except to impermissible types of transferees or by transfers which would adversely effect the Partnership. See
Section 10.2 of the Partnership Agreement.

     Limited Redemption of Units. Section 10.5 of the Partnership Agreement provides a method for you to have your units redeemed. In brief, commencing with the second full calendar quarter following the final closing date and at any time and from time to time thereafter until termination of the Partnership, you may request that the Partnership redeem all or any portion of your units. This right is subject to the availability of funds and the other provisions of
Section 10 of the Partnership Agreement. See "TRANSFER OF UNITS"--"Limited Right to Redeem Units".

Dissolution and Winding-up

     Events Causing Dissolution. The Partnership shall be dissolved when any of the following events occurs:

     o the withdrawal of the general partner if a substitute general partner has not been duly admitted to the Partnership;

     o the voluntary dissolution of the Partnership by the general partner with the consent of the limited partners owning a majority of the units or, subject to Section 13 of the Partnership Agreement, by the consent of the same majority without action by the general partner;

     o    the sale of all or substantially all of the assets of the Partnership;

     o    the expiration of the term of the Partnership;

     o    the  operations  of  the  Partnership   ceasing  to  constitute  legal
          activities under Delaware law or any other applicable law;

     o any other event which causes the dissolution or winding-up of the Partnership under Delaware law.

     Liquidation of the Partnership. When a dissolution event occurs, the investments and other assets of the Partnership will be liquidated and the proceeds thereof will be distributed to the partners after we pay liquidation expenses and pay the debts of the Partnership in the order of priority set forth in the

Partnership Agreement. The existence of the Partnership will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Books and Records

     We will maintain the books and records of the Partnership at the Partnership's principal office. We will maintain investor suitability records for a period of six years. You will have the right to have a copy of the list of limited partners mailed to you for a nominal fee. However, you must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for your interest relative to your interest in Partnership matters. In addition, you or your representative will have the right, upon written request, subject to reasonable notice and at your own expense, to inspect and copy any other Partnership books and records that we maintain.

Meetings and Voting Rights of Limited Partners

     Meetings. We may call a meeting of the limited partners at any time on our own initiative to act upon any matter on which the limited partners may vote. If we receive written requests for a meeting from limited partners holding 10% or more of the outstanding units we will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the limited partners may be submitted for action by consent of the limited partners.

     Voting Rights of Limited Partners. The limited partners, by the consent of the limited partners owning a majority of the units, may take action on the following matters without our concurrence:

     o    an amendment of the Partnership Agreement;

     o    the dissolution of the Partnership;

     o    the  sale of all or  substantially  all of the  Partnership's  assets,
          except  any  sales  in  the  ordinary   course  of   liquidating   the
          Partnership's investments after the reinvestment period; and

     o the removal of the general partner and the election of one or more substitute general partners.

Limited partners who dissent from any matter approved by limited partners owning a majority of the units are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their units.

Amending the Partnership Agreement

     Amendment by Limited Partners Without Our Concurrence. The limited partners may amend the Partnership Agreement by the consent of the limited partners owning a majority of the units without our concurrence so long as the amendment does not allow the limited partners to take part in the control or management of the Partnership's business, or alter our rights, powers and duties as set forth in the Partnership Agreement:

However:

     (a) any amendment of the Partnership Agreement relating to how the Partnership Agreement can be amended will require the consent of each limited partner; and

     (b) any amendment that will increase the liability of any partner or adversely affect any partner's share of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each partner affected by the change.


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


     Amendment by Us Without the Consent of the Limited Partners. We may, without the consent of the limited partners, amend the Partnership Agreement to effect any change for the benefit or protection of the limited partners, including:

     o adding to our duties or obligations, or surrendering any of our rights or powers;

     o curing any ambiguity in, or correcting or supplementing any provision of the Partnership Agreement;

     o preserving the status of the Partnership as a "limited partnership" for federal income tax purposes;

     o deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

     o under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and

     o changing the name of the Partnership or the location of its principal office.


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


                                TRANSFER OF UNITS

Withdrawal

     You may withdraw from the Partnership only by selling or transferring all of your units, or if all of your units are redeemed by the Partnership in accordance with the terms of the Partnership Agreement.

Restrictions on the Transfer of Units

     There is no public or secondary market for the units, and none is expected to develop. You may transfer units only upon the satisfaction of the conditions and subject to the restrictions discussed below. Anyone to whom you transfer units interest will become a substitute limited partner only if we have reasonably determined that all of the conditions listed below have been satisfied. We may also reasonably require that no adverse effect to the Partnership results from the admission of the substitute limited partner, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in the Partnership Agreement. Consequently, investors may not be able to liquidate their investments in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept the units as collateral.

     You may transfer or assign your own units to any person, whom we called an assignee, only if conditions the following conditions are satisfied:

     (1) You and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

          (a) states your intention that the assignee become a substitute limited partner;

          (b) reflects the assignee's acceptance of all of the terms and provisions of the Partnership Agreement; and

          (c) includes a representation by both you and the assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws; and

     (2) the assignee pays the Partnership a fee that will not exceed $150.00 for costs and expenses it reasonably incurs in connection with the assignment.

     Furthermore, unless we consent, no units may be assigned:

     o to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

     o to any person if, in the opinion of tax counsel, the assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

     o to any person if the assignment would affect the Partnership's existence or qualification as a limited partnership under Delaware law or the applicable laws of any other jurisdiction in which the Partnership is conducting business;

     o to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and state securities laws;

     o if the assignment would result in the transfer of a Partnership interest representing less than twenty-five (25) units, or ten (10) units in the case of an IRA or qualified plan, unless the assignment is of all of the units owned by the limited partner;

     o if the assignment would result in your retaining a portion of your investment that is less than the greater of (A) twenty-five (25) units, or ten (10) units in the case of an IRA or qualified plan, and

          (B) the minimum number of units required to be purchased under minimum investment standards applicable to your initial purchase of units;

     o if, in our reasonable belief, the assignment might violate applicable law;

     o if the effect of the assignment would be to cause the equity participation in the Partnership by benefit plan investors to equal or exceed 25%; or

     o if the assignment would cause an impermissible percentage of units to be owned by non-United States citizens.

     Any attempt to assign units in violation of the provisions of the Partnership Agreement or applicable law will be null and void from the outset and will not bind the Partnership. Assignments of units will be recognized by the Partnership as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

     The Partnership Agreement provides further that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership for federal income tax purposes, we will not permit any interest in a unit to be sold on a secondary market, as defined by tax law. If we determine that a proposed sale was effected on a secondary market, the Partnership and we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

     All investors will agree to provide all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Limited Right to Redeem Units

     The Partnership will have no obligation to redeem your units, but will do so only in our sole and absolute discretion. Beginning with the second full calendar quarter following the final closing date and at any time thereafter, you may request that the Partnership redeem your units. In any calendar year, the Partnership will not redeem such number of units that, in the aggregate, exceed 2% of the total units outstanding as of the last day of the calendar year. Otherwise, subject to fund availability and with our prior consent, the Partnership will redeem in cash up to 100% of your units at the applicable redemption price.

     The applicable redemption price for the units you are redeeming will be determined, as of the date of redemption, as follows:

     (a) during the second year of the reinvestment period, you will receive a price equal to 90% of your original investment per unit;

     (b) during the third year, you will receive a price equal to 92% of your original investment per unit;

     (c) during the fourth year, you will receive a price equal to 94% of your original investment per unit;

     (d) during the fifth year, you will receive a price equal to 96% of your original investment per unit;

     (e) during the first year of the liquidation period, which is the period following the reinvestment period, you will receive a price equal to 98% of your original investment per unit;

     (f) during the second year of the liquidation period, you will receive a price equal to 100% of your original investment per unit;

in all cases less the sum of (w) 100% of previous distributions to you of any portion of your investment not invested by the Partnership, (x) 100% of previous distributions to you, (y) 100% of any previous allocations to you of investment tax credit amounts and (z) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with redeeming your units. However, in no event will the applicable redemption price computed under clauses (a) through (f) exceed an amount equal to your capital account balance as of the end of the calendar quarter preceding the redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs.

     There can be no assurance that the applicable redemption price will in any way reflect the fair market value of the units at the time of redemption.

     The availability of funds for redeeming units will be subject to the availability of sufficient cash. In this connection, it should be noted that we intend to reinvest a substantial portion of the Partnership's cash from operations and substantially all cash from sales during the reinvestment period. Furthermore, units may be redeemed only if the redemption would not impair the capital or the operations of the Partnership and would not result in the termination of the Partnership's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem units will reduce the Partnership's available funds for making investments and distributions to the remaining limited partners.

     In the event the Partnership receives requests to redeem more units than there are funds sufficient to redeem, we will honor redemption requests in the order in which duly signed and supported redemption requests are received. We will use our reasonable efforts to honor requests for redemptions of units with the same request date first as to hardship redemptions (requests arising from death, major medical expense and family emergency related to disability or a material loss of family income), second so as to provide liquidity for IRAs or qualified plans to meet required distributions and finally, as to all other redemption requests.

     If you desire to have a portion or all of your units redeemed, you must submit a written request to us on a form we have approved. The request must be duly signed by all owners of the units on the books of the Partnership. Redemption requests will be deemed given on the earlier of the date the request is personally delivered with receipt acknowledged or mailed by certified mail, return receipt requested, postage prepaid, at our address set forth in this prospectus. Hardship redemptions will be treated as having been received at 12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received. Within the times specified above, we will accept or deny each redemption request.

     We will, in our sole discretion, decide whether a redemption is in the best interest of the Partnership.

Consequences of Transfer

     Any units tendered to, and accepted by, the Partnership for redemption will be canceled when redeemed. In the event that you assign all units you own, or have all your units accepted for redemption by the Partnership, you will cease to be a limited partner and will no longer have any of the rights or privileges of a limited partner. Whether or not any assignee becomes a substitute limited partner, however, your assignment of your entire Partnership interest will not release you from liability to the Partnership to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law or other applicable law.

     The sale of units by you may result in the recapture of all of the depreciation deductions previously allocated to you. See the "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Interest." Gain or loss realized on the redemption of your units, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on the Partnership's equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."

                           REPORTS TO LIMITED PARTNERS

Annual Reports

     By March 15 of each year, we will send you a statement of your share of the Partnership's income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

     Within 120 days after the end of the year, we will send to each person who was a limited partner at any time during the year an annual report which will include:

     o financial statements for the Partnership for the fiscal year, including a balance sheet as of the year end and related statements of operations, cash flows and changes in partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Partnership's accountants;

     o a breakdown, by source, of distributions made during the year to you and to us;

     o a status report with respect to each item of equipment and each financing transaction that individually represents at least 10% of the aggregate purchase price of the Partnership's investments at the end of the year, including information relevant to the condition and utilization of the equipment or the collateral securing the financing transaction;

     o a breakdown of the compensation paid, and any amounts reimbursed, to us, and a summary of the terms and conditions of (a) any contract with us that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other programs we sponsor, demonstrating the allocation of the compensation between the Partnership and the other programs; and

     o until all amounts invested by limited partners have been invested or committed to investments and reserves, used to pay permitted front-end fees or returned to investors in accordance with the Partnership Agreement, information regarding investments made by the Partnership during the fiscal year.

Quarterly Reports

     Within 60 days after the end of each of the first three quarters in any year, we will send to each person who was a limited partner at any time during the quarter an interim report for the quarter which will include:

     o unaudited financial statements for the Partnership for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners' equity;

     o a tabular summary of the compensation paid, and any amounts reimbursed, to us, including a statement of the services we performed or expenses we incurred, and a summary of the terms and conditions of any contract with us which was not filed as an exhibit to the registration statement of which this forms a part; and

     o until all amounts invested by limited partners have been invested or committed to investment and reserves, used to pay permitted front-end fees or returned to investors in accordance with the Partnership Agreement, information regarding investments made by the Partnership during the quarter.


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


                              PLAN OF DISTRIBUTION

General

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Partnership Agreement, through the dealer-manager the Partnership will offer, on a best efforts basis, a maximum of 750,000 units, all of which are priced at $100 per unit, except for certain units which may be purchased by limited partners affiliated with us for the net unit price of $92.00 per unit. The minimum subscription is 25 units, 10 units for IRAs and qualified plans, except in certain states as described in this prospectus. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--How to Subscribe".

     The offering period for the Partnership will begin on the date of this Prospectus. We expect the offering period to terminate one year after the date of this Prospectus, but in no event will the offering period for the Partnership continue for longer than twenty-four months from the date of this Prospectus. We have a reasonable period of time to conclude the Partnership's closing after the termination of the Partnership's offering period. We may terminate the offering period at our option at any time.

     Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until the offering of the Partnership is terminated, which may be as late forty eight (48) months after the effective date of this prospectus.

     Units will be sold primarily through the selling dealers and, to a limited extent, by the dealer-manager. The Partnership will pay to the selling dealer or the dealer-manager, as the case may be, a sales commission equal to 8.0% of the offering proceeds from the sale of units.

     Generally, units are purchased by subscribers at a price of $100.00 per unit. However, our officers, employees, securities representatives and those of our affiliates and selling dealers may purchase units, for investment purposes only, for the net unit price of $92.00 per unit. The Partnership will incur no obligation to pay any sales commissions with respect to these purchases. The purchase of units by us and our affiliates is limited to a maximum of 10% of the total units sold.

     The total marketing compensation to be paid to the dealer-manager and all participating selling dealers in connection with the offering of units in the Partnership, including sales commissions and underwriting fees, will not exceed 10.0% of the offering proceeds. However, we may pay bona fide due diligence fees and expenses incurred by the dealer-manager and prospective selling dealers from our O & O expense allowance up to the lesser of an additional 1/2 of 1% of offering proceeds or the maximum amount allowable under the NASD Conduct Rules. Any payments made in connection with due diligence activities will be paid only on a fully accountable basis and only for bona fide due diligence activities. We will make payments or advances for sales commissions and due diligence fees and expenses only for bona fide sales or due diligence activities. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, invoices and other evidence satisfactory to us. The sums we may expend in connection with due diligence activities are included in the O & O expense allowance paid by the Partnership to us. See "OUR COMPENSATION."

     The dealer-manager agreement and the selling dealer agreements contain provisions for the Partnership to indemnify the participating selling dealers with respect to some types of liabilities, including liabilities arising under the Securities Act.

Segregation of Subscription Payments

     We will place all funds that the dealer-manager receives from subscribers in an escrow account at The Chase Manhattan Bank N.A at the Partnership's expense. We will do so beginning on the effective date of this prospectus until we have accepted subscriptions for 12,000 units (or 37,500 units in the case of residents of Pennsylvania) and the subscribers have been admitted as limited partners on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

     We will promptly accept or reject subscriptions for units after we receive a prospective investor's subscription documents and subscription funds. Brokers have agreed to provide each investor with final prospectuses prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after the date of receipt of a final prospectus. The initial closing date will be as soon as practicable after the Partnership receives and accepts subscriptions for 12,000 units excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed units is sufficient to justify the burden and expense of a closing. Once subscriptions total of 37,500 units, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. Thereafter we will continue to deposit subscription payments with The Chase Manhattan Bank N.A. in a special, segregated, interest-bearing account which we will maintain during the offering period for the receipt and investment of subscription payments. At each closing, the Partnership will admit as limited partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Partnership and who are then eligible to be admitted to the Partnership. Pennsylvania subscribers are not eligible to be admitted as limited partners prior to sale of 37,500 units in the Partnership. The funds representing their subscriptions will be released from the escrow account or from the Partnership's segregated subscription account, as the case may be, to the Partnership.

     We will remit to subscribers any interest earned on the subscription funds of subscribers who are accepted and admitted as limited partners as soon as practicable after their admission. If 12,000 units have not been subscribed on or before the anniversary of the date on the cover of this prospectus, then the Partnership will direct the escrow agent to release the applicable subscription payments from escrow and return them promptly to subscribers, together with all interest earned on the subscriptions, and the Partnership will be terminated. For a subscriber from Pennsylvania, this will happen if 37,500 units per Partnership have not be sold within 120 days of the escrow agent's receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for twelve months from the date of this Prospectus. In addition, any proceeds from the sale of units in the Partnership which have not been invested or committed for investment within two years after the date of this Prospectus, except for reserves and necessary operating capital, will be returned, without interest, to the limited partners in proportion to their respective investments. These returned proceeds will include a return of the proportionate share of the O & O expense allowance, underwriting fees and any sales commissions paid to us or any of our affiliates.


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


            INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                             SUBSCRIPTION PROCEDURES

General Suitability Considerations

     Units are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and none is expected to develop. Therefore, only if you have adequate financial means, do not need liquidity and are able to make a long-term investment should you purchase units. Units are not an appropriate investment if you must rely on cash distributions from the Partnership as an essential source of income to meet your necessary living expenses.

     Before purchasing units you should carefully consider the risk factors of this investment, the lack of a market in which to sell for units, and the resulting long-term nature of an investment in units. See "RISK FACTORS"--"Partnership Risks" and--"Investment Risks".

     You  must  meet  the   requirements   described  below  to  invest  in  the
Partnership. Because we do not have direct knowledge of your financial situation, we will rely on what you tell us. In addition, brokers must have reasonable grounds to believe that this investment is suitable for you. Consequently, it is important that the information you provide is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home.

     You must meet our basic suitability requirements to invest. In general, you must have either:

     (1)  a net worth of at least  $30,000 plus $30,000 of annual gross  income;
          or

     (2)  a net worth of at least $75,000.

     Certain State Requirements. Residents of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Maine, Michigan, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington Partnership must have either of the following in order to invest:

     (1)  a net worth of at least  $45,000 plus $45,000 of annual gross  income;
          or

     (2)  a net worth of at least $150,000.

          Residents of Massachusetts and North Carolina must have either of the following in order to invest:

     (1)  a net worth of at least  $60,000 plus $60,000 of annual gross  income;
          or

     (2)  a net worth of at least $225,000.

     If you are a Nebraska or Pennsylvania resident, your investment may not exceed 10% of your net worth. If you are an Ohio resident, your investment may not exceed 10% of your liquid net worth.

     Under all of the foregoing suitability standards, net worth must be determined excluding the net fair market value of your home, home furnishings and personal automobiles. The assets included in your net worth calculation must be valued at their fair market value.

Minimum Investment

     The minimum number of units you must purchase is 25. Residents of Nebraska must purchase a minimum of 50 units. For IRAs and qualified plans, you must purchase at least 10 units.

     See the section of this prospectus entitled "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of state suitability requirements.


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


Suitability Standard for Qualified Plans and IRAs

     An IRA can purchase units if the IRA owner meets both the basic suitability standard and any standard applicable in the owner's state of residence.

     Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase units if the plan participant meets both the basic suitability standard and any standard applicable in the participant's state of residence. Qualified plans that are not self-directed may purchase units if the plan itself meets both our basic suitability standard and any relevant state standard.

Suitability Standard for Other Fiduciaries

     When units are purchased for fiduciary accounts other than IRAs and qualified plans, such as trusts, both the basic suitability standard and any applicable state suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of units, then you may purchase units for the fiduciary account if you meet both the basic suitability standard and any applicable state standard.

Additional Considerations for IRAs, Qualified Plans, and Tax-Exempt Entities

     An investment in units will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the tax code and ERISA.

     IRAs, qualified plans and other tax-exempt organizations should consider the following when deciding whether to invest:

     o any income or gain realized will be unrelated business taxable income, which is subject to the unrelated business income tax;

     o for qualified plans and IRAs, ownership of units may cause a pro rata share of the Partnership's assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the tax code; and

     o    any entity that is exempt from federal income  taxation will be unable
          to  take  full  advantage  of  any  tax  benefits   generated  by  the
          Partnership.

See "RISK FACTORS--Federal Income Tax Risks and ERISA Risks," "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS."

     If you are a fiduciary or investment manager of a qualified plan or IRA, or if your are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns--including those unrelated to tax considerations--in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See "RISK FACTORS", "INVESTMENT OBJECTIVES AND POLICIES", "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

     Although the we believe that units may represent suitable investments for some IRAs, qualified plans, and other tax-exempt organizations, units may not be suitable for your plan or organization due to the particular tax rules that apply to it. For example, we believe that units will generally not be a suitable investment for charitable remainder trusts. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan's tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

Transfer of Units

     Units  are  subject  to  substantial  transfer   restrictions  and  may  be
transferred only under certain circumstances and then subject to certain conditions. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units". One condition is that you may sell or transfer your units only to a recipient who meets all applicable suitability standards. In addition, the transfer of units may subject you to the securities laws of the state or other jurisdiction in which the transfer is deemed to take place. Furthermore, if you transfer less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standard applicable to you. The recipient must also own a sufficient number of units to meet the minimum investment standard.

     If the  transfer  is  effected  through  a  member  firm  of  the  National
Association of Securities Dealers, Inc. (the NASD), the member firm must be satisfied that a proposed buyer meets the financial and net worth suitability requirements specified in the NASD's conduct rules. The conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of the units.

Additional Transfer Restriction for Residents of California

     California law requires that all certificates for units that we issue to residents of California, or that are subsequently transferred to residents of California, bear the following legend:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A LIMITED PARTNERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

Subscriber Representations

     Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-4.

     By your signature and initials in Section 5 of the Subscriber Agreement (on page C-3), you are indicating your desire to become a limited partner and to be bound by all the terms of the Partnership Agreement. You also appoint the us, as the general partner, to be your true and lawful attorney-in-fact to sign documents, including the Partnership Agreement, that may be required for the your admission as a limited partner.

     Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-4 of the Subscription Agreement are true, by which you confirm that:

     (1)  you have received a copy of the prospectus;

     (2) you have read the General Instructions on Page C-2 of the Subscription Agreement;

     (3)  you understand that an investment in units is not a liquid investment;

     (4) you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:

          (a) if you are purchasing units for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;


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


          (b) you have accurately identified yourself, or the investing entity, as either a U.S. citizen or a non-U.S. citizen, having determined citizenship in the manner described below;

          (c) you have accurately reported your social security number or the federal taxpayer identification number of the investing entity; and

          (d) you are not subject to backup withholding of federal income taxes; and

     (5) you understand that we may, in our sole discretion, reject your investment in whole or part for any reason.

We  will  require  that  everyone  who  wishes  to  purchase  units  make  these representations in order to assist NASD-registered securities sales representatives, selling dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of the your representations in complying with our obligations under state and federal securities laws, and may use these representations as a defense in a lawsuit by subscribers or securities regulatory agencies.

     The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus, so that we may make an informed judgment as to whether we should accept your offer to subscribe for units. We recognize that in the sales process a potential investor will usually discuss the Partnership with his or her registered representative. It is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this Prospectus. You might also read or hear something which contradicts the data and information contained in this Prospectus from sources over which we have no control and for which neither we nor our dealer-manager is responsible.

     If a you becomes a limited partner and later make claims against the Partnership, the dealer-manager, and/or us alleging that you did not receive a prospectus for this offering--or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus--then we anticipate relying on the representations you made in your Subscription Agreement in our defense. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus, and that we instructed you to rely exclusively on the prospectus and not to rely on any other information or representations in your investment decision.

Conflicts of Interest

     The General Instructions on page C-2 of the Subscription Agreement ask you to review the disclosures in this Prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, and possible adverse effects on the federal income tax benefits which may be available as a result your purchase of units. These disclosures are found in the sections entitled "RISK FACTORS", "CONFLICTS OF INTEREST", "MANAGEMENT" and "FEDERAL INCOME TAX CONSIDERATIONS".

     We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a limited partner unless we have reason to believe that you are aware of the risks involved in this investment. If you become a limited partner and later make claims against the Partnership, the dealer-manager and/or us to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, the Partnership, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the degree of risk involved in this investment.

Co-signature by Selling Dealer

     Selling dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the selling dealer certifies that it has obtained information from the potential investor sufficient to enable the selling dealer to determine that the investor has satisfied the investor suitability standards described in this prospectus. Since we, the Partnership and the dealer-manager will not have had the opportunity to obtain financial information directly from a subscriber, we will rely on the selling dealer's representation to determine whether to admit a subscriber as a limited partner. If you become a limited partner and later make claims against the Partnership, the dealer-manager and/or us alleging that the units were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, we, the Partnership and the dealer-manager anticipate relying upon the selling dealer's representation as evidence that the you did meet the financial requirements for this investment.

Binding Effect of the Partnership Agreement

     The representation in the Subscription Agreement that you have agreed to all the terms and conditions of the Partnership Agreement is necessary because we and every limited partner are bound by all of the terms and conditions of that agreement, notwithstanding the fact that limited partners do not actually sign the Partnership Agreement. Though you do not actually sign the Partnership Agreement, your signature on the Subscription Agreement gives us the power of attorney pursuant to which we obligate you to each of the terms and conditions of the Partnership Agreement.

     If you become a limited partner and later makes claims against us, the Partnership or the dealer-manager that you did not agree to be bound by all of the terms of the Partnership Agreement and the Subscription Agreement, we, the Partnership and the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all the terms of the Partnership Agreement.

Citizenship

     Federal law restricts the extent to which aircraft and marine vessels which are registered in the United States may be owned or controlled by people who are not United States citizens. For these purposes, "United States citizens" are:

     (1) individuals who are citizens of the United States or one of its possessions;

     (2) for aircraft, partnerships in which each partner is an individual who is a citizen of the United States, and for vessels, partnerships in which at least 75% of the equity is held by citizens of the United States,

     (3) certain trusts, the trustees of which are citizens of the United States, provided that:

          (a) in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee; and

          (b) in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States; and

     (4) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by persons who are citizens of the United States.

     As a consequence of these rules, the Partnership may transfer title of certain aircraft and vessels to a trust of which the Partnership is the sole beneficiary, or to a limited partnership beneficially owned by the Partnership, or to a limited liability company of which the Partnership is a member. See "RISK FACTORS--Partnership Risks."


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


     In addition, all investors will be required to represent and warrant whether or not the investor is a United States citizen, and subscriptions will be accepted from only a limited number of non-United States citizens. We will not admit a non-United States citizen as a limited partner to the Partnership if admitting that investor would result in the potential invalidation of equipment registration in the United States.

How to Subscribe

     If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a securities sales representative. In the case of IRA, SEP and Keogh Plan owners, both the owner and the plan fiduciary, if any, must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

     Until subscriptions for 12,000 units (or 37,500 units in the case of residents of Pennsylvania) are received by the Partnership, checks for the purchase of units should be made payable to "ICON Income Fund Eight Escrow Account." After the initial closing date, checks for the purchase of units should be made payable to "ICON Income Fund Eight Subscription Account" for deposit into an interest bearing account pending the next closing.

     We will promptly review each subscription, and will accept or decline to accept you as a limited partner in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a limited partner.

     We, our affiliates and the selling dealers (and our and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase units for our (and their) own account for investment purposes, subject to the terms and conditions contained in this prospectus. This includes the right to purchase units on or before the initial closing date; up to 600 of the units so purchased will count toward the achievement of the minimum offering. We, and our affiliates (and our and their respective officers and employees) may not purchase more than 10% of the number of units subscribed for by all non-affiliated investors.

     The NASD's conduct rules require that any member of or person associated with the dealer-manager or a selling dealer who sells or offers to sell units must make every reasonable effort to assure that a potential subscriber is a suitable investor for this investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors. The conduct rules further require each selling dealer to make a determination of suitability.

     The State of Maine requires us to inform you that the dealer-manager and each person selling units cannot rely on the representations made by a subscriber in a Subscription Agreement alone in making a determination regarding the suitability of the investment for the subscriber.

Sales Material

     In addition to and apart from this prospectus, the Partnership will utilize sales material in connection with the offering of units. This material may include reports describing us and our affiliates, summary descriptions of investments, pictures of equipment or facilities of lessees, materials discussing our prior programs and a brochure and audio-visual materials or taped presentations highlighting various features of this offering. We may also respond to specific questions from selling dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to selling dealers for customer use, and other information relating to this offering may be made available to selling dealers for their internal use. However, this offering is made only by means of this prospectus. Except as described in this prospectus or in its supplements, the Partnership has not authorized the use of other sales materials in connection with this offering. Although the information contained in other sale material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, nor as incorporated in them by reference or as forming the basis of this offering of the units.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in its supplements or in supplemental sales literature issued by the Partnership and described in this prospectus or in its supplements. If given or made, you must not rely upon such information or representations. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units, and does not constitute an offer to sell in any jurisdiction where the solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained in it is correct as of any time other than its date.

Experts

     The audited balance sheet of the Partnership as of February 7, 2000, and the audited financial statements of ICON Capital Corp. as of March 31, 1999 and 1998 and for each of the years then ended, have been included herein in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

Legal Matters

     Greene Radovsky Maloney & Share LLP provided us with an opinion on the legality of the securities offered in this prospectus and the tax matters set forth under "FEDERAL INCOME TAX CONSEQUENCES."

Additional Information

     A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the units. This prospectus, which forms a part of the registration statement, contains information concerning the Partnership and includes a copy of the Partnership Agreement to be utilized by the Partnership, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the principal office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission.

Tabular Information Concerning Prior Public Programs

     Exhibit B contains prior performance and investment information for our previous publicly-offered income-oriented programs: Series A; Series B; Series C, Series D; Series E; L.P. Six; L.P. Seven; and Eight A. Table I through V of Exhibit B contain unaudited information relating to these prior public programs, their experience in raising and investing funds, the compensation they paid to the us and our affiliates, their operating results of, and sales or dispositions of investments by these prior public programs. PURCHASERS OF UNITS WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD
NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES. FUTURE RESULTS AND THE ACHIEVEMENT OF INVESTMENT OBJECTIVES WILL IN LARGE PART DEPEND ON FACTS WHICH WE CANNOT DETERMINE, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY THESE PRIOR PUBLIC PROGRAMS.

Financial Statements

     The audited financial statements of ICON Capital Corp. and subsidiaries for the years ended March 31, 1999 and 1998, the unaudited financial statements of ICON Capital Corp. and subsidiaries for the nine months ended December 31, 1999, the audited balance sheet of the Partnership as of February 7, 2000 and the unaudited balance sheet of the Partnership as of March 31, 2000 are included in this prospectus. Notwithstanding the inclusion of our financial statements, by purchasing units, you should be aware that you are not purchasing an interest in ICON Capital Corp., its subsidiaries, or in any of our affiliates or in any of our prior public programs.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                                Page

ICON Income Fund Eight B L.P.
-----------------------------
Unaudited Balance Sheets--March 31, 2000 .......................................................................................  87
                  Balance Sheets at March 31, 2000 and February 7, 2000 ........................................................  88
                  Notes to Balance Sheets ......................................................................................  89

Audited Balance Sheet--February 7, 2000 ........................................................................................  90
                  Independent Auditors' Report .................................................................................  91
                  Balance Sheet at February 7, 2000 ............................................................................  92
                  Notes to Balance Sheet .......................................................................................  93
ICON Capital Corp.
------------------
Unaudited Financial  Statements--December  31, 1999 ............................................................................  94
                  Balance Sheets at December 31, 1999 and March 31, 1999 .......................................................  95
                  Statements  of Income for the Nine Months  Ended  December 31, 1999 and December 31, 1998 ....................  96
                  Statements of Changes in  Stockholders  Equity for the Nine Months Ended December 31, 1999 and For the Year ..  97
                    Ended March 31, 1999
                  Statements of Cash Flows for the Nine Months Ended December 31, 1999 and December 31, 1998 ...................  98
                  Notes to Financial Statements ................................................................................  99
Audited Financial Statements--March 31, 1999 and 1998 .......................................................................... 101
                  Independent Auditors' Report ................................................................................. 102
                  Balance Sheets at March 31, 1999 and March 31, 1998 .......................................................... 103
                  Statements of Income for the Years Ended March 31, 1999 and March 31, 1998 ................................... 104
                  Statements of Changes in Stockholder's Equity for the Years Ended March 31, 1999, and March 31, 1998 ......... 105
                  Statements of Cash Flows for the Years Ended March 31, 1999 and March 31, 1998 ............................... 106
                  Notes to Financial Statements ................................................................................ 107

                          ICON Income Fund Eight B L.P.

                        (a Delaware Limited Partnership)

                                 Balance Sheets

                                 March 31, 2000

                                   (Unaudited)

                         ICON Income Fund Eight B L.P.
                        (a Delaware Limited Partnership)
                                 Balance Sheets
                                  (Unaudited)

                                                           March 31,      February 7,
                                                             2000            2000
                                                            ------          ------
                                     Assets

Cash ...................................................... $2,000          $2,000
                                                            ------          ------
                                                            $2,000          $2,000
                                                            ======          ======

                        Liabilities and Partners' Equity

Commitments and Contingencies
Partners' Equity

  General Partner ......................................... $1,000          $1,000
  Limited Partner .........................................  1,000           1,000
                                                            ------          ------
                                                            $2,000          $2,000
                                                            ======          ======

                    See accompanying notes to balance sheet.

                         ICON Income Fund Eight B L.P.
                        (a Delaware Limited Partnership)

                            Notes to Balance Sheets

(1)  The Partnership

     ICON Income Fund Eight B L.P. (the "Partnership"), was formed on February 7, 2000 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)  Capital Contribution

     The General Partner has made an initial capital contribution of $1,000, and the original limited partner has made an initial capital contribution of $1,000 to the Partnership.

(3)  Commitment and Contingencies

     The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.

                          ICON Income Fund Eight B L.P.
                        (A Delaware Limited Partnership)

                                  Balance Sheet

                                February 7, 2000

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Partners
ICON Income Fund Eight B L.P.:

     We have audited the accompanying balance sheet of ICON Income Fund Eight B L.P. (a Delaware limited partnership) as of February 7, 2000. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Eight B L.P. as of February 7, 2000, in conformity with generally accepted accounting principles.

                                    KPMG LLP

February 7, 2000
New York, New York

                         ICON Income Fund Eight B L.P.
                        (A Delaware Limited Partnership)
                                 Balance Sheet
                                February 7, 2000

                                     Assets

Cash ...................................................... $2,000
                                                            ------
                                                            $2,000
                                                            ======

                        Liabilities and Partners' Equity

Commitments and Contingencies
Partners' Equity

  General Partner ......................................... $1,000
  Limited Partner .........................................  1,000
                                                            ------
                                                            $2,000
                                                            ======

                    See accompanying notes to balance sheet.

                         ICON Income Fund Eight B L.P.
                        (A Delaware Limited Partnership)

                             Notes to Balance Sheet

                                February 7, 2000

(1)  The Partnership

     ICON Income Fund Eight B L.P. (the "Partnership"), was formed on February 7, 2000 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)  Capital Contribution

     The General Partner has made an initial capital contribution of $1,000, and the original limited partner has made an initial capital contribution of $1,000 to the Partnership.

(3)  Commitment and Contingencies

     The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.

                               ICON CAPITAL CORP.
                              Financial Statements
                               December 31, 1999
                                  (Unaudited)

                               ICON CAPITAL CORP.
                                 BALANCE SHEETS
                                   (Unaudited)
                                                                                                  December 31,         March 31,
                                                                                                      1999               1999
                                                                                                      ----               ----
                                                               ASSETS
Cash                                                                                               $477,844           $774,338
Receivables from related parties                                                                  5,242,857          3,613,449
Receivables from related parties--managed partnerships                                              272,095            475,000
Prepaid and other assets                                                                            437,282            269,898
Deferred charges                                                                                    354,033            792,437
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and
amortization of $542,283 and $318,078                                                             1,607,579          1,937,646
                                                                                                 ----------         ----------
Total assets                                                                                     $8,391,690         $7,862,768
                                                                                                 ==========         ==========

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                                            $2,386,979         $1,971,710
Capital lease obligations                                                                         1,359,641          1,557,081
Note payable                                                                                        250,000                 --
Deferred income taxes                                                                               968,977            876,245
Deferred gain on sale of furniture and fixtures                                                     708,782            853,761
                                                                                                 ----------         ----------
Total liabilities                                                                                 5,674,379          5,258,797
                                                                                                 ----------         ----------
Commitments and contingencies
Stockholder's equity:
                  Common stock: no par value; $10 stated value; authorized 3,000 shares;             15,000             15,000
issued and outstanding 1,500 shares
                  Additional paid-in capital                                                        716,200            716,200
                  Retained earnings                                                               3,086,111          2,972,771
                                                                                                 ----------         ----------
                                                                                                  3,817,311          3,703,971
Note receivable from stockholder                                                                 (1,100,000)        (1,100,000)
                                                                                                 ----------         ----------
Total stockholder's equity                                                                        2,717,311          2,603,971
                                                                                                 ----------         ----------
Total liabilities and stockholder's equity                                                       $8,391,690         $7,862,768
                                                                                                 ==========         ==========


                 See accompanying notes to financial statements.

                               ICON CAPITAL CORP.
                              STATEMENTS OF INCOME
                         Nine Months Ending December 31,
                                  (Unaudited)

                                                                         1999              1998
                                                                         ----              ----
Revenues:
          Fees--managed partnerships                                    $ 8,725,916   $10,186,199
          Servicing fee--securitizations                                    203,157       228,721
          Interest income and other                                          32,959        35,266
          Management fees--securities                                          --         758,129
                                                                        -----------   -----------
                   Total revenues                                         8,962,032    11,208,315
                                                                        -----------   -----------
Expenses:
          Management fee--Parent                                          4,562,193          --
          General and administrative fee--Parent                          1,378,700          --
          Selling, general and administrative                             1,588,213     8,310,345
          Amortization of deferred charges                                  885,292     1,051,632
          Depreciation and amortization (net of deferred gain Note 4)       224,205       184,651
          Interest expense                                                  117,357       132,263
                                                                        -----------   -----------
                   Total expenses                                         8,755,960     9,678,891
                                                                        -----------   -----------
          Income before provision for income taxes                          206,072     1,529,424
          Provision for income taxes                                         92,732       688,241
                                                                        -----------   -----------
          Net income (loss)                                             $   113,340   $   841,183
                                                                        ===========   ===========


                 See accompanying notes to financial statements.

                                       96

                               ICON CAPITAL CORP.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                   For the Nine Months Ended December 31, 1999
                      and for the Year Ended March 31, 1999
                                   (Unaudited)

                              Common Stock                                                 Note              Total
                       ---------------------------   Additional                          Receivable          Stock-
                         Shares         Stated        Paid-in           Retained           from             holder's
                       Outstanding       Value        Capital           Earnings        Stockholder          Equity
                       -----------       -----        -------           --------        -----------          ------
March 31, 1998            1,500        $15,000        $716,200          $1,330,900       $(1,100,000)        $962,100
Net Income                   --             --              --           1,641,871                --        1,641,871
                          -----        -------        --------          ----------       -----------         --------

March 31, 1999            1,500         15,000         716,200           2,972,771        (1,100,000)       2,603,971
Net income                   --             --              --             113,340                --          113,340
                          -----        -------        --------          ----------       -----------        ---------

December 31, 1999         1,500        $15,000        $716,200          $3,086,111       $(1,100,000)      $2,717,311
                          =====        =======        ========          ==========       ===========       ==========


                 See accompanying notes to financial statements.

                                       97

                               ICON CAPITAL CORP.
                            STATEMENTS OF CASH FLOWS
                     For the Nine Months Ended December 31,
                                  (unaudited)

                                                                                      1999            1998
                                                                                      ----            ----
Cash flows from operating activities:
                  Net income                                                       $   113,340    $   841,183
                                                                                   -----------    -----------
                  Adjustments  to reconcile  net income to net cash  provided by operating activities:
                           Depreciation and amortization                               224,205        184,651
                           Amortization of deferred charges                            885,292      1,051,632
                           Deferred income taxes                                        92,732        688,241
                           Changes in operating assets and liabilities:
                                    Receivables from managed partnerships              202,905         72,025
                                    Receivables from related parties                (1,629,408)       161,232
                                    Prepaid and other assets                          (167,384)      (136,446)
                                    Accounts payable and accrued expenses              415,268        656,749
                                                                                   -----------    -----------
                                            Total adjustments                           23,610      2,678,084
                                                                                   -----------    -----------
                  Net cash provided by operating activities                            136,950      3,519,267
                                                                                   -----------    -----------
Cash flows from investing activities:
                  Purchases of fixed assets and leasehold improvements                 (39,117)      (443,870)
                  Increase in deferred charges                                        (446,888)    (1,221,748)
                                                                                   -----------    -----------
                  Net cash used for investing activities                              (486,005)    (1,665,618)
                                                                                   -----------    -----------
Cash flows from financing activities:
                  Proceeds from notes payable                                          250,000           --
                  Repayment of notes payable--line of credit                              --       (2,000,000)
                  Proceeds from sale leaseback of furniture and fixtures                  --        1,500,000
                  Principal payments on capital lease obligations                     (197,439)      (164,450)
                                                                                   -----------    -----------
                  Net cash provided by (used for) financing activities                  52,561       (664,450)
                                                                                   -----------    -----------
Net (decrease) increase in cash                                                       (296,494)     1,189,199
Cash, beginning of period                                                              774,338        179,403
                                                                                   -----------    -----------
Cash, end of period                                                                $   477,844    $ 1,368,602
                                                                                   ===========    ===========

                 See accompanying notes to financial statements.

                               ICON CAPITAL CORP.
                         Notes to Financial Statements
                               December 31, 1999
                                  (unaudited)

(1)  Basis of Accounting and Presentation

         The financial statements of ICON Capital Corp., (the "Company") are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of financial position and operating results for the interim period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Management believes that the disclosures made are adequate to prevent the information from being misleading. The financial statements should be read in conjunction with the Company's March 31, 1999 and 1998 audited financial statements. The results of operations for the nine months ended December 31, 1999 are not necessarily indicative of the results of operations for the entire fiscal year ending March 31, 2000.

(2)  Fees--Managed Partnerships

         The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six, ICON Cash Flow Partners L.P. Seven, and ICON Income Fund Eight A L.P. (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition and management of their investments. The Company is also entitled to reimbursement from the Partnerships for certain administrative expenses incurred by it on behalf of the
Partnerships. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management fees are earned for managing the Partnership's equipment leasing and financing transactions. Management fees are earned upon payment of rental obligations from lease and financing transactions.

         The Company had receivables from the managed partnerships of $272,095 and $475,000 at December 31, 1999 and March 31, 1999, respectively. These amounts represent fees that have been earned by the Company and are immediately payable.

         As of December 31, 1999 the Company is entitled to receive $11,874,312 of management fees and an estimated $5,474,466 of administrative expense reimbursements through 2008, based on current contractual rent receivable of the Partnerships assuming credit losses of 0%. To the extent that existing leases and financing transactions owned by the Partnerships are terminated early, extended, or otherwise modified, or credit losses are different from expectations, the amounts that the Company is entitled to receive will vary. The receipt of these amounts by the Company is subordinated to the receipt by limited partners of periodic minimum distributions more fully described in underlying partnership agreements.

(3)  Related Party Transactions

         Prior to January 1, 1999, all personnel were employed by, and all expenses were paid by, the Company. Effective January 1, 1999, management made the decision to implement certain organizational changes, and corporate resources, including but not limited to personnel, were reallocated between the Company,

                               ICON CAPITAL CORP.
                    Notes to Financial Statements (Continued)
                               December 31, 1999
                                  (unaudited)

ICON Holdings Corp. (the "Parent"), and ICON Securities Corp. ("Securities") in an effort to more accurately align revenues and expenses among the functions of the companies. Management also eliminated the management fee paid to the Company by Securities.

         1998-A, a non consolidated affiliate of the Parent, was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool.

         The related party receivable at December 31, 1999 was due primarily from the Parent. Such receivables represent cash advanced to the Parent, net of accrued general and administrative and management fees payable to the Parent.

         See Notes 5 and 7 for a discussion of a related party transaction and related party commitments.

(4)  Capital Lease Obligations

                                                    December 31,      March 31,
                                                       1999             1999
                                                     ----------       ----------

Various obligations under capital leases,  payable
     in  monthly  installments  through  July 2003
     (Includes  sale  leaseback  transaction,  see
     note 5)                                         $1,359,641       $1,557,081
                                                     ==========       ==========

(5)  Sale Leaseback

         On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to ICON Receivables Corp. 1998--A ("1998-A"), a non-consolidated affiliate of the Parent, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the December 31, 1999 balance sheet in "Capital lease obligations."

(6)  Note Payable

         On December 16, 1999, the Company borrowed $250,000 from TKO Finance Corporation. The loan bears interest at 11.5% and is payable in monthly installments of $8,244 with a final maturity date of January 1, 2003. The loan is secured by a lien on all the assets of the Company.

(7)  Commitments

         The Company entered into a Guarantee Agreement with M & T Bank on December 8, 1999. Under the Agreement the Company guarantees payment of an $875,000 mortgage loan obligation owed by a non-consolidated affiliate of the Company.

                               ICON CAPITAL CORP.

                              Financial Statements

                            March 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

INDEPENDENT AUDITORS' REPORT The Board of Directors
ICON Capital Corp.:

         We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1999 and 1998, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                    KPMG LLP

June 4, 1999
New York, New York

                                                ICON CAPITAL CORP.
                                                  BALANCE SHEETS
                                                    March 31,
                                                                                          1999          1998
                                                                                       -----------    -----------
                                                      ASSETS
Cash                                                                                   $   774,338    $   179,403
Receivables from related parties                                                         3,613,449      3,580,727
Receivables from related parties--managed partnerships                                     475,000        340,990
Prepaid and other assets                                                                   269,898        226,855
Deferred charges                                                                           792,437        524,270
Fixed assets and leasehold improvements, at cost,
less accumulated depreciation and amortization
of $318,078 and $1,865,232                                                               1,937,646        758,680
                                                                                       -----------    -----------
Total assets                                                                           $ 7,862,768    $ 5,610,925
                                                                                       ===========    ===========



                                        LIABILITIES AND STOCKHOLER'S EQUITY

Accounts payable and accrued expenses                                                  $ 1,971,710    $ 1,819,003
Notes payable and capital lease obligations                                              1,557,081      2,246,386
Deferred income taxes, net                                                                 876,245        583,436
Deferred gain on sale of furniture and fixtures                                            853,761           --
                                                                                       -----------    -----------
                           Total liabilities                                             5,258,797      4,648,825
                                                                                       -----------    -----------
Commitments and contingencies
Stockholder's equity:

Common stock: no par value; $10 stated value;
authorized 3,000 shares; issued and outstanding
1,500 shares                                                                                15,000         15,000

Additional paid-in capital                                                                 716,200        716,200
Retained earnings                                                                        2,972,771      1,330,900
                                                                                       -----------    -----------
                                                                                         3,703,971      2,062,100
Note receivable from stockholder                                                        (1,100,000)    (1,100,000)
                                                                                       -----------    -----------
                                                                                         2,603,971        962,100
                                                                                       -----------    -----------
Total liabilities and stockholder's equity                                             $ 7,862,768    $ 5,610,925
                                                                                       ===========    ===========

                 See accompanying notes to financial statements.

                               ICON CAPITAL CORP.
                              STATEMENTS OF INCOME
                          For the Years Ended March 31,
                                                                1999          1998
                                                             ----------    ----------
Revenues:
                  Fees--managed partnerships                 $14,057,423   $12,048,906
                  Management fees--Securities                    758,039       716,444
                  Servicing fee                                  302,188        19,741
                  Interest income and other                       40,680        41,284
                                                             -----------   -----------
                           Total revenues                     15,158,330    12,826,375
                                                             -----------   -----------
Expenses:
                  Selling, general and administrative          8,950,128     9,404,987
                  Amortization of deferred charges             1,344,012       844,636
                  Management fee--Parent                         993,000          --
                  General and administrative fee--Parent         634,506          --
                  Depreciation and amortization                  249,729       331,967
                  Interest expense                               174,493        80,885
                                                             -----------   -----------
                           Total expenses                     12,345,868    10,662,475
                                                             -----------   -----------
                  Income before provision for income taxes     2,812,462     2,163,900
Provision for income taxes                                     1,170,591     1,091,379
                                                             -----------   -----------
                  Net income                                 $ 1,641,871   $ 1,072,521
                                                             ===========   ===========

                 See accompanying notes to financial statements.

                               ICON CAPITAL CORP.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                   For the Years Ended March 31, 1999 and 1998

                                   Common Stock                                                   Note
                             -------------------------      Additional                          Receivable         Total
                               Shares         Stated        Paid-in         Retained              from         Stockholders
                             Outstanding       Value        Capital         Earnings           Stockholder        Equity
                             -----------       -----        -------         --------           -----------        ------
March 31, 1997                  1,500        $15,000         $716,200      $1,050,282          $(1,100,000)       $681,482
Net income                         --             --               --       1,072,521                   --       1,072,521
Distributions to Parent            --             --               --        (791,903)                  --        (791,903)
                                -----         ------          -------       ---------           ----------         -------
March 31, 1998                  1,500         15,000          716,200       1,330,900           (1,100,000)        962,100
                                -----         ------          -------       ---------           ----------         -------
Net income                         --             --               --       1,641,871                   --       1,641,871
                                -----         ------          -------       ---------           ----------         -------
March 31, 1999                  1,500        $15,000         $716,200      $2,972,771          $(1,100,000)     $2,603,971
                                =====        =======         ========      ==========          ===========      ==========


                 See accompanying notes to financial statements.


                               ICON CAPITAL CORP.
                            STATEMENTS OF CASH FLOWS
                         For the Years Ended March 31,
                                                                                                1999           1998
                                                                                             -----------    -----------
Cash flows from operating activities:
                  Net income                                                                 $ 1,641,871    $ 1,072,521
                                                                                             -----------    -----------
                  Adjustments  to reconcile  net income to net cash  provided by operating activities:
                           Depreciation and amortization                                         249,729        331,967
                           Amortization of deferred charges                                    1,344,012        844,636
                           Deferred income taxes                                                 292,809        328,260
                           Changes in operating assets and liabilities:
                                    Receivables from managed partnerships, net of deferred      (134,010)       224,060
                                          management fees
                                    Receivables from related parties                             (32,722)    (3,399,688)
                                    Prepaid and other assets                                     (43,043)       (39,168)
                                    Accounts payable and accrued expenses                        152,707        593,277
                                                                                             -----------    -----------
                                    Total adjustments                                          1,829,482     (1,116,656)
                                                                                             -----------    -----------
                  Net cash provided by (used in) operating activities                          3,471,353        (44,135)
                                                                                             -----------    -----------
Cash flows from investing activities:
                  Purchases of fixed assets and leasehold improvements                          (511,038)      (234,336)
                  Increase in deferred charges                                                (1,612,179)      (989,189)
                                                                                             -----------    -----------
                  Net cash used in investing activities                                       (2,123,217)    (1,223,525)
                                                                                             -----------    -----------
Cash flows from financing activities:
                  Proceeds from sale of furniture and fixtures                                 1,500,000           --
                  Repayment of note payable--line of credit                                   (2,000,000)          --
                  Principal payments on capital lease obligations                               (253,201)       (53,558)
                  Proceeds from note payable-line of credit                                         --        2,000,000
                  Distributions to Parent                                                           --         (791,903)
                  Net cash (used in) provided by financing activities                           (753,201      1,154,539
                                                                                             -----------    -----------
Net increase (decrease) in cash                                                                  594,935       (113,121)
Cash, beginning of year                                                                          179,403        292,524
                                                                                             -----------    -----------
Cash, end of year                                                                            $   774,338    $   179,403
                                                                                             ===========    ===========

                 See accompanying notes to financial statements.

                               ICON CAPITAL CORP.
                         Notes to Financial Statements
                                 March 31, 1999

(1)  Organization

         ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by three individuals. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships.

         The Company is the general partner and manager of ICON Cash Flow Partners L.P. Series A ("ICON Cash Flow A"), ICON Cash Flow Partners L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P. Series C ("ICON Cash Flow C"), ICON Cash Flow Partners L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P., Series E ("ICON Cash Flow E"), ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), and ICON Income Fund Eight A L.P. ("ICON Eight A") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships are included in prepaid and other assets.

         The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions.

         The following table identifies  pertinent  offering  information by the
Partnerships:

                         Date Operations       Date Ceased       Gross Proceeds
                             Began            Offering Units         Raised
                             -----            --------------         ------

ICON Cash Flow A        May 6, 1988          February 1, 1989      $2,504,500
ICON Cash Flow B        September 22, 1989   November 15, 1990     20,000,000
ICON Cash Flow C        January 3, 1991      June 20, 1991         20,000,000
ICON Cash Flow D        September 13, 1991   June 5, 1992          40,000,000
ICON Cash Flow E        June 5, 1992         July 31, 1993         61,041,151
ICON Cash Flow Six      March 31, 1994       November 8, 1995      38,385,712
ICON Cash Flow Seven    January 19, 1996     September 16, 1998    99,999,683
ICON Eight A            October 14, 1998             (1)           33,730,449
                                                                 ------------
                                                                 $315,661,495
                                                                 ============

-----------
(1)      Gross proceeds raised through June 1, 1999.

         ICON Eight A was formed on July 7, 1997 with an initial capital contribution of $2,000 and began offering its units to suitable investors on October 14, 1998. The offering period for ICON Eight A will end the earlier of October 14, 1999 or when ICON Eight A raises $75,000,000. In the event the offering does not reach $75,000,000 by October 14, 1999, ICON Eight A may extend the offering period for up to one year.

                               ICON CAPITAL CORP.
                    Notes to Financial Statements (Continued)
                                 March 31, 1999

(2)  Significant Accounting Policies

         (a) Basis of Accounting and Presentation

         The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (b) Disclosures About Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The Company's financial instruments (cash, receivables and notes payable) are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1999.

         (c) Revenue and Cost Recognition

         Income Fund Fees:

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment leasing and financing transactions. Management and administrative fees are earned upon payment of rental obligations from lease and financing transactions.

         Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses. As a result, all management fees payable to the Company related to these entities were deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C receive their stated cash distribution rate of return on a cumulative basis. Due to the approval of amendments to the ICON Cash Flow B and ICON Cash Flow C Partnership Agreements, effective November 15, 1995 and June 19, 1996, the Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and $529,125, respectively, of the original management fees deferred. As of December 31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Deferred management fees in the amount of $232,000 remain outstanding as of March 31, 1999 and have not been recognized in income. Of such amounts, $127,000 is due from ICON Cash Flow B and $105,000 is due from ICON Cash Flow C and these amounts are expected to be paid to the Company in fiscal year ended March 31, 2000. When paid, the Company will contribute such amounts back to ICON Cash Flow B and ICON Cash Flow C.

         The Company earns a servicing fee from an affiliate, ICON Receivables 1998-A ("1998-A"). See note 4.

                               ICON CAPITAL CORP.
                    Notes to Financial Statements (Continued)
                                 March 31, 1999

(2) Significant Accounting Policies (Continued)

         (d) Deferred Charges

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are reflected on the balance sheets as deferred charges and are being amortized over the offering periods.

         (e) Fixed Assets and Leasehold Improvements

         Fixed assets, which consists primarily of a capital lease, is recorded at cost and is being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

         (f) Income Taxes

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

         The Company's activity is included in the consolidated Federal and combined state income tax returns of Holdings. The Company provides for income taxes as if it were a stand alone entity.

(3)  Stockholder's Equity

         As of March 31, 1999, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction of stockholders' equity.

(4)  Related Party Transactions

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed partnerships" relates to such fees, which have been earned by the Company but not paid by the Partnerships.

         Prior to January 1, 1999 the Company also earned a management fee from Securities for the support and administration of Securities' operations. The remaining related party receivable at March 31, 1998 was due primarily from Holdings. Such receivable related to the reimbursement of amounts paid by the Company on behalf of Holdings.

         Prior to January 1, 1999, all personnel were employed by, and all expenses were paid by, the Company. Effective January 1, 1999, management made the decision to implement certain organizational changes, and corporate resources, including but not limited to personnel, were reallocated between the Company, the Parent, and Securities in an effort to more accurately align revenues and expenses among the functions of the companies. Management also eliminated the management fee paid to the Company by Securities.

         At March 31, 1999, receivables from related parties represented cash advanced to the Parent, net of accrued general and administrative and management fees payable to the Parent.

                               ICON CAPITAL CORP.
                    Notes to Financial Statements (Continued)
                                 March 31, 1999

(4) Related Party Transactions (Continued)

         1998-A, a non consolidated affiliate of the Parent, was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool.

         For the year ended March 31, 1998, the Company paid $791,903 in distributions to Holdings.

         See Note 8 for a discussion of a related party sale leaseback transaction.

(5)  Prepaid and Other Assets

         Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and security deposits.

(6)  Income Taxes

         The provision for income taxes for the years ended March 31, 1999 and 1998 consisted of the following:

                                                        1999             1998
                                                     ----------       ----------
Current:
         Federal                                     $  665,620       $  580,228
         State                                          212,162          182,891
                                                     ----------       ----------
                  Total current                         877,782          763,119
                                                     ----------       ----------
Deferred:
         Federal                                        220,066          100,481
         State                                           72,743          227,779
                                                     ----------       ----------
                  Total deferred                        292,809          328,260
                                                     ----------       ----------
Total                                                $1,170,591       $1,091,379
                                                     ==========       ==========

         Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liabilities at March 31, 1999 and 1998 were $876,245 and $583,436, respectively. Deferred income taxes at both dates are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

                               ICON CAPITAL CORP.
                    Notes to Financial Statements (Continued)
                                 March 31, 1999

(6) Income Taxes (Continued)

         The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1999 and 1998:

                                                          1999                  1998
                                                ---------------------    ---------------------
                                                   Tax          Rate        Tax           Rate
                                                ----------      -----    ----------      -----
Federal statutory                               $  956,237      34.00%   $  735,726      34.00%
State income taxes, net of Federal tax effect      188,037       6.69       271,041      12.53
Meals and entertainment exclusion                   24,293        .86        20,663       0.95
Other                                                2,024        .07        63,949       2.96
                                                ----------      -----    ----------      -----
Total                                           $1,170,591      41.62%   $1,091,379      50.44%
                                                ==========      =====    ==========      =====

(7)  Notes Payable

         In December 1997, the Company entered into a discretionary line of credit agreement (the "Facility"). The maximum amount available and outstanding under that Facility was originally $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility was paid in full on July 31, 1998.

         Notes payable at March 31, 1999 and 1998 were as follows:

                                                        1999            1998
                                                     ----------      ----------
Various obligations under capital leases, payable
in monthly installments through August 2003          $1,557,081        $246,386
Line of credit                                               --       2,000,000
                                                     ----------      ----------
Total                                                $1,557,081      $2,246,386
                                                     ==========      ==========

(8)  Sale Leaseback

         On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to 1998-A, a non consolidated affiliate of the Parent, for $1,500,000, based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 1999 balance sheet in "Notes payable and capital lease obligations." See note 7.

(9)  Commitments and Contingencies

         The Company had operating leases for office space through the year 2004. The leases were transferred to the Parent effective January 1, 1999. See note 4. Rent expense for the nine months ended December 31, 1998 and the year ended March 31, 1998 totaled to $426,644 and $497,223, net of sublease income of $141,498 and $155,749, respectively. Although all rental obligations were transferred to the

                               ICON CAPITAL CORP.
                    Notes to Financial Statements (Continued)
                                 March 31, 1999

(9) Commitments and Contingencies (Continued)

Parent, a portion of the leases remain in the Company's name. The future minimum rental commitments under non-cancelable operating leases currently in the Company's name are due as follows:

              Fiscal Year Ending March 31,                 Amount
              ----------------------------                 ------
              2000                                       $605,205
              2001                                        526,136
              2002                                        535,764
              2003                                        550,789
              2004                                        571,824
              Thereafter                                  333,564
                                                       ----------
              Total                                    $3,123,282
                                                       ==========

(10)  Supplemental Disclosure of Cash Flow Information

         During the year ended March 31, 1999, the Company recorded capital lease assets and a capital lease obligation of $1,563,897 of which $1,500,000 was leased from an affiliate. See note 8.

         During the year ended March 31, 1999 and 1998, the Company paid $174,493 and $80,885 in interest on recourse debt, respectively.

                                    EXHIBIT A

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          ICON INCOME FUND EIGHT B L.P.


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                                                    TABLE OF CONTENTS

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
    Section 1.     ESTABLISHMENT OF PARTNERSHIP                                                                                  A-1
    Section 2.     NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF REGISTERED AGENT FOR SERVICE OF PROCESS                           A-1
       2.1         Legal Name and Address                                                                                        A-1
       2.2         Address of Partners                                                                                           A-1
    Section 3.     PURPOSES AND POWERS                                                                                           A-2
       3.1         Purposes                                                                                                      A-2
       3.2         Investments in Equipment                                                                                      A-2
       3.3         Powers                                                                                                        A-2
    Section 4.     TERM                                                                                                          A-2
    Section 5.     PARTNERS AND CAPITAL                                                                                          A-3
       5.1         General Partner                                                                                               A-3
       5.2         Original Limited Partner                                                                                      A-3
       5.3         Limited Partners                                                                                              A-3
       5.4         Partnership Capital                                                                                           A-4
       5.5         Capital Accounts                                                                                              A-5
       5.6         Additional Capital Contributions                                                                              A-6
       5.7         Loans by Partners                                                                                             A-6
       5.8         No Right to Return of Capital                                                                                 A-6
    Section 6.     GENERAL PARTNER                                                                                               A-6
       6.1         Extent of Powers and Duties                                                                                   A-6
       6.2         Limitations on the Exercise of Powers of General Partner                                                      A-9
       6.3         Limitation on Liability of General Partner and its Affiliates; Indemnification                               A-12
       6.4         Compensation of General Partner and its Affiliates                                                           A-12
       6.5         Other Interests of the General Partner and its Affiliates                                                    A-15
    Section 7.     POWERS AND LIABILITIES OF LIMITED PARTNERS                                                                   A-16
       7.1         Absence of Control Over Partnership Business                                                                 A-16
       7.2         Limited Liability                                                                                            A-16
    Section 8.     DISTRIBUTIONS AND ALLOCATIONS                                                                                A-17
       8.1         Distribution of Cash                                                                                         A-17
       8.2         Allocations of Profits and Losses                                                                            A-18
       8.3         Distributions and Allocations Among the Limited Partners                                                     A-20
       8.4         Tax Allocations: Code Section 704(c); Revaluations                                                           A-21
       8.5         Compliance with NASAA Guidelines Regarding Front-End Fees                                                    A-21
       8.6         Return of Uninvested Capital Contribution                                                                    A-21
       8.7         Partner's Return of Investment in the Partnership                                                            A-22
       8.8         No Distributions in Kind                                                                                     A-22
       8.9         Partnership Entitled to Withhold                                                                             A-22
    Section 9.     WITHDRAWAL OF GENERAL PARTNER                                                                                A-23
       9.1         Voluntary Withdrawal                                                                                         A-23
       9.2         Involuntary Withdrawal                                                                                       A-23
       9.3         Consequences of Withdrawal                                                                                   A-23
       9.4         Liability of Withdrawn General Partner                                                                       A-24
       9.5         Continuation of Partnership Business                                                                         A-24

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
   Section 10.     TRANSFER OF UNITS                                                                                            A-24
       10.1        Withdrawal of a Limited Partner                                                                              A-24
       10.2        Assignment                                                                                                   A-25
       10.3        Substitution                                                                                                 A-26
       10.4        Status of an Assigning Limited Partner                                                                       A-27
       10.5        Limited Right of Presentment for Redemption of Units                                                         A-27
   Section 11.     DISSOLUTION AND WINDING-UP                                                                                   A-28
       11.1        Events Causing Dissolution                                                                                   A-28
       11.2        Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution                  A-28
       11.3        Application of Liquidation Proceeds Upon Dissolution                                                         A-29
       11.4        No Recourse Against Other Partners                                                                           A-29
   Section 12.     FISCAL MATTERS                                                                                               A-30
       12.1        Title to Property and Bank Accounts                                                                          A-30
       12.2        Maintenance of and Access to Basic Partnership Documents                                                     A-30
       12.3        Financial Books and Accounting                                                                               A-31
       12.4        Fiscal Year                                                                                                  A-31
       12.5        Reports                                                                                                      A-31
       12.6        Tax Returns and Tax Information                                                                              A-33
       12.7        Accounting Decisions                                                                                         A-33
       12.8        Federal Tax Elections                                                                                        A-34
       12.9        Tax Matters Partner                                                                                          A-34
      12.10        Reports to State Authorities                                                                                 A-35
   Section 13.     MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS                                                           A-35
       13.1        Meetings of the Limited Partners                                                                             A-35
       13.2        Voting Rights of the Limited Partners                                                                        A-36
       13.3        Limitations on Action by the Limited Partners                                                                A-37
   Section 14.     AMENDMENTS                                                                                                   A-37
       14.1        Amendments by the General Partner                                                                            A-37
       14.2        Amendments with the Consent of the Majority Interest                                                         A-38
   Section 15.     POWER OF ATTORNEY                                                                                            A-38
       15.1        Appointment of Attorney-in-Fact                                                                              A-38
       15.2        Amendments to Agreement and Certificate of Limited Partnership                                               A-39
       15.3        Power Coupled With an Interest                                                                               A-39
   Section 16.     GENERAL PROVISIONS                                                                                           A-40
       16.1        Notices, Approvals and Consents                                                                              A-40
       16.2        Further Assurances                                                                                           A-40
       16.3        Captions                                                                                                     A-40
       16.4        Binding Effect                                                                                               A-40
       16.5        Severability                                                                                                 A-40
       16.6        Integration                                                                                                  A-40
       16.7        Applicable Law                                                                                               A-41
       16.8        Counterparts                                                                                                 A-41
       16.9        Creditors                                                                                                    A-41
      16.10        Interpretation                                                                                               A-41
      16.11        Successors and Assigns                                                                                       A-41
      16.12        Waiver of Action for Partition                                                                               A-41
   Section 17.     DEFINITIONS                                                                                                  A-41
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                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                          ICON INCOME FUND EIGHT B L.P.

         This Amended and Restated Agreement of Limited Partnership of ICON Income Fund Eight B L.P., is executed as of February 9, 2000 by its general partner, ICON Capital Corp., a Connecticut corporation, pursuant to Section 14 of the Partnership Agreement.

                                   WITNESSETH:

         WHEREAS, ICON Income Fund Eight B L.P., a Delaware Limited Partnership (the "Partnership") was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership, dated as of February 7, 2000 and filed on February 7, 2000 under and pursuant to the Delaware Revised Uniform Limited Partnership Act.

         WHEREAS, the General Partner now wishes to correct and supplement the Partnership Agreement pursuant to Section 14; and

         NOW, THEREFORE, the Partnership Agreement is amended and restated to read in full as follows:

Section 1. ESTABLISHMENT OF PARTNERSHIP.

         The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 2. NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF.

         2.1 Legal Name and Address. The Partnership shall be conducted under the name "ICON Income Fund Eight B L.P." The principal office and place of business of the Partnership shall be 111 Church Street, White Plains, New York 10601 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware, 19805. The name of its registered agent at such address shall be The Corporation Service Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.

         2.2 Address of Partners. The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.


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Section 3. PURPOSES AND POWERS.

         3.1 Purposes.  The  Partnership has been organized for the purposes of:
(a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment of all kinds and purchasing equity interests in equipment-owning entities; (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases thereof) or acquiring, investing in, or purchasing such loans or financing arrangements or transactions; and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

         3.2 Investments in Equipment. The equipment acquired by the Partnership shall be selected from among new or used: (a) aircraft, rail and over-the-road transportation equipment and marine vessels; (b) machine tools, manufacturing equipment and materials handling equipment; (c) telecommunications, technology, computer and related equipment; and (d) miscellaneous equipment of any other type which the General Partner believes may be an attractive investment. The General Partner expects most equipment the Partnership acquires to be subject to an existing Lease.

         3.3 Powers.

         In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

         (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment, Leases and Financing Transactions;

         (b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment, Leases and Financing Transactions; and

         (c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

         (d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans and leases it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

         (e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership consistent with the terms of this Agreement.



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Section 4. TERM.

         The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on February 9, 2000 and shall terminate at midnight on December 31, 2017, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5. PARTNERS AND CAPITAL.

         5.1 General  Partner.

         The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership.

         The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

         5.2 Original Limited  Partner.

         The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

         By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

         5.3 Limited Partners.

         (a) From and after the Initial Closing Date, there shall be one class of limited partners, whose interests in the Partnership shall consist of up to 750,000 Units.

         (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall request, which other documents shall be in form and substance satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement.

         (c) Each Limited Partner (other than Affiliated Limited Partners) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased.

         (d) Limited Partners must purchase a minimum of twenty-five (25) Units, but IRAs or Qualified Plans (including Keogh Plans) may purchase a minimum of ten (10) Units. Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Net Unit Price or Gross Unit Price, whichever shall be applicable.

         (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed ten percent (10%) of all Units subscribed for by non-Affiliated Persons.

         (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited Partner in confirmation thereof.

         (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a limited partner. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus.

         (h) Each Subscriber who is admitted to the Partnership as a Limited Partner shall, for all purposes of this Agreement, become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscriber is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith.

         (i) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

         (j) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

         (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

         5.4 Partnership Capital.

         (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k)).

         (b) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

         (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner as to: (i) the return of such Limited Partner's Capital Contribution or Capital Account; (ii) such Limited Partner's share of Profits and Losses; or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.


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
         (d) Neither the General Partner nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except to the extent as may be set forth in this Agreement.

         5.5 Capital Accounts.

         (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

         (b) The  Capital  Account of the  General  Partner  initially  shall be
$1,000.

         (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

         (d) The Capital Account of each Partner shall be increased by: (i) the amount of any additional money contributed by such Partner to the Partnership;
(ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Partner of Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by: (i) the amount of money distributed to or on behalf of such Partner by the Partnership; (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752); and
(iii) allocations to such Partner of Losses (or items thereof), and items of loss and deduction specially allocated pursuant to Section 8.2(f) hereof.

         (e) For purposes of this Agreement, a Partner who has more than one Unit in the Partnership shall have a single Capital Account that reflects all such Units, regardless of the time or manner in which such Units were acquired.

         (f) If a Unit is sold or otherwise transferred, the Capital Account of the transferor with respect to such Unit shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted to the extent the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1 apply.

         (g) For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

         (h) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

         (i) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based, wherever practicable, on federal tax accounting principles.

         5.6 Additional Capital Contributions.

         (a) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

         (b)  No  Limited   Partner  shall  be  required  to  make  any  Capital
Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

         5.7 Loans by Partners.

         Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

         5.8 No Right to Return of Capital.

         No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

Section 6. GENERAL PARTNER.

         6.1 Extent of Powers and Duties.

 (a)  General.

         Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General Partner shall provide such personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, and shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership. The General Partner may employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided that: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the General Partner to render comparable services which could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the General Partner's Affiliates are to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; (iv) the General Partner's Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the General Partner's Affiliates or less favorable to the Partnership by the vote or consent of a Majority Interest.

 (b)  Powers and Duties.

                  (i) General Duties. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the General Partner. The General Partner shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Partnership.

                  (ii) General Powers. The General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions include, without limitation, the power: (A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment, Leases and Financing Transactions and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership; (C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; (F) to expend Partnership capital; (G) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (H) to invest any and all funds held by the Partnership; (I) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (J) to borrow money or otherwise to procure extensions of credit for the Partnership and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor;
         (K) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (L) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); (M) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership; and (N) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

                  (iii) Authority to Admit Limited Partners. The General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

                  (iv) Authority to Enter into Dealer-Manager Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

                  (v) Authority to Enter into Selling Dealer Agreements. The General Partner shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager so to enter into, separate Selling Dealer Agreements with NASD member broker dealers selected by the General Partner or the Dealer-Manager.

                  (vi) Authority to Enter into Escrow Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner.

                  (vii) Authority to Create Reserves. The General Partner shall have the authority to establish for the Partnership, and shall use its best efforts to maintain, and in such amounts as it deems necessary, Reserves (except to the extent limited elsewhere in this Agreement).

                  (viii) Authority to Contract for Insurance. The General Partner shall have the authority to cause the Partnership to purchase and maintain such insurance policies as the General Partner, in its sole discretion (except to the extent limited elsewhere in this Agreement) deems reasonably necessary to protect the interests of the Partnership. The General Partner shall have the authority, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, and the General Partner and any Affiliate of the General Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby.

                  (ix) Authority to Enter into Certain Transactions in its Own Name. The General Partner shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Partnership; provided, however, the Partnership will not acquire Equipment from any Program except as expressly provided in this Agreement.

                  (x)  Authority  to Enter  into  Joint  Ventures.  The  General
         Partner shall have the authority to cause the Partnership to enter into Joint Ventures, subject to the limitations of Section 6.2(f), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the General Partner deems necessary or appropriate.

                  (xi) Authority to Reinvest. During the Reinvestment Period, the General Partner may reinvest all or a substantial portion of the Partnership's Cash From Operations and Cash From Sales in additional investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in Sections 3.1 and 3.2.

         (c) Delegation of Powers.

         Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

         (d) Reliance by Third Parties.

         No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

         6.2 Limitations on the Exercise of Powers of General Partner.

         The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

         (a) Limitations on Indebtedness.

         From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in
Section 8.6, below), the Partnership's Leverage Rate shall not exceed 80%. Notwithstanding the foregoing, in the event the sum of all Capital Contributions exceed $25,000,000, the Leverage Rate set forth above shall be reduced by 0.0000003% for each dollar by which all Capital Contributions exceeds $25,000,000, down to a minimum Leverage Rate of 67% if the Maximum Offering is attained. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require a Leverage Rate of less than 75%, the Partnerships' permitted Leverage Rate may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership.

         (b) Investment Company Status.

         The General Partner shall not exercise its powers in a manner which causes the Partnership to be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (c) Sales and Leases of Equipment From or to the General Partner and its Affiliates.

         The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:

                  (i) the General Partner determines that making the Affiliated Investment is in the best interests of the Partnership;

                  (ii) such Affiliated Investment is acquired by the Partnership at a price which does not exceed the sum of (A) the net cost to the General Partner or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

                  (iii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the General Partner or its Affiliate and the time it is acquired by the Partnership;

                  (iv) neither the General Partner nor any of its Affiliates realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

                  (v) at the time the Affiliated Investment is transferred to the Partnership, the General Partner or its Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Partnership, (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

         (d)  Loans to or from the General Partner and its Affiliates.

         No loans may be made by the Partnership to the General Partner or any of its Affiliates. The General Partner or any of its Affiliates, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a "Partnership Loan") in accordance with this
Section 6.2(d). The terms of any Partnership Loan permitted to be made shall include the following:

                  (i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the General Partner or its Affiliate in connection with the borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan),
         (B) the rate of interest that would be charged to the Partnership (without reference to the General Partner's or its Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor an Affiliate borrowed money to make such Partnership Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

                  (ii)  all   payments  of   principal   and  interest  on  such
         Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

                  (iii) neither the General Partner nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the General Partner or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

         If the General Partner or any of its Affiliates purchase Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or an Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General
Partner or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest on in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

         (e) No Exchange of Interests for Investments.

         The Partnership shall not acquire any Investments in exchange for Units.

         (f) Joint Venture Investments.

         The Partnership may make Investments in Joint Ventures, provided that:

                  (i) the General Partner shall have determined that:

                           (A) such  Investment is in the best  interests of the
                  Partnership; and

                           (B) such  Investment  shall not  result in  duplicate
                  fees to the General Partner or any of its Affiliates;

                  (ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must have the right to control the Joint Venture and the Joint Venture must own specific Equipment or Leases and/or invest in one or more specific Financing Transactions; and

                  (iii) in the case of any Joint Venture with any Program, all of the following conditions are met:

                           (A) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

                           (B) the  compensation  payable to the General Partner
                  or any of its Affiliates by the Partnership and by each other Program shall be substantially identical; and

                           (C) the Partnership shall have a right of first refusal with respect to the purchase of any Equipment, Lease or Financing Transactions held by the Joint Venture if the other joint owner decides to sell its interests.

         (g) Exchange, Merger, Roll-Up or Consolidation of the Partnership Prohibited.

         The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization.

         (h) Sale of All or Substantially All Assets; Dissolution.

         During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest. The

Partnership shall not give the General Partner or any of its Affiliates the exclusive right to sell or exclusive employment to sell equipment for the Partnership.

         (i) No Investments in Limited Partnership Interests of other Programs.

         The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

         6.3 Limitation on Liability of General Partner and its Affiliates; Indemnification.

         (a) Except in the case of negligence or misconduct, the General Partner and any of its Affiliates (sometimes referred to as an "Indemnitee") shall not be liable, responsible or accountable in damages or otherwise to the Limited Partners or the Partnership for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership. Each Indemnitee shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not by the Limited Partners, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Partnership, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys' fees and other expenses (not limited to "taxable costs") incurred in settling or defending any claim threatened action, or finally adjudicated legal proceedings.

         (b) Notwithstanding subsection (a), above, the General Partner and its Affiliates (when acting within the scope of authority of the General Partner) and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, the Massachusetts, Pennsylvania, Missouri and Texas Securities Divisions, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Partnership shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

         6.4 Compensation of General Partner and its Affiliates.

         Neither the General Partner nor any of its Affiliate shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this Section 6.4.

         (a) Allocations and Distributions.

         The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Units it holds.

         (b) Underwriting Fees.

         Fees in the amount equal to 2.0% of the Gross Offering Proceeds of Units sold ("Underwriting Fees") shall be paid by the Partnership to the Dealer-Manager (ICON Securities Corp.), which is an Affiliate of the General Partner.

         (c) Sales Commissions.

         Commissions in the amount of 8% of the price of a Unit ("Sales Commissions") shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

         (d) Due Diligence Expenses.

         Fees and expenses actually incurred for due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of
(i) 1/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules ("Due Diligence Expenses") shall be paid or reimbursed by the Partnership to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all of its Due Diligence Expenses, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

 (e)  O & O Expense Allowance.

         The Partnership shall pay to the General Partner immediately following each Closing Date 3.5% ($3.50 per Unit) of the first $25,000,000 or less of Gross Offering Proceeds; 2.5% ($2.50 per Unit) for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for
Gross Offering Proceeds exceeding $50,000,000 ("O & O Expense Allowance"), whether or not the full amount thereof is actually incurred by the General Partner or any of its Affiliates. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

 (f)  Acquisition Fees.

         Once the Partnership has entered into a binding contract to make an Investment, and all material conditions to the Closing of such Investment have been satisfied, the Partnership shall pay the General Partner, for services rendered in connection with acquiring the Investment, a fee ("Acquisition Fees") equal to the difference (to the extent greater than zero) between (i) 3.0% of either the Purchase Price paid by the Partnership for any item of Equipment or Lease or the principal amount of each Financing Transaction, as the case may be, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

                  (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

                  (ii) the Partnership shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Partnership's Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering any Investment, or (y) 75% of such Gross Offering Proceeds; and

         The formula in clause (ii), is illustrated as follows:

                           (A)  No   Indebtedness--80%  of  the  Gross  Offering
                  Proceeds must be committed to Investments.

                           (B) 50% Indebtedness--50% x .0625% = 3.125%
                           80%--3.125% = 76.875% of the Gross Offering  Proceeds
                  must be committed to Investments.

                           (C) 80% Indebtedness--80% x .0625% = 5%
                  80%--5% = 75% of  the  Gross   Offering   Proceeds   must  be
                  committed  to Investments.

                  (iii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership indebtedness or reinvestment) shall not exceed an amount equal to 20% of the Gross Offering Proceeds.

         If the Partnership purchases an Investment from the General Partner or one of its Affiliates pursuant to Section 6.2(c) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.

         (g) Management Fees.

         Each month the Partnership shall pay to the General Partner Management Fees attributable to Gross Revenues of the Partnership during such month; provided, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous months, and, to the extent that the Partnership does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership has sufficient cash for the payment thereof.

         (h) Subordinated Remarketing Fees.

         For rendering services in connection with any Sale, the General Partner shall earn, and be paid by the Partnership the applicable Subordinated Remarketing Fee; provided that:

                  (i) no such Subordinated Remarketing Fee shall be earned in connection with any Sale to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

                  (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout although, after Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners; and

                  (iii) the General Partner shall not be entitled to receive any amount of Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment.

         (i) Other Partnership Expenses.

                  (i) Except as otherwise provided in this Section 6.4(i), expenses of the Partnership, including Acquisition Expenses other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

                  (ii)  Subject  to clause  (iii) of this  Section  6.4(i),  the
         General Partner and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the General Partner or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

                  (iii) Neither the General Partner nor any of its Affiliates shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

                           (A) salaries,  fringe  benefits,  travel  expenses or
                  other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate;

                           (B) expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (iii) of this Section 6.4(i), above).


         6.5 Other Interests of the General Partner and its Affiliates.

         The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form, sponsor, act as a general partner of, or as an advisor to other investment entities (including other public equipment ownership and leasing partnerships) which have investment objectives similar to the Partnership's and which may be in a position to acquire the same Investments at the same time as the Partnerships.

         Neither the General Partner nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership, and the
General Partner and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Partnership funds), or to recommend to any Affiliate of the General Partner (including the Partnership), any particular investment opportunity.

         Until all Capital Contributions have been invested or committed to investment in Investments, allocated to Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Agreement, all investment opportunities meeting the investment objectives of the Partnership (including equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnership first except in the following circumstances:

         (a) the required cash needed for the investment is greater than the cash available for investment by the Partnerships;

         (b) the amount of debt is above levels deemed acceptable for the Partnerships;

         (c) the investment is not appropriate to the Partnership's objectives, which include the avoidance of concentration of exposure to any one class of equipment;

         (d) the lessee credit quality does not satisfy the Partnership's objectives, which include maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual Lessee or User;

         (e) the term of the investment extends beyond the Liquidation Period;

         (f) the available cash flow (or lack thereof) is not commensurate with the Partnership's need to make certain distributions to Limited Partners during the Reinvestment Period

         (g) the transaction structure, particularly with respect to the end-of-lease options governing the equipment, does not provide the Partnership with the residual value opportunity commensurate with the total return requirements of the Partnership; and

         (h) the transaction does not comply with the terms of Agreement.

         The General Partner and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately preceding paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Partnership), any particular investment opportunity after considering the factors in the preceding paragraph.

         Any conflicts in determining and allocating Investments between the General Partner and Programs on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by the Partnership.

         If the aggregate amount of Investments available from time to time to the Partnership and to other Programs is less than the aggregate amount of Investments then sought by them, the available Investments shall generally be allocated by the General Partner to the Program which has been seeking Investments for the longest period of time.

         If conflicts arise between the Partnership and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the General Partner to the Program attempting to re-lease or sell Equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Partnership.

Section 7. POWERS AND LIABILITIES OF LIMITED PARTNERS.

         7.1 Absence of Control Over Partnership Business. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

         7.2 Limited Liability.

         The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

         No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the
Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 8. DISTRIBUTIONS AND ALLOCATIONS.

         8.1 Distribution of Cash.

         (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, cash to Limited Partners in an amount equal to the following amounts:

                  (i)  For  the  period  beginning  with  a  Limited   Partner's
         admission to the Partnership and ending with the expiration of the Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash distributions, to the extent that cash is sufficient for such purpose, computed by multiplying 0.895333% by each Limited Partner's respective Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to
         Section  8.6, or (B)  redeemed by the  Partnership  pursuant to Section
         10.5 of this Agreement; provided, that each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period); and

                  (ii) Any additional amounts necessary to permit the annual sum of all distributions to Limited Partners to equal estimated federal income taxes resulting from Operations (assuming that all Limited Partners are subject to income taxation at the highest marginal federal income tax rate (determined without regard to state taxes, if any) on taxable income of the Partnership.

         (b) During the Liquidation Period, no additional Investments shall be made, and all Cash Flow shall be distributed to the Partners except for amounts held in Reserve or necessary to increase or replenish Reserves in the sole discretion of the General Partner.

         (c) Prior to Payout, distributions pursuant to this Section 8.1 shall be made 99% to the Limited Partners and 1% to the General Partner; provided, however, that prior to the admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this Section 8.1 shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner; provided, however, that, if at the time of Payout, each respective Limited Partner has not yet received total cash distributions pursuant to this Section 8.1(c) equal to 150% of such Limited Partner's Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to Section 8.6 and (ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence but not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, first from Cash From Operations after the Limited Partners have received distributions equal to 150% of their aggregate Capital Contributions.

         (d) Notwithstanding the provisions of Section 8.1(c), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.


          8.2 Allocations of Profits and Losses.

         (a) The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

         (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

         (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

                  (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

                  (ii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

                  (iii) thereafter, 90% to the Limited Partners and 10% to the General Partner.

         (d) Profits for any Fiscal Period during the Liquidation Period shall be allocated to the Partners as follows:

                  (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

                  (ii) next, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

                  (iii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

                  (iv) thereafter, 90% to the Limited Partners and 10% to the General Partner.

         (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

                  (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

                  (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

                  (iii) thereafter, 1% to the General Partner and 99% to the Limited Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or Section 8.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

         (f) Special Allocations.

         The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

                  (i) Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

                  (ii)   Partnership   Nonrecourse    Deductions.    Partnership
         Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

                  (iii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

                  (iv)  Qualified  Income Offset.  If in any Fiscal Period,  any
         Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

                  (v) Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

         If the General Partner determines, after consultation with Tax Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg.
Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

                  (vi) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

                  (vii) Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

                  (viii) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

                  (ix) Selling Commissions, Underwriting Fees, Acquisition Fees and O & O Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees and the O & O Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

         8.3 Distributions and Allocations Among the Limited Partners.

         (a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

         (b) All distributions of cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

                  (i) first, the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

                  (ii) second, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

                  (iii) third, all monthly distributions made to the Limited Partners pursuant to Section 8.1(c) shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

         (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.3(b)(iii).

         (d) Each distribution made to a Limited Partner pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

                  (i) first,  in  reduction  of such  Limited  Partner's  Unpaid
         Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

                  (ii) then, in reduction of such Limited Partner's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

         8.4 Tax Allocations: Code Section 704(c); Revaluations.

         (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

         (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

         (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

         Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.

         8.6 Return of Uninvested Capital Contribution.

         If an amount equal to 100% of Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to Investments and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

         8.7 Partner's Return of Investment in the Partnership.

         Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his or her Units. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he or she shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

         8.8 No Distributions in Kind.

         Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

         8.9 Partnership Entitled to Withhold.

         The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.8 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. WITHDRAWAL OF GENERAL PARTNER.

         9.1 Voluntary Withdrawal. The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

         9.2 Involuntary Withdrawal.

         The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

         For purposes of this Section 9.2 and Section 13, neither the General Partner nor any of its Affiliates will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

         9.3 Consequences of Withdrawal.

         (a) Upon the voluntary or involuntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the Units then held by the General Partner, as calculated in accordance with the provisions of clause (b) of this Section 9.3, plus or minus, as the case may be,
(ii) Management Fees payable with respect to Leases and Financing Transactions acquired by the Partnership prior to the effective date of the Withdrawal shall remain payable to the General Partner notwithstanding any such Withdrawal as and when the Partnership receives the cash from such Leases and Financing Transactions creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership, and, upon such payment, the General Partner's interest in the income, losses, distributions and capital of the Partnership shall be terminated. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

         (b) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Units shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Units within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

         (c) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

         9.4 Liability of Withdrawn General Partner.

         If the business of the Partnership is continued after Withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such Withdrawal shall have become effective.

         9.5 Continuation of Partnership Business.

         In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's Withdrawal, then the Partnership shall be dissolved.

Section 10. TRANSFER OF UNITS.

         10.1 Withdrawal of a Limited Partner. A Limited Partner may withdraw from the Partnership only by Assigning or having all of his or her Units redeemed in accordance with this Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited

Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3.

         10.2 Assignment.

         (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); provided that

                  (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

                           (A)      set forth the terms of such Assignment;

                           (B) in the case of Assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

                           (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

                           (D) otherwise be  satisfactory  in form and substance
                  to the General Partner; and

                  (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

         (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

                  (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

                  (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

                  (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

                  (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

                  (v) if such Assignment would result in the transfer of less than twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan (unless such Assignment is of all of the Units owned by such Limited Partner);

                  (vi) if such Assignment would result in the retention by such Limited Partner of less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

                  (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

                  (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg.ss.2510.3-101(f)) to equal or exceed 25%; or

                  (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

         Any  attempt  to make any  Assignment  of Units  in  violation  of this
Section 10.2(b) shall be null and void ab initio.

         (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any Unit (or interest therein) to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this Section 10.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Treasury Regulations ss.1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

         (d) Assignments made in accordance with this Section 10.2 shall be considered terminated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the assignment.

         10.3 Substitution.

         (a) An Assignee shall be admitted to the Partnership as a Substitute Limited Partner only if:

                  (i) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

                  (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the General Partner reasonably may require to determine compliance with this Section 10.

         (b) An Assignee who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Units shall be subject to all the provisions of Sections 10.2,
10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

         10.4 Status of an Assigning Limited Partner.

         Any Limited Partner that shall Assign all of his or her Units to an Assignee who becomes a Substitute Limited Partner shall cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner.

         10.5 Limited Right of Presentment for Redemption of Units.

         (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Units outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

         (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

         (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

         (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

         (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the

Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

Section 11. DISSOLUTION AND WINDING-UP.

         11.1 Events Causing Dissolution.

         The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

         (a) the withdrawal of the General Partner, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with Section 9.5; or

         (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the General Partner; or

         (c) the Sale of all or substantially all of the Investments of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

         (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

         (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

         (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

         11.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution.

         (a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

                  (i) the General Partner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the General Partner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

                  (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

                  (iii) in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of
         (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner (for this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

                  (iv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and

                  (v) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

         (b) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of
similar  entities  in  the  same  geographic   location.

         11.3 Application of Liquidation Proceeds Upon Dissolution.

         Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

         (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

         (b) next, to the setting up of any Reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such Reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

         (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

         (d) next, to the payment of all reimbursements to which the General Partner or any of its Affiliates may be entitled pursuant to this Agreement; and

         (e) thereafter, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

         11.4 No Recourse Against Other Partners.

         Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section 11.2(a)(iii) hereof.

Section 12. FISCAL MATTERS.

         12.1 Title to  Property  and Bank  Accounts.

         Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

         12.2 Maintenance of and Access to Basic Partnership Documents.

         (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

                  (i) the Participant List;

                  (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

                  (iii)    copies of this Agreement and any amendments hereto;

                  (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

                  (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

                  (vi)  records  as  required  by  applicable  tax   authorities
         including  those  specifically   required  to  be  maintained  by  "tax
         shelters", if so required by the Partnership; and

                  (vii) investor suitability records for Units sold by any Affiliate of the General Partner for a period of six years.

         (b) Each Limited Partner and his or her designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Limited Partner, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or his or her representative will wish to examine or copy or both.

         (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the General Partner of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy of, such Limited Partner shall certify that the Participant List is not being requested for further reproduction and sale or any other commercial purpose unrelated to the affairs of the Partnership or for any unlawful purpose.

         (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or his or her representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or (ii) produce and mail a copy of the Participant List within ten (10) days after receipt of the applicable Limited Partner's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the General Partner shall be liable to such Limited Partner who requested such list for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with either (i) the required fee or (ii) the certification called for in the next sentence and, in the case of clause (ii), the General Partner believes that the actual purpose and reason for a request for a copy of the Participant List is to secure such List for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for a commercial purpose unrelated to the affairs of the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or any applicable state laws.

         12.3 Financial Books and Accounting.

         The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

         12.4 Fiscal Year.

         Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

         12.5 Reports.

         (a) Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

                  (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

                  (ii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the General Partner and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner and its Affiliates; and

                  (iii) until all Capital  Contributions  have been  invested or committed  to  investment  in  Investments  and  Reserves,  used to pay permitted  Front-End  Fees or  returned  to the  Limited  Partners  (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired and Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

         (b) Annual Reports. Not later than 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

                  (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with the rules and regulations of the Commission and shall be accompanied by an auditor's report containing an opinion of the Accountants;

                  (ii) an analysis, prepared by the General Partner (which need not be audited by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

                           (A) Cash From Operations during such period;

                           (B) Cash From Operations during a prior period  which
                   had been held as Reserves;

                           (C) Cash From Sales;

                           (D) Capital   Contributions   originally    used   to
                  establish a Reserve;

                  (iii) a status report with respect to each piece of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

                           (A) the  condition of each such item of Equipment and
                  of any personal property securing any Financing Transaction to which such report applies;

                           (B) how such  Equipment was being  utilized as of the
                  end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

                           (C) the  remaining  term of any  Lease to which  such
                  Equipment is subject;

                           (D) the  projected or intended use of such  Equipment
                  during the next following Fiscal Year;

                           (E) the  method  used to  determine  values set forth
                  therein;

                           (F) such other  information as may be relevant to the
                  value or use of such Equipment or any personal property securing any such Financing Transaction as the General Partner, in good faith, deems appropriate;

                  (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner and its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

                           (A) In the case of any fees and  other  compensation,
                  such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner and its Affiliates;

                           (B) In the case of reimbursed costs and expenses, the
                  General Partner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership's portion of such total amounts were allocated between the Partnership and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner and its Affiliates, the cost of whose services were reimbursed; and

                           (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the General Partner and its Affiliates by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

                  (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted  Front-End  Fees or  returned  to the  Limited  Partners  (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired or Financing Transactions made, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

         12.6 Tax Returns and Tax Information.

         The General Partner shall:

         (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

         (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

         12.7 Accounting Decisions.

         All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

         12.8 Federal Tax Elections.

         The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

         (a) in case of a transfer of all or some of the Units of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

         (b) all other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

         12.9 Tax Matters Partner.

         (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

         (b)      The Tax Matters Partner shall have the following duties;

                  (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Units owned and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

                  (ii) to the extent and in the manner required by applicable law and regulations, to keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

         (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax

Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

         (d)     The Tax Matters Partner is hereby authorized, but not required:

                  (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

                  (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

                  (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

                  (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

                  (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.


         12.10 Reports to State Authorities.

         The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section 13. MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

         13.1 Meetings of the Limited Partners.

         (a) A meeting of the Limited Partners may be called by the General Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (with which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13).

         (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his or her record address, or at such other address as he or she may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

         (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

         (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

         (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.


         13.2 Voting Rights of the Limited Partners.

         Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

         (a) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

         (b) dissolve the Partnership;

         (c) remove the General Partner and elect one or more Substitute General Partners; and

         (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

         In determining the requisite percentage of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner and its Affiliates shall not be included. With respect to any Units owned by the General Partner and its Affiliates, the General Partner and its Affiliates may not vote on matters submitted to the Limited Partners regarding the removal of the General Partner and its Affiliates or regarding any transaction between the Partnership and the General Partner and its Affiliates.

         13.3 Limitations on Action by the Limited Partners.

         The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the General Partner and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this
Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

Section 14. AMENDMENTS.

         14.1 Amendments by the General Partner.

         Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

         (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

         (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

         (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

         (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

         (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

         (f) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

         (g) to change the name of the Partnership or the location of its principal office.

14.2 Amendments with the Consent of the Majority Interest.

         In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

Section 15. POWER OF ATTORNEY.

         15.1 Appointment of Attorney-in-Fact. By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

         (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

         (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

         (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

         (d) any  certificate of dissolution or  cancellation of the Certificate
of  Limited  Partnership  that  may  be  reasonably   necessary  to  effect  the
termination of the Partnership; and

         (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

         15.2 Amendments to Agreement and Certificate of Limited Partnership.

         (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

                  (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;

                  (ii) Partners holding the percentage of Units specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

                  (iii) any Limited  Partner has failed or refused to consent to
         such   amendment   or   action   (hereinafter   referred   to  as   the
         "non-consenting Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he or she has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

         (b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

         15.3 Power Coupled With an Interest.

         The foregoing grant of authority by each Limited Partner:

         (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

         (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

         (c) shall survive the Assignment by any Limited Partner of all or less than all of such Limited Partner's Units, provided that, if any Assignee of all of a Limited Partner's Units shall have furnished to the General Partner a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

Section 16. GENERAL PROVISIONS.

         16.1 Notices, Approvals and Consents. All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are
(a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

         (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:

             ICON Income Fund Eight B L.P.
             c/o ICON Capital Corp.
             111 Church Street
             White Plains, New York 10601
             Attention: President
             Telephone: (914) 993-1700
             Telecopy: (914) 698-0699

         (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

         16.2 Further Assurances.

         The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.


         16.3 Captions.

         Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

         16.4 Binding Effect.


         Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

         16.5 Severability.

         If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

         16.6 Integration.

         This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

         16.7 Applicable Law.

         This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

16.8 Counterparts.

         This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

         16.9 Creditors.

         No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the Units of a Limited Partner as provided herein above.

         16.10 Interpretation.

         Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

         16.11 Successors and Assigns.

         Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

         16.12 Waiver of Action for Partition.

         Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he or she may have to maintain any action for partition with respect to the property of the Partnership.

Section 17. DEFINITIONS.

         Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

         "Accountants" means KPMG LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

         "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of equipment, leases and financing transactions, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the General Partner, accounting fees and expenses, costs of each acquisition of an item of Equipment, Lease or a Financing Transaction (including the negotiation of Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

         "Acquisition Fees" means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease and the negotiation and consummation of any Financing Transaction, however designated and however treated for tax and accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the General Partner, but not any Acquisition Expenses.

         "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be (a) reduced for any items described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Units, or the General
Partner's Units, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and
(c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

         "Adjusted Capital Contribution" means, as to any Limited Partner, as of the date of determination, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 8.3(d)(ii).

         "Administrator"   means  the  official  or  agency   administering  the
securities laws of a state.

         "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

         "Affiliated Investment" means any Investment in which the General Partner, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

         "Affiliated Limited Partner" means any officer, employee or securities representative of the General Partner or any Affiliate of the General Partner or of any Selling Dealer who is admitted as a Limited Partner at a Closing.

         "Agreement" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

         "Applicable Redemption Price" means, with respect to any Unit, the following amount (determined as of the date of redemption of such Unit):

         (a) during the second year of the Reinvestment Period, each Limited Partner shall receive an amount equal to 90% of the original Capital Contribution of such Limited Partner;

         (b) during the third year of the Reinvestment Period, each limited partner shall receive an amount equal to 92% of the original Capital Contribution of such Limited Partner;

         (c) during the fourth year of the Reinvestment Period, each limited partner shall receive an amount equal to 94% of the original Capital Contribution of such Limited Partner;

         (d) during the fifth year of the Reinvestment Period, each limited partner shall receive an amount equal to 96% of the original Capital Contribution of such Limited Partner;

         (e) during the first year of the Liquidation Period, each limited partner shall receive an amount equal to 98% of the original Capital Contribution of such Limited Partner;

         (f) during the second year of the Liquidation Period and each year thereafter, each limited partner shall receive an amount equal to 100% of the original Capital Contribution of such Limited Partner;

         less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Cash Flow, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption of his or her Units; provided, however, that in no event shall the Applicable Redemption Price computed under either clause (a) or (b) of this definition exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

         "Assignee" means any Person to whom any Units have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

         "Assignment" means, with respect to any Units, the offer, sale, assignment, transfer, gift or other disposition of, such Unit, whether voluntarily or by operation of law, except that in the case of a BONA FIDE pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms "Assign" and "Assigning" have a correlative meaning.

         "Capital Account" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement.

         "Capital Contributions" means (a) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and (b) as to any Limited Partner, the gross amount of initial investment in the Partnership actually paid by such Limited Partner for Units, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

         "Cash From Operations" means cash provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

         "Cash From Sales" means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner), (b) the Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(h) of this Agreement), (c) any accrued but previously unpaid Management Fees to the extent then payable, (d) any Reserves to the extent deemed reasonable by the General Partner and (e) all expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

         "Closing" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

         "Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

         "Commission" means the Securities and Exchange Commission.

         "Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or
(b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

         "Controlling Person" means, with respect to the General Partner or any of its Affiliates, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

         "Cumulative Return" means, as to any Limited Partner, an amount equal to an eight (8%) percent annual cumulative return on such Limited Partner's Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made.

         "Dealer-Manager" means ICON Securities Corp., an Affiliate of the General Partner.

         "Dealer-Manager Agreement" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, ss.17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

         "Dissolution Event" has the meaning specified in Section 11.1 of this Agreement.

         "Due Diligence Expenses" has the meaning specified in Section 6.4(d) of this Agreement.

         "Effective Date" means the date the Registration Statement is declared effective by the Commission.

         "Equipment" means any equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, including, but not limited to, the types of equipment referred to in
Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease or Financing Transaction.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an interest-bearing account established and maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the Initial Closing Date.

         "Escrow Agent" means The Chase Manhattan Bank N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

         "Escrow Agreement" means that certain Escrow Agreement between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

         "Final Closing Date" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

         "Financing Transaction" means any Investment made or acquired representing an extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease of such property.

         "First Cash Distributions" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5).

         "Fiscal Period" means any interim accounting period established by the General Partner within a Fiscal Year.

         "Fiscal Quarter" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

         "Fiscal  Year"  means  the   Partnership's   annual  accounting  period
established pursuant to Section 12.4 of this Agreement.

         "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses and Leasing Fees, and all other similar fees however designated.

         "Full-Payout Lease" means any lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

         "General Partner" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute General Partner duly admitted to the Partnership in accordance with this Agreement, in such Person's capacity as a general partner of the Partnership.

         "Gross  Asset  Value"   means,   with  respect  to  any  asset  of  the
Partnership, the asset's adjusted tax basis, except that:

                  (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

                  (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners' Capital Accounts are adjusted pursuant to
         Section 5.5(h) hereof;

                  (c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

                  (d) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

                  (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

         "Gross Offering Proceeds" means the aggregate gross amount of Capital Contributions by Limited Partners.

         "Gross Revenue" means receipts of the Partnership from any and all sources including, but not limited to, (a) rental and royalty payments realized under Leases whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders, (b) principal and interest payments realized under Financing Transactions and (c) interest earned on funds on deposit for the Partnership (other than Subscription Monies).

         "Gross Unit Price" means $100.00 for each whole Unit, and $.01 for each 1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated Limited Partner).

         "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

         "Indemnitee" has the meaning specified in Section 6.3(a) of this Agreement.

         "Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners holding in the aggregate Units equal to, or greater than, the Minimum Offering are admitted to the Partnership.

         "Investment Committee" means a committee established by the General Partner to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the General Partner.

         "Investments" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect through a nominee, Joint Venture or otherwise.

         "IRA" means an Individual Retirement Account and its related funding vehicle.

         "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

         "Involuntary  Withdrawal"  means,  with respect to the General Partner,
the  removal  or  involuntary   withdrawal  of  the  General  Partner  from  the
Partnership pursuant to Section 9.2 of this Agreement.

         "Joint Venture" means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Program or with any non-Affiliated Person to invest in Equipment, Leases or Financing Transactions.

         "Lease" means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

         "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

         "Lender" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing, any such transaction.

         "Lessee" means a lessee under a Lease.

         "Leverage Rate" means the percentage obtained by dividing the amount of the Partnership's total Indebtedness at any time by the total Purchase Price of the Investments then held by the Partnership.

         "Limited Partner" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

         "Liquidation Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the amount of time deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue not less than twelve (12), and not more than thirty six (36), months beyond the end of the Reinvestment Period and which, in any event, will end no later than eleven (11) years after the Final Closing Date.

         "Majority" or "Majority Interest" means Limited Partners owning more than 50% of the aggregate outstanding Units.

         "Management Fees" means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases, (ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases, (iii) an amount equal to 2% of annual Gross Revenues realized in connection with Financing Transactions and (iv) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (i.e., the General Partner provides both asset management and additional services relating to the continued and active operation of such Equipment, such as on-going marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

         "Maximum Offering" means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 750,000 Units of Partnership Interest on or before the Final Closing Date.

         "Minimum Offering" means receipt and acceptance by the Partnership of subscriptions for not less than 12,000 Units (excluding the ten (10) Units subscribed for by the Original Limited Partner and any Units in excess of 600 Units collectively subscribed for by the General Partner or any Affiliate of the General Partner).

         "NASAA Guidelines" means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Partnership.

         "Net Offering Proceeds" means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

         "Net Unit Price" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

         "Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

         "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

         "O & O Expense Allowance" has the meaning specified in Section 6.4(e) of this Agreement.

         "Offering" means the offering of Units pursuant to the Prospectus.

         "Offering Period" means the period from the Effective Date to the Termination Date.

         "Operating Expenses" means (a) all costs of personnel (including officers or employees of the General Partner or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees;
(d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment and Financing Transactions (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Limited Partners, including the costs of printing and mailing to such Person evidences of ownership of Units and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems it to be in the best interests of the Partnership to furnish to the Limited Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment programs sponsored by the General Partner or any of its Affiliates, the Partnership's interest in which equipment shall be liquidated in connection with the Partnership's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment and Financing Transactions; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

         "Operating Lease" means any lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

         "Operations" means all operations and activities of the Partnership except Sales.

         "Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws, and subsequently offering and distributing  the  Units  to  the  public  (except  for  Sales  Commissions  and
Underwriting  Fees payable to the General  Partner,  the  Dealer-Manager  or any
Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any of its Affiliates while engaged in organizing the Partnership and registering the Units.

         "Original Limited Partner" means Thomas W. Martin.

         "Participant List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

         "Partner" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

         "Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

         "Partner Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

         "Partnership" means ICON Income Fund Eight B L.P., the limited partnership formed pursuant to, and governed by the terms of, this Agreement.

         "Partnership Loan" means any loan made to the Partnership by the General Partner or any of its Affiliates in accordance with Section 6.2(d) of this Agreement.

         "Partnership Minimum Gain" has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg.
Section 1.704-2(j)(1)(iii).

         "Partnership Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

         "Payout" means the time when the aggregate amount of cash distributions to a Limited Partner equals the amount of such Limited Partner's Capital
Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

         "Person" shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any of its Affiliates.

         "Profits" or "Losses" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

                  (b)  any  expenditure  of the  Partnership  described  in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg.ss.1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

                  (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg.ss.1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

                  (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg.ss.1.704-1(b)(2)(iv)(g)(3); and

                  (e) any  items  which  are  specially  allocated  pursuant  to
         Section 8.2(f) shall not be taken into account in computing Profits or Losses.

         "Program" means a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the General Partner or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in equipment.

         "Prospectus" means the prospectus included as part of the Registration Statement on Form S-1 (No. 333-54011) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

         "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership, including the cash paid, indebtedness incurred or assumed, and the amount of the related Acquisition Fees on such item of Equipment, Lease or Financing Transaction, plus that portion of the reasonable, necessary and actual expenses incurred by the General Partner or any of its Affiliates in acquiring Investments on an arm's length basis with a view to transferring such Investments to the Partnership, which is allocated to the Investments in question in accordance with allocation procedures employed by the General Partner or such Affiliate from time to time and within generally accepted accounting principles. Purchase Price shall also mean, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price and the price to acquire the option.

         "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

         "Qualified Subscription Account" means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.

         "Registration Statement" means the Registration Statement on Form S-1 (No. 333-54011) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

         "Reinvestment Period" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months.

         "Reserves" means reserves established and maintained by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Liquidation Period, the lesser of (1) 1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate Adjusted Capital Accounts.

         "Roll-Up" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include
(a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, limited liability company, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) the Limited Partner's voting rights; (ii) the term of existence of the Partnership; (iii) the General Partner and its Affiliates' compensation; or
(iv) the Partnership's investment objectives.

         "Roll-Up Entity" means any partnership, limited liability company, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

         "Sale" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership's Investments.

         "Sales Commissions" has the meaning specified in Section 6.4(c) of this Agreement.

         "Schedule A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Units owned by the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

         "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement. "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Dealer" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement with the General Partner or the Dealer-Manager.

         "Selling Dealer Agreement" means each of the agreements entered into between the General Partner or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

         "Subordinated Remarketing Fee" means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

         "Subscription Agreement" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

         "Subscription Monies" means the funds received from a subscriber in respect of Units.

         "Substitute General Partner" means any successor to the General Partner admitted to the Partnership in accordance with Section 9.5 of the Agreement.

         "Substitute Limited Partner" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

         "Tax Counsel" means Greene Radovsky Maloney & Share LLP, San Francisco, California, or such other tax counsel acceptable to the General Partner.

         "Tax Matters Partner" means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.9 of this Agreement.

         "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 12 months and (c) the termination of the Offering by the General Partner at any time.

         "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

         "Underwriting Fees" has the meaning specified in Section 6.4(b) of this Agreement.

         "Unit" means a limited partnership interest in the Partnership.

         "Unpaid Cumulative Return" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

         "Unpaid Target Distribution" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

         "User" means any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction.

         "Voluntary Withdrawal" means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the General Partner's Units pursuant to Section 9.1 of this Agreement.

         "Withdrawal" means, with respect to the General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

GENERAL PARTNER:                                ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.
By:   /s/ PAUL B. WEISS                         By:  /s/ THOMAS W. MARTIN
   ----------------------------------               ----------------------------
        PAUL B. WEISS, President                       THOMAS W. MARTIN

                                   SCHEDULE A

        NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS

        Name and Address                          Capital Contributions Made
        ----------------                          --------------------------

I.      General Partner

        ICON Capital Corp.                                   $1,000
        111 Church Street
        White Plains, New York 10601

II.     Original Limited Partner

        Thomas W. Martin                                     $1,000
        31 Milk Street
        Suite 1111
        Boston, MA 02109

                                   EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS



-----------
Prior performance is not an indication of future results.

                            Prior Performance Tables

         The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six"), ICON Cash Flow Partners L.P. Seven ("LP Seven"), collectively the "Prior Public Programs") and ICON Income Fund Eight A L.P. ("Fund 8A") through December 31, 1999. Purchasers of the Units of limited partnership interest in ICON Income Fund Eight B L.P. (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

         Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 111 Church Street, White Plains, NY 10601-1505. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

         See "Our Other Programs" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables.

Table                         Description                                 Page
-----                         -----------                                 ----

  I      Experience in Raising and Investing Funds                          B-2
 II      Compensation to the General Partner and Affiliates                 B-4
III      Operating Results of Prior Public Programs
         *Series B                                                          B-5
         *Series C                                                          B-6
         *Series D                                                          B-7
         *Series E                                                          B-8
         *LP Six                                                            B-9
         *LP Seven                                                         B-10
         *Fund 8A                                                          B-11
 IV      Results of Completed Prior Public Programs                        B-12
  V      Sales or Disposition of Equipment by Prior Public Programs
         *Series A                                                         B-13
         *Series B                                                         B-15
         *Series C                                                         B-21
         *Series D                                                         B-25
         *Series E                                                         B-31
         *LP Six                                                           B-40
         *LP Seven                                                         B-46
 VI      Acquisition of Equipment by Prior Public Programs
         Series A                                                          B-47
         Series B                                                          B-49
         Series C                                                          B-56
         Series D                                                          B-62
         Series E                                                          B-72
         LP Six                                                           B-100
         LP Seven                                                         B-112
         Fund 8A                                                          B-116


-----------
Prior performance is not an indication of future results.

                                    TABLE I
                    Experience in Raising and Investing Funds
                                  (unaudited)

         The following table sets forth certain information, as of December 31, 1999, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                  Series A                    Series B                    Series C                   Series D
                             --------------------       --------------------       --------------------         --------------------
Dollar amount offered        $40,000,000                $20,000,000                $20,000,000                  $40,000,000
                             ===========                ===========                ===========                  ===========

Dollar amount raised          $2,504,500   100.0%       $20,000,000   100.0%       $20,000,000    100.0%        $40,000,000   100.0%
Less: Offering expenses:

   Selling commissions           262,973    10.5%         1,800,000     9.0%         2,000,000     10.0%          4,000,000    10.0%

   Organization and
   offering expenses
   paid to General
   Partner or its
   Affiliates                    100,180     4.0%           900,000     4.5%           600,000      3.0%          1,400,000     3.5%
   Reserves                       25,045     1.0%           200,000     1.0%           200,000      1.0%            400,000     1.0%
                             -----------    ----        -----------    ----        -----------     ----         -----------    ----
Offering proceeds
available for
investment                    $2,116,302    84.5%       $17,100,000    85.5%       $17,200,000     86.0%        $34,200,000    85.5%
                             ===========    ----        ===========    ====        ===========     ====         ===========    ====

Debt proceeds                 $4,190,724                $46,092,749                $50,355,399                  $71,712,589
                             ===========                ===========                ===========                  ===========

Total equipment
acquired                      $7,576,758                $65,580,973                $70,257,280                 $132,771,421
                             ===========                ===========                ===========                  ===========


Acquisition fees paid
to General Partner
and its affiliates              $206,710                 $2,219,998                 $2,396,810                   $4,539,336
                             ===========                ===========                ===========                  ===========

Equipment acquisition costs as a percentage of amount raised:

Purchase price                    81.84%                     82.23%                     82.70%                       82.19%
Acquisition fees paid
to General Partner or
its Affiliates                     2.66                       3.27                       3.30                         3.31
                             -----------                -----------                -----------                  -----------

Percent invested                   84.5%                      85.5%                      86.0%                        85.5%
                             ===========                ===========                ===========                  ===========


Percent leveraged
(debt proceeds
divided by total
equipment acquired)               55.31%                     70.28%                     71.67%                       54.01%

Date offering
commenced                        1/9/87                    7/18/89                    12/7/90                      8/23/91

Original offering
period (in months)                   24                         18                         18                           18

Actual offering
period (in months)                   24                         17                          7                           10

Months to invest 90%
of amount available
for investment
(measured from the
beginning of offering)               24                         18                         10                            4

-----------
Prior performance is not an indication of future results.

                                    TABLE I
                   Experience in Raising and Investing Funds
                                   (unaudited)

         The following table sets forth certain information, as of December 31, 1999, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                           Series E                 L.P. Six               L.P. Seven                  Fund 8A
                                    ---------------------    --------------------      --------------------     --------------------
Dollar amount offered               $ 80,000,000             $120,000,000              $100,000,000             $ 75,000,000
                                    ============             ============              ============              ===========
                                    $ 61,041,151   100.0%    $ 38,385,712   100.0%       99,999,682  100.0%       59,518,458  100.0%
Dollar amount raised
Less: Offering expenses:
     Selling commissions               6,104,115    10.0%       3,838,571    10.0%        9,999,968   10.0%        5,951,846   10.0%
     Organization and offering
        expenses paid to General
        Partner or its Affiliates      2,136,440     3.5%       1,343,500     3.5%        3,499,989    3.5%        1,862,961    3.1%

     Reserves                            610,412     1.0%         383,857     1.0%          999,997    1.0%          595,184    1.0%
                                    ------------   ------    ------------   ------     ------------  ------     ------------  ------
Offering proceeds available
     for investment                 $ 52,190,184    85.5%    $ 32,819,784    85.5%     $ 85,499,728   85.5%     $ 51,108,467   85.9%
                                    ============   ======    ============   ======     ============  ======     ============  ======
Debt proceeds                       $181,626,869             $128,138,104              $253,427,329             $ 87,790,864
                                    ============             ============              ============             ============
Total equipment acquired            $272,303,562             $161,721,728              $302,214,015             $136,275,272
                                    ============             ============              ============             ============
Acquisition fees paid to
     General Partner and its
        affiliates                  $  7,021,906             $  4,390,033              $  9,547,487             $  3,744,932
                                    ============             ============              ============             ============
Equipment acquisition costs as a
     percentage of amount raised:

Purchase price                             82.99%                   82.86%                    82.54%                   83.15%
Acquisition fees paid to General
     Partner or its Affiliates              2.51                     2.64                      2.96                     2.75
                                    ------------             ------------              ------------             ------------
Percent invested                            85.5%                    85.5%                     85.5%                    85.9%
                                    ============             ============              ============             ============

Percent leveraged (non-recourse
     debt financing divided by
        total purchase price)              66.91%                   79.23%                    83.86%

Date offering commenced                   6/5/92                 11/12/93                   11/9/95                  10/5/98

Maximum offering period (in months)           24                       24                        36                       24

Actual offering period (in months)            13                       24                        34                       20

Months to invest 90% of amount
     available for investment (measured
        from the beginning of offering)        9                       16                        14                       --

-----------
Prior performance is not an indication of future results.

                                    TABLE II
               Compensation to the General Partner and Affiliates
                                  (unaudited)

         The following table sets forth certain information, as of December 31, 1999, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                               Series A     Series B     Series C     Series D       Series E       LP Six     LP Seven      Fund 8A
                               --------     --------     --------     --------       --------       ------     --------      -------
Date offering commenced          1/9/87      7/18/89      12/7/90      8/23/91         6/5/92     11/12/93      11/9/95      10/5/98

Date offering closed             1/8/89     11/16/90      6/20/91       6/5/92        7/31/93      11/8/95      9/16/98           --

Dollar amount raised         $2,504,500  $20,000,000  $20,000,000  $40,000,000   $ 61,041,151  $38,385,712  $99,999,682  $59,518,458
                             ==========  ===========  ===========  ===========   ============  ===========  ===========  ===========

Amounts paid to the
   General Partner and its
   Affiliates from proceeds
   of the offering:

Underwriting commissions     $   37,568  $   200,000  $   400,000  $   800,000   $  1,220,823  $   767,714  $ 1,999,994  $ 1,190,369
                             ==========  ===========  ===========  ===========   ============  ===========  ===========  ===========

Organization and offering
   reimbursements            $  100,180  $   900,000  $   600,000  $ 1,400,000   $  2,136,440  $ 1,343,500  $ 3,499,989  $ 1,862,961
                             ==========  ===========  ===========  ===========   ============  ===========  ===========  ===========
Acquisition fees             $  206,710  $ 2,219,998  $ 2,396,810  $ 4,539,336   $  7,021,906  $ 4,390,033  $ 9,547,487  $ 3,744,932
                             ==========  ===========  ===========  ===========   ============  ===========  ===========  ===========


Dollar amount of cash
   generated from operations
   before deducting such
   payments/accruals to the
   General Partner and
   Affiliates                $4,880,566  $22,188,677  $23,049,467  $41,451,111   $110,636,171  $39,631,132  $ 3,376,801  $ 3,435,796
                             ==========  ===========  ===========  ===========   ============  ===========  ===========  ===========
Amount paid or accrued to
   General Partner and
   Affiliates:

Management fee               $  308,910  $ 2,782,287  $ 2,685,205  $ 4,856,426   $  7,590,910  $ 4,264,017  $ 4,727,365  $   931,546
                             ==========  ===========  ===========  ===========   ============  ===========  ===========  ===========
Administrative expense
reimbursements               $  109,962  $   708,793  $   588,966  $ 1,845,178   $  4,017,943  $ 2,149,605  $ 2,033,341  $   346,314
                             ==========  ===========  ===========  ===========   ============  ===========  ===========  ===========

-----------
Prior performance is not an indication of future results.

                                   TABLE III
              Operating Results of Prior Public Programs--Series B
                                   (unaudited)

         The following table  summarizes the operating  results of Series B. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                              For the Years Ended December 31,
                                            -------------------------------------------------------------------------
                                              1999           1998             1997            1996            1995
                                            --------      ----------       ----------      ----------      ----------
Revenue                                     $102,994      $  211,742       $  333,775      $  342,739      $  715,841
   Net gain (loss) on sales or
      remarketing of equipment                51,284         188,876          228,875         176,924         480,681
                                            --------      ----------       ----------      ----------      ----------
   Gross revenue                             154,278         400,618          562,650         519,663       1,196,522

Less:
   Interest expense                           35,206          77,673          106,868          45,619         182,419
   General and administrative                 60,332          75,656           59,847         102,721         102,334
   Administrative expense
      reimbursement--General Partner          12,653          20,288           39,609          50,841          85,848
   Management fees--General Partner(3)            --              --               --        (228,906)         84,811
   Depreciation expense                           --              --               --              --          54,799
   Amortization of initial direct costs           --              --               --               4          33,433
   Provision for (reversal of) bad
      debts(2)                                    --         (36,892)              --              --          25,000
                                            --------      ----------       ----------      ----------      ----------
Net income--GAAP                            $ 46,087      $  263,893       $  356,326      $  549,384      $  627,878
                                            ========      ==========       ==========      ==========      ==========
Net income--GAAP--allocable
   to limited partners                      $ 45,626      $  261,254       $  352,763      $  543,890      $  621,599
                                            ========      ==========       ==========      ==========      ==========
Taxable income from operations(1)           $ (2,598)     $  103,673       $   44,995      $  740,381      $2,363,289
                                            ========      ==========       ==========      ==========      ==========
Cash generated from operations              $253,244      $  761,619       $  879,014      $1,002,547      $  999,015
Cash generated from sales of equipment       153,880         321,104          544,232         600,737       2,148,030
Cash generated from refinancing                   --              --        1,500,000              --              --
                                            --------      ----------       ----------      ----------      ----------
Cash generated from operations,
   sales and refinancing                     407,124       1,082,723        2,923,246       1,603,284       3,147,045

Less:
   Cash distributions to investors
      from operations, sales
      and refinancing                        199,794         682,648        1,798,200       1,798,200       1,799,763
   Cash distributions to General
      Partner from operations,
      sales and refinancing                    2,017           6,895           18,164          18,164          18,180
                                            --------      ----------       ----------      ----------      ----------
Cash generated from (used by)
   operations, sales and refinancing
   after cash distributions                 $205,313      $  393,180       $1,106,882      $ (213,080)     $1,329,102
                                            ========      ==========       ==========      ==========      ==========
Tax data and distributions per $1,000
   limited partner investment

Federal income tax results:
   Taxable income from operations(1)        $   (.13)     $     5.14       $     2.23      $    36.69      $   116.99
                                            ========      ==========       ==========      ==========      ==========
Cash distributions to investors
   Source (on GAAP basis)
      Investment income                     $   2.28      $    13.09       $    17.73      $    27.23      $    31.08
      Return of capital                     $   7.72      $    21.11       $    72.27      $    62.78      $    58.92
   Source (on Cash basis)
      --Operations                          $  10.00      $    34.20       $    44.00      $    50.18      $    49.96
      --Sales                               $     --      $       --       $    27.24      $    30.07      $    40.04
      --Refinancing                         $     --      $       --       $    18.76              --              --
      --Other                               $     --      $       --               --      $     9.75              --
Weighted average number of limited
   partnership ($100) units outstanding      199,800         199,800          199,800         199,800         199,986
                                            ========      ==========       ==========      ==========      ==========

-----------

(1) The difference between Net income (loss)--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998, the Partnership reversed $36,892 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on November 15, 1995, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted. These amendments are effective from and after November 15, 1995 and include:
         (1) extending the reinvestment period for a maximum of four additional years and likewise delaying the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $241,652 of the $368,652 accrued and unpaid management fees as of December 31, 1996 and all additional management fees which would otherwise accrue. The remaining $127,000 of unpaid management fees was paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner in 1999.

-----------
Prior performance is not an indication of future results.

                                   TABLE III
              Operating Results of Prior Public Programs--Series C
                                   (unaudited)

         The following table  summarizes the operating  results of Series C. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                             For the Years Ended December 31,
                                                        ---------------------------------------------------------------------------
                                                            1999            1998             1997            1996           1995
                                                        -----------      ----------       ----------      ----------     ----------
Revenues                                                $   162,803      $  291,197       $  455,472      $  659,218     $  964,104
   Net gain (loss) on sales or
      remarketing of equipment                               51,752         465,144          175,860         511,331         95,250
                                                        -----------      ----------       ----------      ----------     ----------
   Gross revenue                                            214,555         756,341          631,332       1,170,549      1,059,354
Less:
   General and administrative                                69,463         103,231           60,248          37,247        107,419
   Administrative expense                                    16,589          29,415           59,126          93,494        130,482
      reimbursement--General Partner
   Interest expense                                              --              --            4,888          16,809        253,143
   Management fees--General Partner(3)                           --              --         (471,463)         92,360        128,533
   Amortization of initial direct costs                          --              --               --           6,912         38,892
   Depreciation expense                                          --              --               --              --             --
   Provision for/(reversal of) bad debt(2)                       --        (150,000)              --              --             --
                                                        -----------      ----------       ----------      ----------     ----------
Net income--GAAP                                        $   128,503      $  773,695       $  978,533      $  923,727     $  400,885
                                                        ===========      ==========       ==========      ==========     ==========
Net income--GAAP--allocable to limited partners         $   127,218      $  765,958       $  968,748      $  914,490     $  396,876
                                                        ===========      ==========       ==========      ==========     ==========
Taxable income (loss) from operations(1)                $   212,882      $  361,361       $  274,376      $1,768,103     $ (649,775)
                                                        ===========      ==========       ==========      ==========     ==========
Cash generated from operations                          $   373,704      $  952,528       $2,038,710      $1,987,290     $  391,072
Cash generated from sales of equipment                      178,551         646,783          621,621       1,289,421      3,058,969
Cash generated from refinancing                                  --              --               --              --             --
                                                        -----------      ----------       ----------      ----------     ----------
Cash generated from operations, sales and
refinancing                                                 552,255       1,599,311        2,660,331       3,276,711      3,450,041

Less:
   Cash distributions to investors from operations,
      sales and refinancing                               1,707,724       1,782,770        1,784,993       1,786,992      1,796,363
   Cash distributions to General Partner from
      operations, sales and refinancing                      17,247          18,017           18,030          18,050         18,144
                                                        -----------      ----------       ----------      ----------     ----------
   Cash generated from operations, sales and
      refinancing after cash distributions              $(1,172,716)     $ (201,476)      $  857,308      $1,471,669     $1,635,534
                                                        ===========      ==========       ==========      ==========     ==========

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations(1)                    $     10.75      $    18.06       $    13.70      $    88.16     $   (32.24)
                                                        ===========      ==========       ==========      ==========     ==========
Cash distributions to investors
   Source (on GAAP basis)
      Investment income                                 $      6.42      $    38.67       $    48.85      $    46.06     $    19.87
      Return of capital                                 $     79.81      $    51.33       $    41.15      $    43.94     $    70.13
   Source (on Cash basis)
      --Operations                                      $     18.87      $    48.09       $    90.00      $    90.00     $    19.59
      --Sales                                                  9.02           32.65               --              --     $    70.41
      --Refinancing                                              --              --               --              --             --
      --Other                                                 56.34            9.26               --              --             --
Weighted average number of limited partnership
($100) units outstanding                                    198,037         198,087          198,332         198,551        199,558
                                                        ===========      ==========       ==========      ==========     ==========

-----------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $150,000 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on June 19, 1996, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted accordingly. These amendments are effective from and after June 19, 1996 and include: (1) extending the reinvestment period for a maximum of four and one half additional years and likewise delayed the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and all additional management fees which would otherwise accrue. The remaining $105,000 of unpaid management fees was paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner in 1999.

-----------
Prior performance is not an indication of future results.

                                   TABLE III
              Operating Results of Prior Public Programs--Series D
                                  (unaudited)

         The following table  summarizes the operating  results of Series D. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                          For the Years Ended December 31,
                                                      ------------------------------------------------------------------------------
                                                         1999            1998              1997              1996            1995
                                                      ----------      ----------       -----------       -----------      ----------
Revenues                                              $2,303,583      $2,612,993       $ 3,084,705       $ 3,619,457      $3,270,722
   Net gain on sales or remarketing of equipment         354,424         183,820           452,706         2,391,683       1,931,333
                                                      ----------      ----------       -----------       -----------      ----------
   Gross revenue                                       2,658,007       2,796,813         3,537,411         6,011,140       5,202,055

Less:
   Interest expense                                      602,920         782,539         1,121,197         1,651,940         621,199
   Depreciation expense                                  682,185         664,121           356,417                --              --
   Management fees--General Partner                      193,017         397,171           548,400           685,103         594,623
   Administrative expense reimbursement                  113,548         218,158           271,829           301,945         257,401
      --General Partner
   General and administrative                            214,256         268,346           199,751           217,378         273,663
   Amortization of initial direct costs                   28,406         178,117           363,087           614,441         511,427
   Provision for bad debts(2)                                 --       (400,000)                --                --         150,000
                                                      ----------      ----------       -----------       -----------      ----------
Net income--GAAP                                      $  823,675      $  688,361       $   676,730       $ 2,540,333      $2,793,742
                                                      ==========      ==========       ===========       ===========      ==========
Net income--GAAP--allocable to limited partners       $  815,438      $  681,477       $   669,963       $ 2,514,930      $2,765,805
                                                      ==========      ==========       ===========       ===========      ==========
Taxable income from operations(1)                     $1,081,987      $   86,365       $ 3,483,507       $ 3,097,307      $1,641,323
                                                      ==========      ==========       ===========       ===========      ==========
Cash generated from operations                           584,985      $3,315,260       $ 8,409,703       $ 1,621,624      $2,756,354
Cash generated from sales of equipment                 3,946,052       1,394,199         9,741,651        15,681,303       6,776,544
Cash generated from refinancing                               --         750,000         2,700,000         5,250,000       4,148,838
                                                      ----------      ----------       -----------       -----------      ----------
Cash generated from operations, sales and
   refinancing                                         4,531,037       5,459,459        20,851,354        22,552,927      13,681,736

Less:
   Cash distributions to investors from operations,
      sales and refinancing                            2,461,219       4,074,331         7,882,867         5,588,508       5,589,207
   Cash distributions to General Partner from
      operations, sales and refinancing                   24,840          41,155            79,648            56,450          56,457
                                                      ----------      ----------       -----------       -----------      ----------
   Cash generated from (used by) operations, sales
      and refinancing after cash distributions        $2,044,978      $1,343,973       $12,888,839       $16,907,969      $8,039,072
                                                      ==========      ==========       ===========       ===========      ==========
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income from operations(1)                  $    27.11      $     2.14       $     86.40       $     76.82      $    40.70
                                                      ==========      ==========       ===========       ===========      ==========
Cash distributions to investors
   Source (on GAAP basis)
      Investment income                               $    20.43      $    17.08       $     16.79       $     63.00      $    69.28
      Return of capital                               $    41.24      $    85.02       $    180.71       $     77.00      $    70.72

   Source (on Cash basis)
      --Operations                                    $    14.66          $83.08       $    197.50       $     40.62      $    69.04
      --Sales                                              47.01           19.02                --             99.38      $    70.96
      --Refinancing                                           --              --                --                --              --
      --Other                                                 --              --                --                --              --
Weighted average number of limited partnership
  ($100) units outstanding                               399,118         399,118           399,138           399,179         399,229
                                                      ==========      ==========       ===========       ===========      ==========

-----------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $400,000 of amounts previously included in the allowance for doubtful accounts.

-----------
Prior performance is not an indication of future results.

                                   TABLE III
              Operating Results of Prior Public Programs--Series E
                                   (unaudited)

         The following table  summarizes the operating  results of Series E. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                               For the Years Ended December 31,
                                                         ---------------------------------------------------------------------------
                                                             1999           1998           1997            1996            1995
                                                         ------------   ------------   ------------    ------------    ------------
Revenues                                                 $  9,302,860   $  9,435,503   $  6,401,873    $  7,907,175    $ 10,570,473
Net gain on sales or remarketing of equipment                 901,005        652,164      1,209,420       1,942,041       1,610,392
                                                         ------------   ------------   ------------    ------------    ------------
Gross revenue                                              10,203,865     10,087,667      7,611,293       9,849,216      12,180,865

Less:
   Interest expense                                         4,106,569      4,495,629      2,471,045       2,957,534       4,377,702
   Management fees--General Partner                           928,946      1,207,760        919,728       1,120,336       1,596,569
   Administrative expense                                     539,853        657,327        486,253         563,107         784,775
      reimbursement--General Partner
   Provision for bad debts(2)                               1,000,000      1,275,089           --           400,000         600,000
   Amortization of initial direct costs                        33,195        235,302        461,620         887,960       1,530,505
   Depreciation                                               587,211        545,503        475,619       1,061,711       1,061,712
   General and administrative                                 685,647        558,525        370,705         608,293         638,362
   Minority interest in joint venture                          79,754         64,826         57,738           6,392           5,438
                                                         ------------   ------------   ------------    ------------    ------------
Net income--GAAP                                         $  2,242,510   $  1,047,706   $  2,368,585    $  2,243,883    $  1,585,802
                                                         ============   ============   ============    ============    ============
Net income--GAAP--allocable to limited
   partners                                              $  2,220,085   $  1,037,229   $  2,344,899    $  2,221,444    $  1,569,944
                                                         ============   ============   ============    ============    ============
Taxable income (loss) from operations(1)                 $  2,343,870   $  1,688,176   $    981,575    $ (3,280,008)   $  1,700,386
                                                         ============   ============   ============    ============    ============
Cash generated from operations                             11,671,010   $ 12,745,950   $ 21,638,350    $ 13,210,339    $  8,768,414
Cash generated from sales of equipment                      3,776,513      2,476,110     15,313,194      10,358,637       7,419,261
Cash generated from refinancing                                  --       61,878,918     20,765,451      13,780,000       7,400,000
                                                         ------------   ------------   ------------    ------------    ------------
Cash generated from operations, sales and
   refinancing                                             15,447,523     77,100,978     57,716,995      37,348,976      23,587,675
                                                         ------------   ------------   ------------    ------------    ------------
Less:
   Cash distributions to investors from operations,
      sales and refinancing                                 4,381,933      7,755,553      7,768,316       7,771,164       7,773,082
   Cash distributions to General Partner from
      operations, sales and refinancing                        44,258         78,338         78,468          78,496          78,512
                                                         ------------   ------------   ------------    ------------    ------------
Cash generated from operations, sales and
   refinancings after cash distributions                 $ 11,021,332   $ 69,267,087   $ 49,870,211    $ 29,499,316    $ 15,736,081
                                                         ============   ============   ============    ============    ============
Tax and distribution data per $1,000 limited
   partner investment
Federal Income Tax results:
   Taxable income (loss) from operations(1)              $      38.56   $      27.48   $      15.95    $     (53.28)   $      27.61
                                                         ============   ============   ============    ============    ============
Cash distributions to investors
   Source (on GAAP basis)
      Investment income                                  $      36.52   $      17.05   $      38.49    $      36.45    $      25.75
      Return of capital                                  $      35.57   $     110.45   $      89.01    $      91.05    $     101.75
   Source (on cash basis)
      --Operations                                       $      72.09   $     127.50   $     127.50    $     127.50    $     127.50
      --Sales                                                     --             --             --              --              --
      --Refinancings                                              --             --             --              --              --
      --Other                                                     --             --             --              --              --
Weighted average number of limited
   partnership ($100) units outstanding                       607,856        608,273        609,211         609,503         609,650
                                                         ============   ============   ============    ============    ============

-----------

(1) The difference between Net income--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

-----------
Prior performance is not an indication of future results.

                                   TABLE III
              Operating Results of Prior Public Programs--L.P. Six
                                  (unaudited)

         The following table  summarizes the operating  results of L.P. Six. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                            For the Years Ended December 31,
                                                      ----------------------------------------------------------------------------
                                                          1999            1998            1997            1996            1995
                                                      ------------    ------------    ------------    ------------    ------------
Revenues                                              $  4,597,536    $  5,327,322    $  6,452,409    $  9,238,182    $  6,622,180
   Net gain on sales or remarketing of equipment           438,622         835,048          58,523         338,574         107,733
Gross revenue                                            5,036,158       6,162,370       6,510,932       9,576,756       6,729,913
                                                      ------------    ------------    ------------    ------------    ------------
Less:
   Interest expense                                      1,686,377       2,164,887       2,648,557       4,330,544       3,003,633
   Management fees--General Partner                        675,025         969,546       1,092,714       1,333,394         696,096
   Amortization of initial direct costs                    175,600         893,953       1,071,656       1,349,977         828,154
   Depreciation                                            625,199         736,793         745,275         848,649         636,487
   Administrative expense
      reimbursement--General Partner                       345,569         485,391         547,382         642,276         381,471

   Provision for bad debts(3)                                 --            52,997         183,274         750,000         570,000
   General and administrative                              298,031         384,414         178,464         657,470         360,235
   Minority interest in joint venture                        9,337           6,750           7,990          31,413         177,769
                                                      ------------    ------------    ------------    ------------    ------------
Net income (loss)--GAAP                               $  1,221,020    $    467,639    $     35,620    $   (366,967)   $     76,068
                                                      ============    ============    ============    ============    ============
Net income (loss)--GAAP--allocable to
   limited partners                                   $  1,208,810    $    462,963    $     35,264    $   (363,297)   $     75,307
                                                      ============    ============    ============    ============    ============
Taxable income (loss) from operations(1)              $ (1,672,942)   $ (3,616,045)   $ (1,154,365)   $   (574,054)   $  2,239,753
                                                      ============    ============    ============    ============    ============
Cash generated from operations                        $  2,684,592    $  3,543,778    $ 12,075,547    $  9,923,936    $  8,776,203
Cash generated from sales of equipment                   6,120,773       4,473,161       4,336,675       8,684,744       1,016,807
Cash generated from refinancing                               --              --              --         9,113,081      33,151,416
                                                      ------------    ------------    ------------    ------------    ------------
Cash generated from operations, sales
    and refinancing                                      8,805,365       8,016,939      16,412,222      27,721,761      42,944,426

Less:
   Cash distributions to investors from operations,
      sales and refinancing                              4,075,766       4,085,189       4,102,940       4,119,354       2,543,783
   Cash distributions to General Partner from
      operations, sales and refinancing                     41,178          41,261          41,444          41,613          25,694
                                                      ------------    ------------    ------------    ------------    ------------
Cash generated from operations, sales
   and refinancing after cash distributions           $  4,116,944    $  3,890,489    $ 12,267,838    $ 23,560,794    $ 40,374,949
                                                      ============    ============    ============    ============    ============
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations(1)           $     (44.12)   $     (94.21)   $     (29.94)   $     (14.83)   $      85.13

Cash distributions to investors(2)
   Source (on GAAP basis)
      Investment income                               $      31.88    $      12.18    $        .86    $       --      $       2.89
      Return of capital                               $      75.61    $      95.32    $     106.64    $     107.50    $      94.78
   Source (on cash basis)
      --Operations                                    $      70.80    $      93.25    $     107.50    $     107.50    $      97.67
      --Sales                                                36.69           14.25            --              --              --
      --Refinancing                                           --              --              --              --              --
      --Other                                                 --              --              --              --              --
Weighted average number of limited partnership
   ($100) units outstanding                                379,187         379,984         381,687         383,196         260,453
                                                      ============    ============    ============    ============    ============

-----------
(1)      The  difference  between Net income  (loss)--GAAP  and  Taxable  income
         (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

-----------
Prior performance is not an indication of future results.

                                   TABLE III
             Operating Results of Prior Public Programs--L.P. Seven
                                  (unaudited)

         The following table summarizes the operating results of L.P. Seven. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                           For the Years Ended December 31,
                                                              -----------------------------------------------------------
                                                                  1999            1998            1997          1996
                                                              ------------    ------------    ------------   ------------
Revenues                                                      $ 16,456,830    $ 16,513,507    $  8,000,454   $  1,564,069
   Net gain on sales or remarketing of equipment                   115,427         694,111       1,748,790           --
                                                              ------------    ------------    ------------   ------------
   Gross revenue                                                16,572,257      17,207,618       9,749,244      1,564,069
Less:
   Interest expense                                              6,333,011       8,050,315       3,652,517        398,200
   Management fees--General Partner                              3,066,929       2,337,112       1,522,045        264,784
   Amortization of initial direct costs                          1,651,154       1,929,906         932,123        230,785
   Administrative expense reimbursement--General Partner         1,158,866       1,005,354         652,319        117,809
   Provision for bad debts(3)                                      200,000         700,000         150,000         75,000
   General and administrative                                      642,961         491,239         186,280         72,040
   Minority interest in joint venture                                4,900           4,516           4,380           --
                                                              ------------    ------------    ------------   ------------
Net income--GAAP                                              $  3,514,436    $  2,689,176    $  2,649,580   $    405,451
                                                              ============    ============    ============   ============
Net income--GAAP--allocable to limited partners               $  3,479,291    $  2,662,284    $  2,623,084   $    401,396
                                                              ============    ============    ============   ============
Taxable income (loss) from operations(1)                      $ (6,341,090)   $ (5,506,497)   $  2,335,939   $    146,726
                                                              ============    ============    ============   ============

Cash generated from operations                                     844,971         535,582    $  2,855,330   $    973,899
Cash generated from sales of equipment                           4,750,000       4,903,647       7,315,408           --
Cash generated from refinancing                                 19,010,000            --              --             --
                                                              ------------    ------------    ------------   ------------
Cash generated from operations, sales and refinancing           24,604,971       5,439,229      10,170,738        973,899

Less:
   Cash distributions to investors from
      operations, sales and refinancing                         10,677,316       8,692,479       4,147,829      1,361,099
   Cash distributions to General Partner from
      operations, sales and refinancing                            107,872          87,803          41,125         13,749
                                                              ------------    ------------    ------------   ------------
Cash generated from (used by) operations, sales and
   refinancing after cash distributions                       $ 13,819,783    $ (3,341,053)   $  5,981,784   $   (400,949)
                                                              ============    ============    ============   ============

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations(2)                          $     (63.64)   $     (67.41)   $      55.90   $       9.30
                                                              ============    ============    ============   ============

Cash distributions to investors
   Source (on GAAP basis)
      Investment income                                       $      35.05    $      32.92    $      67.94   $      31.71
      Return of capital                                              72.51    $      74.58    $      39.56   $      75.79
   Source (on cash basis)
      --Operations                                                    8.51    $       6.62    $      73.96   $      76.97
      --Sales                                                        47.85    $      60.64    $      33.54           --
      --Refinancing                                                  51.20            --              --             --
      --Other                                                 $       --      $      40.24            --     $      30.53
Weighted average number of limited partnership
   ($100) units outstanding                                        992,719         808,650         413,677        156,222
                                                              ============    ============    ============   ============

-----------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

-----------
Prior performance is not an indication of future results.

                                   TABLE III
               Operating Results of Prior Public Programs--Fund 8A
                                  (unaudited)

         The following  table  summarizes the operating  results of Fund 8A. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                                   For the Years Ended December 31,

                                                                                                          1999             1998
                                                                                                     ------------      ------------
Revenue                                                                                              $  9,131,846      $     46,998
   Net gain (loss) on sales or remarketing of equipment                                                      --                --
                                                                                                      ------------      ------------
   Gross revenue                                                                                        9,131,846            46,998
Less:
   Interest expense                                                                                     4,397,728             4,590
   General and administrative                                                                             313,181            10,673
   Administrative expense reimbursement--General Partner                                                  345,358               956
   Management fees--General Partner                                                                       931,151               395
   Depreciation expense                                                                                   594,308              --
   Amortization of initial direct costs                                                                   885,106             3,179
   Provision for (reversal of) bad debts(3)                                                               385,000              --
   Minority interest expense                                                                               17,874              --
                                                                                                     ------------      ------------
Net income--GAAP                                                                                     $  1,262,140      $     27,205
                                                                                                     ============      ============
Net income--GAAP--allocable to limited partners                                                      $  1,249,519      $     26,933
                                                                                                     ============      ============
Taxable income from operations(1)                                                                    $ (5,704,747)     $ (1,970,909)
                                                                                                     ============      ============
Cash generated from operations                                                                       $  1,825,719      $  1,610,077
Cash generated from sales of equipment                                                                 10,753,855              --
Cash generated from refinancing                                                                              --                --
                                                                                                     ------------      ------------
Cash generated from operations, sales and refinancing                                                  12,579,574         1,610,077

Less:
   Cash distributions to investors from operations, sales and refinancing                               3,632,817            64,728
   Cash distributions to General Partner from operations, sales and refinancing                            37,282               654
                                                                                                     ------------      ------------
Cash generated from (used by) operations, sales and refinancing after cash distributions             $  8,909,475      $  1,544,695
                                                                                                     ============      ============
Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations(1)                                                                 $    (168.81)     $    (206.95)
                                                                                                     ============      ============
Cash distributions to investors
   Source (on GAAP basis)
      Investment income                                                                              $      36.98      $       2.83
      Return of capital                                                                              $      70.52      $       3.97
   Source (on Cash basis)
      --Operations                                                                                   $      54.03      $       6.80
      --Sales                                                                                                --                --
      --Refinancing                                                                                         53.47              --
      --Other                                                                                                --                --
Weighted average number of limited partnership ($100) units outstanding                                   337,936            95,236
                                                                                                     ============      ============

-----------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

-----------
Prior performance is not an indication of future results.

                                    TABLE IV
              Results of Completed Prior Public Programs--Series A
                                  (unaudited)

         The following table summarizes the operating results of Series A. Series A's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

Dollar Amount Raised                                            $2,504,500
Number of Properties Purchased                                  60
Date of Closing of Offering                                     February 1, 1989
Date of First Sale of Property                                  June 1990
Date of Final Sale of Property                                  May 1999

                                                       Six Months Ended             For the Years Ended December 31,
                                                            June 30,    -----------------------------------------------------------
                                                             1999        1998          1997         1996        1995        1994
                                                           ---------    ---------    ---------    ---------   ---------   ---------
Revenues                                                   $     297    $   4,439    $  40,359    $  53,041   $ 128,935   $ 188,148
   Net gain (loss) on  sales or remarketing of equipment      (1,245)      76,227       82,576      142,237      74,970      87,985
                                                           ---------    ---------    ---------    ---------   ---------   ---------
   Gross revenue                                                (954)      80,666      122,935      195,278     203,905     276,133

Less:
   Administrative expense reimbursement--General Partner          84        1,878        4,521        7,133       9,690      11,404
   General and administrative                                  3,457       18,043       34,565       32,252      36,641      34,468
   Management fees--General Partner                               45        1,004        2,553        4,055       5,951      13,607
   Interest expense                                             --           --          7,875       15,092      39,350      63,423
   Provision for (reversal of) bad debts(2)                   (1,864)     (22,242)     (17,000)        --        10,000      33,500
   Depreciation expense                                         --           --           --           --        18,236      46,330
   Amortization of initial direct costs                         --           --           --           --          --            27
                                                           ---------    ---------    ---------    ---------   ---------   ---------
Net income (loss)--GAAP                                    $  (2,676)   $  81,983    $  90,421    $ 136,746   $  84,037   $  73,374
                                                           =========    =========    =========    =========   =========   =========
Net income (loss)--GAAP--allocable to limited partners     $  (2,542)   $  77,884    $  85,900    $ 129,909   $  79,835   $  69,705
                                                           =========    =========    =========    =========   =========   =========
Taxable income from operations(1)                          $  (2,500)   $  57,520    $  62,818    $ 198,523   $  94,532   $ 111,397
                                                           =========    =========    =========    =========   =========   =========
Cash generated from operations                             $  (6,979)   $  24,760    $ 109,929    $ 210,327   $ 268,467   $ 301,679
Cash generated from sales of equipment                         5,000       94,160      112,356      202,787     136,363     216,200
Cash generated from refinancing                                 --           --           --           --          --          --
                                                           ---------    ---------    ---------    ---------   ---------   ---------
Cash generated from operations, sales and refinancing         (1,979)     118,920      222,285      413,114     404,830     517,879

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                    12,523      181,576      225,405      225,405     225,533     233,651
   Cash distributions to General Partner from
     operations, sales and refinancing                           659        9,557       11,863       11,863      11,867      12,297
                                                           ---------    ---------    ---------    ---------   ---------   ---------
Cash generated from (used by) operations,
   sales and refinancing after cash distributions          $ (15,161)   $ (72,213)   $ (14,983)   $ 175,846   $ 167,430   $ 271,931
                                                           =========    =========    =========    =========   =========   =========
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income from operations(1)                       $   (5.00)   $   21.82    $   23.82    $   37.65   $   35.86   $   42.25
                                                           =========    =========    =========    =========   =========   =========
Cash distributions to investors
   Source (on GAAP basis)
      Investment income                                    $     .14    $   31.10    $   34.30    $   38.13   $   31.88   $   27.83
      Return of capital                                    $    5.00    $   41.40    $   55.70    $   51.87   $   58.18   $   65.46
   Source (on Cash basis)
      --Operations                                              --      $    9.89    $   43.89    $   83.98   $   90.06   $   93.29
      --Sales                                                   2.00    $   37.60    $   44.87    $    6.02        --          --
      --Refinancing                                             --           --           --           --          --          --
      --Other                                              $    3.00    $   25.01    $    1.24         --          --          --
Weighted average number of limited
   partnership ($500) units outstanding                        5,009        5,009        5,009        5,009       5,009       5,009
                                                           =========    =========    =========    =========   =========   =========

-----------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1997, 1998 and for the first half of 1999, the Partnership reversed $17,000, $22,242 and $1,864, respectively, of amounts previously included in the allowance for doubtful accounts.

-----------
Prior performance is not an indication of future results.

                                     TABLE V
       Sales or Dispositions of equipment--Prior Public Programs--Series A
                                   (unaudited)

         The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P.,Series A for the nine years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------

Computers                        1988            1990      $  32,352     $  13,859      $  16,955     $   3,096       $   1,064
Office Copier                    1988            1990      $ 180,922     $  52,504      $  52,504     $       0       $ (30,400)

Agriculture                      1988            1991      $  19,032     $   8,921      $   7,225     $  (1,696)      $  (2,214)
Computers                        1988            1991      $   8,450     $       0      $     465     $     465       $       0
Computers                        1989            1991      $ 363,540     $  28,027      $  56,077     $  28,050       $  14,962
Telecommunications               1990            1991      $ 827,804     $  49,393      $       0     $ (49,393)      $       0
Medical                          1988            1991      $  29,756     $       0      $       0     $       0       $ (10,626)
Copiers                          1988            1991      $ 235,863     $       0      $       0     $       0       $ (18,115)

Agriculture                      1988            1992      $  61,200     $  25,810      $  24,152     $  (1,658)      $       0
Computers                        1988            1992      $  51,353     $       0      $       0     $       0       $       0
Copiers                          1988            1992      $ 195,875     $       0      $       0     $       0       $       0
Material Handling                1988            1992      $  78,321     $       0      $       0     $       0       $       0
Medical                          1988            1992      $  50,433     $  15,250      $   7,000     $  (8,250)      $  34,389
Computers                        1989            1992      $  41,058     $   4,553      $   6,606     $   2,053       $ (13,951)
Copiers                          1989            1992      $  81,913     $   6,495      $   6,495     $       0       $   1,114
Office Equipment                 1989            1992      $  81,986     $   2,821      $  12,298     $   9,477       $ (28,695)
Computers                        1991            1992      $   3,607     $   3,196      $   4,142     $     946       $   1,076
Furniture And Fixtures           1992            1992      $   4,325     $   4,430      $   4,390     $     (40)      $      65

Computers                        1988            1993      $  71,813     $       0      $       0     $       0       $       0
Furniture                        1988            1993      $ 350,000     $       0      $       0     $       0       $       0
Medical                          1988            1993      $ 221,191     $     182      $   2,382     $   2,200       $   2,341
Agriculture                      1989            1993      $  57,975     $   2,050      $   2,932     $     882       $  (1,724)
Printing                         1989            1993      $ 126,900     $   5,661      $   7,800     $   2,139       $ (10,729)
Reprographics                    1989            1993      $ 112,500     $     115      $     115     $       0       $ (12,079)
Computers                        1990            1993      $  79,043     $       0      $       0     $       0       $       0
Reprographics                    1990            1993      $  71,805     $   8,391      $  12,528     $   4,137       $       0
Retail                           1990            1993      $ 198,513     $ (32,916)     $  67,894     $ 100,810       $       0
Video Production                 1990            1993      $ 341,796     $  67,965      $ 161,615     $  93,650       $  24,507
Computers                        1991            1993      $ 135,380     $   6,540      $  20,134     $  13,594       $ (50,622)
Fixture                          1992            1993      $   2,267     $   1,635      $   1,824     $     189       $      11
Telecommunications               1992            1993      $  20,000     $  11,840      $  11,200     $    (640)      $  (4,800)
Video Production                 1992            1993      $   3,362     $   1,110      $     592     $    (518)      $  (2,867)
Manufacturing & Production       1993            1993      $  22,660     $       0      $       0     $       0       $       0

Agriculture                      1988            1994      $  30,000     $     288      $     288     $       0       $       0
Medical                          1988            1994      $  46,050     $   6,438      $   6,438     $       0       $       0
Computers                        1989            1994      $  71,152     $   6,942      $     500     $  (6,442)      $  (1,449)
Computers                        1991            1994      $ 156,552     $   6,882      $  16,611     $   9,729       $ (41,137)
Material Handling                1991            1994      $   7,013     $   1,973      $   2,203     $     230       $    (604)
Medical                          1991            1994      $  40,556     $ (11,278)     $   1,460     $  12,738       $     375
Fixture                          1992            1994      $   3,396     $     751      $     845     $      94       $  (1,192)
Manufacturing & Production       1992            1994      $  17,103     $    (199)     $       0     $     199       $  (5,443)
Furniture                        1993            1994      $  26,868     $       0      $       0     $       0       $       0
Manufacturing & Production       1993            1994      $  27,096     $  10,139      $  11,054     $     915       $       0
Agriculture                      1989            1994      $  14,191     $     350      $     350     $       0       $       0
Printing                         1993            1994      $  24,112     $  24,030      $  27,061     $   3,031       $       0

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series A (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------

Computers                        1991            1995      $  17,200     $     173      $   3,522     $   3,349       $   1,594
Copiers                          1991            1995      $  49,081     $   7,350      $   7,423     $      73       $  (3,044)
Sanitation                       1991            1995      $  21,452     $     560      $   4,818     $   4,258       $   3,010
Agriculture                      1992            1995      $   7,828     $     462      $     737     $     275       $  (1,901)
Computers                        1993            1995      $  64,391     $  36,094      $   5,863     $ (30,231)      $       0
Manufacturing & Production       1993            1995      $  28,557     $   8,752      $   8,912     $     160       $       0
Retail                           1993            1995      $  28,507     $      (9)     $     697     $     706       $       0

Computers                        1991            1996      $  35,618     $   1,502      $  20,150     $  18,648       $  19,571
Copiers                          1991            1996      $ 117,238     $  17,784      $  32,380     $  14,596       $  28,006
Material Handling                1991            1996      $  14,996     $     843      $   3,223     $   2,380       $   3,432
Sanitation                       1991            1996      $  35,854     $   5,946      $   5,649     $    (297)      $   5,260
Computers                        1993            1996      $  72,479     $    (573)     $     515     $   1,088       $       0
Furniture                        1993            1996      $   9,978     $      (2)     $       0     $       2       $       0
Material Handling                1993            1996      $  11,824     $       0      $       0     $       0       $       0
                                 1993            1996      $  33,190     $     400      $     403     $       3       $       0
Retail                           1993            1996      $  44,673     $      (5)     $       0     $       0       $       0
Sanitation                       1993            1996      $   5,822     $       0      $       0     $       0       $       0
Video Production                 1993            1996      $  41,465     $  12,099      $  12,441     $     342       $       0
Medical                          1994            1996      $  12,166     $     960      $   2,000     $   1,040       $  (4,259)

Computers                        1991            1997      $  75,602     $   4,349      $  15,753     $  11,403       $  19,783
Computers                        1993            1997      $  39,593     $   6,013      $       0     $  (6,013)      $       0
Retail                           1993            1997      $ 158,276     $  16,960      $  23,438     $  23,423       $   5,373
Video                            1993            1997      $  27,273     $       0      $       0     $       0       $       0
Sanitation                       1996            1997      $   3,571     $      43      $   1,380     $   1,337       $       0

Computers                        1991            1998      $   5,018     $       0      $     614     $     614       $   1,143
Computers                        1993            1998      $ 178,752     $       0      $     187     $     187       $       0
Manufacturing & Production       1993            1998      $ 157,173     $     394      $     706     $     311       $       0
Material Handling                1993            1998      $  27,258     $       0      $     669     $     669       $       0
Medical                          1993            1998      $  12,963     $       0      $       0     $       0       $       0
Printing                         1993            1998      $  33,033     $       0      $     772     $     772       $       0
Reprographics                    1993            1998      $  53,149     $       0      $   2,501     $   2,501       $  (6,941)
Retail                           1993            1998      $  99,794     $       0      $  37,856     $  37,856       $  37,435
Telecommunications               1993            1998      $  26,238     $     591      $     605     $      14       $       0
Video                            1993            1998      $  16,975     $       0      $       0     $       0       $       0
Manufacturing & Production       1995            1998      $  14,356     $       0      $       0     $       0       $       0
Telecommunications               1996            1998      $  15,297     $       0      $       0     $       0       $       0
Computers                        1997            1998      $   9,289     $   3,136      $       0     $  (3,136)      $       0

Telecommunications               1995            1999      $  27,000     $   6,245      $   5,000     $  (1,245)      $       0

-----------

(1)      Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V
       Sales or Dispositions of equipment--Prior Public Programs--Series B
                                   (unaudited)

         The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the nine years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Manufacturing & Production       1990            1990      $    31,129   $   28,288     $    34,142   $     5,854     $     3,013
Mining                           1990            1990      $   145,227   $  120,804     $   120,804   $         0     $         0
Video Production                 1990            1990      $    10,201   $    8,006     $     9,086   $     1,080     $       671

Agriculture                      1989            1991      $     5,986   $    4,003     $         0   $    (4,003)    $         0
Computers                        1989            1991      $    76,899   $   52,134     $     7,492   $   (44,642)    $         0
Construction                     1989            1991      $    48,299   $   43,554     $     7,784   $   (35,770)    $    (7,007)
Copiers                          1989            1991      $     7,469   $    4,997     $        16   $    (4,981)    $         0
Environmental                    1989            1991      $    10,609   $   11,546     $         0   $   (11,546)    $         0
Furniture                        1989            1991      $    86,965   $   62,229     $    19,339   $   (42,890)    $         0
Manufacturing & Production       1989            1991      $    55,125   $   34,435     $    12,807   $   (21,628)    $         0
Medical                          1989            1991      $     9,447   $    7,643     $         0   $    (7,643)    $         0
Office Equipment                 1989            1991      $    25,171   $   24,586     $        64   $   (24,522)    $    (1,985)
Retail                           1989            1991      $     4,405   $    4,792     $         0   $    (4,792)    $         0
Sanitation                       1989            1991      $    15,448   $   17,983     $         0   $   (17,983)    $         0
Telecommunications               1989            1991      $     2,238   $        0     $        60   $        60     $         0
Transportation                   1989            1991      $     9,474   $   10,801     $         0   $   (10,801)    $         0
Video Production                 1989            1991      $    11,925   $    1,762     $         7   $    (1,755)    $         0
Agriculture                      1990            1991      $    35,245   $    4,694     $         0   $    (4,694)    $    (5,210)
Computers                        1990            1991      $ 2,671,588   $  601,346     $   136,169   $  (465,177)    $  (476,397)
Construction                     1990            1991      $    64,544   $   29,979     $    24,379   $    (5,600)    $    (9,949)
Copiers                          1990            1991      $    30,699   $   18,760     $       911   $   (17,849)    $         0
Environmental                    1990            1991      $    14,658   $   15,434     $         0   $   (15,434)    $         0
Fixture                          1990            1991      $    29,510   $   27,027     $       808   $   (26,219)    $         0
Furniture                        1990            1991      $    53,420   $   34,771     $     3,598   $   (31,173)    $    (5,953)
Manufacturing & Production       1990            1991      $   526,568   $  504,823     $   226,978   $  (277,845)    $   (47,036)
Material Handling                1990            1991      $   112,075   $   59,977     $    34,758   $   (25,219)    $         0
Medical                          1990            1991      $    93,771   $   47,016     $         0   $   (47,016)    $   (19,410)
Mining                           1990            1991      $   221,706   $        0     $         0   $         0     $   (82,375)
Miscellaneous                    1990            1991      $    29,443   $   28,179     $         0   $   (28,179)    $         0
Office Equipment                 1990            1991      $    44,560   $   34,289     $       760   $   (33,529)    $         0
Restaurant                       1990            1991      $    97,304   $   45,062     $    18,564   $   (26,498)    $   (24,787)
Retail                           1990            1991      $    43,751   $   18,362     $     9,230   $    (9,132)    $   (12,624)
Sanitation                       1990            1991      $   171,345   $   66,074     $    77,146   $    11,072     $   (78,222)
Telecommunications               1990            1991      $   980,613   $  119,372     $         0   $  (119,372)    $   (11,618)
Transportation                   1990            1991      $    13,434   $   13,858     $         0   $   (13,858)    $         0
Material Handling                1991            1991      $   109,115   $  108,512     $   113,482   $     4,970     $         0

Agriculture                      1989            1992      $    89,766   $   19,058     $    21,912   $     2,854     $   (12,999)
Computers                        1989            1992      $    60,747   $    1,659     $     2,593   $       934     $         0
Copiers                          1989            1992      $    79,556   $   10,817     $    10,839   $        22     $    (9,798)
Furniture                        1989            1992      $    35,512   $    2,418     $     2,911   $       493     $         0
Manufacturing & Production       1989            1992      $   117,236   $    1,924     $     1,936   $        12     $         0
Material Handling                1989            1992      $    16,058   $      670     $       789   $       119     $    (7,845)
Medical                          1989            1992      $    31,701   $    7,548     $     1,967   $    (5,580)    $         0
Office Equipment                 1989            1992      $    19,981   $    1,381     $     1,427   $        46     $         0
Printing                         1989            1992      $    25,000   $    3,510     $     2,510   $    (1,000)    $    (8,247)
Telecommunications               1989            1992      $    18,779   $    1,910     $     2,012   $       102     $         0
Video Production                 1989            1992      $    21,849   $    3,275     $     3,283   $         8     $         0

                                    TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Agriculture                      1990            1992     $    46,968   $     2,847    $     3,463   $       617     $    (4,451)
Computers                        1990            1992     $ 3,872,456   $   671,632    $   342,387   $  (329,245)    $(1,086,408)
Construction                     1990            1992     $    23,493   $     1,229    $     1,229   $         0     $         0
Copiers                          1990            1992     $    19,240   $     2,165    $     3,524   $     1,358     $    (8,884)
Environmental                    1990            1992     $     7,195   $     1,164    $     1,164   $         0     $    (4,683)
Fixture                          1990            1992     $    55,869   $     7,661    $     9,096   $     1,436     $   (34,594)
Furniture                        1990            1992     $    58,095   $     7,193    $     7,719   $       525     $   (26,836)
Manufacturing & Production       1990            1992     $   192,143   $    47,665    $    43,213   $    (4,452)    $   (45,657)
Material Handling                1990            1992     $   104,852   $    23,011    $     7,775   $   (15,236)    $   (15,648)
Medical                          1990            1992     $    88,537   $    12,382    $    13,393   $     1,011     $   (38,945)
Miscellaneous                    1990            1992     $     4,999   $     1,313    $     1,236   $       (77)    $    (2,804)
Office Equipment                 1990            1992     $ 1,203,666   $   179,190    $     2,513   $  (176,678)    $    (6,351)
Restaurant                       1990            1992     $    83,624   $       194    $     6,850   $     6,657     $   (12,961)
Retail                           1990            1992     $    63,030   $    35,999    $       581   $   (35,419)    $    (1,296)
Sanitation                       1990            1992     $   200,642   $    12,623    $    13,101   $       478     $   (14,846)
Telecommunications               1990            1992     $    64,899   $    11,997    $     4,965   $    (7,032)    $   (18,620)
Transportation                   1990            1992     $     7,610   $         1    $         1   $         0     $         0
Video Production                 1990            1992     $    18,558   $     3,521    $     4,302   $       781     $    (7,177)
Furniture                        1991            1992     $    25,909   $    28,313    $         0   $   (28,313)    $         0
Manufacturing & Production       1991            1992     $    51,311   $    47,497    $    57,487   $     9,990     $         0
Material Handling                1991            1992     $    10,023   $    10,462    $    10,595   $       133     $         0
Office Equipment                 1991            1992     $    15,789   $         0    $         0   $         0     $         0
Sanitation                       1991            1992     $    18,840   $    10,122    $    10,516   $       394     $         0

Agriculture                      1989            1993     $    31,500   $     4,370    $    10,095   $     5,725     $     1,431
Computers                        1989            1993     $    93,554   $       267    $       661   $       394     $         0
Copiers                          1989            1993     $   168,679   $    19,448    $    23,072   $     3,624     $   (26,046)
Furniture                        1989            1993     $   116,287   $    17,152    $    19,536   $     2,384     $    (9,084)
Manufacturing & Production       1989            1993     $    14,804   $     2,832    $     3,541   $       709     $         0
Material Handling                1989            1993     $    20,725   $         0    $     1,650   $     1,650     $         0
Office Equipment                 1989            1993     $    81,777   $       990    $    17,490   $    16,500     $    (4,999)
Telecommunications               1989            1993     $     2,524   $         0    $         0   $         0     $         0
Video Production                 1989            1993     $    22,321   $         0    $         0   $         0     $         0
Agriculture                      1990            1993     $   132,350   $    11,556    $    11,963   $       407     $   (42,903)
Automotive                       1990            1993     $    75,730   $    45,795    $    51,888   $     6,093     $    (3,043)
Computers                        1990            1993     $ 1,069,393   $   140,198    $   164,423   $    24,225     $  (267,270)
Construction                     1990            1993     $    41,779   $     5,058    $     5,075   $        17     $    (9,774)
Copiers                          1990            1993     $    23,318   $     3,058    $     2,505   $      (553)    $    (7,670)
Fixture                          1990            1993     $    73,038   $    10,235    $    10,235   $         0     $   (22,303)
Furniture                        1990            1993     $   118,834   $    11,204    $    11,509   $       305     $   (10,168)
Manufacturing & Production       1990            1993     $ 1,120,324   $   139,342    $   186,899   $    47,557     $  (271,929)
Material Handling                1990            1993     $   210,922   $    20,462    $    29,157   $     8,695     $   (51,481)
Medical                          1990            1993     $   380,749   $    56,711    $    37,821   $   (18,890)    $   (68,880)
Office Equipment                 1990            1993     $    69,232   $     8,695    $     9,275   $       580     $   (18,731)
Printing                         1990            1993     $     6,061   $     1,431    $     1,050   $      (381)    $    (1,388)
Reprographics                    1990            1993     $    82,000   $     8,200    $    40,000   $    31,800     $     7,109
Restaurant                       1990            1993     $   121,682   $    10,330    $    11,517   $     1,187     $   (28,626)
Retail                           1990            1993     $    11,280   $       813    $     1,797   $       984     $    (2,806)
Sanitation                       1990            1993     $    43,697   $     5,148    $     5,152   $         4     $   (10,588)
Telecommunications               1990            1993     $   278,193   $    20,246    $    22,616   $     2,370     $   (58,857)
Miscellaneous                    1990            1993     $   595,538   $   (98,697)   $   203,595   $   302,292     $         0
Video Production                 1990            1993     $     7,981   $       374    $       374   $         0     $    (1,484)
Computers                        1991            1993     $   248,090   $    36,021    $    36,834   $       813     $    (9,175)

                                    TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Construction                     1991            1993     $    10,590    $       869    $     1,875   $     1,006     $    (4,480)
Furniture                        1991            1993     $    73,541    $       (66)   $       603   $       669     $    (7,311)
Manufacturing & Production       1991            1993     $    12,951    $         0    $         0   $         0     $         0
Material Handling                1991            1993     $    43,408    $    20,390    $    23,147   $     2,757     $    (1,015)
Medical                          1991            1993     $     9,425    $     5,708    $     6,513   $       805     $       858
Sanitation                       1991            1993     $    37,743    $    16,285    $    15,506   $      (779)    $         0
Computers                        1992            1993     $    79,557    $    38,668    $    38,668   $         0     $   (36,961)
Material Handling                1992            1993     $    30,692    $       149    $     6,578   $     6,429     $   (17,976)

Computers                        1989            1994     $   468,870    $   109,719    $   109,720   $         1     $   102,026
Copiers                          1989            1994     $    13,461    $        30    $        30   $         0     $         0
Furniture                        1989            1994     $   218,655    $    79,000    $    79,000   $         0     $    80,901
Manufacturing & Production       1989            1994     $    90,725    $       (13)   $         0   $        13     $         0
Medical                          1989            1994     $    97,017    $       699    $     1,141   $       441     $         0
Office Equipment                 1989            1994     $     2,796    $         0    $       126   $       126     $         0
Printing                         1989            1994     $    14,123    $         0    $         0   $         0     $         0
Telecommunications               1989            1994     $    10,950    $        (2)   $       127   $       129     $         0
Agriculture                      1990            1994     $    73,503    $    11,518    $    12,258   $       740     $    (3,345)
Computers                        1990            1994     $ 3,937,366    $   957,935    $   959,231   $     1,295     $   367,292
Construction                     1990            1994     $   141,052    $    16,265    $    16,265   $         0     $   (14,659)
Fixture                          1990            1994     $   100,514    $    10,959    $    10,959   $         0     $    (6,640)
Furniture                        1990            1994     $   282,115    $    89,792    $    94,919   $     5,127     $    43,164
Manufacturing & Production       1990            1994     $   443,855    $   121,619    $   137,376   $    15,757     $    (8,207)
Material Handling                1990            1994     $   411,986    $    20,972    $    20,972   $         0     $   (33,402)
Medical                          1990            1994     $   462,679    $    42,572    $    62,365   $    19,792     $       805
Mining                           1990            1994     $ 9,631,966    $ 1,298,813    $ 1,298,813   $         0     $  (689,039)
Office Equipment                 1990            1994     $    34,402    $     3,434    $     3,434   $         0     $    (8,258)
Reprographics                    1990            1994     $    16,482    $     4,547    $     4,547   $         0     $       904
Restaurant                       1990            1994     $   297,355    $    32,327    $    33,776   $     1,449     $   (29,158)
Retail                           1990            1994     $   841,977    $   440,914    $   440,914   $         0     $   668,569
Sanitation                       1990            1994     $     7,147    $         0    $         0   $         0     $         0
Telecommunications               1990            1994     $   261,049    $    (6,700)   $    30,311   $    37,011     $    11,248
Video Production                 1990            1994     $    45,804    $     5,357    $     5,365   $         8     $    (4,684)
Agriculture                      1991            1994     $    15,633    $       625    $       629   $         4     $         0
Computers                        1991            1994     $   684,631    $    59,296    $    59,296   $         0     $  (213,947)
Copiers                          1991            1994     $    39,270    $     2,598    $       648   $    (1,950)    $   (15,152)
Environmental                    1991            1994     $    44,016    $       864    $       904   $        41     $         0
Furniture                        1991            1994     $    20,546    $       906    $       923   $        17     $         0
Material Handling                1991            1994     $    66,497    $     2,470    $     2,642   $       172     $    (5,750)
Medical                          1991            1994     $   602,400    $   306,415    $   373,385   $    66,970     $   139,985
Sanitation                       1991            1994     $    83,638    $     4,459    $     4,634   $       174     $         0
Telecommunications               1991            1994     $    11,188    $       898    $     1,146   $       248     $    (3,419)
Manufacturing & Production       1993            1994     $    81,735    $       (61)   $        34   $        95     $         0
Material Handling                1993            1994     $     6,578    $     3,110    $     3,600   $       490     $         0
Sanitation                       1994            1994     $     7,320    $         0    $         0   $         0     $         0

Computers                        1989            1995     $    24,831    $     1,574    $        13   $    (1,561)    $         0
Manufacturing & Production       1989            1995     $    11,262    $     4,128    $         0   $    (4,128)    $         0
Computers                        1990            1995     $ 3,151,688    $   784,267    $   578,324   $  (205,942)    $    61,278
Construction                     1990            1995     $   397,553    $   139,680    $    93,172   $   (46,508)    $     2,914
Copiers                          1990            1995     $    26,920    $     6,048    $        (0)  $    (6,048)    $         0
Furniture                        1990            1995     $    64,010    $     5,908    $     4,760   $    (1,148)    $     5,171
Material Handling                1990            1995     $   108,329    $     7,629    $     6,899   $      (730)    $       (15)

                                    TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Medical                          1990            1995     $   919,987    $   320,531    $   260,980   $   (59,551)    $    56,955
Manufacturing & Production       1990            1995     $   846,718    $   211,207    $   244,937   $    33,730     $   243,103
Office Equipment                 1990            1995     $    38,014    $     4,192    $     2,111   $    (2,081)    $     1,950
Reprographics                    1990            1995     $   102,003    $         1    $         1   $         0     $         0
Restaurant                       1990            1995     $    63,437    $     4,636    $     1,896   $    (2,740)    $       897
Retail                           1990            1995     $ 2,703,611    $   349,429    $   193,032   $  (156,397)    $   184,637
Sanitation                       1990            1995     $    58,070    $     4,110    $     1,738   $    (2,372)    $     1,518
Video Production                 1990            1995     $     3,404    $       773    $         0   $      (773)    $         0
Agriculture                      1991            1995     $    23,262    $     7,034    $     7,449   $       415     $     1,921
Computers                        1991            1995     $ 2,712,345    $   677,342    $   648,479   $   (28,863)    $   126,108
Construction                     1991            1995     $    25,214    $     1,539    $     2,727   $     1,188     $    (2,122)
Furniture                        1991            1995     $    62,471    $    16,192    $     5,091   $   (11,101)    $    (4,400)
Material Handling                1991            1995     $    34,473    $    12,502    $    12,105   $      (397)    $         0
Manufacturing & Production       1991            1995     $   132,184    $     5,116    $    50,110   $    44,993     $    27,132
Office Equipment                 1991            1995     $    48,350    $     7,177    $     9,506   $     2,329     $    (2,320)
Restaurant                       1991            1995     $    73,807    $     3,637    $     2,910   $      (728)    $    (1,107)
Telecommunications               1991            1995     $    52,499    $     3,093    $     7,262   $     4,169     $    (3,403)
Audio                            1992            1995     $   128,455    $    98,566    $   122,689   $    24,123     $    32,942
Computers                        1992            1995     $    76,900    $     2,447    $    15,248   $    12,801     $   (10,269)
Furniture                        1992            1995     $   188,807    $    19,652    $    19,652   $         0     $   (57,369)
Telecommunications               1992            1995     $    64,731    $    47,017    $    55,634   $     8,616     $    23,500
Video Production                 1992            1995     $   382,790    $   247,199    $   298,045   $    50,846     $   122,650
Copiers                          1993            1995     $    35,000    $         0    $         0   $         0     $         0
Computers                        1994            1995     $ 1,043,007    $   346,471    $   739,181   $   392,710     $   661,239
Furniture                        1994            1995     $   204,779    $   171,324    $   181,605   $    10,281     $         0
Medical                          1994            1995     $    23,671    $     2,015    $     2,015   $         0     $         0
Manufacturing & Production       1994            1995     $    21,038    $    17,225    $    18,733   $     1,509     $     1,436
Computers                        1995            1995     $    17,231    $    16,864    $     2,383   $   (14,481)    $         0

Telecommunications               1989            1996     $    20,339    $         0    $     1,566   $     1,566     $         0
Computers                        1990            1996     $ 1,056,724    $   123,220    $    88,594   $   (34,626)    $    94,675
Fixtures                         1990            1996     $    19,989    $     1,285    $       250   $    (1,034)    $    (1,034)
Furniture                        1990            1996     $    34,265    $    10,881    $         0   $   (10,881)    $   (10,881)
Medical                          1990            1996     $    49,882    $     3,282    $       332   $    (2,949)    $    (2,357)
Manufacturing & Production       1990            1996     $    72,805    $     2,611    $     1,588   $    (1,023)    $     3,342
Printing                         1990            1996     $    26,691    $       728    $         0   $      (728)    $      (728)
Reprographics                    1990            1996     $    77,770    $     5,381    $     1,037   $    (4,345)    $         0
Retail                           1990            1996     $ 1,332,608    $   149,542    $   230,752   $    81,210     $   238,200
Telecommunications               1990            1996     $    71,300    $     4,781    $       895   $    (3,886)    $         0
Computers                        1991            1996     $    70,789    $     2,113    $     1,000   $    (1,113)    $    (1,113)
Construction                     1991            1996     $    24,724    $     3,791    $     3,857   $        66     $     2,506
Furniture                        1991            1996     $   281,079    $    24,453    $    28,755   $     4,302     $     3,424
Material Handling                1991            1996     $    45,771    $     7,124    $     3,307   $    (3,817)    $         0
Restaurant                       1991            1996     $    16,013    $     1,663    $     2,152   $       489     $     1,976
Video Production                 1991            1996     $    56,632    $     4,245    $     4,245   $         0     $       538
Printing                         1993            1996     $    15,733    $     3,714    $     3,814   $       100     $         0
Computers                        1994            1996     $    21,284    $    13,176    $         0   $   (13,176)    $   (13,176)
Fixtures                         1994            1996     $    20,045    $         0    $         0   $         0     $   (14,238)
Manufacturing & Production       1994            1996     $    16,349    $     6,081    $     6,191   $       109     $    (7,085)
Computers                        1995            1996     $    36,894    $    21,698    $         0   $   (21,698)    $   (29,812)
Fixtures                         1994            1996     $    28,449    $    25,882    $         0   $   (25,882)    $   (25,882)
Furniture                        1994            1996     $    20,000    $         0    $         0   $         0     $         0

                                    TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Computers                        1990            1997     $    84,679    $    10,369    $         0   $   (10,369)    $         0
Computers                        1993            1997     $    31,527    $     1,238    $     1,492   $       254     $         0
Retail                           1993            1997     $ 1,811,259    $   166,382    $   231,762   $    65,380     $  (165,810)
Computers                        1994            1997     $   106,912    $       689    $     1,493   $       804     $   (41,957)
Manufacturing & Production       1994            1997     $    43,759    $     2,460    $     3,548   $     1,089     $   (15,221)
Telecommunications               1994            1997     $    64,781    $     1,953    $     3,990   $     2,037     $   (11,293)
Computers                        1995            1997     $     9,584    $         0    $         0   $         0     $         0
Manufacturing & Production       1995            1997     $    74,770    $         0    $         0   $         0     $         0
Restaurant                       1995            1997     $    12,030    $         0    $         0   $         0     $    (7,218)
Video Production                 1995            1997     $    27,067    $     4,971    $         0   $    (4,971)    $         0
Computers                        1996            1997     $    16,033    $    15,371    $     1,768   $   (13,604)    $         0
Printing                         1996            1997     $    48,047    $    36,903    $    42,713   $     5,811     $         0

Audio                            1993            1998     $    24,542    $         0    $         0   $        (0)    $         0
Computers                        1993            1998     $    39,709    $         0    $       903   $       896     $         0
Manufacturing & Production       1993            1998     $    52,813    $         0    $        56   $        48     $         0
Retail                           1993            1998     $   119,662    $         0    $    89,793   $    89,793     $  (107,696)
Furniture                        1994            1998     $   314,806    $         0    $         0   $        (1)    $   (10,625)
Manufacturing & Production       1994            1998     $    70,492    $    14,244    $     8,999   $    (5,245)    $   (63,443)
Telecommunications               1994            1998     $    10,910    $       331    $       934   $       603     $         0
Computers                        1995            1998     $   134,603    $       280    $       317   $        35     $         0
Fixtures                         1995            1998     $    39,968    $         0    $       332   $       332     $         0
Furniture                        1995            1998     $    26,533    $         0    $         1   $         1     $         0
Manufacturing & Production       1995            1998     $    32,728    $    10,823    $    11,551   $       728     $         0
Medical                          1995            1998     $    30,287    $         0    $         0   $        (0)    $   (27,258)
Printing                         1995            1998     $    23,947    $       358    $     3,693   $     3,335     $   (12,109)
Restaurant                       1995            1998     $    18,770    $         0    $         0   $       (12)    $         0
Video Production                 1995            1998     $    19,080    $         0    $         0   $        (8)    $         0
Furniture                        1996            1998     $     5,808    $        12    $         0   $       (12)    $         0
Telecommunications               1997            1998     $   136,762    $    90,209    $   131,929   $    41,720     $  (123,086)
Computers                        1998            1998     $    29,409    $         0    $         0   $        (1)    $         0

Computers                        1993            1999     $    29,329    $         0    $         0   $         0     $         0
Medical                          1995            1999     $    17,085    $         0    $         0   $        (0)    $         0
Restaurant                       1995            1999     $    15,388    $     3,849    $     4,318   $       469     $    (2,419)
Restaurant                       1996            1999     $    12,417    $         0    $       883   $       883     $      (495)
Telecommunications               1996            1999     $    14,867    $       508    $         0   $      (508)    $         0
Video Prod                       1994            1999     $    21,919    $       185    $       185   $         0     $      (104)
Computers                        1994            1999     $    26,405    $       365    $         0   $      (365)    $         0
Mnfctrg                          1994            1999     $    17,333    $       243    $       265   $        22     $      (149)
Printing                         1994            1999     $    12,811    $        82    $       202   $       120     $      (113)
Printing                         1994            1999     $    21,765    $       271    $       272   $         1     $      (152)
Medical                          1994            1999     $    18,728    $       191    $       191   $        (0)    $      (107)
Printing                         1995            1999     $    20,534    $       100    $       453   $       353     $      (254)
M & P                            1995            1999     $    17,355    $       551    $       524   $       (27)    $      (294)
Mnfctrg                          1995            1999     $    38,583    $       335    $       383   $        48     $      (215)
Automotive                       1995            1999     $    11,619    $     1,266    $     1,450   $       184     $      (812)
Furniture                        1995            1999     $     5,211    $     1,070    $     1,070   $         0     $      (600)
Furniture                        1995            1999     $     9,677    $       819    $       986   $       167     $      (552)
Mnfctrg                          1996            1999     $    13,053    $         3    $       304   $       307     $      (171)
Mnfctrg                          1996            1999     $    28,253    $         0    $         0   $         0     $         0
Mnfctrg                          1996            1999     $    28,292    $        22    $       300   $       278     $      (168)
M & P                            1997            1999     $    18,357    $       615    $       615   $         0     $      (345)

                                    TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Fixture                          1997            1999     $   16,352    $        25     $         0   $       (25)    $         0
Telecom                          1997            1999     $   33,636    $     3,597     $     4,649   $     1,052     $    (2,605)
Offc.Equip                       1997            1999     $   14,569    $         0     $         0   $         0     $         0
Computers                        1997            1999     $   19,035    $       238     $       238   $         0     $      (133)
Retail                           1997            1999     $   10,982    $     5,390     $     6,679   $     1,288     $    (3,742)
Restaurant                       1997            1999     $   49,262    $    22,810     $    24,592   $     1,782     $   (13,779)
Telecom                          1997            1999     $   15,031    $     3,530     $     3,000   $      (530)    $    (1,681)
Telecom                          1997            1999     $  136,756    $    40,586     $    10,131   $    50,717     $    (5,676)
Telecomm                         1997            1999     $   47,970    $    14,835     $    10,722   $    (4,112)    $    (6,008)
Telecomm                         1997            1999     $    3,382    $     1,979     $     1,159   $      (820)    $      (650)
Mnfctrg                          1997            1999     $   37,594    $         1     $         0   $         1     $         0

-----------

(1)      Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)      Federal Taxable Gain (Loss) information not yet available for 1999.

                                    TABLE V
       Sales or Dispositions of equipment--Prior Public Programs--Series C
                                   (unaudited)

         The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the eight years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Agriculture                      1991            1991     $     2,942   $         0     $         0   $         0     $         0
Computers                        1991            1991     $     1,389   $         0     $        31   $        31     $        31
Construction                     1991            1991     $       906   $       102     $       256   $       154     $       154
Material Handling                1991            1991     $     1,383   $         0     $       269   $       269     $       269
Office Equipment                 1991            1991     $     1,233   $         0     $         0   $         0     $         0
Printing                         1991            1991     $    19,967   $         0     $         6   $         6     $         6
Retail                           1991            1991     $     6,714   $       557     $       639   $        83     $        83
Sanitation                       1991            1991     $   167,899   $   168,591     $   172,406   $     3,815     $     3,815

Agriculture                      1991            1992     $     7,013   $     1,133     $       300   $      (834)    $      (773)
Computers                        1991            1992     $   451,724   $    57,141     $    55,313   $    (1,828)    $   (38,009)
Construction                     1991            1992     $   233,875   $   115,470     $   119,943   $     4,473     $   (49,808)
Copiers                          1991            1992     $     4,634   $    (1,798)    $       336   $     2,134     $         0
Fixture                          1991            1992     $10,326,838   $ 1,421,047     $       614   $(1,420,433)    $         0
Furniture                        1991            1992     $     3,478   $         1     $         1   $         0     $         0
Material Handling                1991            1992     $    25,677   $    10,492     $    11,432   $       940     $    (3,074)
Medical                          1991            1992     $    12,817   $       100     $       100   $         0     $   (10,859)
Manufacturing & Production       1991            1992     $    43,629   $    (1,124)    $     1,754   $     2,878     $   (32,166)
Office Equipment                 1991            1992     $     8,342   $     8,593     $     3,261   $    (5,332)    $         0
Printing                         1991            1992     $    16,961   $       790     $       944   $       154     $    (9,907)
Restaurant                       1991            1992     $    35,504   $    22,369     $     8,777   $   (13,592)    $         0
Retail                           1991            1992     $   118,527   $   273,200     $    10,583   $  (262,617)    $   (69,026)
Sanitation                       1991            1992     $   253,845   $   111,627     $   115,785   $     4,158     $         0
Telecommunications               1991            1992     $    12,916   $     7,936     $     9,356   $     1,420     $    (2,588)
Miscellaneous                    1991            1992     $    53,827   $    21,578     $    13,932   $    (7,646)    $     1,797

Agriculture                      1991            1993     $    57,287   $     7,456     $     9,998   $     2,542     $   (18,745)
Automotive                       1991            1993     $     6,266   $     1,328     $     1,427   $        99     $    (2,344)
Computers                        1991            1993     $ 1,051,652   $   162,294     $   207,909   $    45,615     $  (325,207)
Construction                     1991            1993     $   464,100   $    55,261     $    78,501   $    23,240     $   (73,626)
Fixture                          1991            1993     $     2,403   $         0     $         0   $         0     $   (15,392)
Furniture                        1991            1993     $    99,455   $    25,656     $    15,551   $   (10,105)    $  (138,905)
Medical                          1991            1993     $ 1,313,194   $   708,948     $   710,991   $     2,043     $   (81,725)
Manufacturing & Production       1991            1993     $   207,168   $    25,494     $    33,904   $     8,410     $    (2,771)
Office Equipment                 1991            1993     $    50,397   $    10,621     $    11,360   $       739     $   (12,948)
Reprographics                    1991            1993     $     3,898   $       464     $       464   $         0     $   (12,279)
Restaurant                       1991            1993     $    52,281   $     8,374     $    11,424   $     3,050     $   (45,442)
Retail                           1991            1993     $   107,672   $     6,184     $    14,538   $     8,354     $    (5,137)
Sanitation                       1991            1993     $   369,044   $    58,844     $    72,766   $    13,922     $    (3,854)
Telecommunications               1991            1993     $    13,462   $       609     $       995   $       386     $    (1,686)
Transportation                   1991            1993     $     3,762   $       271     $       612   $       341     $         0
Construction                     1992            1993     $    14,788   $      (961)    $         0   $       961     $         0
Retail                           1992            1993     $     4,093   $      (139)    $       396   $       535     $    (2,058)

Agriculture                      1991            1994     $    37,987   $    10,692     $    14,276   $     3,584     $    (1,742)
Automotive                       1991            1994     $    54,591   $       161     $       190   $        29     $         0
Computers                        1991            1994     $ 3,845,015   $   145,861     $   176,290   $    30,428     $  (761,570)
Construction                     1991            1994     $   144,438   $     8,068     $    10,874   $     2,806     $    (2,060)
Copiers                          1991            1994     $     2,041   $        (0)    $        89   $        89     $         0

                                    TABLE V
Sales or Dispositions of equipment--Prior Public Programs--Series C (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Environmental                    1991            1994     $   213,173   $    94,203     $   123,051   $    28,848     $   (38,471)
Fixture                          1991            1994     $   234,136   $    31,188     $    32,228   $     1,040     $   (64,973)
Furniture                        1991            1994     $   544,084   $   (33,508)    $    42,733   $    76,241     $  (111,133)
Material Handling                1991            1994     $    27,610   $     9,861     $    12,180   $     2,320     $    (8,523)
Medical                          1991            1994     $   166,398   $     1,386     $    15,777   $    14,391     $       490
Manufacturing & Production       1991            1994     $   351,497   $    31,295     $    56,139   $    24,844     $   (79,430)
Office Equipment                 1991            1994     $    30,245   $         0     $       126   $       125     $         0
Printing                         1991            1994     $ 1,066,789   $   210,962     $   210,962   $         0     $  (222,154)
Restaurant                       1991            1994     $    70,707   $      (339)    $       796   $     1,136     $   (10,709)
Retail                           1991            1994     $ 1,381,039   $   152,323     $   153,469   $     1,146     $  (361,934)
Sanitation                       1991            1994     $   173,772   $     2,892     $     4,374   $     1,482     $         0
Video                            1991            1994     $     8,139   $        (1)    $       327   $       328     $         0
Fixture                          1992            1994     $    15,450   $     1,223     $     1,552   $       328     $    (8,169)
Manufacturing & Production       1992            1994     $   122,247   $    21,475     $    31,910   $    10,435     $   (37,107)
Furniture                        1994            1994     $    65,659   $    69,225     $    73,420   $     4,195     $         0

Computers                        1991            1995     $14,393,689   $ 1,892,673     $ 1,681,499   $  (211,174)    $   (60,114)
Construction                     1991            1995     $   238,913   $    14,433     $    27,420   $    12,987     $  (149,560)
Copiers                          1991            1995     $    39,507   $     3,456     $     4,077   $       621     $    13,504
Fixtures                         1991            1995     $   804,453   $   113,148     $    89,760   $   (23,388)    $   (16,463)
Furniture                        1991            1995     $   603,534   $    29,758     $    76,781   $    47,023     $         0
Medical                          1991            1995     $ 3,713,348   $ 1,692,752     $ 2,084,752   $   392,000     $  (260,046)
Manufacturing & Production       1991            1995     $ 3,123,635   $   917,619     $   768,141   $  (149,478)    $(1,022,443)
Office Equipment                 1991            1995     $   347,197   $    17,431     $    17,435   $         5     $    (3,502)
Retail                           1991            1995     $ 1,765,207   $   206,416     $   117,745   $   (88,670)    $   854,893
Sanitation                       1991            1995     $    26,224   $     6,541     $      (655)  $    (7,196)    $         0
Telecommunications               1991            1995     $   373,595   $    37,285     $    38,143   $       858     $  (103,967)
Video Production                 1991            1995     $   192,070   $     4,450     $    23,511   $    19,062     $    55,805
Furniture                        1993            1995     $    54,942   $    42,999     $    23,436   $   (19,562)
Material Handling                1993            1995     $    46,931   $    13,325     $    13,753   $       428     $         0
Restaurant                       1994            1995     $   436,966   $   379,595     $   411,179   $    31,584     $   (17,421)
Retail                           1994            1995     $    35,025   $    10,101     $    10,120   $        19
Telecommunications               1994            1995     $    19,591   $    11,665     $     1,542   $   (10,123)    $   (13,275)
Fixtures                         1995            1995     $    25,958   $    26,768     $    26,866   $        99

Agriculture                      1991            1996     $     7,362   $       365     $         0   $      (365)    $      (365)
Computers                        1991            1996     $ 3,287,984   $   417,743     $   317,557   $  (100,185)    $   469,256
Fixtures                         1991            1996     $   142,743   $     1,011     $         0   $    (1,011)    $    (1,011)
Furniture                        1991            1996     $ 1,670,320   $  (155,540)    $    83,650   $   239,190     $   303,948
Medical                          1991            1996     $ 2,023,960   $   774,664     $   377,555   $  (397,109)    $   459,686
Manufacturing & Production       1991            1996     $   160,029   $     4,540     $     1,849   $    (2,691)    $      (812)
Restaurant                       1991            1996     $    85,715   $      (780)    $     7,296   $     8,077     $    11,319
Retail                           1991            1996     $    71,310   $     8,481     $     1,150   $    (7,331)    $     1,390
Sanitation                       1991            1996     $     4,363   $       433     $         0   $      (433)    $      (433)
Telecommunications               1991            1996     $    95,843   $     6,362     $     9,248   $     2,886     $     7,641
Transportation                   1991            1996     $   815,481   $    30,308     $    85,288   $    54,980     $    86,899
Video                            1991            1996     $   180,577   $     3,186     $    12,790   $     9,604     $    17,915
Automotive                       1992            1996     $    97,543   $    11,860     $    12,140   $       278     $         0
Environmental                    1992            1996     $   157,907   $     3,659     $     8,533   $     4,874     $   (11,597)
Retail                           1992            1996     $    53,003   $     3,147     $     3,897   $       750     $         0
Telecommunications               1992            1996     $   362,250   $   (28,983)    $     4,851   $    33,834     $   (21,366)
Manufacturing & Production       1993            1996     $    16,123   $         0     $         0   $         0     $         0
Computers                        1994            1996     $    18,698   $       216     $       441   $       255     $   (11,060)

                                    TABLE V
Sales or Dispositions of equipment--Prior Public Programs--Series C (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Construction                     1994            1996     $    14,015   $     1,020     $     1,020   $         0     $         0
Medical                          1994            1996     $    18,685   $    15,364     $     3,000   $   (12,364)    $    (9,364)
Manufacturing & Production       1994            1996     $    35,203   $         0     $         0   $         0     $   (21,180)
Office Equipment                 1994            1996     $    17,293   $       596     $       596   $         0     $         0
Telecommunications               1994            1996     $     4,820   $         0     $         0   $         0     $         0

Computer                         1991            1997     $     5,327   $        94     $     3,865   $     3,771     $     4,461
Medical                          1991            1997     $ 2,499,782   $   258,686     $   258,686   $         0     $   258,686
Retail                           1991            1997     $    30,855   $         0     $     2,500   $     2,500     $     3,475
Retail                           1992            1997     $    97,767   $         1     $        79   $        78     $         0
Sanitation                       1992            1997     $   147,542   $         0     $     1,640   $     1,640     $         0
Video Production                 1992            1997     $    66,253   $    11,586     $    12,305   $       719     $     3,869
Computers                        1993            1997     $    21,303   $         0     $        11   $        11     $         0
Manufacturing & Production       1993            1997     $    36,069   $        (0)    $       736   $       736     $         0
Restaurant                       1993            1997     $    25,794   $       784     $     1,400   $       616     $         0
Retail                           1993            1997     $ 1,442,919   $   134,489     $   182,728   $    48,239     $  (136,145)
Automotive                       1994            1997     $    16,431   $     5,412     $     6,561   $     1,149     $      (376)
Computers                        1994            1997     $    24,615   $     1,159     $     1,350   $       191     $    (4,988)
Fixtures                         1994            1997     $    16,090   $       872     $       726   $      (146)    $    (5,244)
Furniture                        1994            1997     $    12,814   $     2,514     $         0   $    (2,514)    $         0
Manufacturing & Production       1994            1997     $    86,687   $        26     $     1,462   $     1,436     $   (26,470)
Material Handling                1994            1997     $    15,324   $         0     $       242   $       242     $    (5,888)
Medical                          1994            1997     $   485,541   $    43,278     $    31,102   $   (12,176)    $    12,051
Telecommunications               1994            1997     $    28,364   $     1,496     $     2,201   $       705     $    (9,751)
Manufacturing & Production       1995            1997     $    25,764   $       323     $     1,349   $     1,025     $         0
Restaurant                       1995            1997     $    15,364   $        (0)    $         0   $         0     $    (9,219)
Telecommunications               1995            1997     $    34,104   $    22,816     $         0   $   (22,816)    $         0
Audio                            1996            1997     $    46,335   $         0     $         0   $         0     $         0
Automotive                       1996            1997     $    19,219   $       602     $     2,799   $     2,197     $         0
Computers                        1996            1997     $    81,936   $    30,716     $    32,590   $     1,873     $         0
Restaurant                       1996            1997     $    14,346   $    13,996     $    16,964   $     2,968     $         0
Telecommunications               1996            1997     $    50,797   $       886     $       886   $         0     $         0

Construction                     1991            1998     $    13,317   $     1,046     $     1,244   $       198     $         0
Restaurant                       1993            1998     $    12,233   $         0     $         0   $        (0)    $         0
Retail                           1993            1998     $ 1,191,185   $   112,046     $   166,375   $    54,329     $(1,119,715)
Computers                        1994            1998     $    34,227   $       398     $     1,256   $       858     $         0
Furniture                        1994            1998     $   330,381   $     2,281     $     3,432   $     1,152     $   (28,476)
Manufacturing & Production       1994            1998     $    86,801   $     2,833     $     1,036   $    (1,796)    $   (39,369)
Restaurant                       1994            1998     $    12,802   $         0     $     1,452   $     1,452     $         0
Computers                        1995            1998     $   107,763   $         0     $     2,368   $     2,368     $         0
Manufacturing & Production       1995            1998     $   123,207   $         0     $     1,069   $     1,069     $         0
Restaurant                       1995            1998     $    60,183   $         0     $     3,116   $     3,116     $         0
Telecommunications               1995            1998     $    16,828   $         0     $         0   $         0     $         0
Automotive                       1996            1998     $    22,278   $         0     $     2,245   $     2,245     $         0
Computers                        1996            1998     $    33,537   $         0     $         0   $         0     $         0
Furniture                        1996            1998     $   470,368   $    22,468     $   396,938   $   374,470     $  (489,183)
Manufacturing & Production       1996            1998     $    13,260   $         0     $       445   $       445     $         0
Video Prodroduction              1996            1998     $    53,372   $       622     $       624   $         2     $         0

Computers                        1991            1999     $    12,981   $        84     $         0   $       (84)    $         0
Telecommunications               1991            1999     $    17,935   $         0     $     1,300   $     1,300     $       539
Computers                        1994            1999     $    15,606   $         0     $     1,993   $     1,993     $       826
Manufacturing & Production       1994            1999     $    26,567   $       156     $       336   $       180     $       139

                                    TABLE V
Sales or Dispositions of equipment--Prior Public Programs--Series C (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Medical                          1994            1999     $    15,008   $     1,383     $     1,757   $       374     $       728
Restaurant                       1994            1999     $    29,171   $     2,850     $     1,552   $    (1,297)    $       643
Retail                           1995            1999     $    16,346   $         0     $         1   $         1     $         1
Computers                        1996            1999     $    44,246   $         0     $     1,521   $     1,521     $       630
Construction                     1996            1999     $    29,353   $     1,024     $     1,774   $       749     $       735
Furniture                        1996            1999     $    51,853   $         0     $         0   $         0     $         0
Medical                          1996            1999     $    11,554   $         0     $         0   $         0     $         0
Computers                        1991            1999     $    22,151   $       262     $         0   $      (262)    $         0
M & P                            1994            1999     $    18,111   $     3,810     $         0   $    (3,810)    $         0
M & P                            1994            1999     $    20,823   $       208     $       208   $        (0)    $        86
Computers                        1994            1999     $    16,107   $        24     $       487   $       463     $       202
Computers                        1994            1999     $    21,282   $        24     $     1,071   $     1,047     $       444
Restaurant                       1994            1999     $    17,531   $       182     $       183   $         1     $        76
Video Products                   1994            1999     $    59,696   $         0     $       500   $       500     $       207
Telecommunications               1994            1999     $    28,289   $         0     $     1,475   $     1,475     $       611
Fixture                          1994            1999     $    25,973   $         0     $         0   $        (0)    $         0
Fixture                          1994            1999     $    15,912   $       700     $       160   $      (540)    $        66
Mnfctrg                          1994            1999     $    13,786   $       142     $       781   $       639     $       324
Restaurant                       1994            1999     $   525,049   $    32,753     $    68,282   $    35,529     $    28,303
Computers                        1995            1999     $    19,978   $         0     $       935   $       935     $       387
Fixture                          1995            1999     $    19,087   $       598     $       842   $       244     $       349
M & P                            1995            1999     $    19,166   $     3,426     $     4,100   $       674     $     1,699
Computers                        1995            1999     $    36,088   $         0     $         0   $         0     $         0
Computers                        1995            1999     $   167,544   $         0     $     7,000   $     7,000     $     2,901
Computers                        1995            1999     $    37,362   $         0     $         0   $         0     $         0
M & P                            1995            1999     $    14,800   $         0     $         0   $         0     $         0
Restaurant                       1996            1999     $    13,455   $         0     $     2,150   $     2,305     $       891
Computers                        1996            1999     $    20,856   $         0     $         0   $        16     $         0
Retail                           1996            1999     $    12,334   $       360     $     1,147   $       787     $       476
Telecommunications               1996            1999     $    10,758   $         0     $         0   $        10     $         0
Printing                         1996            1999     $    14,228   $         0     $         0   $         1     $         0
Construction                     1996            1999     $    28,878   $         0     $         0   $         0     $         0
Computers                        1996            1999     $    40,010   $         0     $         0   $         2     $         0
M & P                            1997            1999     $    12,825   $         0     $         0   $         0     $         0

-----------

(1)      Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V
       Sales or Dispositions of equipment--Prior Public Programs--Series D
                                   (unaudited)

         The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the eight years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
Type of                        Year of         Year of     Acquisition    Net Book         Net            GAAP          Taxable
Equipment                    Acquisition     Disposition     Cost(1)      Value(2)     Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------     -----------     -------      --------     -----------    -----------     -----------
Medical                          1991            1992     $     48,364   $         0   $          0   $          0    $          0
Medical                          1992            1992     $    422,800   $   406,812   $    180,617   $   (226,195)   $    (21,855)
Manufacturing & Production       1992            1992     $    922,806   $         0   $          0   $          0    $          0
Telecommunications               1991            1992     $      2,965   $     3,153   $          0   $     (3,153)   $          0
Telecommunications               1992            1992     $      9,287   $     2,960   $     19,223   $     16,262    $      9,564
Video Production                 1992            1992     $     66,253   $         0   $          0   $          0    $          0

Medical                          1991            1993     $  1,473,719   $   767,962   $    767,962   $          0    $   (367,414)
Manufacturing & Production       1991            1993     $    729,750   $   554,748   $    690,006   $    135,258    $    230,288
Restaurant                       1991            1993     $     10,967   $     9,300   $     12,098   $      2,798    $      5,185
Computers                        1992            1993     $    804,823   $    52,481   $     51,141   $     (1,340)   $    (28,781)
Construction                     1992            1993     $      4,788   $     1,071   $      1,076   $          5    $     (2,902)
Copiers                          1992            1993     $      3,464   $     1,071   $      1,072   $          1    $     (1,699)
Furniture                        1992            1993     $     38,333   $       847   $      4,245   $      3,398    $    (26,422)
Manufacturing & Production       1992            1993     $  1,659,018   $   235,971   $    239,336   $      3,365    $   (108,394)
Material Handling                1992            1993     $      4,261   $     1,826   $      1,826   $          0    $     (1,617)
Medical                          1992            1993     $  1,053,825   $   421,329   $    499,671   $     78,342    $   (312,299)
Office Equipment                 1992            1993     $      7,692   $       968   $      2,919   $      1,951    $     (3,263)
Sanitation                       1992            1993     $      9,167   $     1,457   $      1,457   $          0    $     (6,364)
Telecommunications               1992            1993     $    210,033   $    97,163   $     97,355   $        192    $   (118,167)
Medical                          1993            1993     $    190,018   $    27,839   $     31,758   $      3,919    $    (15,146)

Computers                        1991            1994     $  5,918,285   $ 1,988,610   $  1,988,610   $          0    $    364,917
Medical                          1991            1994     $  4,337,672   $ 1,324,650   $  1,325,089   $        440    $    275,632
Manufacturing & Production       1991            1994     $    564,133   $   135,237   $    139,295   $      4,058    $     (4,466)
Mining                           1991            1994     $  6,882,703   $ 1,911,959   $  1,911,959   $          0    $   (335,688)
Telecommunications               1991            1994     $      4,457   $         0   $        207   $        207    $          0
Agriculture                      1992            1994     $     14,661   $       308   $        392   $         84    $     (5,218)
Automotive                       1992            1994     $      2,180   $       596   $        596   $          0    $       (752)
Computers                        1992            1994     $  1,742,271   $   515,871   $    517,638   $      1,767    $   (202,085)
Construction                     1992            1994     $      6,320   $     1,583   $      1,511   $        (72)   $       (575)
Copiers                          1992            1994     $     27,272   $     3,088   $      3,088   $          0    $     (6,206)
Environmental                    1992            1994     $     18,502   $     3,377   $      3,334   $        (43)   $     (8,169)
Fixtures                         1992            1994     $     30,123   $     4,000   $      4,966   $        966    $          0
Furniture                        1992            1994     $    128,339   $    33,457   $     34,909   $      1,452    $    (45,840)
Material Handling                1992            1994     $  1,292,595   $ 1,131,118   $  1,129,165   $     (1,953)   $     (7,118)
Manufacturing & Production       1992            1994     $    160,816   $    85,334   $     89,861   $      4,527    $    (30,668)
Office Equipment                 1992            1994     $     15,083   $     3,869   $      3,866   $         (3)   $     (5,979)
Photography                      1992            1994     $      3,696   $       747   $        747   $          0    $     (1,651)
Printing                         1992            1994     $     12,680   $       728   $        728   $          0    $     (2,409)
Restaurant                       1992            1994     $     85,349   $     4,717   $      3,740   $       (977)   $     (7,665)
Retail                           1992            1994     $     14,260   $     1,686   $      1,686   $          0    $     (3,106)
Sanitation                       1992            1994     $      2,333   $       707   $        707   $          0    $          0
Telecommunications               1992            1994     $     10,655   $     3,409   $      3,569   $        160    $     (3,119)
Transportation                   1992            1994     $      2,452   $       716   $        442   $       (274)   $     (1,046)
Video Production                 1992            1994     $      6,320   $     2,055   $      1,755   $       (301)   $     (2,283)
Medical                          1993            1994     $     99,286   $    21,595   $     21,772   $        178    $          0
Restaurant                       1994            1994     $    287,433   $   276,973   $    296,218   $     19,245    $          0

                                    TABLE V
Sales or Dispositions of equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Computers                        1991           1995      $     54,716   $     6,105   $      8,769   $      2,664    $     66,761
Fixtures                         1991           1995      $     20,592   $     6,858   $        466   $     (6,391)   $     (5,577)
Furniture                        1991           1995      $    671,313   $   182,750   $    320,524   $    137,774    $     (6,770)
Medical                          1991           1995      $  4,238,594   $   737,052   $    700,553   $     17,535    $    (71,628)
Manufacturing & Production       1991           1995      $     27,177   $     1,358   $          0   $     (1,358)   $     (1,358)
Retail                           1991           1995      $    130,096   $    31,986   $     65,301   $     33,315    $     (1,749)
Sanitation                       1991           1995      $     74,519   $     8,525   $     40,968   $     32,443    $     (3,429)
Agriculture                      1992           1995      $     61,210   $    12,058   $     12,959   $      1,475    $    (15,540)
Audio                            1992           1995      $     15,467   $     2,721   $          0   $     (1,964)   $     (1,964)
Automotive                       1992           1995      $     21,561   $    11,527   $         (0)  $     (1,840)   $     (1,840)
Computers                        1992           1995      $    212,151   $    24,123   $     20,948   $     (2,754)   $    (21,058)
Construction                     1992           1995      $     39,933   $     7,207   $      6,398   $          0    $         38
Furniture                        1992           1995      $     12,485   $     1,209   $          0   $     (1,209)   $     (1,209)
Material Handling                1992           1995      $  2,697,355   $ 3,586,072   $  3,969,642   $  1,139,585    $   (724,447)
Medical                          1992           1995      $  3,348,398   $   714,943   $    494,343   $   (220,601)   $ (1,322,760)
Manufacturing & Production       1992           1995      $  1,101,940   $   268,754   $    269,476   $      4,782    $    (67,950)
Office Equipment                 1992           1995      $      2,469   $         0   $        198   $        198    $          0
Restaurant                       1992           1995      $     21,586   $     3,710   $      3,732   $         22    $          0
Retail                           1992           1995      $    160,369   $    29,643   $     26,957   $      1,227    $       (751)
Sanitation                       1992           1995      $      6,460   $     1,545   $      1,497   $        (48)   $          0
Telecommunications               1992           1995      $    224,337   $    37,338   $     70,923   $     33,585    $       (718)
Video Production                 1992           1995      $     95,387   $    25,897   $     30,829   $      5,442    $       (428)
Medical                          1993           1995      $    426,311   $         0   $          0   $          0    $          0
Material Handling                1993           1995      $     26,836   $    19,079   $          0   $    (19,079)   $    (19,078)
Agriculture                      1994           1995      $     16,304   $     9,913   $     10,262   $        348    $          0
Computers                        1994           1995      $     16,175   $    15,485   $          0   $    (15,485)   $    (15,485)
Medical                          1994           1995      $     30,222   $     5,772   $      8,996   $      3,225    $          0
Manufacturing & Production       1994           1995      $     17,817   $    14,606   $     15,678   $      1,072    $          0
Restaurant                       1994           1995      $    312,000   $   247,116   $    271,401   $     24,285    $          0
Medical                          1995           1995      $     10,146   $     1,999   $      2,000   $          1    $          0

Computers                        1991           1996      $     16,882   $        (2)  $        105   $        107    $          0
Fixtures                         1991           1996      $     25,308   $     1,210   $      3,244   $      2,034    $      4,404
Printing                         1991           1996      $     20,891   $       (95)  $        556   $        650    $      1,280
Audio                            1992           1996      $     16,137   $     1,887   $      1,905   $         18    $     (1,367)
Automotive                       1992           1996      $     33,805   $     5,441   $      2,000   $     (3,441)   $       (722)
Computers                        1992           1996      $    280,451   $    31,923   $     10,348   $    (21,575)   $    (20,806)
Construction                     1992           1996      $     50,624   $     5,797   $      6,467   $        670    $     (1,915)
Copiers                          1992           1996      $     11,160   $     1,449   $          0   $     (1,449)   $       (845)
Environmental                    1992           1996      $      6,810   $       936   $          0   $       (936)   $          0
Fixtures                         1992           1996      $     99,216   $    11,745   $     20,000   $      8,255    $     (1,825)
Furniture                        1992           1996      $     20,459   $     3,706   $          0   $     (3,706)   $        (70)
Material Handling                1992           1996      $ 20,615,957   $10,585,846   $ 12,476,033   $  1,891,187    $    303,725
Medical                          1992           1996      $  2,462,850   $   252,786   $    243,792   $     (8,994)   $   (167,648)
Manufacturing & Production       1992           1996      $  1,414,399   $   117,455   $     59,071   $    (58,384)   $    (74,762)
Office Equipment                 1992           1996      $     60,154   $     9,886   $      9,300   $       (586)   $       (531)
Photography                      1992           1996      $      7,252   $     1,286   $          0   $     (1,286)   $          0
Printing                         1992           1996      $     16,757   $     2,390   $          0   $     (2,390)   $     (2,390)
Restaurant                       1992           1996      $    108,729   $    13,773   $      6,318   $     (7,455)   $     (3,765)
Retail                           1992           1996      $     14,165   $       609   $        768   $        159    $          0
Sanitation                       1992           1996      $     44,503   $     6,313   $      4,821   $     (1,491)   $     (5,206)
Telecommunications               1992           1996      $    427,770   $    44,812   $    157,751   $    112,939    $     72,457
Video Production                 1992           1996      $     21,426   $     3,259   $      2,455   $       (804)   $          0

                                    TABLE V
Sales or Dispositions of equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Medical                          1993           1996      $   133,170    $     4,221   $    61,949    $     57,728    $      6,191
Manufacturing & Production       1993           1996      $    36,441    $      (484)  $         0    $        484    $          0
Office Equipment                 1993           1996      $    24,195    $        (4)  $         0    $          4    $          0
Telecommunications               1993           1996      $    24,949    $        (4)  $       881    $        885    $          0
Computers                        1994           1996      $   252,860    $     4,417   $    58,071    $     53,654    $     14,037
Fixtures                         1994           1996      $    12,057    $         0   $       781    $        781    $     (6,175)
Furniture                        1994           1996      $    27,035    $    23,539   $    26,106    $      2,567    $      5,735
Restaurant                       1994           1996      $    16,307    $    13,051   $     4,750    $     (8,301)   $     (8,301)
Telecommunications               1994           1996      $    15,157    $    10,262   $    11,572    $      1,310    $     (7,857)
Computers                        1995           1996      $     6,916    $       201   $       750    $        549    $     (4,753)
Fixtures                         1995           1996      $    15,241    $     9,204   $     9,796    $        593    $          0
Medical                          1995           1996      $     6,162    $     1,353   $        19    $          0    $          0
Manufacturing & Production       1995           1996      $    26,538    $    25,942   $         0    $    (25,942)   $    (25,942)
Restaurant                       1995           1996      $   508,782    $   434,244   $   487,909    $     53,665    $          0
Manufacturing & Production       1996           1996      $    51,625    $    44,861   $    48,959    $      4,098    $          0

Medical                          1991           1997      $ 1,149,504    $   276,606   $    96,118    $          0    $    188,884
Automotive                       1992           1997      $    24,515    $     4,367   $     3,040    $     (1,328)   $      1,981
Computers                        1992           1997      $   347,614    $    11,917   $    19,814    $      7,898    $     36,824
Copiers                          1992           1997      $     9,748    $       976   $       976    $          0    $        850
Fixture                          1992           1997      $   104,162    $         0   $         0    $          0    $          0
Furniture                        1992           1997      $    32,575    $     5,708   $     2,170    $     (3,538)   $      1,208
Manufacturing & Production       1992           1997      $   141,478    $    11,341   $     7,043    $     (4,298)   $      6,046
Medical                          1992           1997      $   954,760    $   103,649   $   109,333    $      6,185    $     84,846
Printing                         1992           1997      $    85,513    $     7,321   $     5,849    $     (1,472)   $      5,523
Retail                           1992           1997      $   362,443    $    60,710   $    84,800    $     24,090    $     79,536
Sanitation                       1992           1997      $    32,997    $     3,983   $         0    $     (3,983)   $         (0)
Telecommunications               1992           1997      $    18,803    $     2,524   $         0    $     (2,524)   $          0
Video Production                 1992           1997      $    20,356    $     3,472   $     3,494    $         22    $      2,691
Computers                        1993           1997      $    39,800    $     7,443   $     7,997    $        554    $          0
Fixture                          1993           1997      $    79,718    $     3,455   $     3,455    $          0    $    (12,386)
Furniture                        1993           1997      $    23,436    $         0   $     1,307    $      1,307    $          0
Manufacturing & Production       1993           1997      $    77,698    $       421   $     9,876    $      9,455    $      1,527
Restaurant                       1993           1997      $    17,005    $        (3)  $         0    $          3    $          0
Retail                           1993           1997      $    42,786    $     5,800   $        32    $     (5,769)   $          0
Telecommunications               1993           1997      $    76,929    $     2,509   $     2,622    $        113    $          0
Video Production                 1993           1997      $   233,785    $    52,954   $    32,076    $    (20,879)   $          0
Computers                        1994           1997      $   125,746    $     3,499   $     8,344    $      4,845    $    (14,285)
Fixture                          1994           1997      $    90,785    $     6,445   $     9,149    $      2,704    $    (33,609)
Manufacturing & Production       1994           1997      $    13,760    $       962   $     1,381    $        419    $     (3,712)
Restaurant                       1994           1997      $    51,400    $       488   $     2,198    $      1,710    $    (18,580)
Retail                           1994           1997      $ 1,501,983    $   319,666   $   256,568    $          2    $   (295,191)
Telecommunications               1994           1997      $    56,505    $       546   $     1,770    $      1,224    $     (8,729)
Computers                        1995           1997      $ 1,754,928    $   299,886   $   568,598    $      1,619    $    983,173
Manufacturing & Production       1995           1997      $ 1,732,267    $         0   $   570,337    $    235,733    $   (603,350)
Medical                          1995           1997      $    88,444    $       784   $     4,806    $      4,022    $          0
Printing                         1995           1997      $   549,350    $    58,767   $   451,179    $          0    $    597,439
Retail                           1995           1997      $    20,061    $    11,468   $    11,761    $        292    $          0
Computers                        1996           1997      $    36,872    $    34,667   $       400    $    (34,267)   $          0
Fixture                          1996           1997      $    51,207    $    40,982   $         0    $    (32,982)   $          0
Manufacturing & Production       1996           1997      $    14,123    $    12,443   $     1,500    $    (10,943)   $          0
Printing                         1996           1997      $     3,795    $         0   $         0    $          0    $          0
Computers                        1997           1997      $    20,254    $    17,290   $         0    $    (17,290)   $          0

                                    TABLE V
Sales or Dispositions of equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Restaurant                       1997           1997      $    53,637    $   55,316    $    64,495    $      9,179    $          0
Computers                        1991           1998      $    27,771    $    1,876    $         0    $     (1,876)   $          0
Computers                        1992           1998      $    23,813    $    3,045    $         0    $     (3,045)   $      2,289
Manufacturing & Production       1992           1998      $ 2,008,734    $  531,576    $   129,842    $   (401,734)   $    527,709
Medical                          1992           1998      $   168,385    $   17,866    $    18,654    $        788    $     29,525
Computers                        1993           1998      $    26,738    $        0    $         0    $          0    $          0
Manufacturing & Production       1993           1998      $   128,488    $    5,953    $       499    $     (5,454)   $          0
Office Equipment                 1993           1998      $    17,197    $        0    $         0    $          0    $          0
Retail                           1993           1998      $    14,272    $    1,396    $         0    $     (1,396)   $          0
Computers                        1994           1998      $    72,515    $   19,396    $       817    $    (18,578)   $     (3,808)
Fixtures                         1994           1998      $    39,714    $    6,382    $     7,542    $      1,160    $     (4,350)
Manufacturing & Production       1994           1998      $    34,966    $      230    $         0    $       (230)   $     (6,866)
Medical                          1994           1998      $    47,024    $      249    $       968    $        719    $     (8,582)
Restaurant                       1994           1998      $   379,600    $   27,557    $    27,437    $       (120)   $          0
Retail                           1994           1998      $   281,194    $   58,107    $    39,134    $    (18,973)   $    (14,891)
Telecommunications               1994           1998      $    20,637    $    1,280    $     2,088    $        808    $          0
Computers                        1995           1998      $ 2,164,520    $  375,864    $   344,018    $    (31,846)   $   (361,280)
Manufacturing & Production       1995           1998      $    24,669    $        0    $         0    $          0    $          0
Printing                         1995           1998      $     1,491    $       95    $       573    $        478    $        (24)
Restaurant                       1995           1998      $   356,338    $  249,255    $     8,877    $   (240,378)   $          0
Telecommunications               1995           1998      $    17,306    $    1,015    $     2,260    $      1,244    $     (4,677)
Video Production                 1995           1998      $    21,548    $        0    $         0    $          0    $          0
Computers                        1996           1998      $   332,919    $    3,286    $    30,165    $     26,879    $   (108,434)
Furniture                        1996           1998      $     7,100    $      305    $     1,000    $        695    $     (3,135)
Manufacturing & Production       1996           1998      $   786,344    $   45,860    $   205,208    $    159,348    $   (240,751)
Office Equipment                 1996           1998      $    32,350    $    1,990    $    11,837    $      9,847    $     (6,957)
Computers                        1997           1998      $    34,562    $   32,385    $         0    $    (32,385)   $          0
Fixtures                         1997           1998      $    12,088    $    8,697    $         0    $     (8,697)   $          0
Manufacturing & Production       1997           1998      $    62,069    $   41,960    $    51,209    $      9,249    $          0
Medical                          1997           1998      $     6,606    $    2,481    $     2,545    $         63    $     (4,132)
Restaurant                       1998           1998      $   274,771    $  263,404    $         0    $   (263,404)   $          0

Computers                        1994           1999      $   136,015    $      674    $     6,876    $      6,202    $       (746)
Computers                        1994           1999      $   484,152    $   49,621    $    77,274    $     27,653    $     (8,379)
Manufacturing & Production       1994           1999      $    12,534    $        0    $       908    $        908    $        (98)
Manufacturing & Production       1994           1999      $    25,719    $    7,292    $     7,701    $        409    $       (835)
Telecommunications               1994           1999      $    12,190    $        0    $         0    $          0    $          0
Computers                        1996           1999      $ 3,812,276    $  579,496    $   837,009    $    257,513    $    (90,758)
Manufacturing & Production       1996           1999      $     8,961    $      490    $     1,550    $      1,060    $       (168)
Medical                          1997           1999      $    17,800    $        0    $         0    $          0    $          0
Telecommunications               1997           1999      $   263,816    $  187,162    $         0    $   (187,162)   $          0
Video Production                 1997           1999      $    20,226    $    7,940    $     6,640    $     (1,300)   $       (720)
Medical                          1992           1999      $     5,233    $    1,102    $       551    $       (551)   $        (60)
M & P                            1992           1999      $ 1,341,720    $  818,979    $   818,979    $          0    $    (88,803)
Computers                        1993           1999      $    95,784    $   12,594    $    12,500    $        (94)   $     (1,355)
Retail                           1994           1999      $     2,899    $    1,335    $       355    $       (980)   $        (38)
Restaurant                       1994           1999      $    12,592    $        0    $       124    $        124    $        (13)
Restaurant                       1994           1999      $    26,211    $        0    $       195    $        195    $        (21)
Restaurant                       1994           1999      $    11,043    $     (739)   $         0    $        739    $          0
Computers                        1994           1999      $    10,966    $      149    $        54    $        (94)   $         (6)
Fixtures                         1994           1999      $    27,203    $    2,693    $     5,527    $      2,834    $       (599)
M & P                            1994           1999      $    15,526    $        0    $         0    $          0    $          0
Computers                        1994           1999      $   345,122    $  (23,209)   $     5,916    $     29,125    $       (641)

                                    TABLE V
Sales or Dispositions of equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Computers                        1994           1999      $   121,522    $    (7,903)  $     2,084    $     9,987     $       (226)
Furniture                        1994           1999      $   192,549    $    22,516   $    19,963    $    (2,553)    $     (2,165)
Furniture                        1994           1999      $   285,432    $    44,461   $    47,079    $     2,618     $     (5,105)
Computers                        1994           1999      $    13,011    $        (4)  $        51    $        55     $         (6)
Furniture                        1994           1999      $    41,055    $     2,886   $     3,518    $       632     $       (381)
Computers                        1994           1999      $    98,851    $     2,552   $         0    $    (2,552)    $          0
Computers                        1994           1999      $    12,588    $     2,732   $         0    $    (2,732)    $          0
Computers                        1994           1999      $    10,114    $         0   $       268    $       268     $        (29)
Telecommunications               1994           1999      $    15,316    $      (668)  $        17    $       685     $         (2)
Telecommunications               1994           1999      $    13,186    $        (2)  $         0    $         2     $          0
Telecommunications               1994           1999      $    12,405    $        (1)  $       301    $       302     $        (33)
M & P                            1994           1999      $    26,735    $       559   $     1,268    $       709     $       (137)
Manufacturing & Production       1994           1999      $    22,535    $         0   $        12    $        12     $         (1)
Computers                        1995           1999      $    26,257    $        (0)  $         0    $         0     $          0
M & P                            1995           1999      $    24,145    $     5,627   $         0    $    (5,627)    $          0
Computers                        1995           1999      $    32,228    $     7,850   $         0    $    (7,850)    $          0
Computers                        1995           1999      $    12,729    $       269   $       305    $        35     $        (33)
Computers                        1995           1999      $    12,729    $       269   $       293    $        23     $        (32)
Computers                        1995           1999      $    37,862    $       986   $         0    $      (986)    $          0
Agriculture                      1995           1999      $    19,492    $         0   $       464    $       471     $        (50)
Manufacturing & Production       1995           1999      $    33,425    $     1,544   $     1,775    $       231     $       (192)
Restaurant                       1995           1999      $   225,088    $    39,338   $    42,474    $     3,136     $     (4,605)
Restaurant                       1995           1999      $    53,838    $     8,206   $    10,000    $     1,794     $     (1,084)
Computers                        1995           1999      $     8,879    $     4,011   $     4,011    $         0     $       (435)
Computers                        1995           1999      $     4,433    $     3,909   $     3,909    $         0     $       (424)
Computers                        1995           1999      $     7,313    $       988   $       988    $         0     $       (107)
Computers                        1995           1999      $    51,748    $     4,285   $     4,285    $         0     $       (465)
Computers                        1995           1999      $    37,957    $     8,603   $     8,603    $         0     $       (933)
Computers                        1995           1999      $    99,621    $    12,587   $   141,303    $   128,716     $    (15,322)
Computers                        1995           1999      $     2,766    $     1,984   $     1,984    $         0     $       (215)
Computers                        1995           1999      $     2,572    $       325   $     3,315    $     2,990     $       (359)
Computers                        1995           1999      $    14,972    $     4,187   $     4,187    $         0     $       (454)
Computers                        1995           1999      $    80,255    $    10,603   $    10,603    $         0     $     (1,150)
Computers                        1995           1999      $     6,018    $     1,368   $     1,368    $         0     $       (148)
Computers                        1995           1999      $     1,044    $        35   $        35    $         0     $         (4)
Computers                        1995           1999      $    28,593    $     7,644   $     7,644    $         0     $       (829)
Computers                        1995           1999      $    35,996    $     4,891   $     4,891    $         0     $       (530)
Computers                        1995           1999      $    54,948    $    16,725   $    16,725    $         0     $     (1,814)
Computers                        1995           1999      $     4,607    $       600   $       600    $         0     $        (65)
Computers                        1995           1999      $       873    $       304   $       304    $         0     $        (33)
Computers                        1995           1999      $     9,886    $     1,159   $     1,159    $         0     $       (126)
Computers                        1995           1999      $     3,859    $     1,438   $     1,438    $         0     $       (156)
Computers                        1995           1999      $   162,298    $   106,709   $   106,709    $         0     $    (11,571)
Computers                        1995           1999      $    10,096    $       749   $       749    $         0     $        (81)
Computers                        1995           1999      $    23,597    $     2,613   $     2,613    $         0     $       (283)
Computers                        1995           1999      $   104,315    $    15,579   $    77,013    $    61,434     $     (8,351)
Computers                        1995           1999      $    26,421    $    29,728   $    29,967    $       238     $     (3,249)
Manufacturing & Production       1995           1999      $    28,593    $    23,191   $    23,191    $         0     $     (2,515)
Furniture                        1995           1999      $    35,524    $         0   $       984    $       984     $       (107)
Computers                        1995           1999      $        73    $         9   $         9    $         0     $         (1)
M & P                            1995           1999      $ 2,547,035    $ 2,000,000   $ 2,000,000    $         0     $   (216,863)
Computers                        1996           1999      $     2,092    $       269   $       269    $         0     $        (29)

                                    TABLE V
Sales or Dispositions of equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Computers                        1996           1999      $       185    $       24    $        24    $          0    $         (3)
Computers                        1996           1999      $    28,927    $    4,903    $     4,903    $          0    $       (532)
M & P                            1996           1999      $    17,944    $    6,464    $     6,464    $          0    $       (701)
M & P                            1996           1999      $     5,334    $    1,885    $     1,885    $          0    $       (204)
M & P                            1996           1999      $    35,132    $   10,123    $    10,123    $          0    $     (1,098)
M & P                            1996           1999      $     1,820    $      223    $       223    $          0    $        (24)
Manufacturing & Production       1996           1999      $    12,132    $      758    $     1,500    $        742    $       (163)
Telecommunications               1996           1999      $     1,458    $      178    $       178    $          0    $        (19)
Telecommunications               1996           1999      $    32,016    $   13,128    $    13,128    $          0    $     (1,423)
Telecommunications               1997           1999      $    53,548    $      100    $       100    $          0    $        (11)
Computers                        1997           1999      $    45,888    $        0    $         0    $          0    $          0
M & P                            1997           1999      $ 1,074,631    $        0    $    15,955    $     15,955    $     (1,730)
Manufacturing & Production       1997           1999      $    51,296    $    1,715    $     2,028    $        314    $       (220)
M & P                            1997           1999      $    40,986    $    1,667    $     2,000    $        333    $       (217)
Aircraft                         1997           1999      $ 3,417,411    $        0    $         0    $          0    $          0
Aircraft                         1997           1999      $ 3,401,839    $  175,290    $   183,025    $      7,735    $    (19,846)
Manufacturing & Production       1995           1999      $    34,893    $    5,775    $     5,775    $          0    $       (626)
Furniture                        1997           1999      $    58,248    $   38,793    $         0    $          0    $          0
Medical                          1997           1999      $    11,145    $    9,875    $         0    $          0    $          0
Manufacturing & Production       1994           1999      $    14,501    $      145    $        32    $       (113)   $         (3)
Manufacturing & Production       1994           1999      $    20,524    $        0    $         0    $         (0)   $          0
Printing                         1994           1999      $    19,964    $      641    $       496    $       (145)   $        (54)

-----------

(1)      Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)      Federal Taxable Gain (Loss) information not yet available for 1999.

                                     TABLE V
       Sales or Dispositions of equipment--Prior Public Programs--Series E
                                   (unaudited)

         The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the seven years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Automotive                       1992           1993      $    78,708    $    20,578   $    21,261    $       683     $    (1,297)
Computers                        1992           1993      $   215,949    $   106,608   $   109,268    $     2,660     $     2,490
Construction                     1992           1993      $    19,166    $    19,167   $    19,758    $       591     $     2,748
Copiers                          1992           1993      $    20,119    $    15,801   $    16,186    $       385     $     2,162
Fixture                          1992           1993      $    34,015    $     9,860   $    11,228    $     1,368     $    (3,366)
Furniture                        1992           1993      $    35,126    $    19,425   $    19,425    $         0     $         0
Material Handling                1992           1993      $    10,885    $     6,689   $     6,261    $      (428)    $    (3,371)
Medical                          1992           1993      $    64,989    $     4,223   $     7,894    $     3,671     $   (22,951)
Manufacturing & Production       1992           1993      $   214,901    $   175,434   $   180,435    $     5,001     $     7,349
Office Equipment                 1992           1993      $    56,763    $    43,220   $    45,905    $     2,685     $     2,491
Photography                      1992           1993      $    26,342    $    21,122   $    21,730    $       608     $    (2,163)
Printing                         1992           1993      $     5,275    $     3,153   $     3,153    $         0     $    (1,923)
Restaurant                       1992           1993      $   409,680    $   272,826   $   287,325    $    14,499     $    12,819
Sanitation                       1992           1993      $    16,288    $    15,857   $    16,556    $       699     $     2,098
Telecommunications               1992           1993      $    61,395    $    61,417   $    62,977    $     1,560     $     8,481
Video Production                 1992           1993      $    17,990    $    14,524   $    15,710    $     1,186     $     1,867
Miscellaneous                    1993           1993      $   120,994    $    77,602   $    83,587    $     5,985     $         0
Agriculture                      1993           1993      $   116,298    $    66,730   $    83,866    $    17,136     $   (13,187)
Automotive                       1993           1993      $   271,300    $   116,885   $   117,399    $       514     $         0
Computers                        1993           1993      $   195,697    $    48,654   $    56,378    $     7,724     $         0
Construction                     1993           1993      $    38,791    $    21,486   $    25,834    $     4,348     $    (5,210)
Copiers                          1993           1993      $    80,019    $     9,877   $    13,724    $     3,847     $         0
Environmental                    1993           1993      $    14,991    $         0   $         0    $         0     $         0
Fixture                          1993           1993      $   111,120    $    93,400   $   109,342    $    15,942     $         0
Furniture                        1993           1993      $    25,242    $    19,885   $    18,203    $    (1,682)    $         0
Material Handling                1993           1993      $   176,632    $   155,737   $   183,099    $    27,362     $    (1,077)
Medical                          1993           1993      $    71,355    $    57,939   $    61,890    $     3,951     $     3,111
Manufacturing & Production       1993           1993      $    26,412    $    13,095   $    15,580    $     2,485     $         0
Office Equipment                 1993           1993      $    14,703    $     6,487   $     7,422    $       935     $         0
Printing                         1993           1993      $    60,010    $    12,274   $    14,636    $     2,362     $     1,433
Restaurant                       1993           1993      $    63,908    $    27,607   $    31,424    $     3,817     $         0
Retail                           1993           1993      $     6,477    $         1   $         0    $        (1)    $         0
Sanitation                       1993           1993      $     2,107    $        82   $        88    $         6     $    (1,893)
Telecommunications               1993           1993      $ 6,178,527    $ 5,799,650   $ 7,119,747    $ 1,320,097     $ 1,417,499
Transportation                   1993           1993      $   324,407    $   260,480   $   292,416    $    31,936     $    34,565
Video Production                 1993           1993      $    20,683    $    20,683   $    25,715    $     5,032     $         0
Agriculture                      1992           1994      $    49,841    $    10,474   $    10,474    $         0     $    (6,108)
Audio                            1992           1994      $    32,788    $     7,383   $     7,782    $       399     $         0
Automotive                       1992           1994      $   126,970    $    11,657   $    12,272    $       615     $         0
Computers                        1992           1994      $   198,376    $     8,722   $     8,549    $      (172)    $   (14,333)
Construction                     1992           1994      $    54,843    $    17,730   $    17,730    $         0     $    (4,433)
Copiers                          1992           1994      $    15,376    $     1,775   $     1,775    $         0     $    (1,079)
Environmental                    1992           1994      $    31,995    $         0   $         0    $         0     $         0
Fixture                          1992           1994      $    20,674    $       164   $     1,064    $       900     $    (9,736)
Furniture                        1992           1994      $    61,625    $     5,370   $     5,636    $       266     $         0
Manufacturing & Production       1992           1994      $   101,122    $    13,969   $    14,432    $       463     $   (21,582)
Material Handling                1992           1994      $ 2,734,334    $ 2,174,030   $ 2,212,133    $    38,103     $         0
Medical                          1992           1994      $   314,509    $    34,726   $    59,635    $    24,909     $  (113,150)

                                     TABLE V
       Sales or Dispositions of equipment--Prior Public Programs--Series E
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Office Equipment                 1992           1994      $     2,540    $       118   $       118    $         0     $         0
Photography                      1992           1994      $    47,692    $     6,973   $     6,973    $         0     $   (16,375)
Printing                         1992           1994      $    48,147    $    36,679   $    36,679    $         0     $    16,360
Restaurant                       1992           1994      $   474,258    $    92,399   $    94,557    $     2,158     $   (10,127)
Retail                           1992           1994      $     8,087    $       878   $       274    $      (604)    $    (2,014)
Sanitation                       1992           1994      $   103,149    $    38,401   $    39,685    $     1,284     $      (358)
Telecommunications               1992           1994      $    66,815    $    26,524   $    27,991    $     1,468     $    (1,110)
Video Production                 1992           1994      $    12,663    $     1,074   $     1,074    $         0     $      (663)
Agriculture                      1993           1994      $    43,840    $    19,762   $    20,825    $     1,063     $         0
Automotive                       1993           1994      $   786,378    $   155,107   $   163,558    $     8,450     $      (634)
Computers                        1993           1994      $   771,516    $   130,886   $   181,111    $    50,226     $    (3,077)
Construction                     1993           1994      $   274,175    $    30,496   $    38,465    $     7,969     $   (55,502)
Copiers                          1993           1994      $    82,454    $    24,366   $    26,172    $     1,806     $         0
Fixture                          1993           1994      $    77,419    $       302   $       303    $         1     $         0
Furniture                        1993           1994      $   280,317    $    46,066   $    50,280    $     4,214     $         0
Material Handling                1993           1994      $   192,609    $    37,782   $    45,441    $     7,659     $   (11,521)
Medical                          1993           1994      $    77,005    $    27,502   $    29,111    $     1,609     $         0
Manufacturing & Production       1993           1994      $   173,000    $    18,644   $    22,629    $     3,986     $    (2,632)
Miscellaneous                    1993           1994      $    10,796    $     2,469   $     2,469    $         0     $         0
Office Equipment                 1993           1994      $    43,986    $     4,723   $     5,910    $     1,187     $      (975)
Photography                      1993           1994      $     4,929    $       292   $       293    $         1     $         0
Printing                         1993           1994      $    77,122    $     8,529   $     8,530    $         1     $   (10,269)
Restaurant                       1993           1994      $   626,431    $   287,444   $   335,720    $    48,276     $      (340)
Retail                           1993           1994      $   103,594    $     3,848   $     4,856    $     1,008     $      (412)
Telecommunications               1993           1994      $ 3,820,321    $   919,560   $ 1,253,601    $   334,040     $  (102,561)
Transportation                   1993           1994      $   287,586    $    42,283   $    51,224    $     8,941     $         0
Computers                        1994           1994      $   534,310    $    (4,957)  $         0    $     4,957     $         0
Telecommunications               1994           1994      $     1,787    $        74   $        95    $        22     $         0

Audio                            1992           1995      $    67,722    $     9,191   $     8,143    $    (1,048)    $    (8,721)
Automotive                       1992           1995      $   245,537    $    55,390   $    30,876    $   (24,514)    $   (62,029)
Computers                        1992           1995      $   670,255    $   143,868   $    69,402    $   (74,466)    $  (139,420)
Construction                     1992           1995      $    91,856    $    12,337   $    11,839    $      (498)    $   (12,399)
Copiers                          1992           1995      $    68,193    $    17,372   $     8,598    $    (8,775)    $   (14,211)
Fixtures                         1992           1995      $   191,523    $    41,188   $    15,314    $   (25,874)    $   (49,304)
Furniture                        1992           1995      $   321,142    $    35,203   $    22,974    $   (12,230)    $   (28,301)
Material Handling                1992           1995      $    34,982    $    10,003   $    10,666    $       662     $    (1,678)
Medical                          1992           1995      $    89,384    $     3,814   $     4,681    $       867     $   (11,772)
Manufacturing & Production       1992           1995      $   315,323    $    29,833   $    26,162    $    (3,671)    $   (53,473)
Office Equipment                 1992           1995      $    33,105    $    17,344   $    13,159    $    (4,185)    $    (4,487)
Photography                      1992           1995      $    84,703    $    13,769   $    11,838    $    (1,931)    $   (17,573)
Printing                         1992           1995      $    73,624    $    14,780   $    12,386    $    (2,394)    $   (19,388)
Restaurant                       1992           1995      $   712,329    $    90,616   $    75,578    $   (15,038)    $  (124,260)
Retail                           1992           1995      $    32,891    $    10,703   $     8,863    $    (1,840)    $    (2,270)
Sanitation                       1992           1995      $    38,998    $       767   $       174    $      (594)    $    (5,619)
Telecommunications               1992           1995      $    79,770    $    15,518   $    12,517    $    (3,001)    $   (14,459)
Video Production                 1992           1995      $    49,130    $     2,010   $     3,312    $     1,302     $    (6,072)
Agriculture                      1993           1995      $    30,211    $         1   $         0    $        (1)    $         0
Automotive                       1993           1995      $ 4,282,836    $   349,513   $   264,887    $   (84,626)    $  (136,043)
Computers                        1993           1995      $ 2,229,596    $   188,186   $   300,197    $   112,011     $  (168,156)
Construction                     1993           1995      $   156,808    $    13,060   $    13,838    $       778     $    (4,890)
Copiers                          1993           1995      $   182,402    $    34,023   $    41,091    $     7,068     $   (10,107)
Environmental                    1993           1995      $    72,193    $     5,272   $    10,169    $     4,897     $    (6,179)

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Fixtures                         1993           1995      $    46,183    $     4,458   $    11,658    $     7,200     $         0
Furniture                        1993           1995      $   188,312    $    22,536   $    30,392    $     7,856     $    (2,545)
Material Handling                1993           1995      $   215,464    $    49,495   $    47,550    $    (1,945)    $    (8,613)
Medical                          1993           1995      $   321,168    $    95,551   $    62,632    $   (32,918)    $   (11,098)
Manufacturing & Production       1993           1995      $   214,562    $    27,462   $    18,400    $    (9,062)    $   (10,793)
Office Equipment                 1993           1995      $   139,093    $     6,376   $     8,860    $     2,485     $      (240)
Printing                         1993           1995      $    86,115    $     4,822   $     7,457    $     2,635     $   (13,293)
Restaurant                       1993           1995      $   409,084    $    48,198   $    13,030    $   (35,168)    $   (34,988)
Retail                           1993           1995      $ 1,611,420    $ 1,042,917   $ 1,159,756    $   116,839     $   229,970
Telecommunications               1993           1995      $ 4,286,056    $   743,382   $   725,892    $   (17,490)    $  (498,634)
Transportation                   1993           1995      $   492,417    $   107,360   $    20,019    $   (87,341)    $   (41,603)
Video Production                 1993           1995      $    44,694    $       834   $     2,186    $     1,353     $       (38)
Computers                        1994           1995      $    87,124    $     6,538   $     6,681    $       143     $   (23,642)
Manufacturing & Production       1994           1995      $ 4,274,389    $ 3,282,651   $ 3,920,390    $   637,739     $   197,449
Restaurant                       1994           1995      $   328,731    $   249,347   $   279,689    $    30,342     $   (13,335)
Telecommunications               1994           1995      $   216,656    $    23,994   $   131,743    $   107,749     $   (34,910)
Computers                        1995           1995      $    36,958    $    33,442   $    33,448    $         6     $         0
Copiers                          1995           1995      $     7,609    $     6,148   $     6,493    $       346     $         0
Medical                          1995           1995      $     2,583    $     1,128   $     2,188    $     1,059     $         0
Manufacturing & Production       1995           1995      $     6,457    $     2,849   $     2,850    $         1     $         0

Agriculture                      1992           1996      $    31,460    $         0   $         0    $         0     $      (682)
Audio                            1992           1996      $    92,826    $    (2,059)  $     3,806    $     5,865     $     3,870
Automotive                       1992           1996      $   287,713    $     6,658   $    17,197    $    10,540     $    (3,064)
Boats and Barges                 1992           1996      $11,212,811    $ 5,847,446   $ 6,484,930    $   997,484     $ 1,494,529
Computers                        1992           1996      $   898,409    $    25,742   $    43,694    $    17,952     $   (13,007)
Construction                     1992           1996      $   123,305    $    14,286   $     8,278    $    (6,008)    $   (16,199)
Copiers                          1992           1996      $    68,955    $    (1,779)  $     1,015    $     2,794     $    (1,081)
Environmental                    1992           1996      $    40,826    $     3,783   $         0    $    (3,783)    $    (4,085)
Fixtures                         1992           1996      $   111,866    $     6,089   $     3,401    $    (2,688)    $    (6,541)
Furniture                        1992           1996      $   146,474    $     3,363   $     5,462    $     2,100     $    (2,755)
Material Handling                1992           1996      $    21,393    $     8,813   $     2,100    $    (6,713)    $    (2,452)
Medical                          1992           1996      $   146,946    $    11,947   $     9,110    $    (2,837)    $    (6,459)
Manufacturing & Production       1992           1996      $   667,197    $    65,774   $    45,284    $   (20,490)    $   (46,664)
Mining                           1992           1996      $   578,501    $   170,022   $   185,000    $    14,978     $    60,364
Office Equipment                 1992           1996      $    16,072    $       569   $       689    $       120     $      (602)
Photography                      1992           1996      $   141,810    $    15,166   $     6,252    $    (8,914)    $   (14,371)
Printing                         1992           1996      $   145,378    $    11,275   $    15,431    $     4,156     $     6,849
Restaurant                       1992           1996      $   884,581    $    44,176   $    26,729    $   (17,446)    $   (44,464)
Retail                           1992           1996      $    96,493    $     3,602   $     6,900    $     3,298     $    (1,170)
Sanitation                       1992           1996      $    98,510    $     3,375   $       493    $    (2,882)    $    (2,914)
Telecommunications               1992           1996      $   761,258    $    59,641   $    98,290    $    38,650     $    47,869
Video Production                 1992           1996      $   121,200    $     6,149   $     7,489    $     1,339     $    (3,760)
Agriculture                      1993           1996      $    21,432    $         0   $        70    $        70     $         0
Automotive                       1993           1996      $ 4,857,549    $   272,271   $   189,368    $   (82,903)    $  (162,026)
Computers                        1993           1996      $ 3,479,468    $   395,869   $   645,770    $   249,901     $  (677,445)
Construction                     1993           1996      $    96,756    $     7,966   $    30,293    $    22,327     $    16,919
Copiers                          1993           1996      $   106,667    $     7,311   $     9,624    $     2,313     $      (303)
Environmental                    1993           1996      $   247,777    $    17,423   $     5,377    $   (12,046)    $   (30,332)
Fixtures                         1993           1996      $   105,895    $         0   $     1,315    $     1,315     $         0
Furniture                        1993           1996      $   279,345    $    35,048   $    49,121    $    14,073     $   (29,464)
Material Handling                1993           1996      $   101,226    $     2,241   $     3,333    $     1,092     $      (104)
Medical                          1993           1996      $   540,339    $     7,760   $    17,215    $     9,455     $     1,594


                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Manufacturing & Production       1993           1996      $   726,873    $    36,559   $    63,956    $    27,397     $   (15,009)
Miscellaneous                    1993           1996      $   109,700    $        (5)  $     3,135    $     3,141     $         0
Office Equipment                 1993           1996      $   325,028    $     3,026   $    12,953    $     9,927     $   (53,619)
Printing                         1993           1996      $   185,965    $    10,656   $    20,955    $    10,299     $    (4,786)
Restaurant                       1993           1996      $   280,383    $     6,137   $    12,560    $     6,424     $      (704)
Retail                           1993           1996      $   440,090    $    71,872   $    57,200    $   (14,672)    $   (36,991)
Sanitation                       1993           1996      $    18,319    $     3,870   $    14,042    $    10,172     $     7,122
Telecommunications               1993           1996      $ 3,379,187    $   417,507   $   467,241    $    49,735     $  (193,057)
Transportation                   1993           1996      $    87,016    $     8,588   $    27,917    $    19,330     $    14,920
Video Production                 1993           1996      $   113,063    $     9,869   $       472    $    (9,397)    $   (31,337)
Computers                        1994           1996      $   145,099    $    18,104   $    33,695    $    15,591     $   (51,596)
Fixtures                         1994           1996      $     5,701    $      (248)  $        15    $       263     $         0
Furniture                        1994           1996      $    43,911    $     5,660   $         0    $    (5,660)    $   (13,787)
Material Handling                1994           1996      $    40,874    $     4,719   $     8,180    $     3,462     $   265,046
Medical                          1994           1996      $   600,290    $    58,047   $    64,059    $     6,012     $  (285,307)
Manufacturing & Production       1994           1996      $   119,549    $    31,979   $    25,267    $    (6,712)    $   (42,424)
Printing                         1994           1996      $    39,622    $     6,853   $     4,000    $    (2,853)    $   (15,129)
Restaurant                       1994           1996      $    27,415    $    14,772   $         0    $   (14,772)    $   (16,490)
Telecommunications               1994           1996      $    15,173    $        (6)  $       302    $       308     $         0
Computers                        1995           1996      $   173,672    $    29,108   $    20,133    $    (8,975)    $    (7,703)
Copiers                          1995           1996      $     5,041    $         0   $       378    $       378     $         0
Fixtures                         1995           1996      $    44,435    $     9,918   $     7,530    $    (2,389)    $    (2,388)
Furniture                        1995           1996      $    11,279    $         0   $         0    $         0     $    (9,023)
Material Handling                1995           1996      $     3,725    $       125   $       420    $       295     $         0
Medical                          1995           1996      $   104,042    $    82,701   $    37,325    $   (45,376)    $   (45,738)
Manufacturing & Production       1995           1996      $   213,504    $   115,772   $    77,296    $   (38,476)    $   (36,655)
Printing                         1995           1996      $     6,610    $     2,807   $     2,967    $       160     $         0
Restaurant                       1995           1996      $    69,892    $    66,077   $    36,359    $   (29,718)    $   (29,718)
Retail                           1995           1996      $   623,532    $   524,555   $   584,336    $    59,781     $         0
Telecommunications               1995           1996      $    57,101    $     3,218   $     1,541    $    (1,677)    $    (1,867)
Video Production                 1995           1996      $    25,738    $    12,618   $    13,408    $       790     $         0
Computers                        1996           1996      $    24,535    $     7,962   $         0    $    (7,962)    $    (7,962)
Manufacturing & Production       1996           1996      $    52,320    $    52,930   $         0    $    52,930     $         0
Restaurant                       1996           1996      $     7,247    $       114   $     1,500    $     1,386     $    (1,312)

Automotive                       1992           1997      $    35,277    $         0   $    10,419    $    10,419     $    13,003
Computers                        1992           1997      $    74,483    $         0   $     9,165    $     9,165     $    13,519
Construction                     1992           1997      $    22,030    $     4,101   $     2,891    $      (109)    $     1,200
Environmntal                     1992           1997      $    12,565    $     2,224   $     2,225    $         0     $     1,893
Fixture                          1992           1997      $    28,886    $         0   $         0    $         0     $     2,401
Furniture                        1992           1997      $    31,271    $     1,531   $     1,109    $      (422)    $     2,063
Manufacturing & Production       1992           1997      $     6,943    $       819   $     1,311    $         0     $     1,072
Material Handling                1992           1997      $ 4,110,891    $   925,806   $ 1,116,242    $         0     $   858,263
Mining                           1992           1997      $   217,414    $    71,977   $    20,000    $         0     $    20,000
Photography                      1992           1997      $    31,894    $     4,950   $     3,622    $         0     $     2,338
Printing                         1992           1997      $   168,741    $    18,014   $    12,537    $    (1,610)    $    11,395
Restaurant                       1992           1997      $    26,616    $         0   $         0    $         0     $     2,847
Sanitation                       1992           1997      $     9,361    $         0   $         0    $         0     $     2,119
Telecommunications               1992           1997      $   412,360    $    39,967   $    49,682    $    12,232     $    52,607
Agriculture                      1993           1997      $    40,194    $         0   $         0    $         0     $         0
Automotive                       1993           1997      $   888,312    $    47,663   $    24,773    $   (22,890)    $         0
Computers                        1993           1997      $   734,252    $    93,839   $    90,756    $    (3,083)    $     3,687
Construction                     1993           1997      $    63,042    $     9,790   $    10,459    $       670     $         0

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Copiers                          1993           1997      $    63,037    $         0   $         0    $         0     $         0
Environmntal                     1993           1997      $    32,236    $     4,298   $     4,796    $       497     $         0
Fixtures                         1993           1997      $ 9,044,378    $ 1,170,547   $ 1,443,061    $   504,440     $   743,528
Furniture                        1993           1997      $   315,502    $    66,485   $    67,421    $       936     $         0
Install Chgs                     1993           1997      $     1,837    $         0   $         0    $         0     $         0
Manufacturing & Production       1993           1997      $   536,057    $    69,376   $    86,814    $    17,438     $    (4,079)
Miscellaneous                    1993           1997      $    11,404    $         0   $       262    $       262     $         0
Material Handling                1993           1997      $   208,966    $     8,685   $     6,409    $    (2,276)    $         0
Medical                          1993           1997      $   980,345    $    14,745   $     9,015    $    (5,730)    $    (4,502)
Office Equipment                 1993           1997      $   293,902    $    39,096   $    48,162    $     9,066     $   (10,334)
Photography                      1993           1997      $   106,420    $    25,078   $    25,359    $       281     $         0
Printing                         1993           1997      $    69,600    $     1,744   $     2,253    $       508     $         0
Restaurant                       1993           1997      $ 1,033,639    $   178,664   $   193,503    $    14,838     $   (13,767)
Retail                           1993           1997      $   801,808    $    81,489   $   108,377    $    26,888     $   (56,651)
Sanitation                       1993           1997      $    38,711    $    10,814   $     1,093    $    (9,721)    $         0
Telecommunications               1993           1997      $ 2,215,528    $   167,220   $   191,182    $    38,463     $    73,235
Transportation                   1993           1997      $   155,270    $    27,237   $    31,561    $     4,324     $     2,810
Video Production                 1993           1997      $    30,290    $         0   $         0    $         0     $         0
Agriculture                      1994           1997      $    16,669    $     2,080   $     1,356    $      (724)    $         0
Automotive                       1994           1997      $    17,497    $     2,193   $     4,453    $     2,260     $    (2,429)
Computers                        1994           1997      $   246,517    $    23,978   $    19,260    $      (201)    $   (50,581)
Furniture                        1994           1997      $    77,796    $     8,383   $    13,210    $     4,827     $   (18,169)
Manufacturing & Production       1994           1997      $   770,651    $   221,135   $   156,719    $    (4,256)    $  (168,342)
Medical                          1994           1997      $    97,293    $    13,074   $    17,107    $     4,033     $   (15,151)
Printing                         1994           1997      $    33,526    $         0   $         0    $         0     $         0
Restaurant                       1994           1997      $    17,087    $       346   $     2,314    $     1,968     $    (4,605)
Telecommunications               1994           1997      $    17,862    $       228   $         0    $      (228)    $         0
Video Production                 1994           1997      $    43,569    $         0   $        70    $        70     $         0
Audio                            1995           1997      $    24,180    $         0   $         0    $         0     $         0
Computers                        1995           1997      $   370,580    $    19,725   $    21,722    $     1,997     $         0
Copiers                          1995           1997      $    10,564    $     1,482   $         0    $    (1,482)    $         0
Fixture                          1995           1997      $    18,012    $         0   $       518    $       518     $         0
Furniture                        1995           1997      $    25,418    $     7,293   $     8,354    $     1,061     $         0
Manufacturing & Production       1995           1997      $   399,479    $    78,533   $    35,135    $   (43,397)    $   (10,332)
Medical                          1995           1997      $   131,557    $    30,567   $    30,135    $     1,728     $         0
Office Equipment                 1995           1997      $    12,041    $         0   $         1    $         1     $         0
Printing                         1995           1997      $    10,883    $         0   $       523    $       523     $         0
Restaurant                       1995           1997      $    41,979    $     6,944   $     7,090    $       145     $         0
Telecommunications               1995           1997      $    32,044    $       644   $     2,025    $     1,382     $         0
Transport                        1995           1997      $     9,915    $         0   $         0    $         0     $         0
Video Production                 1995           1997      $     5,116    $     1,434   $     1,619    $       185     $         0
Aircraft                         1996           1997      $ 5,690,161    $ 5,231,289   $ 5,305,164    $    73,875     $         0
Computers                        1996           1997      $    69,115    $    64,613   $    28,495    $   (36,118)    $         0
Manufacturing & Production       1996           1997      $   112,286    $ 2,317,341   $ 2,316,413    $      (929)    $         0
Printing                         1996           1997      $    30,867    $    24,284   $         0    $   (24,284)    $         0
Restaurant                       1996           1997      $    21,703    $    19,339   $         0    $   (16,339)    $         0
Retail                           1996           1997      $    28,814    $    24,695   $         0    $   (24,695)    $         0
Telecommunications               1996           1997      $   646,908    $   204,268   $    81,062    $  (123,206)    $  (261,441)
Video Production                 1996           1997      $    53,503    $    41,768   $    45,625    $     3,857     $         0
Computers                        1997           1997      $    42,221    $    41,673   $         0    $   (37,673)    $         0
Manufacturing & Production       1997           1997      $    56,217    $    54,750   $    89,370    $    34,620     $         0

Manufacturing & Production       1992           1998      $    25,735    $     2,404   $     2,380    $       (24)    $     4,850

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Medical                          1992           1998      $    28,945    $         0   $         0    $         0     $    18,473
Office Equipment                 1992           1998      $     3,486    $         0   $         0    $         0     $     3,786
Photography                      1992           1998      $    11,376    $     1,738   $         0    $    (1,738)    $     1,094
Telecommunications               1992           1998      $    11,597    $         0   $       200    $       200     $     9,370
Automotive                       1993           1998      $    87,673    $       762   $     2,624    $     1,863     $         0
Computers                        1993           1998      $ 1,733,507    $   276,113   $   396,546    $   120,433     $   344,388
Manufacturing & Production       1993           1998      $ 7,678,431    $ 1,706,779   $ 1,242,850    $  (463,929)    $ 2,449,451
Material Handling                1993           1998      $   118,051    $    11,071   $    15,836    $     4,765     $    16,121
Medical                          1993           1998      $   136,260    $     2,133   $       953    $    (1,180)    $         0
Restaurant                       1993           1998      $   191,987    $     1,006   $       106    $      (899)    $         0
Retail                           1993           1998      $   809,816    $    71,096   $    33,937    $   (37,159)    $    23,068
Sanitation                       1993           1998      $    48,315    $         0   $         0    $         0     $         0
Telecommunications               1993           1998      $   648,906    $    35,408   $    88,877    $    53,470     $    88,042
Computers                        1994           1998      $    22,525    $        51   $       300    $       249     $    (2,099)
Furniture                        1994           1998      $    74,536    $     7,513   $    14,995    $     7,482     $    (1,269)
Manufacturing & Production       1994           1998      $ 1,690,014    $   416,684   $   293,613    $  (123,071)    $   513,768
Medical                          1994           1998      $    25,617    $     6,948   $     2,500    $    (4,448)    $         0
Automotive                       1995           1998      $     8,961    $     3,900   $         0    $    (3,900)    $         0
Computers                        1995           1998      $   212,327    $     2,422   $       644    $    (1,778)    $         0
Furniture                        1995           1998      $    22,787    $         0   $         0    $         0     $         0
Manufacturing & Production       1995           1998      $   166,073    $     2,638   $     3,103    $       465     $         0
Medical                          1995           1998      $   117,168    $    37,769   $         0    $   (37,769)    $         0
Restaurant                       1995           1998      $    23,799    $         0   $         0    $         0     $         0
Retail                           1995           1998      $    89,814    $     8,074   $       388    $    (7,686)    $         0
Telecommunications               1995           1998      $    43,490    $         0   $       486    $       486     $         0
Transportation                   1995           1998      $    36,258    $         0   $         0    $         0     $         0
Audio                            1996           1998      $    81,517    $    53,784   $     1,542    $   (52,242)    $         0
Computers                        1996           1998      $    37,165    $    28,795   $        37    $   (28,758)    $         0
Furniture                        1996           1998      $   229,124    $    10,974   $   239,050    $   228,076     $    90,603
Manufacturing & Production       1996           1998      $     2,966    $         0   $         0    $         0     $         0
Material Handling                1996           1998      $   286,251    $     4,475   $    64,731    $    60,256     $  (111,494)
Restaurant                       1996           1998      $    71,473    $    41,524   $    47,985    $     6,461     $         0
Telecommunications               1996           1998      $   517,760    $   236,581   $    90,230    $  (146,351)    $  (222,673)
Audio                            1997           1998      $   146,675    $   108,896   $       180    $  (108,716)    $         0
Automotive                       1997           1998      $    23,941    $    19,776   $     8,082    $   (11,694)    $         0
Computers                        1997           1998      $   339,493    $   286,269   $    34,750    $  (251,518)    $         0
Fixtures                         1997           1998      $   127,298    $    76,956   $    76,000    $      (956)    $         0
Manufacturing & Production       1997           1998      $   114,968    $   114,482   $    24,589    $   (89,893)    $         0
Material Handling                1997           1998      $   358,411    $   139,980   $    54,400    $   (85,580)    $  (228,965)
Medical                          1997           1998      $    55,017    $    56,277   $         0    $   (56,277)    $         0
Printing                         1997           1998      $    38,468    $    37,049   $         0    $   (37,049)    $         0
Restaurant                       1997           1998      $    11,438    $     9,679   $    10,753    $     1,074     $         0
Telecommunications               1997           1998      $    37,484    $         1   $         1    $         0     $         0
Video Production                 1997           1998      $   120,470    $    75,218   $    39,134    $   (36,083)    $         0
Automotive                       1998           1998      $    19,096    $    18,410   $    18,579    $       170     $         0
Computers                        1998           1998      $    40,204    $    32,477   $    27,445    $    (5,032)    $         0
Construction                     1998           1998      $    24,935    $         0   $         0    $         0     $         0
Copiers                          1998           1998      $     2,561    $     1,732   $     2,104    $       371     $         0
Fixtures                         1998           1998      $   135,089    $   225,413   $   226,995    $     1,582     $         0
Medical                          1998           1998      $     8,700    $        38   $         0    $       (38)    $         0
Other                            1998           1998      $    17,851    $    17,281   $         0    $   (17,281)    $         0
Restaurant                       1998           1998      $    19,584    $    18,504   $         0    $   (18,504)    $         0

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Video Production                 1998           1998      $    47,564    $    44,703   $     2,049    $   (42,654)    $         0
Medical                          1992           1999      $    28,789    $       827   $         0    $      (827)    $         0
Computers                        1993           1999      $    17,922    $     3,464   $         2    $    (3,462)    $        (1)
Retail                           1993           1999      $    19,648    $     1,016   $         0    $    (1,016)    $         0
Telecommunications               1993           1999      $   105,620    $     1,722   $     2,627    $       905     $      (987)
Manufacturing & Production       1994           1999      $ 5,398,842    $   417,078   $   317,300    $   734,378     $  (119,226)
Retail                           1994           1999      $ 1,902,683    $   332,716   $   258,913    $   (73,803)    $   (97,287)
Manufacturing & Production       1995           1999      $    50,812    $     2,513   $     4,224    $     1,711     $    (1,587)
Audio                            1996           1999      $    59,239    $    46,600   $         0    $   (46,600)    $         0
Telecommunications               1996           1999      $    50,887    $     5,547   $     4,080    $    (1,467)    $    (1,533)
Automotive                       1997           1999      $    15,937    $    12,294   $     7,110    $    (5,183)    $    (2,672)
Computers                        1997           1999      $     6,768    $         0   $         0    $         0     $         0
Fixtures                         1997           1999      $    46,838    $    36,603   $    38,428    $     1,825     $   (14,439)
Mining                           1997           1999      $   558,796    $   502,086   $     6,109    $  (495,978)    $    (2,295)
Automotive                       1998           1999      $    27,718    $    23,800   $    14,000    $    (9,800)    $    (5,261)
Computers                        1998           1999      $    17,300    $     7,287   $     7,844    $       557     $    (2,947)
Copiers                          1998           1999      $     6,001    $       750   $       743    $        (6)    $      (279)
Restaurant                       1998           1999      $    24,567    $       532   $       403    $      (129)    $      (152)
Telecommunications               1998           1999      $    23,155    $    16,595   $    19,332    $     2,736     $    (7,264)
Medical                          1993           1999      $    40,440    $       573   $         0    $      (573)    $         0
Telecommunications               1993           1999      $     3,602    $         0   $         0    $         4     $         0
Telecommunications               1993           1999      $     3,302    $         0   $         0    $         2     $         0
Telecommunications               1993           1999      $     6,463    $         0   $         0    $         7     $         0
Telecommunications               1993           1999      $    10,189    $       583   $       357    $      (226)    $      (134)
Telecommunications               1993           1999      $    20,913    $         0   $         0    $        11     $         0
Telecommunications               1993           1999      $         0    $         0   $         0    $         1     $         0
Telecommunications               1993           1999      $    16,025    $         0   $       156    $       157     $       (59)
Telecommunications               1993           1999      $     8,077    $         0   $     1,260    $     1,260     $      (473)
Telecommunications               1993           1999      $     9,356    $       205   $       425    $       220     $      (160)
Telecommunications               1993           1999      $     7,887    $         0   $         0    $         2     $         0
Telecommunications               1993           1999      $     9,739    $         0   $         0    $         9     $         0
Telecommunications               1993           1999      $    28,879    $     5,028   $     3,486    $    (1,541)    $    (1,310)
Telecommunications               1993           1999      $     8,356    $       329   $       458    $       129     $      (172)
Telecommunications               1993           1999      $    27,250    $       282   $       735    $       454     $      (276)
Telecommunications               1993           1999      $    44,312    $       509   $         0    $      (509)    $         0
Telecommunications               1993           1999      $    32,975    $     1,170   $     1,861    $       690     $      (699)
Telecommunications               1993           1999      $    55,711    $     8,149   $     9,700    $     1,551     $    (3,645)
M & P                            1994           1999      $   427,524    $    98,964   $    81,776    $   (17,188)    $   (30,728)
M & P                            1994           1999      $    75,587    $    18,632   $    12,386    $    (6,246)    $    (4,654)
M & P                            1994           1999      $    88,523    $    17,632   $    14,253    $    (3,379)    $    (5,356)
Restaurant                       1994           1999      $   652,404    $    39,445   $    12,049    $    51,494     $    (4,527)
Restaurant                       1994           1999      $   526,016    $    59,699   $    92,475    $    32,775     $   (34,747)
Retail                           1994           1999      $    31,606    $     3,077   $     7,544    $     4,466     $    (2,835)
Restaurant                       1994           1999      $   427,214    $    66,712   $    90,741    $    24,029     $   (34,096)
Restaurant                       1994           1999      $   412,517    $    64,593   $    80,000    $    15,407     $   (30,060)
Computers                        1994           1999      $ 1,027,069    $   199,621   $   579,434    $   379,813     $  (217,723)
Computers                        1994           1999      $     7,079    $     1,236   $     2,959    $     1,724     $    (1,112)
Computers                        1994           1999      $    14,237    $     2,435   $     5,951    $     3,516     $    (2,236)
Computers                        1994           1999      $   966,993    $   203,165   $   277,193    $    74,028     $  (104,156)
Retail                           1994           1999      $     2,219    $       586   $       646    $        60     $      (243)
Retail                           1994           1999      $     2,337    $       362   $       675    $       312     $      (253)
Retail                           1994           1999      $     2,727    $       423   $       788    $       365     $      (296)

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Retail                           1994           1999      $     2,726    $       423   $       788    $       365     $      (296)
Retail                           1994           1999      $     2,337    $       362   $       676    $       313     $      (254)
Retail                           1994           1999      $     2,339    $       363   $       677    $       314     $      (254)
Retail                           1994           1999      $     2,340    $       363   $       677    $       314     $      (254)
Retail                           1994           1999      $     2,727    $       423   $       789    $       366     $      (296)
Retail                           1994           1999      $     2,340    $       363   $       677    $       314     $      (254)
Retail                           1994           1999      $     2,338    $       362   $       676    $       314     $      (254)
Retail                           1994           1999      $     2,338    $       362   $       676    $       314     $      (254)
Retail                           1994           1999      $     2,338    $       362   $       676    $       314     $      (254)
Retail                           1994           1999      $     2,727    $       423   $       789    $       366     $      (296)
Retail                           1994           1999      $     2,338    $       362   $       676    $       314     $      (254)
Retail                           1994           1999      $     1,948    $       302   $       564    $       262     $      (212)
Retail                           1994           1999      $     3,324    $       543   $       968    $       425     $      (364)
Retail                           1994           1999      $     2,221    $       471   $       647    $       176     $      (243)
Retail                           1994           1999      $     2,217    $       362   $       646    $       283     $      (243)
Retail                           1994           1999      $     2,338    $       362   $       676    $       314     $      (254)
Retail                           1994           1999      $     2,338    $       362   $       676    $       314     $      (254)
Retail                           1994           1999      $     1,848    $       302   $       538    $       236     $      (202)
Retail                           1994           1999      $     2,217    $       362   $       646    $       283     $      (243)
Retail                           1994           1999      $     2,217    $       362   $       646    $       283     $      (243)
Retail                           1994           1999      $     2,214    $       362   $       642    $       280     $      (241)
Retail                           1994           1999      $     2,214    $       362   $       642    $       280     $      (241)
Retail                           1994           1999      $     1,845    $       302   $       535    $       233     $      (201)
Retail                           1994           1999      $     2,583    $       423   $       749    $       327     $      (282)
Retail                           1994           1999      $     1,845    $       302   $       535    $       233     $      (201)
Retail                           1994           1999      $     2,214    $       362   $       642    $       280     $      (241)
Retail                           1994           1999      $     2,214    $       362   $       642    $       280     $      (241)
Retail                           1994           1999      $     2,214    $       362   $       642    $       280     $      (241)
Retail                           1994           1999      $     2,214    $       362   $       642    $       280     $      (241)
Retail                           1994           1999      $     2,025    $       431   $       582    $       151     $      (219)
Retail                           1994           1999      $     1,993    $       374   $       573    $       199     $      (215)
Retail                           1994           1999      $     2,583    $       434   $       749    $       316     $      (282)
Retail                           1994           1999      $     2,215    $       363   $       643    $       280     $      (241)
Retail                           1994           1999      $     1,847    $       302   $       536    $       234     $      (201)
Retail                           1994           1999      $     2,215    $       353   $       363    $        10     $      (136)
Retail                           1994           1999      $     2,215    $       633   $       643    $        10     $      (241)
Retail                           1994           1999      $     2,215    $       633   $       643    $        10     $      (241)
Retail                           1994           1999      $     2,215    $       633   $       643    $        10     $      (241)
Retail                           1994           1999      $     2,215    $       633   $       643    $        10     $      (241)
Retail                           1994           1999      $     2,215    $       633   $       643    $        10     $      (241)
Retail                           1994           1999      $     2,215    $       633   $       643    $        10     $      (241)
Retail                           1994           1999      $     2,215    $       633   $       643    $        10     $      (241)
Retail                           1994           1999      $     1,846    $       543   $       536    $        (7)    $      (201)
Retail                           1994           1999      $     2,215    $       756   $       643    $      (113)    $      (241)
Retail                           1994           1999      $     2,214    $       362   $       642    $       280     $      (241)
Retail                           1994           1999      $     2,259    $       370   $       656    $       286     $      (246)
Retail                           1994           1999      $     2,262    $       370   $       656    $       286     $      (247)
Retail                           1994           1999      $     2,413    $       472   $       576    $       103     $      (216)
Retail                           1994           1999      $     2,058    $       311   $       489    $       179     $      (184)
Retail                           1994           1999      $     2,671    $       434   $       643    $       209     $      (242)
Retail                           1994           1999      $     2,289    $       372   $       551    $       179     $      (207)
Retail                           1994           1999      $     3,052    $       495   $       734    $       239     $      (276)

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Retail                           1994           1999      $     2,290    $       634   $       551    $       (83)    $      (207)
Retail                           1994           1999      $     2,289    $       427   $       551    $       124     $      (207)
Retail                           1994           1999      $     2,289    $       681   $       551    $      (130)    $      (207)
Retail                           1994           1999      $     2,289    $       681   $       551    $      (130)    $      (207)
Retail                           1994           1999      $     2,289    $       558   $       551    $        (7)    $      (207)
Retail                           1994           1999      $     2,289    $       681   $       551    $      (130)    $      (207)
Retail                           1994           1999      $     2,289    $       542   $       551    $         9     $      (207)
Retail                           1994           1999      $     2,289    $       571   $       551    $       (20)    $      (207)
Retail                           1994           1999      $     2,288    $       372   $       604    $       233     $      (227)
Retail                           1994           1999      $     2,290    $       372   $       551    $       179     $      (207)
Retail                           1994           1999      $       371    $        53   $         0    $       (53)    $         0
Furniture                        1994           1999      $   350,643    $    56,311   $    75,103    $    18,792     $   (28,220)
Restaurant                       1994           1999      $   449,614    $    77,298   $   100,738    $    23,440     $   (37,852)
Furniture                        1994           1999      $   420,016    $    75,170   $    86,817    $    11,647     $   (32,622)
Computers                        1995           1999      $    39,169    $         0   $         0    $         0     $         0
Manufacturing                    1995           1999      $    17,107    $     2,992   $     3,637    $       646     $    (1,367)
Telecommunications               1995           1999      $    43,769    $       (16)  $         0    $        16     $         0
Manufacturing                    1995           1999      $    29,329    $     6,299   $     6,922    $       623     $    (2,601)
Computers                        1995           1999      $    18,277    $       130   $       130    $         0     $       (49)
Computers                        1995           1999      $    15,532    $         0   $         0    $         0     $         0
Retail                           1996           1999      $    10,762    $         0   $         0    $         0     $         0
M & P                            1996           1999      $    22,476    $        (1)  $         0    $         1     $         0
Medical                          1996           1999      $    29,814    $    16,707   $    19,500    $     2,793     $    (7,327)
Telecommunications               1996           1999      $    11,717    $     1,796   $     1,625    $      (171)    $      (611)
Telecommunications               1996           1999      $    20,676    $     6,575   $     6,355    $      (220)    $    (2,388)
Telecommunications               1996           1999      $    84,131    $    63,935   $     4,900    $    68,835     $    (1,841)
Telecommunications               1997           1999      $   247,947    $     6,099   $    48,504    $    42,406     $   (18,225)
Fixtures                         1998           1999      $    57,681    $    30,036   $    24,380    $    (5,656)    $    (9,161)
Telecommunications               1998           1999      $    55,949    $    29,322   $    31,000    $     1,678     $   (11,648)
Telecommunications               1998           1999      $    76,511    $    24,996   $    22,277    $    (2,719)    $    (8,371)
Telecommunications               1998           1999      $    50,941    $    20,693   $    21,216    $       523     $    (7,972)
Telecommunications               1998           1999      $    46,177    $    14,100   $     3,221    $    17,321     $    (1,210)
Telecommunications               1998           1999      $    46,701    $    14,506   $     3,221    $    17,728     $    (1,210)
Telecommunications               1998           1999      $     6,200    $     6,535   $    11,947    $     5,412     $    (4,489)
Fixtures                         1998           1999      $    18,814    $         0   $         0    $         0     $         0
Restaurant                       1999           1999      $   289,146    $    49,078   $    64,517    $    15,439     $   (24,242)
Computers                        1997           1999      $    39,743    $         0   $     1,519    $     1,520     $      (571)
Telecommunications               1993           1999      $    17,874    $         0   $       385    $       387     $      (144)
Material                         1996           1999      $    46,177    $         0   $     1,621    $     1,621     $      (609)
Restaurant                       1996           1999      $    22,040    $     2,571   $     3,300    $       729     $    (1,240)

-----------

(1)      Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)      Federal Taxable Gain (Loss) information not yet available for 1999.

                                     TABLE V
       Sales or Dispositions of equipment--Prior Public Programs--L.P. Six
                                   (unaudited)

         The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the five years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Restaurant                       1994           1995      $    326,412   $   274,229   $    292,998   $     18,770    $   (8,364)
Computers                        1995           1995      $     40,355   $    36,171   $      4,310   $    (31,861)   $        0
Manufacturing & Production       1995           1995      $    107,995   $    70,846   $     13,253   $    (57,593)   $   (6,821)
Printing                         1995           1995      $  1,820,770   $ 1,218,354   $    847,650   $   (370,703)   $ (189,624)

Computers                        1994           1996      $     18,446   $     5,353   $      3,560   $     (1,793)   $  (10,985)
Manufacturing & Production       1994           1996      $     17,177   $     8,953   $      9,433   $        480    $        0
Telecommunications               1994           1996      $     24,655   $    18,456   $     20,460   $      2,004    $        0
Computers                        1995           1996      $  1,347,917   $   329,160   $    125,734   $   (203,426)   $ (541,146)
Construction                     1995           1996      $ 22,064,270   $16,995,923   $ 16,995,923   $          0    $ (623,361)
Medical                          1995           1996      $    103,056   $    44,801   $     50,884   $      6,083    $        0
Manufacturing & Production       1995           1996      $  1,409,938   $   812,883   $    444,921   $   (367,962)   $ (374,116)
Printing                         1995           1996      $  5,442,336   $ 2,288,789   $  1,412,324   $   (876,465)   $ (414,037)
Restaurant                       1995           1996      $    268,961   $   253,439   $    269,638   $     16,199    $        0
Telecommunications               1995           1996      $  1,650,391   $ 1,200,958   $  1,315,148   $    114,190    $        0

Automotive                       1994           1997      $     27,829   $    14,749   $          0   $    (14,749)   $        0
Computers                        1994           1997      $    180,776   $    66,976   $     75,905   $      8,929    $  (13,291)
Construction                     1994           1997      $     32,848   $    17,140   $          0   $    (17,140)   $        0
Fixture                          1994           1997      $     45,846   $     1,789   $      2,750   $        961    $  (15,349)
Restaurant                       1994           1997      $     94,554   $    47,563   $     52,007   $      4,444    $        0
Retail                           1994           1997      $     26,897   $         0   $      1,936   $      1,936    $   (8,598)
Computers                        1995           1997      $  3,262,279   $   489,867   $    501,756   $   (140,124)   $  185,069
Fixture                          1995           1997      $     29,651   $    18,427   $          0   $    (18,427)   $        0
Manufacturing & Production       1995           1997      $  1,890,353   $   255,830   $    887,316   $     28,163    $  191,708
Medical                          1995           1997      $     88,067   $     1,722   $      2,461   $        739    $        0
Office Equipment                 1995           1997      $     27,724   $         0   $          0   $          0    $        0
Printing                         1995           1997      $  4,015,970   $   898,332   $    821,964   $    (50,660)   $  (50,886)
Restaurant                       1995           1997      $     39,793   $    28,957   $          0   $    (28,957)   $        0
Telecommunications               1995           1997      $     19,948   $     2,353   $      2,428   $         75    $        0
Transport                        1995           1997      $     12,332   $       541   $        544   $          2    $        0
Furniture                        1996           1997      $     52,450   $    51,399   $      3,919   $    (27,979)   $        0
Manufacturing & Production       1996           1997      $    640,182   $    81,744   $    128,607   $    (27,601)   $ (216,682)
Printing                         1996           1997      $    349,511   $   243,488   $    223,338   $    (20,150)   $        0
Restaurant                       1996           1997      $     30,415   $         0   $         99   $         99    $        0
Telecommunications               1996           1997      $    216,401   $   118,544   $      3,044   $      3,044    $   (7,459)

Computers                        1994           1998      $  1,081,272   $   182,678   $    297,047   $    114,369    $   90,134
Furniture                        1994           1998      $    152,405   $         0   $          0   $          0    $        0
Manufacturing & Production       1994           1998      $    196,353   $    28,664   $     21,290   $     (7,374)   $   (8,364)
Retail                           1994           1998      $    312,317   $    15,946   $     29,399   $     13,453    $  (20,149)
Video Production                 1994           1998      $     14,310   $       100   $        112   $         12    $   (2,802)
Computers                        1995           1998      $  5,253,429   $   626,894   $    984,318   $    357,424    $ (814,270)
Furniture                        1995           1998      $     71,673   $         0   $      1,415   $      1,415    $        0
Manufacturing & Production       1995           1998      $    545,660   $    60,803   $    121,399   $     60,595    $   34,751
Material Handling                1995           1998      $     33,158   $        37   $      2,001   $      1,964    $        0
Medical                          1995           1998      $    155,914   $     3,994   $      5,211   $      1,217    $        0
Printing                         1995           1998      $    829,320   $    43,449   $     31,748   $    (11,701)   $  (13,168)

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--L.P. Six (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Restaurant                       1995           1998      $     10,838   $         0   $          0   $          0    $        0
Retail                           1995           1998      $     23,389   $    13,568   $      5,300   $     (8,268)   $        0
Telecommunications               1995           1998      $     17,883   $       542   $      1,250   $        708    $   (1,743)
Aircraft                         1996           1998      $ 20,183,834   $ 1,762,606   $  2,647,482   $    884,876    $ (656,362)
Computers                        1996           1998      $     37,213   $     2,027   $      1,834   $       (192)   $   (4,673)
Copiers                          1996           1998      $    231,614   $    11,051   $     59,407   $     48,356    $  (75,808)
Manufacturing & Production       1996           1998      $     95,165   $    19,874   $     45,403   $     25,529    $    9,868
Printing                         1996           1998      $     39,424   $         0   $        562   $        562    $        0
Telecommunications               1996           1998      $  1,123,203   $   516,251   $    256,378   $   (259,873)   $  (28,268)
Manufacturing & Production       1997           1998      $     24,349   $         0   $          0   $          0    $        0
Printing                         1997           1998      $     56,805   $    45,916   $     25,273   $    (20,643)   $        0
Telecommunications               1997           1998      $     60,692   $    47,285   $     11,465   $    (35,820)   $  (45,497)
Printing                         1998           1998      $     33,213   $       660   $          0   $       (660)   $        0

Furniture                        1994           1999      $    136,766   $         0   $          0   $          0    $        0
Manufacturing & Production       1994           1999      $    499,451   $    79,381   $     99,772   $     20,391    $  (17,023)
Telecommunications               1994           1999      $     35,338   $     6,642   $      8,030   $      1,388    $   (1,370)
Video Production                 1994           1999      $     82,844   $       845   $      4,262   $      3,417    $     (727)
Agriculture                      1995           1999      $     37,934   $         0   $          0   $          0    $        0
Computers                        1995           1999      $  1,902,926   $   324,701   $    267,998   $    (56,703)   $  (45,726)
Manufacturing & Production       1995           1999      $    153,515   $     4,045   $      5,189   $      1,145    $     (885)
Medical                          1995           1999      $    132,951   $     3,102   $      4,302   $      1,200    $     (734)
Printing                         1995           1999      $    163,911   $     7,469   $      7,797   $        328    $   (1,330)
Retail                           1995           1999      $     33,425   $         0   $          0   $          0    $        0
Computers                        1996           1999      $  3,801,570   $   587,657   $    690,917   $    103,260    $ (117,884)
Manufacturing & Production       1996           1999      $     24,096   $     4,052   $      6,285   $      2,232    $   (1,072)
Telecommunications               1996           1999      $    167,339   $    39,719   $     44,185   $      4,467    $   (7,539)
Material Handling                1998           1999      $  3,801,108   $   116,045   $    116,045   $          0    $  (19,799)
Printing                         1998           1999      $     19,039   $         0   $          0   $          0    $        0
Computers                        1995           1999      $     12,799   $       193   $        218   $         25    $      (37)
Computers                        1994           1999      $     25,320   $     2,252   $      2,628   $        376    $     (448)
Retail                           1994           1999      $     27,117   $     2,922   $      3,184   $        262    $     (543)
Fixtures                         1994           1999      $     41,088   $       933   $        935   $          2    $     (160)
Computers                        1994           1999      $     23,517   $         0   $         29   $         29    $       (5)
M & P                            1994           1999      $     18,153   $         0   $          0   $          0    $        0
Computers                        1994           1999      $     12,332   $         0   $          0   $          0    $        0
Computers                        1994           1999      $     13,898   $         0   $          0   $          0    $        0
Computers                        1994           1999      $     41,439   $     1,046   $      2,839   $      1,793    $     (484)
Manufacturing & Production       1994           1999      $     15,588   $       291   $        291   $          0    $      (50)
Telecommunications               1994           1999      $     15,180   $       295   $        293   $         (3)   $      (50)
Furniture                        1994           1999      $    351,816   $         1   $          1   $          0    $       (0)
Telecommunications               1994           1999      $     24,538   $         0   $        545   $        545    $      (93)
Restaurant                       1994           1999      $    566,055   $    65,854   $     13,441   $    (52,413)   $   (2,293)
Computers                        1994           1999      $     25,681   $     6,182   $      2,979   $     (3,203)   $     (508)
Computers                        1994           1999      $     88,556   $         0   $      1,915   $      1,915    $     (327)
M & P                            1994           1999      $    362,830   $    55,581   $    138,217   $     82,636    $  (23,582)
M & P                            1994           1999      $    101,989   $    20,330   $     29,495   $      9,165    $   (5,032)
M & P                            1994           1999      $     10,052   $     2,109   $      1,379   $       (730)   $     (235)
M & P                            1994           1999      $     31,269   $     5,149   $      3,589   $     (1,560)   $     (612)
M & P                            1994           1999      $     12,409   $     2,042   $      3,281   $      1,239    $     (560)
Manufacturing & Production       1995           1999      $     27,427   $        (0)  $          0   $          0    $        0
Printing                         1995           1999      $     30,291   $         0   $          0   $          0    $        0
Printing                         1995           1999      $     15,345   $     5,199   $          0   $     (5,199)   $        0

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--L.P. Six (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Printing                         1995           1999      $     35,003   $     6,991   $      3,607   $     (3,384)   $     (615)
Printing                         1995           1999      $     24,524   $     2,044   $      1,849   $       (195)   $     (315)
Computers                        1995           1999      $    316,006   $    72,902   $     99,350   $     26,448    $  (16,951)
Computers                        1995           1999      $    316,006   $    72,902   $     27,808   $    (45,094)   $   (4,745)
Computers                        1995           1999      $    316,006   $    72,902   $     44,108   $    (28,794)   $   (7,526)
Computers                        1995           1999      $      2,320   $       449   $        399   $        (51)   $      (68)
Computers                        1995           1999      $     15,410   $     2,090   $      2,946   $        857    $     (503)
Computers                        1995           1999      $     21,055   $     2,467   $      5,619   $      3,152    $     (959)
Computers                        1995           1999      $    103,037   $    22,626   $     20,423   $     (2,203)   $   (3,485)
Computers                        1995           1999      $    103,037   $    22,626   $     17,132   $     (5,494)   $   (2,923)
Computers                        1995           1999      $     14,476   $     3,595   $      2,638   $       (957)   $     (450)
M & P                            1995           1999      $     10,950   $     1,696   $      1,407   $       (289)   $     (240)
M & P                            1995           1999      $      5,014   $       776   $        669   $       (107)   $     (114)
M & P                            1995           1999      $      2,908   $       427   $        295   $       (132)   $      (50)
M & P                            1995           1999      $    182,824   $    28,725   $     13,485   $    (15,240)   $   (2,301)
M & P                            1995           1999      $      5,873   $       886   $        400   $       (485)   $      (68)
M & P                            1995           1999      $     42,095   $     6,493   $      2,693   $     (3,800)   $     (459)
M & P                            1995           1999      $    121,599   $    16,642   $     23,000   $      6,358    $   (3,924)
M & P                            1995           1999      $    121,599   $    16,643   $     21,313   $      4,670    $   (3,636)
M & P                            1995           1999      $     19,402   $     2,655   $      4,019   $      1,364    $     (686)
Manufacturing & Production       1995           1999      $      5,850   $     1,027   $        967   $        (60)   $     (165)
Manufacturing & Production       1995           1999      $      5,218   $       917   $        893   $        (24)   $     (152)
Manufacturing & Production       1995           1999      $      8,281   $     1,406   $      1,374   $        (33)   $     (234)
Manufacturing & Production       1995           1999      $      4,046   $       710   $        669   $        (41)   $     (114)
Manufacturing & Production       1995           1999      $      5,588   $       913   $        895   $        (18)   $     (153)
Manufacturing & Production       1995           1999      $      9,778   $     1,597   $      3,141   $      1,544    $     (536)
Telecommunications               1995           1999      $     39,384   $     3,572   $          0   $     (3,572)   $        0
M & P                            1995           1999      $      7,877   $     1,220   $      1,045   $       (174)   $     (178)
M & P                            1995           1999      $      5,182   $       803   $        672   $       (130)   $     (115)
M & P                            1995           1999      $      5,670   $       878   $        690   $       (187)   $     (118)
M & P                            1995           1999      $     14,882   $     2,305   $      1,901   $       (404)   $     (324)
M & P                            1995           1999      $      4,594   $       674   $        469   $       (205)   $      (80)
Restaurant                       1995           1999      $    214,686   $    29,357   $     29,975   $        618    $   (5,114)
Computers                        1995           1999      $      4,459   $     1,029   $        354   $       (675)   $      (60)
Computers                        1995           1999      $      1,495   $       389   $        116   $       (273)   $      (20)
Computers                        1995           1999      $      1,485   $       332   $        180   $       (152)   $      (31)
Computers                        1995           1999      $      3,934   $       838   $        421   $       (417)   $      (72)
Computers                        1995           1999      $      1,382   $       295   $        148   $       (147)   $      (25)
Computers                        1995           1999      $      3,990   $       793   $        774   $        (20)   $     (132)
Computers                        1995           1999      $      8,529   $     1,634   $      2,006   $        372    $     (342)
Computers                        1995           1999      $      1,038   $       209   $         36   $       (173)   $       (6)
Computers                        1995           1999      $      1,038   $       209   $        138   $        (71)   $      (24)
Computers                        1995           1999      $      1,260   $       254   $        146   $       (108)   $      (25)
Computers                        1995           1999      $      1,133   $       229   $        223   $         (6)   $      (38)
Computers                        1995           1999      $      1,257   $       254   $        247   $         (7)   $      (42)
Computers                        1995           1999      $      1,035   $       209   $        138   $        (71)   $      (24)
Computers                        1995           1999      $      1,117   $       225   $        141   $        (84)   $      (24)
Computers                        1995           1999      $      1,034   $       209   $        138   $        (71)   $      (24)
Computers                        1995           1999      $      1,823   $       368   $        267   $       (101)   $      (46)
Computers                        1995           1999      $      1,607   $       307   $        379   $         72    $      (65)
Computers                        1995           1999      $      3,988   $       762   $        645   $       (117)   $     (110)
Computers                        1995           1999      $    216,772   $    10,180   $     15,468   $      5,289    $   (2,639)

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--L.P. Six (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Computers                        1995           1999      $      8,262   $       426   $        800   $        374    $     (136)
Computers                        1995           1999      $    156,801   $     7,925   $     17,888   $      9,963    $   (3,052)
Computers                        1995           1999      $     25,475   $     2,703   $      4,000   $      1,297    $     (682)
Computers                        1995           1999      $     84,471   $     8,964   $     16,205   $      7,241    $   (2,765)
Computers                        1995           1999      $     30,039   $     3,192   $      5,758   $      2,566    $     (982)
Computers                        1995           1999      $     56,406   $     5,993   $     11,137   $      5,144    $   (1,900)
Computers                        1995           1999      $      1,712   $       346   $        163   $       (183)   $      (28)
Computers                        1995           1999      $      1,117   $       225   $         41   $       (184)   $       (7)
Computers                        1995           1999      $      1,038   $       275   $        138   $       (137)   $      (24)
Computers                        1995           1999      $      4,534   $     1,011   $        666   $       (345)   $     (114)
Computers                        1995           1999      $    386,611   $    69,952   $     62,154   $     (7,798)   $  (10,605)
M & P                            1995           1999      $      1,066   $       247   $        251   $          3    $      (43)
Printing                         1995           1999      $      1,071   $       252   $        117   $       (135)   $      (20)
Printing                         1995           1999      $      1,046   $       211   $        136   $        (75)   $      (23)
Printing                         1995           1999      $        653   $       132   $        124   $         (8)   $      (21)
Printing                         1995           1999      $        801   $       162   $        129   $        (32)   $      (22)
Printing                         1995           1999      $        815   $       164   $        130   $        (35)   $      (22)
Printing                         1995           1999      $      1,109   $       224   $        141   $        (83)   $      (24)
Printing                         1995           1999      $      1,976   $       358   $        617   $        259    $     (105)
Printing                         1995           1999      $      1,138   $       254   $         50   $       (204)   $       (9)
Printing                         1995           1999      $      1,598   $       289   $     12,889   $     12,600    $   (2,199)
Telecommunications               1995           1999      $      1,081   $       195   $        285   $         90    $      (49)
Retail                           1995           1999      $    121,497   $         0   $          0   $          0    $        0
Restaurant                       1995           1999      $    134,614   $    25,235   $     29,508   $      4,273    $   (5,035)
Audio                            1995           1999      $     42,338   $         0   $      2,400   $      2,400    $     (409)
Computers                        1995           1999      $     22,277   $       749   $        719   $        (30)   $     (123)
Computers                        1995           1999      $     14,089   $         0   $          0   $          0    $        0
Computers                        1905           1999      $     25,445   $       681   $          0   $       (681)   $        0
Computers                        1995           1999      $     13,180   $         0   $          0   $          0    $        0
Computers                        1995           1999      $     45,421   $       598   $        146   $       (453)   $      (25)
Computers                        1995           1999      $     16,625   $        81   $         81   $          0    $      (14)
Computers                        1995           1999      $     37,172   $        12   $        925   $        913    $     (158)
Computers                        1995           1999      $     26,446   $        54   $        176   $        122    $      (30)
Computers                        1995           1999      $     43,361   $         0   $      1,217   $      1,217    $     (208)
Computers                        1995           1999      $     34,556   $       952   $        963   $         11    $     (164)
Computers                        1995           1999      $     22,931   $        (0)  $      1,173   $      1,173    $     (200)
Computers                        1995           1999      $     11,093   $         0   $         15   $         15    $       (3)
Fixture                          1995           1999      $     19,249   $         0   $      1,531   $      1,531    $     (261)
M & P                            1995           1999      $      6,837   $         0   $         37   $         37    $       (6)
M & P                            1995           1999      $     28,490   $         0   $      2,870   $      2,870    $     (490)
M & P                            1995           1999      $     52,753   $    13,109   $     13,578   $        469    $   (2,317)
M & P                            1995           1999      $     21,079   $     2,108   $      2,109   $          1    $     (360)
M & P                            1995           1999      $     10,959   $       203   $        206   $          3    $      (35)
M & P                            1995           1999      $      9,772   $        49   $         49   $          0    $       (8)
Material Handling                1995           1999      $     19,973   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     40,587   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     20,868   $         0   $          3   $          3    $       (0)
Medical                          1995           1999      $     17,843   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     13,774   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     29,369   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     36,383   $         0   $        108   $        108    $      (18)
Medical                          1995           1999      $     31,437   $         0   $          0   $          0    $        0

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--L.P. Six (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Medical                          1995           1999      $     39,831   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     33,233   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     21,284   $       942   $      2,854   $      1,912    $     (487)
Medical                          1995           1999      $     26,383   $        (0)  $          0   $          0    $        0
Medical                          1995           1999      $     10,151   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     30,945   $        13   $      1,652   $      1,639    $     (282)
Medical                          1995           1999      $     21,394   $       300   $        871   $        571    $     (149)
Medical                          1995           1999      $     26,170   $         0   $          0   $          0    $        0
Medical                          1995           1999      $     28,983   $         0   $          0   $          0    $        0
Manufacturing & Production       1995           1999      $     25,979   $         0   $          0   $          0    $        0
Manufacturing & Production       1995           1999      $     10,164   $         2   $        263   $        261    $      (45)
Manufacturing & Production       1995           1999      $     35,148   $         0   $         89   $         89    $      (15)
Manufacturing & Production       1995           1999      $     23,164   $         0   $          0   $          0    $        0
Manufacturing & Production       1995           1999      $     43,800   $        (0)  $        103   $        104    $      (18)
Manufacturing & Production       1995           1999      $     29,316   $         0   $          0   $          0    $        0
Office Equipment                 1995           1999      $     37,951   $         0   $          0   $          0    $        0
Retail                           1995           1999      $     17,373   $     1,262   $          1   $     (1,261)   $       (0)
Retail                           1995           1999      $     44,441   $         0   $          0   $          0    $       (0)
Telecommunications               1995           1999      $     11,321   $         0   $          0   $          0    $        0
Telecommunications               1995           1999      $     36,167   $        30   $        867   $        837    $     (148)
Telecommunications               1995           1999      $     16,277   $         0   $      7,059   $      7,059    $   (1,204)
Telecommunications               1995           1999      $      9,953   $       307   $          0   $       (307)   $        0
M & P                            1995           1999      $     25,752   $     8,668   $      9,680   $      1,012    $   (1,652)
M & P                            1995           1999      $     21,432   $     7,618   $      8,559   $        942    $   (1,460)
Retail                           1995           1999      $    124,946   $        95   $        508   $        413    $      (87)
Restaurant                       1995           1999      $     41,426   $         0   $          0   $          0    $        0
Computers                        1996           1999      $     88,930   $    18,549   $      9,000   $     (9,549)   $   (1,536)
Computers                        1996           1999      $     19,032   $     4,486   $      1,046   $     (3,440)   $     (179)
Computers                        1996           1999      $    124,579   $    29,117   $          0   $    (29,117)   $        0
Computers                        1996           1999      $    626,615   $   115,317   $    145,953   $     30,636    $  (24,902)
Furniture                        1996           1999      $     75,691   $     7,785   $     24,318   $     16,533    $   (4,149)
M & P                            1996           1999      $     11,819   $     9,137   $     11,819   $      2,682    $   (2,017)
M & P                            1996           1999      $    129,226   $    14,503   $     17,719   $      3,216    $   (3,023)
M & P                            1996           1999      $     25,347   $     2,914   $      6,543   $      3,628    $   (1,116)
M & P                            1996           1999      $    437,254   $    62,508   $     80,129   $     17,621    $  (13,671)
Telecommunications               1996           1999      $    144,827   $    17,391   $     30,747   $     13,356    $   (5,246)
Printing                         1996           1999      $     25,566   $     3,504   $          0   $     (3,504)   $        0
Telecommunications               1996           1999      $  3,709,436   $ 1,084,255   $  1,160,332   $     76,077    $ (197,975)
Telecommunications               1996           1999      $  1,448,798   $   601,061   $    647,290   $     46,229    $ (110,440)
Telecommunications               1996           1999      $    479,613   $   270,551   $    285,120   $     14,569    $  (48,647)
Telecommunications               1996           1999      $  1,446,711   $   470,054   $    491,851   $     21,797    $  (83,919)
Telecommunications               1996           1999      $  1,194,614   $   585,711   $    620,669   $     34,958    $ (105,898)
Telecommunications               1996           1999      $    821,135   $   271,192   $    300,742   $     29,550    $  (51,312)
Telecommunications               1996           1999      $     14,277   $       761   $        978   $        217    $     (167)
Telecommunications               1997           1999      $     46,349   $     8,384   $     16,768   $      8,384    $   (2,861)
Telecommunications               1997           1999      $    218,545   $   140,426   $    170,357   $     29,931    $  (29,066)
Printing                         1997           1999      $     54,194   $        (0)  $          0   $          0    $        0
Printing                         1997           1999      $      4,993   $       189   $        191   $          2    $      (33)
Telecommunications               1997           1999      $    146,997   $    33,095   $     56,384   $     23,289    $   (9,620)
Medical                          1997           1999      $     16,213   $         7   $        736   $        729    $     (126)
Printing                         1998           1999      $     17,641   $         6   $         84   $         77    $      (14)
Restaurant                       1998           1999      $     27,916   $         0   $          0   $          0    $        0

                                     TABLE V
 Sales or Dispositions of equipment--Prior Public Programs--L.P. Six (Continued)
                                   (unaudited)

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Computers                        1995           1999      $     13,160   $         0   $          0   $          0    $        0
Computers                        1995           1999      $     30,342   $         0   $          0   $          0    $        0

-----------

(1)      Acquisition cost includes Acquisition Fee

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)      Federal Taxable Gain (Loss) information not yet available for 1999.

                                     TABLE V
      Sales or Dispositions of equipment--Prior Public Programs--L.P. Seven
                                   (unaudited)

         The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Seven for the three years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
Type of                        Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
Equipment                    Acquisition    Disposition      Cost(1)       Value(2)    Proceeds(3)    Gain (Loss)     Gain (Loss)
---------                    -----------    -----------      -------       --------    -----------    -----------     -----------
Construction                     1996           1997      $    50,702    $    47,778   $         0    $   (47,778)    $         0
Computers                        1996           1997      $ 2,048,220    $ 1,660,987   $ 1,774,347    $    18,900     $         0
Telecommunications               1996           1997      $    52,104    $    13,681   $    22,837    $         0     $   (23,396)
Vessels                          1997           1997      $ 9,561,865    $ 4,154,528   $ 5,864,138    $ 1,709,610     $ 2,448,874
Computers                        1996           1998      $   977,492    $    71,299   $    92,059    $    20,760     $  (343,764)
Fixture                          1996           1998      $   598,654    $       289   $       289    $         0     $         0
Material Handling                1996           1998      $ 4,691,459    $ 3,443,875   $ 3,992,681    $   548,806     $ 1,214,939
Telecommunications               1996           1998      $ 3,190,537    $   881,952   $   991,695    $   109,743     $   187,918
Telecommunications               1997           1998      $    82,378    $    56,553   $    22,593    $   (33,960)    $   (63,983)
Fixture                          1998           1998      $   291,620    $   284,022   $         0    $  (284,022)    $         0
Audio                            1996           1999      $    53,561    $    34,837   $    34,000    $      (837)    $   (27,940)
Computers                        1996           1999      $ 3,558,330    $   478,483   $   647,015    $   168,532     $  (531,702)
Computers                        1996           1999      $     1,666    $       244   $       362    $       118     $      (297)
Computers                        1996           1999      $    16,893    $     1,751   $     8,639    $     6,888     $    (7,099)
Computers                        1996           1999      $    18,489    $     1,318   $     9,636    $     8,318     $    (7,919)
Computers                        1996           1999      $    50,926    $     7,084   $    24,280    $    17,196     $   (19,952)
Computers                        1996           1999      $    13,893    $     2,391   $     6,338    $     3,948     $    (5,209)
Computers                        1996           1999      $     5,930    $       290   $        59    $      (232)    $       (48)
Computers                        1996           1999      $     2,512    $       491   $       384    $      (108)    $      (315)
Computers                        1996           1999      $     2,512    $       351   $       399    $        47     $      (328)
Computers                        1996           1999      $     2,388    $       327   $       382    $        55     $      (314)
Computers                        1996           1999      $     5,107    $       690   $         0    $      (690)    $         0
Computers                        1996           1999      $    10,727    $     1,449   $        50    $    (1,399)    $       (41)
Computers                        1996           1999      $     7,142    $       963   $     1,123    $       160     $      (923)
Telecommunications               1996           1999      $   439,385    $    59,516   $     8,939    $   (50,577)    $    (7,346)
Telecommunications               1996           1999      $   476,718    $   253,519   $   264,888    $    11,370     $  (217,679)
Telecommunications               1996           1999      $    39,469    $     8,959   $       300    $    (8,659)    $      (247)
Telecommunications               1997           1999      $    10,373    $     1,563   $       721    $      (842)    $      (593)
Telecommunications               1997           1999      $   235,938    $   191,900   $   154,040    $   (37,860)    $  (126,586)

-----------

(1)      Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)      Federal Taxable Gain (Loss) information not yet available for 1999.

                                    TABLE VI
            Acquisition of Equipment--Prior Public Programs--Series A
                                   (unaudited)

         The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series A at December 31, 1999

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                   Location               Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------                ------------------  -------------------------  ---------   ------------   -----------   -----------
Campbell Soup Company            Sacramento, CA      Computers                   Sep-91      $        0    $   27,411     $   27,411
Center For The Media Arts        New York, NY        Audio Visual                Nov-88               0       377,126        377,126
Center For The Media Arts        New York, NY        Audio Visual                Mar-90               0        82,204         82,204
Chesebrough Ponds                Westport, CT        Material Handling           Jun-88          23,058         4,475         27,533
Chesebrough Ponds                Westport, CT        Material Handling           Jun-88               0        54,508         54,508
Ciba-Geigy Corp.                 Greensboro, NC      Copiers                     Sep-91               0        49,081         49,081
Ciba-Geigy Corp.                 Greensboro, NC      Computers                   Sep-91               0        74,389         74,389
Ciba-Geigy Corp.                 Summit, NJ          Computers                   Sep-91               0        39,459         39,459
Corporate Mailings, Inc.         Whippany, NJ        Office Copier               Jun-88         130,113        29,440        159,553
Data Broadcasting Corporation    Vienna, VA          Computers                   Jun-90         771,520        56,283        827,803
Doran & Doran PC                 Ames, IA            Medical                     Jun-88          25,642         4,115         29,757
First Boston Corp.               New York, NY        Copiers                     Feb-89          73,438         8,475         81,913
First Hudson Equipment
  Leasing Corp.                  White Plains, NY    Computer                    Jun-88               0        75,224         75,224
Godiva Chocolatier, Inc.         Reading, PA         Computers                   Sep-91               0        32,561         32,561
Gould, Inc.                      Ft. Lauderdale, FL  Office Copier               Jun-88          34,982        14,857         49,839
Hospital Authority Of Gwinnett   Lawrenceville, GA   Medical                     Jun-88          49,274         7,117         56,391
Ingalls Same Day Surgery         Tinley Park, IL     Medical                     Jun-88          71,572         9,490         81,062
Ingersoll-Rand Company           Mayfield, KY        Copiers                     Sep-91               0       117,238        117,238
Intelligent Light                Fairlawn, NJ        Computers                   Jun-88          46,131         7,662         53,793
Internal Revenue Service         Philadelphia, PA    Office Equipment            May-89               0        83,114         83,114
Ivan C. Namihas MD               Las Vegas, NV       Medical                     Jun-88               0        29,784         29,784
L & H Abstracts                  White Plains, NY    Telecommunications          Jul-89               0        41,229         41,229
Laclede Steel Company            St. Louis, MO       Computers                   Jun-89          69,618         2,513         72,131
Ladera Heights Hospital          Los Angeles, CA     Computers                   May-89               0       271,415        271,415
Liverpool Blueprint, Inc.        Liverpool, NY       Commercial Copier           May-89               0       114,048        114,048
Liverpool Blueprint, Inc.        Liverpool, NY       Reprographics               Jul-93               0        53,149         53,149
Marvin Sugarman Productions      Valencia, CA        Audio Visual                Aug-90         179,379         4,617        183,996
Massachusetts General Life       Englewood, CO       Computers                   Dec-89         327,971        19,220        347,191
Mcginn Tool & Engineering Co.    Franklin, IN        Manufacturing & Production  Jun-95               0        27,000         27,000
Medical Center Of Independence   Independence, MO    Medical                     Jun-88          59,838         8,192         68,030
New York Telephone               New York, NY        Copiers                     Jun-88         173,024        32,155        205,179
Newark Beth Israel Medical Ctr   Newark, NJ          Medical                     Sep-91               0        40,556         40,556
Pandick Technologies, Inc.       New York, NY        Office Copier               Jun-88         184,910        44,661        229,571
Payless Cashways/Parctec         New York, NY        Retail                      Dec-93         141,791         7,365        149,156
Professional Blueprinters        Norfolk, VA         Commercial Copier           Mar-89               0       120,682        120,682
Quality Plants                   Manorville, NY      Agriculture                 May-89               0        37,991         37,991
Rainbow Abstracts                White Plains, NY    Office Copier               Jul-88               0       107,503        107,503
Ralph's Foods                    Edroy, TX           Printing                    May-89               0        83,027         83,027
Richman Gordman Stores, Inc.     Omaha, NE           Retail                      Dec-90         172,690        25,823        198,513
Richman Gordman Stores, Inc.     Omaha, NE           Retail                      Dec-93               0        39,887         39,887
Ridgebury Equestrian Center      New Hampton, NY     Agriculture                 Sep-88               0        27,968         27,968
S.J.C. Video Corporation         Valencia, CA        Video Production            Aug-90               0       341,796        341,796
Santangelo dba Valley Shopping   Derby, CT           Agriculture                 Dec-88               0        31,425         31,425
Sparta, Inc.                     La Jolla, CA        Computer                    Jun-88          33,587         7,593         41,180
Stamford Lithographics           Stamford, CT        Printing                    Feb-89               0        50,258         50,258
Staten Island Ob & Gyn Assoc.    Staten Island, NY   Medical                     Jun-88               0        26,215         26,215
Taco Amigo                       Audubon, NJ         Restaurant                  Mar-89               0       103,459        103,459

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series A (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                   Location               Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------                ------------------  -------------------------  ---------   ------------   -----------   -----------
Texas Instruments, Inc.          Dallas, TX          Computers                   Jun-88      $  175,382    $   35,954     $  211,336
The Guardian Life Insurance
  Company                        Spokane, WA         Office Copier               Jun-88         221,181        46,190        267,371
Triangle Reproductions, Inc.     Houston, TX         Commercial Copier           Dec-90               0        74,677         74,677
Tucker Anthony                   New York, NY        Office Copier               Jun-88          22,813         7,083         29,896
V. Bruce Mccord                  Gardiner, NY        Agriculture                 Sep-88               0        36,139         36,139
Wakefern Food Corp.              Elizabeth, NJ       Office Copier               Jun-88          41,749        22,756         64,505
William F. Hineser Dpm, P.C.     Arvada, CO          Medical                     Jun-88               0        25,695         25,695
                                 Total Equipment transactions less than $25,000                 266,061     1,385,490      1,651,551
                                                                                             ----------    ----------     ----------
                                                                                             $3,295,724    $4,487,744     $7,783,468
                                                                                             ==========    ==========     ==========

-----------

(1)      This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
            Acquisition of Equipment--Prior Public Programs--Series B
                                   (unaudited)

         The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at December 31, 1999

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
A & E Reprographics &
  Supply                    Memphis, TN              Reprographics                Jan-90     $        0    $    102,003   $  102,003
A Action Rental, Inc.       Pittsburg, PA            Environmental Equipment      Sep-91              0          45,514       45,514
Ad Art Design Co., Inc.     Gaitherburg, MD          Computers                    Aug-94              0          26,405       26,405
Adams Optics                Athens, GA               Furniture                    Jun-90              0          26,278       26,278
Advance Waste               Mableton, GA             Sanitation                   Dec-91              0          24,282       24,282
Aladdin Carpet Cleaning &
  Rest                      Huntington Bch, CA       Manufacturing & Production   May-95              0          28,292       28,292
Alan Williams & Associates  N. Hollywood, CA         Computers                    Jun-95              0          40,975       40,975
Aluminum Company of
  America                   Pittsburgh, PA           Computers                    Dec-89              0         107,733      107,733
American Disposal, Inc.     Palmyra, PA              Front Load Containers        Sep-91              0          57,847       57,847
American Senior Citizens
  Alliance                  Orlando, FL              Computers                    Jul-90              0          54,290       54,290
American Senior Citizens
  Alliance                  Orlando, FL              Telecommunications           Aug-90              0          56,219       56,219
AP Propane, Inc.            King Of Prussia, PA      Computers                    Nov-90        352,251          43,294      395,545
AP Propane, Inc.            King Of Prussia, PA      Computers                    Nov-90      1,216,935         115,673    1,332,608
AP Propane, Inc.            King Of Prussia, PA      Computers                    Nov-90        458,472          43,819      502,291
Ascom Communications, Inc.  Bronx, NY                Telecommunications           Apr-94              0          36,547       36,547
Assix International, Inc.   Tampa, MA                Computers                    Nov-89        192,258          20,187      212,445
Assix International, Inc.   Tampa, FL                Furniture                    Nov-89              0          75,299       75,299
B & D Hauling, Inc.         Columbus, OH             Front Load Containers        Sep-91              0          51,268       51,268
B & P Refuse
  Disposal, Inc.            Manassas, VA             Containers & Carts           Jul-90              0          47,913       47,913
Badalaty, DMD Madeline M.   Ocean Township, NJ       Medical                      Oct-90              0          25,882       25,882
Ballingers USA, Inc.        New York, NY             Furniture                    May-92              0         188,807      188,807
Barry S. Kaplan Md Pa       Miami, FL                Computers                    Jun-95              0          35,313       35,313
Bell Telephone of
  Pennsylvania              Pittsburgh, PA           Office Equipment             Oct-89              0          85,048       85,048
Bendor Corp.                Dallas, TX               Fixture                      Dec-90         24,599           3,048       27,648
BJ's Kountry Kitchen        Fresno, CA               Restaurant Equipment         Jun-91              0          60,255       60,255
Blispak, Inc.               Whippany, NJ             Manufacturing & Production   Aug-90              0         125,371      125,371
Bluebonnet Milling Company  Ardmore, OK              Material Handling            Dec-90         34,378           3,014       37,391
BOC, Inc.                   Murray Hill, NJ          Computers                    Sep-89        178,212          36,246      214,459
Bowers Sanitation           Vickery, OH              Sanitation                   Dec-91              0          32,682       32,682
Braintec Corporation        Irvine, CA               Computers                    Apr-95              0          27,291       27,291
Brenlar Investments, Inc.   Novaro, CA               Furniture                    Oct-94              0         303,000      303,000
Bull Run Metal Fabricators  Powel, TN                Manufacturing & Production   Mar-90              0          31,129       31,129
Buntastic, Inc.             Savannah, GA             Restaurant Equipment         Dec-90         36,986           2,989       39,975
Business Application
  Soures                    Costa Mesa, CA           Furniture                    Dec-90              0          29,806       29,806
Cal Rentals & Sales, Inc.   Pittsburg, PA            Construction                 Jun-91              0          24,724       24,724
Captain Cookie Company      Shreveport, LA           Restaurant Equipment         Jun-90              0          26,305       26,305
Card Brothers
  Equipment, Inc.           Merrill, MI              Computers                    Dec-90         55,570           4,943       60,513
Career Systems, Inc.        Knoxville, TN            Computers                    Mar-90              0          26,489       26,489
Centran Mississippi Farm    Vicksburg, MS            Agriculture                  Sep-90              0         126,048      126,048
Channel 17 Associates Ltd.  Birmingham, AL           Video Production             Sep-92              0         104,457      104,457
Channel 17 Associates Ltd.  Birmingham, AL           Video Production             Sep-92              0         278,333      278,333
Channel 17 Associates Ltd.  Birmingham, AL           Telecommunications           Sep-92              0          64,731       64,731
Channel 17 Associates,
  Ltd.                      Birmingham, AL           Audio Equipment              Aug-93              0         128,455      128,455
Chester Wojda               Zephyrhills, FL          Material Handling            Oct-95              0          26,533       26,533
Chris & John's Auto
  Body, Inc.                Milwaukie, OR            Material Handling            Dec-90         43,082           3,740       46,822

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Chrysler Motor Corp.        Highland, MI             Computers                    Mar-91     $2,039,527        $649,217   $2,688,744
Ciba-Geigy                  Ardsley, NY              Computers                    Sep-89        123,897           9,984      133,882
Circuit Wise, Inc.          North Haven, CT          Manufacturing & Production   Jan-91              0         108,613      108,613
Circuit Wise, Inc.          North Haven, CT          Manufacturing & Production   Jan-95              0          50,110       50,110
CIS Corp.                   College Park, GA         Telecommunications           Mar-97              0         822,592      822,592
Clark Bagels Inc.           Clark, NJ                Fixture                      Apr-95              0          27,790       27,790
Clear Film Printing, Inc.   Kaufman, TX              Printing                     Sep-89              0          26,000       26,000
Coastal Blue, Inc.          San Juan Capistrano, CA  Copiers                      Nov-89              0         130,000      130,000
Colorgraphics of
  Arizona, Inc.             Phoenix, AZ              Reprographics                Dec-90         48,787           4,289       53,076
Concord Chrysler Plymouth   Concord, MA              Manufacturing & Production   Jun-93              0          26,401       26,401
Consolidated Waste
  Ind., Inc.,               Washington, DC           Sanitation                   Jun-90              0          31,990       31,990
Criterion Labs, Inc.        San Jose, CA             Manufacturing & Production   Mar-95              0          37,594       37,594
D & V Carting               Wellington, FL           Sanitation                   Dec-91              0          28,137       28,137
Dalane Machining, Inc.      Tampa, FL                Material Handling            Jul-92              0          30,692       30,692
Dalla Corte Lumber, Inc.    Stafford Spring, CT      Manufacturing & Production   Jul-90              0          28,875       28,875
Data Broadcasting Corp.     Vienna, VA               Satellite Dishes             Jun-90        771,520          56,283      827,803
Days Inn Motel              Orlando, FL              Telecommunications           Dec-90         65,891           5,409       71,300
Dennis Owens Dba            Dekalb, IL               Manufacturing & Production   Apr-95              0          28,253       28,253
Dow Chemical Company        Midland, MI              Manufacturing & Production   Aug-90        612,686         187,631      800,317
Dr. Alexander A. Tocher,
  MD                        Millerplace, NY          Furniture                    Jun-90              0          56,460       56,460
Dr. Peter Williams          Brooklyn, NY             Medical                      Nov-89              0          25,919       25,919
Dr. Ronald C. Pluese        Boca Raton, FL           Medical                      Jun-90              0          41,659       41,659
Dr. Travis A. Gresham       Bonita Springs, FL       Medical                      Jun-90              0          28,408       28,408
DSC Corporate
  Services, Inc.            Plano, TX                Computers                    Jun-90        934,676         476,765    1,411,441
Durand's Meat & Grocery
  Co., Inc.                 Youngsville, LA          Computers                    Sep-90              0          27,391       27,391
East Tennessee Warehousing  Ooltewah, TN             Material Handling            Apr-90              0         135,655      135,655
Edward Lewis and Sons       Mineola, NY              Furniture                    Sep-89              0          25,392       25,392
EPI Technologies, Inc.      Richardson, TX           Medical                      May-90              0         168,516      168,516
Expedi Printing, Inc.       New York, NY             Manufacturing & Production   Jun-90              0          32,435       32,435
Express Food Stores, Inc.   Flagstaff, AZ            Restaurant Equipment         Dec-90         28,595           2,759       31,354
First Coast Paralegal
  Clinic                    Jacksonville Beach, FL   Computers                    Sep-90              0          46,267       46,267
FMC Corporation             Chrcago, IL              Computers                    Nov-90        326,531          41,141      367,673
Ford Motor Company          Dearborn, MI             Computers                    Feb-91        194,951          32,193      227,144
Fred Meyer, Inc.            Portland, OR             Computers                    Sep-90      1,288,916         130,877    1,419,794
Fred Meyer, Inc.            Portland, OR             Retail                       Sep-90      2,274,335         300,261    2,574,596
Fred Meyer, Inc.            Portland, OR             Computers                    Oct-90      1,134,269         149,549    1,283,818
Fred Meyer, Inc.            Portland, OR             Computers                    Oct-90      2,767,380         351,826    3,119,206
Fred Meyer, Inc.            Portland, OR             Retail                       Oct-90        585,706          59,424      645,130
Fred Meyer, Inc.            Portland, OR             Retail                       Oct-90        101,709          12,845      114,554
Fred Meyer, Inc.            Portland, OR             Computers                    Jun-94        475,927         193,466      669,394
Fred Meyer, Inc.            Portland, OR             Computers                    Jun-94        271,472         116,806      388,278
Frymaster Corporation       Shrevport, LA            Copiers                      Feb-91              0          40,840       40,840
Gary Baldwin                Dallas, TX               Agriculture                  Apr-90              0          26,036       26,036
Gaton St. Clement Corp.     Chavin, LA               Point Of Sale Registers      Jul-90              0          27,679       27,679
GE Plastics                 Pittsfield, MA           Copiers                      Sep-89         45,069           5,579       50,648
GE Plastics                 Pittsfield, FL           Furniture                    Dec-89              0          31,376       31,376
GE Plastics                 Pittsfield, MA           Furniture                    May-90         91,362          14,539      105,901
GE Plastics                 Pittsfield, MA           Telecommunications           May-90         29,988           4,862       34,850
Gem City Engineering Co.    Dayton, OH               Electrical                   Dec-90              0          68,755       68,755
Goshen Crossing Mobile      Gaithersburg, MD         Material Handling            Jul-90              0          26,219       26,219
Greystone Drugs, Inc.       Bronx, NY                Fixture                      Jan-95              0          28,449       28,449
Harlan M. Kretch Dba        Mankato, MN              Manufacturing & Production   Nov-95              0          31,312       31,312

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Harnischfeger Industries    Pensacola, FL            Medical                      Dec-90             $0         $44,148      $44,148
Harnischfeger Industries    Brookfield, WI           Computers                    Oct-92         79,557               0       79,557
Henry Guzmah                Fountain Valley, CA      Furniture                    Jun-91              0          26,005       26,005
Hexcel Corp.                Dublin, CA               Computers                    Nov-90        566,036          76,534      642,571
HMS Property Management
  Group                     Beachwood, OH            Furniture                    Jul-90              0          34,265       34,265
Hometown Buffet, Inc.       San Diego, CA            Restaurant                   Feb-95              0         618,000      618,000
Hughes Aircraft Company     Los Angeles, CA          Computers                    Apr-90         37,907         502,692      540,599
Imperial Plastics, Inc.     Lakeville, MN            Manufacturing & Production   Aug-90              0         530,400      530,400
Indy Pro Audio Production
  Srvc                      Indianapolis, IN         Manufacturing & Production   Aug-95              0          35,155       35,155
Institutional Laundry
  Services                  Lakewood, NJ             Manufacturing & Production   May-95              0          39,006       39,006
International Business
  Software                  St. Louis, MO            Computers                    Feb-90              0          28,642       28,642
International
  Tollers, Inc.             Grand Haven, MI          Material Handling            Dec-90         28,688           2,540       31,228
Iowa Electric Light &
  Power Co.                 Cedar Rapids, IA         Computers                    Nov-90              0          42,714       42,714
J & M Enterprises, Inc.     Fletcher, OH             Manufacturing & Production   Mar-94              0          27,927       27,927
J & P Party Supply          Garden City Park, NY     Computers                    Oct-90              0          26,174       26,174
J. K. & Susie L. Wadley     Dallas, TX               Medical                      Apr-90              0         140,608      140,608
JGQ Corp.                   Medina, OH               Computers                    Aug-90              0          26,000       26,000
Jim Malhart Piano &
  Organ Co.                 Mcallen, TX              Computers                    May-90              0          69,222       69,222
Joe Ledbetter               Visalia, CA              Material Handling            Dec-90         81,012           6,659       87,672
Joel Rubenstein MD PhD      Reno, NV                 Medical                      Feb-91              0         527,280      527,280
Joseph A Seagrams &
  Sons, Inc.                New York, NY             Telecommunications           May-90         67,199           6,068       73,266
Joseph A Seagrams &
  Sons, Inc.                New York, NY             Computers                    Oct-90         68,287           8,086       76,373
Joseph L. Taylor            Las Vegas, NV            Computers                    Apr-95              0          26,752       26,752
K-Jon, Inc.                 Lake Charles, LA         Restaurant Equipment         Jun-90              0          29,620       29,620
K & M Fashion, Inc.         South Gate, CA           Retail                       Oct-90              0          44,385       44,385
Ken Davis                   Watertown, MA            Manufacturing & Production   Sep-89              0          42,659       42,659
Kimberling Inn, Inc.        Kimberling City, MO      Computers                    Dec-90         23,230           1,884       25,113
L. Cade Havard              Plano, TX                Computers                    Jul-90              0          25,795       25,795
Lageroza, Inc.              Atlantic City, NJ        Computers                    Sep-90              0          25,549       25,549
Lee's Famous Recipe
  Country Chicken           Muskegon, MI             Restaurant Equipment         Dec-90        100,200           8,995      109,195
Legal Arts                  Dallas, TX               Reprographics                Feb-90              0          85,280       85,280
Letap of St. George, Inc.   St. George, SC           Furniture                    Jan-91              0         239,742      239,742
Liberty Collection
  Bureau, Inc.              Antamonte Springs, FL    Computers                    Dec-90         42,434           3,495       45,929
Logic Automation, Inc.      Beauerton, OR            Computers                    Jul-90              0         249,135      249,135
Lorelei Productions, Inc.   Sevierville, TN          Video Production             Apr-90              0          26,174       26,174
Louisiana Interests Inc
  Dba Oz                    New Orleans, LA          Restaurant Equipment         Dec-95              0          36,672       36,672
Lusk Onion, Inc.            Clovis, NM               Manufacturing & Production   Dec-90         37,414           2,956       40,369
M.J.M. Research, Inc.       Mission, KS              Computers                    Apr-96              0          52,676       52,676
Maddox Resources, Inc.      Riverbank, CA            Restaurant                   May-96              0          49,262       49,262
Madison Auto Body
  Shop Inc.                 Madison, NJ              Automotive                   Apr-95              0          44,157       44,157
Main Street Cafe            Medina, OH               Point Of Sale Registers      Aug-90              0          26,000       26,000
Maxtor Corp.                San Jose, CA             Computers                    Feb-91        233,149          32,500      265,649
McCaw-Benzi Insurnace
  Agency                    Greenville, TX           Computers                    Dec-90         33,922           2,845       36,767
Medfone Nationwide, Inc.    Wantagh, NY              Telecommunications           Feb-91              0          52,499       52,499
Medical Home Health, Inc.   Sallisaw, OK             Telecommunications           Mar-94              0          28,233       28,233
Melhart Piano               McAllen, TX              Network System               May-90              0          69,222       69,222

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Message X
  Communications, Inc.      Hartford, CT             Telecommunications           Jun-90             $0         $41,237      $41,237
Mosta Corp.                 Miami, FL                Manufacturing & Production   Sep-89              0          33,997       33,997
Mott General
  Contractors, Inc.         Chaplin, CT              Agriculture                  Dec-89              0          32,760       32,760
Mountain Air Systems        Burlington, VT           Computers                    Oct-90              0          25,630       25,630
National News Network       Los Angeles, CA          Satellite Dishes             Jun-90      1,622,934         114,499    1,737,433
Neuro Electric Test
  Associates                Oakland, CA              Printing                     Oct-90              0          26,691       26,691
Nevada Medical Red Rock     Las Vegas, NV            Medical                      Dec-89              0          39,799       39,799
New Century Marble &
  Granite                   Oakland, CA              Manufacturing & Production   Nov-94              0          30,157       30,157
New England Digital         Lebanon, NH              Office Equipment             Aug-90        136,268          13,828      150,096
Niagara Mohawk Power Corp.  Syracuse, NY             Computers                    Feb-91        182,483          39,082      221,565
Niagara Mohawk Power Corp.  Syracuse, NY             Computers                    Feb-91        168,889          45,288      214,176
Nice & Fresh Bakery         Bridgeport, CT           Manufacturing & Production   Nov-90              0          98,792       98,792
Nice & Fresh Bakery         Bridgeport, CT           Fixture                      Dec-90              0          54,500       54,500
One Hour Martinizing        Fresno, CA               Sanitation                   Dec-90         53,640           4,430       58,070
Orman Brothers              Rosser, TX               Agriculture                  Dec-90         25,972           2,396       28,369
Packaging Plus Services     Middletown, NY           Furniture                    Jul-90              0          27,572       27,572
Parametric Technology
  Corp.                     Waltham, MA              Computers                    May-90        302,349          57,334      359,683
Parctec, Inc.               New York, NY             Retail                       Nov-93         42,759           1,976       44,736
Parctec, Inc.               New York, NY             Retail                       Nov-93        143,882           6,651      150,533
Parctec, Inc.               New York, NY             Retail                       Nov-93        304,074          14,055      318,130
Parctec, Inc.               New York, NY             Retail                       Nov-93         84,329           3,898       88,227
Parctec, Inc.               New York, NY             Retail                       Nov-93         82,018           3,791       85,810
Parctec, Inc.               New York, NY             Retail                       Nov-93        123,588           5,713      129,301
Parctec, Inc.               New York, NY             Retail                       Nov-93         80,898           3,739       84,637
Parctec, Inc.               New York, NY             Retail                       Nov-93        427,938          19,781      447,719
Parctec, Inc.               New York, NY             Retail                       Nov-93        165,227           7,637      172,864
Parctec, Inc.               New York, NY             Retail                       Nov-93         41,570           1,921       43,491
Parctec, Inc.               New York, NY             Retail                       Dec-93         42,395           1,946       44,341
Parctec, Inc.               New York, NY             Retail                       Dec-93              0          45,788       45,788
Parctec, Inc.               New York, NY             Retail                       Dec-93              0          86,612       86,612
Parctec, Inc.               New York, NY             Retail                       Dec-93         30,941           1,420       32,361
Parctec, Inc.               New York, NY             Retail                       Dec-93         35,099           1,611       36,710
Paul's Market & Deli        Knoxville, TN            Restaurant Equipment         Apr-90              0          27,487       27,487
Paul-Scott Industries       Tampa, FL                Manufacturing & Production   Nov-89              0          69,264       69,264
Pepperidge Farms, Inc.      Norwalk, CT              Computers                    May-90        321,109         264,074      585,183
Pepperidge Farms, Inc.      Norwalk, CT              Manufacturing & Production   Aug-90        122,085          99,631      221,716
Performance Semiconductor   Sunnyvale, CA            Computers                    Oct-90        513,117          55,895      569,012
Performance Semiconductor   Sunnyvale, CA            Medical                      Oct-90        591,377          76,009      667,386
Performance Semiconductor   Sunnyvale, CA            Computers                    Oct-90        292,735          33,332      326,067
Performance Semiconductor   Sunnyvale, CA            Computers                    Oct-90        401,560          47,546      449,107
Performance Semiconductor   Sunnyvale, CA            Construction                 Oct-90        353,899          43,655      397,553
Perry Morris                Irvine, CA               Manufacturing & Production   Mar-92              0         600,000      600,000
Pete Williams, MD           Brooklyn, NY             Medical                      Nov-89              0          25,919       25,919
Pfister Industries, Inc.    Fair Lawn, NJ            Manufacturing & Production   Nov-94              0          31,025       31,025
Phil's Place for Ribs       Mentor, OH               Restaurant Equipment         Jun-90              0          54,040       54,040
Phyliss Moriarty            Poughkeepsie, NY         Medical                      Jan-95              0          30,287       30,287
Physiologic Reps, Inc.      Glendadle, CA            Medical                      Jun-91              0          41,924       41,924
Pineville
  Piggly-Wiggly, Inc.       New Iberia, LA           Computers                    Dec-90              0          44,854       44,854
Plante Construction, Inc.   Huntington, CT           Agriculture                  Sep-89              0          44,200       44,200
Polk Opticians, Inc.        Lakeland, FL             Medical                      Dec-89              0          37,733       37,733
Prestige Auto Body, Inc.    Springfield, VA          Paint Booth                  Jul-90              0          34,599       34,599
Putnam Companies, Inc.      Boston, MA               Computers                    Nov-90        269,294          43,844      313,138

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Pyramid Vitamins & Health   Metuchen, NJ             Fixture                      Dec-95             $0         $26,465      $26,465
Qualicare Medical Labs      Astoria, NY              Medical                      Aug-90              0          47,403       47,403
R/T Enterprises, Inc.       Richmond, VA             Construction                 Jun-90              0          43,914       43,914
Raleigh Athletic
  Equipment Corp.           New Rochelle, NY         Computers                    Jun-93              0          25,907       25,907
Raleigh Crane Corp.         Raleigh, NC              Material Handling            Jun-90              0          33,613       33,613
Randy's General
  Merchandise               Boyce, LA                Computers                    Sep-90              0          43,536       43,536
Raynet Corporation          Menlo Park, CA           Computers                    Oct-90         98,601          12,540      111,140
Red Rock Surgical Center    Las Vegas, NV            Medical                      Dec-89              0          39,799       39,799
Refuse Systems, Inc.        Cleveland, OH            Sanitation                   Jun-90              0          32,228       32,228
Registered Films Inc.       New York, NY             Video Production             May-96              0          53,797       53,797
Rehab Management, Inc.      Midlothian, VA           Furniture                    Jun-90              0          33,055       33,055
Richman Gordman
  Stores, Inc.              Omaha, NE                Office Equipment             Dec-90        902,150         177,729    1,079,880
Richman Gordman
  Stores, Inc.              Omaha, NE                Office Equipment             Dec-90        518,068         101,291      619,360
Richman Gordman
  Stores, Inc.              Omaha, NE                Retail                       Dec-93              0         119,662      119,662
Robert A. Masters           San Pedro, CA            Video Production             Jun-91              0          56,632       56,632
Rocky Mountain              Denver, CO               Computers                    Oct-90        469,838          62,796      532,633
Romano's Pack & Save, Inc.  Baton Rouge, LA          Computers                    Jul-90              0          32,186       32,186
Roulette P.C.H., Inc.       San Jose, CA             Computers                    Aug-94              0          26,964       26,964
Royal Glass Corporation     Englewood, NJ            Manufacturing & Production   Jul-94              0          25,395       25,395
Rsvp Services               Edmond, OK               Telecommunications           Dec-95              0          33,014       33,014
Safeguard Business
  Systems, Inc.             Fort Washington, PA      Material Handling            Jul-90              0          99,148       99,148
Safeguard Business
  Systems, Inc.             Fort Washington, PA      Manufacturing & Production   Jul-90              0         109,753      109,753
Safeguard Business
  Systems, Inc.             Fort Washington, PA      Manufacturing & Production   Jul-90              0          99,148       99,148
Safeguard Business
  Systems, Inc.             Fort Washington, PA      Manufacturing & Production   Jul-90              0          99,148       99,148
Schremp                     Fairfax, VA              Manufacturing & Production   Nov-89              0          26,067       26,067
Serologicals, Inc.          Brookfield, WI           Computers                    Nov-90        551,499         140,680      692,179
Serologicals, Inc.          Pensacola, FL            Computers                    May-91              0          70,789       70,789
Serologicals, Inc.          Pensacola, FL            Office Equipment             Nov-91              0          46,490       46,490
Serologicals, Inc.          Pensacola, FL            Computers                    May-92              0          76,900       76,900
Sigmatel, Inc.              Tenafly, NJ              Telecommunications           Aug-90              0          37,492       37,492
Snyder / Newell, Inc.       San Francisco, CA        Telecommunications           Dec-95              0          33,636       33,636
Solar Graphics Inc.         St. Petersburg, FL       Computers                    Oct-95              0          34,749       34,749
Soltex Polymer Corp.        Houston, TX              Computers                    Feb-90              0         170,882      170,882
Southeastern
  Microfilm Inc.            Raleigh, NC              Manufacturing & Production   May-96              0          43,686       43,686
Star Liminators, Inc.       Anaheim, CA              Manufacturing & Production   May-96              0          42,371       42,371
Steve Oglesby
  Productions Inc.          Evansville, IN           Video Production             Dec-95              0          42,495       42,495
Streets, Ltd.               Long Island City, NY     Computers                    Jun-93              0          29,329       29,329
Structural Steel Inc.       Rockledge, FL            Manufacturing & Production   May-95              0          32,728       32,728
Sunrise Duplication
  Services                  Englewood, CO            Video Production             Apr-95              0          27,067       27,067
Sunset Estates of
  Watonaga, Inc.            Watonga, OK              Fixture                      Dec-90         36,763           3,212       39,975
T.B.G. of Merrick, Inc.     Whitestone, NY           Furniture                    Nov-94              0         204,779      204,779
Tarzar, Inc.                Evansville, IN           Manufacturing & Production   Jul-91              0          51,311       51,311
Teel Lumber Company         Pocahontas, AR           Manufacturing & Production   Jun-93              0          26,412       26,412
Telebit Corp.               Sunnyvale, CA            Computers                    Mar-90        925,370         148,270    1,073,640
Telebit Corp.               Sunnyvale, CA            Medical                      May-90        139,567          15,671      155,238
Telebit Corp.               Sunnyvale, CA            Computers                    May-90        367,953          47,582      415,535
Terrance Reay, Inc.         Mission Viejo, CA        Furniture                    Jun-91              0          60,351       60,351

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series B (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Terrance Reay, Inc.         Mission Viejo, CA        Furniture                    Jun-91             $0         $59,064      $59,064
The Gaton Clement Corp.     Chavin, LA               Computers                    Jul-90              0          27,679       27,679
The Real Estate Collection  Hermosa Beach, CA        Furniture                    Jun-91              0          27,732       27,732
Thermal Dynamics
  Corporation               West Lebanon, NH         Manufacturing & Production   Dec-90              0         189,364      189,364
Tri Star Optics, Inc.       New York, NY             Furniture                    Jun-90              0          47,990       47,990
U.S. Communications of
  Westchester               Boca Raton, FL           Telecommunications           Sep-90              0         104,000      104,000
U.S. Pipeline
  Service, Inc.             Clearwater, FL           High Pressure Jetter         Jul-90              0          25,232       25,232
Unity Broadcasting Network  New York, NY             Telecommunications           Sep-89              0          80,231       80,231
Unity Broadcasting Network  New York, NY             Telecommunications           Jul-90              0          36,082       36,082
Upper Crust Pizza           San Luis Obispo, CA      Restaurant Equipment         Dec-90         40,991           3,341       44,332
USX Corporation             Pittsburgh, PA           Computers                    Mar-90        862,520         156,933    1,019,453
USX Corporation             Pittsburgh, PA           Computers                    Mar-90      1,295,084         228,447    1,523,531
USX Corporation             Pittsburgh, PA           Mining                       May-90      2,540,177         944,382    3,484,559
USX Corporation             Pittsburgh, PA           Mining                       Aug-90      5,454,428       1,078,257    6,532,685
Viridis Corp.               Los Angeles, CA          Computers                    Jul-95              0          29,409       29,409
Visual Productions, Inc.    San Diego, CA            Printing                     Apr-96              0          48,047       48,047
Voice Genesis, Inc.         Brecksville, OH          Computers                    May-96              0          49,905       49,905
Volvo North America
  Corporation               Rockleigh, NJ            Telecommunications           Nov-90        140,737          20,163      160,900
Walnut Valley Auto Body     Walnut, CA               Material Handling            Dec-90         32,567           3,172       35,739
Weissinger Steel Erection   Orlando, FL              Construction                 Dec-90         29,666           2,692       32,358
Weron, Inc.                 Englewood, CO            Automotive                   Dec-90              0          68,782       68,782
West Atlantic Medical
  Center                    Delray Beach, FL         Medical                      Apr-90              0          27,594       27,594
Westside Sanitaion, Inc.    Miami, FL                Steel Refuse Containers      Jul-90              0          35,548       35,548
Wil-Ray Cabinets &
  Millwork, Inc.            Temple, TX               Material Handling            Feb-91              0          45,771       45,771
Wmd Green Inc.              Gresham, OR              Printing                     May-96              0          48,492       48,492
Xerox Corporation           Blauvelt, NY             Copiers                      Sep-89         40,053           5,373       45,426
Yumi Yogurt                 San Mateo, CA            Material Handling            Dec-90         24,201           2,246       26,447
                            Total Equipment transactions less than $25,000                    1,312,672       6,122,204    7,434,876
                                                                                            -----------     -----------  -----------
                                                                                            $40,950,305     $26,850,666  $67,800,971
                                                                                            ===========     ===========  ===========

-----------

(1)      This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
     Acquisition of Equipment--Recent Public Programs--Series B (Continued)
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

         The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series B at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

                                 Equipment       Equipment         Total
Equipment Category                 Leases        Financings      Portfolio
------------------               ---------       ----------      ---------
Telecommunications                $504,376        $78,396        $582,772
Restaurant Equipment               568,738         85,934         654,672
Manufacturing & Production         160,377         66,768         227,145
Computer Systems                        --        208,031         208,031
Video Production                        --         96,292          96,292
Printing                            48,492             --          48,492
Office Furniture & Fixtures         27,787         26,467          54,254
Automotive                          44,157             --          44,157
Medical                             23,762             --          23,762
Retail Systems                          --         21,088          21,088
                                 ---------        -------       ---------
                                 1,377,689        582,976       1,960,665

                                    TABLE VI
            Acquisition of Equipment--Prior Public Programs--Series C
                                   (unaudited)

         The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at December 31, 1999

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
A & S Shotcrete Inc.        Phoenix, AZ              Manufacturing & Production    Apr-95    $         0   $    36,284  $    36,284
Abco Cesspol
  Services, Inc.            Marston Mills, MA        Construction                  Jun-91              0        34,858       34,858
Access, Inc.                Birmingham, AL           Fixture                       Jun-96              0        54,244       54,244
Adamson Tire & Brake        Sun City, CA             Retail                        Jan-92              0        97,767       97,767
Adirondack Obstetrics &
  Gyn                       Glens Falls, NY          Medical                       May-96              0        55,200       55,200
Adzima Funeral Home, Inc.   Stratford, CT            Computers                     Dec-94              0        25,266       25,266
All Star Premium
  Products, Inc.            Sturbridge, MA           Computers                     Jun-96              0        31,452       31,452
Alliant Techsystems Inc.    Everett, WA              Manufacturing & Production    Oct-95              0        25,764       25,764
Alliant Techsystems, Inc.   Edina, MN                Video Production              Oct-91              0        38,401       38,401
Alliant Techsystems, Inc.   Edina, MN                Manufacturing & Production    Dec-91              0        76,982       76,982
American Association of
  Retired Persons           Washington, DC           Computers                     Mar-91        238,596        35,284      273,880
Andrew L. Pettit Architect  New York, NY             Computers                     Jun-96              0        40,010       40,010
Aneree Associates           Palmdale, CA             Retail                        Feb-92              0        53,003       53,003
Apollo Group, Inc.          Phoenix, AZ              Computers                     Mar-91              0       238,708      238,708
Apollo Group, Inc.          Phoenix, AZ              Telecommunications            Jul-91              0        42,923       42,923
Arias Research
  Associates, Inc.          Whittier, CA             Medical                       Jun-96              0        54,528       54,528
Avel Hotel of Naples        Boca Raton, FL           Furniture                     Mar-91              0       267,800      267,800
Avel Hotel of Naples        Boca Raton, FL           Furniture                     Jun-94              0        65,659       65,659
Baptist Health Care of
  Oklahoma                  Oklahoma City, OK        Medical                       Jun-91        304,538       129,016      433,554
Barry'S Photography         La Porte, IN             Photography                   May-96              0        40,299       40,299
Bath Ironworks Corp.        Bath, ME                 Computers                     Jun-91        720,683        80,405      801,088
Bath Ironworks Corp.        Bath, ME                 Computers                     Jun-91      1,036,469       244,135    1,280,604
Benson Brothers
  Disposal, Inc.            Wyantskill, NY           Sanitation                    Mar-91              0        27,469       27,469
Benson Brothers
  Disposal, Inc.            Wynantskill, NY          Sanitation                    May-91              0        28,205       28,205
Blackhawk Audio Inc.        Goodlettsville, TN       Audio Equipment               Feb-96              0        46,335       46,335
Bnk Industries, Inc.        Woburn, MA               Manufacturing & Production    Jun-96              0        58,891       58,891
Bobby Rubino's USA, Inc.    Fort Lauderdale, FL      Computers                     Oct-91              0        96,121       96,121
Brad & Sharon Sessions      Lafayette, CO            Manufacturing & Production    Sep-91              0        25,529       25,529
Bradlees                    Braintree, MA            Fixture                       Feb-91         77,880         9,706       87,587
Bradlees                    Braintree, MA            Computers                     Feb-91         94,175        10,954      105,129
Bradlees                    Braintree, MA            Computers                     Feb-91         57,531         6,603       64,134
Bradlees                    Braintree, MA            Fixture                       Feb-91        228,418        27,426      255,844
Bradlees                    Braintree, MA            Fixture                       Feb-91        193,191        25,093      218,284
Bradlees                    Braintree, MA            Fixture                       Feb-91        219,521        26,358      245,878
Bradlees                    Braintree, MA            Fixture                       Feb-91        192,081        23,063      215,144
Bradlees                    Braintree, MA            Computers                     Feb-91        157,979        17,611      175,590
Brenlar Investments, Inc.   Novaro, CA               Furniture                     Oct-94              0       303,000      303,000
Brennick Constuction, Inc.  Marston Mills, MA        Construction                  Jun-91              0        25,101       25,101
Bullet Proof, Inc.          Encino, CA               Restaurant Equipment          Aug-91              0        74,344       74,344
Cadbury Beverages, Inc.     Stamford, CT             Computers                     May-91              0        57,654       57,654
California Micro Devices
  Corp.                     Milpitas, CA             Computers                     Sep-91        738,362       219,596      957,958
Carter Hill
  Sanitation, Inc.          Kingston, NC             Sanitation                    May-91              0        27,334       27,334
Carter Mckenzie Inc.        West Orange, NJ          Computers                     May-95              0        36,088       36,088
Centocor Inc.               Malvern, PA              Furniture                     Jan-96              0       470,368      470,368
Centocor, Inc.              Malvern, PA              Furniture                     Mar-91      1,383,374       286,946    1,670,320
Christ The King Regional    Middle Village, NY       Computers                     Jun-95              0       167,544      167,544
Chrysler Corp.              Highland Park, MI        Computers                     Apr-91      2,258,176       718,751    2,976,927
Chrysler Financial Corp.    Southfield, MI           Computers                     Jun-91      7,414,503       969,294    8,383,797
Ciba-Geigy Corp.            Tarrytown, NY            Telecommunications            May-91              0        35,553       35,553
Ciba-Geigy Corp.            Tarrytown, NY            Video Production              May-91              0       139,950      139,950
Ciba-Geigy Corp.            Tarrytown, NY            Telecommunications            May-91              0        38,589       38,589
Clem Fab Associates         Atlantic City, NJ        Fixture                       Oct-94              0        25,973       25,973

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series C (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Community Health
  Services, Inc.            Hartford, CT             Computers                     May-91             $0      $117,739     $117,739
Community Home Nursing
  Care                      Atlanta, GA              Telecommunications            Aug-91              0        30,068       30,068
Consolidated Waste
  Industries                Washington, DC           Sanitation                    Mar-91              0        29,081       29,081
Conway Excavating           Lakeville, MA            Construction                  Jun-91              0        34,334       34,334
Cup or Cone, Inc.           Philadelphia, PA         Restaurant Equipment          Mar-95              0        36,144       36,144
Cuza Corp.                  Cathederal City, CA      Transportation                Dec-91              0        94,354       94,354
Cyrus Hosiery Inc.          Gardena, CA              Manufacturing & Production    May-96              0        54,115       54,115
D & V Carting, Inc.         Wellington, FL           Sanitation                    Mar-91              0        31,982       31,982
Databank South, Inc.        Thompson, GA             Computers                     Apr-91        763,377        79,680      843,057
Dave Sanborn                San Bernadino, CA        Material Handling             Jun-93              0        26,724       26,724
Decorel                     Mundelein, IL            Retail                        Oct-91              0        30,855       30,855
Delmar's Body Shop, Inc.    Staunton, VA             Automotive                    Mar-91              0        39,741       39,741
Dennis Aagard, Inc.         Sanford, FL              Construction                  May-91              0        60,721       60,721
Detroit-Malcomb Hospital
  Corp.                     Detroit, MI              Medical                       Jun-91        980,422       462,219    1,442,641
Diamond Head, Inc.          Leesville, LA            Sanitation                    May-91              0        43,396       43,396
Douglas Pelleymounter       Rocklin, CA              Manufacturing & Production    Apr-91              0        33,612       33,612
Dr. Norman M. Kline, MD     Coral Springs, FL        Medical                       Jun-91              0        28,523       28,523
Dvonch Inc.                 Signal Hill, CA          Copiers                       Apr-95              0        32,912       32,912
EMJ/McFarland               Binghamton, NY           Computers                     Mar-91        268,119        34,957      303,076
Enkon Environmental
  Services                  Livonia, MI              Environmental                 Sep-91              0       210,728      210,728
Enviroclean Systems, Inc.   Vernon Parish, LA        Front Load Containers         May-91              0        43,396       43,396
Environmental
  Construction Co.          North Scituate, RI       Construction                  Jun-91              0        34,613       34,613
Episcopal Hospital          Philadelphia, PA         Medical                       Sep-91        224,403       112,369      336,773
Executone Information       Darien, CT               Construction                  May-91              0        85,692       85,692
Executone Information       Darien, CT               Office Equipment              May-91              0       139,427      139,427
Exterior Home Designs Inc.  Shawnee Mission, KS      Telecommunications            Feb-96              0        37,927       37,927
F. Scott Ulch, Individual   Reno, NV                 Construction                  Jun-96              0        29,353       29,353
Forte Hotels International  El Cajon, CA             Computers                     Feb-91      1,184,673       110,605    1,295,278
Forte Hotels International  El Cajon, CA             Computers                     Feb-91        780,651        71,016      851,667
Fotoball Usa Inc.           San Diego, CA            Printing                      Dec-95              0        71,477       71,477
Fourth Shift Corp.          Bloomington, MN          Computers                     Aug-91              0       155,240      155,240
G.I. Apparel, Inc.          Farmingdale, NJ          Computers                     Apr-96              0        43,814       43,814
G.S. Tire Center, Inc.      Grand Junction, CO       Manufacturing & Production    May-91              0        32,077       32,077
General Electric, CIT       Bridgeport, CT           Printing                      Mar-91        958,130       151,330    1,109,460
Getchell's
  Distributing Co.          Beaverton, OR            Automotive                    Jun-96              0        28,051       28,051
Grant Dahlstrom, Inc.       Passadena, CA            Printing                      Jun-96              0        36,278       36,278
Guest Quarters Hotel
  Limited                   Boston, MA               Furniture                     Jun-91              0        33,790       33,790
Guest Quarters Hotel
  Limited                   Boston, MA               Computers                     Jun-91              0        48,041       48,041
Guest Quarters Hotel
  Limited                   Boston, MA               Computers                     Jun-91              0        30,924       30,924
Guest Quarters Hotel
  Limited                   Boston, MA               Computers                     Jun-91              0        48,065       48,065
Guest Quarters Hotel
  Limited                   Boston, MA               Computers                     Jun-91              0        47,969       47,969
Guest Quarters Hotel
  Limited                   Boston, MA               Computers                     Jun-91              0        47,969       47,969
Guest Quarters Hotel
  Limited                   Boston, MA               Computers                     Jun-91              0        48,129       48,129
H & K Tires, Inc.           Rancho Cucamong, CA      Automotive                    Jan-92              0        97,543       97,543
H & O Technology, Inc.      Ballston Spa, NY         Computers                     May-91              0        29,048       29,048
Hardy Construction
  Co., Inc.                 Hillsboro, WI            Construction                  May-96              0        28,878       28,878
Harte Toyota, Inc.          Dartmouth, MA            Manufacturing & Production    Jun-91              0        51,331       51,331
Healthtrust, Inc.           Nashville, TN            Medical                       Sep-91        446,586       114,285      560,871
High Point Regional
  Hospital                  High Point, NC           Medical                       Sep-91        657,013       471,709    1,128,722
Highlands Hospital Corp.    Prestonburg, KY          Medical                       Jun-91        341,892       200,517      542,409
Hometown Buffet, Inc.       San Diego, CA            Restaurant Equipment          Jan-95              0       618,000      618,000
Honling Food, Inc.          Brisbane, CA             Manufacturing & Production    Sep-91              0        99,407       99,407
Horizon Imaging & Therapy   Columbus, OH             Medical                       Sep-91         96,052        41,989      138,041
Horizon Imaging & Therapy   Columbus, OH             Medical                       Sep-91        327,493       150,741      478,234
I. Spence, N.
   Constantinople           Washington, DC           Medical                       Jun-91              0        90,150       90,150
Iberia General Hospital     New Iberia, LA           Medical                       Sep-91        259,382        77,855      337,237

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series C (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Imperial Plastic            Lakeville, MN            Manufacturing & Production    Jun-91             $0      $124,803     $124,803
Imperial Plastic            Lakeville, MN            Manufacturing & Production    Jan-92              0       122,247      122,247
In Time Entertainment Corp  Warren, OH               Computers                     Oct-95              0        38,443       38,443
Ingersall Rand              Woodcliff Lake, NJ       Computers                     May-91              0        26,610       26,610
Interactive Telecom
  Network                   Sherman Oaks, CA         Computers                     Jun-96              0        27,235       27,235
James E. Connolly           Manchester, NH           Furniture                     Dec-93              0        54,942       54,942
James E. Houtz              Midpines, CA             Restaurant Equipment          Aug-91              0        60,489       60,489
Jason Tynan &
  Company, Inc.             New York, NY             Telecommunications            Sep-94              0        28,289       28,289
Johnson & Dugan Ins.
  Services                  Redwood City, CA         Computers                     Mar-96              0        44,246       44,246
Kendall Diagnostic Center
  Ltd.                      Miami, FL                Medical                       Jun-91        217,894       105,722      323,616
Kendall Diagnostic Center
  Ltd.                      Miami, FL                Medical                       Sep-91      1,195,860       770,230    1,966,090
Kim Vanaman, Individual     Hayward, CA              Manufacturing & Production    Jun-96              0        32,684       32,684
King Carpet Mart, Inc.      King Of Prussia, PA      Fixture                       Dec-94              0        29,856       29,856
Landtech Data Corporation   West Palm Beach, FL      Computers                     Jun-95              0        29,774       29,774
Local Favorite, Inc.        Newport Beach, CA        Restaurant Equipment          Dec-94              0       525,049      525,049
Lone Star Disposal, Inc.    Cedar Park, TX           Sanitation                    Mar-91              0        29,366       29,366
Malone Display Inc.         Decatur, GA              Computers                     May-96              0        60,725       60,725
Marriott Corp.              Washington, DC           Transportation                Aug-91         61,960         6,210       68,170
Marriott Corp.              Scottsdale, AZ           Transportation                Aug-91         83,184         8,336       91,520
Marriott Corp.              El Paso, TX              Transportation                Aug-91         25,189         2,524       27,713
Marriott Corp.              Greensboro, NC           Transportation                Aug-91         24,004         2,406       26,410
Marriott Corp.              Tampa, FL                Computers                     Aug-91         65,637         6,578       72,215
Marriott Corp.              Miami, FL                Video Production              Aug-91         29,941         3,001       32,942
Marriott Corp.              Chicago, IL              Computers                     Aug-91        140,201        14,051      154,251
Marriott Corp.              Point Clear, AL          Sanitation                    Aug-91        149,148        14,947      164,096
Marriott Corp.              Scottsdale, AZ           Transportation                Aug-91         56,365         5,653       62,018
Marriott Corp.              Miami, FL                Transportation                Aug-91         47,487         4,759       52,246
Marriott Corp.              Albuquerque, NM          Furniture                     Aug-91         58,628         5,876       64,503
Masterforce, Inc.           Jordon, MN               Manufacturing & Production    Jul-91              0        48,422       48,422
MBS Business Products Inc.  Whippany, NJ             Computers                     Feb-96              0        34,492       34,492
Message X
  Communications, Inc.      Hartford, CT             Telecommunications            May-91              0        25,594       25,594
Microwave Power
  Devices, Inc.             Hauppauge, NY            Computers                     Apr-96              0        65,797       65,797
Mitech, Inc.                Rockville, MD            Furniture                     Aug-91              0       547,330      547,330
Mitzel's American Kitchen   Seattle, WA              Fixture                       Mar-95              0        35,143       35,143
MPQ Business
  Suppliers, Inc.           Upland, CA               Office Equipment              Sep-91              0        29,466       29,466
National Board for
  Professional Teaching     Cortez, FL               Furniture                     Mar-91              0       152,675      152,675
Navarra Insurance
  Associates                Warrendale, PA           Computers                     Feb-95              0        34,232       34,232
Network Telephone
  Services, Inc.            Woodland Hills, CA       Telecommunications            Aug-91              0       330,123      330,123
New England Marina          Dorchester, MA           Restaurant Equipment          Jun-91              0        27,528       27,528
New Liberty Hospital
  District                  Liberty, MI              Medical                       Dec-91      1,368,794       251,343    1,620,137
Newark Beth Israel
  Medical Center            Newark, NJ               Computers                     May-91              0        38,181       38,181
Nissan Lift Trucks of
  Memphis                   Memphis, TN              Forklifts                     Jun-91              0       231,239      231,239
North Star Foods, Inc.      St Charles, MN           Computers                     Mar-91              0       406,135      406,135
Paine's, Inc.               Simsbury, CT             Environmental                 Jan-92              0       157,907      157,907
Panoramic Press, Inc.       Phoenix, AZ              Printing                      May-96              0        51,086       51,086
Parctec, Inc.               New York, NY             Retail                        Nov-93        243,961        11,166      255,128
Parctec, Inc.               New York, NY             Retail                        Nov-93         91,777         4,110       95,887
Parctec, Inc.               New York, NY             Retail                        Dec-93        374,247        17,130      391,377
Parctec, Inc.               New York, NY             Retail                        Dec-93         51,592         2,361       53,954
Parctec, Inc.               New York, NY             Retail                        Dec-93         45,585         2,086       47,671
Parctec, Inc.               New York, NY             Retail                        Dec-93         40,779         1,867       42,645
Parctec, Inc.               New York, NY             Retail                        Dec-93        132,493         5,933      138,426
Parctec, Inc.               New York, NY             Retail                        Dec-93        220,006         9,851      229,857
Parctec, Inc.               New York, NY             Retail                        Dec-93        262,388        11,749      274,137
Parctec, Inc.               New York, NY             Retail                        Dec-93         45,369         2,031       47,400
Parctec, Inc.               New York, NY             Retail                        Dec-93         33,035         1,512       34,547

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series C (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Parctec, Inc.               New York, NY             Retail                        Dec-93        $76,610        $3,559      $80,169
Parctec, Inc.               New York, NY             Retail                        Dec-93         31,034         1,420       32,455
Parctec, Inc.               New York, NY             Retail                        Dec-93        121,275         5,550      126,825
Parctec, Inc.               New York, NY             Retail                        Dec-93        169,961         7,610      177,571
Parctec, Inc.               New York, NY             Retail                        Dec-93        206,603         9,251      215,854
Parctec, Inc.               New York, NY             Retail                        Dec-93         47,944         2,147       50,091
Parctec, Inc.               New York, NY             Retail                        Dec-93         38,352         1,755       40,108
Parctec, Inc.               New York, NY             Retail                        Dec-93         39,391         1,803       41,194
Parctec, Inc.               New York, NY             Retail                        Dec-93        204,537         9,159      213,696
Parctec, Inc.               New York, NY             Retail                        Dec-93         78,596         3,597       82,193
Pepperidge Farm             Newark, NJ               Telecommunications            May-91              0        50,938       50,938
Perry Morris                Irvine, CA               Manufacturing & Production    Mar-92              0     1,000,000    1,000,000
Peter Kim                   Santa Monica, CA         Fixture                       Mar-95              0        25,958       25,958
Phar-Mor, Inc.              Youngstown, OH           Fixture                       Feb-91      4,402,289       590,339    4,992,627
Phar-Mor, Inc.              Youngstown, OH           Fixture                       Feb-91      5,060,835       672,186    5,733,022
Philadelphia HSR Ltd.
  Partners                  Sharon Hills, PA         Manufacturing & Production    Jun-91              0        31,733       31,733
Phillips Productions, Inc.  Dallas, TX               Video Production              May-91              0        71,636       71,636
Pizza Factory               Susanville, CA           Restaurant Equipment          Aug-91              0        25,003       25,003
Planned Parenthood of
  NYC, Inc.                 New York, NY             Computers                     Jun-91              0        26,637       26,637
Planning Sciences, Inc.     Littleton, CO            Furniture                     Mar-96              0        51,853       51,853
Postal Systems, Inc.        San Mateo, CA            Printing                      Jun-96              0        50,702       50,702
Progress Realty, Inc.       Plympton, MA             Construction                  Jun-91              0        43,260       43,260
Pullano'S Pizza, Inc.       Glendale, AZ             Restaurant                    Apr-96              0        39,423       39,423
R & H Group, Inc.           Oviedo, FL               Retail                        Feb-94              0        35,025       35,025
Read-Rite Corp.             Milpitas, CA             Manufacturing & Production    Sep-91        867,854       250,377    1,118,231
Read-Rite Corp.             Milpitas, CA             Manufacturing & Production    Sep-91        269,574        78,071      347,645
Read-Rite Corp.             Milpitas, CA             Manufacturing & Production    Sep-91        447,292       120,375      567,667
Read-Rite Corp.             Milpitas, CA             Computers                     Sep-91        456,308       119,765      576,073
Read-Rite Corp.             Milpitas, CA             Manufacturing & Production    Sep-91        655,369       191,571      846,940
Redman Movies And
  Stories, Inc              Salt Lake City, UT       Video Production              Jun-96              0        44,885       44,885
Rez-N-8 Productions, Inc.   Hollywood, CA            Video Production              Jun-96              0        65,815       65,815
Richard A. Rennolds Dba     Santa Clara, CA          Manufacturing & Production    Jun-95              0        30,477       30,477
Rico's Place, Inc.          San Carlos, CA           Restaurant Equipment          Jun-93              0        25,794       25,794
RJM Equipment Corp.         Boston, MA               Construction                  Jun-91              0        41,194       41,194
Robert Dayan                Los Angeles, CA          Computers                     Jul-95              0        29,594       29,594
Robert Jones                Mission Viejo, CA        Video Production              Sep-91              0        28,684       28,684
Robinson, Brebner & Moga    Lake Bluff, IL           Computers                     Jun-91              0        36,530       36,530
Samuel & Sandy Stephens     Midland, VA              Construction                  May-91              0        45,158       45,158
Sep Tech, Inc.              South Chatham, MA        Material Handling             Jun-91              0        32,946       32,946
Separation Technology Inc.  St. Paul, MN             Computers                     Aug-95              0        36,013       36,013
Sessions                    Lafayette, CO            Embroidery Equipment          Sep-91              0        25,529       25,529
Sfuzzi, Inc.                New York, NY             Office Equipment              Aug-91              0       180,084      180,084
Sheraton Portland Airport
  Hotel                     Portland, OR             Computers                     Mar-96              0        31,193       31,193
Sliphod Graphics, Inc.      San Diego, CA            Video Production              May-94              0        29,696       29,696
South Shore Rehabilitation  Rockland, MA             Medical                       Jun-91              0        25,793       25,793
Southern Refrigerated       Ashdown, AR              Telecommunications            Nov-92              0       362,250      362,250
Southern Refrigerated
  Transprt                  Ashdown, AR              Telecommunications            Dec-96              0        50,797       50,797
Specialty Metals, Inc.      Stamford, CT             Furniture                     Jun-91              0        92,560       92,560
Spitz Clinic, PC            Morton, PA               Medical                       Mar-91              0        30,956       30,956
St. Louis University        St. Louis, MO            Medical                       Sep-91        295,414       202,779      498,193
Star Tire And
  Service, Inc.             Columbus, IN             Fixture                       Oct-91              0        45,775       45,775
Stop & Shop                 Braintree, MA            Computers                     Feb-91        116,332        14,454      130,786
Stop & Shop                 Braintree, MA            Computers                     Feb-91        569,145        68,131      637,276
Stop & Shop                 Braintree, MA            Retail                        Feb-91        387,311        50,308      437,619
Stop & Shop                 Braintree, MA            Computers                     Feb-91        114,090        14,773      128,863
Stop & Shop                 Braintree, MA            Retail                        Feb-91        175,093        21,822      196,915

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series C (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Stop & Shop                 Braintree, MA            Computers                     Feb-91        $35,126        $4,205      $39,331
Stop & Shop                 Braintree, MA            Retail                        Feb-91        169,376        20,337      189,713
Stop & Shop                 Braintree, MA            Computers                     Feb-91        141,920        17,634      159,554
Stop & Shop                 Braintree, MA            Retail                        Feb-91        118,084        13,053      131,136
Stop & Shop                 Braintree, MA            Retail                        Feb-91        367,507        40,617      408,124
Stop & Shop                 Braintree, MA            Retail                        Feb-91         99,072        11,896      110,968
Stop & Shop                 Braintree, MA            Computers                     Feb-91         30,019         3,594       33,613
Stop & Shop                 Braintree, MA            Retail                        Feb-91         64,032         7,187       71,219
Stop & Shop                 Braintree, MA            Retail                        Feb-91        284,138        33,367      317,506
Stop & Shop                 Braintree, MA            Retail                        Feb-91         50,920         5,727       56,647
Stop & Shop                 Braintree, MA            Retail                        Feb-91        209,029        27,151      236,179
Stop & Shop                 Braintree, MA            Retail                        Feb-91        169,841        20,393      190,234
Stop & Shop                 Braintree, MA            Retail                        Feb-91        121,255        13,982      135,237
Stop & Shop                 Braintree, MA            Retail                        Feb-91        103,621        12,442      116,062
Stop & Shop                 Braintree, MA            Retail                        Feb-91         82,969         9,456       92,425
Stop & Shop                 Braintree, MA            Computers                     Feb-91         26,428         2,946       29,374
Stop & Shop                 Braintree, MA            Retail                        Feb-91        184,177        22,114      206,291
Stop & Shop                 Braintree, MA            Retail                        Feb-91         62,067         7,736       69,803
Stop & Shop                 Braintree, MA            Computers                     Feb-91        726,459        84,499      810,958
Stop & Shop                 Braintree, MA            Retail                        Feb-91        198,850        23,876      222,725
Sun Presentations, Inc.     Palm Springs, CA         Video Production              Nov-92              0        66,253       66,253
Super-Miami Ltd             Concord, CA              Fixture                       Nov-91              0        96,968       96,968
Superior Disposal
  Service, Inc.             Newfield, NY             Sanitation                    May-91              0        35,048       35,048
Superior Tire, Inc.         Canoga Park, CA          Transportation                Dec-91              0        92,236       92,236
Surface Specialists Inc.    Harvey, LA               Manufacturing & Production    Feb-96              0        59,358       59,358
Synoptic Systems Corp.      Springfield, VA          Computers                     May-91              0       164,520      164,520
T.B.G. of Fresh
  Meadows, Inc.             Whitestone, NY           Restaurant Equipment          Dec-94              0       395,221      395,221
T.W. Productivity Centers   San Francisco, CA        Computers                     Feb-96              0        46,549       46,549
Transportation Corp. of
  America                   Minneapolis, MN          Telecommunications            Sep-91              0        38,224       38,224
Transportation Corp. of
  America                   Minneapolis, MN          Telecommunications            Oct-91              0        51,588       51,588
U.S. Public
  Technologies Inc.         San Diego, CA            Computers                     Jun-95              0        37,362       37,362
United Diagnostics, Inc.    Miami, FL                Medical                       Jun-91              0        27,181       27,181
USA Waste Services, Inc.    Dallas, TX               Material Handling             Mar-91              0        30,352       30,352
USA Waste Services, Inc.    Dallas, TX               Material Handling             Mar-91              0        32,422       32,422
USA Waste Services, Inc.    Dallas, TX               Telecommunications            Mar-91              0        45,637       45,637
Vacation Escape Inc.        Boca Raton, FL           Telecommunications            Apr-95              0        34,104       34,104
Valley Porge HSR Ltd        Wayne, PA                Manufacturing & Production    Jun-91              0        31,733       31,733
Vermont Sand & Stone, Inc.  Waterbury, VT            Construction                  Jun-91              0        45,396       45,396
Walid J. Talia              San Diego, CA            Fixture                       Dec-94              0        27,381       27,381
William N. Cann Inc.        Willington, DE           Computers                     Dec-95              0        47,838       47,838
Wrap Up Productions         Castro Valley, CA        Video Production              Oct-91              0        47,315       47,315
                            Total Equipment transactions less than $25,000                        55,673     4,247,670    4,303,343
                                                                                             -----------   -----------  -----------
                                                                                             $45,800,967   $26,853,123  $72,654,090
                                                                                             ===========   ===========  ===========

-----------

(1)      This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee. TABLE VI Acquisition of Equipment--Recent Public Programs--Series C (Continued) (unaudited)

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series C (Continued)
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

         The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series C at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

Equipment                            Equipment       Equipment         Total
Category                               Leases       Financings       Portfolio
--------                            ----------      ----------      ----------
Restaurant Equipment                $  657,423      $       --      $  657,423
Computer Systems                       165,329         386,094         551,423
Manufacturing & Production              38,942         213,507         252,449
Printing                                47,957         175,274         223,231
Office Furniture & Fixtures             79,225          40,017         119,242
Medical                                 77,680          81,789         159,469
Video Production                            --          65,815          65,815
Telecommunications                          --          49,359          49,359
Copiers                                     --          50,566          50,566
Automotive                              15,232          28,051          43,283
Construction                                --              --              --
Retail Systems                              --          10,164          10,164
                                    ----------      ----------      ----------
                                     1,081,788       1,100,636       2,182,424

                                    TABLE VI
            Acquisition of Equipment--Prior Public Programs--Series D
                                   (unaudited)

         The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at December 31, 1999

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
1st Choice Physicians       Rockville, MD            Medical                      Feb-97     $         0   $    33,992  $     33,992
4Th Street Cleaners         St. Petersburg, FL       Manufacturing & Production   Mar-92               0        49,130        49,130
5Th Street Pharmacy, Inc.   Philadelphia, PA         Medical                      Mar-92               0        25,694        25,694
Aacro Precision Griding     Sparks, NV               Manufacturing & Production   Sep-92          24,200         3,047        27,247
ABC Cleaners                Pasadena, CA             Manufacturing & Production   Mar-92               0        93,410        93,410
Abracadabra Presentation    Santa Ana, CA            Video Production             Sep-96               0        31,580        31,580
Absolute Maintenance, Inc.  Tampa, FL                Material Handling            Oct-93               0        26,836        26,836
Accrurate Color & Compound  Aurora, IL               Manufacturing & Production   Feb-97               0        25,719        25,719
Active Periodicals          Deerfield Beach, FL      Computers                    Feb-97               0        52,398        52,398
Adult Career Training Corp. Farmington Hill, MI      Medical                      Mar-92               0        32,035        32,035
Advanced Communication      Minneapolis, MN          Computers                    Feb-95               0        33,517        33,517
Advantage Metal Products    Tracy, CA                Manufacturing & Production   Mar-97               0        51,296        51,296
Adventure Components Inc.   Westlake Villge, CA      Manufacturing & Production   Apr-95               0        25,719        25,719
Aero Bookbinding            Sterling, VA             Manufacturing & Production   Mar-96               0        30,440        30,440
AHF Marketing
  Research, Inc.            New York, NY             Computers                    Dec-92               0       105,114       105,114
AHS/USC Imaging Equipment   Newport Beach, CA        Medical                      Dec-91               0     1,546,288     1,546,288
AHS/USC Imaging Equipment   Newport Beach, CA        Medical                      Dec-91               0     1,178,775     1,178,775
AHS/USC Imaging Equipment   Newport Beach, CA        Medical                      Dec-91               0       114,911       114,911
AHS-Kosciusko Community
  Hospital                  Warsaw, IN               Medical                      Dec-91               0       773,178       773,178
Ajc Associates Inc.         Fort Lauderdale, FL      Manufacturing & Production   Apr-95               0        26,538        26,538
Alamance Knit Fabrics Inc.  Burlington, NC           Manufacturing & Production   Aug-92               0        46,776        46,776
Alexander & Alexander Srvs
  Inc                       Owings Mill, MD          Computers                    Jan-96       3,263,945       548,331     3,812,276
Alpharetta-Woodstock Ob/Gyn Canton, GA               Medical                      Mar-92               0        40,974        40,974
Ambe, Kishore S., Ph.D., MD Anaheim, CA              Medical                      Mar-92          25,597         9,937        35,534
Ambel Precision Manuf.
  Corp.                     Bethel, CT               Manufacturing & Production   Mar-95               0        39,487        39,487
Ambrose Dry Cleaners        South Yarmouth, MA       Manufacturing & Production   Mar-92               0        91,239        91,239
American Garment Care Co.   Huntington Park, CA      Sanitation                   Oct-92          29,030         3,283        32,313
Antelope Valley MRI         Lancaster, CA            Medical                      Dec-91         806,855       863,495     1,670,350
Ap Propane, Inc.            King Of Prussia, PA      Computers                    Dec-92         359,756       152,563       512,319
Apollo Group, Inc.          Phoenix, AZ              Furniture                    Dec-91               0       120,110       120,110
Arter & Hadden              Cleveland, OH            Telecommunications           Mar-92               0        62,795        62,795
Aspen Cleaners              Cincinnati, OH           Manufacturing & Production   Mar-92               0        97,627        97,627
Associates In Family Care   Olathe, KS               Medical                      Mar-92               0        56,126        56,126
Associates In Family Care   Olathe, KS               Medical                      Mar-92               0        31,693        31,693
Atlantic Care Medical
  Center                    Lynn, MA                 Medical                      Dec-91           5,235        46,420        51,655
Atlas Stamp & Marking
  Supplies                  Portland, OR             Manufacturing & Production   Feb-97               0        40,211        40,211
Audio Mixers, Inc.          New York, NY             Manufacturing & Production   May-92               0        29,777        29,777
Bakery Concepts             Medfield, MA             Restaurant                   Jun-96               0        45,531        45,531
Bakowski, George M., O.D.   Shreveport, LA           Medical                      Mar-92               0        36,211        36,211
Ball-Incon Glass Packaging
  Corp.                     Muncie, IN               Manufacturing & Production   Dec-92         795,970       297,574     1,093,544
Ball-Incon Glass Packaging
  Corp.                     Muncie, IN               Manufacturing & Production   Dec-92         515,021       162,816       677,836
Barber Coleman, Co.         Loves Park, IL           Computers                    Jun-95       1,216,864        63,692     1,280,556
Barrios, Jose A., MD        Boynton Beach, FL        Medical                      Mar-92               0        44,322        44,322
Batniji, Sobhi A., D.D.S.   Laguna Niguel, CA        Medical                      Mar-92               0        39,802        39,802
Bay Center Corporation      Tampa, FL                Manufacturing & Production   Jul-92               0       108,814       108,814
Bayou Cleaners              Tarpon Springs, FL       Manufacturing & Production   Mar-92               0        90,557        90,557
Beck-Ola Productions, Inc.  Santa Monica, CA         Computers                    Mar-96               0        53,292        53,292
Bell Family Health Center   Bell, CA                 Medical                      Mar-92               0        35,146        35,146
Bell'S Answering
  Service Inc.              Greenwich, CT            Telecommunications           Jul-95               0        33,747        33,747

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Blount, Inc.                Portland, OR             Manufacturing & Production   Jun-95        $720,176       $43,877      $764,053
Bob's Cylinder Head Service Fresno, CA               Manufacturing & Production   Sep-92          23,958         3,360        27,318
Boca Raton Outpatient
  Surgery                   Boca Raton, FL           Medical                      Mar-92               0        47,202        47,202
Bombay Duck Company Ltd.    Concord, MA              Fixture                      Feb-96               0        57,507        57,507
Bordwell And Bratton,
  D.D.S.                    Memphis, TN              Medical                      Mar-92               0        43,328        43,328
Boulgourjian Brothers Corp. West Hills, CA           Furniture                    Feb-96               0        46,132        46,132
Bourns, Inc.                Riverside, CA            Telecommunications           Mar-92               0       129,155       129,155
Brenlar Investments, Inc.   Novaro, CA               Furniture                    Oct-94               0       315,120       315,120
Brookside                   Northbrook, IL           Manufacturing & Production   Mar-92               0        59,494        59,494
C.D. Grahn Auto Repair      Rockville, MD            Automotive                   Aug-96               0        28,695        28,695
Caio Bella Gelato Co., Inc. New York, NY             Fixture                      Feb-97               0        46,790        46,790
Campo, Alphonse, MD         Stamford, CT             Medical                      Mar-92               0        38,489        38,489
Cardiff Beach House         Laguna Beach, CA         Retail                       Jul-96               0        50,470        50,470
Cardinale Bread & Baking    Pittsburg, CA            Restaurant                   Jul-96               0        26,384        26,384
Cardiovascular Consultants  Louisville, KY           Medical                      Mar-92               0       108,549       108,549
Carullo, Emilio J., MD      Coral Gables, FL         Medical                      Mar-92               0        25,389        25,389
Centennial
  Technologies Inc.         Billerica, MA            Computers                    Jan-96          29,261         2,606        31,867
Centennial
  Technologies Inc.         Billerica, MA            Office Equipment             Jan-96          29,691         2,659        32,350
Centennial
  Technologies Inc.         Billerica, MA            Manufacturing & Production   Jan-96         174,139        15,592       189,732
Centennial
  Technologies Inc.         Billerica, MA            Manufacturing & Production   Jan-96         248,039        22,215       270,254
Centennial
  Technologies Inc.         Billerica, MA            Manufacturing & Production   Jan-96         349,484        31,125       380,608
Center For Special
  Immunology                Ft. Lauderdale, FL       Medical                      Mar-92               0        65,945        65,945
Center For Special
  Immunology                Ft. Lauderdale, FL       Medical                      Mar-92               0        27,292        27,292
Central Bakery, Inc.        Albany, NY               Restaurant                   Feb-97               0        26,226        26,226
Century Hosiery             Denton, NC               Manufacturing & Production   Aug-96               0        42,535        42,535
Chacko Dry Cleaner          Winchester, MA           Manufacturing & Production   Mar-92               0        80,875        80,875
Champlain Cable Corp.       Colchester, VT           Manufacturing & Production   Jan-96          24,790         2,041        26,831
Champlain Cable Corp.       Colchester, VT           Manufacturing & Production   Jan-96         827,839       123,382       951,220
Charcon Enterprises         Charlotte, NC            Manufacturing & Production   Mar-92               0        79,086        79,086
Charlie & Jakes
  Bar-B-Q Inc.              Melbourne, FL            Manufacturing & Production   Dec-95               0       285,762       285,762
Chef's Pride, Inc.          Seaside, CA              Restaurant                   Oct-92          28,370         3,061        31,431
Childrens & Presbyterian    Plano, TX                Medical                      Mar-92               0        31,037        31,037
Chrysler Capital            Highland Park, MI        Computers                    Apr-92         390,050       249,974       640,025
Chrysler Corp.              Highland Park, MI        Computers                    Sep-91         231,979       117,821       349,800
Chrysler Corp.              Highland Park, MI        Computers                    Apr-92         128,043        58,753       186,797
Chrysler Corp.              Highland Park, MI        Computers                    Sep-91         131,105       125,194       256,299
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         109,254       117,190       226,444
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         110,329        86,469       196,798
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         123,405       117,839       241,244
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         394,760       191,056       585,817
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         588,742       257,475       846,217
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91          33,771        16,346        50,116
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         122,627        51,378       174,004
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         435,087       173,683       608,770
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         567,404       217,122       784,526
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         640,401       245,050       885,450
Chrysler Motors Corp.       Highland Park, MI        Computers                    Sep-91         643,095       239,344       882,439
Chung King Studios          New York, NY             Audio                        Feb-97               0        47,933        47,933
Clancy's, Inc.              Noblesville, IN          Restaurant Equipment         Dec-95               0       624,000       624,000
Cobe Laboratories           Pico Rivera, CA          Manufacturing & Production   Feb-97               0        32,473        32,473
Co-Care Eye Centers, Inc.   Germantown, TN           Medical                      Mar-92          26,940        10,458        37,398
Colby, Harker Desoto        Bradenton, FL            Dry Cleaning Equipment       May-92               0       119,600       119,600
Commercial Printing         Virginia Beach, VA       Manufacturing & Production   Mar-96               0        29,218        29,218
Conceptions, Reproductive   Denver, CO               Medical                      Jun-92               0        27,338        27,338

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Concepts Marketing          Aloha, OR                Telecommunications           Sep-96              $0       $52,264       $52,264
Coopwestein Dry Cleaner     Brooklyn, NY             Manufacturing & Production   Jul-92               0        89,776        89,776
Copyman Copy & Printing     San Mateo, CA            Repographics                 Sep-96               0        47,115        47,115
Corpus Christi Diagnostic   Corpus Christi, TX       Medical                      Aug-92          21,757         8,446        30,203
Costa, Giovanni, MD         Orchard Park, NY         Medical                      Mar-92               0        35,304        35,304
Coventry                    Cleveland Heights, OH    Restaurant                   Sep-93               0       350,000       350,000
Cox Brothers Dairy          Elkhorn, KY              Manufacturing & Production   Feb-97               0        31,285        31,285
Cruttenden & Company        Irvine, CA               Telecommunications           Mar-92               0        33,494        33,494
D. Maddox, MD.              Bakersfield, CA          Medical                      Feb-97               0        91,710        91,710
Daga, Inc.                  Hilton Head, SC          Fixture                      Nov-92               0        99,216        99,216
Danbury Ob/Gyn              Danbury, CT              Medical                      Mar-92               0        25,921        25,921
David Klee                  Poway, CA                Manufacturing & Production   Mar-96               0        26,918        26,918
Defcon                      Carisbed, CA             Computers                    Jul-95               0        40,744        40,744
Delong Sportswear, Inc.     Grinnell, IA             Manufacturing & Production   Jun-95         479,073        12,042       491,115
Delta Point, Inc.           Monterey, CA             Computers                    Dec-91               0        67,293        67,293
Delta Point, Inc.           Monterey, CA             Computers                    Feb-92               0        78,920        78,920
Delta Point, Inc.           Monterey, CA             Computers                    Mar-92               0        91,459        91,459
Delta Point, Inc.           Monterey, CA             Computers                    Apr-92               0        32,190        32,190
Deltapoint, Inc.            Monterey, CA             Computers                    Sep-94               0        31,309        31,309
Deltapoint, Inc.            Monterey, CA             Computers                    Sep-94               0        36,743        36,743
Deltapoint, Inc.            Monterey, CA             Computers                    Sep-94               0        51,415        51,415
Denton Hall Burgin &
  Warrens                   Los Angeles, CA          Telecommunications           Mar-92               0        30,906        30,906
Desert Diecutting, Inc.     Las Vegas, NV            Manufacturing & Production   Feb-97               0        43,934        43,934
Design Design, Inc.         Rutland, VT              Manufacturing & Production   May-92               0        28,109        28,109
Dettmer Hospital            Troy, OH                 Medical                      Mar-92               0        53,209        53,209
Dimaano, Cecilia D.,
  MD, PC                    Mesa, AZ                 Medical                      Mar-92               0        28,431        28,431
Doctors Hospital            Houston, TX              Medical                      Mar-92               0        34,772        34,772
Dominion Medical
  Associates, Inc.          Richmond, VA             Medical                      Mar-92               0        25,231        25,231
Doria Enterprises, Inc.     New York, NY             Retail                       Jul-96               0        27,135        27,135
Douglas General Hospital    Douglasville, GA         Medical                      Dec-91               0        45,129        45,129
Downtown Press Inc.         Baltimore, MD            Manufacturing & Production   Mar-96               0       134,240       134,240
Dr. Robert S. Guminey DDS   Tomball, TX              Medical                      Oct-91               0       162,864       162,864
Draffin, David S., MD, PA   Summerville, SC          Medical                      Mar-92               0        26,385        26,385
Drs. Eade, J.D. & Brooks,
  B.J.                      Campbellsville, KY       Medical                      Mar-92               0        69,800        69,800
Dumfries Pharmacy, Inc.     Dumfries, VA             Medical                      Mar-92               0        68,276        68,276
Duracell, Inc.              Bethel, CT               Computers                    Jun-95       2,152,323       101,227     2,253,550
Duracell, Inc.              Bethel, CT               Computers                    Jun-95       1,078,280        28,573     1,106,853
East Mission Valley Copy    San Diego, CA            Printing                     Sep-96               0        58,216        58,216
East Point Hospital         Lehigh Acres, FL         Medical                      Dec-91               0       175,044       175,044
Eaton Coin Laundry          Dunwoody, GA             Manufacturing & Production   Mar-92               0        94,704        94,704
Emanuel Hospital & Health
  Center                    Portland, OR             Medical                      Dec-91               0       438,498       438,498
Eskaton                     Carmichael, CA           Telecommunications           Mar-92               0       143,943       143,943
Ettrick Medical Center      Ettrick, VA              Medical                      Mar-92               0        40,539        40,539
Executive Dry Cleaners      Cranston, RI             Manufacturing & Production   Mar-92               0        70,054        70,054
Fawcett Memorial Hospital   Port Charlotte, IL       Medical                      Dec-91          77,159       190,178       267,337
FCR, Inc.                   Weymouth, MA             Manufacturing & Production   Dec-94               0        27,805        27,805
Federal Express             Memphis, TN              Aircraft                     Sep-96               0     8,756,291     8,756,291
Ferson Dry Cleaner          Miami, FL                Manufacturing & Production   Mar-92               0        77,400        77,400
Festival Cleaners           Chantilly, VA            Manufacturing & Production   Mar-92               0       133,664       133,664
Fiesta                      Lilburn, GA              Manufacturing & Production   Mar-92               0       191,108       191,108
First Security              Atlanta, GA              Manufacturing & Production   Mar-92               0       454,480       454,480
First Universal Trading,
  Inc                       Long Beach, CA           Computers                    Mar-97               0        34,562        34,562
Florida Hospitality Resorts Pompano Beach, FL        Furniture                    Jun-94               0       200,251       200,251

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Florida Hospitality Resorts Pompano Beach, FL        Furniture                    Jun-94              $0      $296,849      $296,849
Foggy Bottom                Washington, DC           Medical                      Mar-92               0        68,280        68,280
Fountain Valley Regional    Fountain Valley, CA      Medical                      Dec-91               0       897,554       897,554
Fountain Valley Regional    Fountain Valley, CA      Medical                      Oct-93               0       409,914       409,914
Frone'S Brokerage Inc.      Central Point, OR        Fixture                      Jan-96               0        80,468        80,468
G&S Foundry &
  Manufacturing Co.         Red Bud, IL              Manufacturing & Production   Jan-95               0        36,288        36,288
G.T.R. Inc. Dba             Atlanta, GA              Restaurant                   Apr-95               0        55,991        55,991
Garmar Medical Group        Montebello, CA           Medical                      Mar-92               0        25,085        25,085
Gary J. Elmer               Huntington Beach, CA     Manufacturing & Production   Nov-95               0        27,441        27,441
Gary'S Pub & Billiards      Marathon, FL             Retail                       Oct-96               0        31,248        31,248
General Electric Co.        Hartford, CT             Computers                    Dec-95         575,464       102,647       678,111
Geotek Communications Inc.  Montvale, NJ             Telecommunications           Mar-97               0       263,816       263,816
Gerlay Gary S., MD          Deming, NM               Medical                      Mar-92               0        51,551        51,551
Gilroy Printers & Office
  Supplies                  Gilroy, CA               Computers                    Sep-95               0        44,482        44,482
Goldstar Cabinets, Inc.     Phoenix, AZ              Computers                    Jun-96               0        36,872        36,872
Graphic Consultants Inc     Paul Ramsey, MN          Manufacturing & Production   Mar-96               0        25,030        25,030
Graphix, Inc.               Savage, MD               Printing                     Feb-97               0        29,020        29,020
Gray Television, Inc.       Greensboro, NC           Computers                    Mar-95               0        39,376        39,376
Great American Cleaners     Friendswood, TX          Manufacturing & Production   Mar-92               0        93,880        93,880
Greenbrier Family Medical
  Center                    Chesapeake, VA           Medical                      Mar-92               0        28,178        28,178
Greene Dot Inc.             San Diego, CA            Video Production             Jul-92               0        25,273        25,273
Gustafson Master Cleaners   N. Providence, RI        Manufacturing & Production   Mar-92               0        94,241        94,241
Half Inch Video Dba,
  Scott, R.                 San Francisco, CA        Video Production             Feb-97               0        25,598        25,598
Hamilton Communications     Wauwatosa, WI            Computers                    Jul-96               0        60,262        60,262
Hanley, III, James R., MD   Macclenny, FL            Medical                      Mar-92               0        28,330        28,330
Harbor Truck Bodies, Inc.   Brea, CA                 Automotive                   Feb-97               0        49,711        49,711
Hasley Dry Cleaner          Ft. Smith, AR            Manufacturing & Production   Mar-92               0        76,356        76,356
Hatfield, Bonnie            Louisville, KY           Medical                      Mar-92               0        52,195        52,195
Healthtrust, Inc.           Sun City, FL             Medical                      Dec-91               0       257,223       257,223
Hempstead Park Nursing Home Hempstead, NY            Medical                      Mar-92               0        25,947        25,947
Hendrixson & Sons Install.  Round Lake, IL           Computers                    Feb-97               0        29,732        29,732
Highland Tap                Atlanta, GA              Furniture                    Mar-92               0        39,866        39,866
Hometown Buffet, Inc.       San Diego, CA            Restaurant                   Feb-95               0       642,720       642,720
Hookset Bagel & Deli        Hooksett, NH             Restaurant                   Jul-96               0        60,852        60,852
Hope-Gill, Herbert F., MD   Sarasota, FL             Medical                      Mar-92               0        34,917        34,917
Horrigan Enterprises        Colton, CA               Computers                    Apr-96               0        32,587        32,587
Howard, Donald C., D.O.     Hallandale, FL           Medical                      Mar-92               0        33,618        33,618
Howard's Tavern
  Snacks, Inc.              Portland, OR             Fixture                      Mar-95               0        30,445        30,445
Hrangl Medical
  Development, Inc.         Estherville, IA          Medical                      Mar-92               0        31,521        31,521
Human Resources Contract    Los Angeles, CA          Furniture                    Mar-97               0        58,248        58,248
Humana Inc.                 Louisville, KY           Medical                      Dec-92               0        37,181        37,181
Hurricane Graphics          Miami Lakes, FL          Manufacturing & Production   Mar-96               0        32,734        32,734
Hydratec, Inc.              Baltimore, MD            Manufacturing & Production   Feb-97               0        25,374        25,374
I.V.L. Inc.                 Ft. Lauderdale, FL       Computers                    Jan-96               0        55,589        55,589
IMP, Inc.                   San Jose, CA             Manufacturing & Production   Mar-95       1,376,519       315,061     1,691,580
IMP, Inc.                   San Jose, CA             Manufacturing & Production   Mar-97               0     1,074,631     1,074,631
In The Mix Inc.             New York, NY             Computers                    Feb-97               0        33,389        33,389
Information Storage Devices San Jose, CA             Computers                    Jun-94               0       126,414       126,414
Information Storage Devices San Jose, CA             Computers                    Jun-94               0       358,927       358,927
Information Storage Devices San Jose, CA             Computers                    Aug-94               0        67,381        67,381
Inliner Americas, Inc.      Houston, TX              Manufacturing & Production   Feb-97               0        58,243        58,243
Innovo, Inc.                Springfield, TN          Fixture                      Jun-94               0        90,785        90,785
Intermark Components, Inc.  Huntington Bch, CA       Manufacturing & Production   Feb-95               0        32,242        32,242

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Internal Medicine Group     Little Rock, AR          Medical                      Mar-92              $0       $34,769       $34,769
Internal Medicine
  Specialists               Las Vegas, NV            Medical                      Mar-92               0        34,803        34,803
International
  Communications            Elizabeth, NJ            Computers                    Jun-95               0        42,344        42,344
International Power
  Devices Inc.              Boston, MA               Telecommunications           Jan-96          30,916         2,381        33,297
International Power
  Devices Inc.              Boston, MA               Computers                    Jan-96          35,567         2,782        38,349
International Power
  Devices Inc.              Boston, MA               Manufacturing & Production   Jan-96          35,567       782,577       818,144
International Rectifier
  Corp.                     Temecula, CA             Telecommunications           Mar-92               0       118,882       118,882
International Rectifier
  Corp.                     El Segundo, CA           Telecommunications           Jul-93               0       175,626       175,626
J & B Finishers             Tucker, GA               Manufacturing & Production   Mar-96               0        31,949        31,949
Jack Vanden Brulle          Berkeley, CA             Printing                     Jun-96               0        45,929        45,929
Jimenez Soft Touch          Tampa, FL                Manufacturing & Production   Mar-92               0        85,349        85,349
John Corkery Jr.            Canton, MA               Printing                     Jun-95               0        38,679        38,679
John J. Prescott            Washington, DC           Video Production             Jun-96               0        57,930        57,930
Johnny P. Singh             Brawley, CA              Material Handling            Sep-92          41,049         8,068        49,117
K & I Plastics, Inc.        Jacksonville, FL         Manufacturing & Production   Oct-91               0        25,720        25,720
Katz & Klein                Sacramento, CA           Manufacturing & Production   Mar-97               0        27,684        27,684
Ka-Va Inc Dba Clothes
  Clinic                    Watertown, MA            Manufacturing & Production   Jun-95               0        39,148        39,148
Kehne, Susan M & Diaz,
  Luis MD                   Las Vegas, NV            Medical                      Mar-92               0        34,859        34,859
Kerr Glass Manufacturing
  Corp.                     Los Angeles, CA          Manufacturing & Production   Dec-92         239,822       103,386       343,208
Kerr Glass Manufacturing
  Corp.                     Los Angeles, CA          Manufacturing & Production   Dec-92       1,046,565       348,824     1,395,388
King, Purtich & Morrice     Los Angeles, CA          Telecommunications           Apr-93               0        53,799        53,799
Kingman Hospital, Inc.      Kingman, AZ              Medical                      Dec-91               0       256,524       256,524
Kings Meat & Seafood Corp.  Houston, TX              Restaurant                   Aug-96               0        32,701        32,701
Kissimee Memorial Hospital  Kissimee, FL             Medical                      Dec-91               0       487,203       487,203
Klasky & Csupo, Inc.        Hollywood, CA            Office Equipment             Sep-92          28,448         4,759        33,207
Klein, Roger MD             Ashland, KY              Medical                      Mar-92               0        45,195        45,195
Knox Insurance Agency Inc.  Albany, NY               Computers                    Jun-95               0        28,558        28,558
Kopy King Inc.              Chattanooga, TN          Manufacturing & Production   Mar-96               0        30,284        30,284
Kreegr Dry Cleaner          Arvada, CO               Manufacturing & Production   Mar-92               0        80,343        80,343
Kurusu, Shozo, MD           Charleston, WV           Medical                      Mar-92               0        50,433        50,433
L & S Enterprises           Dayton, OH               Office Equipment             Jul-96               0        54,021        54,021
L.W. Blake Hospital         Bradenton, FL            Medical                      Dec-91               0       319,245       319,245
Laclede Steel, Inc.         St. Louis, MO            Fixture                      Sep-93               0        79,718        79,718
Laguna Graphic Arts Inc     Irvine, CA               Manufacturing & Production   Mar-96               0        72,146        72,146
Lawrence Medical Laboratory Monrovia, CA             Medical                      Mar-92               0        51,876        51,876
Lee Family Clinic           Durant, OK               Computers                    Aug-96               0        66,646        66,646
Lee-Koh Medical
  Corporation PC            Reseda, CA               Medical                      Mar-92               0        44,052        44,052
Leroy Gorzell               Falls City, TX           Manufacturing & Production   Mar-95               0        34,762        34,762
Little Rock Internal
  Medicine                  Little Rock, AR          Medical                      Mar-92               0        53,858        53,858
Littletown Pattern Works    Littlestown, PA          Manufacturing & Production   Mar-97               0        26,426        26,426
Long Beach Acceptance Corp. Oradell, NJ              Computers                    Jul-96               0        56,574        56,574
Long Beach Acceptance Corp. Oradell, NJ              Computers                    Aug-96               0       146,238       146,238
Long Beach Acceptance Corp. Oradell, NJ              Computers                    Sep-95               0       569,155       569,155
Long Beach Acceptance Corp. Oradell, NJ              Computers                    Nov-95               0       110,452       110,452
Long, Nancy L., MD          Henderson, NV            Medical                      Mar-92               0        25,072        25,072
Loy Loy Restaurant          Clovis, CA               Restaurant                   Sep-92          36,956         4,907        41,863
LTK Litho, Inc.             Deer Park, NY            Manufacturing & Production   Mar-97               0        39,504        39,504
Mallory Smith Management
  Srvc.                     Santa Barbara, CA        Computers                    Apr-94               0        32,683        32,683
Marble & Granite
  Fabricators               Warren, MI               Manufacturing & Production   Feb-97               0        49,386        49,386
Martin Paul, Ltd.           Boston, MA               Photography                  Sep-96               0        50,672        50,672
Marvista Pub, Inc.          Longboat Key, FL         Retail                       Feb-97               0        31,122        31,122
Matassa'S Market--Dauphine  New Orleans, LA          Fixture                      Jan-96               0        51,207        51,207
Matsco Financial Corp.      Emeryville, CA           Manufacturing & Production   Dec-91               0       151,308       151,308
Matsco Financial Corp.      Emeryville, CA           Manufacturing & Production   Dec-91               0        81,041        81,041

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Matsco Financial Corp.      Emeryville, CA           Manufacturing & Production   Dec-91              $0       $36,106       $36,106
Matsco Financial Corp.      Emeryville, CA           Manufacturing & Production   Dec-91               0        33,980        33,980
Matsco Financial Corp.      Emeryville, CA           Manufacturing & Production   Dec-91               0        29,862        29,862
Matsco Financial Corp.      Emeryville, CA           Manufacturing & Production   Dec-91               0        29,549        29,549
Matsco Financial Corp.      Emeryville, CA           Manufacturing & Production   Dec-91               0        28,390        28,390
Mc Hargue, Chauncey A., MD  Culpeper, VA             Medical                      Mar-92               0        25,400        25,400
Med Access                  Stafford, TX             Medical                      Mar-92               0        26,344        26,344
Merle West Medical Center   Klamath Falls, OR        Medical                      Mar-92               0       108,517       108,517
Merritt, Melvin D., MD      Aurora, CO               Medical                      Mar-92               0        50,555        50,555
Metro Design Center         Saratoga, CA             Telecommunications           Sep-96               0        26,014        26,014
Metro-Continental, Inc.     Dayton, TX               Manufacturing & Production   Mar-92               0        78,792        78,792
MGM Enterprises, Inc.       Amarillo, TX             Fixture                      Jun-94               0        28,291        28,291
Micro Strategies, Inc.      Denville, NJ             Telecommunications           Jul-96               0        53,851        53,851
Milpitas Cleaners           Milpitas, CA             Sanitation                   Sep-92          29,977         3,019        32,997
Mind's Eye Graphics, Inc.   Richmond, VA             Computers                    Mar-95               0        26,972        26,972
Missouri Eye Institute      Springfield, MO          Medical                      Mar-92               0        37,398        37,398
Mojabe Chiropractic         Rancho Cucamong, CA      Medical                      Mar-92               0        30,595        30,595
Mondo Media                 San Francisco, CA        Computers                    May-96               0        49,405        49,405
Montgomery City Hospital    Rockville, MD            Medical                      Dec-91               0     1,148,225     1,148,225
Montgomery City Hospital    Rockville, MD            Medical                      Dec-91               0       296,171       296,171
Montgomery City Hospital    Rockville, MD            Medical                      Dec-91               0       171,735       171,735
Morgan's Creative
  Restaurant                Beachwood, OH            Restaurant                   Mar-95               0       234,091       234,091
Morgan's Foods              Saratoga, CA             Restaurant                   Mar-95               0       189,746       189,746
Morgan's Foods              Beachwood, OH            Computers                    Sep-94               0       102,805       102,805
Mount Pleasant Spinal
  Health                    Mount Pleasant, SC       Medical                      Mar-92               0        26,797        26,797
Mount Sinai Medical Center  Miami Beach, FL          Medical                      Dec-91         954,276       195,228     1,149,504
Mount Sinai Medical Center  Miami Beach, FL          Medical                      Dec-91       1,138,257       356,746     1,495,003
Nadler'S Bakery & Deli      San Antonio, TX          Restaurant                   Oct-96               0        32,362        32,362
Nair Dry Cleaner            Oak Lawn, IL             Manufacturing & Production   Mar-92               0        98,653        98,653
Nasco Sportswear, Inc.      Springfield, TN          Manufacturing & Production   Jun-92               0        87,360        87,360
Nasco Sportswear, Inc.      Springfield, TN          Manufacturing & Production   Jun-92               0        87,360        87,360
Nasco Sportswear, Inc.      Springfield, TN          Manufacturing & Production   Jun-92               0        87,360        87,360
Nasco Sportswear, Inc.      Springfield, TN          Computers                    Sep-92               0        46,691        46,691
Nasco, Inc.                 Springfield, TN          Computers                    Jun-92               0       780,000       780,000
New London Press Inc.       Alpharetta, GA           Manufacturing & Production   Mar-96               0        26,903        26,903
New World Rising, Inc.      Birmingham, AL           Computers                    Feb-97               0        45,888        45,888
Ngo Dry Cleaner             Beltsville, MD           Manufacturing & Production   Mar-92               0        73,242        73,242
Norfolk Warehouse
  Distribution              Norfolk, VA              Furniture                    Jul-95               0        36,945        36,945
Norgetown Cleaners          Clarendon Hills, IL      Manufacturing & Production   Mar-92               0        78,588        78,588
Norman's Food Store's, Inc. Nebraska City, NE        Computers                    Dec-93               0        99,615        99,615
Ohio Power Company          Columbus, OH             Material Handling            Oct-92      11,846,000       473,840    12,319,840
Ohio Power Company          Columbus, OH             Material Handling            Oct-92               0     9,525,880     9,525,880
Olash And Van Vooren, MD    Louisville, KY           Medical                      Mar-92               0        35,430        35,430
Old Dominion Carstar        Eugene, OR               Computers                    Apr-94               0        29,854        29,854
Omni Mortgage Group, Inc.   Lawrenceville, GA        Computers                    Feb-97               0        34,676        34,676
One Hour Martinizing        Stone Mountain, GA       Manufacturing & Production   Mar-92               0        27,289        27,289
Oswego Cleaners             Oswego, IL               Manufacturing & Production   Mar-92               0        71,745        71,745
Oswego Village Clinic       Lake Oswego, OR          Medical                      Mar-92               0        25,669        25,669
Pacific Equity Service      Vancouver, WA            Computers                    Aug-96               0        31,273        31,273
Palo Alto Car Wash Partners San Francisco, CA        Manufacturing & Production   Jul-92               0       122,425       122,425
Panama Hatties              Huntington Stat, NY      Restaurant                   Mar-97               0        53,637        53,637
Paolo'S Italian Kitchen     Melbourne, FL            Restaurant                   Feb-97               0        49,404        49,404
Parker K. Bagley MD         Inverness, FL            Medical                      Feb-95               0        88,444        88,444
Parker K. Bagley, MD PA     Inverness, FL            Medical                      Dec-91               0       323,733       323,733

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Parks, Sheryl L., MD, PC    Garden City, MI          Medical                      Mar-92              $0       $29,018       $29,018
PCMAC Consultants           San Francisco, CA        Computers                    Feb-97               0        31,212        31,212
Performance A/V, Inc.       Alexandria, VA           Video Production             Sep-93               0       233,785       233,785
Perry Morris                Irvine, CA               Manufacturing & Production   Mar-92               0     5,200,000     5,200,000
Phoenix Analysis & Design   Gilbert, AZ              Printing                     Aug-96               0        33,255        33,255
Photo Center, Inc.          Costa Mesa, CA           Manufacturing & Production   Mar-97               0        40,986        40,986
Physician Hospital          Cedar Knolls, NJ         Medical                      Dec-91               0       234,870       234,870
Pivaroff Chiropractic Corp. Corona Del Mar, CA       Medical                      Mar-92               0        35,324        35,324
Pleasant Hill Cleaners      Duluth, GA               Manufacturing & Production   Mar-92               0       115,657       115,657
Pro Photo Connection, Inc   Irvine, CA               Computers                    Mar-97               0        29,180        29,180
Pro Sew                     Cincinnati, OH           Manufacturing & Production   Dec-91               0        40,018        40,018
Quail Cleaners              Missouri City, TX        Manufacturing & Production   Mar-92               0        90,402        90,402
Quality Baking L.L.C.       Maplewood, MO            Restaurant Equipment         Dec-95               0       296,400       296,400
R & M Baking Corp.          Oceanside, NY            Manufacturing & Production   Nov-93               0        27,490        27,490
R & M Levy                  Lafayette, CA            Manufacturing & Production   Sep-92               0        73,668        73,668
R.E. Smith Printing, Co.    Fall River, MA           Printing                     Jun-95         487,200        41,021       528,221
R.U.R. Enterprises, Inc.    Houston, TX              Furniture                    Dec-94               0        27,035        27,035
Radiology Assoc. of Mc
  Allen TX                  Mc Allen, TX             Medical                      Dec-91               0       190,800       190,800
Radiology Assoc. of Mc
  Allen TX                  Mc Allen, TX             Medical                      Dec-91               0        40,776        40,776
Radiology Assoc. of Mc
  Allen TX                  Mc Allen, TX             Medical                      Jun-93               0        97,644        97,644
Radiology Assoc. of
  Westport                  Westport, CT             Retail                       May-92         309,873        39,188       349,061
Rain-Master Roofing         Portland, OR             Computers                    Jun-96               0        26,464        26,464
Raintree Cleaners           Roswell, GA              Manufacturing & Production   Mar-92               0       105,265       105,265
Re/Max Fireside             Blue Jay Villag, CA      Telecommunications           Sep-92          27,089         4,030        31,119
Re/Max International, Inc.  Englewood, CO            Furniture                    Sep-92          25,462        10,615        36,077
Red Bank Volvo, Inc.        Shrewsbury, NJ           Automotive                   Feb-97               0        42,070        42,070
Red Bug Cleaners            Winter Springs, FL       Manufacturing & Production   Mar-92               0        58,238        58,238
Redwood Medical Offices     Crescent City, CA        Medical                      Mar-92               0        25,997        25,997
Reino Linen Service, Inc.   Gibsonburg, PA           Manufacturing & Production   Oct-91               0       759,040       759,040
Reino Linen Service, Inc.   Gibsonburg, OH           Material Handling            Dec-92               0        34,022        34,022
Reiter And Perkes, MD       Medford, NY              Medical                      Dec-91               0       282,435       282,435
Restaurant Management
  Nw Inc.                   Portland, OR             Restaurant                   Jun-95               0       373,379       373,379
RLL                         Miami, FL                Manufacturing & Production   Mar-92               0       110,112       110,112
Rmc Environmental Service   Spring City, PA          Computers                    Mar-92               0        27,592        27,592
Robert M. Jones             Laguna Hills, CA         Video Production             Jun-96               0        58,497        58,497
Roberts, J.N., MD           Boaz, AL                 Medical                      Mar-92               0        27,787        27,787
Rockwood Clinic, P.S.       Spokane, WA              Medical                      Dec-91       1,120,875       280,122     1,400,997
Roger Colby                 Cortez, FL               Manufacturing & Production   Mar-92               0       111,697       111,697
Rogers, Gene W., MD         Sonora, TX               Medical                      Mar-92               0        25,821        25,821
Rose Casual Dining, Inc.    Newtown, PA              Restaurant Equipment         Dec-95               0       135,403       135,403
S. Johnson And Sons, Inc.   Belvidere, NJ            Manufacturing & Production   Sep-93               0        77,698        77,698
S.C.W. Corporation          Scituate, MA             Restaurant                   May-94               0        27,259        27,259
S.W. FL Regional Medical
  Center                    Fort Meyers, FL          Medical                      Dec-91          44,580       161,521       206,102
Sage Enterprises, Inc.      Des Plains, IL           Computers                    Jun-94               0       119,252       119,252
Salinas Construction        Pleasanton, TX           Construction                 May-96               0        47,058        47,058
Salon 2000                  Eden Prairie, MN         Fixture                      Feb-96               0        37,237        37,237
Sam Houston Memorial
  Hospital                  Houston, TX              Medical                      Dec-91               0       585,021       585,021
San Angelo Medical Practice San Angelo, TX           Medical                      Mar-92               0        68,346        68,346
San Angelo Medical Practice San Angelo, TX           Medical                      Mar-92               0        39,846        39,846
Sass, Friedman & Associates Cleveland, OH            Medical                      Mar-92               0        39,205        39,205
Sass, Friedman & Associates Cleveland, OH            Medical                      Mar-92               0        48,444        48,444
Sbs Commercial Leasing Inc. Jericho, NY              Computers                    Jan-96               0       128,369       128,369
Schooley-Steen Medical      Fresno, CA               Furniture                    Sep-92          40,167         5,899        46,065
Sharon--John Dry Cleaner    Kensigton, CT            Manufacturing & Production   Mar-92               0        64,410        64,410

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Shift & Goldman, Inc.       Somerset, NJ             Computers                    Sep-93              $0       $26,738       $26,738
Shin & Washinsky, MD's      Las Vegas, NV            Medical                      Mar-92               0        32,602        32,602
Siebe North, Inc.           Rockford, IL             Computers                    Jun-95         411,535        19,451       430,986
Sierra Nevada Memorial
  Hospital                  Grass Valley, CA         Medical                      Mar-92               0        53,349        53,349
Sign America, Inc.          Richmond, OH             Manufacturing & Production   Feb-97               0        28,109        28,109
Sirius Solutions            San Francisco, CA        Computers                    May-96               0        26,193        26,193
Skal Beverages East, Inc.   Easton, MA               Restaurant                   Feb-95               0        37,626        37,626
Skolniks Bagel Bakery       Springfield, PA          Restaurant                   Mar-92               0        68,997        68,997
Snaderson Group             Escondido, CA            Computers                    Aug-96               0        34,444        34,444
Solomon Page Group Ltd.     New York, NY             Furniture                    Sep-94               0        42,697        42,697
Solom-Page Group Ltd.       New York, NY             Computers                    Feb-94               0        42,908        42,908
South Florida Family
  Physician                 Pembroke Pines, FL       Medical                      Mar-92               0        68,320        68,320
Southhill Company           Beverly Hills, CA        Fixture                      Dec-91               0        25,308        25,308
Springfield Tool &
  Dye, Inc.                 Springfield, NJ          Printing                     May-92               0        26,256        26,256
St. Elizabeth
  Hospital, Inc.            Appleton, WI             Medical                      Mar-92               0        90,033        90,033
St. Louis Leasing Corp.     Ellisville, MO           Manufacturing & Production   Oct-92               0       780,181       780,181
Staples, Inc.               Framingham, MA           Retail                       Feb-94          25,041         5,124        30,165
Staples, Inc.               Framingham, MA           Retail                       Feb-94          23,547         4,657        28,204
Staples, Inc.               Framingham, MA           Retail                       Feb-94          27,258         5,577        32,835
Staples, Inc.               Framingham, MA           Retail                       Feb-94          22,895         4,248        27,142
Staples, Inc.               Framingham, MA           Retail                       Feb-94          25,493         4,730        30,223
Staples, Inc.               Framingham, MA           Retail                       Feb-94          25,493         4,730        30,223
Staples, Inc.               Framingham, MA           Retail                       Feb-94          21,250         3,789        25,040
Staples, Inc.               Framingham, MA           Retail                       Feb-94          21,250         3,789        25,040
Staples, Inc.               Framingham, MA           Retail                       Feb-94          23,546         4,652        28,198
Staples, Inc.               Framingham, MA           Retail                       Feb-94          22,895         4,248        27,142
Staples, Inc.               Framingham, MA           Retail                       Feb-94          23,612         4,262        27,874
Staples, Inc.               Framingham, MA           Retail                       Feb-94          22,075         4,517        26,591
Staples, Inc.               Framingham, MA           Retail                       Feb-94          23,329         4,609        27,938
Stater Brothers Markets     Colton, CA               Furniture                    Sep-91               0       551,203       551,203
Stater Brothers Markets     Colton, CA               Retail                       Sep-91         104,149        25,947       130,096
Stater Brothers Markets     Colton, CA               Sanitation                   Sep-91          56,680        17,839        74,519
Staubach, Co.               Dallas, TX               Telecommunications           Jun-95         455,273        21,858       477,131
Stein-Sloan                 Blue Bell, PA            Medical                      Mar-92               0        28,366        28,366
Steven B. Zelicof, MD       White Plains, NY         Medical                      Feb-96               0        57,971        57,971
Steven Braff, MD            Clifton Springs, NY      Medical                      Dec-91          95,724       165,555       261,280
Subco East, Inc.            Wauwatosa, WI            Restaurant                   Aug-96               0        60,031        60,031
Summit Cleaners             Houston, TX              Manufacturing & Production   Mar-92               0       131,372       131,372
Summit Health Inc.          Fort Worth, TX           Computers                    Sep-95               0        55,952        55,952
Sun Presentations, Inc.     Palm Springs, CA         Computers                    Jun-92               0        25,909        25,909
Sun Presentations, Inc.     Palm Springs, CA         Video Production             Nov-92               0        68,903        68,903
Sunset Screening Room       Los Angeles, CA          Video Production             Jun-95               0        31,136        31,136
Super Miami Ltd             Concord, CA              Fixture                      Jun-92               0       104,162       104,162
Svogun, John A., MD         Norwalk, CT              Medical                      Mar-92               0        31,203        31,203
Sweet Potato Pie, Inc.      Hawthorne, NJ            Manufacturing & Production   Oct-93               0        26,055        26,055
Synder Machine Co.          Somerville, NJ           Manufacturing & Production   Feb-97               0        34,385        34,385
System Fuels Inc.           New Orleans, LA          Manufacturing & Production   Dec-95               0     2,648,916     2,648,916
T & L Creative Salads, Inc. Brooklyn, NY             Computers                    Jan-95               0        27,307        27,307
T.B.G. of Little Neck, Inc. Whitestone, NY           Restaurant                   Oct-94               0       312,000       312,000
Tender Touch Dry Cleaners   Winter Haven, FL         Manufacturing & Production   Mar-92               0        61,819        61,819
The Beach House             Laguna Beach, CA         Retail                       Feb-97               0        41,446        41,446
The Breakers Dba, Claddagh  New Smyrna Bch., FL      Retail                       Feb-97               0        27,933        27,933
The Coin Laundry            Grayson, GA              Manufacturing & Production   Mar-92               0        99,672        99,672
The Foxboro Company         Foxboro, MA              Fixture                      Sep-95         117,682        12,711       130,393

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series D (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
The Foxboro Company         Foxboro, MA              Computers                    Sep-95        $814,341       $87,452      $901,793
The Foxboro Company         Foxboro, MA              Manufacturing & Production   Sep-95         944,934        84,060     1,028,995
The Foxboro Company         Foxboro, MA              Furniture                    Jan-96          26,942         2,480        29,421
The Foxboro Company         Foxboro, MA              Fixture                      Jan-96         286,844        27,311       314,154
The Foxboro Company         Foxboro, MA              Manufacturing & Production   Jan-96       1,018,693        86,626     1,105,319
The Foxboro Company         Foxboro, MA              Computers                    Jan-96       1,388,929       133,331     1,522,260
The Gar Wood Restaurant     Carnelian Bay, CA        Retail                       Feb-97               0        53,928        53,928
The Imaging Bureau
  Ltd, Inc.                 Arlington, TX            Printing                     Mar-97               0        50,151        50,151
The Mountain Corp.          Marlborough, NH          Computers                    Nov-95               0        26,299        26,299
The Printing Post           Orange, CA               Printing                     Sep-96               0        34,787        34,787
Thompson Medical
  Specialists               Lenoir, NC               Medical                      Mar-92               0        37,859        37,859
Triangle Eye Institute      Bakersfield, CA          Computers                    Jul-95               0        25,280        25,280
TSC Funding, Inc.           S.Burlington, VT         Computers                    Feb-97               0        44,158        44,158
Tuckers Square Laundry      Atlanta, GA              Manufacturing & Production   Mar-92               0        84,476        84,476
Tuttle Bowling
  Enterprises Inc.          Scotia, NY               Restaurant Equipment         Mar-96               0        40,560        40,560
Twin Cities Hospital        Niceville, FL            Medical                      Dec-91               0       154,751       154,751
Ultimate Cleaners           Tempe, AZ                Manufacturing & Production   Mar-92               0        48,143        48,143
United Communications
  Center                    Los Alamitos, CA         Medical                      Mar-92               0        35,534        35,534
United Consumers Club       Tacoma, WA               Telecommunications           Feb-97               0        53,548        53,548
Us Airways, Inc.            Arlington, VA            Aircraft                      35582       3,200,000     3,619,250     6,819,250
Usindo Corporation          Pasadena, CA             Computers                    Feb-97               0        29,365        29,365
USX Corp.                   Pittsburgh, PA           Mining                       Dec-91       5,952,703     1,205,308     7,158,011
Ventura Toyota              Ventura, CA              Computers                    Sep-92          30,105         2,958        33,064
Victoria Cleaners           Ocala, FL                Manufacturing & Production   Mar-92               0        47,599        47,599
Video Eye                   Houston, TX              Video Production             Sep-96               0        49,335        49,335
Video Tape Magazines, Inc.  Sun Valley, CA           Telecommunications           Oct-93               0        27,247        27,247
Vihlene & Associates        Laguna Hills, CA         Computers                    Jun-96               0        56,746        56,746
Visiting Nurse Association  Carmichael, CA           Telecommunications           Mar-92               0       143,943       143,943
Watkins-Johnson Company     Palo Alto, CA            Telecommunications           Mar-92               0       373,874       373,874
Watkins-Johnson Company     Palo Alto, CA            Telecommunications           Mar-92               0        26,650        26,650
Wayfield Foods, Inc.        Atlanta, GA              Retail                       Sep-92          70,367         9,359        79,726
Wayfield Foods, Inc.        Atlanta, GA              Retail                       Sep-92          64,377         9,769        74,146
Weir Partners               Rancho Santa, CA         Restaurant                   Mar-94               0       365,000       365,000
Western Mailing Service     Las Vegas, NV            Printing                     Sep-92          37,970         4,552        42,522
Westgate Cleaners           Spring City, PA          Manufacturing & Production   Mar-92               0        85,984        85,984
Westlight                   Los Angeles, CA          Computers                    Nov-91               0        27,771        27,771
Wheaton Body Shop, Inc.     Wheaton, MD              Automotive                   Sep-96               0        36,946        36,946
Wilkinson, Maurice G., MD   Shiner, TX               Medical                      Mar-92               0        30,692        30,692
Windy City Bagels, Inc.     Clinton, NY              Restaurant                   Jun-94               0       138,653       138,653
Windy City Bagels, Inc.     Clinton, NY              Restaurant                   Jun-94               0       160,277       160,277
Wright Way Sales            Longwood, FL             Telecommunications           Jun-96               0        40,486        40,486
Young Dry Cleaner           N. Dartmouth, MA         Manufacturing & Production   Mar-92               0       130,601       130,601
Young, Walter Russell, MD   Waldron, AZ              Medical                      Mar-92               0        60,625        60,625
Zan Productions, Inc.       New York, NY             Manufacturing & Production   Feb-97               0        33,899        33,899
Zisman, Frank & Katerina,
  O.D.                      Hercules, CA             Medical                      Mar-92               0        40,182        40,182
                            Total Equipment transactions less than $25,000                     2,738,306     3,036,059     5,774,365
                                                                                             -----------   -----------  ------------
                                                                                             $55,577,669   $81,733,088  $137,310,757
                                                                                             ===========   ===========  ============

-----------

(1)      This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
     Acquisition of Equipment--Recent Public Programs--Series D (Continued)
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

         The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series D at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

                                  Equipment        Equipment          Total
Equipment Category                  Leases        Financings        Portfolio
------------------               -----------      ----------       -----------
Manufacturing & Production       $ 4,968,582      $  145,144       $ 5,113,726
Aircraft                           7,205,631         983,333         8,188,964
Computer Systems                   3,102,797         186,666         3,289,663
Restaurant Equipment                 960,503         348,847         1,309,350
Office Furniture & Fixtures          539,834              --           539,834
Telecommunications                     9,915          49,800            59,715
Medical                               92,904          33,986           126,890
Printing                                   0          87,342            87,342
Automotive                                 0              --                --
Video Production                       8,667          50,521            59,188
Retail Systems                        27,933          11,661            39,594
Miscellaneous                         99,884          18,399           118,283
                                 -----------      ----------       -----------
                                  17,016,650       1,915,899        18,932,549

                                    TABLE VI
            Acquisition of Equipment--Prior Public Programs--Series E
                                   (unaudited)

         The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at December 31, 1999:

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
19 March Street, Inc.       Stamford, CT             Furniture                    Mar-93     $        0    $   47,942   $   47,942
21-42 Meat Food Corp Dba
  Super                     Whitestone, NY           Retail                       Feb-98              0        42,927       42,927
2Xtreme Performance
  International, Llc        Addison, TX              Telecommunications           Sep-97              0        53,170       53,170
301 BP Service Station      Fayetteville, NC         Automotive                   Nov-92              0        30,129       30,129
4 Star Laundry &
  Supply, Inc.              Plattsmouth, NE          Manufacturing & Production   Nov-92              0        31,043       31,043
4-Guys Supermarket          Paterson, NJ             Fixtures                     Sep-96              0        29,433       29,433
8803 Castle Caterers, Inc.  Brooklyn, NY             Retail                       Nov-96              0        30,364       30,364
A & E Clothing Contractor   Brooklyn, NY             Manufacturing & Production   Nov-97              0        27,147       27,147
A & S Rental                Tifton, GA               Computers                    Nov-92              0        30,183       30,183
A & V Photo Lab Dba Mvm
  Enterprises, Inc.         Fresno, CA               Photography                  Sep-97              0        25,832       25,832
A. I. Leasing Inc.          Herndon, VA              Aircraft                     Aug-96              0     5,690,161    5,690,161
A.C. Financial              Ames, IA                 Computers                    May-98              0     5,888,096    5,888,096
A.C. Financial              Ames, IA                 Computers                    Sep-98              0       504,309      504,309
Aaa Ansafone Answering
  Service                   Santa Ana, CA            Manufacturing & Production   Aug-95              0        25,804       25,804
Aai / Terminal One,Inc.     Washington, DC           Furniture                    Aug-98              0       280,626      280,626
AATW, Inc.                  Oakland, CA              Material Handling            Aug-93              0        31,375       31,375
Abco Oil Corp.              Montgomery, PA           Computers                    Dec-97              0        53,764       53,764
Abel Hosiery, Inc.          Fort Payne, AL           Manufacturing & Production   Sep-97              0        38,316       38,316
Abington Obstetrical        Windsor, CT              Medical                      Mar-93              0        49,501       49,501
Able Pallet Mfg             Hilliard, OH             Manufacturing & Production   Dec-92         23,518         2,217       25,735
Accent Improvement, Inc.    Fargo, ND                Fixtures                     Dec-96              0        36,089       36,089
Access Medical
  Imaging, Inc.             Beverly Hills, CA        Medical                      Sep-97              0        77,601       77,601
Accutrac Recovery
  Systems, Inc              Memphis, TN              Computers                    Feb-98              0        29,925       29,925
Ace Tree Movers, Inc.       Gaithersburg, MD         Transportation               Mar-93              0        29,412       29,412
Action Technologies, Inc.   Alameda, CA              Computers                    Dec-92              0        66,976       66,976
Action Technologies, Inc.   Alameda, CA              Computers                    Apr-93              0        71,102       71,102
Addison Tool Inc            Oxford, MI               Computers                    Aug-95              0        36,504       36,504
Adriano--T Co.              Los Angeles, CA          Manufacturing & Production   Dec-97              0        55,252       55,252
Advance Presort
  Service Inc               Chicago, IL              Office Equipment             May-93              0       235,358      235,358
Advance Presort
  Service Inc               Chicago, IL              Retail                       May-93              0       101,761      101,761
Advanced Precision          Newbury, MA              Manufacturing & Production   Mar-93              0        38,297       38,297
Advanced Research
  Concepts, Inc.            Simi Valley, CA          Sanitation                   Nov-92              0        33,493       33,493
Advantage Kbs Inc.          Edison, NJ               Computers                    Aug-95              0        27,195       27,195
Adventure Sportswear, Inc.  Doraville, GA            Manufacturing & Production   Nov-92              0        30,174       30,174
Advertising Specialty Co.   Reno, NV                 Printing                     Sep-96              0        52,559       52,559
Advo System, Inc.           Windsor, CT              Telecommunications           May-93              0        77,530       77,530
Advo System, Inc.           Hartford, CT             Telecommunications           May-93              0        68,167       68,167
Advo System, Inc.           Windsor, CT              Telecommunications           Jan-95              0        43,466       43,466
A-Grocery Warehouse         Los Angeles, CA          Fixtures                     Aug-96              0        46,867       46,867
Air Show, Inc.              Springfield, VA          Computers                    Jan-97              0        44,420       44,420
Alaska Airlines, Inc.       Seattle, WA              Transportation               Oct-94     16,808,912     4,778,717   21,587,628
Albert & Dolores Gaynor     Menlo Park, CA           Computers                    Feb-96              0        40,739       40,739
Albert Kemperle Inc.        Valley Stream, NY        Manufacturing & Production   Aug-95              0        29,726       29,726
Alfa Color, Inc.            Gardena, CA              Computers                    Oct-97              0        33,293       33,293
Alfa Color, Inc.            Gardena, CA              Computers                    Nov-97              0        48,516       48,516
All New Remodeling Inc.     Yonkers, NY              Computers                    Feb-98              0        35,157       35,157
Allentuck Printing &
  Graphics                  Gaithersburg, MD         Printing                     Jan-98              0        76,451       76,451

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Alliance Business Center    New York, NY             Office Equipment             Mar-97     $        0    $   44,000   $   44,000
Allied Sporting
  Goods, Inc.               Louisville, KY           Fixtures                     Sep-97              0        25,670       25,670
Alpha Music Productions     Lenexa, KS               Computers                    Nov-92              0        27,166       27,166
Alpine Pictures, Inc.       Van Nuys, CA             Printing                     Sep-96              0        55,473       55,473
Alternate Curcuit
  Technology                Ward Hill, MA            Manufacturing & Production   Aug-93              0       529,545      529,545
Alves Precision Engineered  Watertown, CT            Manufacturing & Production   Mar-93              0        41,366       41,366
AMCA International          Newington, CT            Telecommunications           May-93              0        31,308       31,308
American Bingo Dba
  American Inc.             Sumter, SC               Fixtures                     Oct-97              0        47,077       47,077
American Deburring Dba
  Afab                      Irvine, CA               Manufacturing & Production   May-95              0        29,755       29,755
American Energy
  Services, Inc.            Houston, TX              Telecommunications           Nov-92              0        30,824       30,824
American Red Cross
  Hartford                  Farmington, CT           Telecommunications           Mar-93              0        25,138       25,138
American Rest Group         Newport Beach, CA        Restaurant                   Mar-94              0       652,404      652,404
American Rest Group         Newport Beach, CA        Restaurant                   Mar-94              0       526,016      526,016
American Rest Group         Newport Beach, CA        Retail                       Mar-94              0        31,606       31,606
American T-Shirts           Mesquite, TX             Computers                    Nov-92              0        30,502       30,502
AMI Resort
  Telecommunications        San Clemente, CA         Fixtures                     Nov-92              0        31,847       31,847
Amodeo Petti & Flatiron     New York, NY             Computers                    Aug-95              0        39,169       39,169
Anderson Film Industries    Universal City, CA       Video Production             Jul-96              0        31,600       31,600
Anderson Glass Co. Inc.     Columbus, OH             Manufacturing & Production   Aug-95              0        26,645       26,645
Anthony V. Cillis, Dvm      Yorktown Heights, NY     Medical                      Aug-96              0        35,816       35,816
Anthony Vasselli Md PC      Princeton, NJ            Medical                      Aug-95              0        26,143       26,143
Anthony's Auto Body, Inc.   Bridgeport, CT           Telecommunications           Mar-93              0        26,661       26,661
Anton's Airfood Of
  Bakersfield               Bakersfield, CA          Restaurant                   Nov-92              0        26,994       26,994
Ap Parts Manufacturing      Goldsboro, NC            Furniture                    Aug-96              0       101,538      101,538
Apec Display Inc.           Clifton, NJ              Manufacturing & Production   Aug-95              0        35,567       35,567
Applause Management, Inc.   Little Falls, NJ         Computers                    Nov-92              0        25,588       25,588
Appleray, Inc.              Longwood, FL             Restaurant                   Oct-97              0        74,429       74,429
Apt Advertising,Inc.        Farmingdale, NY          Fixtures                     Dec-97              0        48,230       48,230
Aqualon Incorporated        Louisiana, MO            Environmental                Feb-93              0        25,243       25,243
Arby's                      Gainesville, FL          Fixtures                     Nov-92              0        28,892       28,892
Arden Nursing Home Inc      Hamden, CT               Telecommunications           May-93              0        29,232       29,232
ARG Enterprises             Newport Beach, CA        Restaurant                   Jul-94              0       436,451      436,451
Arianne Productions Corp.   Clearwater, FL           Audio Equipment              Jan-96              0        48,014       48,014
Arnold Foradory
  Landscaping               Austin, TX               Material Handling            Sep-97              0        31,164       31,164
Ars Enterprises, Inc.       Alsip, IL                Audio Equipment              Nov-96              0        27,966       27,966
Art Leather Manufacturing
  Co.                       Elmhurst, NY             Manufacturing & Production   Nov-97              0        51,031       51,031
Artistry Presentations      Mattapoisett, MA         Computers                    Oct-96              0        27,630       27,630
A's Match Dye Co., Inc.     Compton, CA              Manufacturing & Production   Oct-97              0        45,601       45,601
Asbestos Transportation     Moncks Corner, SC        Transportation               Mar-93              0        27,697       27,697
Ashland Machine Company     Ashland, VA              Manufacturing & Production   Jan-98              0        79,287       79,287
Associated Detailers        Brandon, MS              Computers                    Aug-96              0        50,126       50,126
Atex Knitting Mills Inc.    Ridgewood, NY            Manufacturing & Production   Aug-95              0        31,120       31,120
Athena Healthcare
  Assoc. Inc.               Southington, CT          Computers                    Feb-98              0        38,219       38,219
Athens Obstetrics           Windsor, CT              Medical                      Mar-93              0        48,302       48,302
Atlantic Baking
  Company, Inc.             Los Angeles, CA          Restaurant                   Dec-97              0        37,669       37,669
Atlantic Coast
  Fulfillment, Inc.         North Haven, CT          Fixtures                     Nov-97              0        45,173       45,173
Atlantic Development        Arnold, MO               Printing                     Jun-96              0        30,867       30,867
Atlantic Paste & Glue
  Co., Inc.                 Brooklyn, NY             Manufacturing & Production   Nov-92              0        26,664       26,664
AU Technologies             Providence, RI           Manufacturing & Production   Nov-92              0        27,685       27,685
Audioforce                  New York, NY             Telecommunications           Aug-95              0        33,295       33,295
Auto Lube Express           Siloam Spring, S AR      Automotive                   Oct-97              0        37,658       37,658
Automated Building
  Systems, Inc.             Johnson City, TN         Computers                    Mar-93              0        35,807       35,807

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Automated Component         Hudson, MA               Manufacturing & Production   Mar-94     $        0    $  102,089   $  102,089
Automated Transaction
  Svcs.                     W. Los Angele, S CA      Furniture                    Nov-97              0        59,492       59,492
Automation, Inc.            Canton, MA               Telecommunications           Mar-93              0        25,240       25,240
Aziz Edib                   Poughkeepsie, NY         Fixtures                     Dec-95              0        74,135       74,135
B & B Coffee Service, Inc.  Fairfield, CT            Restaurant                   Mar-93              0        31,923       31,923
B.M.F. Fitness Of
  Irving, Inc.              Irving, TX               Medical                      Nov-92              0        30,268       30,268
Baer Aggregates Inc.        Phillipsburg, NJ         Manufacturing & Production   Aug-95              0        30,695       30,695
Bagel Boss America Corp.    Hicksville, NY           Restaurant                   Nov-96              0        52,228       52,228
Bagel Boy, Llc              So. Whitehall, PA        Restaurant                   Dec-97              0        30,228       30,228
Bagel Chalet Inc.           Commack, NY              Restaurant                   Jan-96              0        39,003       39,003
Bagels & A Hole Lots More   Bohemia, NY              Restaurant                   Nov-97              0        57,700       57,700
Bankers Direct Mortgage
  Corp.                     W. Palm Beach, FL        Computers                    Jan-98              0        39,045       39,045
Bank-Up Dba, J.D.B. &
  Associates, Inc.          San Ramon, CA            Computers                    Oct-97              0       180,712      180,712
Baron Consulting Co.        Milford, CT              Medical                      Aug-95              0        26,444       26,444
Barton & Cooney Inc.        Trenton, NJ              Manufacturing & Production   Aug-95              0        27,637       27,637
Base & Base
  Enterprises, Inc          Woodinville, WA          Computers                    Dec-96              0        56,380       56,380
Baskin Robbins              Houston, TX              Restaurant                   Nov-92              0        30,824       30,824
Bassetts of Ft. Lauderdale  Ft Lauderdale, FL        Restaurant                   Nov-92              0        31,822       31,822
Bauer Sign Dba,
  Baseline, Inc.            Muskego, WI              Material Handling            Dec-97              0        28,410       28,410
Bay City Associates, Llc    Manning, SC              Fixtures                     Sep-97              0        47,674       47,674
Bay Foods, Inc.             Providence, RI           Restaurant                   Mar-93              0        28,766       28,766
Beirut Times                Los Angeles, CA          Computers                    Oct-97              0        32,985       32,985
Bella Roma, Inc.            Taunton, MA              Restaurant                   Mar-93              0        29,291       29,291
Berol Corp.                 Brentwood, TN            Telecommunications           May-93              0        25,651       25,651
Besser Company              Alpena, MI               Computers                    Aug-94              0        47,498       47,498
Besser Company              Alpena, MI               Computers                    Feb-94        506,779        48,903      555,682
Best Approach Publications  Chandler, AZ             Printing                     Oct-97              0        54,998       54,998
Best Brew, Inc.             Elk Grove Villa, IL      Restaurant                   Mar-93              0        41,386       41,386
Best Brew, Inc.             Elk Grove Villa, IL      Restaurant                   Mar-93              0        40,221       40,221
Bethlehem Baptist Church    Fairfax, VA              Retail                       Mar-93              0        32,348       32,348
Beverly Hills Studio, Inc.  Santa Monica, CA         Video Production             Jan-97              0        44,233       44,233
Big "O" Tires               Valencia, CA             Computers                    Sep-97              0        51,947       51,947
Big Star of Many, Inc.      Many, LA                 Retail                       Feb-93              0        70,442       70,442
Biocontrol
  Technology, Inc.          Pittsburgh, PA           Computers                    Jan-98              0        48,895       48,895
Black Canyon
  Surveying, Inc.           Phoenix, AZ              Manufacturing & Production   Dec-97              0        51,828       51,828
Bless Your Hearts Dba,
  Hopeth                    Midland, TX              Restaurant                   Dec-97              0        19,351       19,351
Blimpie of Cornwell         Cromwell, CT             Restaurant                   Nov-92              0        30,093       30,093
Blue Cross & Blue Shield
  Of CT                     North Haven, CT          Computers                    May-93              0        25,020       25,020
Blue Cross & Blue Shield
  Of CT                     North Haven, CT          Telecommunications           May-93              0        93,286       93,286
Blue Cross & Blue Shield
  Of CT                     North Haven, CT          Telecommunications           May-93              0       362,317      362,317
Blue Cross & Blue Shield
  Of CT                     North Haven, CT          Telecommunications           May-93              0        92,259       92,259
Blue Cross & Blue Shield
  Of CT                     North Haven, CT          Telecommunications           May-93              0       242,250      242,250
Blue Cross & Blue Shield
  Of CT                     North Haven, CT          Telecommunications           May-93              0        38,924       38,924
Blue Grass Business
  Service                   Lexington, KY            Office Equipment             May-93              0       263,303      263,303
Blume USA Auto Sales, Inc.  Pearland, TX             Manufacturing & Production   Nov-92              0        25,908       25,908
Bml Productions Inc.        Raritan, NJ              Retail                       Oct-95              0        37,173       37,173
Bob's Cleaner               Santa Ana, CA            Manufacturing & Production   Nov-92              0        30,824       30,824
Bodine Corp.                Bridgeport, CT           Telecommunications           May-93              0        60,751       60,751
Bolkema Fuel Company Inc.   Wyckoff, NJ              Computers                    Sep-97              0        54,797       54,797
Boozer Lumber Co., Inc.     Columbia, SC             Computers                    Mar-93              0        27,382       27,382
Borealis Corp.              Carson City, NV          Computers                    Jun-96              0        52,031       52,031
Borealis Incorporated       Ottertail, MN            Manufacturing & Production   Dec-97              0        37,017       37,017

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Boston Pie, Inc.            Melrose, MA              Restaurant                   Apr-93     $        0    $   26,916   $   26,916
Bowling, Inc.               Jackson, MS              Fixtures                     Mar-93              0        45,109       45,109
Boxley Enterprises, Inc.    Oviedo, FL               Restaurant                   Aug-94              0        27,415       27,415
Bradley Memorial            Southington, CT          Telecommunications           May-93              0        69,398       69,398
Brainard Pig, Inc.          Fremont, NE              Fixtures                     Feb-98              0        54,296       54,296
Brandt Farms                Versailles, OH           Fixtures                     Oct-96              0        56,207       56,207
Branford Hall Career
  Institute                 Branford, CT             Furniture                    Dec-97              0        36,416       36,416
Brazos Valley Sand &
  Gravel, Inc.              Cameron, TX              Construction                 Oct-97              0        32,171       32,171
Breaktime Refreshments,
  Ltd.                      West Babylon, NY         Fixtures                     Feb-98              0        47,758       47,758
Breckenridge Food
  Systems Inc.              Rancho Santa Maria, CA   Restaurant                   Sep-95              0       241,206      241,206
Brenlar Investments, Inc.   Novato, CA               Furniture                    Oct-94              0       840,320      840,320
Brewskis Gaslamp Pub, Inc.  San Diego, CA            Furniture                    Nov-92              0        30,359       30,359
Bridgeport Machines         Bridgeport, CT           Telecommunications           May-93              0        32,411       32,411
Bridgeport Metal Goods      Bridgeport, CT           Fixtures                     Mar-93              0        52,425       52,425
Bristol Babcock Inc.        Watertown, CT            Telecommunications           May-93              0        82,427       82,427
Bristol Babcock Inc.        Watertown, CT            Telecommunications           Dec-95              0        42,646       42,646
Bronx Harbor Healthcare     Bronx, NY                Computers                    Sep-96              0        46,775       46,775
Buckeye Pressure Washes     Cambridge, OH            Manufacturing & Production   Nov-92              0        30,538       30,538
Burch Trash Service, Inc.   Capital Heights, MD      Transportation               Mar-93              0        41,489       41,489
Burger King                 Naples, FL               Fixtures                     Nov-92              0        31,751       31,751
Burgess Marketing, Inc.     Waco, TX                 Manufacturing & Production   Oct-97              0        28,195       28,195
Business Office Systems &
  Service                   Peterborough, NH         Furniture                    Nov-92              0        29,913       29,913
Business Television         Washington, DC           Video Production             Apr-93              0        28,754       28,754
C & B Cleaning              Fairfax, VA              Sanitation                   Nov-92              0        30,824       30,824
C & C Duplicators Inc.      Bohemia, NY              Manufacturing & Production   Jan-96              0        37,799       37,799
C & C Skate, Inc.           Kissimee, FL             Restaurant                   Jul-96              0        27,316       27,316
C & J Contracting, Inc.     Campbell, CA             Manufacturing & Production   Jun-94         30,444         3,105       33,549
C H Dexter                  Windsor Locks, CT        Computers                    May-93              0        68,086       68,086
Caa Marketing Inc.          Westmont, IL             Manufacturing & Production   Aug-95              0        31,397       31,397
Cable Usa, Inc.             Scottbluff, NE           Telecommunications           Nov-97              0        48,749       48,749
Cad Scan Reprographic       Vacaville, CA            Computers                    Dec-96              0        29,584       29,584
Cafe Chardonnay, Inc.       Palm Beach Garden, FL    Restaurant                   Dec-92              0       150,231      150,231
Cain's Drain & Plumbing
  Co., Inc.                 Newport News, VA         Fixtures                     Dec-93              0        25,948       25,948
Calico Welding Supply Co.   Texas City, TX           Manufacturing & Production   Feb-98              0        34,508       34,508
California School
  Furnishings               Fresno, CA               Telecommunications           Feb-96              0        51,659       51,659
Callen Photo Mount Corp.    Jersey City, NJ          Manufacturing & Production   Oct-97              0        81,854       81,854
Camellia Color Corp.        Sacramento, CA           Computers                    May-96              0        40,576       40,576
Cape Fear Supply Co., Inc.  Fayetteville, NC         Computers                    Mar-93              0        50,808       50,808
Capital Home Mortgage       Miami, FL                Computers                    Aug-96              0        28,253       28,253
Career & Eductn Consult     New York, NY             Computers                    Jul-96              0        51,027       51,027
Caregivers Home Health      Montgomery, AL           Computers                    May-93              0        29,142       29,142
Cargill Investor
  Services, Inc.            Chicago, IL              Computers                    Mar-93              0        56,109       56,109
Carolina Amusement          Columbia, SC             Fixtures                     Dec-97              0        48,889       48,889
Carolina Mold Works, Llc    Fletcher, NC             Manufacturing & Production   Dec-96              0        54,484       54,484
Carolina Truss &
  Manufacturing             Monroe, NC               Computers                    Mar-93              0        32,415       32,415
Carolina Volkswagen         Charlotte, NC            Automotive                   Dec-97              0        31,878       31,878
Casa Ole Dba, Subway &
  Cay Chris                 Wichita Falls, TX        Restaurant                   Nov-97              0        55,167       55,167
Catalog Media Corp.         Memphis, TN              Computers                    Nov-92              0        30,705       30,705
Cavalleria Rusticana, Inc.  Miami, FL                Restaurant                   Nov-92              0        30,180       30,180
CDI Medical Services Inc.   Bloomfield, CT           Computers                    May-93              0        30,494       30,494
Cellular Systems,Llc        Carlsbad, CA             Computers                    Sep-98              0       193,040      193,040
Centennial Printing         King Of Prussia, PA      Computers                    Mar-93              0        44,207       44,207

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Center For Continuing Care  Stamford, CT             Telecommunications           Mar-93     $        0    $   27,468   $   27,468
Center Of Christian
  Fellowship                Phoenix, AZ              Audio Equipment              Oct-98              0        26,596       26,596
Centocor                    Malvern, PA              Computers                    May-96              0       361,672      361,672
Centocor, Inc.              Melvern, PA              Medical                      Mar-94              0       557,191      557,191
Centra Collison, Inc.       Long Island City, NY     Automotive                   Mar-93              0        29,122       29,122
Century Consulting
  Group, Inc.               Kennesaw, GA             Computers                    Nov-97              0        47,697       47,697
Cercom, Inc.                Vista, CA                Manufacturing & Production   Sep-97              0        49,492       49,492
Champions Pure
  Fitness, Inc.             Fayetteville, NY         Medical                      Nov-92              0        29,217       29,217
Charten, Inc.               Southbury, CT            Restaurant                   Mar-93              0        36,934       36,934
Chase Collections Ltd.      Fall River, MA           Manufacturing & Production   Mar-93              0        25,128       25,128
Chattanooga Men'S Medical   Roswell, GA              Medical                      Sep-96              0        54,751       54,751
Chef's Requested
  Foods, Inc.               Oklahoma City, OK        Restaurant                   Mar-93              0        35,449       35,449
Chestnut Mart Of
  Bloomingburg              Bloomingburg, NY         Fixtures                     Jan-97              0       132,301      132,301
Chestnut Mart Of
  Bloomingburg              Bloomingburg, NY         Fixtures                     Feb-97              0        63,900       63,900
Chicago Food Corp.          Chicago, IL              Manufacturing & Production   Nov-92              0        25,728       25,728
Chinnici & Associates       New York, NY             Computers                    Apr-96              0        39,515       39,515
Choice-Professional
  Overnight                 New Orleans, LA          Copiers                      Jan-98              0        41,360       41,360
Christopher Productions &
  Entertainment             Los Angeles, CA          Video Production             Sep-97              0        33,006       33,006
Cicer-Ranzenbach            Hamlin, NY               Construction                 Oct-98              0        44,690       44,690
Circuitboard Fabrications
  Co.                       Waltham, MA              Manufacturing & Production   Jan-97              0        51,561       51,561
CIS Corporation             Washington, DC           Telecommunications           Nov-96              0     1,142,103    1,142,103
City of West Haven          West Haven, CT           Telecommunications           Mar-93              0        37,611       37,611
City of West Haven          West Haven, CT           Telecommunications           Mar-93              0        26,365       26,365
Clarklift Of Orlando, Inc.  Orlando, FL              Computers                    Jan-97              0        28,326       28,326
Clarklift Of Orlando, Inc.  Orlando, FL              Office Equipmnt              Feb-98              0        40,189       40,189
Clearwater Health Club      Clearwater Beach, FL     Medical                      Mar-93              0        42,058       42,058
Clearwater Health Club      Clearwater Beach, FL     Medical                      Mar-93              0        35,565       35,565
Clement's
  Supermarket, Inc.         Chauvin, LA              Retail                       Mar-93              0        66,711       66,711
Cliquer'S Vernon Corp.      Mt. Vernon, NY           Telecommunications           Nov-97              0        55,082       55,082
Clonetics Corporation       San Diego, CA            Computers                    Apr-93              0        29,198       29,198
Club 2520                   Tucson, AZ               Video Production             Nov-92              0        30,176       30,176
Cm Clark Enterprises, Inc.  Bernardsville, NJ        Furniture                    Jun-95              0        27,551       27,551
Cnc Machining Service       Visalla, CA              Manufacturing & Production   Aug-96              0        40,159       40,159
Cnc Systems, Inc.           Kennebunk, ME            Computers                    Mar-93              0        27,552       27,552
Coastal Carting,
  Ltd., Inc.                Hollywood, FL            Fixtures                     Aug-97              0        25,291       25,291
Coastal Septic              Sharpes, FL              Transportation               Mar-93              0        36,493       36,493
Coburn & Meredith Inc.      Hartford, CT             Telecommunications           May-93              0        27,879       27,879
Coffee Time, Inc.           Anaheim, CA              Restaurant                   Mar-93              0        49,936       49,936
Coffee Time, Inc.           Anaheim, CA              Restaurant                   Mar-93              0        28,256       28,256
Coldwell Banker Apex
  Realtors                  Rowlett, TX              Furniture                    Dec-97              0        42,955       42,955
Cole River
  Transportatiomn Llc       Winstead, CT             Construction                 Feb-98              0        29,753       29,753
Color Masters Digital
  Imaging                   Little Rock, AK          Manufacturing & Production   Nov-97              0        45,076       45,076
Color Xl, Inc.              Middleton, WI            Printing                     Nov-97              0        53,929       53,929
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        42,117       42,117
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        43,872       43,872
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        43,932       43,932
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        38,225       38,225
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        45,436       45,436
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        41,342       41,342
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        57,433       57,433
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        42,117       42,117
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        60,818       60,818

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92     $        0    $   43,266   $   43,266
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        75,268       75,268
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        39,471       39,471
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        87,592       87,592
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        42,117       42,117
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        41,562       41,562
Colorado Prime Corp.        Farmingdale, NY          Telecommunications           Nov-92              0        91,474       91,474
Colour Impressions          Anaheim, CA              Printing                     Dec-92         30,529         2,903       33,432
Columbia Services
  Group, Inc.               Arlington, VA            Fixtures                     Nov-92              0        32,543       32,543
Commercial Brick Corp.      Maspeth, NY              Construction                 Oct-97              0        76,340       76,340
Commonwealth Associates     New York, NY             Telecommunications           Sep-97              0       105,616      105,616
Community Health
  Center Inc                Middletown, CT           Telecommunications           May-93              0        32,205       32,205
Community Health
  Service, Inc.             Hartford, CT             Telecommunications           Mar-93              0        29,344       29,344
Complete Tool &
  Grinding Inc.             Minneapolis, MN          Manufacturing & Production   Feb-96              0        28,720       28,720
Comprehensive Id Products   Burlington, MA           Furniture                    Jun-96              0        51,484       51,484
Computer Science
  Resources, Inc.           Williamsport, PA         Telecommunications           Sep-97              0        75,298       75,298
Comtec Computer
  Services, Inc.            Houston, TX              Computers                    Mar-93              0        27,306       27,306
Concord Teacakes
  Excetra Inc.              Concord, MA              Fixtures                     Mar-96              0        55,768       55,768
Conn Medical Adjustment     East Hartford, CT        Telecommunications           May-93              0        25,602       25,602
Connecticut College         New London, CT           Telecommunications           May-93              0     2,211,435    2,211,435
Connecticut College         New London, CT           Telecommunications           May-93              0       223,296      223,296
Connecticut College         New London, CT           Telecommunications           May-93              0        81,898       81,898
Connecticut College         New London, CT           Telecommunications           May-93              0        97,710       97,710
Connecticut State           Newington, CT            Telecommunications           May-93              0        64,744       64,744
Connecticut Water Company   East Windsor, CT         Telecommunications           May-93              0        46,084       46,084
Connecticut Yankee Atomic   Hartford, CT             Telecommunications           May-93              0       304,754      304,754
Consolidated Fitness
  Enterprises               Bedford, TX              Manufacturing & Production   Nov-92              0        30,485       30,485
Consolidated Waste
  Industries                North Haven, CT          Material Handling            Mar-93              0        61,323       61,323
Consolidated Waste
  Industries                N.E. Washington, DC      Transportation               Mar-93              0        66,455       66,455
Constantine G. Scrivanos    Atklnson, NH             Restaurant                   Mar-93              0        29,182       29,182
Contento & Kaplan Optomet   Bronx, NY                Medical                      Aug-95              0        26,327       26,327
Continental Airlines, Inc.  Houston, TX              Aircraft                     Dec-96              0       702,508      702,508
Continental Coin
  Processors                Buffalo, NY              Manufacturing & Production   Feb-96              0        52,320       52,320
Continental Contractors     Audubon, PA              Material Handling            Mar-93              0        32,128       32,128
Convalescent Center Of
  Bloomfield                Bloomfield, CT           Medical                      May-93              0        30,761       30,761
Convention Express Inc.     Ocean City, NJ           Computers                    Feb-98              0        73,997       73,997
Core Group Ltd.             Boston, MA               Video Production             Feb-98              0        45,566       45,566
Corporate Health            New Haven, CT            Telecommunications           May-93              0        40,114       40,114
Corral Associates           Rochester, NY            Telecommunications           May-96              0        53,461       53,461
Cosmopolitan Medical
  Communications            Phoenix, AZ              Computers                    Oct-97              0        44,665       44,665
Costello Lomasney &
  Denapoli                  Manchester, NH           Computers                    Mar-93              0        29,771       29,771
Country Club Liquors        Largo, FL                Restaurant                   Nov-92              0        26,942       26,942
Countryside Manor, Inc.     Bristol, CT              Telecommunications           Mar-93              0        26,257       26,257
Covalent Systems Corp.      Fremont, CA              Computers                    Mar-93              0        27,216       27,216
Craftsman Auto Body         Sterling, VA             Computers                    Aug-95              0        33,202       33,202
Creative Entertainment
  Group                     Los Angeles, CA          Video Production             Nov-97              0        61,777       61,777
Creative Sound Productions  Houston, TX              Audio Equipment              May-96              0        37,940       37,940
Creative Vision Graphics    Marina Del Ray, CA       Printing                     May-95              0        33,037       33,037
Crs Design, Inc.            New York, NY             Computers                    Sep-97              0        26,032       26,032
Crs Design, Inc.            New York, NY             Computers                    Jul-98              0        41,460       41,460
Crystal Clear Design Dba,
  R.Baker                   Patterson, NJ            Computers                    Nov-97              0        55,021       55,021

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Csk Auto                    Phoenix, AZ              Other                        Apr-98     $        0    $  358,401   $  358,401
Csk Auto Inc                Phoenix, AZ              Other                        Mar-98              0       696,718      696,718
Csk Auto,Inc.               Phoenix, AZ              Other                        Jun-98              0        58,880       58,880
CT Junior Rebulic Assoc.    Litchfield, CT           Telecommunications           Mar-93              0        26,061       26,061
CT Transit/HNS Management   Hartford, CT             Transportation               May-93              0        44,728       44,728
C-Town                      Jersey City, NJ          Retail                       Dec-96              0        28,658       28,658
Cumberland Capital Dba
  The Mcintyre Llc          Brentwood, TN            Telecommunications           Oct-97              0        31,498       31,498
Cunningham Assoc.           Mission Viejo, CA        Audio Equipment              Oct-97              0        63,534       63,534
Curagen Corp.               New Haven, CT            Computers                    Aug-97              0        69,436       69,436
Custom Paint & Body         Moncks Corner, SC        Automotive                   Jan-97              0        33,354       33,354
Custom Print, Inc.          Pleasanton, CA           Computers                    Mar-93              0        29,993       29,993
D & B Computing             Wilton, CT               Telecommunications           May-93              0       132,764      132,764
D & L Offset Lithography
  Co., Inc.                 New York, NY             Printing                     Oct-97              0        52,873       52,873
D & M Contractors, Inc.     Suwanee, GA              Construction                 Dec-96              0        53,441       53,441
D & V Sound                 San Jose, CA             Audio Equipment              Aug-96              0        39,778       39,778
D B Basics, Inc.            Raleigh, NC              Computers                    Dec-97              0        41,900       41,900
D' La Colmena Mexican Food  Watsonville, CA          Restaurant                   Nov-92              0        28,211       28,211
D.A.O.R. Security, Inc.     Bronx, NY                Telecommunications           Sep-97              0        28,025       28,025
D2 Entertainment Corp.      Rosemead, CA             Audio Equipment              Nov-96              0        59,239       59,239
Dal Baffo                   Menlo Park, CA           Restaurant                   Jan-97              0        53,520       53,520
Dallas Recording Co., Inc.  Denton, TX               Audio Equipment              Nov-92              0        27,036       27,036
Dallo & Co.                 National City, CA        Fixtures                     Aug-96              0        81,278       81,278
Danbury Eye Physicians      Danbury, CT              Telecommunications           Mar-93              0        25,267       25,267
Danbury Printing & Litho    Danbury, CT              Telecommunications           May-93              0        69,330       69,330
Danville Ob/Gyn Assoc.      Windsor, CT              Medical                      Mar-93              0        41,481       41,481
Dark House Comics, Inc.     Milwaukie, OR            Manufacturing & Production   May-94         57,129         6,362       63,492
Data Works                  Glen Avon, CA            Printing                     Nov-92              0        27,068       27,068
Datahr Rehabilitation       Brookfield, CT           Telecommunications           Mar-93              0        27,960       27,960
Dave Haynie
  Enterprises, Inc.         Edmond, OK               Construction                 Oct-98              0        80,246       80,246
David A. Grossman DDA       Baldwin, NY              Medical                      Aug-95              0        86,381       86,381
David A. Kamlet, MD         New York, NY             Medical                      Aug-95              0        27,479       27,479
Debra L. Bowers, Dds        Largo, FL                Medical                      Sep-96              0        55,750       55,750
Deburr Company Inc.         Plantsville, CT          Manufacturing & Production   May-95              0        34,928       34,928
Decarlo & Doll Inc.         Hamden, CT               Telecommunications           May-93              0        25,611       25,611
Deitsch Plastic Co. Inc.    West Haven, CT           Telecommunications           May-93              0        32,671       32,671
Dejean Construction Co.     Texas City, TX           Computers                    Apr-95              0        36,633       36,633
Del Taco                    Laguna Hills, CA         Restaurant                   Apr-96              0       492,266      492,266
Del Taco                    Laguna Hills, CA         Restaurant                   Apr-96              0       459,026      459,026
Delta Video Duplicating     Anaheim, CA              Video Production             Nov-92              0        30,301       30,301
Delta Video, Inc.           Anaheim, CA              Audio Equipment              Sep-97              0        27,595       27,595
Delta Video, Inc.           Anaheim, CA              Video Production             May-94              0        43,569       43,569
Denville Bagel Baking       Denville, NJ             Restaurant                   Nov-92              0        25,863       25,863
Detroit Osteopathic
  Hospital                  Southfield, MI           Medical                      Mar-93              0        47,853       47,853
Digital Computing
  System, Inc.              Bryan, TX                Furniture                    Mar-93              0        39,735       39,735
Digital Operations
  Technical                 New York, NY             Computers                    Mar-93              0        41,797       41,797
Dillon Video Production     Ocala, FL                Video Production             Apr-93              0        28,363       28,363
Dino's                      Dallas, TX               Agriculture                  Nov-92              0        31,460       31,460
Discovery Research Group    Salt Lake City, UT       Copiers                      Nov-92              0        25,820       25,820
Distrib. Svcs. Of
  Atlanta,Inc               Hapeville, GA            Fixtures                     Nov-96              0        29,892       29,892
Distribution Svcs Of
  Atlnta                    Hopeville, GA            Fixtures                     Sep-96              0        34,488       34,488
Diversified Business
  Svcs., Inc.               Newport Beach, CA        Telecommunications           Nov-97              0        31,019       31,019


                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Do Net Inc.                 Dayton, OH             Computers                        Sep-97   $          0  $     29,221 $     29,221
Donald L. Eger Jr., Inc.    Cincinnati, OH         Computers                        May-94         27,791         2,788       30,579
Double Day, Inc.            Grand Island, NY       Mining                           Dec-97              0       558,796      558,796
Douglas F. Johnson          Hillsboro, TX          Manufacturing & Production       Jun-94         25,853         2,848       28,701
Dralco, Inc.                Weatherford, TX        Manufacturing & Production       Aug-96              0        46,589       46,589
Driscoll Motors, Inc.       Hartford, CT           Telecommunications               May-93              0        44,565       44,565
Drs. Nat-Grant Associates   Windsor, CT            Medical                          Mar-93              0        54,018       54,018
Drs. Tobin, Zwiebel &
  Aptman                    Miami, FL              Telecommunications.              Aug-96              0        39,334       39,334
Drummey Donuts, Inc.        Norwood, MA            Restaurant                       Mar-93              0        34,171       34,171
Dubois Growers, Inc.        Boynton Beach, FL      Retail                           Dec-96              0        29,755       29,755
Dunkin Donuts & Baskin
  Robbins                   Austin, TX             Restaurant                       Jan-98              0        26,586       26,586
Dynaco Corp.                Tempe, AZ              Computers                        Nov-97              0        57,044       57,044
Dynatenn, Inc.              Weymouth, MA           Computers                        Mar-93              0        55,262       55,262
Dynatenn, Inc.              Weymouth, MA           Manufacturing & Production       Mar-93              0        55,208       55,208
E & V Bakery Dba, Morris
  Park                      Bronx, NY              Restaurant                       Dec-97              0        66,216       66,216
Eagle Vision, Inc.          Stamford, CT           Video Production                 Jan-97              0        33,538       33,538
East Hartford Ltd.
  Partnership               Windsor, CT            Medical                          Mar-93              0        37,746       37,746
Easter Seal Society         Hebron, CT             Telecommunications               Mar-93              0        27,304       27,304
Eastway Metals              Cleveland Heigh, OH    Manufacturing & Production       Nov-92              0        29,361       29,361
Edison Brothers
  Stores, Inc.              St. Louis, MO          Retail                           Jun-94      7,642,182       606,511    8,248,693
Edmond's Corner Body Shop   Chesapeake, VA         Automotive                       Nov-92              0        28,783       28,783
Edward Greenberg            Nyack, NY              Video Production                 Mar-95              0        35,848       35,848
Eka Chemical                Marietta, GA           Manufacturing & Production       Sep-98        526,499     1,402,960    1,929,459
Elderhaus Concepts, Ltd.    Madison, WI            Furniture                        Nov-96              0        39,966       39,966
Electronic Imaging
  Center, Inc.              Boston, MA             Printing                         Oct-97              0        31,245       31,245
Electronic Media Equip.     West Bond, WI          Material Handling                Dec-96              0        53,542       53,542
Ellen Fitzenrider           Barnwell, SC           Medical                          Nov-92              0        27,619       27,619
Elliot'S Famous Hot Dogs
  Dba First Elliot          N. Chelmsford, MA      Restaurant                       Sep-97              0        48,899       48,899
Ellman Hahn Schwartz        Windsor, CT            Medical                          Mar-93              0        39,195       39,195
Emco Sales & Service Inc    North Bergen, NJ       Manufacturing & Production       Aug-95              0        28,568       28,568
Emerald Studios, Inc.       San Diego, CA          Video Production                 Oct-97              0        52,446       52,446
Empac Design, Inc.          Dallas, TX             Printing                         Mar-93              0        30,984       30,984
Empire of Orange Realtors   Pomona, NY             Furniture                        Nov-92              0        31,271       31,271
Engineers Country
  Club, Inc.                Rosalyn Harbor, NY     Medical                          Mar-93              0        31,210       31,210
Enthone Omi, Inc.           West Haven, CT         Telecommunications               Mar-93              0        29,686       29,686
Enthone Omi, Inc.           West Haven, CT         Telecommunications               Nov-93              0        53,318       53,318
Enthone Omi, Inc.           West Haven, CT         Telecommunications               May-93              0        34,295       34,295
Enthone Omi, Inc.           West Haven, CT         Telecommunications               Mar-93              0        35,855       35,855
Eratex Enterprise, Inc.     Los Angeles, CA        Manufacturing & Production       Dec-97              0        28,769       28,769
Ernie Sandoval Enterprises  Oceanside, CA          Restaurant                       May-96              0        38,992       38,992
Ernie'S Auto Parts Dba
  W.E.S. Corp.              Monrovia, CA           Computers                        Sep-97              0        29,575       29,575
Ernie'S Auto Parts Dba,
  W.E.S.                    Monrovia, CA           Computers                        Dec-97              0        35,795       35,795
ESM/Exton, Inc.             Blue Bell, PA          Restaurant                       Dec-94              0       416,000      416,000
ETS Water & Waste Mgt.      Roanoke, VA            Manufacturing & Production       Jan-97              0        34,310       34,310
Eugene Shiffett             Stafford, VA           Transportation                   Mar-93              0        35,688       35,688
Evernet Education
  Services, Inc.            Los Angeles, CA        Computers                        May-94         24,423         3,043       27,466
Evolution Film & Tape       North Hollywood, CA    Video Production                 Jul-96              0        43,749       43,749
Ewing Farms, Inc.           Smyrna, DE             Transportation                   Mar-93              0        39,403       39,403
Excel Mortgage Corp.        Grand Rapids, MI       Computers                        Jan-97              0        56,631       56,631
Executrain of Texas         Dallas, TX             Computers                        Apr-95              0        53,872       53,872
Extech Instruments Corp.    Waltham, MA            Computers                        Mar-93              0        34,725       34,725

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Eye Care Centers            San Antonio, TX        Retail                           Dec-97   $          0  $  1,506,853 $  1,506,853
F.D. Mcginn, Inc.           Providence, RI         Material Handling                Jul-96              0        44,150       44,150
Fair Auto Supply            Bridgeport, CT         Telecommunications               Mar-93              0        32,206       32,206
Fairmont Re-Bar
  Fabricators, Inc.         Miami, FL              Computers                        Aug-97              0        31,791       31,791
Faith Pleases God Church    Harlingen, TX          Fixtures                         Apr-95              0        30,127       30,127
Fallick Klein Partnership   Houston, TX            Manufacturing & Production       Apr-95              0        27,615       27,615
Family Foodservice, Inc.    Ft. Pierce, FL         Restaurant                       Sep-97              0        51,164       51,164
Fantastic Sam'S Dba
  Alverben Enterprises      St. Petersbur, G FL    Fixtures                         Oct-97              0        27,759       27,759
Fantastic Sam'S Dba Gorski
  Enterprises, Inc.         Mobile, AL             Fixtures                         Sep-97              0        53,427       53,427
Farah H Vikoren, MD         Windsor, CT            Medical                          Mar-93              0        48,666       48,666
Farish Media Dba Robert
  Farish                    Kailua Kona, HI        Telecommunications               Aug-97              0        45,919       45,919
Farm Acquisitions
  Corporation               Pomfret, CT            Telecommunications               May-93              0        52,754       52,754
Farm To Market Inc.         Laguna Niguel, CA      Retail                           Oct-96              0        55,257       55,257
Farmco, Inc.                Seguin, TX             Manufacturing & Production       Jul-93              0       160,202      160,202
Felecia L. Dawson Md        Atlanta, GA            Medical                          May-95              0        33,861       33,861
Fergy's Expresso            Seattle, WA            Restaurant                       Nov-92              0        32,458       32,458
Fi-Del, Inc.                Bridgeville, PA        Fixtures                         Nov-97              0        49,896       49,896
Fidelity Funding Financial
  Group, Inc.               Dallas, TX             Furniture                        Sep-97              0        42,052       42,052
Field's Bakery, Inc.        Pleasentville, NJ      Restaurant                       Mar-93              0        37,631       37,631
Figs                        West Hollywood, CA     Restaurant                       Nov-92              0        25,400       25,400
Filterfresh Denver, Inc.    Denver, CO             Restaurant                       Mar-93              0        33,886       33,886
First Quality Health Care   Chicago, IL            Medical                          Nov-92              0        31,460       31,460
First Stop Bagel, Inc.      Babylon, NY            Restaurant                       Nov-92              0        31,460       31,460
Fiserv New Haven, Inc.      Wallingford, CT        Computers                        May-93              0        39,751       39,751
Fit Physique, Inc.          Longview, WA           Manufacturing & Production       Nov-92              0        34,174       34,174
Flextex                     Pinellas Park, FL      Printing                         Nov-92              0        33,251       33,251
Flint Hill School           Oakton, VA             Retail                           Mar-93              0        26,950       26,950
Floor Covering
  Interiors, Inc.           Tucson, AZ             Manufacturing & Production       Aug-94              0        28,449       28,449
Florida Health, Inc.        Boca Raton, FL         Medical                          Oct-97              0        55,017       55,017
Florida Homes               Lake City, FL          Telecommunications               Mar-93              0        26,532       26,532
  Showcase, Inc.
Food Dude, Inc.             Torrance, CA           Computers                        May-96              0        35,835       35,835
Food For Thought            Exton, PA              Restaurant                       Nov-92              0        30,609       30,609
Footprints Blueprinting     San Luis Bispop, CA    Photography                      Aug-96              0        35,757       35,757
Forward Logistics Group     Orlando, FL            Material Handling                Feb-98              0        39,743       39,743
Foster Medical Supply Inc   Hartford, CT           Telecommunications               May-93              0        30,034       30,034
Foto 1 Dba, N Focus, Inc.   Morgantown, WV         Manufacturing & Production       Dec-97              0        25,902       25,902
Foto Motal,Inc.             New York, NY           Photography                      Oct-98              0        43,143       43,143
Francis Poirier             Ellington, CT          Manufacturing & Production       Mar-93              0        33,236       33,236
Francis Poirier             Ellington, CT          Printing                         Mar-93              0        42,219       42,219
Fred Talarico MD            Utica, NY              Manufacturing & Production       Aug-95              0        26,788       26,788
Freedman & Lorry, P.C.      Philadelphia, PA       Computers                        Oct-97              0        77,364       77,364
Freemont House Of
  Pizza, Inc.               Fremont, NH            Restaurant                       Nov-92              0        26,510       26,510
Fuel Cell Manufacturing     Danbury, CT            Telecommunications               May-93              0        25,265       25,265
Fuller Roberts Clinic, Inc. Windsor, CT            Medical                          Mar-93              0        50,236       50,236
Future Hopes, Inc.          Miami, FL              Restaurant                       Dec-96              0        50,356       50,356
Future Productions, Inc.    New York, NY           Video Production                 Mar-93              0        41,473       41,473
G And M Music Co., Inc.     Sumter, SC             Fixtures                         May-97              0       100,000      100,000
Gale H. Pike                Laguna Beach, CA       Furniture                        Dec-92              0        40,283       40,283
Gale H. Pike                Laguna Beach, CA       Furniture                        Dec-92              0        63,573       63,573
Gale H. Pike                Laguna Beach, CA       Furniture                        Dec-92              0        60,286       60,286

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Game Creek Video Limited
  Partnership               Amherst, NH            Video Production                 Oct-97   $          0  $     63,004 $     63,004
Gamma One, Inc.             North Haven, CT        Telecommunications               May-93              0        31,131       31,131
Garcia Masonry Inc.         San Diego, CA          Computers                        Dec-96              0        39,688       39,688
Garrison Fuel Oil Of L.I.   Plainview, NY          Office Equipment                 Aug-95              0        29,013       29,013
Gary Eagan                  Easton, MA             Restaurant                       Mar-93              0        38,295       38,295
Gas Post, Inc. & Savemart
  Stores                    Pelham Manor, NY       Fixtures                         Jan-97              0        31,718       31,718
Gasoline Merchants, Inc.    Waltham, MA            Automotive                       Mar-93              0        29,568       29,568
Gasoline Merchants, Inc.    Waltham, MA            Environmental                    Mar-93              0        35,439       35,439
Gaspari Corp.               Ocean Township, NJ     Medical                          Mar-93              0        48,434       48,434
GCSG Ob-Gyn Associates      Windsor, CT            Medical                          Mar-93              0        38,372       38,372
General Foam                Sun Valley, CA         Construction                     Mar-93              0        39,399       39,399
General Video-Tex Corp.     Cambridge, MA          Computers                        Mar-93              0        27,775       27,775
Genesis Mobile
  Diagnostic, Inc.          Miami, FL              Medical                          Nov-92              0        31,772       31,772
Geno's                      West Jefferson, NC     Restaurant                       Nov-92              0        27,626       27,626
Gibson Co.                  Norwalk, CT            Telecommunications               May-93              0       237,384      237,384
Glastonbury                 Glastonbury, CT        Telecommunications               May-93              0        57,940       57,940
Goldberg & Assoc. Dba
  Maxine B. Reloj           Omaha, NE              Manufacturing & Production       Sep-97              0        33,266       33,266
Goldbergs New York Bagels   Bethlehem, PA          Restaurant                       Dec-97              0       106,434      106,434
Golden Corral Corporation   Raleigh, NC            Furniture                        Jul-98              0       264,314      264,314
Golden Corral Steakhouse    Hueytown, AL           Restaurant                       Nov-92              0        28,005       28,005
Goldgate Enterprises, Inc.  Corpus Christi, TX     Manufacturing & Production       Jun-95              0        27,357       27,357
Gold's Gym                  Canton, MA             Medical                          Nov-92              0        29,529       29,529
Gourmet Boutique, Llc       Jamaica, NY            Restaurant                       Dec-97              0        68,231       68,231
Grace'S Marketplace Dba
  Doria Enterprises, Inc.   New York, NY           Restaurant                       Sep-97              0        74,456       74,456
Grady & Dicks, A Law
  Corporation               San Diego, CA          Computers                        Jan-98              0        84,977       84,977
Grand Union                 Wayne, NJ              Retail                           Dec-93              0       331,713      331,713
Grand Union                 Wayne, NJ              Retail                           Dec-93              0       260,075      260,075
Grand Union                 Passaic, NJ            Retail                           Dec-93              0       217,409      217,409
Grandma'S Bagels, Inc.      Bend, OR               Restaurant                       Dec-97              0        64,586       64,586
Graphic Data of New
  Jersey, Inc.              Mount Laurel, NJ       Computers                        Mar-93              0        46,867       46,867
Graphic Options Inc.        Plainview, NY          Printing                         Jan-96              0        42,141       42,141
Graphic Press               Flint, MI              Printing                         Dec-92         24,124         2,371       26,495
Graphic Services, Inc.      Tacoma, WA             Manufacturing & Production       Jun-94         39,350         4,899       44,249
Graphic Trends              Paramount, CA          Printing                         Jan-97              0        53,233       53,233
Graphik Dimensions Ltd.     Flushing, NY           Computers                        Mar-93              0        29,999       29,999
Great American
  Remodeling, Inc.          Ft Walton Bea, CH FL   Construction                     Sep-97              0        53,767       53,767
Greaves, Walker, Inc.       Mobile, AL             Retail                           Dec-96              0        49,573       49,573
Green Acres Land
  Develpoment &             Powells Point, NC      Manufacturing & Production       Feb-98              0        33,617       33,617
Grolier, Inc.               Danbury, CT            Telecommunications               Mar-93              0        32,525       32,525
Grolier, Inc.               Danbury, CT            Telecommunications               Mar-93              0        29,427       29,427
Gruen Optika Corp.          New York, NY           Medical                          Dec-97              0        47,076       47,076
Guadalajara Mexican Deli    Tracy, CA              Restaurant                       Nov-92              0        26,037       26,037
Gulf Coast Landscaping
  Corp.                     Mobile, AL             Construction                     Aug-97              0        31,881       31,881
Gumby'S Pizza Systems Inc.  Gainesville, FL        Restaurant                       Apr-95              0        26,879       26,879
Gun Hill Collision          Bronx, NY              Manufacturing & Production       Apr-93              0        26,341       26,341
H & J Amoco                 Gambrills, MD          Fixtures                         Sep-96              0        98,987       98,987
H & R Block                 Lebanon, TN            Computers                        Nov-92              0        28,540       28,540
H & R Family Foods, Inc.    Lancaster, SC          Fixtures                         Sep-97              0        46,439       46,439
H & S Construction          New Salisbury, IN      Construction                     Feb-98              0        73,104       73,104
H & T Tool                  Fairfield, NJ          Manufacturing & Production       Nov-92              0        27,286       27,286


                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
H. John Schutze DDS         Queensbury, NY         Computers                        Aug-95   $          0  $     33,429 $     33,429
Hahner, Foreman &
  Harness, Inc              Wichita, KS            Computers                        Mar-96              0        41,888       41,888
Haig Press, Inc.            Hauppauge, NY          Printing                         Sep-96              0        37,617       37,617
Harco Laboratories, Inc.    Branford, CT           Telecommunications               Mar-93              0        25,156       25,156
Harlan King & Associates    Reno, NV               Computers                        May-96              0        46,553       46,553
Harold Hawes                Charlottesville, VA    Transportation                   Mar-93              0        33,760       33,760
Harold Hawes                Charlottesville, VA    Transportation                   Mar-93              0        47,557       47,557
Harold Wasson, Jr.          Corona, CA             Furniture                        Mar-93              0        38,041       38,041
Harrison & King Music
  Co., Inc.                 Hartsville, SC         Fixtures                         May-97              0       100,000      100,000
Harr'S Surf & Turf
  Markets,Inc               Palm Harbor, FL        Fixtures                         Jan-98              0        55,740       55,740
Harry's Oyster Bar Club     Oklahoma City, OK      Restaurant                       Nov-92              0        30,806       30,806
Hazen Inc                   East Moline, IL        Manufacturing & Production       Dec-92         27,486         4,926       32,412
Hazen, Inc.                 East Moline, IL        Environmental                    Feb-93              0        52,425       52,425
HBO & Co.                   Atlanta, GA            Computers                        Sep-93        843,016       113,310      956,326
HBO & Co.                   Atlanta, GA            Computers                        Sep-93        269,389        49,673      319,063
HBO & Co.                   Atlanta, GA            Computers                        Sep-93        385,363        69,995      455,358
HBO & Co.                   Atlanta, GA            Computers                        Sep-93         58,230        10,750       68,980
HBO & Co.                   Atlanta, GA            Computers                        Sep-93        100,579        18,568      119,147
HBO & Co.                   Atlanta, GA            Computers                        Sep-93        152,343        28,124      180,467
HBO & Co.                   Atlanta, GA            Computers                        Sep-93        332,268        61,340      393,608
Headway Technologies,Inc.   Milpitas, CA           Manufacturing & Production       Aug-98              0     1,498,917    1,498,917
Health Systems
  International             Wallingford, CT        Telecommunications               May-93              0        55,360       55,360
Hearndon Construction, Inc. Micco, FL              Construction                     Nov-97              0        43,478       43,478
Hebrew Home & Hospital      West Hartford, CT      Telecommunications               May-93              0       110,600      110,600
Hedges, David C.            Nashville, TN          Retail                           Mar-93              0        32,425       32,425
Helotes Contractors, Inc.   Austin, TX             Video Production                 Nov-97              0        30,891       30,891
Helvetia Coal Company       Indiana, PA            Mining                           Dec-92        151,276        66,138      217,414
Helvetia Coal Company       Indiana, PA            Mining                           Dec-92        427,481       151,020      578,501
Hendersonville Obst.        Windsor, CT            Medical                          Mar-93              0        44,348       44,348
Hesco, Inc.                 Watertown, SD          Manufacturing & Production       Jun-94         39,746         4,586       44,333
Hickey Chemists Ltd.        New York, NY           Computers                        Aug-95              0        28,393       28,393
Hi-G Company Inc.           Pitman, NJ             Telecommunications               May-93              0        26,945       26,945
Himani Enterprises, Inc.    Rego Park, NY          Restaurant                       Mar-93              0        27,299       27,299
Historic Tours Of
  America,Inc.              Key West, FL           Automotive                       Oct-98              0       388,303      388,303
Hi-Tech of DFW              Hurst, TX              Automotive                       Nov-92              0        29,299       29,299
Hms Steakhouse Of
  Tampa, Inc.               Tampa, FL              Retail                           Nov-97              0        56,990       56,990
Hocking Chemical Corp.      National City, CA      Manufacturing & Production       Apr-93              0        29,699       29,699
Holy Bagel                  Hackettstown, NJ       Restaurant                       Nov-92              0        30,904       30,904
Homecare, Inc.              Wallingford, CT        Computers                        Oct-97              0        43,764       43,764
Homesteaders Life Company   Des Moines, IA         Printing                         Feb-93              0        26,777       26,777
Hometown Buffet, Inc.       San Diego, CA          Restaurant                       Feb-95              0       618,000      618,000
Honey Dew Associates, Inc.  Planville, MA          Restaurant                       Mar-93              0        47,019       47,019
Hospitality Franchise
  Systems                   Parsippany, NJ         Furniture                        Mar-93              0        40,219       40,219
Hospitality Springs         Atlanta, GA            Restaurant                       Dec-93              0       126,000      126,000
Hot Spot Casino, Inc.       Surfside, SC           Fixtures                         Aug-97              0        49,131       49,131
Hough Krating, Inc.         Richburg, SC           Material Handling                Sep-97              0        27,771       27,771
Houston Sportsco, Inc.      Houston, TX            Restaurant                       Jan-97              0        27,110       27,110
HPK Corporation             Mesquite, TX           Manufacturing & Production       Mar-95              0        26,949       26,949
HTB Restaurant, Inc.        Salt Lake City, UT     Restaurant                       Mar-94              0       425,871      425,871
HTB Restaurant, Inc.        Salt Lake City, UT     Restaurant                       Mar-94              0       426,137      426,137
Huggos Restaurant Dba Olu
  Kai Ltd                   Kailua-Kona, HI        Restaurant                       Sep-97              0        52,935       52,935
Huston-Lynn
  Enterprises Inc.          Indianapolis, IN       Restaurant                       Jan-96              0        26,384       26,384
Hyundai Electronics America San Jose, CA           Computers                        Aug-98              0       500,756      500,756


                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Icm Conversion, Inc.        Phoenix, AZ            Retail                           Dec-96   $          0  $     50,118 $     50,118
Idea Television             Washington, DC         Video Production                 Aug-96              0        49,286       49,286
Il Bacio, Inc.              Marlboro, NJ           Restaurant                       Nov-92              0        30,866       30,866
Ild Teleservices, Inc.      Dallas, TX             Telecommunications               Dec-97              0     1,080,625    1,080,625
Ild Teleservices,Inc.       Dallas, TX             Telecommunications               Jul-98              0       983,835      983,835
Image Data Management
  Systems                   Orange, CA             Manufacturing & Production       Nov-92              0        25,762       25,762
Immaculate Conception
  Church                    Towson, MD             Retail                           Mar-93              0        25,891       25,891
Impressions, Inc.           East Windsor, CT       Computers                        Mar-93              0        44,541       44,541
In Hyun Cho                 Whitestone, NY         Manufacturing & Production       Aug-95              0        34,285       34,285
Indiana Michigan Power
  Company                   Columbus, OH           Material Handling                Sep-92      9,082,384       363,295    9,445,679
Indiana Michigan Power
  Company                   Columbus, OH           Material Handling                Sep-92              0     4,610,840    4,610,840
Industrial Electric
  Service Co.               Hawthorne, NJ          Manufacturing & Production       Jan-97              0        61,390       61,390
Innerdyne Medical, Inc.     Sunnyvale, CA          Furniture                        May-94         24,481         2,600       27,081
Inquo, Inc.                 Draper, UT             Computers                        Oct-97              0        40,118       40,118
Inrad, Inc.                 Northvale, NJ          Computers                        Mar-93              0        57,087       57,087
Inrad, Inc.                 Northvale, NJ          Manufacturing & Production       Mar-93              0        41,547       41,547
Intense Bodyworks, Inc.     Edgewood, NY           Medical                          Mar-93              0        48,200       48,200
Inter-Church Residences Inc Bridgeport, CT         Telecommunications               May-93              0        74,453       74,453
Intercommunictns Amer.      Adventura, FL          Computers                        Nov-96              0        54,788       54,788
Inter-Financial Group       Schaumburg, IL         Furniture                        Apr-93              0        27,943       27,943
International
  Biotechnologies           New Haven, CT          Telecommunications               May-93              0        68,672       68,672
International Equipment
  Logist                    Avenel, NJ             Material Handling                Jun-98              0       289,593      289,593
International Rectifier
  Corp.                     El Segundo, CA         Material Handling                Dec-92         91,681        16,147      107,828
International Rectifier
  Corp.                     El Segundo, CA         Material Handling                Dec-92         59,963        10,194       70,157
International Rectifier
  Corp.                     El Segundo, CA         Material Handling                Dec-92         27,603         4,837       32,439
International Rectifier
  Corp.                     El Segundo, CA         Material Handling                Dec-92         40,710         7,022       47,732
International Rectifier
  Corp.                     El Segundo, CA         Material Handling                Dec-92        928,919       168,139    1,097,058
International Rectifier
  Corp.                     El Segundo, CA         Material Handling                Dec-92        366,711        60,948      427,660
International Rectifier
  Corp.                     El Segundo, CA         Material Handling                Dec-92        540,297        92,579      632,877
International Rectifier
  Corp.                     El Segundo, CA         Material Handling                Dec-92        337,702        56,148      393,850
International Software      Frederick, MD          Printing                         Dec-92         22,653         3,445       26,098
Internet Broadcasting Corp. New York, NY           Video Production                 Sep-97              0        54,042       54,042
Investors Fudiciary
  Services                  Atlanta, GA            Computers                        Nov-92              0        27,580       27,580
Isx Corp.                   Westlake Vila, GE CA   Computers                        Nov-97              0        31,342       31,342
Item Nine                   Montpeller, VT         Restaurant                       Mar-93              0        29,163       29,163
Itt Flygt Corporation       Trumbull, CT           Telecommunications               May-93              0        56,986       56,986
Iverson Financial
  System, Inc               Sunnyvale, CA          Computers                        Jan-98              0        35,980       35,980
IVF America, Inc.           Greenwich, CT          Medical                          Dec-92              0       165,805      165,805
IVF America, Inc.           Greenwich, CT          Medical                          Dec-92              0       123,254      123,254
IVI Travel, Inc.            Northbrook, IL         Furniture                        Mar-93              0        35,784       35,784
IVI Travel, Inc.            Northbrook, IL         Furniture                        Mar-93              0        39,314       39,314
J & H Auto & Truck Repair   Peabody, MA            Fixtures                         Dec-96              0        63,141       63,141
J&J Burger, Inc. Dba
  Burger King               Harrisburg, PA         Restaurant                       Dec-93              0       149,773      149,773
J&J Burger, Inc. Dba
  Burger King               Harnsburg, PA          Restaurant                       Dec-93              0       167,885      167,885
J. Baker, Inc.              Canton, MA             Manufacturing & Production       Mar-94              0       265,815      265,815
J. Sunset Enterprises       Sandy, UT              Furniture                        Oct-97              0        27,111       27,111
J. Walter Thompson          New York, NY           Audio Equipment                  Jul-96              0        43,506       43,506
J. Walter Thompson
  USA, Inc.                 New York, NY           Video Production                 Sep-93              0        80,952       80,952
J.L. Thompson Construction
  Co.                       Mt. Holly, NC          Fixtures                         Nov-97              0        47,285       47,285
J.M. Ney Company            Bloomfield, CT         Telecommunications               Apr-96              0        41,813       41,813
J.W. Wood &
  Associates, Inc.          Battle Creek, MI       Retail                           Feb-98              0        81,331       81,331
Jackson'S Bistro & Bar,
  L.C. Oidc                 Tampa, FL              Telecommunications               Dec-97              0        38,989       38,989
Jacobs Mfg                  Bloomfield, CT         Telecommunications               May-93              0        48,356       48,356

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
James Hill, Inc.            New Milford, CT        Automotive                       Jul-96   $          0  $     39,121 $     39,121
James Lyver                 East Hartford, CT      Construction                     Mar-93              0        46,909       46,909
Janin Corp.                 Perth Amboy, NJ        Computers                        Apr-93              0        26,047       26,047
Jardon & Howard
  Technologies              Winter Park, FL        Computers                        Jan-97              0        39,743       39,743
Jaymee Housefield           Ft. Walton Beac, FL    Medical                          Mar-93              0        30,539       30,539
Jefferson Harvey Paschal    Jeffeeersonville, GA   Restaurant                       Jul-96              0        30,796       30,796
Jetson'S Inc.               Edison, NJ             Restaurant                       Feb-98              0        48,904       48,904
Jetstream Cafe              Avon, CT               Furniture                        Mar-93              0        28,537       28,537
Jim Whitman Studios, Inc.   Clifton, NJ            Computers                        Jun-94         35,732         4,183       39,914
Jimmy Mac'S Roadhouse Dba   Renton, WA             Retail                           Feb-98              0        36,861       36,861
Jo-Ann's Nut House          Garden City, NY        Manufacturing & Production       Jun-93              0        28,691       28,691
John & Frank Chaung DDS     New York, NY           Medical                          Aug-95              0        36,143       36,143
John Baird, Inc.            Palm Desert, CA        Construction                     May-96              0        39,648       39,648
John F. Almeida Dairy       Tulare, CA             Agriculture                      Nov-92              0        28,070       28,070
John Hassell's Dry Cleaning Plano, TX              Sanitation                       Nov-92              0        30,824       30,824
John Kruse DDS              New York, NY           Medical                          Aug-95              0        31,470       31,470
John M. Hulbrook            New York, NY           Furniture                        Mar-93              0        26,020       26,020
John Sandy
  Productions, Inc.         Englewood, CO          Video Production                 Dec-97              0        56,633       56,633
Jones Body Shop             Omaha, NE              Automotive                       Oct-97              0        42,058       42,058
Joseph H. Tees & Son Inc.   Bensalem, PA           Manufacturing & Production       Aug-95              0        27,044       27,044
Joseph P. Mccain DMD PA     Miami, FL              Computers                        Aug-95              0        26,667       26,667
Joseph-Beth Booksellers Of
  Ohio                      Cincinnati, OH         Audio Equipment                  Jan-96              0        26,373       26,373
Joyland Country Enterprises Clearwater, FL         Restaurant                       Dec-92              0        52,369       52,369
Jpr Enterprises Inc.        Marina Del Ray, CA     Computers                        Jul-95              0        40,681       40,681
Jst Consultants, Inc.       St. Charles, MO        Computers                        Nov-96              0        41,495       41,495
Juliet Cafe Billiards       Poughkeepsie, NY       Furniture                        Nov-92              0        25,428       25,428
K & K Ellsperman, Inc.      Newburgh, IN           Restaurant                       Sep-96              0        52,077       52,077
K & M Machine Co., Inc.     Newport, NH            Manufacturing & Production       Mar-93              0        32,185       32,185
K.S. Fashions Inc.          Los Angeles, CA        Manufacturing & Production       May-95              0        37,210       37,210
Kallmart Telecom, Inc.      Satellite Beach, FL    Computers                        Jan-98              0        49,152       49,152
Kaman Aerospace             Bloomfield, CT         Telecommunications               May-93              0       276,151      276,151
Kaman Aerospace             Bloomfield, CT         Telecommunications               May-93              0        55,660       55,660
Kaman Aerospace             Bloomfield, CT         Telecommunications               Nov-95              0       131,743      131,743
Kaman Aerospace             Bloomfield, CT         Telecommunications               Nov-95              0        70,544       70,544
Kaman Aerospace             Bloomfield, CT         Telecommunications               Jan-94              0       208,323      208,323
Kaman Corp.                 Boston, MA             Manufacturing & Production       Mar-94      1,391,054       159,268    1,550,321
Kapco Enterprises,Inc.      Boca Raton, FL         Medical                          Jul-98              0       233,484      233,484
Kapco Enterprises,Inc.      Boca Raton, FL         Medical                          Jul-98              0       233,484      233,484
Kapco Enterprises,Inc.      Boca Raton, FL         Medical                          Jul-98              0       233,484      233,484
Kapco Enterprises,Inc.      Boca Raton, FL         Medical                          Jul-98              0       233,484      233,484
Kapco Enterprises,Inc.      Boca Raton, FL         Medical                          Jul-98              0       233,484      233,484
Karen Lietz                 Ionia, NY              Material Handling                May-94         24,280         3,135       27,415
Keja Associates Inc.        Vista, CA              Manufacturing & Production       Aug-95              0        29,942       29,942
Kent Hylton                 Santa Paula, CA        Construction                     Jun-96              0        56,620       56,620
Kent School Corp.           Kent, CT               Telecommunications               May-93              0        69,262       69,262
Kerr Steamship
  Company, Inc.             Rosemont, IL           Telecommunications               Mar-93         45,117         8,993       54,110
Kerrin Graphics &
  Printing, Inc.            Southbridge, MA        Printing                         Sep-97              0        35,863       35,863
Keywest Instant Images      Keywest, FL            Computers                        Nov-92              0        25,361       25,361
Kidco Enterprises, Inc.     New York, NY           Computers                        Mar-95              0        31,667       31,667
Kiddoo, Roger               Joy, IL                Manufacturing & Production       Jan-97              0        47,304       47,304
Kings Restaurant, Inc.      Newark, NJ             Restaurant                       Dec-97              0        28,601       28,601
Kinkos Of Thousand Oaks     W. Lake Village, CA    Furniture                        Aug-95              0        25,418       25,418
Kinnett Dairies, Inc.       Columbus, GA           Manufacturing & Production       Aug-94              0       361,275      361,275

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Klein Rubbish Removal       Sarasota, FL           Material Handling                Mar-93   $          0  $     42,636 $     42,636
Knight-Ridder, Inc.         Washington, DC         Printing                         Mar-93              0        25,689       25,689
KNNC-FM                     Georgetown, TX         Audio Equipment                  Nov-92              0        29,938       29,938
Koerner, Silberberg &
  Weiner, Llp               New York, NY           Furniture                        Aug-97              0        51,622       51,622
Koman Sportswear
  Manufacturing             Carlstadt, NJ          Computers                        Mar-95              0        35,731       35,731
Komplete Packaging Service  Arlington, TX          Manufacturing & Production       Dec-97              0        34,571       34,571
Kouri Capital Group, Inc.   New York, NY           Computers                        May-94         24,132         2,628       26,759
Kurzweil Applied
  Intelligence              Waltham, MA            Computers                        Mar-93              0        46,598       46,598
Kustaards Ltd.              Bethel, CT             Fixtures                         Aug-95              0        49,980       49,980
L & N Label Co., Inc.       Clearwater, FL         Printing                         Mar-94              0        33,526       33,526
L.A. Food Services          Sommerville, NJ        Restaurant                       Nov-97              0        78,586       78,586
L.J. Construction, Inc.     S. Brunswick, NC       Construction                     Sep-97              0        44,931       44,931
La Bella Sausage, Inc.      Brooksville, FL        Fixtures                         Nov-96              0        52,779       52,779
La Parisienne Bakery, Inc.  Austin, TX             Restaurant                       Nov-92              0        29,234       29,234
Laminaide, Inc.             Bayshore, NY           Manufacturing & Production       Oct-97              0        42,348       42,348
Landsdale Hotel Assoc. Lp
  T/A Norfalk               Norfolk, VA            Retail                           Oct-97              0        39,319       39,319
Lane Foods, Inc.            Providence, RI         Restaurant                       Mar-93              0        39,811       39,811
Lane Randolph               New Castle, DE         Transportation                   Mar-93              0        39,868       39,868
Latham Tire                 St. Louis, MO          Automotive                       Feb-93              0        37,371       37,371
Lawrence Delights Dba,      Atlanta, GA            Restaurant                       Dec-97              0        33,981       33,981
Le-Liban
Lawrence Friedman           Brooklyn, NY           Furniture                        Mar-93              0        48,739       48,739
Lawrence Ob-Gyn             Windsor, CT            Medical                          Mar-93              0        47,062       47,062
Lechters, Inc.              Harrison, NJ           Copiers                          Mar-93              0        60,876       60,876
Lee Family Clinic           Durant, OK             Computers                        Aug-96              0        25,945       25,945
Legal Eagles Copy Service   Irvine, CA             Copiers                          Nov-92              0        29,195       29,195
Lenders Bagel Bakery        West Haven, CT         Computers                        Mar-93              0        49,402       49,402
Lester Telemarketing, Inc.  Branford, CT           Computers                        Dec-97              0        45,705       45,705
Life Reassurance Corp. of
  America                   Stamford, CT           Telecommunications               Mar-93              0        48,004       48,004
Lilyblad Petroleum, Inc.    Tacoma, WA             Sanitation                       Mar-93              0        32,085       32,085
Linc Systems Corp.          Bloomfield, CT         Computers                        Mar-93              0        52,621       52,621
Linguistic Systems, Inc.    Cambridge, MA          Printing                         Mar-93              0        33,176       33,176
Lino Press                  New York, NY           Manufacturing & Production       Aug-95              0        49,039       49,039
Little Angel Foods, Inc.    Daytona Beach, FL      Restaurant                       Jan-98              0        58,027       58,027
LNS Group, Inc.             Yantic, CT             Telecommunications               May-93              0        34,809       34,809
Load Star, Inc.             Lavonia, GA            Computers                        Mar-93              0        34,963       34,963
Lo-Est Printing Co., Inc.   Carmel, IN             Computers                        Mar-93              0        31,658       31,658
Loh Corporation             Arlington, TX          Computers                        Apr-95              0        42,005       42,005
Long Beach Acceptance Corp. Paramus, NJ            Computers                        Dec-97              0       345,530      345,530
Long Beach Acceptance Corp. Oradell, NJ            Computers                        Mar-97              0       366,242      366,242
Long View Dyeing &
  Finishing Corp.           Hickory, NC            Manufacturing & Production       Oct-97              0        28,349       28,349
Longford Homes of
  Nevada, Inc.              Las Vegas, NV          Computers                        Nov-92              0        26,524       26,524
Louis Frey Co., Inc.        New York, NY           Computers                        Mar-93              0        39,059       39,059
Louis Vinagro               Johnston, RI           Construction                     Mar-93              0        45,714       45,714
Louis Vinagro               Johnston, RI           Manufacturing & Production       Mar-93              0        58,707       58,707
Lowes Service Center, Inc.  Northborough, MA       Automotive                       Jan-98              0        86,125       86,125
Lung Diagnostics, Inc.      Glenridge, NJ          Medical                          Sep-96              0        35,492       35,492
Lustig & Brown              Buffalo, NY            Computers                        Sep-96              0        45,976       45,976
M.B.R.Management Corp.      St.Charles, MO         Fixtures                         Oct-98              0       284,022      284,022
Mac Scan, Inc.              Monterey Park, CA      Computers                        Nov-96              0        27,617       27,617
Machining Center Dba, Paul
  Gajda                     Slippery Rock, PA      Manufacturing & Production       Dec-97              0        43,539       43,539
Madeux Vending              Fernandina, FL         Restaurant                       Nov-92              0        30,824       30,824
Madison Board of Education  Madison, CT            Computers                        Mar-93              0        56,540       56,540

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Magnetek Century Electric   St. Louis, MO          Telecommunications               Dec-92   $     25,906  $      2,385 $     28,291
Magnitude Eight Productions Arieta, CA             Audio Equipment                  Aug-97              0        59,823       59,823
Magnolia Studios, Inc.      Burbank, CA            Audio Equipment                  Nov-97              0        61,871       61,871
Management Professional     Redondo Beach, CA      Computers                        May-93              0        27,082       27,082
Manchester Ob/Gyn
  Associates                Windsor, CT            Medical                          Mar-93              0        43,662       43,662
Mancuso Sr. Inc.            Houston, TX            Manufacturing & Production       Feb-96              0        35,600       35,600
Mandell Armor Design &
  Mfg, Inc.                 Phoenix, AZ            Manufacturing & Production       Aug-97              0        54,192       54,192
Manhattan Cable Television  New York, NY           Copiers                          Mar-93              0        41,371       41,371
Manufacturer's Lease
  Company                   Norwalk, CT            Printing                         Mar-93              0        40,538       40,538
Manzo Contracting Co.       Old Bridge, NJ         Construction                     Aug-96              0        55,252       55,252
Marikina Engineers          West Haven, CT         Construction                     Mar-93              0        32,958       32,958
Marine Container, Inc.      Los Angeles, CA        Computers                        Jul-93              0        25,899       25,899
Marine Mgt Systems          Stamford, CT           Computers                        May-96              0        33,038       33,038
Mario J. Dominquez, DC      La Puente, CA          Medical                          Mar-95              0        25,922       25,922
Marios Of Boca Dba          Boca Raton, FL         Restaurant                       Dec-96              0        59,923       59,923
Mario'S Of Boca Dba,
  M.O.B., Inc.              Boca Raton, FL         Retail                           Dec-97              0        25,899       25,899
Market Street Grill         Columbus, OH           Computers                        Nov-92              0        26,808       26,808
Maro Electronic's           Bristol, PA            Audio Equipment                  Jun-93              0        27,123       27,123
Marshall Real Sign Co. Dba
  Real Sign Co.             Chicago, IL            Manufacturing & Production       Oct-97              0        31,052       31,052
Martin Mcgrath DPM          New York, NY           Medical                          Aug-95              0        30,379       30,379
Martin'S, Inc.              Baltimore, MD          Fixtures                         Sep-97              0       334,930      334,930
Marymount University        Arlington, VA          Retail                           Mar-93              0        40,501       40,501
Marymount University        Arlington, VA          Retail                           Mar-93              0        28,867       28,867
Masco Corporation of
  Indiana                   Cumberland, IN         Computers                        Mar-93              0        28,127       28,127
Mashantucket Pequot Gaming  Ledyard, CT            Computers                        Mar-93              0        35,365       35,365
Mashantucket Pequot Gaming  Ledyard, CT            Computers                        Mar-93              0        28,576       28,576
Mashantucket Pequot Gaming  Ledyard, CT            Computers                        Mar-93              0        40,460       40,460
Mashantucket Pequot Gaming  Ledyard, CT            Fixtures                         Mar-93              0        44,078       44,078
Mashantucket Pequot Gaming  Ledyard, CT            Fixtures                         Mar-93              0        45,174       45,174
Mashantucket Pequot Gaming  Ledyard, CT            Fixtures                         Mar-93              0        29,456       29,456
Mashantucket Pequot Gaming  Ledyard, CT            Furniture                        Mar-93              0        26,271       26,271
Mashantucket Pequot Gaming  Ledyard, CT            Furniture                        Mar-93              0        40,895       40,895
Mashantucket Pequot Gaming  Ledyard, CT            Furniture                        Mar-93              0        41,487       41,487
Mashantucket Pequot Gaming  Ledyard, CT            Manufacturing & Production       Mar-93              0        32,783       32,783
Mashantucket Pequot Gaming  Ledyard, CT            Photography                      Mar-93              0        41,581       41,581
Mashantucket Pequot Gaming  Ledyard, CT            Photography                      Mar-93              0        36,441       36,441
Mashantucket Pequot Gaming  Ledyard, CT            Restaurant                       Mar-93              0        40,352       40,352
Mashantucket Pequot Gaming  Ledyard, CT            Restaurant                       Mar-93              0        33,126       33,126
Mashantucket Pequot Gaming  Ledyard, CT            Telecommunications               Mar-93              0        43,122       43,122
Master Power Brakes, Ltd.   Mooresville, NC        Computers                        May-96              0        33,623       33,623
Masterweld Products         South Bend, IN         Manufacturing & Production       Nov-97              0        53,431       53,431
Mazzetti & Associates, Inc. San Francisco, CA      Computers                        Jul-96              0        31,565       31,565
Mc Cue Mortgage Co., Inc.   New Britain, CT        Telecommunications               May-93              0        36,360       36,360
McCullough Oil Service      Glen Rock, PA          Fixtures                         Dec-96              0       130,515      130,515
McKibben Communications     Chatsworth, CA         Video Production                 Dec-96              0        31,858       31,858
Med-Com & Health Services   Pleasantville, NJ      Computers                        Nov-97              0        40,569       40,569
Medeast, Inc.               Pelham Manor, NY       Medical                          Sep-97              0       115,664      115,664
Medical Deveploment Corp Of Hudson, FL             Medical                          Jan-98              0        67,679       67,679
Medical Industries Of
  America                   Boynton Beach, FL      Computers                        Jan-98              0        31,543       31,543
Medserve, Inc.              Huntington, NY         Medical                          Jan-98              0        32,691       32,691
Medstar Inc.                Waterbury, CT          Telecommunications               May-93              0       115,110      115,110
Medstar, Inc.               Waterbury, CT          Medical                          Nov-92              0        28,789       28,789

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Mee Mee Bakery              San Francisco, CA      Restaurant                       Sep-96   $          0  $     35,995 $     35,995
Mefa, Inc.                  Medford, MA            Manufacturing & Production       Nov-92              0        31,429       31,429
Megawats Dba, Saladin
  Westco                    San Francisco, CA      Computers                        Dec-97              0       429,880      429,880
Mei-Chi-Na Beauty
  International, Inc.       Irvine, CA             Retail                           Oct-97              0        27,337       27,337
Meikejohn & Stone Clinic Pc Windsor, CT            Medical                          Mar-93              0        53,763       53,763
Meirose & Friscia, P.A.     Tampa, FL              Computers                        Nov-96              0        38,362       38,362
Mekka Java                  San Diego, CA          Restaurant                       Nov-92              0        27,416       27,416
Melvin J.Kordon, MD PA      Ellicott City, MD      Medical                          Nov-92              0        28,945       28,945
Meridian Off-Road
  Center, Inc.              Butler, PA             Automotive                       Jan-98              0        38,733       38,733
Merlin Printing, Inc.       Amityville, NY         Computers                        Jan-98              0        29,262       29,262
Mesh, Inc.                  Iselin, NJ             Restaurant                       Mar-93              0        27,921       27,921
Met Food & Jan Food Corp
  Dba Swf Food              Jackson Heigh, TS NY   Fixtures                         Oct-97              0        50,581       50,581
Met Life Insurance Co.      Clayton, MO            Furniture                        Feb-94              0        37,773       37,773
Metal Leve                  Ann Arbor, MI          Manufacturing & Production       Sep-93        256,817        61,114      317,931
Metal Leve                  Ann Arbor, MI          Manufacturing & Production       Sep-93        241,282        54,650      295,931
Metal Leve                  Ann Arbor, MI          Manufacturing & Production       Sep-93      1,856,605       425,263    2,281,868
Metal Leve                  Ann Arbor, MI          Manufacturing & Production       Sep-93        963,924       220,375    1,184,300
Metal Leve                  Ann Arbor, MI          Manufacturing & Production       Sep-93        590,764       134,986      725,751
Metal Leve                  Ann Arbor, MI          Manufacturing & Production       Sep-93        504,410       115,125      619,534
Metal Leve                  Ann Arbor, MI          Manufacturing & Production       Sep-93        176,119        30,921      207,040
Metal Leve                  Ann Arbor, MI          Manufacturing & Production       Sep-93      1,636,613       389,489    2,026,102
Metric Display Corp. Dba,   Providence, RI         Manufacturing & Production       Feb-98              0        29,595       29,595
Metrology Systems, Inc.     Santa Ana, CA          Manufacturing & Production       Aug-93              0        29,446       29,446
Mhd, Inc.                   Wingate, TX            Fixtures                         Oct-97              0        46,655       46,655
Michael Gulotta DDS         Holtsville, NY         Medical                          Aug-95              0        25,070       25,070
Microgenesys, Inc.          Meriden, CT            Computers                        Mar-93              0        32,634       32,634
Microgenesys, Inc.          Meriden, CT            Manufacturing & Production       Mar-93              0        27,458       27,458
Microgenesys, Inc.          Meriden, CT            Manufacturing & Production       Mar-93              0        53,737       53,737
Microgenesys, Inc.          Meriden, CT            Manufacturing & Production       Mar-93              0        34,763       34,763
Microgenesys, Inc.          Meriden, CT            Material Handling                Mar-93              0        37,064       37,064
Micrographic Imaging        Cameron Park, CA       Printing                         Oct-96              0        31,114       31,114
Microwave Satellite         Wycoff, NJ             Computers                        Mar-93              0        37,346       37,346
Microwave Satellite
  Technologies              Wyckoff, NJ            Telecommunications               Mar-96              0        49,538       49,538
Mid America Truck & Equip   Rosemont, IL           Material Handling                Aug-95              0        29,476       29,476
Minute Mart Dba Breaux's
  Mart                      Lafayette, LA          Computers                        May-93              0        57,277       57,277
Mirkin'S Ideal Cleaning     Springfield, MA        Manufacturing & Production       Aug-95              0        30,185       30,185
Mission Fitness Center      Mission, KS            Furniture                        Nov-92              0        28,092       28,092
Mission Fitness Center      Mission, KS            Office Equipment                 Nov-92              0        29,404       29,404
Mntn Comprehensive Health   Whitesbury, KY         Computers                        Aug-96              0        25,864       25,864
Mobile Clean, Inc.          Adel, IA               Construction                     Oct-97              0        55,667       55,667
Mobile Imaging              Smithtown, NY          Medical                          Oct-96              0        50,736       50,736
Mobile Radiology Services   Philadelphia, PA       Medical                          Aug-95              0        42,109       42,109
Mohawk Ltd.                 Chadwicks, NY          Manufacturing & Production       Aug-95              0        33,624       33,624
Mold Clinic Inc             West Union, SC         Computers                        Oct-96              0        26,652       26,652
Mona Lisa Bakery            Brooklyn, NY           Manufacturing & Production       Nov-96              0        32,391       32,391
Money Concepts, Inc.        Dallas, TX             Computers                        Nov-97              0        44,014       44,014
Monmouth Mower, Inc.        Middletown, NJ         Computers                        Jun-93              0        28,614       28,614
Moore Special Tool Co.      Bridgeport, CT         Telecommunications               May-93              0        92,193       92,193
Morande Ford, Inc.          Berlin, CT             Telecommunications               May-93              0        45,398       45,398
Moreau & Moreau             South Barre, VT        Fixtures                         Jul-96              0       102,455      102,455
Morgan's Creative
  Restaurant                Brachwood, OH          Restaurant                       Dec-94              0       205,463      205,463

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Morgan's Creative
  Restaurant                Beachwood, OH         Restaurant                       Nov-94    $         0   $   191,984  $    191,984
Mt Administrative Corp      Roswell, NM           Restaurant                       Dec-96              0        46,940        46,940
Murphy & Beane              New London, CT        Telecommunications               Mar-93              0        34,887        34,887
Mutnick Productions         Santa Monica, CA      Video Production                 Sep-96              0        54,449        54,449
N & N Petroleum, Inc.       Pelham, NH            Fixtures                         Jan-97              0       270,523       270,523
N & T Supermarkets Inc.     Warminster, PA        Retail                           Aug-95              0        31,866        31,866
Nassau Mobil, LLC           Nassau, NY            Fixtures                         Mar-96              0        56,035        56,035
National Bio Systems, Inc.  Rockville, MD         Copiers                          Mar-93              0        44,574        44,574
National Sales
  Services, Inc.            Danbury, CT           Computers                        Feb-97              0        41,485        41,485
National
  Tele-Communications, Inc. Bloomfield, NJ        Computers                        Sep-97              0       363,630       363,630
Natural Pantry              Simi Valley, CA       Environmental                    Nov-92              0        25,027        25,027
Nature Labs,Llc.            Wichita Falls, TX     Manufacturing & Production       Oct-98              0        49,346        49,346
Nedlloyd Unitrans           Duesseldorf, Germany  Material Handling                Jun-97              0       724,982       724,982
Nelco Rehab. Medical
  Services                  Jackson Heights, NY   Computers                        Aug-95              0        38,811        38,811
Neptune Dental Associates   Brooklyn, NY          Medical                          Aug-95              0        35,976        35,976
Network Programs Network
  Machines, Inc.            Piscataway, NJ        Computers                        Oct-97              0        51,172        51,172
Neumonics, Inc.             Hopkinton, MA         Computers                        Mar-93              0        25,436        25,436
New Age Auto Repair         Culver City, CA       Automotive                       Nov-97              0        43,444        43,444
New Britain Memorial
  Hospital                  New Britain, CT       Telecommunications               Mar-93              0        48,190        48,190
New Canaan Public Schools   New Canaan, CT        Telecommunications               Mar-93              0        29,708        29,708
New Country Motors Cars     Hartford, CT          Telecommunications               Dec-95              0        27,644        27,644
New Horizons Computer
  Learning                  Metairie, LA          Computers                        Nov-97              0        27,183        27,183
New Mexico Eye Clinic       Albuquerque, NM       Medical                          May-94         43,200         5,269        48,469
New Opportunities           Waterbury, CT         Telecommunications               Mar-93              0        39,030        39,030
New Wave Graphics           Costa Mesa, CA        Computers                        Nov-92              0        29,982        29,982
New York Institute          Tarrytown, NY         Computers                        Mar-93              0        52,840        52,840
Nidec Corporation           Torrington, CT        Telecommunications               May-93              0        48,477        48,477
Nissa High Resolution Cmyk  Woodland Hill, S CA   Copiers                          Dec-97              0        29,743        29,743
Nistico Inc.                Yonkers, NY           Restaurant                       Sep-97              0        38,514        38,514
Nordberg Capital Inc.       New York, NY          Computers                        Aug-95              0        26,936        26,936
Normandy Station, Inc.      Sanford, FL           Medical                          Mar-93              0        41,866        41,866
North Aurora Inn, Inc.      North Aurora, IL      Fixtures                         Dec-96              0        30,482        30,482
North Central
  Broadcasting, Inc.        Nappanee, IN          Furniture                        Nov-92              0        25,828        25,828
North Island
  Amusement, Inc.           Conway, SC            Fixtures                         Sep-97              0        46,838        46,838
Northeast Nuclear Energy
  Co.                       Hartford, CT          Telecommunications               May-93              0       776,263       776,263
Nos Communications, Inc.    Bethesda, MD          Computers                        Aug-97              0       229,916       229,916
Novametrix Medical          Wallingford, CT       Telecommunications               May-96              0        28,317        28,317
Novametrix Medical
  Sys. Inc.                 Wallingford, CT       Telecommunications               May-93              0        62,676        62,676
NTN Communications, Inc.    Carsbad, CA           Telecommunications               Oct-96              0     1,137,500     1,137,500
Oak Park Electronics        Raleigh, NC           Computers                        Nov-92              0        26,707        26,707
Oakdale Images Inc.         Binghamton, NY        Video Production                 Nov-96              0        55,008        55,008
Oakdale Locksmith           Oakdale, CA           Manufacturing & Production       Apr-93              0        26,398        26,398
Oakdale Printing Company    Detroit, MI           Printing                         Nov-97              0        75,000        75,000
Oaks Mill, Inc.             Gainsville, FL        Retail                           May-96              0        28,814        28,814
Oakwood Card & Gifts        Edison, NJ            Fixtures                         Nov-92              0        28,886        28,886
Ob-Gyn Associates of
  Arlington                 Windsor, CT           Medical                          Mar-93              0        44,475        44,475
Ob-Gyn Columbus             Windsor, CT           Medical                          Mar-93              0        50,961        50,961
Obstetrics & Gynecolgoy     Windsor, CT           Medical                          Mar-93              0        38,828        38,828
Old World Foods, Inc. &
  Spaghetti                 Portland, OR          Restaurant                       Jan-97              0        44,710        44,710
Oldies 98 Diner             Bartlett, TN          Restaurant                       Nov-92              0        28,102        28,102

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------

Olympian Discount
  Mart, Inc.                Los Angeles, CA       Fixtures                         Oct-97    $         0   $    52,760  $     52,760
Omni Surgical Cupply        Farmingdale, NY       Office Equipment                 May-96              0       117,539       117,539
On Line Data, Inc.          Richardson, TX        Computers                        Mar-93              0        27,576        27,576
On Site Deland, Inc.        Altamonte Springs, FL Telecommunications               Mar-93              0        35,575        35,575
On Site Dyer Square, Inc.   Altamonte Springs, FL Telecommunications               Mar-93              0        39,329        39,329
Onty Casting Corp.          New York, NY          Manufacturing & Production       Oct-97              0        28,324        28,324
Orange Police               Orange, CT            Telecommunications               Mar-93              0        33,493        33,493
Orient Exquisite            Orlando, FL           Fixtures                         Apr-96              0        53,913        53,913
Our Front Porch             Pittsford, NY         Computers                        Jun-93              0        29,125        29,125
Oxford Health Plans Inc     Norwalk, CT           Computers                        Apr-98              0     2,133,466     2,133,466
Oxford Health Plans, Inc.   Norwalk, CT           Computers                        Jul-98      3,575,197       284,233     3,859,430
Oxford Health Plans, Inc.   Norwalk, CT           Computers                        Sep-98        733,855        50,542       784,397
Oyster River
  Petroleum, Inc.           West Haven, CT        Transportation                   Mar-93              0        33,045        33,045
Ozone Diagnostics Inc.      Ozone Park, NY        Medical                          Aug-95              0        27,759        27,759
P.D. Ricci                  Kent, NY              Construction                     Feb-98              0        34,414        34,414
P.M.Place Stores Company    Bethany, MO           Material Handling                Oct-98              0       201,186       201,186
Pacific Access Computers    Rancho Cordova, CA    Computers                        Jan-97              0        36,537        36,537
Pacific Bagel               Rancho Margarita, CA  Restaurant                       Jun-96              0       220,000       220,000
Pacific Bagel Partners      Rancho Margarita, CA  Restaurant                       May-96              0       220,000       220,000
Pacific Diezo Products      Gardenia, CA          Fixtures                         Nov-97              0        51,870        51,870
Pacific Shore Funding       Lake Forest, CA       Furniture                        Dec-97              0        66,733        66,733
Palestrini Film
  Editing, Inc.             New York, NY          Video Production                 Mar-93              0        30,290        30,290
Palm Beach Kennel Club      W.Palm Beach, FL      Telecommunications               Jan-97              0        29,457        29,457
Panagos Services
  Station, Inc.             Queens Village, NY    Automotive                       Mar-93              0        37,489        37,489
Panama City Disposal, Inc.  Panama City, FL       Construction                     Aug-97              0        54,509        54,509
Panaram International       Belleville, NJ        Automotive                       Oct-96              0        34,890        34,890
Panoram Technologies Inc.   Burbank, CA           Video Production                 Jan-97              0        51,147        51,147
Papa Kelsey's Pizza         Twin Falls, ID        Restaurant                       Nov-92              0        28,098        28,098
Paragon Receivable
  Management Group, Inc.    Goose Creek, SC       Computers                        Sep-97              0        50,899        50,899
Paragon Steak House         San Diego, CA         Restaurant                       Dec-93              0       412,517       412,517
Paragon Steak House         San Diego, CA         Restaurant                       Dec-93              0       427,214       427,214
Paragon Steakhouse
  Restaurant                San Diego, CA         Furniture                        Jul-94        326,431        38,238       364,669
Paragon Steakhouse
  Restaurant                San Diego, CA         Furniture                        Oct-94        390,849        45,968       436,817
Paragon Steakhouse
  Restaurant                San Diego, CA         Restaurant                       Dec-94        395,347        46,582       441,929
Paragon Steakhouse
  Restaurant                San Diego, CA         Restaurant                       May-94        781,885        91,434       873,319
Paragon Steakhouse
  Restaurant                San Diego, CA         Restaurant                       Sep-94        418,639        48,960       467,599
Paragon Steakhouse
  Restaurant                San Diego, CA         Restaurant                       Mar-95      1,944,996       138,637     2,083,633
Paragon Steakhouse
  Restaurant                San Diego, CA         Restaurant                       Nov-94        269,224        31,488       300,712
Paragon Steakhouse
  Restaurant                San Diego, CA         Restaurant                       Jan-95         79,578         5,892        85,470
Paragon Steakhouse
  Restaurant                San Diego, CA         Restaurant                       Apr-95        186,883        21,789       208,672
Parctec, Inc.               New York, NY          Retail                           Dec-93         39,158         3,565        42,723
Parctec, Inc.               New York, NY          Retail                           Dec-93         79,437         7,231        86,669
Parctec, Inc.               New York, NY          Retail                           Nov-93         88,165         7,670        95,836
Parctec, Inc.               New York, NY          Retail                           Dec-93         83,894         7,299        91,192
Parctec, Inc.               New York, NY          Retail                           Nov-93         40,752         3,545        44,298
Parctec, Inc.               New York, NY          Retail                           Dec-93        119,197        10,851       130,048
Parctec, Inc.               New York, NY          Retail                           Dec-93         41,400         3,769        45,168
Parctec, Inc.               New York, NY          Retail                           Dec-93        131,040        11,400       142,440
Parctec, Inc.               New York, NY          Retail                           Dec-93         74,954         6,823        81,778
Parctec, Inc.               New York, NY          Retail                           Dec-93        321,220        29,242       350,462
Parctec, Inc.               New York, NY          Retail                           Dec-93         49,912         4,544        54,456
Parctec, Inc.               New York, NY          Retail                           Nov-93        203,367        17,693       221,059

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Parker Oil Co., Inc.        South Hill, VA        Fixtures                         Dec-96    $         0   $   320,737  $    320,737
Parkside Mill, Inc.         Atlanta, GA           Retail                           Jul-96              0        49,393        49,393
Parkview Nursing Home       Bountiful, UT         Manufacturing & Production       Nov-92              0        31,620        31,620
Parthenon Glass, Inc        Brooklyn, NY          Manufacturing & Production       Jan-98              0        28,153        28,153
Pasta Blitz, Inc.           Rockaway, NJ          Restaurant                       Mar-93              0        49,972        49,972
Pathmark Stores Inc         Carteret, NJ          Fixtures                         Mar-98              0       745,612       745,612
Patterson Country Club      Fairfield, CT         Telecommunications               May-93              0        31,844        31,844
Paul Evans                  Germantown, MD        Transportation                   Mar-93              0        55,519        55,519
Paul Evans                  Germantown, MD        Transportation                   Mar-93              0        57,517        57,517
Paul Robinson               Cannon Falls, NM      Agriculture                      Feb-95              0        35,080        35,080
Pct Services                Tucker, GA            Manufacturing & Production       Jun-93              0        28,348        28,348
PDH Enterprises, Inc.       Merrifield, VA        Restaurant                       Mar-93              0        42,591        42,591
PDH Enterprises, Inc.       Merrifield, VA        Restaurant                       Mar-93              0        48,624        48,624
PDH Enterprises, Inc.       Merrifield, VA        Restaurant                       Mar-93              0        48,853        48,853
PDH Enterprises, Inc.       Merrifield, VA        Restaurant                       Mar-93              0        49,577        49,577
PDH Enterprises, Inc.       Merrifield, VA        Restaurant                       Mar-93              0        46,337        46,337
Peacock Cleaners            San Marcos, CA        Sanitation                       Nov-92              0        31,460        31,460
Pegasus Communications      Encino, CA            Video Production                 Jul-96              0        54,422        54,422
Penguin Natural Foods       San Francisco, CA     Manufacturing & Production       Dec-96              0        45,161        45,161
Peninsula Beauty Supply     Burlingme, CA         Retail                           Oct-96              0        27,419        27,419
Peninsular Printing         Daytona Beach, FL     Manufacturing & Production       Jun-94         36,636         4,198        40,834
Penn National Race Course   Grantville, PA        Computers                        Mar-93              0        30,377        30,377
Penncro Asociates, Inc.     Southhampton, PA      Computers                        Feb-98              0        65,477        65,477
Perfect Impressions Hair
  Salon                     Greenville, NC        Fixtures                         Nov-92              0        27,609        27,609
Perma-Fix Environmental     Gainsville, FL        Environmental                    Oct-98              0       207,307       207,307
Perry & Perry, Inc.         Rockland, MA          Sanitation                       May-96              0        32,278        32,278
Pet Foods Plus, Inc.        Houston, TX           Furniture                        Mar-93              0        34,822        34,822
Peterson's Guides, Inc.     Princeton, NJ         Computers                        Mar-93              0        34,845        34,845
Philbrick Booth &           Hartford, CT          Construction                     Mar-93              0        34,674        34,674
Spencer, Inc.
Phillips Medical Systems
  North                     Shelton, CT           Telecommunications               May-93              0       558,853       558,853
Phillips Medical Systems
  North                     Shelton, CT           Telecommunications               May-93              0        75,647        75,647
Phillips Medical Systems
  North                     Shelton, CT           Transportation                   May-93              0       233,501       233,501
Phipps Construction Dba,    Siloam Springs, AR    Manufacturing & Production       Jan-98              0        68,131        68,131
Phone Power, Inc.           San Antonio, TX       Office Equipmnt                  Oct-98              0        41,862        41,862
Photo Price Dba, Sang Rok
  Kim                       Van Nuys, CA          Photography                      Jan-98              0        76,201        76,201
Photocircuits               Glen Cove, NY         Manufacturing & Production       Apr-96              0     2,738,693     2,738,693
Photonika Inc.              Richmond Hill, NY     Manufacturing & Production       Aug-95              0        52,556        52,556
Physical Therapy Services   Leesville, LA         Medical                          Aug-95              0        47,272        47,272
Physiologic Reps            Glendale, CA          Manufacturing & Production       Mar-93              0        42,553        42,553
Physiques Unlimited, Inc.   Belleville, NJ        Medical                          Mar-93              0        31,341        31,341
Physiques Unlimited, Inc.   Belleville, NJ        Medical                          Mar-93              0        35,380        35,380
Piedmont Tool & Supply
  Co.,Inc                   Bowling Green, SC     Fixtures                         Jan-98              0        28,730        28,730
Pinski Weiner Grasso, MD    Windsor, CT           Medical                          Mar-93              0        41,481        41,481
Pizza Innovative Equipment
  Co.                       Rancho Cordova, CA    Restaurant                       Nov-92              0        25,351        25,351
Pizzas By Marchelloni       Mesa, AZ              Restaurant                       Oct-98              0        74,099        74,099
Pk Graphics, Inc.           Clarksville, MD       Computers                        Sep-97              0        33,330        33,330
Plainfield Medical Center   Windsor, CT           Medical                          Mar-93              0        46,899        46,899
Planet Video, Inc.          Waukesha, WI          Fixtures                         Oct-97              0        53,954        53,954
Pleasanton Hilton           Pleasanton, CA        Telecommunications.              Oct-98              0       387,640       387,640
Poli-Twine Western, Inc.    Dead Deal             Manufacturing & Production       Mar-95      1,082,910        92,090     1,175,000
Poly Tech Industries, Inc.  Madison Heights, MI   Computers                        Mar-93              0        28,085        28,085
Polygraphex Systems, Inc.   Clearwater, FL        Computers                        Sep-97              0        86,475        86,475
Postma Dairy                Stephenville, TX      Agriculture                      Sep-97              0        29,159        29,159

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Precision Automotive
  Engineers                 Birmingham, AL        Automotive                       Nov-92    $         0   $    26,170  $     26,170
Preferred Health Strategies Rye, NY               Computers                        Aug-95              0        25,469        25,469
Preferred Leads             Indianapolis, IN      Computers                        Feb-98              0        25,591        25,591
Preferred Packaging         San Dimas, CA         Manufacturing & Production       Aug-96              0        51,578        51,578
Premier Graphics, Inc.      Phoenix, AZ           Printing                         Oct-97              0        38,541        38,541
Presbyterian Hospital In
  The                       New York, NY          Material Handling                Feb-93         76,925         6,483        83,408
Presta & Associates         San Bruno, CA         Computers                        Jan-98              0        37,876        37,876
Prestige Financial          Deerfield Bea, CH FL  Computers                        Nov-97              0        33,173        33,173
Services Corp.
Prime Energy Mgmt Corp.     Stamford, CT          Telecommunications               May-93              0        26,479        26,479
Prime Tanning               Berwick, ME           Manufacturing & Production       Mar-94              0        59,796        59,796
Princeton Armored Services  Trenton, NJ           Manufacturing & Production       Aug-95              0        37,790        37,790
Printing Plus, Inc.         Tucson, AZ            Copiers                          May-96              0        58,996        58,996
Pro Car Care of Garland     Garland, TX           Automotive                       Nov-92              0        25,738        25,738
Producto Machine
  Company, Inc.             Bridgeport, CT        Manufacturing & Production       Mar-93              0        50,289        50,289
Professional Dental Assoc.  Franklin, MA          Medical                          Dec-97              0        29,004        29,004
Professional Touch
  Answering                 Grapevine, TX         Computers                        Nov-92              0        25,738        25,738
Pro-Lign                    Orange, CA            Manufacturing & Production       Aug-95              0        25,973        25,973
Pros, Inc.                  Stratford, CT         Computers                        Mar-93              0        35,512        35,512
Pro-Tech
  Manufacturing, Inc.       San Antonio, TX       Computers                        Mar-93              0        31,754        31,754
Prudential Empire of NY     Pomona, NY            Furniture                        Nov-92              0        28,211        28,211
PSCU Service Centers, Inc.  Tampa, FL             Computers                        Jul-93              0       110,031       110,031
PTC Aerospace               Litchfield, CT        Telecommunications               May-93              0        25,565        25,565
Public Petroleum Inc.       Marshfield, MA        Fixtures                         Oct-96              0        52,025        52,025
Pulmonary Dis. Spec. Center Passaic, NJ           Medical                          Aug-95              0        28,150        28,150
Purcell Natural Jojoba      Avila Beach, CA       Manufacturing & Production       Jul-96              0        56,559        56,559
Pure Software Inc.          Sunnyvale, CA         Furniture                        Apr-93              0        94,119        94,119
Pure Software, Inc.         Sunnyvale, CA         Computers                        Mar-93              0       124,107       124,107
Purvis Disposal             Houston, TX           Transportation                   Mar-93              0        57,589        57,589
Qmed, Inc.                  Laurence Harbor, NJ   Furniture                        Mar-93              0        30,872        30,872
Quality Care Review, Inc.   Middletown, CT        Computers                        Mar-93              0        27,033        27,033
Quality Web Dba Michael
  Roach Inc.                Gainsville, FL        Computers                        Aug-97              0        58,303        58,303
Queen Anne Hotel            San Francisco, CA     Fixtures                         Jun-95              0        38,625        38,625
Quick Set Mailers, Inc.     Monroe, NY            Printing                         Oct-97              0        38,468        38,468
R.B. Ventures, Inc.         Channelview, TX       Manufacturing & Production       Sep-97              0        55,247        55,247
Rain Tree Cafe              San Francisco, CA     Restaurant                       Dec-96              0        34,841        34,841
Rainbow Industries, Inc.    Chantilly, VA         Material Handling                Mar-93              0        44,799        44,799
Raje Inc.                   Ocean, NJ             Medical                          Aug-95              0        28,724        28,724
Ralin Medical, Inc.         Buffalo Grove, IL     Medical                          Feb-98              0        39,863        39,863
Ramada Inn Dba Lifetime
  Fortunes, Inc.            Livingston, TX        Furniture                        Aug-97              0        52,091        52,091
Ramada Inn Mystic           Mystic, CT            Telecommunications               May-93              0        54,027        54,027
Ramsey Taylor Johnston      Windsor, CT           Medical                          Mar-93              0        48,753        48,753
Rappoport/Metropolitan      New York, NY          Computers                        Mar-93              0        43,566        43,566
Ratchford & Mc Daniel       Windsor, CT           Medical                          Mar-93              0        37,917        37,917
Raymond Engineering, Inc.   Middletown, CT        Telecommunications               May-93              0        39,102        39,102
Ray'S Machines Dba, Ray
  Staples                   Milton, NH            Manufacturing & Production       Nov-97              0        26,978        26,978
Re/Max Acclaimed Reality    Cincinnati, OH        Office Equipment                 Nov-92              0        30,844        30,844
Red Blazer Restaurant & Pub Concord, NH           Restaurant                       Nov-92              0        30,824        30,824
Refuse Systems              Cleveland, OH         Construction                     Mar-93              0        51,059        51,059
Regan Engineering & Srvc
  Corp.                     Providence, RI        Manufacturing & Production       May-95              0        30,268        30,268
Regency Telecommunications  Houston, TX           Computers                        Apr-95              0        29,883        29,883
Regina O. Hillsman MD       Naugatuck, CT         Medical                          Aug-95              0        27,389        27,389

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Regional School District    Higganum, CT          Telecommunications               Mar-93    $         0   $    25,165  $     25,165
Rembrandt Stampng & Embos   Pennsauken, NJ        Manufacturing & Production       Aug-95              0        36,098        36,098
Remington Products Inc.     Bridgeport, CT        Telecommunications               May-93              0        80,745        80,745
Rent Savers V               Ft Lauderdale, FL     Telecommunications               Dec-97              0        33,021        33,021
Reserve Iron & Metal        Chicago, IL           Structure                        Mar-94              0       361,000       361,000
Restaurant Management
  Nw Inc.                   Portland, OR          Retail                           Jun-95              0       605,814       605,814
Rhone-Poulenc Basic         Shelton, CT           Computers                        Mar-93              0        35,517        35,517
Ricardo'S Of Las
  Vegas, Inc.               Las Vegas, NV         Restaurant                       Jan-98              0        62,575        62,575
Richard Marrus, Md          Cohoes, NY            Medical                          Dec-96              0        71,643        71,643
Richwood Food Stores Dba,
  Zenith                    South Houston, TX     Restaurant                       Nov-97              0        54,964        54,964
Rick's Quality Printing     Cocoa, FL             Printing                         May-93              0        25,077        25,077
Riverside Gas & Oil, Inc.   Chestertown, NY       Computers                        Nov-97              0        35,837        35,837
Riverside Sand Company      Jones, OK             Office Equipment                 Nov-92              0        26,981        26,981
Riviera Quality Cleaners    Redondo Beach, CA     Computers                        Nov-92              0        28,342        28,342
Roadhouse Grill
  Dba,Roadhouse             Las Vegas, NV         Restaurant                       Nov-97              0       435,339       435,339
Robert Gohrs Photography    Montoursville, PA     Computers                        Jan-97              0        42,221        42,221
Robert Morgan &
  Company, Inc.             Battle Creek, MI      Manufacturing & Production       Jun-94         28,137         3,141        31,278
Robustelli Coporate
  Services                  Stamford, CT          Telecommunications               May-93              0        28,108        28,108
Robustelli Corporate
  Services                  Stamford, CT          Telecommunications               May-93              0        48,281        48,281
Rockbestos Company, Inc.    East Granby, CT       Telecommunications               May-93              0       179,251       179,251
Rockville Family Physician  Windsor, CT           Medical                          Mar-93              0        29,106        29,106
Rocuant Crop.               Culver City, CA       Computers                        Jun-96              0        55,212        55,212
Rod's Sign & Neon Company   Elberton, GA          Manufacturing & Production       Jan-95              0        26,935        26,935
Ron Baker Chevrolet/Isuzu   National City, CA     Automotive                       Sep-97              0        31,149        31,149
Ron'S Wood World, Inc.      Richmond Hills, GA    Manufacturing & Production       Jul-96              0        46,508        46,508
Rowland Inc.                Rocky Hill, CT        Telecommunications               May-93              0        30,157        30,157
Royal Laundry Of
  Texas, Inc.               Arlington, TX         Fixtures                         Aug-97              0        53,030        53,030
Royal Metal Products        Denver, CO            Manufacturing & Production       Jul-98              0       480,528       480,528
Rubber Craft Corp.          Gardena, CA           Manufacturing & Production       Mar-93              0        46,391        46,391
Rudolph G. Bruhel, DDS      Bullhead, AZ          Medical                          Nov-92              0        30,428        30,428
S.J.A. Society Inc          Virginia Beach, VA    Computers                        Feb-96              0        37,165        37,165
S.M.F. American Inc.        Billerica, MA         Furniture                        Mar-96              0        91,530        91,530
S.W.L. Corporation          Denver, CO            Fixtures                         Sep-97              0       261,555       261,555
Sabena                      Manhasset, NY         Aircraft                         Jun-98              0     1,599,758     1,599,758
Safe-T-Child, Inc.          Austin, TX            Video Production                 Jul-96              0        35,206        35,206
Saigon Moi
  Supermarket, Inc.         Westminster, CA       Fixtures                         Nov-97              0        47,390        47,390
Sandefur Companies          Sanford, FL           Medical                          Mar-93              0        31,538        31,538
Sandefur Companies          Sanford, FL           Medical                          Mar-93              0        44,402        44,402
Sandvik Milford Corp.       Branford, CT          Telecommunications               Mar-93              0        27,414        27,414
Santa Anna Smog Repair      Santa Anna, CA        Manufacturing & Production       Dec-97              0        36,863        36,863
Saraga Oriental Market      Bloomington, IN       Fixtures                         Nov-97              0        26,472        26,472
Sargent Manufacturing
  Company                   New Haven, CT         Telecommunications               May-93              0       202,316       202,316
Sat Link, Inc.              Stamford, CT          Telecommunications               Aug-96              0        60,148        60,148
Savco Drugs, Inc.           Baton Rouge, LA       Computers                        Mar-93              0        27,197        27,197
Savings Bank Life Insurance Hartford, CT          Telecommunications               May-93              0        45,086        45,086
Scan Code, Inc.             East Hartford, CT     Retail                           Mar-93              0        42,670        42,670
Schmidt & Sons, Inc.        Gonzales, TX          Fixtures                         Nov-97              0        25,628        25,628
Schwartz Coffee Enterprises Deer Park, NY         Restaurant                       Mar-93              0        43,741        43,741
Schwartz Coffee Enterprises Deer Park, NY         Restaurant                       Mar-93              0        43,202        43,202
Screen Printing Plus        Indianapolis, IN      Manufacturing & Production       Nov-92              0        30,599        30,599
Scriver                     Oklahoma City, OK     Retail                           Sep-93      1,171,883       265,692     1,437,575
Scriver                     Oklahoma City, OK     Retail                           Sep-93         42,220         9,397        51,618

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
SDC Properties, Inc.        Hilton Head, SC       Computers                        Jan-95    $         0   $    26,186  $     26,186
Sea Empress Seafood
  Restaurant                Gardenia, CA          Restaurant                       Oct-97              0        60,996        60,996
Seaberg Audio Services      Fresno, CA            Computers                        Nov-92              0        30,144        30,144
Seabrite Corp.              Denver, PA            Automotive                       Dec-97              0        49,060        49,060
Seabury And Smith Inc.      Washington, DC        Telecommunications               Jun-97              0        95,077        95,077
Seacoast Telecommunciations Dover, NH             Telecommunications               Nov-92              0        28,726        28,726
Seafare Seafood Restaurant  Murrells Inlet, SC    Restaurant                       Nov-92              0        32,713        32,713
Selective Chiropractic
  Services                  Dillon, SC            Medical                          Sep-97              0        34,029        34,029
Senior Care Center Of
  America                   Cherry Hill, NJ       Furniture                        Feb-98              0        49,567        49,567
Sentinal Printers Dba Gong
  Lin                       Santa Cruz, CA        Printing                         Aug-97              0        39,772        39,772
Seoul House & Cheonwon
  Corp.                     Edison, NJ            Restaurant                       Jan-98              0        57,041        57,041
Shaffner Coffee
  Company, Inc.             Winston-Salem, NC     Restaurant                       Mar-93              0        42,903        42,903
Shake The Nations Dba
  World Focus Ministries    Sacramento, CA        Video Production                 Sep-97              0        33,380        33,380
Shalimar Sportswear         Carle Place, NY       Computers                        Apr-96              0        37,083        37,083
Shelburg of Tucson          Tucson, AZ            Computers                        Nov-92              0        30,750        30,750
Sheplers, Inc.              Witchita, KS          Computers                        Oct-93              0       991,120       991,120
Sheppard Ambulance
  Transport                 Philadelphia, NJ      Medical                          Oct-96              0        29,814        29,814
Shirey Thomason OD          Thousand Oaks, CA     Medical                          Aug-95              0        32,187        32,187
Shoreline Care Ltd
  Partnership               North Branford, CT    Telecommunications               May-93              0        80,886        80,886
Shutterbug Photo Centers    Aiken, SC             Telecommunications               Aug-95              0        43,769        43,769
Sibson & Co., Inc.          Princeton, NJ         Computers                        Mar-93              0        29,009        29,009
Sigma Associates Dba
  Apogee Assoc.             Columbus, GA          Video Production                 Oct-97              0        51,657        51,657
Signs Now Of Oregon         Portland, OR          Printing                         Nov-97              0        29,574        29,574
Signs of the Times          Las Vegas, NV         Telecommunications               Nov-92              0        31,772        31,772
Sikorsky Aircraft Divison   Stratford, CT         Telecommunications               May-93              0        65,692        65,692
Silver Systems, Inc.        Wyndmoor, PA          Printing                         Sep-96              0        43,053        43,053
Skf Usa, Inc.               King Of Pruss, IA PA  Telecommunications               Jun-97              0       247,947       247,947
Smugglers Enterprises, Inc. Punta Gorda, FL       Restaurant                       Jul-93              0        25,081        25,081
SNA, Inc.                   Cincinnati, OH        Restaurant                       Mar-93              0        44,367        44,367
SNA, Inc.                   Cincinnati, OH        Restaurant                       Mar-93              0        48,187        48,187
SNA, Inc.                   Cincinnati, OH        Restaurant                       Mar-93              0        45,248        45,248
SNA, Inc.                   Cincinnati, OH        Restaurant                       Mar-93              0        45,350        45,350
Soaring Eagle Outerwear LLC Minot, ND             Manufacturing & Production       Sep-95              0        29,329        29,329
Soccer World Dba Soccer
  Sports, Inc.              Hayward, CA           Fixtures                         Sep-97              0        49,475        49,475
Softaware, Inc.             Marina Del Re, Y CA   Fixtures                         Oct-97              0        47,548        47,548
Solid Waste Disposal, Inc.  Larose, LA            Transportation                   Mar-93              0        26,777        26,777
Somerset Diner              Somerset, NJ          Restaurant                       Nov-97              0        52,503        52,503
Somerville Foreign Auto
  Repair                    Cambridge, MA         Automotive                       Nov-92              0        26,298        26,298
Soothe Your Soul Dba,       Redondo Beach, CA     Furniture                        Jan-98              0        27,053        27,053
Sophtech Dba,
  Sophisticated Tech.       Torrance, CA          Computers                        Jan-97              0        48,293        48,293
Soup Exchange               Hollywood, FL         Restaurant                       Nov-92              0        31,157        31,157
South Bay Cardiovascular    Bayshore, NY          Computers                        Aug-95              0        40,506        40,506
South Shore Veterinary      Staten Island, NY     Computers                        Aug-95              0        29,256        29,256
South Texas Deli Partners   San Antonio, TX       Restaurant                       Dec-97              0        57,980        57,980
South Windsor               South Windsor, CT     Telecommunications               May-93              0        64,368        64,368
Southern Cross              O'Fallon, MO          Computers                        Mar-93              0        30,431        30,431
Southern New England
  Federal                   New Haven, CT         Telecommunications               Mar-93              0        25,489        25,489
Southwest Auto Supply       Little Rock, AR       Computers                        Mar-93              0        38,858        38,858
Southwest Nephrology        Evergreen Park, IL    Computers                        Sep-96              0        33,872        33,872
Spa Elysium Ltd.            Erdenheim, PA         Retail                           Nov-92              0        26,558        26,558

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Spectral Systems, Inc.      Irvington, NY         Manufacturing & Production       Mar-93    $         0   $    35,687  $     35,687
Spectrascan Imaging
  Services                  Windsor, CT           Medical                          Mar-93              0        28,668        28,668
Spectrascan Imaging Systems Windsor, CT           Medical                          Mar-93              0        38,828        38,828
Spectrum Color Images       San Luis Bispop, CA   Printing                         Jan-97              0        57,825        57,825
Speer Air Conditioning      Denville, NJ          Manufacturing & Production       Aug-95              0        47,513        47,513
Spic "N Span Cleaners, Inc  Memphis, TN           Manufacturing & Production       Dec-96              0        48,200        48,200
Spring House Inn            Lagrange, GA          Restaurant                       Nov-92              0        34,054        34,054
Spruce Creek Development    Summerfield, FL       Agriculture                      Mar-93              0        45,594        45,594
St John's Home Health
  Agency                    Miramar, FL           Furniture                        May-94         23,857         2,668        26,525
Standard Knapp Inc.         Portland, CT          Telecommunications               May-93              0        40,961        40,961
Standard Oil Of Connecticut Bridgeport, CT        Telecommunications               May-93              0        29,552        29,552
Stanley Rockwell Co.        Hartford, CT          Environmental                    Mar-93              0        26,466        26,466
Staples, Inc.               Framingham, MA        Computers                        Jun-94      1,818,271       277,723     2,095,995
Staples, Inc.               Framingham, MA        Retail                           Jun-94        136,194        19,100       155,295
Starter Sportswear, Inc.    New Haven, CT         Telecommunications               May-93              0       274,772       274,772
Stat Medical, Inc.          Seattle, WA           Telecommunications.              Oct-98              0        28,700        28,700
Stephen C. Allen MD PC      New York, NY          Medical                          Aug-95              0        37,267        37,267
Steve A. Hamric             Memphis, TN           Restaurant                       Apr-95              0        51,132        51,132
Stirling & Stirling Inc.    Milford, CT           Telecommunications               May-93              0        47,474        47,474
STM Industries, Inc.        Randolph, MA          Computers                        Mar-93              0        25,753        25,753
Stockbridge Truck
  Painting &                Stockbridge, GA       Manufacturing & Production       Dec-97              0        30,254        30,254
Stone Safety Corp.          Fairfield, CT         Telecommunications               May-93              0        28,286        28,286
Structured Computer Systems Avon, CT              Telecommunications               Mar-93              0        26,453        26,453
Studio One, Inc.            New York, NY          Fixtures                         Jan-97              0        34,135        34,135
Sturm Ruger & Company Inc.  Southport, CT         Telecommunications               May-93              0        28,340        28,340
Sturm Ruger & Company Inc.  Southport, CT         Telecommunications               May-93              0        63,815        63,815
Suarez, Omar E., D.M.D.     North Bergen, NJ      Medical                          Jan-97              0        26,701        26,701
Sublime Music, Inc.         Hollywood, CA         Audio Equipment                  Dec-96              0        33,001        33,001
Subway Enterprises, Inc.    Quincy, FL            Restaurant                       Nov-92              0        29,283        29,283
Summit Asset Management     London, England       Various                          Apr-98     13,059,611     2,077,182    15,136,793
Summit Energy Corp.(Ca.)    Santa Monica, CA      Fixtures                         Oct-98              0       118,994       118,994
Summit Imaging Inc          Akron, OH             Medical                          Oct-95              0        58,146        58,146
Sun & Skin Care
  Research, Inc.            Melbourne, FL         Manufacturing & Production       Dec-97              0        58,216        58,216
Sunshine Products Dba,
  Linkens                   Cerritos, CA          Computers                        Nov-97              0        35,258        35,258
Super Star Video Dba,
  Tejal, Inc.               Winthrop, MA          Furniture                        Dec-97              0        30,449        30,449
Super Textile, Inc.         Knoxville, TN         Manufacturing & Production       Mar-93              0        38,919        38,919
Superior Bar & Grill Inc.   Birmingham, AL        Restaurant                       Oct-95              0       347,480       347,480
Susan Domuczicz             West Briggwater, MA   Restaurant                       Mar-93              0        40,637        40,637
Sutter Audio                Tallahassee, FL       Automotive                       Nov-92              0        31,496        31,496
Sweet Water Restaurant      New York, NY          Computers                        Nov-92              0        26,681        26,681
Swen'S Schwinn
  Cyclery, Inc.             Salt Lake Cit, Y UT   Video Production                 Oct-97              0        55,030        55,030
Synquest, Inc.              Norcross, GA          Computers                        Dec-96              0        27,324        27,324
Synquest, Inc.              Norcross, GA          Computers                        Jan-97              0        26,151        26,151
Syracuse Equipment Leasing
  Co.                       No.Syracuse, NY       Construction                     Oct-98              0       720,765       720,765
T & T Liquors Inc.          Lake Hopatcong, NJ    Retail                           Aug-95              0        34,492        34,492
T.B.G. of Great Neck, Inc.  Whitestone, NY        Restaurant                       Oct-94              0       312,000       312,000
Taco Mac Dba, Subway & Cay
  Chris                     Tucker, GA            Fixtures                         Nov-97              0        60,361        60,361
Tans R Us, Inc.             West Palm Beach, FL   Manufacturing & Production       Nov-92              0        27,751        27,751
Technovision Communications San Diego, CA         Video Production                 Nov-97              0        54,948        54,948
Tectonic Industries         Berlin, CT            Telecommunications               May-93              0        25,813        25,813
Tejas Tubular
  Processing,Inc.           Houston, TX           Manufacturing & Production       Oct-98              0     1,083,225     1,083,225
Tele-Pizza Gift Services    Vista, CA             Computers                        Nov-92              0        31,468        31,468

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Telescope Casual
  Fixture, Inc.             Granville, NY         Computers                        Mar-93    $         0   $    33,398  $     33,398
Teltronics, Inc.            Sarasota, FL          Computers                        Dec-97              0        39,377        39,377
Terence Murphy Md PC        Mamaroneck, NY        Medical                          Aug-95              0        29,368        29,368
Texas Provisions, Inc.      Houston, TX           Manufacturing & Production       Dec-97              0        49,294        49,294
Texas State Communications  Houston, TX           Telecommunications               Nov-92              0        26,067        26,067
Textile Unlimited Corp.     Torrance, CA          Computers                        Feb-98              0        36,337        36,337
Thai Classic Corp.          Chantilly, VA         Restaurant                       Nov-92              0        28,207        28,207
The Aaron Group Dba Aaron,
  Thomas & Hogue            Chatsworth, CA        Printing                         Aug-97              0        53,349        53,349
The Allen Products Co.      Milford, CT           Computers                        Mar-93              0        32,047        32,047
The Alley Companies         Little Rock, AR       Retail                           Dec-94              0       130,739       130,739
The Amity Street Cafe Dba
  Laux, C.                  Homestead, PA         Restaurant                       Jan-97              0        78,840        78,840
The Burbank Tennis Center   Burbank, CA           Fixtures                         Sep-97              0        33,444        33,444
The Connecticut Muffin
  Co.,Inc                   New York, NY          Restaurant                       Jan-98              0        32,702        32,702
The Consortium For Worker
  Education                 New York, NY          Furniture                        Oct-97              0       388,702       388,702
The Cyberweb Cafe           New City, NY          Computers                        Sep-97              0        60,444        60,444
The Electric Beach          San Bruno, CA         Furniture                        Nov-92              0        27,492        27,492
The Futures Group Inc.      Glastonbury, CT       Telecommunications               May-93              0        25,019        25,019
The Grand Union Company     Wayne, NJ             Retail                           Mar-95              0       281,978       281,978
The Grand Union Company     Wayne, NJ             Retail                           Dec-93              0       344,982       344,982
The Herzog-Hart Group, Inc. Boston, MA            Computers                        Jun-94         24,317         2,652        26,969
The Hollywood Stage Dba,    Hollywood, CA         Video Production                 Jan-98              0        44,095        44,095
The Hull Printing
  Company, Inc.             Meriden, CT           Computers                        Mar-93              0        32,490        32,490
The J.M. Ney Company        Bloomfield, CT        Telecommunications               May-93              0        75,786        75,786
The Keith Companies         Costa Mesa, CA        Computers                        Nov-97              0        52,597        52,597
The LTA Group, Inc.         North Bergen, NJ      Computers                        Mar-94              0        85,143        85,143
The Magnolia Studios, Inc.  Burbank, CA           Audio Equipment                  Oct-97              0        57,208        57,208
The Maiden Foundry          Sandy, OR             Computers                        Sep-96              0        28,629        28,629
The Negative Shop           Charlotte, NC         Printing                         Jan-97              0        52,913        52,913
The Planet 4 Kidz, Inc.     Jackson, MS           Video Production                 Jan-97              0        34,020        34,020
The Printing Press, Inc.    Boise, ID             Printing                         Mar-95              0        28,965        28,965
The Royal Bank Of Scotland  New York, NY          Computers                        Mar-93              0        37,575        37,575
The Sand Bar Restaurant     Anna Maria, FL        Retail                           Jan-97              0        46,563        46,563
The Sherwood Group Inc.     Northbrook, IL        Computers                        Jan-96              0        29,044        29,044
The Sports Center By Ron    Langhorne, PA         Medical                          Mar-93              0        35,904        35,904
The Women's Health Group    Windsor, CT           Medical                          Mar-93              0        50,236        50,236
Thornburg Logging           Wallace, CA           Manufacturing & Production       Nov-97              0        39,693        39,693
Thunderbird Greely Inc.     San Diego, CA         Furniture                        Feb-98              0       139,688       139,688
Thurston Foods, Inc.        Wallingford, CT       Computers                        May-93              0        41,872        41,872
Timex                       Waterbury, CT         Telecommunications               May-93              0       164,926       164,926
Tims Amusements Inc.        Hickory Taver, N SC   Fixtures                         May-97              0       100,000       100,000
Tire Eagle, Inc.            Apopka, FL            Material Handling                Mar-93              0        36,264        36,264
Titan Sports, Inc.          Stamford, CT          Telecommunications               Mar-93              0        25,223        25,223
Titan Sports, Inc.          Stamford, CT          Telecommunications               Mar-93              0        36,065        36,065
Tkc Reprographics           Omaha, NE             Copiers                          Dec-97              0        73,810        73,810
Tokarczyk Enterprises, Inc. Eastwood, KY          Manufacturing & Production       Jan-98              0        50,991        50,991
Tom Orza Distribution       Selden, NY            Restaurant                       Mar-93              0        40,857        40,857
Tony's Guns & Police
  Supplies                  Sumter, SC            Fixtures                         Nov-97              0        46,439        46,439
Topolewski America, Inc.    Encino, CA            Material Handling                Dec-96              0        46,177        46,177
Torrington Co               Torrington, CT        Telecommunications               May-93              0       572,136       572,136
Torsys, Inc.                Manhattan Bea, CH CA  Computers                        Sep-97              0        34,968        34,968

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Tournament Players Club     Cromwell, CT          Telecommunications               May-93    $         0   $   107,027  $    107,027
Town of Plymouth            Terryville, CT        Telecommunications               Mar-93              0        26,456        26,456
Trad-A-House Corp.          Slidell, LA           Fixtures                         Mar-94              0       850,949       850,949
Trading Merchandise         Stafford, VA          Restaurant                       Aug-96              0        51,620        51,620
Trager And Trager, PC       Fairfield, CT         Telecommunications               Mar-93              0        45,368        45,368
Transformer Service, Inc.   Concord, NH           Fixtures                         Mar-93              0        41,384        41,384
Transit Air Conditining     Winter Garden, FL     Restaurant                       Jul-96              0        97,037        97,037
Transtrachael Systems, Inc. Englewood, CO         Fixtures                         Sep-97              0        38,394        38,394
Travelers Insurance Company Hartford, CT          Telecommunications               May-93              0        55,906        55,906
Travelers Insurance Company Hartford, CT          Telecommunications               May-93              0        47,518        47,518
Treats Bakery Cafe          Washington, DC        Restaurant                       Nov-92              0        31,460        31,460
Tri Con Geophysics, Inc.    Denver, CO            Computers                        Nov-96              0        30,252        30,252
Tri State Communications
  F/K/A Northern            Tarrytown, NY         Telecommunications               Sep-97              0        26,681        26,681
Triangle Funding Corp.      Sterling, VA          Computers                        Nov-97              0        52,308        52,308
Tri-Star Machines           Tewsbury, MA          Manufacturing & Production       Aug-96              0        34,176        34,176
Tri-State Communications,
  Llc                       Tarrytown, NY         Telecommunications               Nov-97              0        30,444        30,444
Triton Fuel Group, Inc.     Dallas, TX            Fixtures                         Mar-93              0        28,892        28,892
Triton Fuel Group, Inc.     Dallas, TX            Fixtures                         Mar-93              0        28,892        28,892
Triton Fuel Group, Inc.     Dallas, TX            Fixtures                         Mar-93              0        57,783        57,783
Triton Fuel Group, Inc.     Dallas, TX            Material Handling                Mar-93              0        37,320        37,320
Triton Fuel Group, Inc.     Dallas, TX            Material Handling                Mar-93              0        37,320        37,320
Triumph Corporation         Tempe, AZ             Manufacturing & Production       Jan-98              0       768,583       768,583
Tropical Screw Products     Miami, FL             Manufacturing & Production       Nov-92              0        31,460        31,460
TW Recreational
  Services, Inc.            Orlando, FL           Telecommunications               Mar-93              0        42,388        42,388
Tyler Cooper                New Haven, CT         Telecommunications               May-93              0        73,532        73,532
Tyler Cooper & Alcorn       New Haven, CT         Computers                        May-93              0        39,170        39,170
Tyler Cooper & Alcorn       New Haven, CT         Computers                        May-93              0        30,544        30,544
Tyler Cooper & Alcorn       New Haven, CT         Computers                        May-93              0        34,673        34,673
Typed Letters Corp.         Wichita, KS           Manufacturing & Production       Sep-92              0       106,105       106,105
Typed Letters Corp.         Wichita, KS           Manufacturing & Production       Sep-92              0        40,019        40,019
Typography Plus             Dania, FL             Computers                        Apr-96              0        26,129        26,129
U.S. Health Care Reports    Falmouth, ME          Computers                        Jan-97              0        32,331        32,331
U.S. Osiris Corp.           Dallas, TX            Computers                        Dec-96              0        95,220        95,220
U3S Corp/Dba Must Software  Norwalk, CT           Telecommunications               May-93              0        27,440        27,440
U3S Corp/Dba Must Software  Norwalk, CT           Telecommunications               May-93              0        57,859        57,859
Udderside Dairy Dba         Pingree, ID           Agriculture                      Oct-98              0        43,602        43,602
Ultimate Dog, Inc. & The
  Allstar                   Pittsburgh, PA        Restaurant                       Dec-97              0        55,131        55,131
Ultra Diagnostics, Inc.     Hingham, MA           Medical                          Mar-93              0        41,462        41,462
Ultra Mart, Inc.            La Grange, GA         Computers                        Nov-97              0        78,341        78,341
Union Camp                  Richmond, VA          Telecommunications               May-93              0        44,735        44,735
United Credit Counseling
  Svc.                      Columbia, MD          Furniture                        Nov-97              0        38,600        38,600
United Credit Counseling
  Svc.                      Columbia, MD          Furniture                        Nov-97              0        75,198        75,198
United Credit Counseling
  Svc.                      Columbia, MD          Furniture                        Nov-97              0       177,028       177,028
United Illuminating         New Haven, CT         Telecommunications               May-93              0        26,306        26,306
United Medical Centers      Eagle Pass, TX        Computers                        Mar-95              0       299,376       299,376
United Way of               Hartford, CT          Telecommunications               Mar-93              0        43,407        43,407
Connecticut, Inc.
Universal Seismic Assoc.    Sugerland, TX         Fixtures                         Apr-95              0        26,318        26,318
University Cardiovascular
  Med.                      Los Angeles, CA       Medical                          Dec-97              0        47,444        47,444
University Of Southern Ca   Farmington Hill, MI   Telecommunications               Nov-96        315,847       195,912       511,759
Uno Mill, Inc.              Tempe, AZ             Restaurant                       Mar-94              0       602,000       602,000
Up Town Body & Fender       Oakland, CA           Automotive                       Nov-92              0        32,654        32,654
Urban League of Greater
  Hartford                  Hartford, CT          Telecommunications               Mar-93              0        29,690        29,690

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Us Mortgage Reduction, Inc. Jensen Beach, FL      Computers                        Aug-97    $         0   $    35,728  $     35,728
US Repeating Arms
  Company, Inc.             New Haven, CT         Telecommunications               May-93              0       219,508       219,508
USI Of Westchester          Elmsford, NY          Computers                        May-93              0        27,309        27,309
USI, Inc.                   Branford, CT          Telecommunications               May-93              0        61,353        61,353
USX Corp.                   Pittsburgh, PA        Manufacturing & Production       Sep-94              0     2,862,296     2,862,296
USX Corp.                   Pittsburgh, PA        Manufacturing & Production       Sep-94      1,236,437        49,457     1,285,895
Uvalde County Clinic        Uvalde, TX            Computers                        Apr-96              0        83,134        83,134
V & J Restaurant            Red Bank, NJ          Restaurant                       Jan-98              0        54,863        54,863
Vacation Escape, Inc.       Boca Raton, FL        Telecommunications               Jul-96              0        39,535        39,535
Valley Best Way Building    Spokane, WA           Computers                        Mar-93              0        26,664        26,664
Valley Stream Sch Dist.     Valley Stream, NY     Telecommunications               May-93              0        27,288        27,288
Valve Technologies, Inc.    Houston, TX           Manufacturing & Production       Jan-97              0        56,217        56,217
Van Den Bergh Foods Company Atlanta, GA           Environmental                    Feb-93              0        78,864        78,864
Van Gogh Offset Plat Co.    New York, NY          Manufacturing & Production       Aug-95              0        40,008        40,008
Van Gorderr Studios Inc     Fairfield, CT         Fixtures                         Aug-95              0        34,638        34,638
Vaxa International Inc.     San Diego, CA         Computers                        Apr-95              0        35,070        35,070
Venerable Companies, Ltd.   New York, NY          Fixtures                         Nov-97              0        38,176        38,176
Venice Bakery
  Dba,Ronic, Inc.           Garfield, NJ          Restaurant                       Nov-97              0        42,899        42,899
Vermont Yankee Nuclear      Brattleboro, VT       Manufacturing & Production       Mar-94              0       165,888       165,888
Vertex Group, Inc.          Los Angeles, CA       Telecommunications               Jan-98              0        26,856        26,856
Veterinary Emergency        Richmond, VA          Medical                          Dec-96              0        37,865        37,865
Video-It, Inc.              Culver City, CA       Video Production                 Jan-97              0        44,072        44,072
Viking Air Tools, Inc.      Indanapolis, IN       Manufacturing & Production       Dec-93              0        89,992        89,992
Viking Air Tools, Inc.      Indianapolis, IN      Manufacturing & Production       Jan-94              0       110,663       110,663
Viking Air Tools, Inc.      Indianapolis, IN      Manufacturing & Production       Mar-94              0        43,874        43,874
Villa Enterprises Ltd.      Morristown, NJ        Restaurant                       Mar-93              0        56,147        56,147
Villa Enterprises Ltd.      Morristown, NJ        Restaurant                       Mar-93              0        31,568        31,568
Villa Enterprises Ltd.      Morristown, NJ        Restaurant                       Mar-93              0        37,513        37,513
Virtuoso Dba, Wm. S.
  Sparling                  Greensboro, NC        Telecommunications               Nov-97              0        29,502        29,502
Visicom Laboratories Inc.   San Diego, CA         Manufacturing & Production       Aug-95              0        32,964        32,964
Vitrex Corp.                Ogden, UT             Computers                        Oct-97              0        27,945        27,945
Vk Productions, dba Van
  Karn                      W. Hollywood, CA      Audio Equipment                  Nov-96              0        55,145        55,145
Vnr-1 Video Public
  Relations, Inc.           Arlington, TX         Video Production                 Oct-97              0        55,124        55,124
Vogt Construction Co., Inc. Omaha, NE             Computers                        Mar-95              0        32,368        32,368
Volante's Ranch
  Market, Inc.              Rancho Santa Fe, CA   Retail                           Nov-92              0        29,972        29,972
Voyale Corp.                Cleveland, OH         Computers                        Aug-95              0        34,843        34,843
Vraneberry'S, Inc.          Brandon, OR           Manufacturing & Production       Dec-97              0        59,716        59,716
Waggoner Shumate Printing   Rogers, AR            Printing                         Dec-92         59,662         5,778        65,440
Wagner College              Staten Island, NY     Environmental                    Mar-93              0        44,174        44,174
Waltec American
  Forgings, Inc.            Waterbury, CT         Computers                        Mar-93              0        26,944        26,944
Wam!Net,Inc.                Minneapolis, MN       Telecommunications.              Jul-98              0     1,090,768     1,090,768
Wang's International, Inc.  Memphis, TN           Fixtures                         Dec-93        591,042       285,442       876,484
Wang's International, Inc.  Memphis, TN           Material Handling                Dec-92        946,723       333,462     1,280,185
Warren/Kremer/Cmp/Advert    New York, NY          Computers                        Aug-97              0        52,558        52,558
Warren-Taylor Corp.         New York, NY          Restaurant                       Aug-96              0        56,630        56,630
Waterford Hotel Group, Inc. Waterford, CT         Computers                        Mar-93              0        38,174        38,174
Welding Equip & Supply
  Corp.                     Greenwich, CT         Material Handling                Mar-93              0        50,739        50,739
Well Built Radiator
  Manufact-                 Gardena, CA           Manufacturing & Production       Oct-98              0       408,000       408,000
West Coast Video of Falls
  Church                    Falls Church, VA      Computers                        Nov-92              0        32,713        32,713
West Hollywood Printing &
  Copy                      Los Angeles, CA       Printing                         Jan-97              0        39,918        39,918

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--Series E (Continued)
                                   (unaudited)

Original Lessee                                                                   Date         Total          Cash       Acquisition
or Equipment User                Location                  Equipment            Purchased   Financing(1)   Expended(2)     Cost(3)
-----------------           -----------------------  -------------------------  ---------   ------------   -----------   -----------
Western Franchise
  Development, Inc.         Dublin, CA            Restaurant                       Sep-97    $         0   $   284,878  $    284,878
Western Franchise
  Development, Inc.         Dublin, CA            Restaurant                       Oct-97              0       103,584       103,584
Western Giant
  Enterprises, Inc.         Los Angeles, CA       Medical                          Dec-97              0        66,888        66,888
Western Interstate Mortgage Orange, CA            Computers                        Oct-97              0        52,679        52,679
Western Property
  Financial, Inc.           Irvine, CA            Telecommunications               Feb-93              0        27,205        27,205
Western State Univ. Of So.
  Ca                        Fullerton, CA         Other--Books                     Nov-97              0        51,233        51,233
West-Reeves, Inc.           Waxahatchie, TX       Manufacturing & Production       Feb-95              0        34,101        34,101
WFSB TV-3                   Hartford, CT          Telecommunications               May-93              0        65,647        65,647
What's Cooking              Newport Beach, CA     Computers                        Nov-92              0        31,460        31,460
Whelen Engineering Company  Chester, CT           Telecommunications               May-93              0        85,982        85,982
Whiting Products Inc        Hamden, CT            Telecommunications               May-93              0        33,153        33,153
William A Schmidt &
  Sons, Inc.                Chester, PA           Manufacturing & Production       Mar-93              0        28,961        28,961
William Carter Company      Shelton, CT           Telecommunications               May-93              0        47,049        47,049
William Pressley &
  Associates                Cambridge, MA         Computers                        Nov-92              0        25,232        25,232
Willow Oaks Farm, Inc.      Columbia, SC          Restaurant                       Dec-96              0        27,674        27,674
WINK Investment Group       Bloomingdale, IL      Restaurant                       Nov-92              0        30,388        30,388
Winn Associates, Inc.       Foster City, CA       Copiers                          Aug-94              0        30,026        30,026
Winners Hotel And Casino    Winnemucca, NV        Fixtures                         Apr-98              0       416,159       416,159
Wisconsin Color Press, Inc. Milwaukee, WI         Printing                         Jan-98              0        47,272        47,272
Wisconsin Truss, Inc.       Cornell, WI           Computers                        Mar-93              0        26,664        26,664
Witter Gas & Oil            Port Allegany, PA     Fixtures                         Aug-96              0        37,346        37,346
Women's Health Consultants  Chicago, IL           Computers                        Feb-93              0        37,576        37,576
Women's Medical Care        Newburgh, NY          Medical                          Mar-93              0        30,101        30,101
Woodlawn Construction
  Co., Inc.                 Ashland, VA           Computers                        Oct-97              0        28,217        28,217
Woodway Country Club        Darien, CT            Telecommunications               Mar-93              0        28,071        28,071
Worcester Brothers
  Company, Inc.             Baltimore, MD         Manufacturing & Production       Mar-93              0        30,735        30,735
World Gym                   Poughkeepsie, NY      Medical                          Mar-93              0        26,500        26,500
Poughkeepsie, Inc.
World Gym Stamford          Stamford, CT          Medical                          Mar-93              0        25,883        25,883
World Wide Security Systems Garden City, NY       Computers                        Dec-97              0        57,336        57,336
Wymore Ob-Gyn               Windsor, CT           Medical                          Mar-93              0        47,995        47,995
Xerox Corp.                 Webster, NY           Fixtures                         Jan-97        243,065       111,141       354,206
Young Men's Christian
  Center                    Stamford, CT          Fixtures                         Mar-93              0        34,635        34,635
Your Video Productions      Costa Mesa, CA        Video Production                 Sep-97              0        48,296        48,296
Yves' Bistro                Anaheim, CA           Restaurant                       Nov-92              0        28,556        28,556
YWC, Inc.                   Monroe, CT            Telecommunications               Mar-93              0        30,856        30,856
Zbr Publications, Inc.      Haverhill, MA         Printing                         Sep-97              0        46,025        46,025
                            Total Equipment transactions less than $25,000                     1,798,978    59,484,352    61,283,329
                                                                                             -----------  ------------  ------------
                                                                                             $80,961,864  $198,363,604  $279,325,468
                                                                                             ===========  ============  ============

-----------
(1)      This is the financing at the date of acquisition.
(2)      Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999
(3)      Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
     Acquisition of Equipment--Recent Public Programs--Series E (Continued)
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

         The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series E at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

Equipment                                Equipment      Equipment        Total
Category                                  Leases       Financings      Portfolio
--------                                  ------       ----------      ---------
Aircraft                                22,307,742        702,508     23,010,250
Computer Systems                         8,561,647      5,611,135     14,172,782
Rotall Systems                          15,270,263        703,587     15,973,850
Manufacturing & Production              10,175,148      2,726,101     12,901,249
Telecommunications                       7,816,337      2,160,452      9,976,789
Office Furniture & Fixtures              3,391,855      6,105,844      9,497,699
Restaurant Equipment                     1,731,504      2,717,863      4,449,367
Medical                                  1,599,934      1,487,306      3,087,242
Automotive                                  88,406      2,152,555      2,240,961
Construction                               388,964      1,165,769      1,554,753
Miscellaneous                            2,050,483      1,726,473      3,776,956
Material Handling                          787,160        616,833      1,403,993
Sanitation                               1,014,544         39,750      1,054,294
                                        ----------     ----------    -----------
                                        75,184,007     27,916,178    103,100,185
                                        ==========     ==========    ===========

                                    TABLE VI
      Acquisition of Equipment--Prior Public Programs--L.P. Six
                                   (unaudited)

         The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at December 31, 1999


      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
21-44 Utopia Parkway
  Restaurant                Washingtonville, NY  Fixture                          Mar-95     $         0    $   29,650   $    29,650
3 East 48th
  Restaurant, Inc.          New York, NY         Retail                           Jun-94               0        26,897        26,897
A C Color Separators        Los Angeles, CA      Printing                         Feb-95               0        41,118        41,118
A. I. Leasing Inc.          Herndon, VA          Aircraft                         Aug-96      18,186,117     1,409,839    19,595,956
A.F. Salciccia, Inc.        Campbell, CA         Retail                           Apr-94               0        27,931        27,931
A.J.L.C. Inc.               Alamonte Spring, FL  Restaurant                       Dec-95               0        31,118        31,118
A.J.L.C. Inc.               Altamonte Spring, FL Restaurant                       Sep-95               0        39,620        39,620
A.W. Chesterton Company     Stoneham, MA         Copiers                          Jan-96         206,026        14,099       220,126
A.W. Chesterton Company     Stoneham, MA         Manufacturing & Production       Jan-96         118,415        12,062       130,477
A.W. Chesterton Company     Stoneham, MA         Manufacturing & Production       Jan-96         217,267        22,296       239,563
A.W. Chesterton Company     Stoneham, MA         Telecommunications               Jan-96         114,538        11,923       126,461
Act Manufacturing Inc.      Hudson, MA           Computers                        Jan-96         589,879        55,535       645,414
Act Manufacturing Inc.      Hudson, MA           Furniture                        Jan-96          71,318         6,643        77,961
Act Manufacturing Inc.      Hudson, MA           Manufacturing & Production       Jan-96         618,516        64,137       682,653
Act Manufacturing Inc.      Hudson, MA           Telecommunications               Jan-96         134,943        14,228       149,172
Action Printech, Inc.       Westland, MI         Printing                         Feb-95               0       163,066       163,066
Ad Press Communications     Greensboro, NC       Printing                         Feb-95               0        54,897        54,897
Ad-Mat Coasters USA, Inc.   Johnson City, TN     Printing                         Feb-95               0        55,658        55,658
Advance Mailing &
  Fulfillment               Marietta, GA         Printing                         Feb-95               0        32,885        32,885
Advanced Graphics, Inc.     Sandy, UT            Printing                         Feb-95               0        53,999        53,999
Advanco Fore Protection     Montclair, CA        Material Handling                Jul-96               0        44,189        44,189
Advertising Systems, Inc.   Marlton, NJ          Computers                        Jul-96               0        56,727        56,727
Aero Bookbinding            Sterling, VA         Printing                         Feb-95               0        91,318        91,318
Afc Cable Systems Inc.      New Bedford, MA      Manufacturing & Production       Jan-96       2,083,928       233,936     2,317,864
Air Age Images              Valencia, CA         Computers                        Apr-96               0        26,138        26,138
Alaska Air                  Seatle, WA           Transportation                   Mar-95      16,316,603     3,630,337    19,946,940
Alberto's Printing          San Francisco, CA    Printing                         Feb-95               0        26,813        26,813
Alden Graphics, Inc.        Lincoln Park, MI     Printing                         Feb-95               0        55,763        55,763
Alexander & Alexander       Owings Mills, MD     Computers                        Jan-96       2,699,221       347,976     3,047,197
All Pro Photo Lab,Inc.      River Grove, IL      Printing                         Oct-96               0        53,499        53,499
All Star Printing, Inc.     Woodstock, GA        Printing                         Feb-95               0        51,579        51,579
Allen Printing Co.          Nashville, TN        Printing                         Feb-95               0       122,663       122,663
Allied Printing
  Services Inc.             Manchester, CT       Computers                        Jan-96          84,339         7,259        91,598
Allied Printing
  Services Inc.             Manchester, CT       Manufacturing & Production       Jan-96         401,449        54,708       456,157
Alvmar, Inc.                Lawrence, KS         Agriculture                      Mar-95               0        37,934        37,934
American Advertising
  Federation                Washington, DC       Printing                         Feb-95               0        35,792        35,792
American Foundrymen's
  Society                   Des Plaines, IL      Printing                         Feb-95               0        36,551        36,551
Amvets National
  Headquarters              Lanham, MD           Printing                         Feb-95               0        29,071        29,071
Anderson Performance
  Printing                  Cookeville, TN       Printing                         Feb-95               0       580,736       580,736
Antoine Bonsorte            N. Hollywood, CA     Computers                        Aug-96               0        44,049        44,049
ARG Enterprises, Inc.       Newport Beach, CA    Restaurant                       Dec-94               0       583,037       583,037
Arrow Comp, Inc.            West Boylston, MA    Manufacturing & Production       Feb-95               0        55,110        55,110
Artco Printing, Inc.        Boiceville, NY       Printing                         Feb-95               0        69,370        69,370
Artcraft Photo Lab, Inc.    Statesville, NC      Printing                         Feb-95               0        40,079        40,079
Arthur Morgan Publishing
  Co.                       Morton Grove, IL     Computers                        Feb-95               0       237,800       237,800
Asa Solutions, Inc          Scottsdale, AZ       Computers                        Jan-97               0        39,262        39,262
Atlanta Printing & Design   Smyrna, GA           Printing                         Feb-95               0        48,510        48,510
Augat, Inc.                 Mansfield, MA        Computers                        Mar-95       1,111,386        97,107     1,208,493
Augustin Graphics           Fullerton, CA        Printing                         Feb-95               0        72,442        72,442

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Aveka, Inc.                 Woodbury, MN         Manufacturing & Production       Feb-97     $         0    $   49,904   $    49,904
Bailey Oil Co., Inc.        Heyburn, ID          Material Handling                Mar-95               0       115,273       115,273
Banana Blueprint, Inc.      Costa Mesa, CA       Printing                         Feb-95               0        68,351        68,351
Best Shot, Inc.             Landover, MD         Printing                         Feb-95               0        43,209        43,209
Bet Inc.                    Atlanta, GA          Construction                     Dec-95      16,990,448     5,073,822    22,064,270
Birchwood Marketing
  Graphics                  Rancho Cucamong, CA  Computers                        Feb-95               0        27,414        27,414
Bistro 821 Dba, Mikli
  Enterprises, Inc.         Naples, FL           Retail                           Jan-97               0        27,608        27,608
Black Lab, Inc.             Richmond, VT         Printing                         Feb-95               0        35,945        35,945
Blacktop Industries         Kenova, WV           Manufacturing & Production       Aug-95               0        54,335        54,335
Blazing Pages, Inc.         Huntington Beac, CA  Printing                         Feb-95               0       118,039       118,039
Bmg Printing                Holbrook, NY         Printing                         Feb-95               0       121,201       121,201
Boge/Nelson, Inc.           Anaheim, CA          Manufacturing & Production       Feb-95               0        70,269        70,269
Brenlar Investments, Inc.   Novaro, CA           Furniture                        Oct-94               0       312,090       312,090
Brett Corp.                 San Diego, CA        Printing                         Feb-95               0        33,178        33,178
Brett Corp.                 San Diego, CA        Printing                         Feb-95               0        86,013        86,013
Brevard County School Board Melbourne, FL        Printing                         Feb-95               0        43,978        43,978
Brian D. Mudd DDS           Oceanside, CA        Computers                        Aug-95               0        35,593        35,593
Brookville Group, Inc.      Melville, NY         Medical                          May-96               0        37,239        37,239
Brt Video Inc.              Ft. Lauderdale, FL   Computers                        Nov-95               0        50,193        50,193
Burns & Kent, Inc.          Atlanta, GA          Printing                         Feb-95               0        25,609        25,609
Bybee Studios               San Francisco, CA    Computers                        Oct-96               0        30,985        30,985
C&A Industries, Inc.        Omaha, NE            Printing                         Feb-95               0       104,341       104,341
California Bottling Co.     Auburn, CA           Manufacturing & Production       Jan-97               0        34,230        34,230
Camino West Coast Service   Redlands, CA         Computers                        Aug-95               0        32,857        32,857
Carrousel Saloon, Inc.      West Mifflin, PA     Restaurant                       Sep-94               0        94,554        94,554
Cartersville Letter
  Shop, Inc.                Cartersville, GA     Printing                         Feb-95               0        33,952        33,952
Central Typesetting, Inc.   San Diego, CA        Printing                         Feb-95               0       362,431       362,431
Chia Financial Group        Pico Rivers, CA      Retail                           Jan-96               0        30,958        30,958
CIS Corporation             Montvale, NJ         Telecommunications               Nov-96               0     2,753,118     2,753,118
CIS Corporation             Collegeville, PA     Telecommunications               Nov-96       8,265,902     2,880,326    11,146,228
Citi Habitats, Inc.         New York, NY         Computers                        Nov-98               0        72,747        72,747
CJ Printing                 Montclair, CA        Printing                         Feb-95               0        63,150        63,150
Clancy's Inc.               Noblesville, IN      Restaurant                       Oct-96               0       618,000       618,000
Coastal Offset Preparations Santa Ana, CA        Printing                         Feb-95               0        42,061        42,061
Color On Line               New Berlin, WI       Printing                         Feb-95               0        39,236        39,236
Coloredge, Inc.             Newport Beach, CA    Printing                         Feb-95               0       185,685       185,685
Colour Concepts             Riverside, CA        Manufacturing & Production       Feb-95               0       183,665       183,665
Colours Printing & Graphics Irvine, CA           Printing                         Feb-95               0        64,543        64,543
Com/Tech Communication      New York, NY         Manufacturing & Production       Aug-95               0        58,004        58,004
Commercial Food Equipment
  Co.                       Tempe, AZ            Computers                        Jan-97               0        33,299        33,299
Compuflex Systems           Edison, NJ           Computers                        Jun-96               0        99,228        99,228
Concept II Graphics, Inc.   Baltimore, MD        Manufacturing & Production       Feb-95               0       117,790       117,790
Coppinger & Affiliates      Cleveland, TN        Printing                         Feb-95               0        47,018        47,018
Copy Corner, Inc.           San Diego, CA        Printing                         Feb-95               0        25,592        25,592
Corporate Printing, Inc.    Tampa, FL            Printing                         Feb-95               0        30,602        30,602
Creative Directors, Inc.    Coral Gables, FL     Manufacturing & Production       Feb-95               0        26,041        26,041
Creative Playthings         Herndon, PA          Manufacturing & Production       Jun-95         343,336        35,301       378,637
Creative Playthings Ltd.    Framingham, MA       Manufacturing & Production       Jan-96         272,439        30,196       302,634
Creative Playthings Ltd.    Framingham, MA       Material Handling                Jan-96          39,397         4,607        44,004
Creative Printing & Graphic Orlando, FL          Printing                         Feb-95               0        26,196        26,196
Crooks Printing
  Service, Inc.             Hollywood, FL        Printing                         Feb-95               0        27,801        27,801
Crooks Printing
   Service, Inc.            Hollywood, FL        Printing                         Feb-95               0        29,214        29,214

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Cumberland Farms Inc.       Canton, MA           Manufacturing & Production       Oct-95     $         0    $3,200,554   $ 3,200,554
Curtin & Pease/Peneco, Inc. Tampa, FL            Printing                         Feb-95               0        28,549        28,549
Custom Black & White        Santa Ana, CA        Printing                         Feb-95               0        55,227        55,227
D.G.A. Printing, Inc.       Sterling Height, MI  Printing                         Feb-95               0        25,710        25,710
D.S.I. Graphics, Inc.       Irvine, CA           Printing                         Feb-95               0        47,158        47,158
David Levey                 Concord, CA          Restaurant                       Sep-95               0       117,421       117,421
David Levey                 Concord, CA          Restaurant                       Aug-95               0        85,143        85,143
Delco Oil, Inc.             Deland, FL           Fixtures                         Oct-96               0       124,673       124,673
Developmental Dynamics,Inc. Los Angeles, CA      Furniture                        Nov-98               0        35,500        35,500
Dicon Inc.                  Fairlawn, NJ         Manufacturing & Production       Aug-95               0        46,388        46,388
Digit Imaging Centers, Inc. Minneapolis, MN      Computers                        Feb-95               0       163,080       163,080
Diversifax, Inc.            Valley Stream, NY    Manufacturing & Production       Feb-97               0        59,690        59,690
DJ's Woodshop               St. Augustine, FL    Computers                        Oct-96               0        33,377        33,377
DLD Partners                Sand City, CA        Manufacturing & Production       Apr-96               0        30,875        30,875
Doran Printing Co. Inc.     New Brunswick, NJ    Manufacturing & Production       Aug-95               0        31,505        31,505
Doyle Printing & Offset
  Co., Inc.                 Landover, MD         Printing                         Feb-95               0       126,596       126,596
Draughon Brothers, Inc.     Fayetteville, NC     Audio                            Nov-96               0        59,049        59,049
Duncan Oil Company, Inc.    Beavercreek, OH      Fixture                          Mar-94               0       116,421       116,421
E. John Schmitz &
  Sons, Inc.                Sparks, MD           Printing                         Feb-95               0        32,377        32,377
E.R.S. Wash Inc.            Glouster, MA         Restaurant                       Nov-95               0        52,487        52,487
Eagle Graphics, Inc.        Wall, NJ             Printing                         Feb-95               0        49,511        49,511
Eberle Communications Group Mclean, VA           Furniture                        Nov-94               0       119,407       119,407
Economy Motels, Inc.        Shreveport, LA       Fixture                          Jun-94               0        42,320        42,320
Econ-O-Plate, Inc.          Los Angeles, CA      Printing                         Feb-95               0        39,520        39,520
Econ-O-Plate, Inc.          Los Angeles, CA      Printing                         Feb-95               0       316,135       316,135
Editran, Inc.               Milwaukee, WI        Video Production                 Oct-96               0        31,807        31,807
Edwards Graphic Arts, Inc.  Des Moines, IA       Printing                         Feb-95               0        38,291        38,291
Eka Chemical                Marietta, GA         Manufacturing & Production       Sep-98         526,499     1,402,960     1,929,459
Electric Pencil             Los Angeles, CA      Computers                        Feb-95               0        37,768        37,768
Electro Graphics            Fountain Valley, CA  Printing                         Feb-95               0        58,499        58,499
Electronic Publishing
  Services                  Kahului, HI          Printing                         Feb-95               0        88,012        88,012
Eli's, Inc.                 Omaha, NE            Computers                        Feb-95               0        33,797        33,797
Eli's, Inc.                 Omaha, NE            Manufacturing & Production       Mar-95               0       410,745       410,745
Eli's, Inc.                 Omaha, NE            Printing                         Feb-95               0       362,433       362,433
Elk Litho Service, Inc.     Fraser, MI           Printing                         Feb-95               0        35,633        35,633
Elmwood Park Physcl Therapy Elmwood Park, NJ     Medical                          Aug-95               0        38,614        38,614
Enhanced Commnctns          New Castle, DE       Furniture                        Jul-96               0        50,544        50,544
Entrepreneur, Inc.          Irvine, CA           Printing                         Feb-95               0        43,448        43,448
Equinox Travel Inc.         Manhasset, NY        Manufacturing & Production       Aug-95               0        30,195        30,195
Eurocolor Corp.             San Francisco, CA    Office Equipment                 Aug-95               0        27,724        27,724
Ever Ready Printers         San Francisco, CA    Printing                         Feb-95               0        25,092        25,092
Executive Computer Services Clearwater, FL       Printing                         Feb-95               0        27,373        27,373
Eye Four Color, Inc.        Marina Del Rey, CA   Printing                         Feb-95               0        47,067        47,067
F & F General Corp.         Brooklyn, NY         Computers                        Aug-95               0        47,752        47,752
Fairfield Center            East Orange, NJ      Manufacturing & Production       Aug-95               0        50,393        50,393
Fender Mender, Inc.         Ft. Lauderdale, FL   Automotive                       Jan-97               0        60,969        60,969
Fidelity Printing Corp.     Saint Petersbur, FL  Printing                         Feb-95               0        33,213        33,213
Fidelity Printing Corp.     Saint Petersbur, FL  Printing                         Feb-95               0        75,061        75,061
Field Fresh Foods Inc.      Inglewood, CA        Restaurant                       Feb-97               0        55,524        55,524
Fitch Graphics Ltd.         New York, NY         Printing                         Feb-95               0        62,674        62,674
For Color                   Springfield, IL      Printing                         Feb-95               0        25,014        25,014
Fordick Corp.               Lenexa, KS           Manufacturing & Production       Jan-95               0        28,250        28,250
Fox Family Printing         Las Vegas, NV        Printing                         Feb-95               0       115,553       115,553

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Fox Family Printing         Las Vegas, NV        Printing                         Feb-95     $         0    $   51,829   $    51,829
France Croissant, Ltd.      New York, NY         Restaurant                       Oct-96               0        52,450        52,450
Frantz Printing
  Service, Inc.             Dallas, TX           Printing                         Feb-95               0        43,863        43,863
Fredco Manufacturer's       Mission Viego, CA    Computers                        Apr-94               0        26,079        26,079
G & W Enterprises, Inc.     Sacramento, CA       Printing                         Feb-95               0        81,747        81,747
General Computer Corp.      Twinsburg, OH        Computers                        Aug-95               0        46,784        46,784
Gesek's, Inc.               Glen Burnie, MD      Automotive                       Nov-94               0        27,829        27,829
Girardo & Decaro Cardiolo   Philadelphia, PA     Medical                          Aug-95               0        31,874        31,874
Glenville Family Dental     Glenville, NY        Computers                        Aug-95               0        26,209        26,209
Global Graphics, Inc.       Elmhurst, IL         Computers                        Feb-95               0        51,499        51,499
Global Group, Inc.          Fort Worth, TX       Printing                         Feb-95               0        33,277        33,277
Glory Bound                 Nashville, TN        Printing                         Feb-95               0        51,168        51,168
Gopher State Litho Corp.    Minneapolis, MN      Printing                         Feb-95               0        69,910        69,910
Graphicomm                  San Diego, CA        Printing                         Feb-95               0        26,212        26,212
Graphics Plus
  Printing, Inc.            Cortland, NY         Printing                         Feb-95               0       260,067       260,067
Great Impressions, Inc.     Nashville, TN        Printing                         Feb-95               0        42,082        42,082
Greece Central School
  District                  North Greece, NY     Printing                         Feb-95               0        41,635        41,635
Grossmont Medical Center    La Mesa, CA          Computers                        Aug-95               0        27,239        27,239
Guffey Enterprises, Inc.    Mammoth Lakes, CA    Retail                           Jul-96               0        31,757        31,757
H.W. Shepherd & Sons, Inc   Richburg, SC         Manufacturing & Production       Dec-96               0        38,812        38,812
Hafer Marketing Corp.       Clearwater, FL       Manufacturing & Production       Oct-95               0        47,614        47,614
Haig Press, Inc.            Plainview, NY        Printing                         Feb-95               0        48,906        48,906
Haig's Printing             Palm Springs, CA     Printing                         Feb-95               0        33,566        33,566
Hamco Corp.                 Poughkeepsie, NY     Printing                         Feb-95               0       443,524       443,524
Hamco Corp.                 Poughkeepsie, NY     Printing                         Feb-95               0        26,382        26,382
Hampton Pediatric Dental    Southampton, NY      Medical                          Aug-95               0        28,955        28,955
Harvard Pinnacle Group      Harvard, MA          Manufacturing & Production       Aug-95               0        30,535        30,535
Hauppauge Record Manuf.     Hauppauge, NY        Manufacturing & Production       Nov-96               0        65,759        65,759
Healthsmart Inc.            Ossining, NY         Manufacturing & Production       Aug-95               0        36,202        36,202
Heritage Printing &
  Graphics                  Lexington Park, MD   Printing                         Feb-95               0        62,626        62,626
Hodgins Printing Co., Inc.  Batavia, NY          Printing                         Feb-95               0        36,113        36,113
Home Paramount Pest
  Control Co.               Baltimore, MD        Printing                         Feb-95               0        37,676        37,676
Hotopp Associates Limited   New York, NY         Computers                        Feb-96               0        58,646        58,646
Howard Schwartz Recording   New York, NY         Audio Equipment                  Aug-95               0        43,608        43,608
Howard University           Washington, DC       Printing                         Feb-95               0       125,401       125,401
HSM Packaging               Syracuse, NY         Printing                         Feb-95               0        26,008        26,008
Hunt Valley Motor
  Coach, Inc.               Hunt Valley, MD      Computers                        Mar-95               0        34,977        34,977
Ibbetson Enterprises        Mount Laurel, NJ     Manufacturing & Production       Apr-96               0        56,511        56,511
Idom Inc.                   Newark, NJ           Furniture                        Aug-95               0        35,487        35,487
Industrial Printing         Anaheim, CA          Manufacturing & Production       Feb-95               0        52,197        52,197
Ink On Paper Printing Co.   Farmington Hill, MI  Printing                         Feb-95               0        37,979        37,979
Inland Color Graphics       Corona, CA           Printing                         Feb-95               0       201,733       201,733
Inland Color Graphics       Corona, CA           Printing                         Feb-95               0        28,353        28,353
Inland Printworks           Riverside, CA        Printing                         Feb-95               0       110,604       110,604
Institute Publishing, Inc.  Loganville, GA       Printing                         Feb-95               0       227,055       227,055
Institute Publishing, Inc.  Loganville, GA       Printing                         Feb-95               0        27,568        27,568
Institutional Laundry
  Services                  Lakewood, NJ         Manufacturing & Production       Aug-95               0        39,636        39,636
Intellisys Technology Corp. Fairfax, VA          Printing                         Feb-95               0        28,768        28,768
Interactive Sites, Inc.     Phoenix, AZ          Office Equipment.                Nov-96               0        28,701        28,701
Inter-Link Investment       Visalia, CA          Furniture                        Jun-96               0        55,078        55,078
International Circuits &
  Components                Anaheim, CA          Computers                        Jul-96               0        59,350        59,350
International Software      Frederick, MD        Printing                         Feb-95               0        50,695        50,695

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
International Software      Frederick, MD        Printing                         Feb-95     $         0    $  177,146   $   177,146
International Software      Frederick, MD        Printing                         Feb-95               0        42,216        42,216
Intersolv, Inc.             Rockville, MD        Computers                        Dec-94         956,149        99,775     1,055,923
Intersolve, Inc.            Rockville, MD        Computers                        Mar-95       2,373,543       314,047     2,687,590
Interstate Graphics         Dayton, OH           Printing                         Feb-95               0        58,119        58,119
IPS Corporation             Gardena, CA          Printing                         Feb-95               0        26,606        26,606
Isons Kwick Printing Center Winter Park, FL      Printing                         Feb-95               0        36,636        36,636
J & B Finishing             Tucker, GA           Printing                         Feb-95               0        47,067        47,067
J & M Ventures              Morgan Hill, CA      Manufacturing & Production       Apr-96               0        54,083        54,083
J & M Ventures, Inc.        Morgan Hill, CA      Manufacturing & Production       Mar-96               0        46,382        46,382
J & R Graphics, Inc.        Hanover, MA          Printing                         Feb-95               0       207,509       207,509
J K Strauss, Inc.           Indianapolis, IN     Printing                         Feb-95               0        26,872        26,872
J.M. Rosen Corp.            Petaluma, CA         Retail                           Jul-96               0        50,375        50,375
Jaguar Litho, Inc.          Anaheim, CA          Computers                        Feb-95               0       166,979       166,979
Jimmy the Printer           Upland, CA           Printing                         Feb-95               0        48,982        48,982
John M. Riddle              Mendota, CA          Medical                          Feb-96               0        58,295        58,295
Joseph Sansevere DMD        Flemington, NJ       Medical                          Aug-95               0        41,026        41,026
JP Graphics & Printing      Lake Elsinore, CA    Printing                         Feb-95               0        27,996        27,996
JRS Trucking, Inc. & A & J
  Container                 Springfld Gdns, NY   Material Handling                Jan-97               0        31,079        31,079
K T Press                   Orlando, FL          Printing                         Feb-95               0        49,745        49,745
K.C. Gutenberg, Inc.        Phoenix, AZ          Printing                         Feb-95               0       249,944       249,944
Kaminer & Thomson, Inc.     Charlottesville, VA  Printing                         Feb-95               0       122,579       122,579
Kandall Fabr. & Supply      East Rutherford, NJ  Computers                        Aug-95               0        32,696        32,696
Kennel-Aire, Inc.           Plymouth, MN         Fixtures                         Nov-96               0        43,777        43,777
Kevin Berg & Assoc., Inc.   Chicago, IL          Office Equipment.                Nov-96               0        57,676        57,676
Keystone Custodian Funds    Boston, MA           Computers                        Mar-95       2,000,558       242,355     2,242,913
Keystone Investment Mgmt
  Co.                       Boston, MA           Computers                        Sep-95         421,324        49,527       470,851
Kilpatrick Graphics         Marietta, GA         Manufacturing & Production       Feb-95               0        48,083        48,083
Kilpatrick Graphics         Marietta, GA         Printing                         Feb-95               0        34,382        34,382
Kilpatrick Graphics         Marietta, GA         Printing                         Feb-95               0        34,230        34,230
Kings Smile Dental &
  Medical                   Brooklyn, NY         Medical                          Aug-95               0        34,647        34,647
Knight's Inc.               Beebe, AR            Retail                           Oct-95               0       128,694       128,694
Knight'S Inc.               Beebe, AR            Retail                           Jun-95               0       125,141       125,141
Kobayashi Electronics Corp. Long Beach, CA       Furniture                        Jan-97               0        31,584        31,584
Kochar/Gurprett MD          Ridley Park, PA      Medical                          Aug-95               0        41,546        41,546
Kohn, Inc.                  Owings Mills, MD     Printing                         Feb-95               0        51,178        51,178
Kolton/Shimlock & Gruss     New York, NY         Medical                          Aug-95               0        29,853        29,853
Korobkin & Associates       Irvine, CA           Computers                        Feb-95               0        25,614        25,614
Kovin Corp., Inc.           San Diego, CA        Printing                         Feb-95               0        26,330        26,330
L.A.W. Development Corp.    N. Miami Beach, FL   Restaurant                       Jul-96               0        36,386        36,386
La Grange Printers, Inc.    La Grange, IL        Printing                         Feb-95               0        36,537        36,537
Laberge Printers, Inc.      Orlando, FL          Printing                         Feb-95               0        27,512        27,512
Laguna Graphic Design       Irvine, CA           Printing                         Feb-95               0        25,076        25,076
Laguna Graphics Arts        Irvine, CA           Printing                         Feb-95               0        49,380        49,380
Lasergraphics Printing      Torrance, CA         Printing                         Feb-95               0        45,049        45,049
Laws Technology, Inc.       Hickory, NC          Manufacturing & Production       Jul-96               0        46,205        46,205
Leavens Awards Co Inc.      Attleboro, MA        Computers                        Aug-95               0        54,711        54,711
Legend Lithograph           Van Nuys, CA         Printing                         Feb-95               0        30,884        30,884
Lenexa Dental Group
  Chartered                 Lenexa, KS           Telecommunications               Dec-94               0        35,338        35,338
Lettermen Inc.              Blane, MN            Manufacturing & Production       Sep-95               0        26,525        26,525
Limra International Inc.    Windsor, CT          Computers                        Jan-96         490,477        46,494       536,971
Lisa M Mcconnell, Inc.      San Diego, CA        Printing                         Feb-95               0       104,938       104,938

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Litho Impressions, Inc.     Temple Hills, MD     Printing                         Feb-95     $         0    $  195,078   $   195,078
Litho Legends, Inc.         Fairfax, VA          Printing                         Feb-95               0        34,845        34,845
Lodge Laser Graphics        Las Vegas, NV        Printing                         Feb-95               0        40,214        40,214
Lote Enterprises            Chicago, IL          Restaurant                       Feb-96               0        30,415        30,415
Lotus Productions Inc       Atlanta, GA          Video Production                 Oct-96               0        43,639        43,639
Lowes & Kendis, Inc.        Tustin, CA           Computers                        Feb-95               0       343,309       343,309
M Copiers, Inc.             San Diego, CA        Printing                         Feb-95               0        58,378        58,378
Mac Press Group, Inc.       Hyde Park, MA        Printing                         Feb-95               0       209,961       209,961
Main Office Supply          Coshocton, OH        Printing                         Feb-95               0        42,963        42,963
Manufacturer's Products     Warren, MI           Manufacturing & Production       Sep-96               0       258,267       258,267
Manufacturers Products Co.  Warren, MI           Manufacturing & Production       Dec-95               0       846,717       846,717
Manufacturers Products Co.  Warren, MI           Manufacturing & Production       Apr-96               0       218,566       218,566
Marick, Inc.                Phoenix, AZ          Printing                         Feb-95               0        52,869        52,869
Mario G. Loomis MD PC       Middletown, NY       Computers                        Aug-95               0        31,252        31,252
Mark Levenson MD            New York, NY         Medical                          Aug-95               0        37,475        37,475
Mark Popkin MD              Morristown, NJ       Medical                          Aug-95               0        31,076        31,076
Marsh Printing, Inc.        Gainesville, FL      Printing                         Feb-95               0        28,217        28,217
Mates Graphics Corp.        Clifton, NJ          Computers                        Mar-96               0        36,865        36,865
Max Loftin's Quality
  Graphics                  Santa Ana, CA        Printing                         Feb-95               0       326,634       326,634
Mazhar Elamir MD            Jersey City, NJ      Medical                          Aug-95               0        41,805        41,805
McK's Tavern dba,
  Claddagh, Inc.            New Smyrna Bch., FL  Retail                           Feb-97               0        28,212        28,212
Mega Mart Inc.              Astoria, NY          Retail                           Aug-95               0        45,774        45,774
Mekong Printing             Santa Ana, CA        Printing                         Feb-95               0       137,276       137,276
Mekong Printing             Santa Ana, CA        Printing                         Feb-95               0        65,238        65,238
Mel Printing Co., Inc.      Melvindale, MI       Printing                         Feb-95               0        36,206        36,206
Melco Group, Inc.           Fishers, IN          Printing                         Feb-95               0        36,193        36,193
Meldrum Associates, Inc.    Sommersville, NJ     Computers                        Jul-96               0        29,419        29,419
Merlin Group                Colorado Spring, CO  Fixtures                         Jul-96               0        44,404        44,404
Met Food Dba, JCA Food Corp Jamaica, NY          Fixtures                         Jan-97               0        51,937        51,937
Metro Graphics, Inc.        Orlando, FL          Printing                         Feb-95               0        52,588        52,588
Michael Gershanok DDS       Scarsdale, NY        Medical                          Aug-95               0        27,174        27,174
Microtrek Enterprises Inc.  New York, NY         Telecommunications               Jun-95               0        44,888        44,888
Millflow Spice Corp.        Lindenhurst, NY      Manufacturing & Production       Aug-95               0        29,345        29,345
Miltburne Drug Co.          Melrose Park, IL     Retail                           Aug-95               0        33,425        33,425
Mini-Maid Systems, Inc.     Coeur D Alene, ID    Printing                         Feb-95               0       289,781       289,781
Mise En Place Inc.          Tampa, FL            Computers                        Mar-96               0        27,086        27,086
Mixed Media Dba, Martin
  Bamanian                  Glendale, CA         Printing                         Feb-97               0        36,547        36,547
Modern Age Business Forms   Phoenix, AZ          Manufacturing & Production       Feb-95               0        52,456        52,456
Mohammed Jawed              Garland, TX          Manufacturing & Production       Jun-95               0        31,828        31,828
Monabeth'S, Inc.            Bluefield, WV        Restaurant                       Nov-98               0        27,916        27,916
Monitor, Co.                Cambridge, MA        Computers                        Jun-95         779,370        58,517       837,887
Moon & Stars Specialty
  Foods                     Los Angeles, CA      Restaurant                       Jun-95               0        28,043        28,043
Morgan's Creative
  Restaurant                Beachwood, OH        Restaurant                       Jun-95               0       138,653       138,653
Morris Lithostrippers       Anaheim, CA          Printing                         Feb-95               0        30,619        30,619
Moss Beach Distillery       Moss Beach, CA       Restaurant                       Oct-96               0        50,757        50,757
Multi-Image Graphics, Inc.  Buffalo, NY          Manufacturing & Production       Feb-95               0       115,349       115,349
My Own Printing Co.         Anaheim, CA          Printing                         Feb-95               0        27,654        27,654
N.Y.C.B. Enterprises,Inc.   Parsipanny, NJ       Restaurant                       Oct-96               0        32,948        32,948
Nanda D'Aleo DDS            Inwood, NY           Medical                          Aug-95               0        34,230        34,230
Nassau County Eye
  Associcates               Garden City, NY      Medical                          Aug-95               0        29,907        29,907
National Wire Alloy, Inc.   Fountain Inn, SC     Manufacturing & Production       Nov-94               0        33,180        33,180
Nationwide Business Systems Norcross, GA         Printing                         Feb-95               0        29,922        29,922

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Needleworks Inc.            Millersburg, PA      Manufacturing & Production       Aug-95     $         0    $   48,740   $    48,740
Nehoc Enterprises           Coral Springs, FL    Manufacturing & Production       Jul-96               0        53,029        53,029
Network Circuit
  Technologies              Redmond, WA          Manufacturing & Production       Nov-95               0        93,598        93,598
Network Printing, Inc.      Gaithersburg, MD     Manufacturing & Production       Feb-95               0        39,297        39,297
News World
  Communications, Inc.      Washington, DC       Manufacturing & Production       Feb-95               0       204,921       204,921
Newscape Technology         Seattle, WA          Computers                        Jul-96               0        61,213        61,213
NFA Corp.                   Chestnut Hill, MA    Manufacturing & Production       Jan-96       2,251,872       260,524     2,512,396
Niehaus Ryan Group          S.San Francisco, CA  Furniture                        Oct-96               0        50,255        50,255
Nix Printing                Columbus, GA         Printing                         Feb-95               0        41,675        41,675
No Anchovies Italian
  Restaurant                Palm Beach, FL       Restaurant                       Mar-95               0       205,485       205,485
Norman Smith MD             Florham Park, NJ     Computers                        Aug-95               0        30,802        30,802
Nyt Video News
  International             Conshohocken, PA     Manufacturing & Production       Aug-95               0        25,421        25,421
Oakdale Printing            Pleasant Ridge, MI   Printing                         Feb-95               0        40,176        40,176
Occupational & Hand Therapy Orland Park, IL      Manufacturing & Production       Aug-95               0        26,237        26,237
Ocean Medical Group PC      Brooklyn, NY         Medical                          Aug-95               0        26,111        26,111
Ohio Clinic For Aesthetic
  C/O                       Westlake, OH         Medical                          Aug-95               0        30,250        30,250
Old Dominion Freight Line   Highpoint, NC        Manufacturing & Production       Mar-95         402,443        42,460       444,903
Omni Printing, Inc.         Clearwater, FL       Printing                         Feb-95               0       141,345       141,345
Onfopower Internat'L.,Inc.  Heathrow, FL         Furniture                        Oct-96               0        52,450        52,450
Open Development Corp.      Norwood, MA          Computers                        Apr-96               0        55,125        55,125
Open Development Corp.      Norwood, MA          Computers                        Jun-96               0        53,303        53,303
Orange County Nameplate
  Co., Inc.                 Santa Fe Spring, CA  Printing                         Feb-95               0        35,942        35,942
Orthodontics For Children   Haddonfield, NJ      Medical                          Aug-95               0        27,807        27,807
Output                      San Francisco, CA    Printing                         Feb-95               0        36,829        36,829
Ozark Printing, Inc.        Ozark, MO            Printing                         Feb-95               0        61,954        61,954
Pacific Bagel Partners,
  L.P.                      Rancho Snta Mar, CA  Restaurant                       Jan-97               0       304,273       304,273
Pacific Equity Services     Vancouver, WA        Computers                        Jul-96               0        50,127        50,127
Pacific Homes               Woodland Hills, CA   Telecommunications               Mar-96               0        31,272        31,272
Pacific Homes               Woodland Hills, CA   Telecommunications               Apr-96               0        32,562        32,562
Pacific West Litho, Inc.    Anaheim, CA          Printing                         Feb-95               0       118,017       118,017
Palm Print, Inc.            West Palm Beach, FL  Printing                         Feb-95               0        27,921        27,921
Patricia L. Johnson DMD     Philadelphia, PA     Medical                          Aug-95               0        32,381        32,381
Peninsula Blueprint, Inc.   Mountain View, CA    Computers                        Mar-96               0        31,270        31,270
Peninsula Printing
  Corporation               Newport News, VA     Printing                         Feb-95               0        37,967        37,967
People'S Value
  Services, Inc.            West Orange, NJ      Fixtures                         Jan-97               0        25,461        25,461
Performance Press, Inc.     Orlando, FL          Printing                         Feb-95               0        67,956        67,956
Portland General Electric   Portland, OR         Material Hndlng                  Dec-98               0     3,801,108     3,801,108
Phillips Productions, Inc.  Dallas, TX           Video Production                 Jun-94               0        82,844        82,844
Phoenix Manufacturers Inc.  Mcallen, TX          Manufacturing & Production       Aug-95               0        27,816        27,816
Photo Finish                Las Vegas, NV        Manufacturing & Production       Aug-95               0        26,758        26,758
Pioneer Press, Inc.         Rockville, MD        Printing                         Feb-95               0        49,752        49,752
Platinum
  Communications Inc.       Dallas, TX           Computers                        Feb-96               0        37,781        37,781
Ponte Vedra Printing, Inc.  Ponte Vedra Bea, FL  Printing                         Feb-95               0        43,480        43,480
Popcorn Press, Inc.         Troy, MI             Printing                         Feb-95               0       150,780       150,780
Post Modern Edit, Inc.      Santa Ana, CA        Video Production                 Jan-97               0        37,456        37,456
Potomac Press, Inc.         Sterling, VA         Printing                         Feb-95               0        40,861        40,861
Precision Converter         Oxford, PA           Printing                         Feb-95               0        51,328        51,328
Precision Graphics          Amherst, NY          Printing                         Feb-95               0        36,038        36,038
Precision Pallets & Lumber  Addison, PA          Manufacturing & Production       Aug-95               0        33,215        33,215
Precision Pre Press, Inc.   Burke, VA            Printing                         Feb-95               0        61,335        61,335
Press Express, Inc.         Hanover, MD          Printing                         Feb-95               0        35,157        35,157
Prestige Graphics, Inc.     New Berlin, WI       Printing                         Feb-95               0       135,363       135,363

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Prestige Graphics, Inc.     Las Vegas, NV        Printing                         Feb-95     $         0    $   40,349   $    40,349
Prestige Graphics, Inc.     New Berlin, WI       Printing                         Feb-95               0        29,542        29,542
Primary Color Systems
  Corporation               Irvine, CA           Printing                         Feb-95               0        58,058        58,058
Prime Mover                 Irvine, CA           Printing                         Feb-95               0        33,823        33,823
Print Perfect, Inc.         Batavia, IL          Printing                         Feb-95               0        63,112        63,112
Print Rite Printing &
  Graphics                  San Diego, CA        Printing                         Feb-95               0        25,416        25,416
Printastic, Inc.            Carlsbad, CA         Printing                         Feb-95               0        75,619        75,619
Printing By Rodney          Campbell, CA         Printing                         Feb-95               0        86,395        86,395
Printing Gallery            Florence, KY         Printing                         Feb-95               0        77,448        77,448
Printing Impressions, Inc.  Pompano Beach, FL    Printing                         Feb-95               0        31,980        31,980
Prism Printing & Design     Warren, NJ           Printing                         Aug-95               0        35,752        35,752
Professional Litho
  Art, Inc.                 Minneapolis, MN      Printing                         Feb-95               0       111,430       111,430
Professional Packaging      Fairfield, NJ        Manufacturing & Production       Aug-95               0        28,250        28,250
Prospect Park Press, Inc.   West Chesterfie, NH  Printing                         Feb-95               0       106,705       106,705
Proteus Typography, Inc.    Palo Alto, CA        Printing                         Feb-95               0        94,788        94,788
Prout/Ross Dds Inc.         Tarzana, CA          Medical                          Aug-95               0        28,304        28,304
PRW Holding Corporation     Greenwich, CT        Retail                           Apr-94               0        27,050        27,050
Psinet Inc.                 Herndon, VA          Telecommunications               Aug-95               0     1,626,078     1,626,078
Quality House Envelope      Grants Pass, OR      Printing                         Feb-95               0        37,306        37,306
Quality Printing
  Services, Inc.            Athens, TN           Printing                         Feb-95               0        83,981        83,981
Quick Print & Bindery of
  Florida                   Tallahassee, FL      Printing                         Feb-95               0       100,769       100,769
R Martin Printing &
  Design, Inc.              Costa Mesa, CA       Printing                         Feb-95               0        34,916        34,916
Racing Technology Corp.     Milwaukee, WI        Video Production                 Nov-96               0        53,819        53,819
Rainbow Printing, Inc.      Marietta, GA         Printing                         Feb-95               0       240,561       240,561
Rainbow Printing, Inc.      Marietta, GA         Printing                         Feb-95               0        29,592        29,592
Rainbow Property Mgt.       West Orange, NJ      Computers                        Aug-96               0        33,658        33,658
Raymond Access Limited      Mansfield, UK        Construction                     Aug-98         560,462       142,269       702,731
Reading Cleaner &
  Tailoring In              Reading, MA          Manufacturing & Production       Jun-95               0        43,243        43,243
Rehabilitation Associates   Utica, NY            Manufacturing & Production       Aug-95               0        37,152        37,152
Reliance Graphics, Inc.     Marietta, GA         Printing                         Feb-95               0        56,332        56,332
River Valley Family Medical Barryville, NY       Manufacturing & Production       Aug-95               0        45,114        45,114
Rmh Sales & Marketing       Wynnewood, PA        Manufacturing & Production       Aug-95               0        28,478        28,478
Robertshaw Controls Co.     New Stanton, PA      Manufacturing & Production       Oct-95          49,806         5,904        55,711
Robertshaw Controls Co.     Kittery, ME          Manufacturing & Production       Oct-95         114,190        14,239       128,428
Roc Communities, Inc.       Ellenton, FL         Manufacturing & Production       Aug-96               0        63,149        63,149
Rose Casual Dining Inc.     Newtown, PA          Restaurant                       Sep-95               0       268,961       268,961
Royal Business Group, Inc.  Oceanside, CA        Printing                         Feb-95               0       393,783       393,783
Royal Press of Central
  Florida                   Longwood, FL         Printing                         Feb-95               0        44,349        44,349
RPM Color Graphics          San Diego, CA        Printing                         Feb-95               0        67,066        67,066
RSE, Inc.                   Bakersfield, CA      Printing                         Feb-95               0       184,184       184,184
Ryden, Inc.                 Austin, TX           Printing                         Feb-95               0       111,669       111,669
Santoro Printing            North Hollywood, CA  Printing                         Feb-95               0        28,846        28,846
Satterwhite Printing
  Co., Inc.                 Richmond, VA         Manufacturing & Production       Feb-95               0        41,603        41,603
Scannercraft, Inc.          Salt Lake City, UT   Computers                        Feb-95               0        98,903        98,903
Schmidt-Fletcher Medical    Newton, NJ           Medical                          Aug-95               0        31,209        31,209
Schonfeld Securities, Inc.  Jericho, NY          Furniture                        Dec-94               0       362,371       362,371
Sciandra Enterprises, Inc.  Jacksonville, FL     Printing                         Feb-95               0        33,110        33,110
Scores International, Inc.  Boston, MA           Audio                            Feb-97               0        25,206        25,206
Scott E. Newman MD PC       Yonkers, NY          Medical                          Aug-95               0        28,054        28,054
Scott-Merriman, Inc.        Dallas, TX           Printing                         Feb-95               0        35,583        35,583
Sentinel Printing Co., Inc. Saint Cloud, MN      Printing                         Feb-95               0        45,234        45,234
Shasta Graphics, Inc.       El Toro, CA          Printing                         Feb-95               0        35,003        35,003
Shasta Graphics, Inc.       El Toro, CA          Printing                         Feb-95               0       189,656       189,656

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Shriji Corp.                Gallup, NM           Furniture                        Mar-94     $         0    $  138,094   $   138,094
Siebe North Inc.            Rockford, IL         Manufacturing & Production       Sep-95         242,278        23,016       265,294
Siebe North Inc.            Cranston, RI         Manufacturing & Production       Sep-95         151,257        14,561       165,818
Simon/Drabkin & Margulies   New York, NY         Computers                        Aug-95               0        26,705        26,705
Sir Speedy Printing         Canoga Park, CA      Printing                         Feb-95               0        35,056        35,056
Smith Lithographic
  Arts, Inc.                Tustin, CA           Printing                         Feb-95               0       146,438       146,438
Smithkline Beecham
  Clinical Labs, Inc.       Collegeville, PA     Telecommunications               Jun-97               0        78,627        78,627
Snewo Graphics, Inc.        Tempe, AZ            Printing                         Feb-95               0        41,548        41,548
So. Island Medical
  Associates                Far Rockaway, NY     Medical                          Aug-95               0        26,955        26,955
Somers Leasing Corp.        Somers, NY           Medical                          Feb-97               0        25,817        25,817
Sound Chamber Records       N. Hollywood, CA     Audio                            Jan-97               0        39,986        39,986
Spc Semaan Printing
  Co., Inc.                 Placentia, CA        Printing                         Feb-95               0        57,450        57,450
Spectrum Graphics           Roswell, GA          Printing                         Feb-95               0        26,888        26,888
Spectrum Press, Inc.        Richmond, VA         Manufacturing & Production       Feb-95               0        25,090        25,090
Spectrum Press, Inc.        Richmond, VA         Manufacturing & Production       Feb-95               0        72,886        72,886
Spectrum Press, Inc.        Richmond, VA         Printing                         Feb-95               0        32,051        32,051
Spectrum Press, Inc.        Richmond, VA         Printing                         Feb-95               0        28,300        28,300
Spectrum Press, Inc.        Richmond, VA         Printing                         Feb-95               0        48,353        48,353
Spectrum Press, Inc.        Richmond, VA         Printing                         Feb-95               0        98,636        98,636
Speedy Bindery, Inc.        San Diego, CA        Printing                         Feb-95               0        32,003        32,003
Speedy Bindery, Inc.        San Diego, CA        Printing                         Feb-95               0       150,175       150,175
Spindler/Andre & Bellovin   Bayside, NY          Medical                          Aug-95               0        31,398        31,398
St. Bernard R.C. Church     Levittown, NY        Manufacturing & Production       Aug-95               0        36,862        36,862
St. George Quality Car
  Wash, Inc.                St.George, UT        Manufacturing & Production       Feb-97               0        25,380        25,380
St. Joseph's University     Philadelphia, PA     Manufacturing & Production       Feb-95               0        38,535        38,535
St. Mary's Children         Syosset, NY          Computers                        Jun-94               0        42,682        42,682
St. Mary's Children         Syosett, NY          Computers                        Dec-94               0        91,213        91,213
Staines, Inc.               Somerdale, NJ        Printing                         Feb-95               0        25,209        25,209
Standard-Hart Printing
  Co., Inc.                 Topeka, KS           Manufacturing & Production       Feb-95               0       233,870       233,870
Starr Printing Co.          Casselberry, FL      Printing                         Feb-95               0        25,970        25,970
Staunton-Chow Engineers     Jersey City, NJ      Furniture                        Oct-96               0        52,752        52,752
Sterling Litho              Placentia, CA        Printing                         Feb-95               0       153,287       153,287
Stinnett Printing           Maryville, TN        Printing                         Feb-95               0        26,032        26,032
Strube Packing Co.          Rowena, TX           Restaurant                       Jul-96               0        34,204        34,204
Sun Photo                   Morehead City, NC    Printing                         Feb-95               0        48,400        48,400
Supreme Printing Co.        Dallas, TX           Printing                         Feb-95               0       204,496       204,496
Swell Printing              Irvine, CA           Printing                         Feb-95               0       191,289       191,289
T W Recreational
  Services, Inc.            Yellowstone Nat, WY  Printing                         Feb-95               0        34,014        34,014
T.B.G. of Flushing, Inc.    Whitestone, NY       Restaurant                       Nov-94               0       309,000       309,000
Takahiro Kono, Inc.         Honolulu, HI         Printing                         Feb-95               0        29,220        29,220
Tani Farms, Inc.            Santa Maria, CA      Manufacturing & Production       Oct-96               0        55,551        55,551
Taufig Ahmed                Ft. Worth, TX        Manufacturing & Production       Apr-95               0        27,720        27,720
TBJ Graphic Arts
  Supply, Inc.              Coventry, RI         Computers                        Feb-95               0        29,602        29,602
Technical Graphics Services Severna Park, MD     Manufacturing & Production       Feb-95               0        38,390        38,390
Technographics              Pontiac, MI          Printing                         Feb-95               0        89,093        89,093
Teleproduction Systems      Santa Monica, CA     Video Production                 Nov-98               0        49,592        49,592
Tendler Printing, Inc.      Mableton, GA         Printing                         Feb-95               0       104,956       104,956
Terrapin Cleaners, Inc.     Ft. Lauderdale, FL   Manufacturing & Production       Sep-94               0        27,001        27,001
Terry W. Slaughter DDS      Salinas, CA          Computers                        Aug-95               0        40,120        40,120
Terry'S Autobody & Paint    Oceanside, CA        Computers                        Aug-95               0        27,953        27,953
Texas Utilities
  Services Inc.             Dallas, TX           Telecommunications               Mar-97               0        46,349        46,349
Texas Utilities
  Services Inc.             Dallas, TX           Telecommunications               Mar-97         186,715        31,830       218,545

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Texas Utilities
  Services, Inc.            Dallas, TX           Telecommunications               Dec-97     $         0    $  139,209   $   139,209
Tex-World, Inc.             Marietta, GA         Manufacturing & Production       Oct-96               0        50,287        50,287
The Art Department of Rome  Rome, GA             Printing                         Feb-95               0        30,291        30,291
The Automobile Club of
  Missouri                  Saint Louis, MO      Manufacturing & Production       Feb-95               0       113,154       113,154
The Bagel Peddler Inc.      Tallahassee, FL      Restaurant                       Nov-95               0        42,669        42,669
The Barton-Gillet Co., Inc. Baltimore, MD        Computers                        Feb-95               0        36,207        36,207
The Big Room                Irvine, CA           Printing                         Feb-95               0       124,780       124,780
The Elson Sudi Corporation  Pittsburgh, PA       Printing                         Feb-95               0        25,669        25,669
The Fisher Co.              Grand Rapids, MI     Printing                         Feb-95               0        25,456        25,456
The Fisher Co.              Grand Rapids, MI     Printing                         Feb-95               0        96,944        96,944
The Foxboro Company         Foxboro, MA          Computers                        Mar-95       2,719,251       344,980     3,064,231
The Foxboro Company         Foxboro, MA          Computers                        Jun-95       1,226,129        88,589     1,314,718
The Foxboro Company         Foxboro, MA          Manufacturing & Production       Dec-94       2,208,437       318,179     2,526,616
The George Group Inc.       Dallas, TX           Audio Equipment                  Feb-96               0        47,167        47,167
The Grand Union Company     Wayne, NJ            Retail                           Mar-94               0       285,267       285,267
The Monitor Company         Cambridge, MA        Computers                        Mar-95       2,436,477       196,773     2,633,250
The Print Shop              Orlando, FL          Printing                         Feb-95               0        42,838        42,838
The Print Shop              Orlando, FL          Printing                         Feb-95               0        44,990        44,990
The Printery                Greensboro, NC       Printing                         Feb-95               0        30,954        30,954
The Printing Gallery        Florence, KY         Printing                         Feb-95               0        39,198        39,198
The Printing Standard Corp. Kennesaw, GA         Printing                         Feb-95               0        36,554        36,554
The Printmaker Ltd.         Santa Fe, NM         Manufacturing & Production       Feb-95               0        37,174        37,174
The Proceres
  Companies, Inc.           Savage, MD           Construction                     Nov-94               0        32,848        32,848
The West Company            Lionville, PA        Manufacturing & Production       Mar-95         754,335       100,354       854,689
The World & News
  Communications            Washington, DC       Computers                        Feb-95               0       107,248       107,248
Thorpe Printing
  Services, Inc.            Marysville, MI       Printing                         Feb-95               0       499,345       499,345
Thunder Audio Inc.          Lincoln Park, MI     Audio Equipment                  Jan-96               0        61,281        61,281
Thunderbird Press           Titusville, FL       Printing                         Feb-95               0        90,708        90,708
TJ Printing, Inc.           New Berlin, WI       Printing                         Feb-95               0        40,678        40,678
TLC Printing & Copying
  Co., Inc.                 Metairie, LA         Printing                         Feb-95               0        50,498        50,498
Tollgate Laundry Ctr        Groton, CT           Manufacturing & Production       Aug-96               0        43,057        43,057
Tomken Die Cutting, Inc.    Opa Locka, FL        Printing                         Feb-95               0        47,916        47,916
Trade Bindery, Inc.         Fort Lauderdale, FL  Manufacturing & Production       Feb-95               0        26,310        26,310
Trade Bindery, Inc.         Fort Lauderdale, FL  Printing                         Feb-95               0        39,030        39,030
Truck Toys, Inc.            Sedro Wooley, WA     Automotive                       Jul-96               0        34,777        34,777
Turning Point Rock, Llc Dba Denver, CO           Manufacturing & Production       Nov-98               0        45,997        45,997
Twin Rivers Printing        Madison, NC          Manufacturing & Production       Feb-95               0        45,105        45,105
Typography Plus, Inc.       Dania, FL            Printing                         Feb-95               0        38,994        38,994
Ultrasound Health Systems   Brooklyn, NY         Medical                          Aug-95               0        29,194        29,194
Ultrasound Hlth.Sys Inc.    Brooklyn, NY         Medical                          Oct-96               0        48,823        48,823
United Consumers Club       San Diego, CA        Telecommunications               Jan-97               0        37,437        37,437
Universal Press Ltd.        San Clemente, CA     Printing                         Feb-95               0        34,585        34,585
Universal Press Ltd.        San Clemente, CA     Printing                         Feb-95               0        30,290        30,290
University Residential      Bridgeport, CT       Furniture                        Jun-96               0        58,986        58,986
Unlimited Design
  Resources, Inc.           Lawrenceville, GA    Manufacturing & Production       Jan-97               0        42,362        42,362
US Exterior Distributors    Phoenix, AZ          Telecommunications               Apr-96               0        33,478        33,478
U-Save Auto Rental of
  America                   Hanover, MD          Printing                         Feb-95               0        38,371        38,371
V I P Printing, Inc.        Hauppauge, NY        Printing                         Feb-95               0        44,860        44,860
Versatype, Inc.             Long Beach, CA       Printing                         Feb-95               0        39,883        39,883
Video Plaza                 Milford, CT          Furniture                        Mar-95               0        29,923        29,923
Viking Bakery dba, BCR
  Viking Bake Shop          Denville, NJ         Restaurant                       Jan-97               0        27,938        27,938

      Original Lessee                                                             Date          Total          Cash      Acquisition
     or Equipment User            Location                Equipment            Purchased     Financing(1)    Expended(2)    Cost(3)
     -----------------            --------                ---------            ---------     ------------    -----------    -------
Viking Color
  Separations, Inc.         Fairfield, CT        Printing                         Feb-95     $         0    $   79,584   $    79,584
Village Of Freeport Inc.    Freeport, NY         Office Equipment                 Aug-95               0        39,090        39,090
Vinings Printing Co., Inc.  Atlanta, GA          Printing                         Feb-95               0        44,873        44,873
Vinro, Inc.                 Albuquerque, NM      Printing                         Feb-97               0        45,331        45,331
W C G P, Inc.               Van Nuys, CA         Printing                         Feb-95               0        63,728        63,728
Warners,A Div.Of Warnaco    Bridgeport, CT       Fixtures                         Nov-96               0        27,722        27,722
Warren & Stiles, Inc.       Calhoun, GA          Printing                         Feb-95               0        58,612        58,612
Wayne Provision Co.         Vernon, CA           Manufacturing & Production       Apr-96               0        56,374        56,374
Wegman Companies, Inc.      Rochester, NY        Computers                        Nov-94               0       103,000       103,000
Westcott Press, Inc.        Altadena, CA         Printing                         Feb-95               0       316,150       316,150
Westwind Forms & Graphics   San Diego, CA        Printing                         Feb-95               0        28,787        28,787
Wholesale Printers, Inc.    Norfolk, VA          Printing                         Feb-95               0        27,575        27,575
Wilderness Plantation
  Holdings, Inc.            Jane Lew, WV         Furniture                        Feb-97               0        49,667        49,667
Winnett Motels, Inc.        Asheville, NC        Fixture                          Sep-94               0        32,998        32,998
Winterhawk Graphics, Inc.   Hunt Valley, MD      Printing                         Feb-95               0       132,666       132,666
Wissing's, Inc.             San Diego, CA        Printing                         Feb-95               0       131,986       131,986
Woodbridge Stereo           Woodbridge, NJ       Computers                        Aug-95               0        38,287        38,287
Woodfine Printing Co., Inc. Buffalo, NY          Printing                         Feb-95               0        26,646        26,646
XL Graphics, Inc.           Phoenix, AZ          Printing                         Feb-95               0       105,295       105,295
York International Corp.    New York, NY         Telecommunications               Aug-95               0        37,252        37,252
Young Phillips              Clemmons, NC         Computers                        Feb-95               0        29,055        29,055
Z T Enterprisess, Inc.      Irving, TX           Manufacturing & Production       Apr-95               0        35,670        35,670
                            Total Equipment transactions less than $25,000                       168,351    11,009,432    11,177,783
                                                                                             -----------   -----------  ------------
                                                                                             $89,885,389   $76,226,372  $166,111,761
                                                                                             ===========   ===========  ============

-----------
(1)      This is the financing at the date of acquisition.
(2)      Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999
(3)      Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
     Acquisition of Equipment--Recent Public Programs--L.P. Six (Continued)
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

         The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Six at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

Equipment                                Equipment       Equipment      Total
Category                                  Leases        Financings    Portfolio
--------                                  ------        ----------    ---------
Aircraft                                19,100,646              0     19,100,646
Manufacturing & Production              13,776,975        681,281     14,458,256
Telecommunications                      10,355,164        141,836     10,497,000
Computer Systems                         1,260,119        497,605      1,757,724
Construction                               702,731              0        702,731
Printing                                   490,490        138,831        629,311
Restaurant Equipment                             0        370,218        370,218
Office Furniture & Fixtures                270,831         19,249        290,080
Material Handling                          109,515        153,542        263,057
Medical                                          0        192,291        192,291
Video Production                            49,592              0         49,592
Retail Systems                                   0          9,407          9,407
                                        ----------      ---------     ----------
                                        46,116,063      2,204,260     48,320,313
                                        ==========      =========     ==========

                                    TABLE VI
          Acquisition of Equipment--Prior Public Programs--L.P. Seven
                                   (unaudited)

         The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at December 31, 1999

     Original Lessee                                                               Date         Total           Cash     Acquisition
    or Equipment User           Location                     Equipment           Purchased   Financing(1)    Expended(2)    Cost(3)
    -----------------           --------                     ---------           ---------   ------------    -----------    -------
Agripac, Inc.              Salem, OR                  Agriculture                   Nov-98   $          0   $   201,725 $    201,725
AJK Associates             Islandia, NY               Manufacturing & Production    Oct-96              0       $56,361       56,361
Alexander & Alexander      Owings Mills, MD           Computers                     Jan-96      2,805,739      $366,163    3,171,902
All Car Distributors       Antigo, WI                 Automotive                    Aug-96              0      $147,658      147,658
All Car Distributors       Antigo, WI                 Automotive                    May-96              0      $129,745      129,745
All Car Distributors       Antigo, WI                 Automotive                    May-96              0       $25,122       25,122
All Car Distributors       Antigo, WI                 Automotive                    Mar-96              0      $101,445      101,445
Alpha 1 Products Inc,      Hauppauge, NY              Computers                     Oct-96              0       $36,546       36,546
America Online, Inc.       Dulles, VA                 Computers                     Jun-97     11,770,673      $714,189   12,484,862
America Online, Inc.       Dulles, VA                 Computers                     Feb-97      5,574,241      $801,620    6,375,861
ANS Communications, Inc.   Purchase, NY               Computers                     Oct-97      3,186,815      $301,047    3,487,862
ANS Communications, Inc.   Purchase, NY               Computers                     Oct-97      3,687,562      $348,351    4,035,913
ANS Communications, Inc.   Purchase, NY               Computers                     Oct-97      3,798,716      $358,851    4,157,568
ANS Communications, Inc.   Purchase, NY               Manufacturing & Production    Dec-97      2,141,857      $193,993    2,335,849
ANS Communications, Inc.   Purchase, NY               Manufacturing & Production    Dec-97      2,386,664      $217,433    2,604,096
ANS Communications, Inc.   Purchase, NY               Manufacturing & Production    Dec-97      2,457,862      $223,919    2,681,781
ANS Communications, Inc.   Purchase, NY               Manufacturing & Production    Dec-97      2,681,039      $244,251    2,925,291
ANS Communications, Inc.   Purchase, NY               Manufacturing & Production    Dec-97      3,641,398      $329,809    3,971,208
Arcade Printing Services   North Highlands, CA        Printing                      Nov-96              0       $27,652       27,652
Arcade Textiles, Inc.      Rock Hill, SC              Manufacturing & Production    Aug-96              0      $116,364      116,364
Audio By The Bay           Garden Grove, CA           Audio                         Aug-96              0       $59,925       59,925
Automotive Sevice & Parts  Wilmington, OH             Automotive                    Sep-96              0       $33,062       33,062
AZ 3, Inc.                 Vernon, CA                 Manufacturing & Production    Feb-98              0      $523,640      523,640
Bio-Medical Devices, Inc.  Irvine, CA                 Manufacturing & Production    May-96              0       $40,310       40,310
Blount Inc.                Montgomery, AL             Computers                     Jan-96        471,271       $37,083      508,354
Boca Tecca Cleaners        Boca Raton, FL             Manufacturing & Production    Sep-96              0       $53,029       53,029
C & C Finishing            No. Babylon, NY            Manufacturing & Production    Sep-96              0       $25,792       25,792
C. Kirk Root Designs       Austin, TX                 Manufacturing & Production    Nov-98              0       $32,207       32,207
C.J. Menendez Co.          Miami, FL                  Construction                  May-96              0       $50,702       50,702
C.M. Repographics, Inc.    Las Vegas, NV              Reprographics                 Jul-96              0       $44,804       44,804
C.P. Shades Inc.           Sausalito, CA              Manufacturing & Production    Mar-96              0      $247,608      247,608
Car Tech Of Gwinnett, Inc. Roswell, GA                Automotive                    Nov-98              0       $49,565       49,565
Carlos Remolina, Md        Roselle, NJ                Medical                       Dec-96              0       $55,028       55,028
Carnival Cruise Lines      Miami, FL                  Computers                     Jun-96        877,527       $77,826      955,353
CCI Diversified, Inc.      Newport Beach, CA          Computers                     Jul-96              0       $57,766       57,766
CID Hosiery Mills, Inc.    Lexington, NC              Manufacturing & Production    Oct-96              0       $47,658       47,658
CIS Corp.                  Jersey City, NJ            Telecommunications            Nov-96      3,870,877    $1,319,304    5,190,181
Cleaners Plus              Boca Raton, FL             Manufacturing & Production    Oct-96              0       $63,937       63,937
Comm. Task Group,Inc.      Buffalo, NY                Telecommunications            Oct-96              0       $51,470       51,470
Comshare Inc.              Ann Arbor, MI              Computers                     Sep-96              0      $426,019      426,019
Continental Airlines       Houston, TX                Aircraft                      Jul-97     13,102,299    $1,663,700   14,765,999
Continental Airlines       Houston, TX                Aircraft                      Dec-96      9,309,759    $2,462,884   11,772,643
Creative Financial Svcs    Fayetteville, NC           Computers                     Jul-96              0       $37,193       37,193
Creative Host
  Services, Inc.           San Diego, CA              Furniture                     Dec-98              0      $476,294      476,294
Csk Auto, Inc.             Phoenix, AZ                Other                         Aug-98              0       $53,429       53,429
Csk Auto, Nc.              Phoenix, AZ                Other                         Oct-98              0       $53,429       53,429
CT Plastics & Fabrications Simsbury, CT               Manufacturing & Production    Oct-96              0       $39,769       39,769
C-Town Supermarket Dba Lye Astoria, NY                Retail                        Oct-98              0       $95,463       95,463
Dads Farms                 Henderson, NE              Agriculture                   Oct-96              0       $50,835       50,835
DCR Communications Inc.    Washington, DC             Furniture                     Feb-96              0      $123,781      123,781
Diagnostic Health
  Systems, Inc             Lakewood, NJ               Medical                       Nov-98              0       $26,752       26,752

     Original Lessee                                                               Date         Total           Cash     Acquisition
    or Equipment User           Location                     Equipment           Purchased   Financing(1)    Expended(2)    Cost(3)
    -----------------           --------                     ---------           ---------   ------------    -----------    -------
Digio, Inc.                Woodland Hills, CA         Computers                     Sep-96             $0       $45,176      $45,176
Direct Technologies        Suwanee, GA                Telecommunications            Mar-97              0      $232,862      232,862
Dryclean USA Dba
  Osmar, Inc               Miami, FL                  Manufacturing & Production    Nov-96              0       $61,964       61,964
Eka Chemicals              Marietta, GA               Manufacturing & Production    Sep-98      1,052,998    $2,921,688    3,974,685
Environmental Resources    Epping, NH                 Material Handling             Dec-96              0       $55,854       55,854
Federal Express Corp.      Memphis, TN                Aircraft                      Aug-96     34,973,585    $7,229,208   42,202,793
First Consumer Funding     Kenilworth, NJ             Computers                     Oct-96              0       $43,207       43,207
Florida Power Corporation  St Petersburgh, FL         Telecommunications            Mar-97              0      $243,016      243,016
Forsyth & Associates, Inc. West Covina, CA            Transportation                Dec-98              0       $69,219       69,219
G & G Amusement            Commerce, CA               Computers                     Sep-96              0       $27,375       27,375
Golden Blasting, Inc.      Windham, NH                Manufacturing & Production    Oct-96              0       $58,322       58,322
Golden City Chinese        Margate, FL                Restaurant                    Dec-96              0       $42,104       42,104
Golden Corral Corporation  Raleigh, NC                Furniture                     Nov-98              0      $431,468      431,468
Golden Pharmaceutical      Golden, CO                 Computers                     Apr-96              0       $56,357       56,357
Greg Street Plating &
  Metal                    Sparks, NV                 Fixture                       Nov-98              0       $60,509       60,509
Grupo Aunt Chilada's, LLC  Phoenix, AZ                Retail                        Nov-98              0       $60,028       60,028
Haemonetics Corp.          Braintree, MA              Telecommunications            Nov-96              0       $36,529       36,529
Hastings                   London, England            Computers                     Jun-98     27,402,357    $3,016,036   30,418,393
Headway Technologies, Inc. Milpitas, CA               Manufacturing & Production    Nov-98              0      $155,952      155,952
Heartland Christian Center Orlando, FL                Video Production              Dec-98              0       $29,679       29,679
High Bluff Construction
  Co.                      Tempe, AZ                  Computers                     Oct-98              0       $77,034       77,034
Hollywood Recording Srvcs  Hollywood, CA              Audio                         Nov-96              0       $45,631       45,631
Horizon Financial Corp     Fairfield, NJ              Computers                     Oct-96              0       $54,008       54,008
ICT Group, Inc.            Langhorne, PA              Furniture                     Aug-96        173,406       $61,034      234,440
ICT Group, Inc.            Langhorne, PA              Furniture                     Aug-96        211,809       $61,034      272,843
Infinity Studios, Inc.     Brooklyn, NY               Audio                         Jul-96              0       $53,561       53,561
Intersolv Inc.             Rockville, MD              Computers                     Jan-96        576,678       $47,155      623,834
IVL, Inc.                  Minneapolis, MN            Computers                     Jul-96              0       $49,526       49,526
J.C. Penney, Inc.          Plano, TX                  Office Equipment              Jun-96      2,199,583      $406,402    2,605,985
Kent-Transamericas         Brooklyn, NY               Computers                     Aug-96              0       $34,946       34,946
Kim Hannaford, Dds         Los Alamitos, CA           Medical                       Apr-96              0       $38,775       38,775
Knoxville Men's Medical    Knoxville, TN              Medical                       Oct-96              0       $42,156       42,156
La Dolce Vita Of Mt Ver.   Mount Vernon, NY           Restaurant                    Oct-96              0       $26,952       26,952
LAN Chile                  Chicago, IL                Aircraft                      Mar-98     11,752,300    $1,457,821   13,210,121
Leomar Miami, Inc.         Miami, FL                  Retail                        Jul-96              0       $43,506       43,506
Life Pro Financial
  Services                 Solano Beach, CA           Furniture                     Nov-98              0       $37,114       37,114
Lindy Bixby Dds            Capitola, CA               Medical                       Oct-96              0       $27,794       27,794
Long Beach Acceptance      Oradell, NJ                Computers                     Sep-96              0      $721,382      721,382
Market Service, Inc.       Great Neck, NY             Telecommunications            Sep-96              0       $48,898       48,898
Mazda Motors of
  America, Inc.            Irvine, CA                 Computers                     Mar-97      5,874,729      $915,766    6,790,495
Michael Stephenson         Evanston, IL               Photography                   Aug-96              0       $35,648       35,648
Miracle Mortgage           Orem, UT                   Computers                     Jul-96              0       $98,589       98,589
MNP Enterprises            Miami Lakes, FL            Retail                        Sep-96              0       $27,556       27,556
Modern Planning LI, Inc.   Brooklyn, NY               Computers                     Dec-96              0       $57,324       57,324
Nashville Men's Medical    Nashville, TN              Medical                       Oct-96              0       $42,161       42,161
New Horizons Computer      Fairborn, OH               Computers                     Sep-96              0       $53,974       53,974
Newport Shores Financial   Mission Viego, CA          Furniture                     Jul-96              0       $55,093       55,093
Northgate
  Communications, Inc.     Santa Monica, CA           Computers                     Dec-98              0       $74,565       74,565
Occidental                 Los Angeles, CA            Vessels                       Mar-97      5,853,364    $3,708,501    9,561,865
OEO, Inc.                  Springfield, VA            Telecommunications            Mar-97        160,103      $215,453      375,556
Pacific Bagel Partners     Rancho Saint Margarita, CA Restaurant                    Sep-96              0      $309,000      309,000
Pat's Bug Shop             Donalds, SC                Automotive                    Oct-96              0       $53,596       53,596
Peppino's Inc.             Irvine, CA                 Restaurant                    Aug-96              0       $31,171       31,171

     Original Lessee                                                               Date         Total           Cash     Acquisition
    or Equipment User           Location                     Equipment           Purchased   Financing(1)    Expended(2)    Cost(3)
    -----------------           --------                     ---------           ---------   ------------    -----------    -------
Petsmart, Inc.             Pheonix, AZ                Fixtures                      Dec-97             $0    $2,658,049   $2,658,049
Petsmart, Inc.             Phoenix, AZ                Fixture                       Jul-98              0      $362,790      362,790
Petsmart, Inc.             Phoenix, AZ                Furniture                     Sep-98              0    $3,250,130    3,250,130
Petsmart, Inc.             Phoenix, AZ                Furniture                     Oct-98              0    $2,017,116    2,017,116
Photocircuits              Glen Cove, NY              Computers                     Aug-96              0    $1,995,051    1,995,051
Pollinaise Intimate
  Apparel                  Boyertown, PA              Computers                     Aug-96              0       $48,000       48,000
Press Point, Inc.          New York, NY               Furniture                     Dec-98              0      $377,788      377,788
Progressive Technology     Miami, FL                  Manufacturing & Production    Sep-96              0       $32,397       32,397
Progrssve Extrsn Die Corp  Anahiem, CA                Manufacturing & Production    Dec-96              0       $46,832       46,832
Quality Baking, LLC        Maplewood, MO              Furniture                     Jul-96              0      $283,250      283,250
Quality Baking, LLC        Maplewood, MO              Furniture                     Sep-96              0      $315,404      315,404
R.B. Apparel Co., Inc.     Hialeah, FL                Manufacturing & Production    Sep-96              0       $46,114       46,114
Rainbow Abstracts Group    Glandale, CA               Video Production              Oct-96              0       $56,347       56,347
Ral III Trading Inc.       Biloxi, MS                 Manufacturing & Production    Oct-96              0       $51,077       51,077
Rapid Link, Inc.           Atlanta, GA                Computers                     Dec-98              0      $102,237      102,237
Rehab Excel, Inc.          Lafayettle, CO             Computers                     Dec-96              0       $34,545       34,545
Roger Doss Catering, Inc.  Lyndhurst, NJ              Restaurant                    Dec-96              0       $29,222       29,222
Rowan Companies            Memphis, TN                Oil Rig                       Aug-96     12,325,000      $369,750   12,694,750
Sabena                     Chicago, IL                Aircraft                      Nov-97      1,832,359    $1,979,380    3,811,739
Sabena                     Manhasset, NY              Aircraft                      Aug-98              0    $1,236,010    1,236,010
Sabena                     Manhasset, NY              Aircraft                      Sep-98              0    $1,472,720    1,472,720
Sabreliner Corporation     St Louis, MO               Fixture                       Dec-98              0    $1,070,958    1,070,958
Seacor Smit, Inc.          Houston, TX                Vessels                       Sep-97     12,825,000    $4,793,150   17,618,150
Seacor Smit, Inc.          Houston, TX                Vessels                       Jan-98     14,232,634    $4,822,366   19,055,000
Seacor Smit, Inc.          Houston, TX                Vessels                       Mar-98     11,742,000    $2,935,500   14,677,500
Siamac A. Najah            Redondo Beach, CA          Video Production              Jul-96              0       $51,970       51,970
Sportscare Specialists     Troy, MI                   Medical                       Sep-96              0       $29,411       29,411
Steamtech Environmental    Bakersfield, CA            Enviromental                  Sep-96              0       $55,557       55,557
Stratford Studios          Phoenix, AZ                Printing                      Sep-96              0       $42,525       42,525
Sturgeon & Sturgeon,DDS    West Hills, CA             Medical                       Nov-96              0       $61,736       61,736
Sunfire Prod. Dba Sequoia  Aspen, CO                  Video Production              Oct-96              0       $46,760       46,760
Tejas Tubular
  Processing, Inc.         Houston, TX                Manufacturing & Production    Dec-98              0      $102,971      102,971
Third Coast Productions    Ft. Worth, TX              Video Production              Aug-96              0       $52,682       52,682
Threespace Imagery         Reseda, CA                 Computers                     Oct-96              0       $53,169       53,169
Tierce, Inc.               Fort Worth, TX             Medical                       Jun-96              0       $33,310       33,310
Title Escrow Inc.          Nashville, TN              Computers                     Oct-96              0       $51,946       51,946
Traceanalysis, Inc.        Lubbock, TX                Medical                       Nov-98              0       $71,196       71,196
Tucson Bagel Company, LLC  Brainerd, MN               Restaurant                    Mar-96              0      $261,319      261,319
Tucson Bagel Company, LLC  Brainerd, MN               Restaurant                    Sep-96              0      $298,886      298,886
Uinta Brewing Company      Salt Lake City, UT         Manufacturing & Production    May-96              0      $183,600      183,600
United Consumers Club      Fishkill, NY               Telecommunications            Dec-96              0       $48,670       48,670
United Consumers Club      Elmsford, NY               Telecommunications            Oct-96              0       $48,670       48,670
Visual Impulse Co.         Quincy, FL                 Computers                     Dec-96              0       $40,635       40,635
Wal-Mart Stores,Inc.       Bentonville, AR            Material Handling             Oct-96      1,751,640    $2,939,819    4,691,459
Waterwrks Restaurant       Winooski, VT               Retail                        May-96              0       $33,323       33,323
Westover Investment Corp   Richmond, VA               Computers                     Dec-96              0       $26,625       26,625
WH Smith Limited           London, England            Retail                        Mar-97     20,049,773    $1,495,109   21,544,881
White's Pastry Shop, Inc.  Brockton, MA               Restaurant                    Nov-98              0       $27,655       27,655
                           Total Equipment transactions less than $25,000                               0       972,160      972,160
                                                                                             ------------   ----------- ------------
                                                                                             $236,753,616   $74,628,068 $311,381,684
                                                                                             ============   =========== ============

                                    TABLE VI
    Acquisition of Equipment--Recent Public Programs--L.P. Seven (Continued)
                                  (unaudited)

                              SUPPLEMENTAL SCHEDULE

         The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

Equipment                               Equipment      Equipment        Total
Category                                  Leases       Financings      Portfolio
--------                                  ------       ----------      ---------
Aircraft                                90,952,788              0     90,952,788
Vessels                                 49,855,000              0     49,855,000
Computer Systems                        49,778,571         74,565     49,853,136
Retail Systems                          20,977,388        143,862     21,121,250
Manufacturing & Production              18,652,318        183,663     18,835,981
Office Furniture & Fixtures             13,654,451      1,239,209     14,893,660
Energy                                  12,325,000              0     12,325,000
Automotive                               6,618,448         49,565      6,668,013
Medical                                  3,882,457              0      3,882,457
Telecommunications                       3,720,818         60,054      3,780,872
Office Equipment                         2,764,522              0      2,764,522
Miscellaneous                            1,641,909        152,823      1,794,732
                                       -----------      ---------    -----------
                                       274,823,670      1,903,741    276,727,411
                                       ===========      =========    ===========

                                    TABLE VI
      Acquisition of Equipment--Current Public Programs--Fund Eight A L.P.
                                   (unaudited)

         The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight A L.P. at December 31, 1999

      Original Lessee                                                           Date          Total           Cash       Acquisition
     or Equipment User        Location             Equipment                 Purchased     Financing(1)    Expended(2)      Cost(3)
     -----------------        --------             ---------                 ---------     ------------    -----------      -------
Petsmart, Inc.               Phoenix, AZ     Furniture                          Oct-98     $         0     $        0     $  958,962
Petsmart, Inc.               Phoenix, AZ     Furniture                          Dec-98               0              0      1,567,526
Oxford Health Plans, Inc.    Norwalk, CT     Computers                          Dec-98       3,990,257        327,073      4,317,330
Oxford Health Plans, Inc.    Norwalk, CT     Computers                          Dec-98       4,427,213        362,889      4,790,102
Oxford Health Plans, Inc.    Norwalk, CT     Computers                          Dec-98       4,090,551        335,299      4,425,850
Oxford Health Plans, Inc.    Norwalk, CT     Computers                          Dec-98       4,016,690        329,240      4,345,930
Pharma Print, Inc.           Irvine, CA      Manufacturing & Production         Mar-99       1,408,127        278,708      1,686,834
Pharma Print, Inc.           Irvine, CA      Manufacturing & Production         Mar-99         448,408         88,752        537,160
Sabena Belgian World Airways Manhasset, NY   Aircraft                           Mar-99               0              0      3,067,695
Amazon.Com                   Seattle, WA     Computers                          Mar-99               0              0      5,222,100
Amazon.Com                   Seattle, WA     Computers                          Mar-99               0              0        962,760
Amazon.Com                   Seattle, WA     Computers                          Mar-99               0              0        750,668
Amazon.Com                   Seattle, WA     Computers                          Mar-99               0              0        751,788
BP Amoco Corp                Cleveland, OH   Vessel                             Mar-99       7,294,424      6,015,821     13,310,245
America West                 Tempe, AZ       Aircraft                           Mar-99      10,069,375      3,629,625     13,699,000
Portland General Electric    Portland, OR    Material Handling                  Mar-99       7,643,867      8,005,042     15,648,909
Portland General Electric    Portland, OR    Material Handling                  Dec-98      12,228,718        366,856     12,595,574
CMGI                         Dallas,TX       Computers                          Sep-99       4,168,089      4,168,089      4,168,089
CMGI                         Dallas,TX       Computers                          Sep-99               0        450,163        450,163
KLM                          Schipol,        Aircraft                           Sep-99      31,701,386      5,898,614     37,600,000
Rental Services              Various         Trucks & Trailers                  Jun-99       2,984,130        537,694      3,521,824
Regus                        Various         Furniture                          Dec-99               0      5,000,000      5,000,000
                                                                                           -----------    -----------   ------------
                                                                                           $94,471,234    $35,793,865   $139,378,509
                                                                                           ===========    ===========   ============

-----------
(1)      This is the financing at the date of acquisition.
(2)      Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999.
(3)      Total acquisition cost is equal to the contractual purchase price plus acquisition fee. TABLE VI
         Acquisition of Equipment--Current Public Programs--Fund Eight A L.P. (Continued) (unaudited)

                              SUPPLEMENTAL SCHEDULE

         The following is a summary of the types and amounts of equipment currently under management for Income Fund Eight A L.P. at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

                                                    Equipment           Total
Equipment Category                                   Leases          Portfolio
------------------                                   ------          ---------
Aircraft                                           53,878,345         53,878,345
Material Handling                                  27,038,665         27,038,665
Telecommunications                                  4,861,629          4,861,629
Computer Systems                                   29,440,123         29,440,123
Trucks & Trailers                                   3,521,824          3,521,824
Vessels                                            12,922,568         12,922,568
Office Furniture & Fixtures                         2,452,900          2,452,900
Manufacturing                                       2,159,218          2,159,218
                                                  -----------        -----------
                                                  136,275,272        136,275,272
                                                  ===========        ===========

                                    EXHIBIT C

                             SUBSCRIPTION DOCUMENTS

                             ICON INCOME FUND EIGHT
             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

INSTRUCTIONS: To purchase or acquire ownership interests in ICON Income Fund Eight, please complete and sign the Subscription Agreement. Please print or type your responses clearly in the spaces provided.

1. INVESTMENT:                Units Purchased.  Indicate the total dollar amount
                              and the  number of Units you wish to  purchase  in
                              ICON Income Fund EIGHT. Each whole Unit has a cost
                              of  $100.00  and each  1/10,000th  of a Unit costs
                              $.01.  (Example:  For an  investment of $2,723.25,
                              the number of units will equal 27.2325 Units.) The
                              Partnership  has  a  minimum  Initial   Investment
                              requirement of $2,500 except for IRAs, SEPs and Qualified Pension, Profit-Sharing or Stock Option
                              Plans  including Keogh Plans for which the minimum
                              Investment  is $1,000.  (Please see the  "INVESTOR
                              SUITABILITY AND MINIMUM  INVESTMENT  REQUIREMENTS;
                              SUBSCRIPTION PROCEDURES" section in the Prospectus for details and restrictions).

2. REGISTRATION               A.  Subscriber  or Investor  Information.  Fill in
INFORMATION                       the  name,   address  and  tax  identification
                                  number  or  social  security  number  for each
                                  subscriber.    (If   necessary,    attach   an
                                  additional   sheet  and  have  the  additional
                                  subscribers sign such sheet.)

                              B. Trustee or Custodian Information. Please have the Trustee(s) or Custodian(s) of your fiduciary account complete Section 2B, if the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified Plan), or in another fiduciary account. (Note: Section 2A must be completely filled out with all subscriber information.)


                              C. Citizenship. Please indicate if you are a U.S. Citizen, U.S. Resident Alien or the citizen of a country other than the United States. If so, please specify the country of which you are a citizen.

3. FORM OF                    (Mark only one box.  Information  as to signatures
OWNERSHIP                     that  are  required,  depending  on  the  type  of
                              ownership, is provided below.)

                              INDIVIDUAL      OWNERSHIP-investor's     signature
                              required.
                              HUSBAND AND WIFE, AS COMMUNITY PROPERTY-both parties' signature required.
                              JOINT TENANTS-signatures of all parties are required.
                              TENANTS IN COMMON-signatures of all parties are required.
                              PARTNERSHIP-signature of an authorized partner required.
                              CORPORATION-signature of an authorized officer. IRA, SEP, KEOGH-signature of trustee or custodian required.
                              CUSTODIAL ACCOUNT-signature of custodian required. TRUST-signature of trustee required.

4. DISTRIBUTION               If you want your distribution  checks to be mailed
ALTERNATIVES:                 to an  address  other  than  shown in  Section  2,
                              please complete Section 4. If you desire multiple payees or direct deposit for your distributions, please complete the Special Payment Instruction
                              Form (Page C-5).

5. SIGNATURES:                Please  complete  the  Investor  Data Sheet of the
                              Subscription  Agreement  (Page  C-3)  and read the
                              Investor     Suitability      Requirements     and
                              Representations  on the  reverse  side of the Data
                              Sheet (see Page C-4). After you have done so, please sign, initial and date the Subscription
                              Agreement. (Please refer to Section 3 above for information as to who should sign.)

6. BROKER/DEALER              The Registered  Representative  must complete this
INFORMATION:                  section   of  the   Subscription   Agreement.   An
                              authorized Branch Manager or Registered  Principal
                              of  the   Broker/Dealer   firm   must   sign   the
                              Subscription Agreement. Orders cannot be accepted without this Broker/Dealer authorization.

7. INVESTMENT                 Until you are notified  that the escrow  condition
CHECKS &                      of the sale of 12,000  Units  has been  completed,
SUBSCRIPTIONS:                please make checks payable to "The Chase Manhattan
                              Bank  ICON  Income  Fund  EIGHT  Escrow  Account."
                              Thereafter, checks should be made payable to "ICON
                              Income Fund EIGHT" Your check should be in the amount of your subscription as shown in Section 1 of the Subscription Agreement.

                              Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your Special Payment Instruction Form (Page C-5) (if applicable) and subscription check, in the amount of the subscription price (as shown in
                              Section 1 on page C-3) to: ICON Securities Corp., 111 Church Street, White Plains, New York 10601. An original executed pink copy of this Subscription Agreement will be returned to you for your files.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR UNITS TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

PLEASE SEE PAGE C-2 FOR GENERAL INSTRUCTIONS AND PAGE C-4 FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.

         White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy

                              GENERAL INSTRUCTIONS

         1. Each Subscriber is hereby instructed that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBER SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Subscriber is hereby further advised that an investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations." Subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of Subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

         2. Subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for Subscriber to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section. Various states may also impose more stringent standards than the general requirements described under the "INVESTOR SUITABILITY AND
MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section in the Prospectus. In addition, the State of California has additional transfer requirements as summarized in the following legend, which are in addition to the provisions of Section 10 of the Partnership Agreement:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES."



                                                       SUBSCRIPTION AGREEMENT
                                                    ICON INCOME FUND EIGHT B L.P.
                                                   A Delaware Limited Partnership


1. INVESTMENT:         A. UNITS PURCHASED    Dollar Amount _________   No. of Units ________         ICON USE ONLY
(Check Appropriate     B. TYPE OF INVESTMENT                                                         Subscription Received
Boxes)                    __________ Initial Investment  _________ Additional Investment             Date: _______________
                                                                                                     No. of Units: _______
                                                                                                     Blue Sky State: _____
------------------------------------------------------------------------------------------------------------------------------------
2. REGISTRATION        A. SUBSCRIBER INFORMATION (Please specify Mr. or Ms.)
INFORMATION:              Subscriber's Name(s) _____________________________________________________________________________________
(Please type or           ____________________________________Subscriber Tax I.D. No. or Social Security No. _______________________
print clearly)            Subscriber's Residential Address
                          Street ___________________________________________________________________________________________________
                          City/Town ______________________________ State ____________________________ Zip Code _____________________
                          Telephone No. (Day) ______________________________________________________________________________________

                       B. TRUSTEE OR CUSTODIAL INFORMATION (of IRAs, Qualified Plans, other Trustees, etc., if applicable)
                          Trustee's or Custodian's Name(s) _______________________________ Trustee Tax I.D. No. ____________________
                          FBO ________________________________________________________ Acct. No ____________________________________
                          Date Trust or Account Established ________________________ Year to which Subscription applicable 19 ______
                          Trustee's or Custodian's Address
                          Street ___________________________________________________________________________________________________
                          City/Town ______________________________ State ____________________________ Zip Code _____________________
                          Contact Name ___________________________________________________ Phone ___________________________________
                       C. CITIZENSHIP (Check One)  ___ U.S. Citizen  ___ U.S. Resident Alien  ___ Non-Resident (Specify
                                                                                              Country) _____________________________
------------------------------------------------------------------------------------------------------------------------------------
3. FORM OF            _________ Individual Ownership                _________ Partnership    FIDUCIARY ACCOUNTS
OWNERSHIP: (Mark      _________ Husband and Wife, as Community      _________ Corporation    (All Sections in 2B must be filled out)
only one box)                   Property                            _________ Trust          ______ IRA, SEP, Keogh _______Trust
                      _________ Joint Tenants                                                ______ Custodial Account
                      _________ Tenants in Common
------------------------------------------------------------------------------------------------------------------------------------
4. DISTRIBUTION        Check if: ________ You wish Distributions of the Partnership to be reinvested in additional Units during the
ALTERNATIVES:                            Offering Period.
(Complete Only if               ________ You wish Direct Deposit of Distributions or that they be sent to more than one Payee.
Payee is Different                       Complete the Special Payment Instruction Form.
than Section 2A or              ________ You wish Distributions to be sent to the Payee and Address listed below. Complete the
2B Above)                                following information:
                       Payee Name: _________________________________________________________________________________________________
                       Branch: __________________________ Account Number: _____________________________ ABA #: _____________________
                       Street Address: _____________________________________________________________________________________________
                       City/Town: _____________________________________ State _____________________________ Zip Code _______________
------------------------------------------------------------------------------------------------------------------------------------
5. SIGNATURES AND      (Initial                    ) The undersigned confirms that he/she: has received a copy of the Prospectus and
INITIALS:              has read page C-2  hereof,  makes the  representations  contained  on Page C-4  hereof, acknowledges  that an investment  in Units is not liquid;  declares  that,  to the best of his/her  knowledge, all  information  in
                       Sections  1-4 of the Page C-3 is accurate  and may be relied upon by the General  Partner; and  appoints  the
                       General Partner as his/her attorney-in-fact as described in Paragraph 2 on Page C-4.
                       Sign  X_________________________________________    Sign  X__________________________________________________
                       Here  Subscriber's Signature      Date Here     Authorized Signature (Custodian/Trustee/Officer/Partner) Date
                             X_________________________________________          X__________________________________________________
                             Subscriber's Signature      Date                    Print Name (Custodian/Trustee/Officer/Partner) Date
------------------------------------------------------------------------------------------------------------------------------------
6. BROKER/DEALER       The Selling Dealer must sign below to complete the order and, by doing so, thereby  represents  that (1) both
INFORMATION:           it and its registered representative which solicited the subscription (the "Registered Representative"):  (a)
(Please type or        is duly licensed by, and in good standing with, the NASD and may lawfully offer Units in the State(s)  listed
print  clearly)        in Section  2.A above;  (b) has  reasonable  grounds  to  believe,  based on  information  obtained  from the
                       Subscriber concerning his/her investment objectives, other investments, financial situation and needs and any other information known by the Selling Dealer or Registered Representative,  that the Investment described in
                       Section 1, above is suitable in light of Subscriber's  income, net worth and other  characteristics;  and (c)
                       the Registered  Representative  has (i) informed the Subscriber as to the limited  liquidity of the Units and
                       (ii) delivered a current copy of the Prospectus to the Subscriber in connection with the offering of Units.

                                                            PLEASE PRINT

                       Brokerage Firm Name ____________________________ Supervisor _____________________ Tele. Number ______________
                       Registered Representative Name ____________________ Rep. Number ______________ Tele. Number _________________
                       Representative Street Address _______________________________________________________________________________
                       City/Town: _____________________________________ State _____________________________ Zip Code _______________

                       Authorized signature (Branch Manager or Registered Principal). Order cannot be completed without signature.
                       X ___________________________________________________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------

7. INVESTMENT          Mail the completed  Subscription  Agreement with a check  payable as indicated in the instructions  to: ICON
CHECKS &               Securities Corp., 111 Church Street, White Plains, New York 10601.
SUBSCRIPTIONS.
------------------------------------------------------------------------------------------------------------------------------------
                       ACCEPTANCE BY GENERAL PARTNER                       ICON Capital Corp., General Partner
                       ICON INCOME FUND EIGHT
                                                                           By: _____________________________________________________
                                                                           Authorized Signature        Date
------------------------------------------------------------------------------------------------------------------------------------

         1. Subscription for Units. Each subscriber (a "Subscriber") desiring to become a Limited Partner of ICON Income Fund Eight, an equipment leasing program consisting of two Delaware limited partnerships, ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B") (collectively, the "Partnerships", or, individually, a "Partnership"), hereby signs his/her name in
Section 5 on Page C-3, and thereby (a) subscribes for the number and dollar amount of limited partnership units ("Units") as set forth in Section 1.A on Page C-3; (b) agrees to become a Limited Partner of a Partnership upon acceptance of his/her subscription by the General Partner of such Partnership, ICON Capital Corp. (the "General Partner"); and (c) adopts, and agrees to be bound by each and every provision of, the Partnership Agreement and this Subscription Agreement. Subscriber hereby subscribes for the number of Units (whole and fractional), and has tendered good funds herewith in full payment of the "Dollar Amount" therefor (computed at $100 per whole Unit/$.01 for each 1/10,000th of a Unit as shown in Section 1.A on Page C-3, subject to (i) discounts (as described in the "Plan of Distribution" Section of the Prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus).

         2. Appointment of the General Partner as Subscriber's Attorney-in-Fact. By signing his/her name in Section 5 on Page C-3, (and effective upon admission to the Partnership), each Subscriber thereby makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such Limited Partner, to the full extent, and for the purposes and duration, set forth in Section 15 of the Partnership Agreement (all of the terms of which are hereby incorporated herein by this reference). Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the General Partner deems necessary or desirable to carry out fully the provisions of the Partnership Agreement (in the manner and for the purposes provided in Section 15.1 of the Partnership Agreement) and (b) amendment to the Partnership Agreement and to the Certificate of Limited Partnership of the Partnership (in the manner and for the purposes provided in
Section 15.2 of the Partnership Agreement, including, without limitation, admission of Limited Partners to the Partnership and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of the Partnership's Investments). The foregoing appointment shall not in any way limit the authority of the General Partner as attorney-in-fact for each Limited Partner of the Partnership under Section 15 of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her Units.

         3. General Subscriber Representations. As a condition to Subscriber's being admitted to the Partnership, Subscriber hereby represents that he/she: (a) either (i) has annual gross income of $30,000 plus a net worth of $30,000 (exclusive of his/her investment in Units, home, home furnishings and automobiles) or a net worth of $75,000 (determined in the same manner) or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY AND
MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus; (b) if Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2.A and 3 on Page C-3; (c) has accurately identified himself/herself in Section 2.C on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus); and (d) each subscriber who is purchasing Units for Individual Ownership (as indicated in Section 3 on Page C-3) is purchasing for his or her own account. If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

         4. Additional Fiduciary and Entity Representations. If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory by signing his/her/its name in Section 5 of Page C-3 thereby represents and warrants that (a) he is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby and (b) this investment is an authorized investment for Subscriber under applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

         5. Under the penalties of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the Taxpayer
Identification Number or Social Security Number listed in Section 2.A on Page C-3 is correct; and (b) he/she is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

          UPON SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-4) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.


                                                       ICON INCOME FUND EIGHT
                                           111 Church Street, White Plains, New York 10601

                                                  SPECIAL PAYMENT INSTRUCTION FORM

                                   DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

Please use this form only if you would like your cash  distributions  to be directly  deposited  into an account and/or sent to more than one  account,  location or payee.  A maximum of two (2) choices are  allowed.  If these  instructions  are being  delivered  in connection with an additional  investment in this Partnership which is being combined with a prior  investment,  the designations of account, location and payee(s) must be exactly the same unless we are advised that you are requesting prior instructions be changed.
Original signatures of all joint investors or custodial authorization are required.

                              First Payee                   Direct Deposit |_|                                Checksing |_|

Bank Name_______________________________________________  Bank Address______________________________________________________________
                                                                           City                State                    Zip


Bank ABA#_______________________________________________  Bank Routing No.__________________________________________________________


Name of Account Holder__________________________________  Account Type______________________________________________________________
                                                          Account No._______________________________________________________________


% to be Paid*___________________________________________  New instructions:               Yes |_|         No |_|

____________________________________________________________________________________________________________________________________

                              Second Payee                  Direct Deposit |_|                                Checking |_|

Bank Name_______________________________________________  Bank Address______________________________________________________________
                                                                           City                State                    Zip


Bank ABA#_______________________________________________  Bank Routing No.__________________________________________________________


Name of Account Holder__________________________________  Account Type______________________________________________________________
                                                          Account No._______________________________________________________________


% to be Paid*___________________________________________  New instructions:               Yes |_|         No |_|

*Please note that the total of First Payee and Second Payee (if applicable) should equal 100% of distribution.



________________________________________________________   _________________________________________________________________________
Original Signature - Subscriber - Limited Partner          Original Signature - Subscriber - Limited Partner
or Authorized/Custodial Representative


________________________________________________________   _________________________________________________________________________
Date Signed                                                Original Signature - Subscriber - Limited Partner


                                                 Please make a copy for your records

                                                                C-5

                                   ---------
                                   ICON LOGO
                                   ---------

                                  PROPRIETARY
                                 SELF-DIRECTED
                                IRA APPLICATION
                              AND TRUST AGREEMENT

                       FOR INDIVIDUAL RETIREMENT ACCOUNTS
                                       AND
                       SIMPLIFIED EMPLOYEE PENSION PLANS



                                               STERLING
                         Administered By:       TRUST
                                               COMPANY

--------------------------------------------------------------------------------
ABOUT STERLING TRUST COMPANY:

Sterling Trust is a non-bank trust company chartered under the laws of the State of Texas, and is regulated by the Texas Department of Banking. Sterling Trust is a member of the Retirement Industry Trust Association (RITA), which is dedicated to promoting excellence in the trust services industry.

Since 1984, Sterling Trust has specialized in providing quality non-discretionary trust services to self-directed IRA and business retirement plans. From the corporate offices in Waco, Texas, Sterling Trust services individual and business retirement accounts from all 50 states. Since Sterling Trusts ONLY business is the administration of self-directed retirement accounts, we have become a leader in providing specialized services designed to maximize your ability to control and manage your IRA assets. Just a few of these features include:

         o Access to speak to any of our friendly, knowledgeable customer service representatives for any of your technical or service questions

         o Automatic investment of dividends/earnings into any mutual fund of your choice

         o Accurate and timely government reporting for your contributions, rollovers, and withdrawals

         o Ability to communicate investment directions to us via recorded phone lines or by fax

         o  Easy to read quarterly statements

--------------------------------------------------------------------------------
                             STERLING TRUST COMPANY
                              Post Office Box 2526                STERLING
                             Waco, Texas 76702-2526                 TRUST
                        (254) 751-1505 o (800) 955-3434            COMPANY

                                      (1)

--------------------------------------------------------------------------------
             HOW TO SET UP A PROPRIETARY STERLING IRA TRUST ACCOUNT
--------------------------------------------------------------------------------
[1] Complete, sign and date the Adoption Agreement (Pages 3 and 4). Account cannot be processed without proper signature.)

[2]  Write two separate checks, payable to Sterling Trust Company for:

     o   IRA  Contribution OR ROLLOVER (if making one)
         All IRA contribution and rollover checks must be made payable and delivered to Sterling Trust Company. We cannot accept checks made payable to any investment entity. Likewise, we will not permit IRA contributions or rollovers to be made directly with any investment entity.

     o $50.00 for the establishment and first year annual fee as shown in the fee schedule on page 3 (Section 2)-If the account will be funded by an incoming transfer or direct rollover, the $15.00 establishment fee should be paid up front and the $35.00 annual fee may be deducted from the transfer/rollover proceeds provided Sterling Trust receives these proceeds within 60 days after the account is established. Any fees owed after 60 days will be billed to the account holder, including late charges.

[3] If you desire to have your IRA funds transferred from an existing IRA to your STERLING IRA, or rolled over directly from an employer-sponsored retirement plan, refer to the instructions on page 5. Then complete and sign the Transfer Request/Direct Rollover Letter on page 6.

[4] If you desire your initial contribution to be established in connection with a SIMPLIFIED EMPLOYEE PENSION, include a copy of the completed FORM 5305-SEP (Page 9). The original of this form should be retained by the employer.

[5] This proprietary IRA permits you to hold investment products offered by the investment sponsor and one public mutual fund at a reduced fee. Any earnings income generated by the investment may be handled one of two ways:

     o You may elect to participate in the investment sponsor's reinvestment plan, if one is available, or

     o   You may choose to have cash distributions paid to your Sterling IRA.

     Either election can usually be selected directly on the investment sponsor's subscription application.

     If you elect to receive cash distributions, the investment sponsor must send these payments to your Sterling IRA. Once received, these payments will automatically be deposited into an FDIC-insured money market account within your Sterling IRA where they will accumulate until further direction is received, or

     o You may choose to direct the distributions to one mutual fund. To do this, simply write your instructions in the Investment Direction section on page 4. Be sure to include the mutual fund's regular (non-IRA) application with the broker-dealer section completed.

     o You may choose to withdraw the distributions from your Sterling IRA. To do this, complete Sterling's IRA Distribution Request form.

[6]  SEND all completed materials to:           Sterling Trust Company
                                                Post Office Box 2526
                                                Waco, Texas 76702-2526

              For overnight delivery:           7901 Fish Pond Road
                                                Waco, Texas 76710

Upon acceptance of the trust account, Sterling Trust Company will execute the investment instructions provided (if any) and mail a copy of the accepted Adoption Agreement to you, along with your new account number.
--------------------------------------------------------------------------------

For additional assistance in establishing your IRA account or for more information on IRAs in general, you may write to Sterling Trust Company at the above address or inquire at either of the following numbers:

                        (254) 751-1505 or (800) 955-3434

                                      (2)

                             STERLING TRUST COMPANY
                    Proprietary Individual Retirement Trust
                           Account Adoption Agreement


I hereby establish a Sterling Trust Company Individual Retirement Trust Account, agree to the terms of the related Trust Account Agreement, and certify the accuracy of the following information. This Agreement shall become effective upon acceptance by Sterling Trust Company.

[1] Account Registration Information

    Sterling Trust Company, Trustee, for the benefit of:
    Full Name______________________________________________
    Address________________________________________________
    City ______________________ State_______ Zip __________

    ________________________________  _____/_______/_______
    Soc. Sec. No.                     Date of Birth
    ________________________________  _____________________
    Phone # (Business)                Phone # (Home)

--------------------------------------------------------------------------------
Beneficiary Designation: Please complete ALL of the following information. Your Beneficiary may be changed at any time by notifying Sterling Trust Company in writing.
--------------------------------------------------------------------------------

    Beneficiary Nam _______________________________________

    ________________________________  _____/_______/_______
    Soc. Sec. No.                     Date of Birth
    Relationship __________________________________________

    Contingent Beneficiary Name ___________________________

    ________________________________  _____/_______/_______
    Soc. Sec. No.                     Date of Birth
    Relationship __________________________________________

--------------------------------------------------------------------------------

Note:

If you are married and name someone other than your spouse as your primary beneficiary, spousal consent may be required and your spouse should sign the consent below. It is your responsibility to determine if this section applies. Refer to your Disclosure Statement for information about the effects of community property laws. You may need to consult with legal counsel. Sterling Trust Company will not be liable for any consequences resulting from failure to provide proper spousal consent. If this section applies, have your spouse sign below:

Spousal Consent:

I agree to my spouse's naming of a primary beneficiary other than myself. I also acknowledge that I shall have no claim whatsoever against the Trustee for any payment to my spouse's named beneficiary.

_________________________________________________     _________________________
Spouse's Signature                                    Date

--------------------------------------------------------------------------------

[2] Proprietary IRA Fee Schedule

    A. Set-up Fees:
          o One-Time Establishment Fee ..................................$15.00
          o First Year Annual Fee .......................................$35.00

    B. Annual Renewal Fees...............................................$35.00
          o Billed upon anniversary of account establishment date

    C. Special Service Fees:
          o Distribution Fee ........................................$5.00 each
          o Federal Withholding fee .................................$5.00 each
          o Safekeeping Fee ....................................$25.00 annually
          o Stop Payment Fee ............................................$25.00
          o Wire Transfer Fee ............................................$6.50
          o Return Check Fee ............................................$25.00
          o Partial Termination Fee ...........................$10.00 per asset
          o Termination Fee .............................................$50.00
          o Additional Fees may be charged for extraordinary services.

--------------------------------------------------------------------------------

[3] Type of Account (check appropriate box)

     A. [ ] Annual Contribution IRA:
          [ ] Regular IRA ..............................................$______
              The maximum annual contribution for an individual is the lesser of 100% of compensation or $2,000.

          [ ] Spousal IRA ..............................................$______
              For an individual and non-working spouse, $4,000 overall limit with not more than $2,000 allocated to either the individual or non-working spouse's account.
              The above contribution(s) are being made for the tax year ending December 31, ______.
              (Contribution must be made by April 15th following the year for which the tax deduction is taken.)

     B. [ ] Trustee-to-Trustee Transfer of Existing IRA:
            (Please attach completed Transfer Request Letter, page 5)

     C. [ ] Rollover IRA: ...............................................$_____
            This Rollover Contribution is the result of:

            [ ] Proceeds which I have actually or constructively received from a qualified pension or profit sharing plan, a 403(b) plan or another IRA.

            [ ]  Direct  Rollover  from the  Trustees  of a  qualified  employer
                 retirement   plan.    (Please   attach    completed    Transfer
                 Request/Direct Rollover letter, page 5.)

            I hereby  certify  that the cash and/or  in-kind  transfer of assets which I deposit as a Rollover Contribution meets all of the requirements for an "eligible rollover contribution" under applicable law. I further certify that, if I have had constructive receipt of funds or property as indicated by checking item 3.C. above, that this rollover is being made within 60 days of my receipt of same. I acknowledge that my designation of this account as a "Rollover IRA" is irrevocable, unless I later determine that all or any portion of the assets deposited are an excess contribution.

            I understand that if I ever elect to combine regular annual IRA contributions, accumulated regular IRA contributions, or employer Simplified Employee Pension (SEP) plan, contributions with funds rolled over from a qualified plan, I forfeit the right to subsequently roll this IRA into another qualified retirement trust. I understand that Sterling Trust Company will not monitor the nature of contributions to my Account, and has no duty to question my actions should I combine rollover IRA assets with regular contribution IRA assets. I hereby hold harmless Sterling Trust Company from any liability for any financial loss, damage, or injury which I may sustain as a result of combining rollover and regular contribution IRA assets.

     D. [ ] Combination IRA: .............................................$____
            (Annual Contribution and Rollover IRA) - By electing to combine annual contribution IRA funds with funds rolled over from a qualified plan or 403(b) plan, I understand that I forfeit the right to subsequently roll this IRA into another qualified plan or 403(b) plan. I hereby release and hold harmless Sterling Trust Company from any liability for any financial loss, damage or injury which I may sustain as a result of this election.

     E. [ ] SEP Provision: ...............................................$____
            (may be selected in addition to items "A.," "B.," or "D." above)

            If this Account is established in connection with a Simplified Employee Pension (SEP), employer contributions of up to 15% of Grantor's compensation or $30,000, whichever is less, may be made in addition to contributions of up to $2,000 by Grantor.

--------------------------------------------------------------------------------
                                      (3)

--------------------------------------------------------------------------------
[4]  Investment Direction Invest my IRA funds as follows:

Include NON-IRA investment applications with only the Broker Dealer and Investor Suitability (if applicable) sections completed.

________________________ into __________________________________________________
________________________ into __________________________________________________
________________________ into __________________________________________________
________________________ into __________________________________________________

(NOTE: The above investment direction shall be applicable to only contributions, rollovers, or trustee-to-trustee transfers received or communicated with the establishment of this Account. Any subsequent contribution, rollover, or transfer shall require further investment direction orders.)
--------------------------------------------------------------------------------

[5] Representative Designation And Dealer Identification (Optional)

I HEREBY INSTRUCT STERLING TRUST COMPANY, pursuant to the provisions of this Section and Section 9.4 of the Sterling Trust Company Individual Retirement Trust Account, to pay for or receive payment from security or other investment transactions communicated by the Representative designated below, as indicated by broker confirmations of trade or other requests for payment received by Sterling Trust Company. I understand that it is solely my responsibility to direct my Designated Representative to execute trades or other investments for my Sterling Trust Company Account, and all instructions, directions, and/or confirmations received from my Designated Representative, his agent(s), or his Broker/Dealer shall be assumed by Sterling Trust Company to have been authorized by me.

I HEREBY AGREE TO INDEMNIFY and hold Sterling Trust Company harmless in its reliance upon any certificate, notice, confirmation, instruction, or other written or oral (if so elected in Section 6 below) communication purporting to have been delivered at my direction on behalf of my retirement plan by my Designated Representative or brokerage firm. Sterling Trust Company shall not be held liable for any loss or breach of trust of any kind which may result from any action that it takes in good faith in accordance with such certificate, notice, confirmation, instruction or other communication.

Representative's Name: _______________ Rep # _____________ Branch # ____________

Representative's Address: ______________________________________________________

            City _________ State_______ Zip ___________ Phone # (  )____________

Broker Dealer Name: _____________________________________ Broker # ____________

Broker Dealer Address: ________________________________________________________

            City _________ State_______ Zip ___________ Phone # (  )____________

Dealer Firm Authorized Signature: _____________________________________________
(NOTE: Dealer, mail this Application and check(s) directly to the Trustee. Do not process through your order room.)
--------------------------------------------------------------------------------

[6] Optional Authorizations (Select only those items you wish to authorize)

A.      TELEPHONE AUTHORIZATION

     I authorize Sterling Trust Company to honor telephone transaction requests from me or my Designated Representative listed above for my Account. My Social Security Number will be required as verification before any requests will be accepted.
     I understand and agree that Sterling Trust Company will not be liable for any loss, expense or cost arising out of any requests effected hereunder.

     (NOTE: This authorization applies only to investment directions given to Sterling Trust Company. It does not automatically authorize telephone exchange or redemption privileges for any investment.)

 [ ] Telephone  Authorization  automatically applies unless this box is checked.
     Check this box only if you DO NOT want telephone authorization.

B.      PAYMENT OF ANNUAL PROPRIETARY TRUSTEE FEES

 Annual Trustee Fees for my IRA should be (check one box only):
 [ ] Invoiced to me annually at the above address; or
 [ ] Automatically withdrawn from the assets of my IRA Account.

  (NOTE: If no option is chosen above, Sterling will assume automatic withdrawal of annual Trustee Fees from the Account. The Accountholder will be responsible for any fee deficiency should the Account be illiquid or have insufficient funds to cover all fees. Sterling Trust reserves the right to charge a $5.00 extra processing fee for illiquid or insufficient accounts.)

--------------------------------------------------------------------------------

[7] Signatures

The individual hereby (i) appoints Sterling Trust Company as Trustee of the Account(s), (ii) acknowledges receipt of the Trust Agreement and Disclosure Statement on the date of this Application, (iii) acknowledges receipt of current prospectus(es), if any, of the investment(s) selected, (iv) consents to the Trustees fee as specified in this Adoption Agreement, (v) agrees to promptly give instructions to the Trustee necessary to enable the Trustee to carry out its duties under the Trust Agreement and (vi) represents that whenever information as to any taxable year is required to be filed with the Internal Revenue Service, the individual will file such information with the Internal Revenue Service unless filed by the Trustee. The individual has read, accepts and specifically incorporates the Trust Agreement herein, by reference. If Sterling Trust Company receives funds from any source, including contributions, transfers, rollovers, or income from any asset of the trust account for which there is no investment direction on file, Sterling Trust Company is authorized and directed to place such funds in an interest bearing instrument of the Trustee or an affiliate of the Trustee until further investment direction is received. The individual understands (i) that it is the individual's sole responsibility to manage the investment of this IRA, (ii) that Sterling Trust has no responsibility to question any investment directions given by the individual regardless of the nature of the investment, (iii) that Sterling Trust is in no way responsible for providing investment advice and (iv) that Sterling Trust is in no way responsible for monitoring the performance of account investments or for the performance of any investment product in the Account.


Signature _____________________    Trustee Acceptance: STERLING TRUST COMPANY
                 Individual


Date: (Required) ____/_____/____  By: ____________________________/______/______
                                             Trust Officer         Date

                                      (4)

--------------------------------------------------------------------------------
                   INSTRUCTIONS FOR TRANSFERRING AN EXISTING
                      IRA OR INITIATING A DIRECT ROLLOVER
                              TO YOUR STERLING IRA
--------------------------------------------------------------------------------

Please refer to the TRANSFER REQUEST/DIRECT ROLLOVER LETTER on the reverse side of this page and follow the instructions below. Please complete a separate TRANSFER REQUEST/DIRECT ROLLOVER LETTER for each account you wish to transfer. You may photocopy this blank form (prior to completing it) if more than one form is needed.

         [1]   Complete the date in the space provided.

         [2] Write the name, address, and telephone number of your current trustee, custodian, or plan administrator.

         [3] Then, fill in the account number, name, and description of the account you are transferring to Sterling.

         [4] Next, choose the appropriate type and form of transfer/direct rollover by completing Section 4. "Liquidate" means that the asset(s) will be sold and the proceeds sent to Sterling. "Re-registered" means that the asset(s) will not be sold, but will simply be re-registered to your Sterling IRA account. If re-registration is desired, please be sure to list all assets to be re-registered in the spaces provided. A copy of a recent statement (dated within 6 months) from your current trustee, custodian, or plan admnistrator is required.

         [5] Sign the transfer request in Section 5 and write your Social Security Number in the space provided. If your current trustee/custodian/plan administrator requires a signature guarantee, one should be obtained from an authorized member of the Securities Transfer Agents Medallion Program (STAMP). Check with your local bank or broker/dealer to see if they offer this service and are members of STAMP. Note: a notary/public is not acceptable.

         [6] Send the completed transfer request form along with a copy of your most recent statement to Sterling Trust Company. If you do not have an IRA account already established with Sterling Trust, this form must be accompanied by a completed IRA Adoption Agreement (found on pages 3 and 4 of this booklet) and payment of your fees.

Sterling Trust will sign the letter of acceptance and mail the request to your current trustee/custodian/plan administrator. Please note that some transfers may take from two weeks to several months to complete. Sterling Trust will follow up with the request until the transfer has been completed.

If your current trustee/custodian/plan administrator sends any additional paperwork to you to complete, please do so promptly and return to them. In addition, please send a copy of this paperwork to Sterling Trust.

--------------------------------------------------------------------------------
                                      (5)

--------------------------------------------------------------------------------
                    TRANSFER REQUEST/DIRECT ROLLOVER LETTER
--------------------------------------------------------------------------------

[1] Date __________________________

[2] To _________________________________________________________________________
              Name of Present Trustee, Custodian, or Employer Plan

________________________________________________________________________________
                  Address where this request should be mailed

______________________________________________________________(   ) ____________
           City            State                  Zip Code          Phone

[3] _______________________  ______________________________  ___________________
        Account Number       Name As It Appears On Account      Type of Account

--------------------------------------------------------------------------------

[4]  PLEASE RE-REGISTER ASSETS AND/OR MAKE ANY CHECKS PAYABLE:
     Sterling Trust Company, Trustee
     FBO: _____________________________________  IRA __________________________
     P.O. Box 2526                               (254) 751-1505
     Waco, TX  76702-2526                        Tax ID#: 76-0115756
--------------------------------------------------------------------------------
     [ ] FULL TRANSFER OF AN EXISTING IRA (Choose one only)

         [ ] Liquidate/sell all assets. NOTE: To avoid delays, check with your current trustee to determine if all assets can be sold.

         [ ]   Re-register all assets. (Must attach current statement)

         [ ]   Other: Please see attached instructions.

     [ ] PARTIAL TRANSFER OF AN EXISTING IRA

         [ ]   Re-register the following asset(s):

         _____________________________________   _______________________________

         _____________________________________   _______________________________

         [ ] Liquidate/Sell the following as indicated and transfer proceeds:

         _____________________________________   $___________________ OR [ ] ALL

         _____________________________________   $___________________ OR [ ] ALL

         _____________________________________   $___________________ OR [ ] ALL


     ANNUITIES

         [ ] Change of ownership and beneficary. Annuitant information should remain the same.

         [ ] Surrender the entire annuity. The original policy or a statement of loss is attached.

         [ ]   Partial surrender of $___________________.

         Applicable surrender and/or penalty charges may be deducted and are authorized by my signature below.


         DIRECT ROLLOVER FROM A QUALIFIED PLAN

         NOTE: Your employer may require specific withdrawal forms and may not accept this form. To avoid delays, please contact the benefits department to verify withdrawal requirements and your eligibility.

         [ ]  100% of my vested benefit.

         [ ]  _________% of my vested benefit

         [ ]  the following amount $______________.

--------------------------------------------------------------------------------

[5]  SIGNATURE

     This transfer of assets is to be executed from fiduciary to fiduciary in such a manner that will not place me in actual or constructive receipt of all or any part of my assets. If I attained age 70 1/2 during this year, I understand IRS regulations require that my current trustee distribute or withhold form this transfer any amount which may be required to be paid to me as a Required Minimum Distribution. I further assume that Sterling Trust Company will assume that all required distributions are satisfied prior to the transfer.

     __________________________________   _________________________________
        Signature of Accountholder            Social Security Number


        -----------------------------------------------------------
        Signature Guarantee (Affix Medallion Stamp)


        Your resigning trustee/custodian may require your signature be guaranteed by a Medallion Program member.
        -----------------------------------------------------------

     ACCEPTANCE

     Sterling Trust Company has entered into an Individual Retirement Trust Agreement with the person named above, and Sterling Trust Company, as Trustee of such account, agrees to accept and does hereby accept transfer of the assets described above to such account.

                             Sterling Trust Company


Date: ________________   By: _________________________  Authorized Signatory


                                      (6)

                      This page intentionally left blank.


                                      (7)

--------------------------------------------------------------------------------

                     WHAT IS A SIMPLIFIED EMPLOYEE PENSION?

A Simplified Employee Pension (SEP) is a plan which, subject to certain conditions, enables an employer to make deductible contributions to its employees' IRAs. If the plan meets the SEP requirements, the employer may deduct up to the lesser of $30,000 or 15% of the employee's compensation for amounts contributed to the IRA by the employer. In addition, an employee may make his or her own contributions to the IRA, up to the lesser of $2,000 or 100% of compensation, and be entitled to a deduction for such contribution as well as his or her employer's contribution.

The following is a general description of the requirements of a Simplified Employee Pension:

     1. The employer makes contributions to Individual Retirement Accounts for all of his employees who have (a) attained age twenty-one (21) and (b) performed service during at least three of the five preceding calendar years.

     2. The contributions must bear a uniform relationship to the total compensation of each employee. The contributions may not discriminate in favor of officers, 10% shareholders, self-employed or highly compensated individuals.

     3. Only the first $150,000 (indexed for inflation) of compensation may be taken into account in determining the amount of employer contribution.

     4. The contributions must be 100% vested when made, and the employer may make not restrictions on withdrawal from the IRAs.

     5. The contributions must be made under a written allocation formula specifying the requirements for participation in the allocation and the method of computing the allocation. Contributions must be made no later than the due date of the employer tax return, plus extensions.

     6. The regular individual retirement plan tax rules generally govern the IRA of each employee except that the dollar limitation on deductibility of contributions is increased to $30,000. Also, the employee can make his own contributions to the IRA (up to the lesser of $2,000 or 100% of compensation).

When the requirements of the Simplified Employee Pension are met, the employer will be entitled to a tax deduction for contributions not exceeding 15% of the compensation paid to his employees during the calendar year ending with or within the taxable year. The employee will not be required to include the amount of the employer's contribution to his IRA in computing his gross income for tax purposes.

An employer establishing a SEP Plan will be responsible for certain administrative tasks, including determination of eligible employees and calculation of contributions for each participant. Sterling Trust does not perform any of these employer administrative funtions, nor does it offer such services at an additional fee. Sterling's responsiblity shall be limited to the custodial-trustee duties associated with any participant IRAs established with Sterling under the Plan.

An employer may establish a Simplified Employee Pension by executing an Agreement on IRS Form 5305-SEP, which is included in this booklet and which describes in more detail the characteristics and requirements of a Simplified Employee Pension. A copy of IRS Form 5305-SEP must be given to each covered employee.

--------------------------------------------------------------------------------

                                      (8)

Form 5305-SEP                     Simplified Employee Pension-Individual                       DO NOT File with
(Rev. January 1997)              Retirement Accounts Contribution Agreement                        the Internal
                            (Under section 408(k) of the Internal Revenue Code)                 Revenue Service
Department of the Treasury
Internal Revenue Service
----------------------------------------------------------------------------------------------------------------


___________________________________________________  makes the following  agreement  under section 408(k) of the
                (Name of employer)

Internal Revenue Code and the instructions to this form.

Article  I -- Eligibility   Requirements   (Check   appropriate  boxes  --   see
Instructions.)

The employer agrees to provide for discretionary contributions in each calendar year to the individual retirement account or individual retirement annuity (IRA) of all employees who are at least __________ years old (not to exceed 21 years old) and have performed services for the employer in at least __________ years (not to exceed 3 years) of the immediately preceding 5 years. This simplified employee pension (SEP) [ ] includes [ ] does not include employees covered under a collective bargaining agreement, [ ] includes [ ] does not include certain nonresident aliens, and [ ] includes [ ] does not include employees whose total compensation during the year is less than $400*.

Article II -- SEP Requirements (See Instructions.)

The employer agrees that contributions made on behalf of each eligible employee will be:

A. Based only on the first $160,000* of compensation.

B. Made in an amount that is the same percentage of total compensation for every employee.

C. Limited annually to the smaller of $30,000* or 15% of compensation.

D. Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).


---------------------------------------     ------------------------------------
     Employer's signature and date                       Name and title
--------------------------------------------------------------------------------
Paperwork Reduction Act Notice

The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:

Recordkeeping                1 hr., 40 mim.
Learning about the
law or the form              1 hr., 35 mim.
Preparing the form           1 hr., 41 mim.

   If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. DO NOT send this form to this address. Instead, keep it for your records.

Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

Form 5305-SEP (Model SEP) is used by an employer to make an agreement to provide benefits to all eligible employees under a SEP described in section 408(k). Do not file this form with the IRS. See Pub. 560, Retirement Plans for the Self-Employed, and Pub. 590, Individual Retirement Arrangements (IRAs).

Instructions to the Employer

Simplified Employee Pension.-- A SEP is a written arrangement (a plan) that provides you with a simplified way to make contributions toward your employees' retirement income. Under a SEP, you can contribute to an employee's individual retirement account or annuity (IRA). You make contributions directly to an IRA set up by or for each employee with a bank, insurance company, or other qualified financial institution. When using Form 5305-SEP to establish a SEP, the IRA must be a Model IRA established on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter. Making the agreement on Form 5305-SEP does not establish an employer IRA described in section 408(c).

When Not To Use Form 5305-SEP -- Do not use this form if you:

1. Currently maintain any other qualified retirement plan. This does not prevent you from also maintaining a Model Elective SEP.

2. Previously maintained a defined benefit plan that is now terminated.

3. Have any eligible employees for whom IRAs have not been established.

4. Use the services of leased employees (described in section 414(n)).

   5. Are a member of an affiliated service group (described in section 414(m)), a controlled group of corporations (described in section 414(b)), or trades or businesses under common control (described in sections 414(c) and 414(o)), unless all eligible employees of all the members of such groups, trades, or businesses, participate in the SEP.

6. Will not pay the cost of the SEP contributions. Do not use Form 5305-SEP for a SEP that provides for elective employee contributions even if the contributions are made under a salary reduction agreement. Note: SEPS permitting elective deferrals cannot be established after 1996.

Eligible Employees. -- All eligible employees must be allowed to participate in the SEP. An eligible employee is any employee who: (1) is at least 21 years old, and (2) has performed "service" for you in at least 3 of the immediately preceding 5 years.


Note: You can establish less restrictive eligibility requirements, but not more restrictive ones.

   Service is any work performed for you for any period of time, however short. If you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, service includes any work performed for any period of time for any other member of such group, trades, or businesses.

Excludable Employees.-- The following employees do not have to be covered by the
SEP: (1) employees covered by a collective bargaining agreement whose retirement benefits were bargained for in good faith by you and their union, (2) nonresident alien employees who did not earn U.S. source income from you, and
(3) employees who received less than $400* in compensation during the year.

Contribution Limits. -- The SEP rules permit you to make an annual contribution of up to 15% of the employee's compensation or $30000* whichever is less. Compensation, for this purpose, does not include employer contributions to the SEP or the employee's compensation in excess of $160,000*. If you also maintain a Model Elective SEP or any other SEP that permits employees to make elective deferrals, contributions to the two SEPs together may not exceed the smaller of $30000* or 15% of compensation for any employee.

   Contributions cannot discriminate in favor of highly compensated employees. You are not required to make contributions every year. But you must contribute to the SEP-IRAs of all the eligible employees who actually performed services during the year of the contribution. This includes eligible employees who die or quit working before the contribution is made.

--------------------------------------------------------------------------------
*This amount reflects the cost-of-living increase under section 408(k)(8), effective January 1, 1998. The amount is adjusted annually. The IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.

   You may also not integrate your SEP contributions with, or offset them by, contributions made under the Federal Insurance Contributions Act (FICA).

   If this SEP is intended to meet the top-heavy minimum  contribution  rules of section 416, but it does not cover all your employees who participate in your elective SEP, then you must make minimum contributions to IRAs established on behalf of those employees.

Deducting Contributions. -- You may deduct contributions to a SEP subject to the limits of section 404(h). This SEP is maintained on a calendar year basis and contributions to the SEP are deductible for your tax year with or within which the calendar year ends. Contributions made for a particular tax year must be made by the due date of your income tax return (including extensions) for that tax year.

Completing the Agreement.-- This agreement is considered adopted when:

o IRAs have been established for all your eligible  employees;

o You have completed all blanks on the agreement form without modification; and

o You have given all your eligible employees the following information:

   1.    A copy of Form 5305-SEP.

   2. A statement that IRAs other than the IRAs into which employer SEP contributions will be made may provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.

   3. A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of its effects.

   4. A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.

   Employers who have established a SEP using Form 5305-SEP and have furnished each eligible employee with a copy of the completed Form 5305-SEP and provided the other documents and disclosures described in Instructions to the Employer and Information for the Employee, are not required to file the annual information returns, Forms 5500, 5500-C/R, or 5500-EZ for the SEP. However, under Title I of ERISA, this relief from the annual reporting requirements may not be available to an employer who selects, recommends, or influences its employees to choose IRAs into which contributions will be made under the SEP, if those IRAs are subject to provisions that impose any limits on a participant's ability to withdraw funds (other than restrictions imposed by the Code that apply to all IRAs). For additional information on Title I requirements, see the Department of Labor regulation at 29 CFR 2520.104-48.

Information for the Employee

The information  below explains what a SEP is, how  contributions  are made, and
how  to  treat  your  employer's   contributions  for  tax  purposes.  For  more
information, see Pub. 590.

Simplified Employee Pension. -- A SEP is a written arrangement (a plan) that allows an employer to make contributions toward your retirement. Contributions are made to an individual retirement account/annuity (IRA). Contributions must be made to either a Model IRA executed on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter.

   An employer is not required to make SEP contributions. If a contribution is made, it must be allocated to all the eligible employees according to the SEP agreement. The Model SEP (Form 5305-SEP) specifies that the contribution for each eligible employee will be the same percentage of compensation (excluding compensation higher than $160,000*) for all employees.

   Your employer will provide you with a copy of the agreement containing participation rules and a description of how employer contributions may be made to your IRA. Your employer must also provide you with a copy of the completed Form 5305-SEP and a yearly statement showing any contributions to your IRA.

   All amounts contributed to your IRA by your employer belong to you even after you stop working for that employer.

Contribution Limits. -- Your employer will determine the amount to be contributed to your IRA each year. However, the amount for any year is limited to the smaller of $30,000* or 15% of your compensation for that year. Compensation does not include any amount that is contributed by your employer to your IRA under the SEP. Your employer is not required to make contributions every year or to maintain a particular level of contributions.

Tax Treatment of Contributions. -- Employer contributions to your SEP-IRA are excluded from your income unless there are contributions in excess of the applicable limit. Employer contributions within these limits will not be included on your Form W-2.

Employee Contributions. -- You may contribute the smaller of $2,000 or 100% of your compensation to an IRA. However, the amount you can deduct may be reduced or eliminated because, as a participant in a SEP, you are covered by an employer retirement plan.

SEP Participation. -- If your employer does not require you to participate in a SEP as a condition of employment, and you elect not to participate, all other employees of your employer may be prohibited from participating. If one or more eligible employees do not participate and the employer tries to establish a SEP for the remaining employees, it could cause adverse tax consequences for the participating employees.

An employer may not adopt this IRS Model SEP if the employer maintains another qualified retirement plan or has ever maintained a qualified defined benefit plan. This does not prevent your employer from adopting this IRS Model SEP and also maintaining an IRS Model Elective SEP or other SEP. However, if you work for several employers, you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer.

SEP-IRA Amounts -- Rollover or Transfer to Another IRA. -- You can withdraw or receive funds from your SEP-IRA if within 60 days of receipt, you place those funds in another IRA or SEP-IRA. This is called a "rollover' and can be done without penalty only once in any 1-year period. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have these funds transferred between the trustees or the custodians so that you never have possession of the funds.

Withdrawals. -- You may withdraw your employer's contribution at any time, but any amount withdrawn is includible in your income unless rolled over. Also, if withdrawals occur before you reach age 591/2, you may be subject to a tax on early withdrawal.

Excess SEP Contributions. -- Contributions exceeding the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15), but is includible in your gross income. Excess contributions left in your SEP-IRA account after that time may have adverse tax consequences. Withdrawals of those contributions may be taxed as premature withdrawals.

Financial Institution Requirements. -- The financial institution where your IRA is maintained must provide you with a disclosure statement that contains the following information in plain, nontechnical language:

1. The law that relates to your IRA.

2. The tax consequences of various options concerning your IRA.

3. Participation eligibility rules, and rules on the deductibility of retirement savings.

    4. Situations and procedures for revoking your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation. (This information must be clearly displayed at the beginning of the disclosure statement.)

    5. A discussion of the penalties that may be assessed because of prohibited activities concerning your IRA.

    6. Financial disclosure that provides the following information:

    a. Projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of determining annual earnings and charges that may be assessed.

    b. Describes whether, and for when, the growth projections are guaranteed, or a statement of the earnings rate and the terms on which the projections are based.

    c. States the sales commission for each year expressed as a percentage of $1,000.

   In addition, the financial institution must provide you with a financial statement each year. You may want to keep these statements to evaluate your IRA's investment performance.

--------------------------------------------------------------------------------

Form 5305                                        STERLING TRUST COMPANY
(Rev. January 1998)                       Individual Trust Retirement Account
Department of the Treasury                     (Under Section 408(a) of
Internal Revenue Service                       the Internal Revenue Code)
--------------------------------------------------------------------------------
This Individual Retirement Trust Account Agreement (hereinafter called the "Agreement") is made between Sterling Trust Company, a Texas Trust Company (hereinafter called the "Trustee") and each individual (hereinafter called the "Grantor") who executes an Adoption Agreement, incorporating the terms of this Agreement, for the purpose of establishing an individual retirement account (hereinafter called the "trust account") as described in Section 408(a) of the Internal Revenue Code of 1986, as amended, or any successor statute (hereinafter called the "Code"), upon the terms set forth herein.

ARTICLE I.

1.1 The Trustee may accept additional cash contributions on behalf of the Grantor for a tax year of the Grantor. The total cash contributions are limited to $2,000 for the Tax year unless the contribution is a rollover contribution described in Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k).

ARTICLE II.

2.1  The   Grantor's   interest  in  the   balance  in  the  trust   account  is
nonforfeitable.

ARTICLE III.

3.1 No part of the trust funds may be invested in life insurance contracts, nor may the assets of the trust account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

3.2 No part of the trust funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3) which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV.

4.1 Notwithstanding any provision of this agreement to the contrary, the distribution of the Grantor's interest in the trust account shall be made in accordance with the following requirements and shall otherwise comply with
    Section 408(a)(6) and Proposed Regulations Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations Section 1.401
    (a)(9)-2, the provisions of which are herein incorporated by reference.

4.2 Unless otherwise elected by the time distributions are required to begin to the Grantor under paragraph 4.3, or to the surviving spouse under paragraph 4.4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Grantor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated.

4.3 The Grantor's entire interest in the trust account must be, or begin to be, distributed by the Grantor's required beginning date, April 1 following the calendar year end in which the Grantor reaches age 70/1/2. By that date, the Grantor may elect, in a manner acceptable to the trustee, to have the balance in the trust account distributed in:

(a) A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Grantor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Grantor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Grantor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Grantor and his or her designated beneficiary.

4.4 If the Grantor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(a) If the Grantor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 4.3.

(b) If the Grantor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Grantor or, if the Grantor has not so elected, at the election of the beneficiary or beneficiaries, either

(i) Be distributed by the December 31 of the year containing the fifth anniversary of the Grantor's death, or

(ii)Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Grantor's death. If, however, the beneficiary is the Grantor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Grantor would have turned age 70 1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Grantor's required beginning date, even though payments may actually have been made before that date.

(d) If the Grantor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

4.5 In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the Grantor (or the joint life and last survivor expectancy of the Grantor and the Grantor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 4.3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Grantor and designated beneficiary as of their birthdays in the year the Grantor reaches ages 701/2. In the case of a distribution in accordance with paragraph
    4.4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

4.6 The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisty the minimum distribution requirements described above. This method permits an individual to satisty these requirements by taking from one individual retirement account the amount required to satisty the requirement for another.

ARTICLE V.

5.1 The Grantor agrees to provide the Trustee with information necessary for the Trustee to prepare any reports required under Section 408(i) and Regulations
    Section 1.408-5 and 1.408-6.

5.2 The Trustee agrees to submit reports to the Internal Revenue Service and the Grantor as prescribed by the Internal Revenue Service.

ARTICLE VI.

6.1 Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with Section 408(a) and related regulations will be invalid.

ARTICLE VII.

7.1 This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

ARTICLE VIII. ContributIons

8.1 All contributions made to the trust account shall be in cash, except in the case of a rollover or transfer contribution.

8.2 For any year, Grantor may contribute to his or her IRA during the calendar year and not later than the time prescribed by law for filing the return for such taxable year (not including extensions thereof).

8.3 Except  in  the  case  of  a  Rollover  IRA  or  a  plan-to-plan   transfer,
    contributions made by or on behalf of Grantor shall not be made during or after the calendar year in which Grantor attains age 70 1/2 years.

8.4 The Grantor assumes sole responsibility for determining that contributions to the trust account do not exceed the limits specified in the Code. With respect to any contribution designated by the Grantor as a rollover contribution, the Grantor warrants:

(a) that such amount is an "eligible rollover distribution" under Section 402 of the Code received from a qualified plan or 403(b) plan, another individual retirement account or annuity, or a U.S. retirement bond, and is rolled over directly from an eligible retirement plan, or contributed to the trust account established hereunder within sixty (60) days of its receipt by Grantor.

(b) that in the case of a rollover from a qualified plan or 403(b) plan, the amount of such rollover contribution is an amount equal to or less than the excess of the qualified total distribution or partial distribution over amounts contributed thereto by Grantor (other than qualified voluntary employee contributions as described in Section 219(e) of the Code) and, if any portion of such rollover consists of property other than cash, such distribution to Grantor consisted of the same property being contributed to the trust account established hereunder; and

(c) that, in the case of a rollover contribution from another individual retirement account or individual retirement annuity, such other account or annuity was not itself funded by a rollover contribution from another IRA within one (1) year of the date of the contribution to the trust account established hereunder.

8.5 The Trustee will not be responsible for the computation and the collection of any contributions under this Agreement, and shall be under no duty to determine whether the nature or amount of any contributions is in accordance with this Agreement or the Code. In addition, the Trustee shall not be responsible for computing or maintaining a record of the deductible portion of any contribution.

ARTICLE IX. Investments

9.1 Grantor retains all responsibilities and duties for the selection, management, and retention of investments, to the exclusion of the Trustee, pursuant to his power as "Settlor" under Section 114.003 of The Texas Trust Code. At the direction of the Grantor, the Trustee shall invest all contributions to the account and earnings thereon. The Trustee shall be responsible for the execution of such orders and for maintaining adequate records thereof. If investment direction orders are not received as required, or, if received, are unclear in the opinion of the Trustee, all or a portion of the contribution may be held uninvested without liability for loss of income or appreciation and without liability for interest pending receipt of such orders or clarification. Upon death of the Grantor, the beneficiary(ies) and/or representative for the estate of the Grantor assume all rights and responsibilities for investment of the account.

9.2 The Trustee shall retain in cash so much of the Trust as the Grantor or his designated agent or representative directs or until other instructions are received from the Grantor or his agent, and is authorized to place such cash held in the Trust in an interest-bearing instrument of the Trustee or an affiliate of the Trustee as defined in IRC Section 1504. The Trustee may perform subaccounting and

--------------------------------------------------------------------------------
                                      (11)
    interest posting functions related to the account as described in this Section, and may receive a fee directly from the investment sponsor for these services. Grantor agrees that such subaccounting services are necessary for the proper function of the IRA account and further agrees to such fees being paid to Trustee. Grantor understands that fees described in this Section are not to be borne by the Grantor. It is understood by the Grantor that any Investment Advisor (as defined in Section 9.3) of the Grantor may direct the Trustee to retain a specific amount of cash in the Grantor's account on deposit with the Trustee, partially in exchange for the Trustee's services hereunder, and the Grantor agrees that any such deposits with the Trustee shall constitute additional compensation due to the Trustee over and above the fees provided for in Article XIV.

9.3 The Grantor may appoint an Investment Advisor, qualified under Section 3(38) of the Employee Retirement Income Security Act of 1974, to direct the investment of the IRA. The Grantor shall notify the Trustee in writing of any such appointment by providing the Trustee a copy of the instruments appointing the Investment Advisor and evidencing the Investment Advisor's acceptance of such appointment, an acknowledgment by the Investment Advisor that it is a fiduciary of the account, and a certificate evidencing the Investment Advisor's current registration under the Investment Advisor's Act of 1940. The Trustee shall comply with any investment directions furnished to it by the Investment Advisor, unless and until it receives written notification from the Grantor that the Investment Advisor's appointment has been terminated.

9.4 On a form acceptable to the Trustee, the Grantor may designate a representative for the purpose of communicating investment directions to the Trustee and receiving information on the account. Said Designated Representative ("Rep") may be a registered representative of a broker/dealer organization, a financial advisor or other person as may be acceptable to the Grantor. The Rep shall be the authorized agent of the Grantor, and not of the Trustee. The Trustee shall construe any and all investment directions given by the Rep, whether written or oral, as having been authorized by the Grantor. The Grantor may appoint and/or remove a Rep by written notice to the Trustee provided that removal of a Rep shall not have the effect of cancelling any notice, instruction, direction or approval received by the Trustee from the removed Rep before the Trustee receives said notice of removal from the Grantor.

9.5 On a form acceptable to the Trustee, the Grantor may authorize the Trustee to accept verbal investment directions from the Grantor or his Rep. Said verbal investment directions may be given by telephone or in person in the offices of the Trustee. Grantor agrees that Trustee is not responsible for verifying the propriety of any verbal investment direction which it may receive, other than requiring Grantor's Social Security Number and Account Number for identification purposes. Grantor further agrees that the Trustee is not responsible for unauthorized trades in the account which may be effected under this Section.

9.6 If publicly-traded securities are to be included in the specified investments, orders shall be executed through a securities broker/dealer registered under the Securities Exchange Act of 1934 designated by the Grantor upon such form as the Trustee may prescribe. Any brokerage account maintained in connection herewith shall be in the name of the Trustee for the benefit of the Grantor. The Trustee shall be authorized to honor transactions within the brokerage account without obligation to verify prior authorization of same by the Grantor. Any cash received by the brokerage account, whether as income or proceeds of transactions, shall be held by the brokerage account pending directions, and the Trustee shall have no obligation to direct the broker to remit such cash until directed to do so by the Grantor, but may receive remittances without direction if the same are made by the broker. Investments outside the brokerage account shall be made in accordance with the other provisions of this Article.

    Investment directions may be given directly to the designated broker by the Grantor (in such manner as the broker may require) and the broker shall be responsible for the execution of such orders. When securities are purchased within the brokerage account requiring that funds be remitted by the Trustee to make settlement, Grantor agrees to telephonically notify or instruct the broker or Rep to telephonically notify the Trustee on the trade date of the pending securities transaction, and to request delivery of the trust account assets necessary to settle the trade. Grantor agrees to hold the Trustee harmless for any losses resulting from the Grantor's failure to notify the Trustee of the pending trade and request for settlement in the above prescribed manner.

9.7 Grantor may direct the Trustee to purchase "nonstandard" investments which shall include but not be limited to investments which are individually negotiated by the Grantor or his Rep, or part of a private placement of securities offered in reliance upon exemptions provided by Sections 3(B) and 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Trustee may identity investments or classes of investments which are unacceptable due to their posing an administrative burden on the Trustee. For such investments, the Trustee reserves the right to not follow the Grantor's or Rep's direction or process such an investment. The Trustee's decision to reject certain assets for reasons of administrative feasibility should not be construed as investment advice or an opinion of the Trustee as to the investment's prudence or viability.

    If  the  Grantor  or his  Rep  should  direct  the  Trustee  to  purchase  a
    non-standard   investment,   as  defined   above,   the  following   special
    certifications and provisions shall apply:

(a) Grantor agrees to submit or cause to be submitted all offering documentation related to the non-standard investment for an administrative review by the Trustee. The Trustee reserves the right to charge a reasonable fee for such administrative review so requested by the Grantor or his Rep;

(b) If the non-standard investment(s) contains a provision for future contractual payments or assessments, including margin calls, Grantor acknowledges that such payments shall be borne solely by the IRA account, that authorization to make such payments shall come from Grantor or his Rep, and that making such payments may reduce or exhaust the value of the IRA account. Grantor further agrees to maintain sufficient liquid funds in his IRA account to cover any such payments or assessments, and agrees that the Trustee shall not be responsible for monitoring the balance of the account to verify compliance with this Section.

    Grantor agrees to indemnity the Trustee and hold it harmless for any and all payments or assessments which may result from holding the non-standard investment within the IRA account, and further agrees that the Trustee shall be under no obligation whatsoever to extend credit to the account or otherwise disburse payment beyond the cash balance of the account for any payment or assessment related to the non-standard investment(s);

(c) If the non-standard investment(s) contain administrative and/or management requirements or duties beyond the Trustee's capabilities or expertise to provide, then Grantor agrees to seek out suitable agents or counsel necessary to perform such duties and deliver a written service agreement acceptable to the Trustee for execution on behalf of the Grantor's IRA account;

(d) If the Grantor directs the Trustee to enter into an individually-negotiated debt instrument, including a promissory note, deed of trust, real estate contract, mortgage note or debenture, then Grantor agrees to enter into a Note Servicing Agent Agreement with a third-party Agent, on a form acceptable to the Trustee. Said Note Servicing Agent shall be the agent of the Grantor and not of the Trustee, and shall be responsible for administering the terms of the debt instrument on behalf of the Grantor's Account. Should the Note Servicing Agent ever become unwilling or unable to perform the duties outlined in the Note Servicing Agent Agreement, then Grantor understands and agrees that all duties of the Note Servicing Agent shall revert to Grantor until a successor Agent is named.

(e) The Trustee shall have no duty to monitor the sufficiency or adequacy of the Grantor's actions or duties or those of his heirs, successors, agents, or assigns, nor shall the Trustee be required to monitor the acts of any paid consultant to whom the Trustee may have contractually delegated any duties or responsibilities pursuant to Grantor's or his Rep's directions;

(f) Grantor agrees to be responsible for any and all collection actions, including contracting with a collection agency or instituting legal action, and bring any other suits or actions which may become necessary to protect the rights of the account as a result of the operation or administration of the investment(s); and

(g) Grantor may not direct the purchase of a life insurance contract or a "collectible" as defined in Code Section 408(m).

9.8 The Trustee shall value assets of the account on a quarterly basis utilizing various outside sources available to it. However, the Trustee shall not guarantee the accuracy of prices obtained from quotation services, independent appraisal services, investment sponsors, or parties related thereto or other outside sources. Values for brokerage accounts shall be equal to the total equity value of the account, and shall reflect only those assets which are priced by the brokerage firm. Individual assets held within the brokerage account shall not be listed individually on statements fumished by the Trustee. In the absence of direction from the Secretary of the Treasury or his authorized representative to the contrary, the value of illiquid assets such as limited partnerships and privately-held stock shall be determined by a fair market value from the investment sponsor or other outside source. If the investment sponsor is unwilling or unable to provide a fair market value, then the Trustee may list the value of the illiquid asset at its original cost or as "Not Available." Assets which have no readily determinable market value, are bankrupt, or for which no original cost or value is otherwise available may have their value reflected as "Not Available" on the Trustee's periodic statement.

9.9 If investment(s) selected by the Grantor or his Rep generate unrelated Business Taxable lncome (UBTI), Grantor understands that such income, when considered in conjunction with all such income from all IRA accounts, may be taxable to the IRA account to the extent that all UBTI for a given taxable year exceeds the threshold amount set by the IRS (currently $1000). In such instances, the IRS requires that a Form 990-T be filed for the IRA account along with the appropriate amount of tax. Grantor understands that the Trustee does not monitor the amount of UBTI in the IRA account, and does not prepare Form 990-T. Grantor agrees to monitor UBTI for this and any other IRA account which he may hold, and further agrees to prepare, or have prepared, the proper 990-T tax form and forward it to the Trustee for filing, along with authorization to pay any tax due from the IRA account.

9.10The Grantor understands that certain transactions are prohibited for tax-exempt IRA accounts under Code Section 4975. Grantor further understands that the determination of whether a transaction directed by Grantor or his Rep is prohibited depends on all of the relevant facts and circumstances

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    surrounding the purchase. The Grantor acknowledges that the determination of whether a transaction directed by Grantor or his Rep is prohibited depends on all of the relevant facts and circumstances surrounding the purchase. The Grantor acknowledges that, should the IRA account engage in a prohibited transaction, that the fair market value of the account will become a taxable distribution to the Grantor in the taxable year in which the transaction was made. In addition, if the Grantor is under age 591/2, additional premature distribution penalty taxes may apply.

    Grantor hereby warrants that he will not enter into a transaction, or cause a transaction to be entered into, which is prohibited under Section 4975 of the Code. Grantor further warrants that, if a transaction is questionable due to Grantor's relationship to the investment sponsor, that he will consult with such counsel and advisors as Grantor may deem necessary prior to directing or causing the direction of that transaction.

ARTICLE X. Trust Accounts

10.1It shall be the sole duty of the Trustee to maintain a trust account in the name of the Grantor and to make payments and distributions as directed by the Grantor or his Rep. Pursuant to the directions of the Grantor or his Rep, the Trustee shall invest and reinvest the assets in the trust account without any duty to diversity and without regard to whether such investment is authorized by the laws of any jurisdiction for trust investment, in securities obtainable "over the counter" or on a recognized exchange, savings media and any other acceptable public or non-standard investment which in the sole judgment of the Trustee will not impose an unreasonable administrative burden (with such determination by the Trustee not to be construed in any respect as a judgment concerning the prudence or advisability of such investment). The trust account shall reflect the amounts contributed by the Grantor, receipts, investments, distributions, disbursements, and all other transactions.

10.2 The  Trustee  shall  have  the  following   powers  and  authority  in  the
     administration of the trust account:

(a) Pursuant to the Grantor's or his Rep's directions, to exercise or sell options, conversion privileges or rights to subscribe for additional securities and to make payments therefor, and to invest in any annuity contract issued by any legal reserve life insurance company.

(b) In the absence of specific investment instructions from the Grantor or his Rep, to vote in person or by proxy upon securities held by the Trustee. The Trustee shall have no responsibility to notify or forward to the Grantor or his Rep any notices, proxies, assessments or other documents received by the Trustee on behalf of the account unless the Grantor or his Rep so requests each such document in writing.

(c) Pursuant to the Grantor's directions, to consent to or participate in dissolutions, reorganizations, consolidations, mergers, sales, transfers or other changes in securities held by the Trustee, and in such connection, to delegate the Trustee's powers and to pay assessments, subscriptions and other charges.

(d) To make, execute and deliver as Trustee any and all contracts, waivers, releases or other instruments necessary or proper for the exercise of any of the foregoing powers.

(e) In the absence of specific investment instructions from the Grantor, to leave any property comprising the trust account for safekeeping or on deposit, with or without interest, with such banks, brokers and other custodians as the Trustee may select.

(f) To hold any securities in bearer form or in the name of banks, brokers and other custodians or in the name of the Trustee without qualifications or description or in the name of any nominee.

(g) To employ suitable agents and counsel and to pay their reasonable expenses and compensation.

(h) To do and perform all acts or things reasonably necessary or desirable to carry out the power and authority granted to the Trustee.

(i) To designate a securities broker/dealer registered under the Securities and Exchange Act of 1934 (including a qualified affiliate) with respect to any mutual funds held in the account as to which either no broker/dealer has been designated by the Grantor or the Grantor has advised Steriing of its decision to cease its designation of a broker/dealer.

10.3 Trustee shall invest funds received from the Participant in accordance with the directions from the Grantor within seven (7) business days of receipt of such funds plus necessary administrative and processing time. Trustee shall be under no duty to credit interest or earnings on the funds received, and Grantor agrees that Trustee shall not be liable for any market value adjustment which may occur during the period of time Trustee has control of the funds received from the Grantor.

     10.4 The Trustee shall have no duty other than to follow the directions of the Grantor, his Rep, or Investment Advisor, and shall be under no duty to question said instructions. The Trustee does not assume any responsibility for rendering advice with respect to the investment and reinvestment of the Grantor's account, and shall not be liable for any loss which results from the exercise of control over his account by the Grantor, his Rep, or Investment Advisor. In the case of any solicitation received by the Trustee with respect to the Grantor's account (including but not limited to third party tender offers with respect to limited partnership interests in the account), the Trustee will transmit such materials to the Grantor (or to his Rep or Investment Advisor, as directed by the Grantor); however, the Trustee must have at least ten (10) days from the date it receives instructions from the Grantor (or his Rep or Investment Advisor) to transmit such instructions to the soliciting party by the date specified in the solicitation. The Trustee shall have no obligation to transmit any solicitation received or instructions given with respect to the Grantor's account by other than regular mail, and shall not be responsible for any failure to respond to a solicitation by the deadline specified therein due to (i) delays in the mail or (ii) where the Trustee has less than ten (10) days from the date instructions are received from the Grantor (or his or her Rep or Investment Advisor) and the specified deadline for responding. Trustee need not honor offers or recognize communications that are not addressed to each Grantor's account by name. The Trustee shall not be responsible for any action taken by the Grantor or his Rep as a result of information concerning the account or any investment which may be transmitted or not transmitted to the Grantor or his Rep.

     The Trustee shall have no responsibility or duty to review any securities or other property held within the account, nor shall the Trustee be held liable for its failure to act because of the absence of any directions from the Grantor. The Trustee shall not be liable for the actions or inactions of any prior Trustee, Custodian, or other service provider or agent of the Grantor which may have occurred prior to the transfer of the IRA account assets to the Trustee. The Grantor shall indemnity and hold Trustee harmless for any losses resulting from the Trustee's action or inaction in relation to investment directions received from the Grantor, his Rep, or Investment Advisor, for the actions or inactions of Agents appointed by the Grantor, or by the Trustee at the direction of the Grantor, and for any tax consequences resulting from the Grantor's or Rep's direction to engage in any unauthorized transaction, including an investment in life insurance contracts, investment in collectibles, or engaging in a prohibited transaction as defined in Section 4975 of the Code.

ARTICLE XI. Beneficiary DesignatIon

11.1 The Grantor may from time to time designate, upon such form as the Trustee shall prescribe, any person, trust or persons, contingently or successively, to whom the Trustee shall pay the Grantor's interest in the trust account in the event of his death. Such primary and contingent beneficiary designation shall be effective when filed with the Trustee and shall revoke all prior beneficiary designations made before that date by Grantor.

11.2 If a Grantor fails to name a beneficiary in accordance with Section 11.1, or if all beneficiaries named by a Grantor, predeceased him, then the remaining balance of the trust account shall be payable to the spouse of the Grantor, or if there is no spouse living, then to the estate of the Grantor.

11.3 When and after distributions of the trust account to the Grantor's beneficiary commence, all rights and obligations of the Grantor under this Agreement shall inure to, and be exercised by, such beneficiary.

11.4 If the beneficiary designated to receive payments hereunder is a minor or person of unsound mind, whether so formally adjudicated or not, the Trustee, in its discretion, may make such payment to such person as may be acting as parent, guardian, committee, conservator, trustee, or legal representative of such minor or incompetent and the receipt of any such person as selected by the Trustee shall be a full and complete discharge to the Trustee for any sums so paid.

ARTICLE XII. Payout of Benefits

12.1 If the Grantor has selected a distribution option involving life contingencies, the Grantor may direct the Trustee to utilize the amount in the trust account which would otherwise be available as a lump sum distribution to purchase an annuity from such insurance company as the Grantor may select to satisfy the requirements of Article IV of this Trust.

12.2 Grantor's election as to the method of distribution under Section 4.3 of this Trust must be made at least thirty (30) days before the Required Beginning Date, which is defined as April 1 of the calendar year immediately following the calendar year in which the Grantor reaches age 70 1/2. If no election is made, the Trustee will make distributions over a period not to exceed the Grantor's single life expectancy.

12.3 When determining the amount to be distributed for the second distribution calendar year and subsequent distribution calendar years, the Grantor's life expectancy (or the joint life expectancy of the Grantor and his named beneficiary) shall not be recalculated unless such recalculation is elected by the Grantor on a form acceptable to the Trustee.

ARTICLE XIII.  Duties,  Records,  Reports

13.1 The Trustee's sole duties to the Grantor regarding reporting shall be to send Grantor a copy or facsimile of IRS Form 5498 and/or an annual calendar year statement of the assets of the account within time frames established by the IRS. The Trustee may, but is not obligated to, furnish periodic reports to the Grantor detailing transactions performed under this Trust and the value of assets held within the account.

13.2 The Trustee shall have no liability or responsibility for transactions reported on any periodic or annual statement unless the Grantor or his Rep file written exceptions or objections within 60 days after receipt of the report or statement. Upon receipt of written notification under this Section, the Trustee's liability and responsibility shall be to fully investigate the exceptions or objections, and make any adjustments, correct any entries, or otherwise reconcile the account as may be necessary. If any such adjustments or corrections are required, the Trustee shall issue a revised statement for the reporting period(s) in question.

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ARTICLE XIV. Fees and Expenses

14.1 Except as provided in Section 9.2, the Grantor shall be charged by the Trustee for its services hereunder in accordance with the current posted fee schedule of the Trustee as it may be amended from time to time. Any income taxes or other taxes of any kind whatsoever that may be levied upon or in respect of the trust account, any transfer taxes incurred in connection with the investment and reinvestment of assets in the trust account, and all other administrative expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee and compensation of the Trustee shall by paid by the Grantor and the Grantor hereby convenants and agrees to pay the same.

14.2 In the event the Grantor shall at any time fail to discharge any liability under this Article, such liability shall be charged to the trust account, and the Trustee may liquidate such of the assets of the trust account for such purposes as in its sole discretion it shall determine. Notwithstanding any contrary provisions of this Agreement, all payments under this Article and the liquidations of assets to obtain funds therefor may be made without the approval or direction of the Grantor. If the trust account is not sufficient to satisfy such liability, the Grantor shall be liable for any deficiency.

14.3 The Trustee's current posted fee schedule may be amended at any time upon 30 days' written notice to the Grantor. The Trustee reserves the right to charge fees in addition to its posted fee schedule for extraordinary or special services, or for unforeseen expenses to the account, including legal expenses incurred by the Trustee. The Trustee does not prorate fees. On a form acceptable to the Trustee, the Grantor may elect to pay fees directly, or have them withdrawn from the assets of the account. Termination fees are due and payable upon distribution to the Grantor or upon transfer to another trustee or custodian.

ARTICLE XV. Amendment and Termination

15.1 The Grantor irrevocably delegates to the Trustee the right and power to amend this Trust Agreement. Except as hereafter provided, the Trustee will give the Grantor 30 days' prior written notice of any amendment. In case of a retroactive amendment required by law, the Trustee will provide written notice to the Grantor of the amendment within 30 days after the amendment is made, or if later, by the time that notice of the amendment is required to be given under regulations or other guidance provided by the IRS. The Grantor shall be deemed to have consented to any such amendment unless the Grantor notifies the Trustee to the contrary within 30 days after notice to the Grantor and requests a distribution or transfer of the balance of the account. The Trustee's termination fee shall be applicable to any account so distributed or transferred.

15.2 The Grantor may terminate this Agreement at any time by delivery of written notice of such termination to the Trustee. Upon such termination, the Trustee shall continue to hold the assets and distribute them in accordance with the previous instructions of the Grantor and the provisions of this Agreement unless the Trustee receives other instructions from the Grantor (such as those involving a rollover) which the Trustee may follow, without liability and without any duty to ascertain whether such payout is proper under the provisions of the Code or of any other plan.

15.3 Upon request of the Grantor in writing to the Trustee, the Trustee shall transfer all assets in the trust account to the Grantor, to a qualified retirement plan, or to another individual retirement account established by the Grantor. The Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for any other liabilities constituting a charge against the assets of the trust account or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee or custodian.

ARTICLE XVI. Resignation or Removal of Trustee

16.1 Upon written notice to the Trustee, the Grantor may remove it from its office hereunder. Such notice, to be effective, shall designate a successor trustee or custodian and shall be accompanied by the successor's written acceptance. The Trustee may at any time resign upon thirty (30) days' prior written notice to Grantor, whereupon the Grantor shall appoint a successor to the Trustee. In the event of resignation of the Trustee and failure to appoint a qualified successor, the Trustee may appoint a successor trustee or custodian, or distribute the assets of the IRA account to the Grantor.

16.2 The successor trustee or custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury pursuant to
     Section 408(a)(2) of the Code. Upon receipt by the Trustee of written acceptance by its successor of such successor's appointment, the Trustee shall transfer and pay over to such successor the assets of the trust account and all records (or copies thereof) of Trustee pertaining thereto. The Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the trust account or on or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee or custodian.

16.3 The Trustee shall not be liable for the acts or omissions of its successor.

ARTICLE XVII. Miscellaneous

17.1 Neither the Grantor nor any beneficiary of the Grantor shall have any right to pledge, hypothecate, anticipate or in any way create a lien upon any assets or part of the trust account. Distributions to the Grantor, his beneficiaries, spouse, heirs-at-law, or legal representatives, excepting minors and persons under legal disability, shall be made only to them and upon their personal receipts and endorsements and no interest in the trust account, or any part thereof, shall be assignable in anticipation of payment either by voluntary or involuntary act, or by operation of law, or be liable in any way for the debts or defaults of such Grantor, his beneficiaries, spouse, or heirs-at-law. The provisions of this paragraph shall not apply to the extent that they violate any applicable law.

17.2 The trust account created hereunder is created for the exclusive benefit of the Grantor or his beneficiaries, and at no time shall it be possible for any part of the assets of the trust account to be used for or diverted to purposes other than for the exclusive benefit of the Grantor or his beneficiaries.

17.3 Notwithstanding the provisions of Sections 17.1 and 17.2 above, in the event the Grantor and the Grantor's spouse obtain a Separation Instrument, as described in Section 408(d)(6) of the Code, the Grantor may direct the Trustee in writing to transfer the appropriate portion of the assets in the Grantor's account directly to the Grantor's former spouse or to an IRA maintained by the Grantor's former spouse, provided the transfer is in accordance with the Separation Instrument, a copy of which shall be furnished to the Trustee. The transfer of assets to the Grantor's former spouse may be in cash or in-kind, pursuant to directions contained in the Separation Instrument.

17.4 The Trustee shall be under no duties whatsoever except such duties as are specifically set forth in this Agreement. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. The Grantor shall at all times duly indemnity and save harmless the Trustee from any liability which may arise hereunder except liability arising from the gross negligence or willful misconduct of the Trustee.

17.5 The Grantor agrees that all claims and disputes of every type and matter which may arise between the Grantor and the Trustee will be submitted to binding arbitration pursuant to the rules of the American Arbitration Association; that such arbitration proceedings shall take place only in McLennan County, Texas; and that to the extent not preempted by federal law, Texas law will apply. The Grantor expressly waives any right the Grantor may have to institute or conduct litigation or arbitration in any other forum or location, or before any other body. Arbitration is final and binding on the parties.

17.6 The trust account created hereunder may be utilized by an employer in conjunction with IRS FORM 5305-SEP or other approved prototype or individually-designed document to establish a Simplified Employee Pension
     (SEP) Plan.

17.7 Any notice or statement which the Trustee is required to give hereunder shall be deemed given when mailed to the intended recipient at his last known address. Any notice or statement to be given to the Trustee shall be deemed given only when actually received by the Trustee.

17.8 Words used in the masculine shall apply to the feminine where applicable and wherever the context of this Agreement indicates the plural shall be read as the singular, and the singular as the plural.

17.9 The captions of Articles in this Agreement are included for convenience only and shall not be considered a part of, or an aid to, the construction of this Agreement.

17.10 This Agreement is intended to quality under Section 408(a) of the Code and if any term or provision hereof is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

17.11 This Agreement is accepted by the Trustee in, and administered under, the laws of the State of Texas. All contributions to the Trustee shall be deemed to take place in the State of Texas.

GOVERNING LAW. THIS AGREEMENT AND ALL AMENDMENTS HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

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                              DISCLOSURE STATEMENT
              STERLING TRUST COMPANY INDIVIDUAL RETIREMENT ACCOUNT

Sterling Trust Company presents the following Disclosure Statement pursuant to Internal Revenue Service Regulations which require that the information contained therein be given to individuals for whom an Individual Retirement Account (hereinafter "IRA" or "account") is established.

A.    RIGHT OF REVOCATION

      Regulations of the Internal Revenue Service require that this Disclosure Statement be given to a participant at least seven days before the account is established, or, the participant may revoke the account within at least seven days after it is established. Copies of the Adoption Agreement establishing the IRA and related documents are included in the booklet containing this Disclosure Statement. By executing the Adoption Agreement, you acknowledge receipt of this Disclosure Statement. Accordingly, you are entitled to revoke the IRA within seven days after the date of your execution of the Adoption Agreement. Such revocation may be made only by written notice which at your option may be mailed or delivered to Sterling Trust Company as follows:

      Mailing address:            Sterling Trust Company
                                  Post Office Box 2526
                                  Waco, Texas 76702-2526

      Delivery address:           Sterling Trust Company
                                  7901 Fish Pond Road
                                  Waco, Texas 76710

      If mailed, the revocation notice shall be deemed mailed on the date of the postmark (or if by registered or certified mail, the date of registration or certification) if deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage prepaid, properly addressed. Upon revocation within the seven-day period, the Trustee will return the current fair market value of the amount contributed to the IRA, without penalty, service charge, or administrative expense.

B.    STATUTORY REQUIREMENTS OF AN IRA - CODE SEC. 408(a)
      An individual retirement account is a trust account created by a written governing instrument that meets the following requirements:

      1. The trustee or custodian must be a bank, federally insured credit union, savings and loan association, or another person eligible to act as a trustee or custodian.

      2. Except for rollovers and direct transfers (the tax free transfer of retirement funds from one retirement plan to another, described below) and employer contributions to a simplified pension plan or SIMPLE plan, contributions may not exceed the lesser of 100% of your compensation, or $2,000 in any tax year and the contribution must be in cash.

      3.    You will have a nonforfeitable interest in the account.

      4. No part of the trust funds will be invested in life insurance contracts nor may the assets be commingled with other property except in a common trust fund or common investment fund.

      5. You may not invest the assets of your IRA in collectibles (as described in Section 408(m) of the Internal Revenue Code). A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the IRS. However, if the Trustee permits, specially minted US gold, silver and platinum coins and certain state-issued coins are permissible IRA investments. Beginning on 1/1/98 you may also invest in certain gold, silver, platinum or palladium bullion. Such bullion must be permitted by the Trustee and held in the physical possession of the IRA trustee or custodian.

      6. Your interest in your IRA must begin to be distributed to you by the April 1st following the calendar year you attain the age of 70 1/2. The methods of distribution, election deadlines, and other limitations are described in detail below.

C.    LIMITATIONS AND RESTRICTIONS ON THE DEDUCTION FOR AN IRA  -  CODE SEC. 219

      ELIGIBLE INDIVIDUALS

      You are permitted to make a regular contribution to your IRA for any taxable year prior to the taxable year you attain age 70 1/2, and if you receive compensation for such taxable year. Compensation includes salaries, wages, tips, commissions, bonuses, alimony, royalties from creative efforts and "earned income" in the case of self-employeds. The amount which is deductible, depends upon whether or not you are an active participant in a retirement plan maintained by your employer; your adjusted gross income (AOl); your marital status; and your tax filing status.

      MAXIMUM CONTRIBUTION ALLOWANCE

      The maximum amount you may contribute for any one year is the lesser of 100% of your compensation or $2,000. This is your contribution limit. The deductibility of regular IRA contributions depends upon your marital status, tax filing status, whether or not you are an "active participant" and your AGI.

      ACTIVE PARTICIPANT

      You are considered an active participant if you participate in your employer's qualified pension, profit-sharing, or stock bonus plan qualified under Section 401(a) of the Internal Revenue Code ("the Code"); qualified annuity under Section 403(a) of the Code; a simplified employee pension plan (SEP); a Savings Incentive Match Plan for Employees (SIMPLE); a retirement plan established by a government for its employees (this does not include a Section 457 plan); tax-sheltered annuities or custodial accounts under Section 403(b) of the Code; and pre-1959 pension trusts under Section 501(c)(18) of the Code.

      If you are not sure whether you are covered by an employer-sponsored retirement plan, check with your employer or check your Form W-2 for the year in question. The W-2 form will have a check in the "pension plan" box if you are covered by a retirement plan. You can also obtain IRS Publication 923 for more information on active participation in retirement plans for IRA deduction purposes.

      DEDUCTIBILITY OF REGULAR CONTRIBUTIONS

      If neither you or your spouse is an active participant in a qualified retirement plan (including qualified pension, profit sharing or stock bonus plans, tax-sheltered annuity plans, Simplified Employee Pension
      (SEP) Plans, SIMPLE Plans, certain government-sponsored plans, and plans described under Section 501(c)(18)(18) of the Internal Revenue Code), then you may deduct the full amount of your IRA contribution without regard to your adjusted gross income or filing status.

      If you or your spouse is an active participant in an employer sponsored retirement plan, you may be entitled to only a partial (reduced) deduction or no deduction at all, depending on your level of adjusted gross income
      (AGI) and your filing status. Your deduction begins to decrease (phase out) when your AGI falls within the thresholds set forth for the tax year as shown in the table below and a calculation must be made to determine your deductible limit for the year. The calculation reduces each spouse's otherwise deductible limit of $2,000 by .20 for every $1 of AGI within the thresholds shown. Your deduction is eliminated altogether when it reaches or exceeds the upper threshold of the scale.


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

 For contributions made for taxable years, beginning 1998 and after, the dollar thresholds for active participants in employer sponsored plans are as follows:

                         MarriedParticipants        SingleParticipants

       1998              $50,000 -  $ 60,000         $30,000 - $ 40,000
       1999              $51,000 -  $ 61,000         $31,000 - $ 41,000
       2000              $52,000 -  $ 62,000         $32,000 - $ 42,000
       2001              $53,000 -  $ 63,000         $33,000 - $ 43,000
       2002              $54,000 -  $ 64,000         $34,000 - $ 44,000
       2003              $60,000 -  $ 70,000         $40,000 - $ 50,000
       2004              $65,000 -  $ 75,000         $45,000 - $ 55,000
       2005              $70,000 -  $ 80,000         $50,000 - $ 60,000
       2006              $75,000 -  $ 85,000         $50,000 - $ 60,000
       2007              $80,000 -  $100,000         $50,000 - $ 60,000


      Married persons filing separate returns (who lived together at any time during the year) have a beginning threshold of zero. Therefore the phase out range remains $0 - $10,000, the same as for pre-1998 years.

      NONDEDUCTIBLE CONTRIBUTIONS

      Even if you are not eligible for an IRA deduction, the law allows you to make a nondeductible contribution up to the maximum of $2000.00. These contributions, while not currently excludable from income, do accumulate tax-deferred earnings until the account is distributed.

      You are responsible for reporting non-deductible contributions to the IRS on Form 8606, filed with your annual tax filing. In addition, you are responsible for keeping records as to the cumulative amount of nondeductible contributions made to your IRA. You may be subject to IRS penalties should you overstate your nondeductible amount or fail to file Form 8606.

      No deduction is allowed with respect to a rollover contribution (the tax free transfer of retirement funds from one retirement plan to another, described below).

      Your employer may take a Simplified Employer Pension (SEP) contribution on your behalf into this IRA up to the lesser of 15% of your compensation or $30,000. This limit is a per employer limit. Therefore if you work for more than one employer who maintains a SEP plan, you may receive up to the lesser of 15% of your compensation or $30,000 from each employer. Your employer may contribute to this IRA or any other IRA on your behalf under a SEP plan even if you are age 701/2 or over, and even if you are covered under a qualified plan of another employer for the year.

      The contribution to your IRA reduces your gross income. Therefore, even if you do not itemize your deductions and you use the standard deduction, you may still claim a deduction for contributions to your IRA.

      You must make contributions to your account prior to April 15th following the year in which you claim the deduction.

      AGE 701/2. No deduction will be allowed for contributions made for the tax year in which you attain age 701/2.

      MARITAL STATUS. Since a deduction is available to each eligible individual, your marital status and whether or not you file a joint return will have no effect on contributions to an IRA. Both husband and wife can claim the deduction if each individual is eligible and each adopts a separate IRA. If they do, the deduction is computed separately for each spouse whether or not they file a joint tax return.

      Community property laws of a State or other jurisdiction do not apply to IRA's. Therefore, you and your spouse must meet the qualifications individually and determine the amount of deductible contributions on the income that each of you has earned individually. You may not claim a deduction based on the earnings of your spouse, even though a State's law may provide that each spouse owns half of the income.

      The deductible contribution limitation is increased if you make a contribution to an IRA established for your non-compensated spouse. (See SECTION "L" below.)

D.    PROHIBITED TRANSACTIONS

      If you or your beneficiary engage in a prohibited transaction described in Code Sec. 4975, the entire account will lose its exemption from tax and you must include the fair market value of the account in your income for the year in which the prohibited transaction took place. In addition, you may incur certain penalties for engaging in the transaction as well as the premature distribution penalty tax if you are under age 591/2 (see below). Examples of prohibited transactions are the borrowing of the income or corpus from an account, selling property to or buying property from the account, or receiving more than reasonable compensation for service performed for the account.



E.    PLEDGING ACCOUNT AS SECURITY

      If you use your account or any portion thereof as security for a loan, the portion so used is treated as distributed to you and may be subject to the 10% penalty tax on premature distributions if you are under age 59 1/2 (see below). Accordingly, if you invest in securities, you may not sell short or execute purchases in an amount greater than available cash.

F.    PREMATURE DISTRIBUTIONS

      If you receive a payment from your IRA before you attain the age of 591/2, the payment will be considered a premature distribution, unless it falls under one of the following exceptions:

            (1)   distributions made due to your death;

            (2)   distributions made due to your disability;

            (3) any distribution to an alternate payee under a qualified domestic relations order;

            (4) a series of substantially equal periodic payments at least annually over a period not to exceed single or joint life expectancy;

            (5) distributions made to pay for medical expenses that exceed 7.5% of your adjusted gross income; or

            (6) distributions made to pay health insurance premiums by certain unemployed individuals;

            (7)   distributions   made  to  pay  for  certain  qualified  higher
                  education expenses;

            (8) distributions made to pay for qualified first-time home purchases, not to exceed $10,000;

            (9)   a qualifying rollover distribution; or

            (10) the timely withdrawal of the principal amount of an excess or nondeductible contribution.

      If you receive a premature distribution, the amount received is included in your gross income in the taxable year of receipt. In addition, your income tax liability for that tax year is increased by an amount equal to 10% of the premature distribution includible in your gross income.

      If your account is disqualified because you engaged in a prohibited transaction, discussed above, the amount deemed distributed to you is included in your gross income. The premature distribution penalty tax (10% of the amount of the deemed distribution) will also apply if you had not attained the age of 591/2 before the beginning of such tax year.

      If you request a distribution in the form of a series of substantially equal payments, and you modify the payments before 5 years have elapsed and before attaining age 591/2, the 10% additional income tax will apply retroactively to the year payments began through the year of such modification.

G.    FEDERAL ESTATE AND GIFT TAXES
      Generally there is no specific exclusion for IRAs under the estate tax rules. Therefore, in the event of your death, your IRA balance will be includible in your gross estate for federal estate tax purposes. However, if your surviving spouse is the beneficiary of your IRA, the amount in your IRA may qualify for the marital deduction available under Section 2056 of the Internal Revenue Code. A transfer of property for federal gift tax purposes does nor include an amount which a beneficiary receives from an IRA plan.


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H.    TAXATION OF DISTRIBUTIONS

      Taxable distributions from your IRA are taxed as ordinary income regardless of their source. They are not eligible for capital gains treatment or the special 5-year or 10-year averaging rules that may apply to lump-sum distributions from qualified employer plans.

      All withdrawals from your IRA (except a direct transfer) are subject to federal income tax withholding. You may, however, elect not to have withholding apply to your IRA distribution in most cases. If withholding does apply to your distribution, it is at the rate of 10% of the amount of the distribution.

      For tax years before January 1,1997, you will be taxed an additional 15% on any amount you receive and include in income during a calendar year from qualified plans, TSAs and IRAs which exceeds the greater of $150,000 (unindexed) or $112,500 (indexed for cost of living). For tax years 1997, 1998, and 1999, the 15% excess distribution tax will not apply. Before you receive an excess distribution, you should seek advice from your tax advisor with respect to the application of these rules. In the event of your death, your estate may be subject to a 15% tax on the "excess accumulation" in all of your qualified plans, TSAs and IRAs. You should seek the advice of your own tax advisor with respect to the application of this excess accumulation penalty tax.

I.EXCISE TAX ON EXCESS CONTRIBUTIONS

      Generally an excess IRA contribution which exceeds the contribution limits, and such excess contribution is subject to a 6% excise tax penalty on the principal amount of the excess each year until the excess is corrected.

      METHOD OF WITHDRAWING EXCESS IN A TIMELY MANNER. This 6% penalty may be avoided, if the excess amount plus the earnings attributable to the excess are distributed by your tax filing deadline including extensions for the year the excess contribution was made, and you do not take a deduction for such excess amount. If you decide to correct your excess in this manner, the principal amount of the excess returned is not taxable, however, the earnings attributable to the excess are taxable to you in the year in which the contribution was made. In addition, if you are under age 591/2 the earnings attributable are subject to a 10% premature distribution penalty. THIS IS THE ONLY METHOD OF CORRECTING AN EXCESS CONTRIBUTION THAT WILL AVOID THE 6% PENALTY.

      METHOD OF WITHDRAWING EXCESS AFTER TAX FILING DUE DATE. If you do not correct your excess contribution in the manner prescribed above by the due date for filing your tax return, then you may withdraw the principal amount of the excess (no earnings need be distributed). The 6% penalty will, however, apply first to the year in which the excess was made and each subsequent year until it is withdrawn.

      $2,000 RULE. If the principal amount of your excess contribution is withdrawn after your tax filing deadline for the year during which the contribution was made, it is not taxable unless the total amount of contributions you made during the year the excess was made exceeded $2,000. In this case, the principal amount of the excess withdrawn is taxable and would be subject to the 10% premature distribution penalty if you are not yet age 591/2.

      UNDERCONTRIBUTION METHOD. Another method of correcting an excess contribution is to treat a prior year excess as a regular contribution in a subsequent year. Basically all you do is undercontribute in the first subsequent year where you have an unused contribution limit until your excess amount is used up. However, once again you will be subject to the 6% penalty in the first year and each subsequent year that an excess remains.

J.    REQUIRED DISTRIBUTIONS

      TAXATION OF DISTRIBUTIONS. When you start withdrawing from your IRA, you may take the distributions in regular payments, random withdrawals or in a single sum payment. Generally all amounts distributed to you from your IRA are included in your gross income in the taxable year in which they are received. However, if you have made nondeductible contributions to your IRA, the nontaxable portion of the distribution, if any, will be a percentage based upon the ratio of your unrecovered nondeductible contributions to the aggregate of all IRA balances, including SEP and rollover contributions, as of the end of the year in which you take the distribution, plus distributions from the account during the year. All taxable distributions from your IRA are taxed at ordinary income tax rates for federal income tax purposes and are not eligible for either capital gains treatment or 5/10 year averaging.

      AGE 701/2 REQUIRED MINIMUM DISTRIBUTIONS. You are required to begin receiving minimum distributions from your IRA by your required beginning date (the April 1 of the year following the year you attain age 701/2). The year you attain age 701/2 is referred to as your "first distribution calendar year." Your minimum distribution is based upon the value of your account at the end of the prior year (less any required distributions you received between January 1 and April 1st of the year following your first distribution calendar year) divided by the joint life expectancy of you and your designated beneficiary. If you do not have a designated beneficiary then the minimum distribution will be based upon your single life expectancy.

      As you can see, who you designate as beneficiary under your IRA will affect the period over which distributions may be made. If you have more than one primary beneficiary, generally the beneficiary with the shortest life expectancy will be the measuring life expectancy used for determining the period over which distributions will be made. If no beneficiary is named or you name a beneficiary which is not an individual (i.e., your estate), distributions will be based upon your single life expectancy.

      By 30-days prior to April 1 following your first distribution calendar year, you must make certain elections on a form provided by the Trustee. If no election is made, you will be deemed to have elected to take your distributions over a period not to exceed your single life expectancy.

      The required distributions for the second distribution calendar year and for each subsequent distribution calendar year must be made by December 31 of such year.

      Unless otherwise elected by the Trustee (or by you, if the Trustee permits) in determining the amount to be distributed for the second distribution calendar year and subsequent distribution calendar years, your life expectancy (and your designated beneficiary's life expectancy) shall not be recalculated.

      If the Trustee elects (or you elect, if the Trustee permits) to recalculate your life expectancy or your spouse's life expectancy, you will generally have a longer period of time over which payments will be made and therefore the minimum distribution will be less.

      CAUTION: If you or your spouse should die, the decedent's life expectancy is reduced to zero which will reduce the period of distribution to the survivor's single life expectancy. If recalculation is not elected, the death of either spouse will not have an effect on the payment period.

      In any distribution calendar year you may take more than the required minimum. However, if you take less than the required minimum with respect to any distribution calendar year, you are subject to a federal excise tax of 50% of the difference between the amount required to be distributed and the amount actually distributed.

      MINIMUM DISTRIBUTION INCIDENTAL BENEFIT (MDIB) RULE. Basically, this rule specifies that benefits provided under a retirement plan must be for the primary benefit of a participant rather than for his/her beneficiaries. If your spouse is your sole beneficiary, these special MDIB rules do not apply. The amount required to be distributed under the MDIB rule may in some cases be more than the amount required under the normal age 70/1/2 required minimum distribution rules.

      The minimum amount to be distributed under the MDIB rules is the amount determined by taking the balance in your IRA account and dividing it by a factor taken from an IRA table specified in IRS regulations. The table provides life expectancies for you and a beneficiary who is assumed to be 10 years younger.

      DEATH DISTRIBUTIONS. If you die after your required beginning date, the balance in your IRA will be distributed in a manner which is at least as rapid as the method of distribution being used on the date of your death.

      If you die before your required beginning date, the balance in your IRA must generally be distributed within 5 years from the date of your death. However your beneficiary(ies) may elect to receive the balance in your account over the single life expectancy of your designated beneficiary if distributions begin no later than the end of the year containing the one year anniversary of your death. In addition, if your only beneficiary is your surviving spouse, distributions need not commence until December 31st of the year you would have attained age 70/1/2.

      In the event of your death before January 1, 1997, your estate may be subject to a 15% tax on the "excess accumulation" in all of your qualified plans, TSAs and IRAs. The 15% excess accumulation tax is repealed for decedents dying after December 31,1996.


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K.    BENEFICIARY DESIGNATION

      The IRA Adoption Agreement includes a section where you may choose a beneficiary or beneficiaries. If you want to change that designation, you may do so at any time by notifying us in writing. Any changes will cancel all your prior beneficiary designations. The last beneficiary designation which is filed with the Trustee during your lifetime will be the controlling designation at death. In the event no beneficiary is designated or you are not survived by a designated beneficiary, your benefits will be paid to your estate.

      If you are married and live in a community property state or if you accumulated your IRA assets while living in a community property state, your IRA assets may be subject to community property rules. If so and you wish to name a beneficiary other than your spouse, spousal consent may be required. You should seek advice from your attorney for consent language that will constitute an effective waiver of community property rights in your state.

L.    ROLLOVER IRAs

      ROLLOVER CONTRIBUTION FROM ANOTHER IRA. A rollover from another IRA is any amount you receive from one IRA and roll some or all of it over into another IRA. You are not required to roll over the entire amount received from the first IRA. However, any amount you do not roll over will be taxed at ordinary income tax rates for federal income tax purposes.

      The following special rules also apply to rollovers between IRAs:

      1. The rollover must be completed no later than the 60th day after the day the distribution was received by you.

      2. You may have only one IRA to IRA rollover during a 12 consecutive month period measured from the date you received a distribution of an IRA which was rolled over to another IRA. (See IRS Publication 590 for more information.)

      3. The same property you receive in a distribution must be the same property you roll over into the second IRA. For example, if you receive a distribution from an IRA of property, such as stocks, that same stock must be rolled over into the second IRA.

      4. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

      5. You are not required to receive a complete distribution from your IRA in order to make a rollover contribution into another IRA, nor are you required to roll over the entire amount you received from the first IRA.

      6. If you inherit an IRA due to the death of the participant, you may not roll this IRA into your own IRA unless you are the spouse of the decedent.

      7. If you are age 70/1/2 or older and wish to roll over to another IRA, you must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.

      8. Rollovers from a SEP or an Employer-IRA follow the IRA to IRA rollover rules since your contributions under these types of plans are funded directly into your own IRA.

      ROLLOVERS TO ROTH IRAs. You are not permitted to make a qualified rollover contribution to a Roth IRA from any IRA plan (other than another Roth IRA) if your AGI for the year during which the rollover is made exceeds $100,000 or you are a married individual filing a separate return. AGI means the adjusted gross income determined from the year during which the rollover is made, but reduced by the taxable amount of an IRA distribution includible in income but only with respect to such amount that was rolled over to a Roth IRA. Taxable IRA distributions that are not rolled over to a Roth IRA are included in the AGI amount. Qualified rollovers between Roth IRAs are permitted regardless of your AGI.

      Taxation in Rolling Over from Traditional IRA to Roth IRA. The amount that would have been included in your income if you had taken a distribution is included in gross income "ratably" over a 4-tax-year period beginning with the tax year in which the distribution is made. In order for the taxable amount of an IRA distribution to be included in income ratably over 4 years such rollover must be made before 1/1/99. Any rollovers from an IRA to a Roth IRA after 12/31/98 will be fully includible in income the year in which rolled over. The 10% premature distribution tax shall not apply to the taxable amount of an IRA rolled to a Roth IRA. Income tax withholding will apply to the distribution. Note: Pending technical corrections would apply the 10% premature additional tax to a distribution from a Roth IRA of an amount that was rolled over from a traditional IRA if the distribution is made before the first day of the taxable year immediately following the 5-year period beginning with the year of the rollover unless an exception applies. Also, if the distribution is attributable to a rollover conversion made in 1998, an additional 10% tax will apply to the portion includible in income regardless of age.

      Contribution Conversion of Traditional IRA to Roth IRA. Generally, the conversion of a traditional IRA to a Roth IRA is treated as a distribution and subsequent rollover conversion contribution. However, if an individual decides by their tax filing deadline (not including extensions) to transfer a current year contribution plus earnings thereon from an IRA to a Roth IRA, no amount shall be includible in gross income as long as no deduction was taken for the contribution. In addition, pending technical corrections would also permit you to "convert" a contribution plus earnings from a Roth IRA to a traditional IRA by your tax filing deadline, including extensions.

      Qualified Rollover Contribution. This term includes: (a) Rollovers between Roth IRA accounts; and (b) Traditional IRA to a Roth IRA. Qualified rollovers must meet the general IRA rollover rules outlined above, except that the 12 month rollover restriction shall not apply to rollovers between a traditional IRA and a Roth IRA. However, the 12 month rule shall apply to rollovers between Roth IRAs. Rollovers from employer-sponsored plans, such as qualified plans and 403(b)s, to a Roth IRA are not permitted. However, you could roll over from the employer plan to a traditional IRA, and then roll over to a Roth IRA. Note: Pending technical corrections would not allow rollover conversion from a SEP IRA or SIMPLE IRA to a Roth IRA.

      ROLLOVERS FROM EMPLOYER-SPONSORED PLANS. Employer-Sponsored Plans Eligible for Rollovers to IRAs - Rollovers to IRAs are permitted if you have received an eligible rollover distribution from one of the following:

      1.    A qualified plan under Section 401(a);

      2.    A qualified annuity under Section 403(a); or

      3.    A Tax-Sheltered  Annuity  (TSA) or Custodial Account  under  Section
            403(b).

      ELIGIBLE ROLLOVER DISTRIBUTIONS BEFORE 1/1/93: Eligible rollover distributions from a qualified plan, annuity or TSA include a qualified total distribution, a partial distribution or a total distribution to you as an eligible alternate payee under a qualified domestic relations order
      (QDRO). (The following citations are from the Internal Revenue Code prior to its amendment under the Unemployment Compensation Amendments Act of 1992.)

      A Qualified Total Distribution includes either a lump sum distribution (as defined under ss.402(e)(4)(A)), a plan termination distribution (as defined under ss.402(a)(5)(E)(i)(I), or a distribution of accumulated deductible employee contributions (as defined under ss.402(a)(5)(E)(i)(III). A Partial Distribution is also permitted to be rolled over if it meets the requirements under ss.402(a)(5)(D). A spouse or former spouse may make a rollover pursuant to a QDRO (as defined under ss.414(p)) if it meets the requirements under ss.402(a)(6)(F).

      The following special rules apply to a rollover from an employer-sponsored plan to an IRA:

      1. The rollover must be completed no later than the 60th day after the day the distribution was received by you.

      2. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

      3. You are not required to contribute the entire amount you received from the qualified plan, qualified annuity or TSA distribution.

      4. If you are age 70 1/2 or older and wish to roll over your qualified plan, qualified annuity or TSA distribution to an IRA, your must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.

      5. If your distribution consists of money which was nondeductible employee contributions, these amounts may not be rolled over to an IRA.


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

      6. If your distribution consists of property (i.e., stocks) you may either roll over the same property (the same stock) or you may sell the distributed property and roll over the proceeds from the sale. This is true whether the proceeds from the sale are more or less than the fair market value of the property on the date of distribution. You may not keep the property received in the distribution and roll over cash which represents the fair market value of the property.

      CONDUIT IRAs BEFORE 1/1/93. A conduit IRA is an IRA which contains only qualified total distributions from qualified plans, annuities and TSAs. The IRA is then used as a "holding account" until you subsequently roll that IRA back into another qualified plan, annuity or TSA. In order to take advantage of this conduit treatment, you must establish a separate IRA plan into which the qualified total distribution will be rolled over. When you decide to roll the conduit IRA back into a qualified plan or TSA, the entire balance in the IRA plan must be distributed. However, you are not required to roll over the entire amount into a qualified plan or TSA. Any amounts not rolled back into a qualified plan or TSA will be taxed to you at ordinary income tax rates. A surviving spouse who rolls a qualified total distribution to the spouse's own IRA may not use that IRA as a Conduit IRA.

      ELIGIBLE  ROLLOVER   DISTRIBUTIONS   AFTER  12/31/92:   Eligible  rollover
      distributions from a qualified plan, annuity, or TSA generally include any distribution which is not:

      1. part of a series of substantially equal payments that are made at least once a year and that will last for:

            a.) your lifetime (or your life expectancy), or

            b.) your  lifetime and your  beneficiary's  lifetime (or joint  life expectancies),  or

            c.) a period of ten years or more.

      2.    attributable to your required minimum distribution for the year; and

      3. attributable to your "after-tax" employee contributions to the plan, since these amounts will be non-taxable when they are paid to you.

      4. Note: A pending technical correction would not allow amounts attributable to a "hardship" distribution from a 401(k) plan to be rolled to an IRA for years beginning after 12/31/97.

      DIRECT ROLLOVER TO ANOTHER PLAN. You can elect a direct rollover of all or any portion of your payment that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If you elect a direct rollover, you are not taxed on the payment until you later take it out of the IRA or the employer plan, and you will not be subject to the 20% mandatory income tax withholding otherwise applicable to Eligible Rollover Distributions which are paid directly to you. Your employer is required to provide you with a Notice regarding the effects of electing or not electing a direct rollover to an IRA or another employer plan. Although a direct rollover is accomplished similar to a transfer, the Trustee must report the direct rollover on Form 5498 as a rollover contribution.

      ELIGIBLE ROLLOVER DISTRIBUTION PAID TO YOU. lf you choose to have your eligible rollover distribution paid to you (instead of electing a direct rollover), you will receive only 80% of the payment, because the plan administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes. However, you may still roll over the payment to an IRA within 60 days of receiving the distribution. The amount rolled over will not be taxed until you take it out of the IRA. If you want to roll over 100% of the payment to an IRA, you must replace the 20% that with withheld from other sources. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over. In either event, the 20% that was withheld can be claimed on your income tax return as a credit toward that year's tax liability.

      CONDUIT IRAs AFTER 12/31/92. A direct rollover (or rollover within 60 days of receipt) of any eligible rollover distribution may be treated as a "Conduit IRA," provided that a separate IRA is established for purposes of retaining the ability to later roll these funds back into a qualified plan or 403(b) plan, however, the amount distributed must be rolled over to the qualified plan or 403(b) plan. In addition, a surviving spouse may also treat such conduit IRA for purposes of rolling over into the surviving spouse's qualified plan or 403(b) plan.

      SPECIAL RULES FOR SURVIVING SPOUSES, ALTERNATIVE PAYEES, AND OTHER BENEFICIARIES. If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to an IRA, but you cannot roll it over to an employer plan. If you are the spouse or former spouse alternate payee with respect to a Qualified Domestic Relations Order, you may have the payment paid as a direct rollover or paid to you which you may roll over to an IRA or another employer plan. If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover and you cannot roll over the payment yourself.

M.    SPOUSAL IRA CONTRIBUTIONS

      ELIGIBILITY. An individual may make spousal IRA contributions on behalf of himself and his spouse if he is eligible to establish and contribute to an IRA in his own right (i.e., he must have "compensation" which is includible in his gross income). If you (the compensated spouse) are over the age of 70 1/2 and your non-compensated spouse is under age 70 1/2, then a contribution may still be made for the year into the IRA established by your non-compensated spouse. Such contribution, however, is limited to the lesser of 100% of your compensation or $2,000.

      LIMITATIONS ON CONTRIBUTIONS. In order to make spousal IRA contributions, separate IRAs are established for the individual and for his spouse. For tax years beginning after 1996, the maximum limit on spousal contributions which may be deducted by the contributing spouse in a given tax year is the lesser of $4,000 or 100% of his compensation. The maximum amount allowed as a deduction may be divided between the individual's IRA and the Spousal IRA in any manner provided the amount contributed to either IRA is not more than $2,000. You must file a joint tax return for the year for which the contribution is made.

      MISCELLANEOUS. Each spouse becomes the owner or "grantor" of his own IRA account and must execute the Adoption Agreement establishing the account. Once an IRA is established for a non-working spouse, the spouse, as the owner and "grantor" of that IRA, becomes subject to all of the privileges, rules and restrictions applicable to IRAs generally.

N.    FORM 5329

      You must file IRS Form 5329 with your tax return for each tax year during which a premature distribution takes place or less than the required minimum amount is distributed.

      If you are under age 591/2 and receive a premature distribution from your IRA, an additional 10% income tax will apply on the taxable amount of the distribution,

      If you make an excess contribution to your IRA and it is not corrected on a timely basis, an excise tax of 6% is imposed on the excess amount. This tax will apply each year to any part or all of the excess which remains in your account.

      If you are age 70 1/2 or over or if you should die, and the appropriate required minimum distributions are not made from your IRA, an additional tax of 50% is imposed upon the difference between what should have been distributed and what was actually distributed.

0. ADDITIONAL SELF-DIRECTION REQUIREMENTS UNDER THE STERLING TRUST COMPANY IRA-FINANCIAL DISCLOSURE

      Under the Sterling Trust Company Individual Retirement Trust Account, you are required to direct the Trustee with respect to the investment of funds in your account. In the absence of direction from you, or your Designated Representative (as described in Section "P' below), the Trustee will not make or dispose of any investments or distribute any funds held in the account. The Trustee has no power or duty to question the direction of a specified investment, to review any investments held in the account or to make any suggestions to you with respect to the investment, retention or disposition of any asset in the account. The Trustee will not be liable for any loss of any kind which may result by reason of any action taken by it in accordance with direction from you or your Designated Representative, or by reason of any failure to act because of the absence of any directions. The Trustee may refuse to execute an investment direction if it determines in its discretion that the investment would not be administratively feasible.


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

      INVESTMENT OF IDLE CASH. In the event that cash is received by the Trustee for which there is no investment direction, or if cash in the account is less than the Trustee's applicable minimum reinvestment amount, the Trustee shall transfer said cash to an interest-bearing cash account of the Trustee's choice. All such cash shall remain invested in the interest-bearing cash account, earning interest which shall be posted to the account no less than monthly, until investment direction is received, or until the accumulated balance equals or exceeds the minimum reinvestment amount.

      UNRELATED BUSINESS TAXABLE INCOME. There is an exceptiontion to the tax-exempt status of your IRA when you invest in any security which is debt-financed, or a limited partnership which actively conducts a trade or business rather than receiving passive income or which is publicly traded.

      Unrelated Business Taxable Income (UBTI) from such an investment may be taxable to your account if it exceeds $1,000 in any tax year. For purposes of the $1,000 limit, all of your IRA accounts are considered to be one account. These taxes are an expense of your account and should be paid by you using assets in the account, and should be filed utilizing IRS Form 990-T. Sterling Trust Company does not calculate UBTI for your account and does not prepare Form 990-T. If your account has any investment which generates UBTI, you are responsible for preparing or having prepared on behalf of your IRA account the appropriate 990-T form. Upon completion, the form should be forwarded to the Trustee for filing, along with instructions to pay any required tax.

      ASSET VALUATION. Sterling Trust Company shall periodically value the assets in your IRA account utilizing various outside sources available to it. However, the Trustee shall not guarantee the accuracy of prices obtained from quotation services, independent appraisal services, investment sponsors or parties related thereto or other outside sources.

      Values for brokerage accounts shall be equal to the total equity value of the account, and shall reflect only those assets which are priced by the brokerage firm. Individual assets held within the brokerage account shall not be listed or priced individually on statements furnished by the Trustee.

      In the absence of direction from the Secretary of the Treasury or his authorized representative to the contrary, the value of illiquid assets, such as limited partnerships and privately-held stock, shall be determined by a fair market value from the investment sponsor or other outside sources. If the investment sponsor is unwilling or unable to provide a fair market value or if the value is not provided to the Trustee, then the Trustee may list the value of the illiquid asset at its original cost or as price "Not Available." Assets which have no readily determinable market value, are bankrupt, or for which no original cost or value is otherwise available may have values reflected as "Not Available" on the Trustee's periodic statement.

      GROWTH IN VALUE. As stated in Articles IX and X of the Sterling Trust Company Individual Retirement Account Trust Agreement, the assets of the IRA will be invested only in accordance with directions received from you or your Designated Representative. Sterling Trust Company permits you to invest the assets of your IRA in a wide variety of acceptable investments, but Sterling Trust Company offers no investment advice as to which investments may be best for your Account. The value of assets in the Account that will be available to you at any given time will depend upon the amount of your contributions, the mix of permitted assets, and the success of your investment strategy. Accordingly, growth in value of the Account is not guaranteed, and the value at any given point in time in the future is impossible to predict.

      Types of investments deemed to be acceptable to Sterling Trust Company are based on administrative factors unrelated to the prudence or viability of the investment. Sterling Trust Company evaluates only administrative feasibility with respect to any investment, and does not recommend or evaluate the merits or suitability of any investment. The decision by Sterling Trust Company to accept or reject any investment or category of investments does not constitute an opinion as to the prudence, viability, or advisability of the investment, nor does it constitute investment advice to you on the part of Sterling Trust Company.

P.    DESIGNATED REPRESENTATIVE PROVISIONS

      If you have designated a Representative in Section 5 of the Sterling Trust Company Individual Retirement Trust Account Adoption Agreement, your designation is subject to the following provisions:

      1. You recognize that Sterling Trust Company is entitled to rely on directions from your Designated Representative, and you agree that Sterling Trust Company shall be under no duty to make an investigation with respect to any instructions received from your Designated Representative. You also recognize that your Designated Representative may choose to communicate investment directions to the Trustee via an agent, such as his office staff or broker/dealer organization;

      2. You are solely responsible for managing the investment of your IRA Trust Account, and for directing your Designated Representative. All instructions, directions, and/or confirmations received by Sterling Trust Company from your Designated Representative, shall be assumed to have been authorized by you;

      3. You recognize that the Designated Representative is your agent, and not an agent of Sterling Trust Company;

      4. You may remove your Designated Representative and designate a new Representative by written notice to Sterling Trust Company. However, removal of a Designated Representative will not have the effect of canceling any instruction, direction, or confirmation which has been received by Sterling Trust Company from the Designated Representative prior to the date that notice of removal is received and processed by Sterling Trust Company; and

      5. You agree to indemnify and hold Sterling Trust Company harmless from any and all liability or claims, including, but not limited to, damages, court costs, legal fees, and costs of investigation as a result of (i) any loss or diminution of your IRA funds resulting from changes in the market value of such funds; (ii) reliance or action taken in reliance on written or oral instructions received from you or your Designated Representative; (iii) any exercise or failure to exercise investment direction authority by you or by your Designated Representative; (iv) Sterling Trust Company's refusal on advice of counsel to act in accordance with any exercise of investment direction by you or your Designated Representative; (v) any other act or failure to act by you or your Designated Representative; (vi) any prohibited transaction or plan disqualification due to any actions taken or not taken by Sterling Trust Company in reliance on directions from you or your Designated Representative; or (vii) any other act Sterling Trust Company takes in good faith hereunder.

Q.    TRUSTEE FEES

      A schedule of the fees and charges of Sterling Trust Company is included in the Adoption Agreement of the IRA Trust. This schedule may be amended from time to time upon 30 days' prior written notice to you. The Trustee reserves the right to charge additional fees over and above those shown on the fee schedule for extraordinary services or expenses. Examples of extraordinary services include, but are not limited to, stop-payment fees, incoming or outgoing wire charges, checks returned for insufficient funds, safekeeping fees for tangible assets, or the administrative review of a private placement. You are responsible for the payment of all fees, expenses or other charges relating to your IRA account. If you do not pay such charges upon billing, or if you make an automatic withdrawal election, the fees, expenses and charges will be withdrawn from the assets of your account.

      Sterling Trust Company performs all subaccounting and interest posting functions (where applicable) for the omnibus demand deposit and interest-bearing money market accounts. Sterling Trust Company may receive a fee for these services, paid directly from the bank, money market sponsor, or affiliate of either entity. Such fees, if any, shall be a per-account administrative charge similar to costs which would be borne directly by the bank or fund sponsor, or paid to a third-party transfer agent for similar services. No subaccounting fee will be borne by you or your IRA account.

R.    IRS APPROVAL AS TO FORM

      The Sterling Trust Company Individual Retirement Account is treated as approved as to form by the Internal Revenue Service since it utilizes precise language of Form 5305 currently provided by the Internal Revenue Service, plus additional language permitted by such form. The Internal Revenue Service approval is a determination only as to the form of the account, and does not represent a determination of the merits of the account.

S.    ADDITIONAL INFORMATION

      Additional information regarding Individual Retirement Accounts may be obtained from any district office of the Internal Revenue Service. In particular, you may wish to obtain IRS Publication 590 (Individual Retirement Arrangements).


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


--------------------------------------------------------------------------------

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and referred to in this Prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

                      ------------------------------------
                          ICON Income Fund Eight B L.P.
                      ------------------------------------

                         $75,000,000 (Maximum Offering)
                  750,000 Units of Limited Partnership Interest

                    (minimum capitalization of 12,000 Units)

                                $100.00 per Unit

                      Minimum Investment 25 Units ($2,500)
                (10 Units or $1,000 for IRAs or Qualified Plans)

                               -------------------
                                   PROSPECTUS
                               -------------------

                              ICON SECURITIES CORP.
                                 Dealer-Manager

                                  May 19, 2000

                                ================

                              ICON Securities Corp.

                                111 Church Street
                          White Plains, New York 10601
                                 (914) 993-1700

UNTIL AUGUST 19, 2000 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                              ICON Securities Corp.
                                  800-435-5697
                             www.iconsecurities.com

--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  Other Expenses of Issuance and Distribution*

ITEM 14.  Indemnification of Directors and Officers

         Section 6.3 of the Partnership Agreement of the Partnership, included in the prospectus as Exhibit A, provides for indemnification of the General Partner under certain circumstances. Reference is made to such section of the Partnership Agreement, and to "Summary of the Partnership Agreement" in the prospectus for a summary of this provision.

ITEM 15.  Recent Sales of Unregistered Securities

         Not applicable.

ITEM 16.  Exhibits and Financial Statement Schedules

         (a)      Exhibits. See Exhibits Index.

         (b)      Financial Statement Schedules.

         All schedules have been omitted as the requested information is inapplicable or is presented in the Prospectus, the balance sheets, financial statements or related notes.

ITEM 17.  Undertakings**


* Filed in Amendment No. 2 to the S-1 Registration Statement filed on September 18, 1998 and is incorporated herein.

** Filed in Post-Effective Amendment No. 8 to the S-1 Registration Statement filed on July 19, 2001 and is incorporated herein.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 9 to the S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated.

                                           ICON INCOME FUND EIGHT,
                                           ICON INCOME FUND EIGHT B L.P.
                                           (a Delaware limited partnership)
                                           By:    ICON CAPITAL CORP.,
                                                  General Partner

                                                  By: /s/ Paul B. Weiss
                                                     ---------------------------
                                                       Paul B. Weiss
                                                       President



         Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 9 to the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this 10th day of August, 2001.

                     Signatures                      Title(s)
                     ----------                      --------
              /s/ Beaufort J. B. Clarke              Chief Executive Officer and Chairman of ICON Capital Corp., the General
        ------------------------------------         Partner of the Registrant
               Beaufort J. B. Clarke                 Partner of the Registrant


                 /s/ Paul B. Weiss                   President of ICON Capital Corp.
        ------------------------------------
                   Paul B. Weiss

                /s/ Thomas W. Martin                 Executive Vice President, Treasurer and Director of ICON Capital Corp.
        ------------------------------------
                  Thomas W. Martin

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


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   -----------

                                    EXHIBITS
                         POST-EFFECTIVE AMENDMENT NO. 9
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             ICON INCOME FUND EIGHT
         ICON INCOME FUND EIGHT B, L.P., a Delaware limited partnership


                                          ICON INCOME FUND EIGHT B, L.P.
                                                   EXHIBIT INDEX

Exhibit
No.           Description                                                                                                       Page
---           -----------                                                                                                       ----
1.            Underwriting agreements.
              1.1  Form of Dealer-Manager Agreement(4)
              1.2  Form of Selling Dealer Agreement(1)
4.            Instruments defining the rights of security holders
              4.1      The Partnership's Amended and Restated Agreement of Limited Partnership is included as Exhibit A to the Prospectus
              4.2      The Subscription Agreement, including the Limited Partner Signature Page and Power of Attorney, is
              included as Exhibit C to the Prospectus
              4.3      Copy of the Partnership's Certificate of Limited Partnership filed with the Delaware Secretary of
              State on February 7, 2000(5)
5.            Opinion re legality
              5.1      Opinion of Greene Radovsky Maloney & Share LLP with respect to securities being registered
8.            Opinion re tax matters
              8.1      Opinion of Greene Radovsky Maloney & Share LLP with respect to certain tax matters
10.           Material Contracts
              10.2  Escrow Agreement(3)
23.           Consents of experts and counsel
              23.1  Consent of KPMG LLP
              23.2     Consent of Greene Radovsky Maloney & Share LLP appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference
              23.3     Consent of Greene Radovsky Maloney & Share LLP appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference
24.           Power of Attorney
              24.1  Powers of Attorney(1)
99.           Additional Exhibits.
              99.1 Table VI - Acquisition of Equipment by the Prior Public Programs

-----------

(1)      Filed as an Exhibit to the S-1 Registration Statement filed on May 29, 1998 and is incorporated herein by reference.

(2)      Filed as an Exhibit to Amendment No. 1 filed on July 24, 1998 and is incorporated herein.

(3)      Filed as an Exhibit to Amendment No. 2 filed on September 18, 1998 and is incorporated herein.

(4)      Filed as an Exhibit to Post-Effective Amendment No. 1 filed on January 29, 1999 and is incorporated herein.

(5)      Filed as an Exhibit to Post-Effective Amendment No. 5 filed on February 17, 2000 and is incorporated herein.


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